UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Akoya Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT
Dear Stockholders of Quanterix Corporation and Stockholders of Akoya Biosciences, Inc.:
As previously announced, Quanterix Corporation (“Quanterix”), Akoya Biosciences, Inc. (“Akoya”) and Wellfleet Merger Sub, Inc., a wholly owned subsidiary of Quanterix (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of January 9, 2025 (as it may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Akoya, with Akoya continuing as the surviving corporation (the “Surviving Corporation”) and becoming a wholly owned subsidiary of Quanterix (the “Merger”). Upon consummation of the Merger, each issued and outstanding share of common stock of Akoya (“Akoya Common Stock”), $0.00001 par value per share (other than shares held as of the effective time of the Merger by Quanterix, Merger Sub, any direct or indirect wholly owned subsidiary of Quanterix or Akoya or by Akoya as treasury shares), will be converted into the right to receive 0.318 (the “Exchange Ratio”) of a fully paid and nonassessable share of common stock of Quanterix (“Quanterix Common Stock”), par value $0.001 per share, and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding. This Exchange Ratio will not be adjusted for changes in the market price of either Akoya Common Stock or Quanterix Common Stock between the date of signing of the Merger Agreement and consummation of the Merger. Because the share price of Quanterix Common Stock will fluctuate between the date of signing and the completion of the Merger, and because the Exchange Ratio is fixed and will not be adjusted to reflect changes in the share price of Quanterix Common Stock or Akoya Common Stock, the value of the shares of Quanterix Common Stock received by Akoya stockholders in the Merger may differ from the implied value based on the share price on the date of signing of the Merger Agreement or the date of the joint proxy statement/prospectus. We urge you to obtain current share price quotations for Quanterix Common Stock and Akoya Common Stock.
Based on the number of shares of Quanterix Common Stock and Akoya Common Stock outstanding as of March 25, 2025, upon completion of the Merger, the current Quanterix stockholders are expected to own approximately 70.99% of the outstanding Quanterix Common Stock and former Akoya stockholders are expected to own approximately 29.01% of the outstanding Quanterix Common Stock. Akoya Common Stock is currently listed on the Nasdaq Global Select Market under the symbol “AKYA” and Quanterix Common Stock is currently listed on the Nasdaq Global Market under the symbol “QTRX.” Following the Merger, Quanterix Common Stock will continue to be listed on the Nasdaq Global Market under Quanterix’s current symbol, “QTRX.” Following the consummation of the Merger, Akoya Common Stock will no longer be listed on any stock exchange or quotation system, and Akoya will cease to be a publicly traded company. Quanterix will continue as the Combined Company (as defined below), with Akoya as its wholly owned subsidiary.
To obtain the approvals of Quanterix stockholders and Akoya stockholders required in connection with the Merger, Quanterix will hold a special meeting of its stockholders (the “Quanterix Special Meeting”), and Akoya will hold a special meeting of its stockholders (the “Akoya Special Meeting”).
At the Quanterix Special Meeting, Quanterix stockholders will be asked to consider and vote on, among other things, the issuance of shares of Quanterix Common Stock in connection with the Merger (such issuance, the “Share Issuance,” and such proposal, the “Quanterix Share Issuance Proposal”).
At the Akoya Special Meeting, Akoya stockholders will be asked to consider and vote on, among other things, a proposal to adopt the Merger Agreement (the “Akoya Merger Proposal”).
We cannot consummate the Merger unless the stockholders of Quanterix approve the Quanterix Share Issuance Proposal and the stockholders of Akoya approve the Akoya Merger Proposal, each as described in the accompanying joint proxy statement/prospectus. Your vote is very important, regardless of the number of shares you own.
Whether or not you expect to attend either the Quanterix Special Meeting or the Akoya Special Meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Quanterix Special Meeting or the Akoya Special Meeting, as applicable.
The Quanterix Board of Directors (the “Quanterix Board”) has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, are fair to, and in the best interests of, Quanterix and its stockholders, (c) resolved to recommend the approval of the Share Issuance to Quanterix stockholders, on the terms and subject to the conditions set forth in the Merger Agreement and (d) directed that the Share Issuance be submitted to Quanterix stockholders for approval. The Quanterix Board recommends that Quanterix stockholders vote “FOR” the

Quanterix Share Issuance Proposal and “FOR” each of the other proposals to be considered at the Quanterix Special Meeting and described in the accompanying joint proxy statement/prospectus.
The Akoya Board of Directors (the “Akoya Board”) has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Akoya and its stockholders, (c) resolved to recommend the adoption of the Merger Agreement to Akoya stockholders, on the terms and subject to the conditions set forth in the Merger Agreement and (d) directed that the Merger Agreement be submitted to Akoya stockholders for adoption. The Akoya Board unanimously recommends that Akoya stockholders vote “FOR” the Akoya Merger Proposal and “FOR” each of the other proposals to be considered at the Akoya Special Meeting and described in the accompanying joint proxy statement/prospectus.
The obligations of Quanterix and Akoya to consummate the Merger are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement, including receipt of stockholder approval for the proposals described above. The accompanying joint proxy statement/prospectus contains detailed information about Quanterix, Akoya, the Quanterix Special Meeting, the Akoya Special Meeting, the Merger Agreement, the Merger and the other business to be considered by Quanterix stockholders and Akoya stockholders at the Quanterix Special Meeting and the Akoya Special Meeting, respectively.
Quanterix and Akoya encourage you to read the accompanying joint proxy statement/prospectus carefully and in its entirety. In particular, you should read the section titled “Risk Factors” section of the accompanying joint proxy statement/prospectus for a discussion of the risks you should consider in evaluating the Merger and the Share Issuance and how they may affect you.
On behalf of the Quanterix Board and the Akoya Board, thank you for your consideration and continued support.
William P. Donnelly Chairman of the Board Quanterix Corporation	Scott Mendel Chair of the Board Akoya Biosciences, Inc.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, the securities to be issued in connection with the Merger or any other transaction described in the accompanying joint proxy statement/prospectus or passed upon the adequacy or accuracy of the disclosure in the accompanying joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The accompanying joint proxy statement/prospectus is dated April 15, 2025 and is first being mailed to Quanterix stockholders and Akoya stockholders on or about April 15, 2025.

QUANTERIX CORPORATION
Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA 01821
(617) 301-9400
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2025
To the Stockholders of Quanterix Corporation:
Notice is hereby given that Quanterix Corporation (“Quanterix”) will hold a special meeting of its stockholders (the “Quanterix Special Meeting”) virtually via the Internet at 9:00 a.m. Eastern Time, on May 13, 2025, at www.cesonlineservices.com/qtrx25_vm. To participate in the Special Meeting, you must pre-register at www.cesonlineservices.com/qtrx25_vm by 9:00 a.m. Eastern Time on May 12, 2025. On January 9, 2025, Quanterix, Akoya Biosciences, Inc. (“Akoya”) and Wellfleet Merger Sub, Inc., a wholly owned subsidiary of Quanterix (“Merger Sub”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Akoya, with Akoya surviving as a wholly owned subsidiary of Quanterix (the “Merger”). The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of Quanterix Common Stock.
At the Quanterix Special Meeting, you will be asked to consider and vote upon the following proposals:
1.   Quanterix Share Issuance Proposal.   To approve the issuance (the “Share Issuance”) of shares of Quanterix Common Stock in connection with the Merger (the “Quanterix Share Issuance Proposal”); and
2.   Quanterix Adjournment Proposal.   To approve adjournments of the Quanterix Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Quanterix Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “Quanterix Adjournment Proposal”).
These proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully and in its entirety before you vote. A copy of the Merger Agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.
Quanterix will transact no other business at the Quanterix Special Meeting, except such business as may properly be brought before the Quanterix Special Meeting or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus accompanying this notice for further information with respect to the business to be transacted at the Quanterix Special Meeting.
Only Quanterix stockholders of record at the close of business on March 31, 2025, the record date for the Quanterix Special Meeting (the “Quanterix Record Date”), are entitled to notice of and to vote at the Quanterix Special Meeting and any adjournments or postponements thereof.
The Quanterix Board of Directors (the “Quanterix Board”) has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, are fair to, and in the best interests of, Quanterix and its stockholders, (c) resolved to recommend the approval of the Share Issuance to Quanterix stockholders, on the terms and subject to the conditions set forth in the Merger Agreement and (d) directed that the Share Issuance be submitted to Quanterix stockholders for approval at the Quanterix Special Meeting.
Accordingly, the Quanterix Board recommends that Quanterix stockholders vote:
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“FOR” the Quanterix Share Issuance Proposal; and

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“FOR” the Quanterix Adjournment Proposal.

Your vote is very important regardless of the number of shares of Quanterix Common Stock that you own. Whether or not you expect to virtually attend the Quanterix Special Meeting, to ensure your representation at the Quanterix Special Meeting, we urge you to submit a proxy to vote your shares as promptly as possible by (1) visiting the Internet site listed on the Quanterix proxy card, (2) calling the toll-free number listed on the Quanterix proxy card or (3) submitting your Quanterix proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting online, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Quanterix Common Stock who is present at the Quanterix Special Meeting may vote online, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Quanterix Special Meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.
The list of Quanterix stockholders entitled to vote at the Quanterix Special Meeting will be available at Quanterix’s principal executive offices, located at Quanterix Corporation, 900 Middlesex Turnpike, Billerica, MA 01821, during ordinary business hours for examination by any Quanterix stockholder for any purpose germane to the Quanterix Special Meeting for a period of 10 days prior to the Quanterix Special Meeting and during the whole time of the Quanterix Special Meeting.
The joint proxy statement/prospectus accompanying this notice provides a detailed description of the Merger and the Merger Agreement and the other matters to be considered at the Quanterix Special Meeting. We urge you to carefully read this joint proxy statement/prospectus, including any documents incorporated by reference herein, and the annexes in their entirety. If you have any questions concerning any of the proposals in this notice, the Merger or the joint proxy statement/prospectus, would like additional copies or need help voting your shares of Quanterix Common Stock, please contact Quanterix’s proxy solicitor or Quanterix:
Strategic Shareholder Advisor and Proxy Solicitation Agent:
Sodali & Co.
509 Madison Avenue, Suite 1206
New York, New York 10022
Stockholders may call toll free: (800) 662-5200
Banks and Brokers may call collect: (203) 658-9400
E-mail: qtrx@info.sodali.com
OR
Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA 01821
(617) 301-9400
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE QUANTERIX SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS NOTICE. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, THE MERGER AGREEMENT, THE MERGER, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS NOTICE.
By Order of the Board of Directors of Quanterix Corporation,
William P. Donnelly
Chairman of the Board
April 15, 2025

AKOYA BIOSCIENCES, INC.
Akoya Biosciences, Inc.
100 Campus Drive, 6th Floor
Marlborough, MA 01752
(855) 896-8401
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2025
To the Stockholders of Akoya Biosciences, Inc.:
Notice is hereby given that Akoya Biosciences, Inc. (“Akoya”), will hold a special meeting of its stockholders (the “Akoya Special Meeting”) at 8:00 a.m. Eastern Time on May 13, 2025 at Akoya’s offices located at 500 Donald Lynch Boulevard, Marlborough, MA 01752. On January 9, 2025, Quanterix Corporation (“Quanterix”), Akoya and Wellfleet Merger Sub, Inc., a wholly owned subsidiary of Quanterix (“Merger Sub”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Akoya, with Akoya surviving as a wholly owned subsidiary of Quanterix (the “Merger”). The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of Akoya Common Stock. At the Akoya Special Meeting, you will be asked to consider and vote upon the following proposals:
1.   Akoya Merger Proposal.   To adopt the Merger Agreement, which is further described in the section titled “The Merger Agreement” of the joint proxy statement/prospectus accompanying this notice and a copy of which merger agreement is attached as Annex A thereto (the “Akoya Merger Proposal”);
2.   Akoya Adjournment Proposal.   To approve adjournments of the Akoya Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Akoya Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “Akoya Adjournment Proposal.”).
These proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully and in its entirety before you vote.
Akoya will transact no other business at the Akoya Special Meeting, except such business as may properly be brought before the Akoya Special Meeting or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus accompanying this notice for further information with respect to the business to be transacted at the Akoya Special Meeting.
Only Akoya stockholders of record at the close of business on March 31, 2025, the record date for the Akoya Special Meeting (the “Akoya Record Date”), are entitled to notice of and to vote at the Akoya Special Meeting and any adjournments or postponements thereof.
The Akoya Board of Directors (the “Akoya Board”) has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Akoya and its stockholders, (c) resolved to recommend the adoption of the Merger Agreement to Akoya stockholders, on the terms and subject to the conditions set forth in the Merger Agreement and (d) directed that the Merger Agreement be submitted to Akoya stockholders for adoption.
Accordingly, the Akoya Board recommends that Akoya stockholders vote:
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“FOR” the Akoya Merger Proposal; and

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“FOR” the Akoya Adjournment Proposal.

Your vote is very important regardless of the number of shares of Akoya Common Stock that you own. A failure to vote your shares, or to provide instructions to your bank, broker or nominee as to how to vote your shares, is the equivalent of a vote against the Akoya Merger Proposal. Whether or not you expect to attend the Akoya Special Meeting in person, to ensure your representation at the Akoya Special Meeting, we urge you to submit a proxy to vote your shares as promptly as possible by (1) visiting the Internet site listed on the Akoya proxy card, (2) calling the toll-free number listed on the Akoya proxy card or (3) submitting your

Akoya proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Akoya Common Stock who is present at the Akoya Special Meeting may vote in person, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Akoya Special Meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.
If you are a stockholder of record as of the Akoya Record Date for the Akoya Special Meeting and you plan to attend the Akoya Special Meeting in person, you will need valid government-issued photo identification to enter the Akoya Special Meeting. If you hold your shares through a bank, broker or other nominee and you plan to attend the Akoya Special Meeting in person, we will admit you only if we can verify that you are an Akoya stockholder as of the Akoya Record Date. You will need to bring a letter or account statement demonstrating that you were the beneficial owner of Akoya Common Stock on the Akoya Record Date, along with valid government-issued photo identification, to be admitted to the Akoya Special Meeting.
The enclosed joint proxy statement/prospectus provides a detailed description of the Merger and the Merger Agreement and the other matters to be considered at the Akoya Special Meeting. We urge you to carefully read this joint proxy statement/prospectus, including any documents incorporated by reference herein, and the annexes in their entirety. If you have any questions concerning any of the proposals in this notice, the Merger or the joint proxy statement/prospectus, would like additional copies or need help voting your shares of Akoya Common Stock, please contact Akoya’s proxy solicitor or Akoya:
Strategic Shareholder Advisor and Proxy Solicitation Agent
Campaign Management
15 West 38th Street, Suite #747, New York, New York 10018
North American Toll-Free Phone:
1-888-725-4553
Email: info@campaign-mgmt.com
Call Collect Outside North America: +1 (212) 632-8422
OR
Akoya Biosciences, Inc.
100 Campus Drive, 6th Floor
Marlborough, MA 01752
Attention: Investor Relations
Email: ir@Akoya.com
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE AKOYA SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS NOTICE. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, THE MERGER AGREEMENT, THE MERGER, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS NOTICE.
By Order of the Board of Directors of Akoya Biosciences, Inc.
Scott Mendel
Chair of the Board
Marlborough, MA
April 15, 2025

REFERENCES TO ADDITIONAL INFORMATION
The accompanying joint proxy statement/prospectus incorporates important business and financial information about Akoya from other documents that Akoya has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that are not contained in and are instead incorporated by reference in the accompanying joint proxy statement/prospectus. For a list of documents incorporated by reference in the accompanying joint proxy statement/prospectus, see the section titled “Where You Can Find More Information.” This information is available for you, without charge, to review through the SEC’s website at www.sec.gov and Akoya’s website at akoya.com.
You may request a copy of the accompanying joint proxy statement/prospectus, any of the documents filed by Akoya and incorporated by reference in the accompanying joint proxy statement/prospectus, or any other information filed with the SEC by Quanterix or Akoya, without charge, by written or telephonic request directed to the appropriate company at the following contacts:
For Quanterix stockholders: Quanterix Corporation Attention: Quanterix Investor Relations 900 Middlesex Turnpike Billerica, MA 01821 (617) 301-9400	For Akoya stockholders: Akoya Biosciences, Inc. Attention: Chief Legal Officer 100 Campus Drive, 6th Floor Marlborough, MA 01752 (855) 896-8401
In order for you to receive timely delivery of the documents in advance of the special meeting of Quanterix stockholders to be held on May 13, 2025, which is referred to as the “Quanterix Special Meeting,” or the special meeting of Akoya stockholders to be held on May 13, 2025, which is referred to as the “Akoya Special Meeting,” as applicable, you must request the information no later than five business days before the date of each of the Special Meetings.
If you have any questions about the Quanterix Special Meeting or the Akoya Special Meeting, or need to obtain proxy cards or other information, please contact the applicable contact at Quanterix’s or Akoya’s proxy solicitor at the following contacts, respectively:
For Quanterix stockholders:	For Akoya stockholders:
Sodali & Co. 509 Madison Avenue, Suite 1206 New York, New York 10022 Stockholders may call toll free: (800) 662-5200 Banks and Brokers may call collect: (203) 658-9400 Email: qtrx@info.sodali.com	Campaign Management
15 West 38th Street, Suite #747,
New York, New York 10018
North American Toll-Free Phone: 1-888-725-4553
Email: info@campaign-mgmt.com
Call Collect Outside North America: +1 (212) 632-8422
The contents of the websites of the SEC, Quanterix, Akoya or any other entity are not incorporated in the accompanying joint proxy statement/prospectus. The information about how you can obtain certain documents that are incorporated by reference in the accompanying joint proxy statement/prospectus at these websites is being provided only for your convenience.

i

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Quanterix (Registration No. 333-284932), constitutes a prospectus of Quanterix under Section 5 of the Securities Act with respect to the shares of Quanterix Common Stock to be issued to Akoya stockholders in the transactions contemplated by the Merger Agreement, by and among Quanterix, Merger Sub and Akoya. This document also constitutes a proxy statement of each of Quanterix and Akoya under Section 14(a) of the Exchange Act. This joint proxy statement/prospectus also constitutes a notice of meeting with respect to each of the Quanterix Special Meeting and the Akoya Special Meeting.
Quanterix has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Quanterix and Merger Sub; and Akoya has supplied all such information relating to Akoya. Quanterix and Akoya have both contributed to such information relating to the Merger.
You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. Quanterix and Akoya have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated April 15, 2025, and you should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.
Further, you should not assume that the information incorporated by reference in this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to Quanterix stockholders or Akoya stockholders nor the issuance by Quanterix of shares of Quanterix Common Stock pursuant to the Merger Agreement will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Unless otherwise indicated or the context otherwise requires, when used in this joint proxy statement/prospectus:
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“Akoya” refers to Akoya Biosciences, Inc., a Delaware corporation;

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“Akoya Adjournment Proposal” refers to the proposal for Akoya stockholders to approve the adjournment of the Akoya Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Akoya Special Meeting to approve the Akoya Merger Proposal;

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“Akoya Board” refers to the board of directors of Akoya;

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“Akoya Bylaws” refers to Akoya’s amended and restated bylaws;

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“Akoya Charter” refers to Akoya’s amended and restated certificate of incorporation;

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“Akoya Common Stock” refers to the common stock, par value $0.00001 per share, of Akoya;

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“Akoya Merger Proposal” refers to the proposal for Akoya stockholders to adopt the Merger Agreement;

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“Akoya Record Date” refers to March 31, 2025;

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“Akoya Special Meeting” refers to the special meeting of Akoya stockholders to consider and vote upon the Akoya Merger Proposal and the Akoya Adjournment Proposal;

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“business day” refers to any day that is not a Saturday, a Sunday or a federal holiday, or a day on which banks are authorized or obligated to be closed in New York, New York;

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“Closing” refers to the closing of the Merger;

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“Closing Date” refers to the date when the Closing occurs, as determined pursuant to the Merger Agreement;

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“Code” refers to the Internal Revenue Code of 1986, as amended;

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“Combined Company” refers to Quanterix, following the completion of the Merger whereby Akoya has become a wholly owned subsidiary of Quanterix;

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“Covington” refers to Covington & Burling LLP, legal counsel to Quanterix;

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“DGCL” refers to the General Corporation Law of the State of Delaware;

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“DLA” refers to DLA Piper LLP (US), legal counsel to Akoya;

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“Effective Time” refers to the time when the Merger becomes effective under the DGCL;

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“E.U.” refers to the European Union;

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

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“Exchange Ratio” refers to 0.318 shares of Quanterix Common Stock for each share of Akoya Common Stock (subject to adjustments in the event of any reclassification, stock split, stock dividend or similar change to the number of shares of Akoya Common Stock or Quanterix Common Stock issued and outstanding prior to the Effective Time as a result of certain specified events in the Merger Agreement);

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“FDA” refers to the U.S. Food and Drug Administration;

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“GAAP” refers to U.S. generally accepted accounting principles;

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“Goldman Sachs” refers to Goldman Sachs & Co. LLC, financial advisor to Quanterix in connection with the Merger;

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“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

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“LDT” refers to laboratory developed test;

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“Merger” refers to the merger of Merger Sub with and into Akoya, with Akoya surviving as a wholly owned subsidiary of Quanterix, as contemplated by, subject to and in accordance with the terms of the Merger Agreement;

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“Merger Agreement” refers to the Agreement and Plan of Merger, dated January 9, 2025, as it may be amended from time to time, by and among Quanterix, Merger Sub and Akoya, a copy of which is attached to this joint proxy statement/prospectus as Annex A;

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“Merger Sub” refers to Wellfleet Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Quanterix;

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“Nasdaq” refers to The Nasdaq Stock Market LLC;

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“PWP” refers to Perella Weinberg Partners LP, financial advisor to Akoya in connection with the Merger;

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“Quanterix” refers to Quanterix Corporation, a Delaware corporation;

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“Quanterix Adjournment Proposal” refers to the proposal for Quanterix stockholders to approve the adjournment of the Quanterix Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Quanterix Special Meeting to approve the Quanterix Share Issuance Proposal;

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“Quanterix Board” refers to the board of directors of Quanterix;

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“Quanterix Bylaws” refers to Quanterix’s restated bylaws;

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“Quanterix Charter” refers to Quanterix’s amended and restated certificate of incorporation;

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“Quanterix Common Stock” refers to the common stock, par value $0.001 per share, of Quanterix;

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“Quanterix Record Date” refers to March 31, 2025;

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“Quanterix Share Issuance Proposal” refers to the proposal for Quanterix stockholders to approve the Share Issuance;

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“Quanterix Special Meeting” refers to the special meeting of Quanterix stockholders to consider and vote upon the Quanterix Share Issuance Proposal and the Quanterix Adjournment Proposal;

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“Quanterix Stockholder Approval” refers to the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal;

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“SEC” refers to the U.S. Securities and Exchange Commission;

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“Securities Act” refers to the Securities Act of 1933, as amended;

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“Share Issuance” refers to the issuance of shares of Quanterix Common Stock in connection with the Merger; and

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“Termination Date” refers initially to July 9, 2025, which may be extended to January 9, 2026 pursuant to the terms of the Merger Agreement, as further described in this joint proxy statement/prospectus.

v

Annex A – Merger Agreement
Annex B – Akoya Voting Agreement
Annex C – Quanterix Voting Agreement
Annex D – Form of Stockholder Lock-Up Agreement
Annex E – Opinion of Goldman Sachs & Co. LLC
Annex F – Opinion of Perella Weinberg Partners LP

QUESTIONS AND ANSWERS
The following questions and answers briefly address some questions that you, as a Quanterix stockholder or Akoya stockholder, may have regarding the Merger and the other matters being considered at the Quanterix Special Meeting or the Akoya Special Meeting, as applicable. You are urged to carefully read this joint proxy statement/prospectus and the other documents referred to in this joint proxy statement/prospectus in their entirety because this section may not provide all the information that is important to you regarding these matters. See the section titled “Summary” for a summary of important information regarding the Merger Agreement, the Merger and the related transactions. Additional important information is contained in the annexes to, and the documents incorporated by reference in, this joint proxy statement/prospectus. You may obtain the information incorporated by reference in this joint proxy statement/prospectus, without charge, by following the instructions in the section titled “Where You Can Find More Information.”
Why am I receiving this joint proxy statement/prospectus?
You are receiving this joint proxy statement/prospectus because Quanterix and Akoya have entered into the Merger Agreement, which provides for the combination of Akoya and Quanterix through a merger of Merger Sub with and into Akoya, with Akoya continuing as the surviving corporation and as a wholly owned subsidiary of Quanterix. The Merger Agreement, which governs the terms and conditions of the Merger, is attached as Annex A hereto.
Your vote is requested in connection with the Merger. Quanterix and Akoya are sending these materials to their respective stockholders to help them decide how to vote their shares with respect to the Share Issuance, in the case of Quanterix, and the adoption of the Merger Agreement, in the case of Akoya, and other important matters.
What matters am I being asked to vote on?
In order to complete the Merger, among other things:
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Quanterix stockholders must approve the Quanterix Share Issuance Proposal; and

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Akoya stockholders must approve the Akoya Merger Proposal.

Quanterix:   Quanterix is holding the Quanterix Special Meeting to obtain approval of the Quanterix Share Issuance Proposal. At the Quanterix Special Meeting, Quanterix stockholders will also be asked to consider and vote on the Quanterix Adjournment Proposal.
Akoya:   Akoya is holding the Akoya Special Meeting to obtain approval of the Akoya Merger Proposal. At the Akoya Special Meeting, Akoya stockholders will also be asked to consider and vote on the Akoya Adjournment Proposal.
Does my vote matter?
Yes, your vote is very important, regardless of the number of shares that you own. The Merger cannot be completed unless the Quanterix Share Issuance Proposal is approved by Quanterix stockholders and the Akoya Merger Proposal is approved by Akoya stockholders.
The approval of the Quanterix Adjournment Proposal and the Akoya Adjournment Proposal are not required to complete the Merger, but each of them is important in case it is necessary or advisable to adjourn the Quanterix Special Meeting or Akoya Special Meeting, as the case may be, including to solicit additional proxies if there are insufficient votes at the time of such meeting.
When and where will each of the Special Meetings take place?
Quanterix:
The Quanterix Special Meeting will be held virtually via the Internet at 9:00 a.m. Eastern Time, on May 13, 2025. You can access the Quanterix Special Meeting at www.cesonlineservices.com/qtrx25_vm. The virtual nature of the Quanterix Special Meeting is designed to enable access by more of Quanterix’s stockholders while decreasing the cost of conducting the Quanterix Special Meeting in person.
If you are a stockholder of record of Quanterix as of March 31, 2025, the Quanterix Record Date, you are entitled to receive notice of, and cast a vote at, the Quanterix Special Meeting. Each holder of Quanterix Common Stock is entitled to cast one vote on each matter properly brought before the Quanterix Special Meeting for each share of Quanterix Common Stock that such holder owned of record as of the Quanterix Record Date. You may submit your proxy before the Quanterix Special Meeting in one of the following ways:
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Telephone voting — use the toll-free number shown on your proxy card;

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Via the Internet — visit the website shown on your proxy card to vote via the Internet; or

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Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

In order to attend the Quanterix Special Meeting, you (or your authorized representative) must register in advance at www.cesonlineservices.com/qtrx25_vm prior to the deadline of May 12, 2025 at 9:00 a.m. Eastern Time. If you were a stockholder of record as of the close of business on the Quanterix Record Date, you may register to attend the Quanterix Special Meeting by accessing www.cesonlineservices.com/qtrx25_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Quanterix Special Meeting. Please verify that you have received the confirmation email in advance of the Quanterix Special Meeting, including the possibility that it may be in your spam or junk folder. Requests to register to participate in the Quanterix Special Meeting must be received no later than 9:00 a.m. Eastern Time on May 12, 2025.
If you do not have your proxy card, you may still register to attend the Quanterix Special Meeting by accessing www.cesonlineservices.com/qtrx25_vm, but you will need to provide proof of ownership of Quanterix Common Stock as of the Quanterix Record Date during the registration process. Such proof of ownership may include a copy of your proxy card received by Quanterix or a statement showing your ownership as of the Quanterix Record Date.
If you were the beneficial owner of shares (that is, you held your shares in street name through an intermediary such as a broker, bank or other nominee) as of the Quanterix Record Date, you may register to attend the Quanterix Special Meeting by accessing www.cesonlineservices.com/qtrx25_vm and providing evidence during the registration process that you beneficially owned shares of Quanterix Common Stock as of the Quanterix Record Date, which may consist of a copy of the voting instruction form provided by your broker, bank or other nominee, an account statement or a letter or legal proxy from such broker, bank or other nominee.
After registering, you will receive a confirmation email prior to the Quanterix Special Meeting with a link and instructions for entering the virtual Quanterix Special Meeting. Although the meeting webcast will begin at 9:00 a.m. Eastern Time on May 13, 2025, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Quanterix Special Meeting site will first be accessible to registered stockholders beginning at 8:30 a.m. Eastern Time on May 13, 2025, the day of the meeting.
All stockholders who register to attend the Quanterix Special Meeting will receive an email prior to the Quanterix Special Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Quanterix Special Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.
If you hold shares in “street name” through a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee. Please follow such instructions.
Even if you plan to virtually attend the Quanterix Special Meeting, Quanterix recommends that you vote by proxy in advance as described below so that your vote will be counted if you later decide not to or become unable to virtually attend the Quanterix Special Meeting.
Akoya:
The Akoya Special Meeting will be held at Akoya’s offices located at 500 Donald Lynch Boulevard, Marlborough, MA 01752 at 8:00 a.m. Eastern Time on May 13, 2025.
If you are a stockholder of record of Akoya as of March 31, 2025, the Akoya Record Date, you are entitled to receive notice of, and cast a vote at, the Akoya Special Meeting. Each holder of Akoya Common Stock is entitled to cast one vote on each matter properly brought before the Akoya Special Meeting for each share of Akoya Common Stock that such holder owned of record as of the Akoya Record Date. You may submit your proxy before the Akoya Special Meeting in one of the following ways:
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Telephone voting — use the toll-free number shown on your proxy card;

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Via the Internet — visit the website shown on your proxy card to vote via the Internet; or

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Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a stockholder of record as of the Akoya Record Date, you may also cast your vote in person at the Akoya Special Meeting.

If you hold shares in “street name” through a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee. Please follow such instructions.
Even if you plan to attend the Akoya Special Meeting, Akoya recommends that you vote by proxy in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Akoya Special Meeting.
What will Akoya stockholders receive for their shares of Akoya Common Stock if the Merger is completed?
At the Effective Time, by virtue of the Merger: (i) each share of Akoya Common Stock held as of the Effective Time by Quanterix, Merger Sub, any direct or indirect wholly owned subsidiary of Akoya or Quanterix or by Akoya as treasury shares (collectively, the “Excluded Shares”), in each case will be cancelled and retired without consideration and (ii) each share of Akoya Common Stock outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive 0.318 fully paid and nonassessable shares of Quanterix Common Stock (as may be adjusted in accordance with the Merger Agreement, the “Merger Consideration”).
No fractional shares of Quanterix Common Stock will be issued in connection with the Merger, and Akoya stockholders who would have otherwise been entitled to receive a fraction of a share of Quanterix Common Stock will receive cash in lieu of fractional shares, which cash payments will be determined based on the volume-weighted average trading price of the Quanterix Common Stock on Nasdaq for the five trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time.
How does the Quanterix Board recommend that I vote at the Quanterix Special Meeting?
The Quanterix Board recommends that you vote “FOR” the Quanterix Share Issuance Proposal and “FOR” the Quanterix Adjournment Proposal. For a description of factors considered by the Quanterix Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the Share Issuance, and additional information on the recommendation of the Quanterix Board, see the section titled “The Merger — Quanterix’s Reasons for the Merger and Recommendation of the Quanterix Board.”
In considering the recommendations of the Quanterix Board, Quanterix stockholders should be aware of any interests in the Merger that Quanterix directors and executive officers may have that are different from, or in addition to, their interests as Quanterix stockholders generally. Other than with respect to continued service for, employment by and the right to continued indemnification by the Combined Company, as of the date of this joint proxy statement/prospectus, Quanterix directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other Quanterix stockholders generally. For more information, see the section titled “Interests of Quanterix Directors and Executive Officers in the Merger.”
How does the Akoya Board recommend that I vote at the Akoya Special Meeting?
The Akoya Board unanimously recommends that you vote “FOR” the Akoya Merger Proposal and “FOR” the Akoya Adjournment Proposal. For a description of factors considered by the Akoya Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and additional information on the recommendation of the Akoya Board, see the section titled “The Merger — Akoya’s Reasons for the Merger and Recommendation of the Akoya Board.”
In considering the recommendations of the Akoya Board, Akoya stockholders should be aware of any interests in the Merger that Akoya directors and executive officers may have that are different from, or in addition to, their interests as Akoya stockholders generally. For more information, see the section titled “Interests of Akoya Directors and Executive Officers in the Merger.”
Who is entitled to vote at each special meeting?
Quanterix
All holders of record of shares of Quanterix Common Stock who held shares at the close of business on March 31, 2025, are entitled to receive notice of, and to vote at, the Quanterix Special Meeting. Each share of Quanterix Common Stock is entitled to one vote per share. Virtual attendance at the Quanterix Special Meeting is not required to vote. See below and the section titled “The Quanterix Special Meeting — Methods of Voting” for instructions on how to vote without virtually attending the Quanterix Special Meeting.
The list of Quanterix stockholders entitled to vote at the Quanterix Special Meeting will be available at Quanterix’s principal executive offices, located at Quanterix Corporation, 900 Middlesex Turnpike, Billerica, MA 01821, during ordinary business hours for examination by any Quanterix stockholder for any purpose germane to the Quanterix Special Meeting for a period of 10 days prior to the Quanterix Special Meeting and during the whole time of the Quanterix Special Meeting.
Akoya
All holders of record of shares of Akoya Common Stock who held shares at the close of business on March 31, 2025, are entitled to receive notice of, and to vote at, the Akoya Special Meeting. Each share of Akoya Common Stock is entitled to one vote per share. Attendance at the Akoya Special Meeting is not required to vote. See below and the section titled “The Akoya Special Meeting — Methods of Voting” for instructions on how to vote without attending the Akoya Special Meeting.
The list of Akoya stockholders entitled to vote at the Akoya Special Meeting will be available at Akoya’s principal executive offices, located at Akoya Corporation, 100 Campus Drive, 6th Floor, Marlborough, MA 01752, during ordinary business hours for examination by any Akoya stockholder for any purpose germane to the Akoya Special Meeting for a period of 10 days prior to the Akoya Special Meeting and during the whole time of the Akoya Special Meeting.
What is a proxy?
A proxy is a stockholder’s legal designation of another person to vote shares owned by such stockholder on their behalf. You can vote your shares by proxy via the Internet, telephone or mail, and instructions regarding all methods of voting are provided on the proxy card. If you hold shares beneficially through a broker, bank or other nominee in “street name,” you should follow the voting instructions provided by your broker, bank or other nominee.
How many votes do I have at each special meeting?
Quanterix
Each Quanterix stockholder is entitled to one vote on each proposal for each share of Quanterix Common Stock held of record at the close of business on the Quanterix Record Date. At the close of business on the Quanterix Record Date, there were 38,789,025 shares of Quanterix Common Stock outstanding.
Akoya
Each Akoya stockholder is entitled to one vote on each proposal for each share of Akoya Common Stock held of record at the close of business on the Akoya Record Date. At the close of business on the Akoya Record Date, there were 49,836,931 shares of Akoya Common Stock outstanding.
What constitutes a quorum for each Special Meeting?
A quorum is the minimum number of shares required to be represented, either through attendance at the applicable special meeting or through representation by proxy, to hold a valid meeting.
Quanterix
A quorum of Quanterix stockholders is necessary to conduct business at the Quanterix Special Meeting. The holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting must be present or represented by proxy in order to constitute a quorum for the transaction of business at the Quanterix Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Quanterix Special Meeting. Since all of the proposals currently expected to be voted on at the Quanterix Special Meeting are considered non-routine and non-discretionary matters, shares held in “street name” through a broker, bank or other nominee are not expected to be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on any such proposals.
Akoya
The presence at the Akoya Special Meeting, in person or by proxy, of holders representing a majority of the shares of the Akoya Common Stock entitled to vote at the meeting as of the Akoya Record Date constitutes a quorum for the transaction of business at the Akoya Special Meeting. Abstentions (which are described below) will count for the purpose of determining the presence of a quorum for the transaction of business at the Akoya Special Meeting.
What happens if the Merger is not completed?
If the Quanterix Share Issuance Proposal is not approved by Quanterix stockholders, if the Akoya Merger Proposal is not approved by Akoya stockholders or if the Merger is not completed for any other reason, Akoya stockholders will not receive the Merger Consideration or any other consideration in connection with the Merger, and their shares of Akoya Common Stock will remain outstanding.

If the Merger is not completed, Akoya will remain an independent public company, the Akoya Common Stock will continue to be listed and traded on the Nasdaq Global Select Market under the symbol “AKYA” and Quanterix will not complete the Share Issuance contemplated by the Merger Agreement, regardless of whether the Quanterix Share Issuance Proposal has been approved by Quanterix stockholders.
If the Merger Agreement is terminated under specified circumstances, Quanterix may be required to pay a termination fee of $9 million to Akoya and Akoya may be required to pay a termination fee of $7 million to Quanterix. See the sections titled “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement —  Termination Fees and Expenses” for a more complete discussion of the circumstances under which the Merger Agreement could be terminated and when a termination fee may be payable by Quanterix or Akoya.
How can I vote my shares?
Quanterix
If you are a stockholder of record of Quanterix as of March 31, 2025, the Quanterix Record Date, you are entitled to receive notice of, and cast a vote online at, the Quanterix Special Meeting. Each holder of Quanterix Common Stock is entitled to cast one vote on each matter properly brought before the Quanterix Special Meeting for each share of Quanterix Common Stock that such holder owned of record as of the Quanterix Record Date. You may submit your proxy before the Quanterix Special Meeting in one of the following ways:
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Telephone voting — use the toll-free number shown on your proxy card;

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Via the Internet — visit the website shown on your proxy card to vote via the Internet; or

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Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Stockholders that pre-register for the Quanterix Special Meeting may also vote during the meeting by clicking on the “Shareholder Ballot” link that will be available on the meeting website during the Quanterix Special Meeting.
Stockholders of record may vote directly by simply accessing the virtual ballot available on the Quanterix Special Meeting website.
If you hold shares in “street name” through a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee. Please follow such instructions.
Akoya
If you are a stockholder of record of Akoya as of March 31, 2025, the Akoya Record Date, you are entitled to receive notice of, and cast a vote at, the Akoya Special Meeting. Each holder of Akoya Common Stock is entitled to cast one vote on each matter properly brought before the Akoya Special Meeting for each share of Akoya Common Stock that such holder owned of record as of the Akoya Record Date. You may submit your proxy before the Akoya Special Meeting in one of the following ways:
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Telephone voting — use the toll-free number shown on your proxy card;

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Via the Internet — visit the website shown on your proxy card to vote via the Internet; or

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Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a stockholder of record as of the Akoya Record Date, you may also cast your vote in person at the Akoya Special Meeting.
If you hold shares in “street name” through a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee. Please follow such instructions.
What is a “broker non-vote”?
Banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” or “discretionary” but not with respect to “non-routine” or “non-discretionary” matters, as applicable. All of the proposals currently expected to be voted on at the Quanterix Special Meeting and Akoya Special Meeting are “non-routine” or “non-discretionary” matters, as applicable.
A “broker non-vote” occurs on a proposal when (i) a broker, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares, and (ii) the beneficial owner fails to provide the broker, bank or other nominee with such instructions. Because all of the proposals currently expected to be voted on at the Quanterix Special Meeting and Akoya Special Meeting are non-routine or non-discretionary matters for which brokers do not have discretionary authority to vote, Quanterix and Akoya do not expect there to be any broker non-votes at the Quanterix Special Meeting or Akoya Special Meeting. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other nominee, your shares of Akoya Common Stock or Quanterix Common Stock, as applicable, will not be voted.
What stockholder vote is required for the approval of each proposal at the Quanterix Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal at the Quanterix Special Meeting?
Quanterix Proposal 1: Quanterix Share Issuance Proposal
Assuming a quorum is present at the Quanterix Special Meeting, approval of the Quanterix Share Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of Quanterix Common Stock entitled to vote thereon. The failure of any stockholder of Quanterix to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online during the Quanterix Special Meeting will not have an effect on the outcome of the Quanterix Share Issuance Proposal, provided that a quorum is otherwise present. An abstention by any holder of Quanterix Common Stock entitled to vote at the Quanterix Special Meeting on the Quanterix Share Issuance Proposal and broker non-votes, if any, will have no effect on the Quanterix Share Issuance Proposal.
Quanterix Proposal 2: Quanterix Adjournment Proposal
Approval of the Quanterix Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of Quanterix Common Stock present or represented by proxy at the Quanterix Special Meeting. The failure of any stockholder of Quanterix to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online during the Quanterix Special Meeting will not have an effect on the outcome of the Quanterix Adjournment Proposal, provided that a quorum is otherwise present. An abstention by any holder of Quanterix Common Stock entitled to vote at the Quanterix Special Meeting on the Quanterix Adjournment Proposal and broker non-votes, if any, will have no effect on the Quanterix Adjournment Proposal.
What stockholder vote is required for the approval of each Akoya proposal at the Akoya Special Meeting? What will happen if I fail to vote or abstain from voting on each Akoya proposal at the Akoya Special Meeting?
Akoya Proposal 1: Akoya Merger Proposal
Approval of the Akoya Merger Proposal requires the affirmative vote of holders of a majority of the shares of Akoya Common Stock outstanding as of the Akoya Record Date and entitled to vote on the Akoya Merger Proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote at the Akoya Special Meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Akoya Merger Proposal, it will have the same effect as a vote “AGAINST” the Akoya Merger Proposal.
Akoya Proposal 2: Akoya Adjournment Proposal
Approval of the Akoya Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares of Akoya Common Stock present in person or represented by proxy at the Akoya Special Meeting and entitled to vote. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Akoya Adjournment Proposal. Shares of Akoya Common Stock not present and broker non-votes, if any, will have no effect on such proposal.
What if I hold shares of both Quanterix Common Stock and Akoya Common Stock?
If you are both a Quanterix stockholder and an Akoya stockholder, you will receive two separate packages of proxy materials. A vote cast as a Quanterix stockholder will not count as a vote cast as an Akoya stockholder, and a vote cast as an Akoya stockholder will not count as a vote cast as a Quanterix stockholder. Therefore, please follow the instructions received with each set of materials you receive in order to submit separate proxies for your shares of Quanterix Common Stock and your shares of Akoya Common Stock.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?
If your shares of Quanterix Common Stock or Akoya Common Stock are registered directly in your name with the transfer agent of Quanterix or Akoya, respectively, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote directly at the applicable special meeting. You may also grant a proxy directly to Quanterix or Akoya, as applicable, or to a third party to vote your shares at the applicable special meeting.
If your shares of Quanterix Common Stock or Akoya Common Stock are held by a brokerage firm, bank, dealer or other similar organization, trustee, or nominee, you are considered the beneficial owner of shares held in “street name.” Your brokerage firm, bank, dealer or other similar organization, trustee, or nominee will send you, as the beneficial owner, a package describing the procedures for voting your shares. You should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization, trustee, or nominee to vote your shares.
In order to attend and vote at the Akoya Special Meeting or the Quanterix Special Meeting, you should follow the voting instructions provided by your bank, broker or other nominee. If you hold your shares of Akoya Common Stock or Quanterix Common Stock through a stockbroker, nominee, fiduciary or other custodian you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Akoya Special Meeting or Quanterix Special Meeting, as the case may be. You should contact your bank or brokerage account representative to obtain a legal proxy.
If my shares of Quanterix Common Stock or Akoya Common Stock are held in “street name” by my brokerage firm, bank, dealer or other similar organization, trustee, or nominee, will my brokerage firm, bank, dealer or other similar organization, trustee, or nominee automatically vote those shares for me?
No. Your bank, broker or other nominee will only be permitted to vote your shares of Quanterix Common Stock or Akoya Common Stock, as applicable, at the applicable special meeting if you instruct your bank, broker or other nominee. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares. Banks, brokers and other nominees who hold shares of Quanterix Common Stock or Akoya Common Stock in “street name” for their customers have authority to vote on “routine” and “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are prohibited from exercising their voting discretion with respect to non-routine and non-discretionary matters, which include all of the proposals currently expected to be voted on at the Quanterix Special Meeting and Akoya Special Meeting. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokers and other nominees are not empowered to vote such shares.
Broker non-votes, if any, will have no effect on the Quanterix Share Issuance Proposal or the Quanterix Adjournment Proposal.
Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Akoya Merger Proposal. Broker non-votes, if any, will have no effect on the Akoya Adjournment Proposal.
What should I do if I receive more than one set of voting materials for the same special meeting?
If you hold shares of Quanterix Common Stock or Akoya Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Quanterix Common Stock or Akoya Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the same Special Meeting.
Record Holders.   For shares held directly, you can vote your shares by proxy via the Internet, telephone or mail, and instructions regarding all three methods of voting are provided on the proxy card.
Shares Held in “Street Name.”   For shares held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by each such bank, broker or other nominee to submit a proxy or vote your shares.
If a stockholder gives a proxy, how are the shares of Quanterix Common Stock or Akoya Common Stock voted?
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Quanterix Common Stock or Akoya Common Stock, as applicable, in the way that you indicate. For each item before the Quanterix Special Meeting or Akoya Special Meeting, as applicable, you may specify whether your shares of Quanterix Common Stock or Akoya Common Stock, as applicable, should be voted “for” or “against,” or abstain from voting.
For more information regarding how your shares will be voted if you properly sign, date and return a proxy card, but do not indicate how your Quanterix Common Stock or Akoya Common Stock, as applicable, should be voted, for more information see the section titled “— How will my shares be voted if I return a blank proxy?”
How will my shares be voted if I return a blank proxy?
Quanterix
If you sign, date and return your proxy and do not indicate how you want your shares of Quanterix Common Stock to be voted, then your shares of Quanterix Common Stock will be voted in accordance with the recommendation of the Quanterix Board: “FOR” the Quanterix Share Issuance Proposal and “FOR” the Quanterix Adjournment Proposal.

Akoya
If you sign, date and return your proxy and do not indicate how you want your shares of Akoya Common Stock to be voted, then your shares of Akoya Common Stock will be voted in accordance with the recommendation of the Akoya Board: “FOR” the Akoya Merger Proposal and “FOR” the Akoya Adjournment Proposal.
Can I change my vote after I have submitted my proxy?
Quanterix
Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Quanterix Special Meeting by: (a) sending a signed written notice of revocation to Quanterix’s Corporate Secretary; (b) providing new voting instructions over the Internet or telephone as instructed on your proxy card; (c) submitting a properly signed and dated proxy card with a later date that is received by Quanterix’s Corporate Secretary; or (d) virtually attending the Quanterix Special Meeting and voting online during the Quanterix Special Meeting. Simply virtually attending the Quanterix Special Meeting without affirmatively voting will not, by itself, revoke your proxy. Only your last submitted proxy will be considered. If you beneficially hold shares in “street name,” you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
Akoya
Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Akoya Special Meeting by: (a) sending a signed written notice of revocation to Akoya’s Corporate Secretary; (b) providing new voting instructions over the Internet or telephone as instructed on your proxy card; (c) submitting a properly signed and dated proxy card with a later date that is received by Akoya’s Corporate Secretary; or (d) attending the Akoya Special Meeting and voting in person at the Akoya Special Meeting. Only your last submitted proxy will be considered. If you beneficially hold shares in “street name,” you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?
If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.
Where can I find the voting results of the special meetings?
The preliminary voting results for each special meeting are expected to be announced at that special meeting. In addition, no later than four business days following certification of the final voting results, each of Quanterix and Akoya will file the final voting results of its respective special meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.
What will happen to Akoya as a result of the Merger?
Upon the terms and subject to the conditions set forth in the Merger Agreement, Quanterix will acquire all of the outstanding shares of Akoya through a merger of Merger Sub with and into Akoya, with Akoya continuing as the Surviving Corporation and as a wholly owned subsidiary of Quanterix. Furthermore, shares of Akoya Common Stock will be delisted from the Nasdaq Global Select Market and will no longer be publicly traded.
Where will the shares of Quanterix Common Stock that Akoya stockholders receive in the Merger be publicly traded?
Assuming the Merger is completed, the shares of Quanterix Common Stock that Akoya stockholders receive in the Merger will be listed and traded on the Nasdaq Global Market under the symbol “QTRX.”
Do Akoya stockholders have dissenters’ or appraisal rights?
No. No appraisal rights are available to Akoya stockholders in connection with the Merger under the DGCL.
Do Quanterix stockholders have dissenters’ or appraisal rights?
No. No appraisal rights are available to Quanterix stockholders in connection with the Merger under the DGCL.

Are there any risks that I should consider in deciding whether to vote for the approval of the Quanterix Share Issuance Proposal or the Akoya Merger Proposal?
Yes. You should read and carefully consider the risk factors set forth in the section titled “Risk Factors.” You also should read and carefully consider the risk factors relating to Akoya that are contained in the documents that are incorporated by reference in this joint proxy statement/prospectus.
What happens if I sell my shares of Quanterix Common Stock or Akoya Common Stock after the respective record date but before the respective Special Meeting?
The Quanterix Record Date is earlier than the date of the Quanterix Special Meeting, and the Akoya Record Date is earlier than the date of the Akoya Special Meeting. If you sell or otherwise transfer your shares of Quanterix Common Stock or Akoya Common Stock after the applicable record date but before the applicable special meeting, you will, unless special arrangements are made, retain your right to vote at the applicable special meeting.
Who will solicit and pay the cost of soliciting proxies?
Quanterix has engaged Sodali & Co. to assist in the solicitation of proxies for the Quanterix Special Meeting. Quanterix estimates that it will pay Sodali & Co. a fee of approximately $55,000, plus reimbursement for certain out-of-pocket fees and expenses. Quanterix has agreed to indemnify Sodali & Co. against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Akoya has engaged Campaign Management to assist in the solicitation of proxies for the Akoya Special Meeting. Akoya estimates that it will pay Campaign Management a fee of approximately $9,500, plus reimbursement for certain out-of-pocket disbursements and expenses. Akoya has agreed to indemnify Campaign Management against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Quanterix and Akoya also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Quanterix Common Stock and Akoya Common Stock, respectively. Quanterix and Akoya directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
When is the Merger expected to be completed?
The Merger is expected to close in the second quarter of fiscal year 2025, subject to the approval of both companies’ stockholders, regulatory approvals, and other Closing conditions. See the section titled “The Merger Agreement — Conditions to the Consummation of the Merger.”
What are the conditions to the Merger?
The Merger is subject to a number of conditions to Closing as specified in the Merger Agreement. These Closing conditions include, among others: (i) receipt of the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal; (ii) receipt of the approval by Akoya stockholders of the Akoya Merger Proposal; (iii) this registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, having become effective under the Securities Act and not being the subject of any action by the SEC seeking a stop order; (iv) the waiting period applicable to the Merger under the HSR Act having expired or been terminated, any mandatory waiting period or required clearance, approval or consent applicable to the Merger under any other applicable competition or antitrust law having expired or been obtained (except where the failure to observe such waiting period or obtain a clearance, approval or consent would not have a material adverse effect), and each other clearance, approval or consent with respect to the Merger by any relevant governmental authority asserting jurisdiction under any other applicable antitrust law having been deemed to be cleared, approved or consented to under such other antitrust laws; (v) the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental body and having the effect of restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; (vi) the submission by Quanterix to Nasdaq of a notification of shares of Quanterix Common Stock to be issued in connection with the Merger (including those to be reserved upon exercise of options to acquire shares of Akoya Common Stock and the settlement of restricted stock units in respect of shares of Akoya Common Stock) as contemplated by the Merger Agreement; (vii) subject to certain exceptions, the accuracy of the representations and warranties of the parties to the Merger Agreement; (viii) performance by each party of its respective obligations under the Merger Agreement; and (ix) the absence of a “Material Adverse Effect” (as defined and discussed below) with respect to each of Akoya and Quanterix.

What respective equity stakes will Quanterix stockholders and Akoya stockholders hold in the Combined Company immediately following the Merger?
Upon completion of the Merger, each share of Akoya Common Stock outstanding as of immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive 0.318 fully paid and non-assessable shares of Quanterix Common Stock (subject to adjustments in the event of any stock split or similar change to the number of shares of Akoya Common Stock or Quanterix Common Stock issued and outstanding prior to the Effective Time as a result of specified events, as specified in the Merger Agreement). Based on the number of shares of Quanterix Common Stock and Akoya Common Stock outstanding as of March 25, 2025, upon completion of the Merger, the current Quanterix stockholders are expected to own approximately 70.99% of the outstanding Quanterix Common Stock and former Akoya stockholders are expected to own approximately 29.01% of the outstanding Quanterix Common Stock.
Because the Exchange Ratio is fixed, the relative ownership interests of Quanterix stockholders and former Akoya stockholders in the Combined Company immediately following the Merger will depend on the number of shares of Quanterix Common Stock and Akoya Common Stock issued and outstanding immediately prior to the Merger.
If I am an Akoya stockholder, how will I receive the Merger Consideration to which I am entitled?
If you are a holder of certificates that represent eligible Akoya Common Stock (“Akoya Stock Certificates”), a notice advising you of the effectiveness of the Merger and a letter of transmittal and instructions for the surrender of your Akoya Stock Certificates will be mailed to you as soon as practicable after the Effective Time. After receiving proper documentation from you, an exchange agent will send to you (i) a statement reflecting the aggregate whole number of shares of Quanterix Common Stock (which will be in uncertificated book-entry form) that you have a right to receive pursuant to the Merger Agreement and (ii) a check in the amount equal to the cash payable in lieu of any fractional shares of Quanterix Common Stock that would have been otherwise issuable to you as Merger Consideration.
If you are a holder of book-entry shares representing eligible Akoya Common Stock (“Akoya book-entry shares”) held through a broker, bank or other nominee that is a member institution of the Depository Trust Company (“DTC”), an exchange agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date the Merger Consideration, including the shares of Quanterix Common Stock issuable to you and cash in lieu of any fractional shares that would have been issuable to you as Merger Consideration, in each case, that DTC has the right to receive, and DTC or its nominees will credit to your account at your broker, bank or other nominee, your applicable portions of that Merger Consideration.
If you are a stockholder of record of Akoya book-entry shares which are not held through DTC, the exchange agent will deliver to you, as soon as practicable after the Effective Time, (i) a notice advising you of the effectiveness of the Merger, (ii) a statement reflecting the aggregate whole number of shares of Quanterix Common Stock (which will be in uncertificated book-entry form) that you have a right to receive pursuant to the Merger Agreement and (iii) a check in the amount equal to the fractional shares of Quanterix Common Stock that would have otherwise been issuable to you as Merger Consideration.
No interest will be paid or accrued on any amount payable for Akoya Common Stock eligible to receive the Merger Consideration pursuant to the Merger Agreement.
What are certain of the material U.S. federal income tax consequences of the Merger to U.S. holders of shares of Akoya Common Stock?
Quanterix and Akoya intend for the Merger to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Subject to the limitations and qualifications set forth herein and in the opinions of Covington and DLA, filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus is part, if the Merger qualifies as a reorganization for U.S. federal income tax purposes, then a U.S. holder will not recognize any gain or loss upon the receipt of Quanterix Common Stock in exchange for surrendering its Akoya Common Stock.
For further information, see the section titled “Material U.S. Federal Income Tax Consequences of the Merger.”
Should I send in my Akoya Common Stock certificates now?
No. Please do not send your Akoya Common Stock certificates now. If you are a stockholder of record with your shares held in certificated form, you will receive instructions for returning such certificates to the exchange agent in connection with the Merger. Please do not send in your stock certificates with your proxy card.
What should I do now?
You should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes.

Quanterix stockholders:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the Quanterix Special Meeting. Please follow the instructions set forth on the Quanterix proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your bank, broker or other nominee.
Akoya stockholders:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the Akoya Special Meeting. Please follow the instructions set forth on the Akoya proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your bank, broker or other nominee.
What is householding?
Householding is a procedure approved by the SEC under which a single copy of certain materials are delivered to multiple stockholders of Quanterix or Akoya, as applicable, who share the same address, unless a contrary instruction is received from one or more of such stockholders. Quanterix and Akoya have each previously adopted householding for stockholders of record. As a result, stockholders with the same address and last name may receive only one copy of this joint proxy statement/prospectus from Quanterix or Akoya, as applicable. Requests for additional copies of this joint proxy statement/prospectus should be directed to, as applicable: Quanterix Corporation, Attention: Quanterix Investor Relations, 900 Middlesex Turnpike, Billerica, MA 01821 or Akoya Biosciences, Inc., Attention: Chief Legal Officer, 100 Campus Drive, 6th Floor, Marlborough, MA 01752. “Street name” stockholders may contact their broker, bank, or other nominee to request information about householding.
Who will count the votes?
For Quanterix, the votes will be counted by First Coast Results, Inc., who will act as the inspector of election appointed for the Quanterix Special Meeting.
For Akoya, the votes will be counted by Broadbridge Financial Solutions, Inc., who will act as the inspector of election appointed for the Akoya Special Meeting.
How can I find more information about Quanterix and Akoya?
You can find more information about Quanterix and Akoya from various sources described in the section titled “Where You Can Find More Information.”
Whom do I call if I have questions about the Special Meetings or the Merger?
If you have questions about the Quanterix Special Meeting, the Akoya Special Meeting or the Merger, or desire additional copies of this joint proxy statement/prospectus or additional proxies, you may use the applicable contact information below:
For Quanterix stockholders:	For Akoya stockholders:
Quanterix Corporation Attention: Quanterix Investor Relations 900 Middlesex Turnpike Billerica, MA 01821 (617) 301-9400	Akoya Biosciences, Inc. Attention: Chief Legal Officer 100 Campus Drive, 6th Floor Marlborough, MA 01752 (855) 896-8401

SUMMARY
For your convenience, provided below is a brief summary of certain information contained in this joint proxy statement/prospectus. This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that may be important to you as a Quanterix stockholder or Akoya stockholder. For a more complete description of the terms of the Merger, you should read carefully this entire joint proxy statement/prospectus, its annexes and the other documents to which you are referred. Items in this summary include a page reference directing you to a more complete description of those items. You may obtain the information incorporated by reference in this joint proxy statement/prospectus, without charge, by following the instructions under the section titled “Where You Can Find More Information.”
The Parties to the Merger (Page 53)
Quanterix Corporation
Quanterix is a life sciences company that develops and commercializes next-generation, ultra-sensitive digital immunoassay platforms that advance life sciences research and diagnostics. Quanterix’s platforms are based on its proprietary digital “Simoa” detection technology and enable customers to reliably detect protein biomarkers at ultra-low concentrations in blood, serum and other fluids that, in many cases, are undetectable using conventional, analog immunoassay technologies. The ability of Quanterix’s Simoa platforms to detect proteins in the femtomolar range enables the development of novel therapies and diagnostics and has the potential to identify early-stage disease markers before symptoms appear to facilitate a paradigm shift in healthcare from an emphasis on later-stage treatment to a focus on earlier detection, monitoring, prognosis, and, ultimately, prevention. Quanterix’s Simoa platforms have achieved significant commercial adoption with an installed base of over 1,000 instruments, and scientific validation with citations in more than 3,200 scientific publications in areas of high unmet medical need and research interest such as neurology, oncology and immunology, and inflammation.
The principal business address of Quanterix is 900 Middlesex Turnpike, Billerica, MA 01821 and its telephone number is (617) 301-9400.
Akoya Biosciences, Inc.
Akoya is an innovative life sciences technology company delivering spatial biology solutions focused on transforming discovery, clinical research and diagnostics. Akoya’s mission is to bring context to the world of biology and human health through the power of spatial phenotyping. Spatial phenotyping refers to a rapidly evolving technology that enables academic and biopharma scientists to detect and map the distribution of cell types and biomarkers across whole tissue samples at single-cell resolution, enabling advancements in their understanding of disease progression and patient response to therapy. Through Akoya’s PhenoCycler® (formerly CODEX) and PhenoImager® (formerly Phenoptics) platforms, reagents, software, and services, they offer end-to-end solutions to perform tissue analysis and spatial phenotyping across the full continuum from discovery through translational and clinical research and diagnostics.
The principal business address of Akoya is 100 Campus Drive, 6th Floor, Marlborough, MA 01752 and its telephone number is (855) 896-8401.
Wellfleet Merger Sub, Inc.
Merger Sub was formed by Quanterix for the sole purpose of effecting the Merger. Merger Sub has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the Merger, Merger Sub will be merged with and into Akoya, with Akoya continuing as the Surviving Corporation and as a wholly owned subsidiary of Quanterix, and the separate existence of Merger Sub will cease. Merger Sub’s principal executive offices are located at 900 Middlesex Turnpike, Billerica, MA 01821, and its telephone number is (617) 301-9400.
The Merger and the Merger Agreement (Pages 118 and 165)
The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A hereto. Quanterix and Akoya encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Merger.
On January 9, 2025, Quanterix, Merger Sub and Akoya entered into the Merger Agreement, which provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Akoya, with Akoya continuing as the Surviving Corporation, and as a wholly owned subsidiary of Quanterix.

Merger Consideration (Page 118)
At the Effective Time, by virtue of the Merger: (i) the Excluded Shares, consisting of each share of Akoya Common Stock held as of the Effective Time by Quanterix, Merger Sub, any direct or indirect wholly owned subsidiary of Akoya or Quanterix or by Akoya as treasury shares, in each case will be cancelled and retired without consideration and (ii) each share of Akoya Common Stock outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive 0.318 fully paid and nonassessable shares of Quanterix Common Stock (as may be adjusted in accordance with the Merger Agreement).
No fractional shares of Quanterix Common Stock will be issued in connection with the Merger, and Akoya stockholders who would have otherwise been entitled to receive a fraction of a share of Quanterix Common Stock will receive cash in lieu of fractional shares, which cash payments will be determined based on the volume-weighted average trading price of the Quanterix Common Stock on Nasdaq for the five trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time.
Treatment of Akoya Equity Awards (Page 167)
Akoya RSUs
As of immediately prior to the Effective Time, each restricted stock unit in respect of shares of Akoya Common Stock (each, an “Akoya RSU”) that is outstanding immediately prior to the Effective Time (a “Rollover RSU”) will automatically be converted into an award of restricted stock units with respect to shares of Quanterix Common Stock, with the number of shares of Quanterix Common Stock subject to each Rollover RSU equal to the product, rounded down to the nearest whole number of shares, of (i) the number of shares of Akoya Common Stock subject to such Akoya RSU immediately prior to the Effective Time and (ii) the Exchange Ratio. Such Rollover RSUs will be otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya RSU immediately prior to the Effective Time, except that Akoya RSUs that, by their existing terms, provide for vesting acceleration triggered in connection with the Effective Time will be so accelerated in accordance with such terms.
Akoya Options
As of immediately prior to the Effective Time, each option to acquire shares of Akoya Common Stock (each, an “Akoya Option”) that is outstanding immediately prior to the Effective Time (a “Rollover Option”) will automatically be converted into an option to acquire shares of Quanterix Common Stock, with (i) the number of shares of Quanterix Common Stock subject to each Rollover Option equal to (rounding down to the nearest whole number of shares) the product of (a) the number of shares of Akoya Common Stock subject to the relevant Akoya Option as of immediately prior to the Effective Time and (b) the Exchange Ratio and, and (ii) the per share exercise price for the shares of Quanterix Common Stock issuable upon exercise of each Rollover Option equal to (rounding up to the nearest whole cent) (a) the per share exercise price for the shares of Akoya Common Stock subject to the relevant Akoya Option as in effect immediately prior to the Effective Time, divided by (b) the Exchange Ratio. Such Rollover Options will be otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya Option immediately prior to the Effective Time, except that Akoya Options that, by their existing terms, provide for vesting acceleration triggered in connection with the Effective Time will be so accelerated in accordance with such terms.
Quanterix’s Reasons for the Merger and Recommendation of the Quanterix Board (Page 132)
The Quanterix Board recommends that you vote “FOR” the Quanterix Share Issuance Proposal and “FOR” the Quanterix Adjournment Proposal. For a description of factors considered by the Quanterix Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the Share Issuance, and additional information on the recommendation of the Quanterix Board, see the section titled “The Merger — Quanterix’s Reasons for the Merger and Recommendation of the Quanterix Board.”
Akoya’s Reasons for the Merger and Recommendation of the Akoya Board (Page 136)
The Akoya Board unanimously recommends that you vote “FOR” the Akoya Merger Proposal and “FOR” the Akoya Adjournment Proposal. For a description of factors considered by the Akoya Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and additional information on the recommendation of the Akoya Board, see the section titled “The Merger — Akoya’s Reasons for the Merger and Recommendation of the Quanterix Board.”
Opinion of Quanterix’s Financial Advisor (Page 141; Annex E)
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its oral opinion, subsequently confirmed in writing, to the Quanterix Board that, as of January 9, 2025 and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio of 0.318 shares of Quanterix Common Stock to be issued in exchange for each outstanding share of Akoya Common Stock pursuant to the Merger Agreement was fair from a financial point of view to Quanterix.
The full text of the written opinion of Goldman Sachs, dated January 9, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Quanterix Board in connection with its consideration of the transactions contemplated by the Merger Agreement. Goldman Sachs’ opinion is not a recommendation as to how any holder of Quanterix Common Stock should vote with respect to the transactions contemplated by the Merger Agreement or any other matter. Pursuant to an engagement letter between Quanterix and Goldman Sachs, Quanterix has agreed to pay Goldman Sachs a transaction fee of approximately $4 million, all of which is contingent upon consummation of the transactions contemplated by the Merger Agreement.
Opinion of Akoya’s Financial Advisor (Page 144; Annex F)
On January 9, 2025, PWP rendered its oral opinion to the Akoya Board (which was subsequently confirmed in writing by delivery of PWP’s written opinion, dated the same date) to the effect that, as of January 9, 2025, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by PWP as set forth therein, the Exchange Ratio was fair, in the proposed Merger pursuant to the Merger Agreement from a financial point of view, to the holders of outstanding shares of Akoya Common Stock.
The summary of PWP’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the PWP written opinion dated January 9, 2025, which is included as Annex F to this joint proxy statement/prospectus and sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by PWP in preparing its opinion. The PWP opinion addresses solely the fairness, from a financial point of view, to holders of outstanding shares of Akoya Common Stock of the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement and did not address any other term, aspect or implication (financial or otherwise) of the Merger. PWP’s opinion was directed to Akoya Board (in it’s capacity as such) and neither PWP's written opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus are intended to be, and they do not constitute advice or a recommendation to any holder of Akoya Common Stock as to how such holder should vote or act with respect to any matter relating to the Merger or any other matter.
The Quanterix Special Meeting (Page 104)
The Quanterix Special Meeting will be held virtually via the Internet at 9:00 a.m. Eastern Time on May 13, 2025, at www.cesonlineservices.com/qtrx25_vm. The Quanterix Special Meeting will be held solely by means of remote communication via the Internet. There will not be a physical location. Quanterix stockholders will be able to virtually attend and vote at the Quanterix Special Meeting via the Quanterix Special Meeting website. To participate in the Quanterix Special Meeting, you must pre-register at www.cesonlineservices.com/qtrx25_vm by 9:00 a.m. Eastern Time on May 12, 2025.
The purpose of the Quanterix Special Meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
•
Quanterix Proposal 1 —  Quanterix Share Issuance Proposal:   To approve the issuance of shares of Quanterix Common Stock to Akoya stockholders in connection with the Merger contemplated by the Merger Agreement; and

•
Quanterix Proposal 2 — Quanterix Adjournment Proposal:   To approve the adjournment of the Quanterix Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Quanterix Special Meeting to approve the Quanterix Share Issuance Proposal.

Approval of the Quanterix Share Issuance Proposal by Quanterix stockholders is a condition to the completion of the Merger. A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A. Approval of the Quanterix Adjournment Proposal is not a condition to the obligation of either Quanterix or Akoya to complete the Merger, but is important in case it is necessary or advisable to adjourn the Quanterix Special Meeting, including to solicit additional proxies if there are insufficient votes at the time of the meeting.
Each Quanterix stockholder is entitled to one vote for each share of Quanterix Common Stock held of record at the close of business on the Quanterix Record Date on each proposal. Only Quanterix stockholders of record at the close of business on the Quanterix Record Date are entitled to receive notice of and to vote at the Quanterix Special Meeting and any and all adjournments or postponements thereof.

A quorum of Quanterix stockholders is necessary to conduct business at the Quanterix Special Meeting. The holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting must be present or represented by proxy in order to constitute a quorum for the transaction of business at the Quanterix Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Quanterix Special Meeting. Since all of the proposals currently expected to be voted on at the Quanterix Special Meeting are considered non-routine and non-discretionary matters, shares held in “street name” through a broker, bank or other nominee are not expected to be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on any such proposals.
Quanterix Proposal 1: Quanterix Share Issuance Proposal
Assuming a quorum is present at the Quanterix Special Meeting, approval of the Quanterix Share Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of Quanterix Common Stock entitled to vote thereon. The failure of any stockholder of record of Quanterix to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online during the Quanterix Special Meeting will not have an effect on the outcome of the Quanterix Share Issuance Proposal, provided that a quorum is otherwise present. An abstention by any holder of Quanterix Common Stock entitled to vote at the Quanterix Special Meeting on the Quanterix Share Issuance Proposal and broker non-votes, if any, will have no effect on the Quanterix Share Issuance Proposal.
Quanterix Proposal 2: Quanterix Adjournment Proposal
Approval of the Quanterix Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of Quanterix Common Stock present online or represented by proxy at the Quanterix Special Meeting. The failure of any stockholder of Quanterix to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online during the Quanterix Special Meeting will not have an effect on the outcome of the Quanterix Adjournment Proposal, provided that a quorum is otherwise present. An abstention by any holder of Quanterix Common Stock entitled to vote at the Quanterix Special Meeting on the Quanterix Adjournment Proposal and broker non-votes, if any, will have no effect on the Quanterix Adjournment Proposal.
If a quorum is not present or represented by proxy, then Quanterix stockholders entitled to vote thereat, present or represented by proxy, may adjourn the Quanterix Special Meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.
The Akoya Special Meeting (Page 112)
The Akoya Special Meeting will be held on May 13, 2025, at 8:00 a.m. Eastern Time, at Akoya’s offices located at 500 Donald Lynch Boulevard, Marlborough, MA 01752. A holder of Akoya Common Stock may vote by proxy or at the Akoya Special Meeting. If you hold your shares of Akoya Common Stock in your name as a holder of record, to submit a proxy, you, as a holder of Akoya Common Stock, may use one of the following methods: by telephone, through the Internet or by mail.
At the Akoya Special Meeting, holders of Akoya Common Stock will be asked to consider and vote on the following proposals:
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the Akoya Merger Proposal; and

•
the Akoya Adjournment Proposal.

The holders of a majority of the shares of Akoya Common Stock entitled to vote at the meeting must be present or represented by proxy at the Akoya Special Meeting to constitute a quorum for action on that matter at the Akoya Special Meeting. If you fail to submit a proxy or to vote at the Akoya Special Meeting on a proposal, or fail to instruct your bank, broker, trustee or other nominee how to vote on any proposals, your shares of Akoya Common Stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.
After a share of Akoya Common Stock is represented at the Akoya Special Meeting, it will be counted for the purpose of determining a quorum not only at the Akoya Special Meeting but also at any adjournment or postponement of the Akoya Special Meeting, unless a new record date is or must be fixed for that adjourned meeting. In the event that a quorum is not present at the Akoya Special Meeting, it is expected that the Akoya Special Meeting will be adjourned or postponed.
At the Akoya Special Meeting, each share of Akoya Common Stock is entitled to one vote on all matters properly submitted to holders of Akoya Common Stock.

Akoya Proposal 1: Akoya Merger Proposal
Approval of the Akoya Merger Proposal requires the affirmative vote of holders of a majority of the shares of Akoya Common Stock outstanding as of the Akoya Record Date and entitled to vote on the proposal. Shares of Akoya Common Stock not present, and shares present and not voted, whether by broker non-vote or otherwise, will have the same effect as a vote “AGAINST” the Akoya Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Akoya Merger Proposal.
Akoya Proposal 2: Akoya Adjournment Proposal
The approval of the Akoya Adjournment Proposal by holders of Akoya Common Stock is not a condition to the completion of the Merger. Approval of the Akoya Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares of Akoya Common Stock present and entitled to vote at the Akoya Special Meeting. Shares of Akoya Common Stock not present and broker non-votes will have no effect on the Akoya Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Akoya Adjournment Proposal.
Interests of Quanterix Directors and Executive Officers in the Merger (Page 196)
Other than with respect to continued service for, employment by and/or the right to continued indemnification by the Combined Company, as of the date of this joint proxy statement/prospectus, Quanterix directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other Quanterix stockholders generally. For more information, see the section titled “Interests of Quanterix Directors and Executive Officers in the Merger.”
Interests of Akoya Directors and Executive Officers in the Merger (Page 197)
The directors and executive officers of Akoya have interests in the Merger that are different from, or in addition to, the interests of stockholders of Akoya generally. The members of the Akoya Board were aware of, and considered, these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the stockholders of Akoya approve the Akoya Merger Proposal. Additional interests of the directors and executive officers of Akoya in the Merger include (i) the payment of certain severance and other benefits upon a qualifying termination of employment or service following the completion of the Merger, (ii) continued employment or service on the board of the Combined Company and (iii) the continued provision of indemnification and insurance coverage for current and former directors and executive officers of Akoya in accordance with the Merger Agreement. Akoya’s stockholders should take these interests into account in deciding whether to vote “FOR” the Akoya Merger Proposal.
See the sections titled “Interests of Akoya Directors and Executive Officers in the Merger” and “The Merger Agreement — Indemnification of Officers and Directors” for a more detailed description of these interests.
Certain Beneficial Owners of Quanterix Common Stock (Page 221)
At the close of business on March 1, 2025, the members of the Quanterix Board and Quanterix’s executive officers and their affiliates, as a group, beneficially owned 7.7% of the shares of Quanterix Common Stock.
Quanterix currently expects that all members of the Quanterix Board and Quanterix’s executive officers will vote their shares of Quanterix Common Stock “FOR” the Quanterix Share Issuance Proposal and “FOR” the Quanterix Adjournment Proposal. For more information regarding the security ownership of the members of the Quanterix Board and Quanterix’s executive officers, see the section titled “Certain Beneficial Owners of Quanterix Common Stock.”
Certain Beneficial Owners of Akoya Common Stock (Page 223)
At the close of business on March 1, 2025, the members of the Akoya Board and Akoya’s executive officers and their affiliates, as a group, beneficially owned 8.3% of the shares of Akoya Common Stock.
Akoya currently expects that all members of the Akoya Board and Akoya’s executive officers will vote their shares of Akoya Common Stock “FOR” the Akoya Merger Proposal and “FOR” the Akoya Adjournment Proposal. For more information regarding the security ownership of the members of the Akoya Board and Akoya’s executive officers, see the section titled “Certain Beneficial Owners of Akoya Common Stock.”
Post-Closing Governance (Page 158)
The Merger Agreement provides that, as of the Effective Time, the Quanterix Board will consist of nine directors, seven of whom will be existing members of the Quanterix Board and two of whom will be nominated by the Akoya Board prior to the Effective Time and replace two existing members of the Quanterix Board, who would resign as directors of Quanterix as of immediately prior to the Effective Time.

From and after the Effective Time, the directors and officers of Merger Sub as of immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation until any respective successors have been duly elected.
Ownership of the Combined Company (Page 162)
Based on the number of shares of Quanterix Common Stock and Akoya Common Stock outstanding as of March 25, 2025 upon completion of the Merger, the current Quanterix stockholders are expected to own approximately 70.99% of the outstanding Quanterix Common Stock and former Akoya stockholders are expected to own approximately 29.01% of the outstanding Quanterix Common Stock.
Regulatory Approvals and Related Matters (Page 162)
The obligations of Quanterix and Akoya to consummate the Merger are subject to, among other conditions, the expiration or earlier termination of any waiting period (and any extension thereof) under the HSR Act. The parties filed their respective notification and report forms pursuant to the HSR Act on January 24, 2025, and the 30-calendar-day waiting period under the HSR Act expired at 11:59 p.m. Eastern Time on February 24, 2025.
Appraisal Rights (Page 166)
In accordance with Section 262 of the DGCL, no appraisal rights are available to either Akoya stockholders or Quanterix stockholders in connection with the Merger.
For more information, see the section titled “No Appraisal Rights.”
Conditions to the Consummation of the Merger (Page 176)
Mutual Conditions
The respective obligations of Quanterix and Akoya to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver in writing (by Quanterix and Akoya) of the following conditions:
•
receipt of the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal;

•
receipt of the approval by Akoya stockholders of the Akoya Merger Proposal;

•
this registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, having become effective under the Securities Act and not being the subject of any action by the SEC seeking a stop order;

•
the waiting period applicable to the Merger under the HSR Act having expired or been terminated, any mandatory waiting period or required clearance, approval or consent applicable to the Merger under any other applicable competition or antitrust law having expired or been obtained (except where the failure to observe such waiting period or obtain a clearance, approval or consent would not have a material adverse effect), and each other clearance, approval or consent with respect to the Merger by any relevant governmental authority asserting jurisdiction under any other applicable antitrust law having been deemed to be cleared, approved or consented to under such other antitrust laws;

•
the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental body and having the effect of restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

•
the submission by Quanterix to Nasdaq of a notification of shares of Quanterix Common Stock to be issued in connection with the Merger (including those to be reserved upon exercise of Rollover Options and the settlement of Rollover RSUs) as contemplated by the Merger Agreement.

Additional Conditions
In addition, Quanterix’s and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver in writing by Quanterix) of the following conditions:
•
the representations and warranties of Akoya set forth in the Merger Agreement being true and correct as of the Closing Date as though made on the Closing Date (other than in the instances where such representations and warranties address matters as of a particular different date, in which case they must be true and correct as of such date), subject in each case to certain specific materiality qualifiers depending on the subject matter of such representations and warranties;

•
Akoya having complied with and performed in all material respects all of the covenants and agreements under the Merger Agreement that are required to be complied with or performed by it at or prior to the Closing Date; and

•
there having been or occurred no “Material Adverse Effect” (as defined and discussed in the section titled “The Merger Agreement”) with respect to Akoya since the date of the Merger Agreement.

In addition, Akoya’s obligations to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver in writing by Akoya) of the following conditions:
•
the representations and warranties of Quanterix set forth in the Merger Agreement being true and correct as of the Closing Date as though made on the Closing Date (other than in the instances where such representations and warranties address matters as of a particular different date, in which case they must be true and correct as of such date), subject in each case to certain specific materiality qualifiers depending on the subject matter of such representations and warranties;

•
Quanterix and Merger Sub having complied with and performed in all material respects all of the respective covenants and agreements under the Merger Agreement that are required to be complied with or performed by it at or prior to the Closing Date; and

•
there having been or occurred no “Material Adverse Effect” (as defined and discussed in the section titled “The Merger Agreement”) with respect to Quanterix since the date of the Merger Agreement.

No Solicitation of Competing Proposals; Obligation to Call Special Meetings (Page 171)
Subject to certain exceptions, Akoya and Quanterix have each agreed not to, and to cause their respective subsidiaries and to use reasonable best efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents or other representatives not to, directly or indirectly, and in each case as it relates to itself:
•
initiate, seek or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) or take any other action that is reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, certain competing transactions referred to as an “Acquisition Proposal” (as defined and discussed in the section titled “The Merger Agreement”);

•
participate or engage in discussions (except to advise the relevant third party of the applicable restrictions discussed herein or to clarify whether an inquiry, offer or proposal constitutes an Acquisition Proposal) or negotiations with, or disclose any non-public information or data or afford access to its properties, books or records to, any person or group (or any of their affiliates or representatives) that is seeking to make, has made or could be reasonably expected to make, or otherwise in connection with, an Acquisition Proposal;

•
enter into any contract (or any letter of intent, memorandum of understanding, agreement in principle or other similar contract or agreement) with respect to an Acquisition Proposal;

•
take any action or exempt any third party from the restrictions on “business combinations” or any similar provision contained in any applicable takeover laws or its organizational documents or grant a waiver under Section 203 of the DGCL; or

•
resolve, publicly propose or agree to do any of the foregoing actions.

Each of Akoya and Quanterix is required to duly give notice of, convene and hold a meeting of its respective stockholders, in the case of Akoya in order to approve the Merger Proposal, and in the case of Quanterix in order to approve the Quanterix Share Issuance Proposal. Each such stockholders’ meeting must be held as promptly as practicable, and in any case by May 14, 2025. The relevant party may not postpone or adjourn its stockholders’ meeting except (i) to solicit additional proxies for the purpose of obtaining the applicable stockholder approval in the case such party determines in good faith that such approval is unlikely to be obtained, including due to the absence of a quorum, but the applicable stockholders’ meeting may not be so adjourned or postponed by more than an aggregate of 30 days or to a date after the fifth business day preceding the Termination Date or (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the relevant party has determined after consultation with outside legal counsel is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by such party’s stockholders prior to the applicable stockholders’ meeting.
Unless the Merger Agreement is validly terminated, Akoya’s and Quanterix’s respective obligations to hold the Akoya Special Meeting and the Quanterix Special Meeting, respectively, will not be affected by the receipt of any Acquisition

Proposal or the making of any Change of Recommendation (as defined and discussed in the section titled “The Merger Agreement”), in each case with respect to itself.
Termination of the Merger Agreement (Page 177)
The Merger Agreement may be terminated at any time prior to the Effective Time:
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by the mutual written consent of Akoya and Quanterix; or

•
by Quanterix:

•
if any of Akoya’s covenants, obligations, representations or warranties in the Merger Agreement are breached or any of Akoya’s representations or warranties become untrue, such that the applicable conditions to Closing would not be satisfied, and any such breach or failure of a representation or warranty to be true is incapable of being cured by the Termination Date or is not cured within 30 days of receipt by Akoya of written notice from Quanterix of such breach or failure to be true (an “Akoya Breach Termination”);

•
if at any time prior to obtaining the required approvals from Akoya stockholders for the adoption of the Merger Agreement, the Akoya Board or any committee thereof (i) makes any Change of Recommendation (as defined and discussed in the section titled “The Merger Agreement”), (ii) does not include the recommendation of the Akoya Board in respect of the adoption of the Merger Agreement in this joint proxy statement or (iii) publicly proposes or allows Akoya to publicly propose to take any of the actions described in the foregoing clauses (i) or (ii) (an “Akoya Recommendation Change Termination”);

•
if Akoya materially breaches its obligations with respect to the solicitation of Acquisition Proposals (an “Akoya No-Shop Termination”); or

•
at any time prior to obtaining the approval of Quanterix stockholders in connection with the Quanterix Share Issuance Proposal, in order for Quanterix to enter into a definitive agreement with respect to a Superior Proposal (a “Quanterix Superior Proposal Termination”);

•
by Akoya:

•
if any of Quanterix’s covenants, obligations, representations or warranties in the Merger Agreement are breached or any of Quanterix’s representations or warranties become untrue, such that the applicable conditions to Closing would not be satisfied, and any such breach or failure of a representation or warranty to be true is incapable of being cured by the Termination Date or is not cured within 30 days of receipt by Quanterix of written notice from Akoya of such breach or failure to be true (a “Quanterix Breach Termination”);

•
if at any time prior to obtaining the required approvals from Quanterix stockholders for the Quanterix Share Issuance Proposal, the Quanterix Board or any committee thereof (i) makes any Change of Recommendation, (ii) does not include the recommendation of the Quanterix Board in respect of the Quanterix Share Issuance Proposal in this joint proxy statement or (iii) publicly proposes or allows Quanterix to publicly propose to take any of the actions described in the foregoing clauses (i) or (ii) (a “Quanterix Recommendation Change Termination”);

•
if Quanterix materially breaches its obligations with respect to the solicitation of Acquisition Proposals (a “Quanterix No-Shop Termination”); or

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at any time prior to obtaining the approval of Akoya stockholders in connection with the adoption of the Merger Agreement, in order for Akoya to enter into a definitive agreement with respect to a Superior Proposal (an “Akoya Superior Proposal Termination”);

•
by either Quanterix or Akoya, if:

•
(A) any government body of competent jurisdiction issues or enters any order that becomes final and non-appealable or any applicable law is enacted or promulgated, in each case, that has the effect of permanently restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, or (B) any expiration, termination, authorization, clearance, approval or consent from a governmental body required to be obtained pursuant to the Merger Agreement is denied and such denial becomes final and non-appealable;

•
the Merger has not been consummated by the original Termination Date of July 9, 2025, but, if on such date any of the conditions to Closing pertaining to approvals or absence of legal restraints under antitrust and competition laws have not been satisfied or waived, but all other conditions to the parties’ obligations to consummate the transactions contemplated by the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be fulfilled at the Closing, as long as such conditions would be reasonably capable of being fulfilled if the Closing were to occur on such date), then either Quanterix or Akoya may, by written notice to the other party, extend the Termination Date to January 9, 2026 (with the termination right described in this bullet point being referred to as an “Expiration Termination”);
•
the approval by Akoya stockholders of the Akoya Merger Proposal is not obtained upon a vote taken at the Akoya stockholders’ meeting duly convened for such purpose, or at any adjournment or postponement of such meeting (a “No Akoya Vote Termination”); or

•
the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal is not obtained upon a vote taken at the Quanterix stockholders’ meeting duly convened for such purpose, or at any adjournment or postponement of such meeting (a “No Quanterix Vote Termination”).

Termination Fees (Page 178)
Under the Merger Agreement, Akoya is required to pay Quanterix a termination fee of $7 million upon any of the following events:
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an Akoya Recommendation Change Termination;

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an Akoya No-Shop Termination;

•
an Akoya Superior Proposal Termination; or

•
if (i) the Merger Agreement is terminated by Quanterix by way of an Akoya Breach Termination or by Quanterix or Akoya by way of an Expiration Termination or a No Akoya Vote Termination, (ii) at or prior to the Akoya stockholders’ meeting to vote on the adoption of the Merger Agreement (in the case of a No Akoya Vote Termination) or at or prior to the time of such termination (in the case of an Akoya Breach Termination or Expiration Termination), an Acquisition Proposal with respect to Akoya is publicly proposed, disclosed or known, and such Acquisition Proposal is not irrevocably and publicly withdrawn at or prior to such applicable time described in this clause (ii), and (iii) concurrently with or within 12 months after any such termination, Akoya or any of its subsidiaries enters into a definitive agreement (which is ultimately consummated, whether during such 12-month period or thereafter) with respect to, or otherwise consummates, any Acquisition Proposal with respect to Akoya (substituting 50% for 20% in the definition of “Acquisition Proposal”).

Under the Merger Agreement, Quanterix is required to pay Akoya a termination fee of $9 million upon any of the following events:
•
a Quanterix Recommendation Change Termination;

•
a Quanterix No-Shop Termination;

•
a Quanterix Superior Proposal Termination; or

•
if (i) the Merger Agreement is terminated by Akoya by way of a Quanterix Breach Termination or by Quanterix or Akoya by way of an Expiration Termination or a No Quanterix Vote Termination, (ii) at or prior to the Quanterix stockholders’ meeting to vote on the approval of the Quanterix Share Issuance Proposal (in the case of a No Quanterix Vote Termination) or at or prior to the time of such termination (in the case of a Quanterix Breach Termination or Expiration Termination), an Acquisition Proposal with respect to Quanterix is publicly proposed, disclosed or known, and such Acquisition Proposal is not irrevocably and publicly withdrawn at or prior to such applicable time described in this clause (ii), and (iii) concurrently with or within 12 months after any such termination, Quanterix or any of its subsidiaries enters into a definitive agreement (which is ultimately consummated, whether during such 12-month period or thereafter) with respect to, or otherwise consummates, any Acquisition Proposal with respect to Quanterix (substituting 50% for 20% in the definition of “Acquisition Proposal”).

Related Agreements (Page 181)
In connection and concurrently with the execution of the Merger Agreement, (i) Quanterix entered into a Voting and Support Agreement (the “Akoya Voting Agreement”) with certain stockholders of Akoya (including Akoya’s directors and executive officers, in their capacity as stockholders of Akoya); (ii) Akoya entered into a Voting and Support Agreement (the “Quanterix Voting Agreement”) with certain stockholders of Quanterix (including Quanterix’s directors and executive officers, in their capacity as stockholders of Quanterix); and (iii) Quanterix entered into lock-up agreements with certain stockholders of Akoya (the “Lock-Up Agreements”). The Akoya Voting Agreement and Quanterix Voting Agreement require, among other things, and subject to the respective terms thereof, that the signatories thereto vote all of their shares of Quanterix Common Stock or Akoya Common Stock, as applicable, in favor of the Merger Proposal or the Quanterix Share Issuance Proposal, as the case may be, and the other transactions contemplated by the Merger Agreement. The Lock-Up Agreements require, among other things, and subject to certain customary exceptions, that the signatories thereto agree to certain restrictions on transfer of shares of Quanterix Common Stock for a specified period of time.
On April 2, 2025, Quanterix entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Akoya, pursuant to which Akoya will issue and sell to Quanterix from time to time, in a private placement, one or more convertible promissory notes having an aggregate principal amount of up to $30,000,000 (the “Convertible Notes”). At such time as Akoya draws any funds and thereby issues any Convertible Notes, (i) Akoya and Quanterix will enter into a registration rights agreement (the “Registration Rights Agreement”); and (ii) Quanterix, Akoya and MidCap Financial Trust (“MidCap”) will enter into a subordination agreement (the “Subordination Agreement”).
For further information, see the section titled “Related Agreements” and the Akoya Voting Agreement, Quanterix Voting Agreement and form of Lock-Up Agreement, which are attached as Annex B, Annex C and Annex D, respectively.
Material U.S. Federal Income Tax Consequences of the Merger (Page 201)
Quanterix and Akoya intend for the Merger to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Subject to the limitations and qualifications set forth herein and in the opinions of Covington and DLA, filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus is part, if the Merger qualifies as a reorganization for U.S. federal income tax purposes, then a U.S. holder will not recognize any gain or loss upon the receipt of Quanterix Common Stock in exchange for surrendering its Akoya Common Stock.
For further information, see the section titled “Material U.S. Federal Income Tax Consequences of the Merger.”
Comparison of Stockholders’ Rights (Page 204)
Upon completion of the Merger, Akoya stockholders receiving shares of Quanterix Common Stock will become Quanterix stockholders. The rights of Quanterix stockholders, including the holders of Quanterix Common Stock, will be governed by the DGCL and by the Quanterix Charter and Quanterix Bylaws in effect at the Effective Time. Both Quanterix and Akoya are Delaware corporations, but there are certain differences in the rights of Quanterix stockholders under the Quanterix Charter and Quanterix Bylaws and of Akoya stockholders under the Akoya Charter and Akoya Bylaws. See the section titled “Comparison of Stockholders’ Rights.”
Listing of Quanterix Common Stock; Delisting and Deregistration of Akoya Common Stock (Page 164)
It is a condition to the Merger that Quanterix submit to Nasdaq a notification in respect of the shares of Quanterix Common Stock to be issued to Akoya stockholders in the Merger. If the Merger is completed, Akoya Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, following which Akoya will no longer be required to file periodic reports with the SEC with respect to Akoya Common Stock.
Risk Factors (Page 22)
In evaluating the Merger Agreement, the Merger and the Share Issuance you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in the section titled “Risk Factors.”
Certain Relationships and Commercial Arrangements between Quanterix and Akoya (Page 87)
Quanterix, Akoya and their respective subsidiaries and affiliates have not engaged in commercial transactions or entered into commercial arrangements with each other in the ordinary course of business, except for the Merger Agreement and as otherwise described in this joint proxy statement/prospectus. See the section titled “Certain Relationships and Commercial Arrangements Between Quanterix and Akoya.”

RISK FACTORS
In considering how to vote on the proposals to be considered and voted on at the Quanterix Special Meeting or the Akoya Special Meeting, you are urged to carefully consider all of the information contained or incorporated by reference in this joint proxy statement/prospectus. For more information, see the section titled “Where You Can Find More Information.” You should also read and consider the risks associated with each of the businesses of Quanterix and Akoya because those risks may affect the Combined Company. The risks associated with the business of Akoya can be found in Akoya’s Exchange Act reports, including Akoya’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this joint proxy statement/prospectus. In addition, you are urged to carefully consider the following material risks relating to the Merger and the businesses of Quanterix, Akoya and the Combined Company.
Risk Factor Summary
The following summary highlights some of the risks to be considered with respect to the Merger and the businesses of Quanterix, Akoya and the Combined Company. This summary is not complete and the risks summarized below are not the only risks that Quanterix, Akoya and the Combined Company face. Readers should review and carefully consider the risks and uncertainties described in more detail below, which includes a more complete discussion of these risks.
Risks Related to the Merger and the Combined Company
•
The Exchange Ratio is fixed and will not be adjusted in the event of any change in either Quanterix’s or Akoya’s stock price. Therefore, Akoya stockholders cannot be sure of the value of the Merger Consideration they will receive.

•
The Merger may not be completed and the Merger Agreement may be terminated in accordance with its terms.

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The market price for shares of Quanterix Common Stock may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of shares of Akoya Common Stock.

•
Actions of activist or dissident stockholders could delay or prevent the approval of the Merger and negatively affect Quanterix’s and Akoya’s business and operations.

•
The Share Issuance may cause the market price of Quanterix Common Stock to decline.

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Akoya stockholders who receive shares of Quanterix Common Stock in the Merger will have rights as Quanterix stockholders that differ from their current rights as Akoya stockholders.

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The Merger, and uncertainty regarding the Merger, may cause customers, service providers, partners, vendors, suppliers and other business relationships to delay or defer decisions concerning Quanterix or Akoya and adversely affect each company’s ability to effectively manage its respective business, which could adversely affect each company’s business, operating results and financial position and, following the completion of the Merger, the Combined Company’s business, operating results and financial position.

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Whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the businesses of Quanterix and Akoya, which could have an adverse effect on their respective businesses and financial results.

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Akoya and Quanterix directors and executive officers have interests and arrangements that may be different from, or in addition to, those of Akoya or Quanterix stockholders generally, respectively.

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The Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with either Quanterix or Akoya.

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Quanterix and Akoya expect to incur substantial costs related to the Merger and integration.

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Combining the businesses of Quanterix and Akoya may be more difficult, costly or time-consuming than expected and the Combined Company may fail to realize the anticipated benefits of the Merger, which may adversely affect the Combined Company’s business results and negatively affect the value of Quanterix’s Common Stock following completion of the Merger.

•
The financial forecasts in this joint proxy statement/prospectus are based on various assumptions that may not be realized.

Risks Related to Quanterix
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Failure to remediate material weaknesses in, or inherent limitations associated with, Quanterix’s internal control over financial reporting have resulted in, and in the future could result in, material misstatements in Quanterix’s financial statements.

•
The restatement of Quanterix’s financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December, 31 2023 and for the quarterly and year-to-date (as applicable) periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024, and June 30, 2024 (the “Restatement”) may affect stockholder and investor confidence in Quanterix or harm Quanterix’s reputation, and may subject Quanterix to additional risks and uncertainties, including increased costs and the increased possibility of legal proceedings and regulatory inquiries, sanctions or investigations.

•
Quanterix’s quarterly and annual operating results and cash flows have fluctuated in the past and might continue to fluctuate, which could cause the value of Quanterix Common Stock to fluctuate or decline significantly.

•
Quanterix has incurred annual losses since it was formed and expects to incur losses in the future. Quanterix cannot be certain that it will achieve or sustain profitability.

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If Quanterix’s products fail to achieve and sustain sufficient market acceptance, its revenue will be adversely affected.

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Sales of Quanterix’s assays for neurological indications have become increasingly important to its business, and any significant decrease in sales of such assays could have a material adverse effect on its business.

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Quanterix may not be successful in penetrating the diagnostics market.

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Because a significant portion of Quanterix’s revenue comes from a few large customers, any significant decrease in sales to these customers, due to industry consolidation or otherwise, could harm its operating results.

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Quanterix’s long-term results depend upon its ability to improve existing products, develop or acquire new technology, and develop, introduce and market new products successfully.

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Quanterix may experience delays in launching its next-generation instrument, Simoa ONE, on its anticipated timeline, which could adversely affect Quanterix’s business, financial condition, and results of operations.

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Defects or other quality issues in Quanterix’s products could lead to unforeseen costs, product recalls, adverse regulatory actions, negative publicity, and litigation, including product liability claims, any of which could cause customers to decide not to purchase its products, harm its reputation, and negatively affect its sales, operating results and financial condition.

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Quanterix relies on a single contract manufacturer for its Simoa HD-X instrument and on a different single contract manufacturer for its Simoa SR-X instrument, and it expects to rely on a different single contract manufacturer for its new Simoa ONE instrument. If any of these manufacturers should fail to perform, or not perform satisfactorily, Quanterix’s ability to supply these instruments would be negatively and adversely affected.

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Quanterix relies on a limited number of suppliers or, in some cases, one supplier, for some of its materials and components used in its consumable products and its SP-X instrument, and Quanterix may not be able to find replacements or immediately transition to alternative suppliers if any of these suppliers fail to perform, which could have a material adverse effect on its business, financial condition, results of operations and reputation.

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Quanterix faces significant competition in the life sciences research and diagnostic markets.

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Changes in U.S. government policies, including increased tariffs and potential reductions in federal research funding, could adversely affect Quanterix’s business.

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If the FDA determines that Quanterix’s products are subject to regulation as medical devices, if the FDA modifies its regulations to require that Quanterix’s LDTs are subject to regulation as devices, or if Quanterix seeks to market its products for clinical diagnostic or health screening use, Quanterix will be required to comply with medical device law, including in some cases a requirement to obtain regulatory clearance(s) or approval(s). Any such regulatory process would be expensive, time-consuming and uncertain both in timing and in outcome.

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If Quanterix is unable to protect its intellectual property, its ability to maintain any technological or competitive advantage over its competitors and potential competitors may be reduced and its business may be harmed.

Risks Related to Akoya
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Please see Akoya’s Exchange Act reports, including Akoya’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to the Merger
The Exchange Ratio is fixed and will not be adjusted in the event of any change in either Quanterix’s or Akoya’s stock price. Therefore, Akoya stockholders cannot be sure of the value of the Merger Consideration they will receive.
Upon completion of the Merger, each issued and outstanding share of Akoya Common Stock (other than shares held as of the Effective Time by Quanterix, Merger Sub, any direct or indirect wholly owned subsidiary of Quanterix or Akoya or by Akoya as treasury shares) will be converted into the right to receive the Merger Consideration, which is equal to 0.318 fully paid and nonassessable shares of Quanterix Common Stock and, if applicable, cash in lieu of fractional shares (subject to adjustments in the event of any stock split or similar change to the number of shares of Akoya Common Stock or Quanterix Common Stock issued and outstanding prior to the Effective Time as a result of certain events, as specified in the Merger Agreement). This Exchange Ratio was fixed in the Merger Agreement and will not be adjusted for changes in the market price of either Akoya Common Stock or Quanterix Common Stock. Changes in the market price of Quanterix Common Stock prior to completion of the Merger would affect the value of the Merger Consideration that Akoya stockholders will receive upon completion of the Merger.
It is impossible to accurately predict the market price of Quanterix Common Stock at the completion of the Merger and, therefore it is impossible to accurately predict the market value of the shares of Quanterix Common Stock that Akoya stockholders will receive in the Merger. The market price for Quanterix Common Stock may fluctuate both prior to the completion of the Merger and thereafter for a variety of reasons, including, among others, general market and economic conditions, the demand for Quanterix’s or Akoya’s products and services, changes in federal, state or local laws and regulations, changes in U.S. governmental regulation of the healthcare industry and other legal developments in the healthcare industry, other changes in Quanterix’s or Akoya’s respective businesses, operations, prospects and financial results of operations, market assessments of the likelihood that the Merger will be completed and/or the value that may be generated by the Merger, and the expected timing of the Merger and regulatory considerations. Many of these factors are beyond Quanterix’s and Akoya’s control and neither Akoya nor Quanterix are permitted to terminate the Merger Agreement solely due to a decline in the market price of a share of the common stock of the other party. As a result, the market value represented by the Exchange Ratio will also vary. Accordingly, at the time of the Akoya Special Meeting, Akoya stockholders will not know or be able to determine the market value of the Merger Consideration they would be entitled to receive upon completion of the Merger.
You are urged to obtain current market quotations for shares of Quanterix Common Stock and Akoya Common Stock.
Upon completion of the Merger, Akoya stockholders will become holders of Quanterix Common Stock. The market price of the Quanterix Common Stock will continue to fluctuate, potentially significantly, following completion of the Merger, including for the reasons described above. As a result, former Akoya stockholders could lose some or all of the value of their investment in Quanterix Common Stock. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, the Quanterix Common Stock received in the Merger, regardless of the Combined Company’s actual operating performance.
The Merger may not be completed and the Merger Agreement may be terminated in accordance with its terms.
The Merger is subject to a number of conditions that must be satisfied (or waived, to the extent permitted), including (i) receipt of the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal; (ii) receipt of the approval by Akoya stockholders of the Akoya Merger Proposal; (iii) the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part; (iv) the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental body and having the effect of restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; (v) the submission by Quanterix to Nasdaq of a notification of shares of Quanterix Common Stock to be issued in connection with the Merger (including those to be reserved upon exercise of options to acquire shares of Akoya Common Stock and the settlement of restricted stock units in respect of shares of Akoya Common Stock) as contemplated by the Merger Agreement; (vi) subject to certain exceptions, the accuracy of the representations and warranties of the parties to the Merger Agreement; (vii) performance by each party of its respective obligations under the Merger Agreement; and (viii) the absence of a “Material Adverse Effect” (as defined and discussed below) with respect to each of Akoya and Quanterix. These conditions are described in further detail in the section titled “The Merger Agreement — Conditions to the Consummation of the Merger.” These conditions to the completion of the Merger, some of which are beyond the control of Quanterix and Akoya, may not be satisfied or waived in a timely manner or at all, and, accordingly, the Merger may be delayed or not completed.
Generally, each party has incurred and will incur costs in connection with entering into the Merger Agreement and consummating the transactions contemplated thereby (many of which will be payable by each of the respective parties whether or not the Merger is completed). Additionally, either Quanterix or Akoya may terminate the Merger Agreement under certain circumstances, subject to the payment of a termination fee in certain cases.

The Merger Agreement provides that Akoya will pay Quanterix a termination fee of $7 million upon any of the following events:
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an Akoya Recommendation Change Termination;

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an Akoya No-Shop Termination;

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an Akoya Superior Proposal Termination; or

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if (i) the Merger Agreement is terminated by Quanterix by way of an Akoya Breach Termination or by Quanterix or Akoya by way of an Expiration Termination or a No Akoya Vote Termination, (ii) at or prior to the Akoya stockholders’ meeting to vote on the adoption of the Merger Agreement (in the case of a No Akoya Vote Termination) or at or prior to the time of such termination (in the case of an Akoya Breach Termination or Expiration Termination), an Acquisition Proposal with respect to Akoya is publicly proposed, disclosed or known, and such Acquisition Proposal is not irrevocably and publicly withdrawn at or prior to such applicable time described in this clause (ii), and (iii) concurrently with or within 12 months after any such termination, Akoya or any of its subsidiaries enters into a definitive agreement (which is ultimately consummated, whether during such 12-month period or thereafter) with respect to, or otherwise consummates, any Acquisition Proposal with respect to Akoya (substituting 50% for 20% in the definition of “Acquisition Proposal”).

The Merger Agreement provides that Quanterix will pay Akoya a termination fee of $9 million upon any of the following events:
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a Quanterix Recommendation Change Termination;

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a Quanterix No-Shop Termination;

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a Quanterix Superior Proposal Termination; or

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if (i) the Merger Agreement is terminated by Akoya by way of a Quanterix Breach Termination or by Quanterix or Akoya by way of an Expiration Termination or a No Quanterix Vote Termination, (ii) at or prior to the Quanterix stockholders’ meeting to vote on the approval of the Quanterix Share Issuance Proposal (in the case of a No Quanterix Vote Termination) or at or prior to the time of such termination (in the case of a Quanterix Breach Termination or Expiration Termination), an Acquisition Proposal with respect to Quanterix is publicly proposed, disclosed or known, and such Acquisition Proposal is not irrevocably and publicly withdrawn at or prior to such applicable time described in this clause (ii), and (iii) concurrently with or within 12 months after any such termination, Quanterix or any of its subsidiaries enters into a definitive agreement (which is ultimately consummated, whether during such 12-month period or thereafter) with respect to, or otherwise consummates, any Acquisition Proposal with respect to Quanterix (substituting 50% for 20% in the definition of “Acquisition Proposal”).

The termination fees contemplated by the Merger Agreement may have the effect of discouraging alternative transaction proposals involving Akoya or Quanterix. See the sections titled “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees and Expenses” for a more complete discussion of the circumstances under which the Merger Agreement could be terminated and when a termination fee may be payable by Quanterix or Akoya.
Failure to complete the Merger could negatively impact the future business and financial results of Quanterix and Akoya and the trading prices of the Quanterix Common Stock or Akoya Common Stock.
If the Merger is not completed for any reason, including because Quanterix stockholders fail to approve the Quanterix Share Issuance Proposal, or because Akoya stockholders fail to approve the Akoya Merger Proposal, the ongoing businesses of Quanterix and Akoya may be adversely affected and, without realizing any of the expected benefits of having completed the Merger, Quanterix and Akoya would be subject to a number of risks, including the following:
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each company may experience negative reactions from the financial markets, including negative impacts on its stock price;

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each company may experience negative reactions from its customers, service providers, partners, vendors, suppliers and employees;

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it could negatively impact each company’s ability to achieve future growth, expand its addressable market and achieve scale and profitability on expected timelines;

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each company will have incurred substantial costs towards completion of the Merger and will generally be required to pay its respective costs relating to the Merger, such as financial advisory, legal, strategic advisory, accounting costs and associated fees and expenses, whether or not the Merger is completed;

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Quanterix has agreed to provide bridge financing to Akoya consisting of the Convertible Notes in an aggregate amount up to $30 million (the “Akoya Bridge Financing”) which, if drawn, will be subordinated to indebtedness under the Credit and Security Agreement (Term Loan), dated October 27, 2020, by and among Akoya and any additional borrowers party thereto as borrowers, Midcap individually as a lender and as agent, and the financial institutions or other entities from time to time parties thereto, as lenders, and all other loan documents related thereto and entered into with respect thereto, in each case, as amended from time to time (the “Akoya Existing Loan Documents”), and if the Merger is not completed for any reason, Akoya may not have the financial resources to repay the Convertible Notes when due, or at all; and

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each company will have committed substantial time and resources to matters relating to the Merger (including integration planning) which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either company as an independent company.

Actions of activist or dissident stockholders could delay or prevent the approval of the Merger and negatively affect Quanterix’s and Akoya’s business and operations.
Recently two of Quanterix’s stockholders have indicated that they currently oppose the Merger. In addition, on March 3, 2025, one of these stockholders announced that it had nominated three directors for election to the Quanterix Board at its 2025 annual meeting of stockholders, and on March 31, 2025, the stockholder filed a preliminary proxy statement with the SEC soliciting proxies from the Quanterix stockholders to vote against each of the Quanterix Share Issuance Proposal and the Quanterix Adjournment Proposal. As a result of these actions, Quanterix will incur significant expenses even if it is successful in completing the Merger or is successful in a potential proxy contest.
In addition, perceived uncertainties as to the future direction, strategy, or leadership, and the diversion of the attention and resources of the management and Board, of Quanterix and Akoya created by such activism may result in the loss of business opportunities and make it more difficult for each company to complete strategic transactions or attract and retain investors, customers, employees, and other business partners. Such stockholder activism may also cause significant fluctuation in the price of Quanterix Common Stock and Akoya Common Stock based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of such company’s business. The outcome or timing of any matters relating to stockholder activism or potential proxy contests or the ultimate impact that such matters may have on the business, liquidity, financial condition, or results of operations of Quanterix and Akoya is uncertain.
The market price for shares of Quanterix Common Stock may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of shares of Akoya Common Stock.
Upon completion of the Merger, Akoya stockholders will receive shares of Quanterix Common Stock and will become Quanterix stockholders. Quanterix’s business differs from that of Akoya, and Quanterix’s results of operations and stock price may be adversely affected by factors different from those that historically have affected or currently affect Akoya’s results of operations and stock price. Following the completion of the Merger, Akoya will be part of a larger company, so decisions affecting Akoya may be made in respect of the larger combined business as a whole rather than the Akoya business individually. For a discussion of the businesses of each of Quanterix and Akoya and some important factors to consider in connection with those businesses, see the sections titled “The Parties to the Merger,” “Business of Quanterix” and the other information contained or incorporated in this joint proxy statement/prospectus. See the section titled “Where You Can Find More Information.”
The Share Issuance may cause the market price of Quanterix Common Stock to decline.
Based on 49,836,931 shares of Akoya Common Stock issued and outstanding as of March 25, 2025 and the Exchange Ratio, it is expected that Quanterix will issue approximately 15,848,144 shares of Quanterix Common Stock to Akoya stockholders in connection with the Merger and other transactions contemplated by the Merger Agreement. Based on 2,168,195 Akoya RSUs outstanding as of March 25, 2025 and the Exchange Ratio, it is expected that Quanterix will issue approximately 689,486 Quanterix RSUs to holders of Rollover RSUs in connection with the Merger and other transactions contemplated by the Merger Agreement. Based on 5,251,986 shares underlying Akoya Options outstanding as of March 25, 2025 and the Exchange Ratio, it is expected that Quanterix will issue options to acquire approximately 1,670,132 shares of Quanterix Common Stock to holders of Rollover Options in connection with the Merger and other transactions contemplated by the Merger Agreement. Former Akoya stockholders may decide not to hold the shares of Quanterix Common Stock that they will receive in the Merger, and Quanterix stockholders may decide to reduce their investment in Quanterix as a result of the changes to Quanterix’s investment profile as a result of the Merger. Both the issuance of this amount of new shares in the Merger and any subsequent sales of these shares may cause the market price of Quanterix Common Stock to decline.

Akoya stockholders who receive shares of Quanterix Common Stock in the Merger will have rights as Quanterix stockholders that differ from their current rights as Akoya stockholders.
Upon completion of the Merger, Akoya stockholders will no longer be stockholders of Akoya and will instead become stockholders of Quanterix. Both Quanterix and Akoya are Delaware corporations, but there are certain differences in the rights of Quanterix stockholders under the Quanterix Charter and Quanterix Bylaws and of Akoya stockholders under the Akoya Charter and Akoya Bylaws. See the section titled “Comparison of Stockholders’ Rights” for a discussion of these rights.
After the Merger, Akoya stockholders will have a significantly lower ownership and voting interest in Quanterix than they currently have in Akoya and will exercise less influence over the management and policies of the Combined Company.
Based on the number of shares of Quanterix Common Stock and Akoya Common Stock outstanding as of March 25, 2025, upon completion of the Merger, the current Quanterix stockholders are expected to own approximately 70.99% of the outstanding Quanterix Common Stock and former Akoya stockholders are expected to own approximately 29.01% of the outstanding Quanterix Common Stock. Additionally, following the consummation of the Merger, Akoya will nominate two members to the Quanterix Board in replacement of two of the existing members of the Quanterix Board, who would resign as directors of the Company. The remaining seven members of the Quanterix Board are expected to continue serving in such positions. Consequently, former Akoya stockholders will have less influence over the management and policies of the Combined Company than they currently have over the management and policies of Akoya.
After the Merger, Quanterix stockholders and Akoya stockholders will have a reduced ownership and voting interest in the Combined Company and may not realize a benefit from the Merger commensurate with their ownership dilution.
The Merger will dilute the ownership position of Quanterix stockholders and result in Akoya stockholders having an ownership stake in the Combined Company. Upon completion of the Merger, each Akoya stockholder will become a stockholder of Quanterix with a percentage ownership of the Combined Company that is smaller than such stockholder’s current percentage ownership of Akoya. Based on the number of shares of Quanterix Common Stock and Akoya Common Stock outstanding as of March 25, 2025, upon completion of the Merger, the current Quanterix stockholders are expected to own approximately 70.99% of the outstanding Quanterix Common Stock and former Akoya stockholders are expected to own approximately 29.01% of the outstanding Quanterix Common Stock. Furthermore, because shares of Quanterix Common Stock will be issued to existing Akoya stockholders, current Quanterix stockholders will have their ownership diluted by approximately 29.07%.
If the Combined Company is unable to fully and timely realize the strategic and financial benefits currently anticipated from the Merger, Quanterix stockholders and Akoya stockholders will have experienced substantial dilution of their ownership interests in their respective companies, without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the Combined Company is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.
Until the completion of the Merger or the termination of the Merger Agreement pursuant to its terms, Quanterix and Akoya are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Quanterix, Akoya and/or their respective stockholders.
From and after the date of the Merger Agreement and prior to the completion of the Merger or the termination of the Merger Agreement pursuant to its terms, the Merger Agreement restricts Quanterix and Akoya from taking specified actions without the consent of the other party and requires that the businesses of Quanterix, Akoya and their respective subsidiaries be conducted in the ordinary course, subject to certain exceptions. These restrictions may prevent Quanterix or Akoya, as applicable, from taking actions during the pendency of the Merger that would have been beneficial. Adverse effects arising from these restrictions during the pendency of the Merger could be exacerbated by any delays in the completion of the Merger or termination of the Merger Agreement. See the section titled “The Merger Agreement — Conduct of Business Pending the Merger.”
Obtaining required approvals and satisfying Closing conditions may prevent or delay completion of the Merger, and regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.
The Merger is subject to a number of conditions to Closing as specified in the Merger Agreement. These Closing conditions include, among others, (i) receipt of the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal; (ii) receipt of the approval by Akoya stockholders of the Akoya Merger Proposal; (iii) this registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, having become effective under the Securities Act and not being the subject of any action by the SEC seeking a stop order; (iv) the waiting period applicable to the Merger under the HSR Act having expired or been terminated, any mandatory waiting period or required clearance, approval or consent applicable to the Merger under any other applicable competition or antitrust law having expired or been obtained (except where the failure to observe such waiting period or obtain a clearance, approval or consent would not have a material adverse effect), and each other clearance, approval or consent with respect to the Merger by any relevant governmental authority asserting jurisdiction under any other applicable antitrust law having been deemed to be cleared, approved or consented to under such other antitrust laws; (v) the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental body and having the effect of restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; (vi) the submission by Quanterix to Nasdaq of a notification of shares of Quanterix Common Stock to be issued in connection with the Merger (including those to be reserved upon exercise of options to acquire shares of Akoya Common Stock and the settlement of restricted stock units in respect of shares of Akoya Common Stock) as contemplated by the Merger Agreement; (vii) subject to certain exceptions, the accuracy of the representations and warranties of the parties to the Merger Agreement; (viii) performance by each party of its respective obligations under the Merger Agreement; and (ix) the absence of a “Material Adverse Effect” (as defined and discussed below) with respect to each of Akoya and Quanterix.
No assurance can be given that the required stockholder approvals, or that the other remaining conditions to Closing will be satisfied, and, if all required approvals are obtained and the required conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such approvals. Any delay in completing the Merger could cause the Combined Company not to realize, or to be delayed in realizing, some or all of the benefits that Quanterix and Akoya expect to achieve if the Merger is successfully completed within its expected time frame. Additionally, any delays in receipt of required regulatory approvals or satisfaction of the Closing conditions will increase the length of time that Akoya and Quanterix are subject to certain restrictive covenants under the Merger Agreement during the pendency of the Merger and increases the risk of disruptions to each party’s respective operations and business relationships and the impediments to the ability of each party to pursue certain business opportunities or strategic initiatives, which may in turn cause the Combined Company to not realize some or all of the expected benefits of the Merger or adversely impact the future financial and strategic conditions of each company on a standalone basis if the required approvals and conditions to Closing are not obtained or satisfied prior to the Termination Date.
In addition, the Quanterix Special Meeting and the Akoya Special Meeting may take place before certain required regulatory approvals have been obtained and, therefore, before the terms on which such governmental approvals may be obtained, or the conditions to obtaining such governmental approvals that may be imposed, are known. As a result, if Akoya stockholders approve the Merger at the Akoya Special Meeting, or Quanterix stockholders approve the Share Issuance at the Quanterix Special Meeting, Akoya and Quanterix may make decisions after the respective meetings to take certain actions required to obtain such approvals or effect any such conditions without seeking further stockholder approval, and such actions could have an adverse effect on the Combined Company.
For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see the sections titled “The Merger Agreement — Conditions to the Consummation of the Merger” and “The Merger — Regulatory Approvals and Related Matters.”
Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Merger.
The success of the Merger will depend in part on the Combined Company’s ability to retain the talent and dedication of key employees of Quanterix and Akoya. It is possible that these employees may decide not to remain with Quanterix or Akoya, as applicable, while the Merger is pending, or with the Combined Company following consummation of the Merger. If key employees of either company terminate their employment, or if an insufficient number of employees or sales representatives are retained to maintain effective operations, the Combined Company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Quanterix and Akoya to hiring suitable replacements, all of which may cause the Combined Company’s business to suffer. In addition, Quanterix and Akoya may not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms. Moreover, there could be disruptions to or distractions for the workforce and management, including disruptions associated with integrating employees into the Combined Company. No assurance can be given that the Combined Company will be able to attract or retain key employees of Quanterix and Akoya to the same extent that those companies have been able to attract or retain their own employees in the past.
The Merger, and uncertainty regarding the Merger, may cause customers, service providers, partners, vendors, suppliers and other business relationships to delay or defer decisions concerning Quanterix or Akoya and adversely affect each company’s ability to effectively manage its respective business, which could adversely affect each company’s business, operating results and financial position and, following the completion of the Merger, the Combined Company’s business, operating results and financial position.
The Merger will happen only if the stated conditions are met, including (i) receipt of the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal; (ii) receipt of the approval by Akoya stockholders of the Akoya Merger Proposal; (iii) this registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, having become effective under the Securities Act and not being the subject of any action by the SEC seeking a stop order; (iv) the waiting period applicable to the Merger under the HSR Act having expired or been terminated, any mandatory waiting period or required clearance, approval or consent applicable to the Merger under any other applicable competition or antitrust law having expired or been obtained (except where the failure to observe such waiting period or obtain a clearance, approval or consent would not have a material adverse effect), and each other clearance, approval or consent with respect to the Merger by any relevant governmental authority asserting jurisdiction under any other applicable antitrust law having been deemed to be cleared, approved or consented to under such other antitrust laws; (v) the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental body and having the effect of restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; (vi) the submission by Quanterix to Nasdaq of a notification of shares of Quanterix Common Stock to be issued in connection with the Merger (including those to be reserved upon exercise of options to acquire shares of Akoya Common Stock and the settlement of restricted stock units in respect of shares of Akoya Common Stock) as contemplated by the Merger Agreement; (vii) subject to certain exceptions, the accuracy of the representations and warranties of the parties to the Merger Agreement; (viii) performance by each party of its respective obligations under the Merger Agreement; and (ix) the absence of a “Material Adverse Effect” (as defined and discussed below) with respect to each of Akoya and Quanterix. These conditions are described in further detail in the section titled “The Merger Agreement — Conditions to the Consummation of the Merger.” Many of the conditions are beyond the control of Quanterix and Akoya, and both parties also have certain rights to terminate the Merger Agreement. Accordingly, there may be uncertainty regarding the completion of the Merger. This uncertainty may cause existing or prospective customers, service providers, partners, vendors, suppliers and other business relationships to:
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delay or defer other decisions concerning Quanterix, Akoya or the Combined Company, including entering into contracts with Quanterix or Akoya or making other decisions concerning Quanterix or Akoya or seek to change or cancel existing business relationships with Quanterix or Akoya; or

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otherwise seek to change the terms on which they do business with Quanterix, Akoya or the Combined Company.

Additionally, Akoya and Quanterix are subject to certain restrictive covenants under the Merger Agreement during the pendency of the Merger that may (i) cause Akoya or Quanterix, as applicable, to delay or defer other decisions including entering into contracts or arrangements with existing or prospective customers, service providers, partners, vendors, suppliers and other business relationships or (ii) inhibit the abilities of Akoya or Quanterix, as applicable, to take advantage of certain business opportunities or strategic initiatives. Any such disruptions such as delays or deferrals of those decisions or changes in existing agreements could adversely affect the respective business, operating results and financial position of Quanterix and Akoya, whether the Merger is ultimately completed, and following the completion of the Merger, the Combined Company, including an adverse effect on the Combined Company’s ability to realize the anticipated synergies and other benefits of the Merger. The risk, and adverse effect, of any such disruptions could be exacerbated by a delay in completion of the Merger or termination of the Merger Agreement.
Whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the businesses of Quanterix and Akoya, which could have an adverse effect on their respective businesses and financial results.
Whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the businesses of Quanterix and Akoya, including by diverting the attention of Quanterix and Akoya’s respective management and employee teams, such as those involved in day-to-day operations, toward the completion of the Merger. In addition, Quanterix and Akoya have each diverted significant management resources in an effort to complete the Merger and are each subject to restrictions contained in the Merger Agreement on the conduct of their respective businesses. If the Merger is not completed, Quanterix and Akoya will have incurred significant costs, including the diversion of management resources, for which they will have received little or no benefit.
Akoya and Quanterix directors and executive officers have interests and arrangements that may be different from, or in addition to, those of Akoya or Quanterix stockholders generally, respectively.
When considering the recommendations of the Akoya Board or the Quanterix Board, as the case may be, on how to vote on the proposals described in this joint proxy statement/prospectus, stockholders should be aware that Akoya’s and Quanterix’s directors and executive officers may have interests, including financial interests, in the Merger that are different from, or in addition to, those of stockholders generally. These interests include, among others, the continued employment of certain executive officers of Akoya and Quanterix by the Combined Company, the continued service of certain directors of Akoya and Quanterix as directors of the Combined Company, the treatment in the Merger of outstanding equity, equity-based and incentive awards, severance arrangements, other compensation and benefit arrangements and the right to continued indemnification of former Akoya directors and officers by the Combined Company. Each of the Akoya Board and the Quanterix Board was aware of and carefully considered these interests, among other matters, when it determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are (i) advisable on the terms and conditions set forth therein and (ii) fair to and in the best interests of each of Akoya or Quanterix, as the case may be, and its stockholders, and recommended that Akoya stockholders adopt the Merger Agreement and Quanterix stockholders approve the Share Issuance, respectively, on the terms and subject to the conditions set forth therein. The interests of Akoya directors and executive officers and the interests of Quanterix directors and executive officers, as the case may be, are described in more detail in the sections titled “Interests of Akoya Directors and Executive Officers in the Merger” and “Interests of Quanterix Directors and Executive Officers in the Merger.”
The Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with either Quanterix or Akoya.
The Merger Agreement contains provisions that make it more difficult for each of Quanterix and Akoya to be acquired by, or enter into certain combination transactions with, a third party. The Merger Agreement contains certain provisions that restrict each of Quanterix’s and Akoya’s ability to, among other things, solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate any alternative transaction, participate in any discussions or negotiations, or cooperate in any way with any person, with respect to any alternative transaction or amend or grant any waiver of any standstill or similar agreement. In addition, following receipt by either of Quanterix or Akoya of any alternative transaction proposal that constitutes a “superior proposal,” each of Quanterix or Akoya, respectively, will have an opportunity to offer to modify the terms of the Merger Agreement before the Quanterix Board or the Akoya Board, respectively, may withdraw or qualify its recommendation with respect to the Quanterix Share Issuance Proposal or the Akoya Merger Proposal, respectively, in favor of such superior proposal, as described further under the section titled “The Merger Agreement — No Solicitation of Competing Proposals.”
If the Merger Agreement is terminated under specified circumstances, Quanterix may be required to pay a termination fee of $9 million to Akoya and Akoya may be required to pay a termination fee of $7 million to Quanterix, as described further in the sections titled “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees and Expenses.” These provisions could discourage a potential third-party acquirer, strategic transaction partner or business combination partner that might have an interest in acquiring or combining with all or a significant portion of Quanterix or Akoya or pursuing an alternative transaction from considering or proposing such a transaction.
If the Merger Agreement is terminated and either of Quanterix or Akoya determines to seek another business combination transaction, Quanterix or Akoya may not be able to successfully negotiate a transaction with another party on terms comparable to, or better than, the terms of the Merger.
Quanterix and Akoya expect to incur substantial costs related to the Merger and integration.
Quanterix and Akoya have incurred and expect to incur substantial non-recurring costs associated with combining the operations of the two companies, as well as transaction fees and other costs related to the Merger. Such costs include, among others, filing and registration fees with the SEC, printing and mailing costs associated with this joint proxy statement/prospectus, and legal, accounting, investment banking, consulting, public relations and proxy solicitation fees. Most of these costs are payable by Quanterix or Akoya regardless of whether the Merger is completed.
The Combined Company will also incur restructuring and integration costs in connection with the Merger. There are processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Merger and the integration of Akoya’s business into the Combined Company. Although Quanterix expects that the elimination of duplicative costs, strategic benefits and additional income, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction expenses, Merger-related and restructuring costs over time, any net benefit may not be achieved in the near term or at all. While Quanterix has assumed that certain expenses would be incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, there are many factors beyond Quanterix’s control that could affect the total amount or the timing of the integration and implementation expenses.
Neither Quanterix stockholders nor Akoya stockholders will be entitled to appraisal rights in the Merger.
Appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from certain extraordinary transactions, such as a merger in certain circumstances, and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to such stockholders in connection with the extraordinary transaction. Under the DGCL, stockholders generally do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the Merger Agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.
Because the Merger consists of Merger Sub merging with and into Akoya, holders of Quanterix Common Stock will continue to hold their Quanterix shares following completion of the Merger and therefore holders of Quanterix Common Stock are not entitled to appraisal rights in connection with the Merger.

Because Akoya stockholders hold shares of stock that are listed on Nasdaq and are required under the Merger Agreement to accept only shares of another corporation listed on a national securities exchange and cash in lieu of fractional shares, they are not entitled to appraisal rights in connection with the Merger. See the section titled “No Appraisal Rights.”
Lawsuits or other legal proceedings may be filed against Quanterix, Akoya, the Combined Company and members of their respective boards of directors, in connection with the Merger, and an adverse ruling in any such lawsuit may prevent the Merger from becoming effective or from becoming effective within the expected time frame, or have an adverse impact on the Combined Company’s business and operations.
Transactions such as the Merger are frequently subject to litigation or other legal proceedings, including actions alleging that the Quanterix Board or Akoya Board breached their respective fiduciary duties to their stockholders by entering into the Merger Agreement, by failing to obtain a greater value in the transaction for their stockholders or otherwise. Neither Quanterix nor Akoya can provide assurance that such litigation or other legal proceedings will not be brought. If litigation or other legal proceedings are in fact brought against Quanterix or Akoya, or against the Quanterix Board or Akoya Board, they will defend against it, but might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the business, results of operation or financial position of Quanterix, Akoya or the Combined Company, including through the possible diversion of either company’s resources or distraction of key personnel.
Furthermore, one of the conditions to the completion of the Merger is the absence of an order (whether temporary or permanent) issued or entered after the date of the Merger Agreement by any governmental body enjoining or otherwise prohibiting the consummation of the Merger. As such, if any plaintiffs are successful in obtaining an injunction preventing the consummation of the Merger, that injunction may prevent the Merger from becoming effective or from becoming effective within the expected time frame.
If the Merger is completed, the Combined Company may be exposed to increased litigation or other legal proceedings from stockholders, customers, partners, suppliers, contractors and other third parties due to the merger of Quanterix’s and Akoya’s businesses following the Merger. Even if such lawsuits or other legal proceedings are without merit, defending against these claims can result in substantial costs and divert management time and attention. Such litigation or an adverse judgment resulting in monetary damages may have an adverse impact on the Combined Company’s business and results of operations or may cause disruptions to the Combined Company’s operations.
The opinions of Quanterix’s and Akoya’s financial advisors will not reflect changes in circumstances between the date of delivery of such opinions and completion of the Merger. Because Quanterix and Akoya do not anticipate asking their financial advisors to update their opinions, and the financial advisors have no obligation to update, revise, or reaffirm their opinions, the opinions will not address the fairness of the Exchange Ratio from a financial point of view at the time the Merger is completed.
Quanterix and Akoya obtained opinions from their financial advisors in connection with signing the Merger Agreement and have not obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus and do not anticipate asking their financial advisors to update their opinions prior to completion of the Merger. Changes in the operations and prospects of Quanterix or Akoya, general market and economic conditions, changes in applicable law or regulation and other factors that may be beyond the control of Quanterix or Akoya, and on which Quanterix’s and Akoya’s financial advisors’ opinions were based, may significantly alter the value of Quanterix or Akoya or the prices of shares of Quanterix Common Stock or Akoya Common Stock by the time the Merger is completed. The opinions do not speak as of the time the Merger will be completed or as of any date other than the respective date of such opinions. Because Quanterix and Akoya do not anticipate asking their financial advisors and their financial advisors have no obligation to update, revise, or reaffirm their opinions their opinions, the opinions will not address the fairness of the Exchange Ratio from a financial point of view at the time the Merger is completed. For a description of the opinions that Quanterix and Akoya received from their respective financial advisors, please refer to the sections titled “The Merger — Opinion of Quanterix’s Financial Advisor” and “The Merger — Opinion of Akoya’s Financial Advisor.”
Risks Relating to the Combined Company
Combining the businesses of Quanterix and Akoya may be more difficult, costly or time-consuming than expected and the Combined Company may fail to realize the anticipated benefits of the Merger, which may adversely affect the Combined Company’s business results and negatively affect the value of the Quanterix Common Stock following the Merger.
The success of the Merger will depend on, among other things, Quanterix’s ability to realize the anticipated benefits, synergies and efficiencies from combining the businesses of Quanterix and Akoya. This success will depend on, among other factors, Quanterix’s ability to integrate its business with the business of Akoya. If Quanterix is not able to successfully integrate

Akoya’s business into the Combined Company within the anticipated time frame, or at all, the anticipated synergies, efficiencies and other benefits of the Merger may not be realized fully, or at all, or may take longer to realize than expected.
Quanterix and Akoya have operated and, until the completion of the Merger, will continue to operate independently. There can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Quanterix or Akoya employees, a reduction in the ability to attract talent, the inability to maintain relationships with Quanterix’s and Akoya’s customers, service providers, partners, vendors, suppliers and other business relationships, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. The challenges involved in this integration, which will be complex and time-consuming, include the following:
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combining the businesses of Quanterix and Akoya, including respective operations and corporate functions, and meeting the capital requirements of the Combined Company in a manner that permits the Combined Company to achieve any revenue synergies or efficiencies anticipated to result from the Merger, the failure of which would result in the anticipated benefits of the Merger not being realized in the time frame currently anticipated or at all;

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integrating, retaining and, where applicable, cross-training personnel from the two companies;

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integrating the offerings and services available to customers;

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integrating each company’s technologies and technologies licensed by them from third parties;

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identifying and eliminating redundant and underperforming functions and assets;

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harmonizing each company’s operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

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maintaining existing relationships with each company’s customers, service providers, partners, vendors and suppliers, and leveraging relationships with such third parties for the benefit of the Combined Company;

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addressing possible differences in business backgrounds, corporate cultures and management philosophies;

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consolidating each company’s administrative and information technology infrastructure;

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coordinating geographically dispersed organizations; and

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effecting actions that may be required in connection with obtaining regulatory or other governmental approvals.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company’s ongoing business and the business of the Combined Company. An inability to realize the full extent of the anticipated benefits of the Merger, as well as any delays or higher than expected integration costs encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the Combined Company, which may adversely affect the value of the common stock of the Combined Company.
Certain customers may seek to modify contractual relationships with the Combined Company, which could have an adverse effect on the Combined Company’s business and operations.
As a result of the Merger, the Combined Company may experience impacts on relationships with its customers that may harm the Combined Company’s business and results of operations. Certain counterparties may seek to terminate or modify contractual obligations following the Merger whether or not contractual rights are triggered as a result of the Merger. There can be no guarantee that Quanterix’s or Akoya’s contractual counterparties will continue to have a relationship with the Combined Company or do so on the same or similar contractual terms following the Merger. If any contractual counterparties (such as customers, service providers, partners, vendors or suppliers) seek to terminate or modify contractual obligations or discontinue the relationship with the Combined Company, then the Combined Company’s business and results of operations may be harmed.
Completion of the transaction may trigger change in control, assignment or other provisions in certain agreements to which Akoya is a party, which may have an adverse impact on the Combined Company’s business and results of operations.
The completion of the Merger may trigger change in control, assignment and other provisions in certain agreements to which Akoya is a party. If Akoya is unable to negotiate waivers of or consents under those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages or other remedies. Even if Akoya is able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to the Combined Company. Any of the foregoing or similar developments may have an adverse impact on the business, financial condition and results of operations of the Combined Company, or the ability of Quanterix to successfully integrate Akoya’s business.
The unaudited pro forma condensed combined financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the Combined Company following completion of the Merger.
The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is presented for illustrative purposes only and is based upon a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what the Combined Company’s actual financial position or results of operations would have been had the Merger been completed on the dates indicated. The Combined Company’s actual results and financial position after the Merger also may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial information reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final acquisition accounting will be based upon the actual consideration transferred and the fair value of the assets and liabilities of Akoya as of the date of the completion of the Merger. Accordingly, the final acquisition accounting may differ materially from the unaudited pro forma condensed combined financial information reflected in this joint proxy statement/prospectus. For more information, see the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”
While presented with numeric specificity, the unaudited pro forma condensed combined financial information provided in this joint proxy statement/prospectus is based on numerous variables and assumptions (including, but not limited to, industry performance and competition, and general business, economic, market and financial conditions and additional matters specific to Quanterix’s or Akoya’s business, as applicable) that are inherently subjective and uncertain and are beyond the control of the respective management teams of Quanterix and Akoya. As a result, actual results may differ materially from the unaudited pro forma condensed combined financial information. Important factors that may affect actual results include, but are not limited to, risks and uncertainties relating to Quanterix’s or Akoya’s business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”
The Quanterix Charter designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by Quanterix stockholders, which could limit the ability of stockholders of the Combined Company to obtain a favorable judicial forum for disputes with the Combined Company.
The Quanterix Charter (which will govern the rights of Akoya stockholders as stockholders of Quanterix following the Merger) provides that, unless Quanterix consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on Quanterix’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Quanterix’s directors, officers, or other employees to Quanterix or its stockholders, (iii) any action asserting a claim against Quanterix arising pursuant to any provision of the DGCL or the Quanterix Charter or the Quanterix Bylaws or (iv) any action asserting a claim against Quanterix that is governed by the internal affairs doctrine; provided that, for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to suits to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Quanterix Charter further provides that any person or entity purchasing or otherwise acquiring any interest in shares of Quanterix’s capital stock is deemed to have notice of and consented to the provisions of the Quanterix Charter described above. The forum selection clause in the Quanterix Charter may have the effect of discouraging lawsuits against Quanterix or its directors and officers and may limit Quanterix stockholders’ ability to obtain a favorable judicial forum for disputes with Quanterix.
The financial forecasts are based on various assumptions that may not be realized.
The financial estimates set forth in the forecasts included under the sections titled “The Merger — Certain Quanterix Unaudited Prospective Financial Information” and “The Merger — Certain Akoya Unaudited Prospective Financial Information” were based on assumptions of, and information available to, Quanterix’s and Akoya’s management when prepared and these estimates and assumptions are subject to uncertainties, many of which are beyond Quanterix’s and Akoya’s control and may not be realized. Many factors mentioned in this joint proxy statement/prospectus, including the risks outlined in this section titled “Risk Factors” section and the events or circumstances described under the section titled “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the Combined Company’s future results. As a result of these contingencies, actual future results may vary materially from the estimates. In view of these uncertainties, the inclusion of financial estimates in this joint proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

The financial estimates set forth in the forecasts included under the sections titled “The Merger — Certain Quanterix Unaudited Prospective Financial Information” and “The Merger — Certain Akoya Unaudited Prospective Financial Information” were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and Quanterix and Akoya do not undertake any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. The prospective financial information included in this document has been prepared by, and is the responsibility of, Quanterix or Akoya management, as applicable. No accounting firm has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information included under the sections titled “The Merger — Certain Quanterix Unaudited Prospective Financial Information” and “The Merger — Certain Akoya Unaudited Prospective Financial Information” and, accordingly, no accounting firm expresses an opinion or any other form of assurance with respect thereto.
Ernst & Young LLP is the independent registered public accounting firm whose report contained in this joint proxy statement/prospectus relate to the previously issued financial statements of Quanterix for the year ended December 31, 2024. RSM US LLP is the independent registered public accounting firm whose report incorporated by reference in this document relate to the previously issued financial statements of Akoya for the year ended December 31, 2024. Their respective reports do not extend to the prospective financial information and should not be read to do so.
Risks Related to Quanterix’s Financial Condition and Financial Reporting Matters
Failure to remediate material weaknesses in, or inherent limitations associated with, Quanterix’s internal control over financial reporting have resulted in, and in the future could result in, material misstatements in Quanterix’s financial statements.
In Quanterix’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 6, 2023, Quanterix identified four material weaknesses in its internal control over financial reporting relating to the operating effectiveness of Quanterix’s internal controls, including a material weakness associated with (i) the accounting for inventory, including excess and obsolescence reserves (the “Inventory MW”), (ii) the accounting for salaries and commissions expense (the “Compensation MW”), (iii) the financial statement close process, including financial reporting, share-based compensation and non-recurring transactions such as impairment of assets and accounting for leases (the “Financial Statement Close Process MW”), and (iv) the accounting for property and equipment, net (the “Property and Equipment MW”). In Quanterix’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Original Report”), filed with the SEC on February 29, 2024, Quanterix indicated that its management concluded that the Financial Statement Close Process MW and Compensation MW were remediated. However, management also concluded that control deficiencies existed as of December 31, 2023, and that these control deficiencies constituted material weaknesses in Quanterix’s internal control over financial reporting. Specifically, management concluded that a portion of the Inventory MW related to the valuation of Quanterix’s inventory, including excess and obsolescence reserves (the “Inventory Valuation MW”) and the Property and Equipment MW continued to exist as of December 31, 2023. Subsequent to the filing of the 2023 Original Report, in Amendment No. 1 to Quanterix’s Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on December 26, 2024 (the “Amended Annual Report on Form 10-K/A”), Quanterix indicated that its management concluded that the Restatement in the Amended Annual Report on Form 10-K/A was a result of a newly identified design deficiency associated with the Inventory Valuation MW, related to Quanterix’s internal controls over the capitalization of labor and overhead costs.
Based on Quanterix’s efforts and after demonstrating the operating effectiveness of the related internal controls for a sufficient period of time, management has concluded that the Property and Equipment MW was remediated as of December 31, 2024. However, as of December 31, 2024, the Inventory Valuation MW, including the additional control design deficiency, was not remediated and management has identified an additional material weakness in the operating effectiveness of Quanterix’s internal controls associated with the accounting for Accelerator Laboratory revenue, a component of Quanterix’s service and other revenue. Quanterix is working to remediate these two outstanding material weaknesses, but will not be able to consider any material weakness remediated until the applicable remedial controls operate for a sufficient period of time and Quanterix’s management has concluded, through testing, that its controls are operating effectively.
Quanterix’s efforts to remediate outstanding material weaknesses, and to maintain effective internal control over financial reporting, are ongoing; however, there are inherent limitations in all control systems and no evaluation of controls can provide absolute assurance that all deficiencies have been detected. Quanterix cannot assure you that additional material weaknesses in Quanterix’s internal control over financial reporting will not arise or be identified in the future. If after having remediated outstanding material weaknesses Quanterix is unable to maintain the effectiveness of its internal control over financial reporting or its disclosure controls and procedures, Quanterix could lose investor confidence in the accuracy and completeness of its financial reports, the market price of Quanterix Common Stock could decline, and Quanterix could be subject to regulatory scrutiny, civil, or criminal penalties or litigation. Continued or future failure to maintain effective internal control over financial reporting could also result in financial statements that do not accurately reflect Quanterix’s financial condition or results of operations, may result in material misstatements in Quanterix’s financial statements, and may also restrict Quanterix’s future access to the capital markets.
Quanterix has incurred significant expense and dedicated significant internal resources to address the material weaknesses described above, and it expects that the continued execution of the plan to remediate the remaining material weaknesses will continue to be costly and will distract management from other activities. There can be no assurance that Quanterix will conclude in the future that it has effectively remediated outstanding material weaknesses or that it will not identify any additional significant deficiencies or material weaknesses that will impair its ability to report Quanterix’s financial condition and results of operations accurately or on a timely basis.
The Restatement of Quanterix’s financial statements may affect stockholder and investor confidence in Quanterix or harm Quanterix’s reputation, and may subject Quanterix to additional risks and uncertainties, including increased costs and the increased possibility of legal proceedings and regulatory inquiries, sanctions or investigations.
Quanterix has incurred, and may continue to incur, substantial unanticipated costs for accounting and legal fees in connection with, or related to, the Restatement. The Restatement could also subject Quanterix to other risks and uncertainties, including the increased possibility of legal proceedings and inquiries, sanctions, or investigations by the SEC or other regulatory authorities relating to the Restatement. Any of the foregoing may adversely affect Quanterix’s reputation, the accuracy and timing of its financial reporting, or its business, results of operations, liquidity, and financial condition, or cause stockholders, investors, and customers to lose confidence in the accuracy and completeness of its financial reports, or cause the market price of Quanterix Common Stock to decline. Any such legal proceedings or regulatory inquiries, sanctions, or investigation, whether successful or not, could adversely affect Quanterix’s business, financial condition, and results of operations.
Quanterix’s quarterly and annual operating results and cash flows have fluctuated in the past and might continue to fluctuate, which could cause the value of Quanterix Common Stock to fluctuate or decline significantly.
Numerous factors, many of which are outside of Quanterix’s control, may cause or contribute to significant fluctuations in its quarterly and annual operating results. These fluctuations may make financial planning and forecasting difficult. In addition, one or more of such factors may cause Quanterix’s revenue or operating expenses in one period to be disproportionately higher or lower relative to the others, and comparing Quanterix’s operating results on a period-to-period basis might not be meaningful. Investors should not rely on Quanterix’s past results as indicative of its future performance. Moreover, Quanterix’s stock price might be based on expectations of future performance that are unrealistic or that it might not meet and, if Quanterix’s revenue or operating results fall below the expectations of investors or securities analysts, the price of Quanterix Common Stock could decline significantly.
Quanterix has incurred annual losses since it was formed and expects to incur losses in the future. Quanterix cannot be certain that it will achieve or sustain profitability.
Quanterix incurred net losses of $38.5 million, $28.4 million and $99.6 million for the years ended December 31, 2024, 2023 and 2022, respectively. As of December 31, 2024, Quanterix had an accumulated deficit of $470.1 million. Quanterix cannot predict if or when it will achieve profitability or if or when it will be able to sustain profitability once achieved. Quanterix expects that its losses will continue at least through the next 24 months as it executes its strategy for its entry into translational pharma and clinical diagnostic markets. Quanterix may incur significant losses in the future for a number of reasons, many of which are beyond its control, including the other risks described in this joint proxy statement/prospectus, the market acceptance of its products, competitive products, future product development and its market penetration and margins.
Quanterix’s ability to use net operating losses to offset future income may be subject to certain limitations.
As of December 31, 2024, Quanterix had federal net operating loss (“NOLs”) carryforwards to offset future taxable income of approximately $320.0 million, of which approximately $108.5 million begin to expire in 2026. A lack of future taxable income would adversely affect Quanterix’s ability to utilize these NOLs. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Quanterix may have already experienced ownership changes as defined under Section 382 of the Code. Depending on the timing of any future utilization of Quanterix’s NOLs, the amount that can be utilized each year may be limited as a result of such previous ownership changes. In addition, future changes in Quanterix’s stock ownership, including changes that may be outside of its control, could result in additional ownership changes under Section 382 of the Code. Quanterix’s NOLs may also be impaired under similar provisions of state law. Quanterix has recorded a full valuation allowance related to its NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

Risks Related to Quanterix’s Business
If Quanterix’s products fail to achieve and sustain sufficient market acceptance, its revenue will be adversely affected.
Quanterix’s success depends on its ability to develop and market products that are recognized and accepted by its customers and potential customers as reliable, enabling and cost-effective. Continued market acceptance of Quanterix’s Simoa technology platform and products and other platforms and products it may develop in the future, such as Simoa ONE, will depend on many factors, including its ability to convince potential customers that its technology is an attractive alternative to other available technologies. If Quanterix is unable to continue to motivate customers to use Simoa technology or other technologies it may develop, adoption of its technology may be slowed and its ability to retain and grow its customer base and increase its revenue would be adversely affected.
Sales of Quanterix’s assays for neurological indications have become increasingly important to its business, and any significant decrease in sales of such assays could have a material adverse effect on its business.
Neurology has been one of Quanterix’s primary focus areas for commercialization of its Simoa technology and the services that it provides to its customers. Sales from neurological-related biomarkers have become an increasingly important part of its business. There can be no assurance that Quanterix will continue to derive meaningful revenues from the sale of its neurological products, from services related to neurodegenerative conditions or from sales of instruments driven by customers desiring access to its technology for work relating to neurological conditions. The adoption by Quanterix’s customers of competitive technologies for detecting biomarkers of neurodegenerative conditions could negatively impact its revenues and have a material adverse effect on its business.
Quanterix may not be successful in penetrating the diagnostics market.
Quanterix believes its Simoa technology has the capability to enable the development of a new category of less-invasive diagnostic tests that could replace current invasive, expensive, and inconvenient diagnostic methods. Accordingly, Quanterix has begun to expand into the diagnostics market. Transitioning from research use only to also serving the diagnostics market entails significant risks, including:
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significant investments in product development, scaling manufacturing processes, marketing and sales activities, regulatory compliance, reimbursement and billing activities and infrastructure to support the foregoing;

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navigating complex regulatory frameworks, including but not limited to FDA regulations and equivalent agencies internationally;

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competition from products that may offer superior performance, pricing, or convenience, and prevent Quanterix from penetrating target markets effectively; and

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challenges associated with obtaining adequate reimbursement from government healthcare programs and private insurers.

Further, Quanterix’s progress in penetrating the diagnostics market may be slower than it intends and may require a substantially larger investment than it expects. If Quanterix is unable to manage these risks effectively, its efforts to penetrate the diagnostics market may be unsuccessful, and its business, operating results and financial condition could suffer.
The sales cycle for Quanterix’s Simoa instruments can be lengthy and variable, which makes it difficult for Quanterix to forecast revenue and other operating results.
The sales process for Quanterix’s Simoa instruments generally involves numerous interactions with multiple individuals within an organization, and often includes in-depth analysis by potential customers of its technology and products and a lengthy review process. Quanterix’s customers’ evaluation processes often involve a number of factors, many of which are beyond its control. As a result of these factors, the capital investment required to purchase Quanterix’s systems, and the budget cycles of its customers, the time from initial contact with a customer to its receipt of a purchase order can vary significantly. Given the length and uncertainty of Quanterix’s sales cycle, it has in the past experienced, and expects in the future to experience, fluctuations in its sales on a period-to-period basis. In addition, any failure to meet customer expectations could result in customers choosing to retain their existing systems, using existing assays not requiring capital equipment, or purchasing systems other than Quanterix’s.
Purchase of Quanterix’s Simoa instruments requires a significant capital investment which can impact sales in times of constrained spending.
The purchase of Quanterix’s Simoa instruments requires a significant investment by Quanterix’s customers, and a reduction in capital spending by potential customers can result in lower instrument sales. During periods of constrained capital spending, potential instrument customers may instead choose to engage Quanterix’s Accelerator lab or an outside lab, or may use another instrument platform that they already have or that is less expensive than the Simoa instruments. Quanterix believes that a constrained capital funding environment resulted in softness in instrument sales throughout 2024 and that this constrained spending environment will continue into 2025. Policy actions taken by the federal government may exacerbate the constrained spending environment. See “Changes in U.S. government policies, including increased tariffs and potential reductions in federal research funding, could adversely affect Quanterix’s business” below.
Because a significant portion of Quanterix’s revenue comes from a few large customers, any significant decrease in sales to these customers, due to industry consolidation or otherwise, could harm its operating results.
For the year ended December 31, 2024, Quanterix’s top five customers accounted for approximately 21% of its total revenue. The loss of a significant amount of business from one or more of Quanterix’s major customers would have a material adverse effect on its business. There can be no assurance that there will not be a loss or reduction in business from one or more of Quanterix’s major customers. In addition, Quanterix cannot assure that net sales from customers that have accounted for significant net sales in the past, either individually or as a group, will reach or exceed historical levels in any future period.
Quanterix’s long-term results depend upon its ability to improve existing products and introduce and market new products successfully and timely.
Quanterix generally sells its products in industries that are characterized by rapid technological changes, frequent new product introductions and changing industry standards. Accordingly, Quanterix’s business is dependent on the continued improvement of its existing Simoa products and its development of new products utilizing Simoa or other technology it develops or acquires. As Quanterix introduces new products or refines, improves or upgrades versions of existing products, it cannot predict the level of market acceptance or the amount of market share these products will achieve, if any. Quanterix cannot guarantee that it will not experience material delays in the introduction of new products in the future. In addition, introduction of new products could result in a decrease in revenues from existing products. Consistent with Quanterix’s strategy of offering new products and product refinements, it has invested substantial capital on research and development, and it expects to continue to use a substantial amount of capital for product research and development. Quanterix’s research and development initiatives can be costly and time-consuming, and they may fail to achieve the intended benefits. If Quanterix does not develop new products and product enhancements based on technological innovation on a timely basis, its products may become obsolete over time and its revenues, cash flow, profitability and competitive position will suffer.
Quanterix may experience delays in launching its next-generation instrument, Simoa ONE, on its anticipated timeline, which could adversely affect Quanterix’s business, financial condition, and results of operations.
Quanterix currently expects to launch its next-generation instrument, Simoa ONE, by the end of 2025. However, there are various risks that could delay or prevent the successful launch and commercialization of the new instrument. These risks include, but are not limited to, unforeseen technical challenges, supply chain disruptions, and delays in manufacturing. Many of these risks are beyond Quanterix’s control.
If Quanterix experiences significant delays in launching Simoa ONE, its ability to generate revenue and achieve market adoption may be adversely impacted. Delays or setbacks could also allow competitors to introduce alternative solutions, erode Quanterix’s market position, or negatively affect customer confidence in its product pipeline. Additionally, if development costs exceed Quanterix’s expectations, or if Quanterix is unable to successfully commercialize the platform, its financial condition and results of operations could suffer.
Defects or other quality issues in Quanterix’s products could lead to unforeseen costs, product recalls, adverse regulatory actions, negative publicity, and litigation, including product liability claims, any of which could cause customers to decide not to purchase its products, harm its reputation, and negatively affect its sales, operating results and financial condition.
Quanterix’s Simoa products are complex and may contain undetected errors or defects, especially when first introduced or as new versions or new products are released. Quanterix has in the past devoted, and will continue to devote, funding and resources to technology development, quality assurance and manufacturing initiatives designed to ensure or improve quality, such as the assay redevelopment program, which was initiated in 2022 and substantially completed in the fourth quarter of 2023. However, there can be no assurance that Quanterix will be successful in its efforts to manufacture products at a level of quality necessary for its customers or to avoid its products containing undiscovered defects or quality issues. Defects, errors or quality issues in Quanterix’s products may discourage customers from purchasing its products and could harm its reputation. Quanterix may also be subject to warranty claims and litigation involving claims for damages or incur additional costs, in each case due to errors or defects in its products. In addition, if Quanterix does not meet industry or quality standards, if applicable, its products may be subject to recall, and products subject to the FDA’s medical device regulations could be required to be recalled under such regulations. A material liability claim, recall or other occurrence that harms Quanterix’s reputation or decreases market acceptance of its products could harm its business and operating results.
Use of Quanterix’s products or services by it or a customer for diagnostic purposes could result in a product liability claim alleging that one of its products contained a design or manufacturing defect that resulted in the failure to adequately perform, leading to death or injury. A product liability claim could result in substantial damages and be costly and time-consuming to defend, either of which could materially harm Quanterix’s business or financial condition. Quanterix cannot guarantee that its product liability insurance would adequately protect its assets from the financial impact of defending a product liability claim. Any product liability claim brought against Quanterix, with or without merit, could increase its product liability insurance rates or prevent it from securing insurance coverage in the future.
Quanterix’s reliance on distributors for sales of its products outside of the United States could impact its revenue.
Quanterix has established distribution agreements for its Simoa instruments and related consumable products with distributors in certain foreign countries, including Australia, Brazil, China, the Czech Republic, India, Hong Kong, Israel, Japan, New Zealand, Qatar, Saudi Arabia, Singapore, South Africa, South Korea, Taiwan and the UAE. Quanterix intends to continue to grow its business internationally, and to do so it must attract additional distributors and retain existing distributors to maximize the commercial opportunity for its products. There is no guarantee that Quanterix will be successful in attracting or retaining desirable sales and distribution partners or that it will be able to enter into such arrangements on favorable terms. Distributors may not commit the necessary resources to market and sell its products to the level of its expectations or may choose to favor marketing the products of its competitors. If current or future distributors do not perform adequately, or if Quanterix is unable to enter into effective arrangements with distributors in particular geographic areas, Quanterix may not realize long-term international revenue growth. In addition, if Quanterix’s distributors fail to comply with applicable laws and ethical standards, including anti-bribery laws, this could damage Quanterix’s reputation and could have a significant adverse effect on its business and its revenues.
Quanterix generates a substantial portion of its revenue internationally and it expects this will continue in the future; as a result, Quanterix’s business is subject to various risks relating to its international activities, which could adversely affect its business, operating results and financial condition.
For the years ended December 31, 2024, 2023 and 2022, approximately 36%, 38% and 38%, respectively, of Quanterix’s total revenue was generated from customers located outside of North America. Quanterix believes that a substantial percentage of its future revenue will continue to come from international sources as it expands its overseas operations and develops opportunities in additional areas. Engaging in international business involves a number of difficulties and risks, including:
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difficulties and costs of staffing and managing foreign operations;

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required compliance with existing and changing U.S. or foreign regulatory requirements and laws;

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a shortage of high-quality salespeople and distributors;

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pricing pressure that Quanterix may experience internationally;

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difficulties in enforcing Quanterix’s intellectual property rights and in defending against third-party threats and intellectual property enforcement actions against it or any of it distributors, suppliers or collaborators;

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reduced or varied protection for intellectual property rights in some countries;

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compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, data privacy requirements, such as the E.U. General Data Protection Regulation (the “GDPR”), labor laws and anti-competition regulations;

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export or import restrictions and supply chain disruptions;

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laws and business practices favoring local companies;

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longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

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restrictions on the activities of foreign agents, representatives and distributors;

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foreign currency exchange rate fluctuations;

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the imposition of U.S. or international sanctions against a country, company, person or entity with whom Quanterix does business that would restrict or prohibit continued business with the sanctioned country, company, person or entity;

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the impact of political and economic instability and conflict, which could lead to uncertainty and instability in global financial markets;

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scrutiny of foreign tax authorities which could result in significant fines, penalties and additional taxes being imposed on Quanterix;

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the imposition of new trade restrictions; and

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potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers.

If Quanterix is unable to manage these risks effectively, its business, operating results and financial condition will suffer.
Quanterix relies on a single contract manufacturer for its Simoa HD-X instrument and on a different single contract manufacturer for its Simoa SR-X instrument, and it expects to rely on a different single contract manufacturer for its new Simoa ONE instrument. If any of these manufacturers should fail to perform, or not perform satisfactorily, Quanterix’s ability to supply these instruments would be negatively and adversely affected.
Quanterix currently relies on a single contract manufacturer, STRATEC Biomedical AG (“STRATEC”), an analytical and diagnostic systems manufacturer located in Germany, to manufacture and supply all of its Simoa HD-X instruments. In addition, Quanterix currently relies on a single contract manufacturer, Paramit Corporation (“Paramit”), a contract manufacturer located in California, to manufacture and supply all of its SR-X instruments. Quanterix also expects to rely on a different single contract manufacturer for its new Simoa ONE instrument. Since Quanterix’s contract with STRATEC does not commit them to supply quantities beyond the amounts included in its forecasts and its contract with Paramit does not commit them to carry inventory or make available any particular quantities. Accordingly, Quanterix may not be able to obtain adequate supplies in a timely manner or on commercially reasonable terms. If any of these manufacturers are not able to supply instruments, Quanterix’s business would be harmed.
In the event it becomes necessary to utilize a different contract manufacturer for an instrument, Quanterix would experience additional costs, delays and difficulties in doing so as a result of needing to identify and enter into an agreement with a new supplier as well as needing to prepare such new supplier to meet the logistical requirements associated with manufacturing Quanterix’s instruments, and its business would suffer. Quanterix may also experience additional costs and delays in the event it needs access to or rights under any intellectual property of STRATEC.
In addition, certain of the components used in Quanterix’s instruments are sourced by these manufacturers from limited or sole suppliers. If they were to lose such suppliers, there can be no assurance that they would be able to identify or enter into agreements with alternative suppliers on a timely basis on acceptable terms, if at all. An interruption in Quanterix’s ability to sell and deliver instruments to customers could occur if its manufacturers encounter delays or difficulties in securing these components, or if the quality of the components supplied do not meet specifications, or if they cannot then obtain an acceptable substitute. If any of these events occur, Quanterix’s business and operating results could be harmed.
Quanterix relies on a limited number of suppliers or, in some cases, one supplier, for some of its materials and components used in its consumable products and services and its SP-X instrument, and Quanterix may not be able to find replacements or immediately transition to alternative suppliers if any of these suppliers fail to perform, which could have a material adverse effect on its business, financial condition, results of operations and reputation.
Quanterix relies on limited or sole suppliers for certain reagents and other materials and components that are used in its consumable products and services and in its SP-X instrument. While Quanterix has long-term contracts with some critical suppliers, it does not have contracts with all suppliers and instead relies on periodically forecasting its needs for such materials and entering into standard purchase orders with its suppliers. In addition, Quanterix’s use of many of the materials used in its consumable products is limited to research use only. As Quanterix expands into diagnostic applications for its products, it will need to secure diagnostic rights to such materials. If Quanterix were to lose suppliers or was unable to secure required rights for materials from suppliers, there can be no assurance that it will be able to identify or enter into agreements with alternative suppliers on a timely basis and on acceptable terms, if at all. An interruption in Quanterix’s operations could occur if it encounters delays or difficulties in securing these materials or any required rights to these materials, if the quality of the materials supplied do not meet its requirements, or if it cannot then obtain an acceptable substitute. The time and effort required to qualify a new supplier and ensure that the new materials provide the same or better quality results could result in significant additional costs. Any such interruption could significantly affect Quanterix’s business, financial condition, results of operations and reputation.
Quanterix could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws by Quanterix or its agents.
Quanterix is subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), which prohibits companies and individuals from corruptly making payments, directly or indirectly through third parties, to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage. Quanterix is also subject to the FCPA’s accounting provisions, which require Quanterix to keep accurate books and records and to maintain a system of internal accounting controls sufficient to assure management’s control, authority and responsibility over its assets. Quanterix’s reliance on independent distributors to sell its products internationally demands a high degree of vigilance in maintaining its policy against participation in corrupt activity, because there are circumstances under which Quanterix could be held responsible for their actions. Other U.S. companies in the medical device and pharmaceutical fields have faced criminal penalties under the FCPA for allowing their distributors and other third parties to deviate from appropriate practices in doing business with these individuals. Quanterix is also subject to similar anti-bribery laws in the jurisdictions in which it operates, including the United Kingdom’s Bribery Act of 2010, which also prohibits commercial bribery and makes it a crime for companies to fail to prevent bribery. These laws are complex and far-reaching in nature, and any violations of these laws, or allegations of such violations, could disrupt Quanterix’s operations, involve significant management distraction, involve significant costs and expenses, including legal fees, and could result in a material adverse effect on its business, prospects, financial condition, or results of operations. Quanterix could also incur severe penalties, including criminal and civil penalties, disgorgement and other remedial measures.
The life sciences research and diagnostic markets are highly competitive. If Quanterix fails to effectively compete, its business, financial condition and operating results will suffer.
Quanterix faces significant competition in the life sciences research and diagnostic markets. Quanterix currently competes with both established and early-stage companies that design, manufacture and market systems and consumable supplies. Many of Quanterix’s current competitors have competitive advantages over it, including:
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greater name and brand recognition;

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substantially greater financial and human resources;

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broader product lines;

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larger sales forces and more established distributor networks;

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more substantial intellectual property portfolios;

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larger and more established customer bases and relationships; and

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better established, larger scale and lower cost manufacturing capabilities.

Quanterix cannot guarantee that its products will compete favorably or that it will be successful in the face of increasing competition from new products and technologies introduced by its existing competitors or new companies entering its markets. In addition, Quanterix cannot guarantee that its competitors do not have or will not develop products or technologies that currently or in the future will enable them to produce competitive products with greater capabilities or at lower costs than Quanterix’s. Any failure to compete effectively could materially and adversely affect Quanterix’s business, financial condition and operating results.
Integrating any business, product or technology Quanterix acquires can be expensive and time-consuming and can disrupt and adversely affect its ongoing business, including product sales, and distract its management.
Quanterix has acquired, and may in the future acquire other businesses, products or technologies as well as pursue strategic alliances, joint ventures, technology licenses or investments in complementary businesses. Quanterix’s ability to successfully integrate any business, product or technology it acquires depends on a number of factors, including, but not limited to, Quanterix’s ability to:
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minimize the disruption and distraction of Quanterix’s management and other employees in connection with the integration of any acquired business, product or technology;

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avoid acquisition of unanticipated liabilities related to acquired companies;

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maintain and increase sales of Quanterix’s existing products;

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establish or manage the transition of the manufacture and supply of any acquired product;

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identify and add the necessary sales, marketing, manufacturing, regulatory and other related personnel, capabilities and infrastructure that are required to successfully integrate any acquired business, product or technology;

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manage the transition and migration of acquired personnel and all commercial, financial, legal, regulatory and other pertinent information relating to any acquired business, product or technology;

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comply with legal, regulatory and contractual requirements applicable to any acquired business, product or technology; and

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maintain and extend intellectual property protection for any acquired product or technology.

If Quanterix is unable to perform the above functions or otherwise effectively integrate any acquired businesses, products or technologies, its business, financial condition and operating results will suffer.
Also, the anticipated benefit of any acquisition may not materialize. Future acquisitions or dispositions could result in potentially dilutive issuances of Quanterix’s equity securities, the incurrence of debt, contingent liabilities or amortization expenses or write-offs of goodwill, any of which could harm its financial condition. Quanterix cannot predict the number, timing or size of future joint ventures or acquisitions, or the effect that any such transactions might have on its operating results.
Risks Related to Government Regulation and Diagnostic Product Reimbursement
Changes in U.S. government policies, including increased tariffs and potential reductions in federal research funding, could adversely affect Quanterix’s business.
Recent policy actions, including the imposition of new tariffs on imported materials and goods from certain foreign countries, may have an adverse impact on Quanterix’s business. Increased tariffs on materials, goods and components used by Quanterix or its suppliers could raise production costs, disrupt the supply chain and reduce its competitiveness in the marketplace.
Additionally, reduction in or suspension of certain federal research grants (or certain components of grants), including funding from the National Institutes of Health (NIH), may negatively impact spending within Quanterix’s industry and cause uncertainty. Certain of Quanterix’s customers, including academic institutions and research organizations, may depend in whole or in part on federal grants to advance their medical research activities. Any prolonged suspensions or reductions in such funding could slow innovation, delay collaborations, and limit the adoption of new technologies that contribute to Quanterix’s business growth.
If these or similar policy changes continue or expand, Quanterix may face increased costs and demand for its products could be impacted. Quanterix cannot predict the full extent of these impacts, but any prolonged disruption could adversely affect its business, financial condition, and results of operations.
If the FDA determines that Quanterix’s products are subject to regulation as medical devices, if the FDA modifies its regulations to require that Quanterix’s LDTs are subject to regulation as devices, or if Quanterix seeks to market its products for clinical diagnostic or health screening use, Quanterix will be required to comply with medical device law, including in some cases a requirement to obtain regulatory clearance(s) or approval(s). Any such regulatory process would be expensive, time-consuming and uncertain both in timing and in outcome.
Quanterix focused initially on the life sciences research market. This includes offering products for use by laboratories associated with academic and governmental research institutions, as well as pharmaceutical, biotechnology and contract research organizations (‘‘CROs”). Accordingly, the majority of Quanterix’s products are labeled as “Research Use Only” (“RUO”). While Quanterix focused initially on the life sciences research market and RUO products only, its strategy includes expanding its product line to encompass products that are intended to be used for the diagnosis of disease, including LDTs and in vitro diagnostic (“IVD”) devices, either alone or in collaboration with third parties. IVD products are subject to regulation by the FDA, or comparable international agencies, as medical devices including requirements for regulatory clearance or approval of such products before they can be marketed.
The process of obtaining regulatory clearances to market a medical device can be costly and time consuming, and Quanterix or its collaborators may not be able to obtain these clearances or approvals on a timely basis, if at all. In general, the FDA permits commercial distribution of a new medical device only after the device has received clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDCA”), or is the subject of an approved Premarket Approval (“PMA”), unless the device is specifically exempt from those requirements. The FDA will clear marketing of a lower risk medical device through the 510(k) process if the manufacturer demonstrates that the new product is substantially equivalent to a legally marketed predicate device, which can include pre-amendment, 510(k)-exempt, 510(k) cleared products, or PMA-approved products that have subsequently been down-classified. If the FDA determines that the device is not “substantially equivalent” to a predicate device, or if the device is novel, it is automatically classified into Class III, and the device sponsor must then fulfill the much more rigorous premarketing requirements of the PMA approval process, or seek classification of the device through the de novo classification process. The PMA process is more costly, lengthy and uncertain than the 510(k) clearance process. A PMA application must be supported by extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use.
If any of Quanterix’s products are subject to medical device regulation, it would be subject to a substantial number of additional requirements for medical devices, including establishment registration, device listing, quality system regulations — which cover the design, testing, production, control, quality assurance, labeling, packaging, servicing, sterilization (if required), and storage and shipping of medical devices (among other activities) — product labeling, advertising, recordkeeping, post-market surveillance, post-approval studies, adverse event reporting, and correction and removal (recall) regulations. One or more of the products Quanterix may develop using its technology may also require clinical trials in order to generate the data required for a PMA, de novo classification request or 510(k) premarket notification. Complying with these requirements may be time-consuming and expensive. Quanterix may be required to expend significant resources to ensure ongoing compliance with the FDA regulations. Failure to comply with these requirements may subject Quanterix to a range of enforcement actions, such as warning letters, injunctions, civil monetary penalties, criminal prosecution, recall and/or seizure of products, and revocation of marketing authorization, as well as significant adverse publicity. If Quanterix fails to obtain, or experience significant delays in obtaining, regulatory approvals for IVD products, such products may not be able to be launched or successfully commercialized in a timely manner, or at all.
LDTs are a subset of IVD tests that are offered as services by Clinical Laboratory Improvement Amendments of 1988 (“CLIA”)-certified high complexity clinical laboratories and designed, manufactured and used within a single laboratory. In July 2022, Quanterix launched an LDT to quantitatively measure p-Tau 181 in plasma as an aid in diagnostic evaluation of Alzheimer’s disease, and in January 2023, Quanterix launched an LDT to quantitatively measure neurofilament light chain (“NfL”) in serum as an aid in the evaluation of individuals for possible neurodegenerative conditions or other causes of neuronal or central nervous system damage. In April 2024, FDA finalized a rule regarding LDTs that would make explicit that in vitro diagnostic products are devices under the FDCA, including when the manufacturer is a laboratory. Under the Final Rule, FDA would have increased its regulation of LDTs by phasing out its general enforcement discretion approach, and phasing in medical device regulation, for most LDTs over a period of four years. However, FDA intended to exercise continued enforcement discretion from certain aspects of medical device regulation for certain types of LDTs. For example, FDA intended to exercise regulatory discretion to not require premarket review or most quality system requirements for “currently marketed” LDTs, which included LDTs that were offered as of May 6, 2024, which is the date the FDA’s rule was finalized. Because three of the four LDTs currently offered by Quanterix were offered as of May 6, 2024, they may have qualified as “currently marketed” LDTs, which means they would not have been subject to premarket review or certain quality system requirements, although compliance with other aspects of medical device regulation would have applied. Certain groups have challenged the legality of FDA’s Final Rule regarding LDTs, asserting (among other things) that the rule exceeds FDA’s statutory authority to regulate medical devices. On March 31, 2025, the Final Rule was vacated in its entirety by the U.S. District Court for the Eastern District of Texas. FDA could appeal this decision, and if the Final Rule were reinstated, the rule would result in an increased regulatory burden, including additional costs and delays in introducing new tests. If reinstated, FDA’s rule could also have impacts on Quanterix’s business more broadly, given that many of its customers would be subject to additional regulation and delays, which could potentially affect the development of new diagnostics that incorporate its instruments or consumables. If reinstated, this also could increase costs and regulatory burdens on laboratories that develop LDTs, thereby reducing the financial incentive for laboratories to develop new LDTs or invest in instruments, which could reduce demand for Quanterix’s instruments and its other products.
Foreign jurisdictions have laws and regulations similar to those described above, which may adversely affect Quanterix’s ability to market its products as planned in such countries. The number and scope of these requirements are increasing. As in the United States, the cost and time required to comply with regulatory requirements may be substantial, and there is no guarantee that Quanterix will obtain the necessary authorization(s) required to make its products commercially viable. In addition, the imposition of foreign requirements may also have a material adverse effect on the commercial viability of Quanterix’s operations.
Quanterix’s products may in the future be subject to product recalls that could harm its reputation, business and financial results.
The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products, including RUO products, in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall of a medical device must be based on an FDA finding that there is a reasonable probability that the device would cause serious injury or death. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by Quanterix or one of its distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of Quanterix’s products would divert managerial and financial resources and have an adverse effect on its financial condition and results of operations.
U.S. legislative, FDA or global regulatory reforms may make it more difficult and costly for Quanterix to obtain any required regulatory approval of its product candidates and to manufacture, market and distribute its products after approval is obtained.
From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. For example, in December 2022, Congress enacted the Food and Drug Omnibus Reform Act of 2022 (“FDORA”). FDORA reauthorized the FDA to collect device user fees and contained substantive amendments to the device provisions of the FDCA, including imposing new cybersecurity and clinical trial requirements for devices. Congress has also considered, but not yet passed, legislation to impose a new FDA regulatory framework for all diagnostics, including IVD devices and LDTs. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of future products. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect Quanterix’s business and its products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be. Any change in the laws or regulations that govern the clearance and approval processes relating to Quanterix’s current and future products could make it more difficult and costly to obtain clearance or approval for new products, or to produce, market and distribute existing products. Significant delays in receiving clearance or approval, or the failure to receive clearance or approval for Quanterix’s new products would have an adverse effect on its ability to expand its business.
In addition, in the E.U. new regulations recently entered into force that result in greater regulation of medical devices and IVDs. The new IVD regulation (the “IVD Regulation”) is significantly different from European directive for IVD medical devices (the “IVD Directive”) that it replaces in that it ensures that the new requirements apply uniformly and on the same schedule across the member states, includes a risk-based classification system and increases the requirements for conformity assessment. The CE registration for UmanDiagnostics AB’s (“Uman’s”) NfL enzyme-linked immunosorbent assay (“ELISA”) kit for cerebral spinal fluid was approved in March 2014 under the IVD Directive. Under the IVD Directive the assay is classified as a general IVD product, and required self-certification with no involvement of a notified body/authority. The IVD Regulation introduces a new classification system for IVDs and assessment by a notified body is required for class B, C and D products. Uman’s NfL ELISA kit for cerebrospinal fluid (“CSF”) is classified as a class B product and must fully comply with (and have a CE mark issued under) the IVD Regulation by May 2027 (subject to extension of the transitional periods in the IVD Regulation). The new requirements include an ISO 13485 certification of the quality system (which Uman received in July 2018) and increased technical evidence and follow-up of performance of the specific product (e.g. clinical evidence and post-market activities). The work to evaluate and to meet the new technical requirements is on-going.
Quanterix’s failure to continue to comply with applicable foreign regulatory requirements, including those administered by authorities of the European Economic Area (“EEA”) countries, could result in enforcement actions against Quanterix, including refusal, suspension or withdrawal of its CE Certificates of Conformity by its notified body, which could impair its ability to market products in the EEA in the future.
If Quanterix does not comply with governmental regulations applicable to its CLIA-certified laboratory, it may not be able to continue its Accelerator laboratory operations or continue offering its LDTs.
CLIA is a federal law that regulates clinical laboratories that perform examination of human specimens for the purpose of providing information for the diagnosis, prevention or treatment of any disease or impairment of, or the assessment of health of, human beings. The operation of Quanterix’s CLIA-certified laboratory is subject to regulation by numerous federal, state and local governmental authorities in the United States. This laboratory holds a CLIA certificate of compliance for high-complexity testing and is licensed by California, Maryland, Massachusetts, Pennsylvania and Rhode Island, and has applied for a license in the State of New York. Quanterix may seek to obtain other state licenses if required in the future. Failure to comply with federal or state regulations or changes in those regulatory requirements could result in a substantial curtailment or even prohibition of the operations of Quanterix’s laboratory and could have an adverse effect on its business. To maintain CLIA certification, laboratories are subject to survey and inspection every two years. Moreover, CLIA inspectors may make unannounced inspections of these laboratories. If Quanterix were to lose its CLIA certification or any required state licenses, whether as a result of a revocation, suspension or limitation, it could have a material adverse effect on its business.
Quanterix expects to rely on third parties in conducting any required future studies of diagnostic products that may be required by the FDA or other regulatory authorities, and those third parties may not perform satisfactorily.
Quanterix does not have the ability to independently conduct clinical trials or other studies that may be required to obtain FDA and other regulatory clearance or approval for future diagnostic products. Accordingly, Quanterix expects that it would rely on third parties, such as clinical investigators, CROs, consultants, and collaborators to conduct such studies if needed. For example, Quanterix is currently working with the Alzheimer’s Drug Discovery Foundation and the Global Alzheimer’s Platform Foundation on prospective clinical trials for its assays. Quanterix’s reliance on these third parties for clinical and other development activities would reduce its control over these activities. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised, Quanterix may not be able to obtain regulatory clearance or approval.
If diagnostic procedures that are enabled by Quanterix’s technology are subject to unfavorable pricing regulations or third-party coverage and reimbursement policies, Quanterix’s business could be harmed.
The ability of Quanterix, its customers or its collaborators to commercialize diagnostic tests based on its technology, including LDTs that Quanterix has launched or may launch in the future, will depend in part on the extent to which coverage and reimbursement for these tests will be available from government health care programs, private health insurers and other third-party payors. In the United States, the principal decisions about reimbursement for new technologies are often made by the Center for Medicare & Medicaid Services (“CMS”). Private payors often follow CMS’s reimbursement policies to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement. However, a significant trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of payments for particular products and procedures. Quanterix cannot be sure that coverage will be available for any diagnostic tests based on its technology, and, if coverage is available, the level of reimbursement. Payor coverage and reimbursement decisions may impact the demand for those tests. If coverage is not available or the reimbursement amount is inadequate, any tests for which marketing authorization is received may not be able to be successfully commercialized.
Risks Related to Quanterix’s Operations
Quanterix depends on its information technology systems, and any failure of these systems could harm its business.
Quanterix depends on information technology and telecommunications systems to operate its business. Quanterix’s enterprise software systems affect a broad range of business processes and functional areas, including, for example, systems handling human resources, accounting, manufacturing, inventory control, financial controls and reporting, sales administration, and other infrastructure operations. Quanterix maintains preventive and detective security controls and seek to enhance such controls by, for example, augmenting the monitoring and alerting functions, network design, and automatic countermeasure operations of its technical systems. Quanterix also periodically assesses the adequacy of its hardware and systems and is planning to upgrade hardware and systems where appropriate. These information technology and telecommunications systems support a variety of functions, including manufacturing operations, quality control, customer service support, finance, and other general administrative activities.
Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications, systems or network failures, malicious human acts, and natural disasters. Moreover, despite network security and back-up measures, some of Quanterix’s servers are potentially vulnerable to physical or electronic break-ins, computer viruses, and similar disruptive problems. Despite the precautionary measures Quanterix has taken to prevent unanticipated problems that could affect its information technology and telecommunications systems, those measures may be inadequate and failures or significant downtime of its information technology or telecommunications systems or those used by its third-party suppliers could prevent Quanterix from operating its business and managing the administrative aspects of its business. Loss of data or a material delay in Quanterix’s access to its data due to a security breach or other interruption could also prevent Quanterix from operating its business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of Quanterix’s operations depend could have an adverse effect on its business.
Cybersecurity breaches, loss of data and other disruptions could compromise sensitive information related to Quanterix’s business or prevent Quanterix from accessing critical information and expose Quanterix to liability, which could adversely affect its business and its reputation.
In the ordinary course of Quanterix’s business, it collects and stores sensitive data, and intellectual property and proprietary business information owned or controlled by itself or its customers. This data encompasses a wide variety of business-critical information including research and development information, operational information, commercial information, and business and financial information. Quanterix faces four primary risks relative to protecting this critical information: loss of access; inappropriate disclosure; inappropriate modification; and inadequate monitoring of its controls over the first three risks.
The secure processing, storage, maintenance, and transmission of critical information is vital to Quanterix’s operations and business strategy, and it devotes significant resources to protecting such information. Although Quanterix takes measures to protect sensitive information from unauthorized access or disclosure, its information technology and infrastructure may be vulnerable to attacks by hackers or viruses, breaches, interruptions due to employee error, malfeasance, faulty password management, lapses in compliance with privacy and security mandates, or other disruptions. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Quanterix’s IT networks and related systems are essential to the operation of its business and its ability to perform day-to-day operations. Although Quanterix makes efforts to maintain the security and integrity of these types of IT networks and related systems, and it has implemented various measures to manage the risk of a security breach or disruption, no security measure is infallible and there can be no assurance that its security efforts and measures will be effective or that attempted security breaches or disruptions will not be successful or damaging. Quanterix’s information technology systems may have vulnerabilities, and Quanterix may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyberattacks, such as ransomware attacks. Although Quanterix has experienced cybersecurity incidents from time to time that have not had a material adverse effect on its business, financial condition, or results of operations, there can be no assurance that a cyber-attack, security breach, or other cybersecurity incident will not have a material adverse effect on

Quanterix in the future. A significant cyber incident, including system failure, security breach, disruption by malware or other damage, could interrupt or delay Quanterix’s operations, result in a violation of applicable cybersecurity and privacy and other laws, damage Quanterix’s reputation, cause a loss of customers, or expose sensitive customer data, or give rise to monetary fines and other penalties, which could be significant.
Third parties may attempt to fraudulently induce employees or other persons into disclosing usernames, passwords, or other sensitive information, which may in turn be used to access Quanterix’s information systems, commit identity theft or carry out other unauthorized or illegal activities. Any such breach could compromise Quanterix’s networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Quanterix engages third-party vendors and service providers to store and otherwise process some of its data, including sensitive and personal information. Quanterix’s vendors and service providers may also be the targets of the risks described above, including cyberattacks, malicious software, phishing schemes, and fraud. Quanterix’s ability to monitor its vendors and service providers’ data security is limited, and third parties may be able to circumvent any security measures, resulting in the unauthorized access to, misuse, disclosure, loss or destruction of Quanterix’s data, including sensitive and personal information, and disruption of Quanterix’s or third-party service providers’ systems. Quanterix and its third-party service providers may face difficulties in identifying, or promptly responding to, potential security breaches and other instances of unauthorized access to, or disclosure or other loss of, information. Any hacking or other attack on Quanterix’s or its third-party service providers’ or vendors’ systems, and any unauthorized access to, or disclosure or other loss of, information suffered by Quanterix or its third-party service providers or vendors, or the perception that any of these have occurred, could result in legal claims or proceedings, loss of intellectual property, liability under laws that protect the privacy of personal information, negative publicity, disruption of Quanterix’s operations and damage to its reputation, which could divert its management’s attention from the operation of its business and materially and adversely affect its business, revenues and competitive position.
Any security breach or interruption, as well as any action by Quanterix or its employees or contractors that might be inconsistent with the rapidly evolving data privacy and security laws and regulations applicable within the United States and elsewhere where Quanterix conducts business, could result in enforcement actions by state or federal governments or foreign governments, liability or sanctions under data privacy laws that protect personally identifiable information, regulatory penalties, other legal proceedings such as but not limited to private litigation, the incurrence of significant remediation costs, disruptions to Quanterix’s development programs, business operations and collaborations, diversion of management efforts and damage to Quanterix’s reputation. Because of the rapidly moving nature of technology and the increasing sophistication of cybersecurity threats, Quanterix’s measures to prevent, respond to and minimize such risks may be unsuccessful.
In addition, Quanterix’s insurance may be insufficient to cover its losses resulting from cyber-attacks, breaches, or other interruptions, and any incidents may result in loss of, or increased costs of, such insurance. The successful assertion of one or more large claims against Quanterix that exceed available insurance coverage, the occurrence of changes in Quanterix’s insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, or denials of coverage, could have a material adverse effect on its business, including its financial condition, results of operations and reputation.
Quanterix is currently subject to, and may in the future become subject to additional, U.S. federal and state and international laws and regulations imposing obligations on how it collects, stores and processes personal information. Quanterix’s actual or perceived failure to comply with such obligations could harm its business. Ensuring compliance with such laws could also impair Quanterix’s efforts to maintain and expand its future customer base, and thereby decrease its revenue.
In the ordinary course of Quanterix’s business, it collects, stores, transfers, uses or processes sensitive data, including personally identifiable information of employees and others, and intellectual property and proprietary business information owned or controlled by itself and other parties. The secure processing, storage, maintenance, and transmission of this critical information are vital to Quanterix’s operations and business strategy. Quanterix is, and may increasingly become, subject to various laws and regulations, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which it operates. The regulatory environment related to data privacy and security is increasingly rigorous, with new and constantly changing requirements applicable to its business, and enforcement practices are likely to remain uncertain for the foreseeable future. These laws and regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse effect on Quanterix’s business, financial condition, results of operations and prospects.
In the United States, various federal and state regulators, including governmental agencies like the Federal Trade Commission, have adopted, or are considering adopting, laws and regulations concerning personal information and data security. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, international, or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. For example, the California Consumer Privacy Act (the “CCPA”), which increases privacy rights for California residents and imposes obligations on companies that process their personal information, came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide disclosures to California consumers regarding the processing of their personal data, as well as data protection and privacy rights, including the ability to opt-out of certain sales or sharing of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. In November 2020, California also passed the California Privacy Rights Act (the “CPRA”), which became effective on January 1, 2023 and significantly expands the CCPA, including by introducing additional obligations such as data minimization and storage limitations and granting additional rights to consumers. More recently, other states, including Connecticut, Colorado, Utah and Virginia have passed comprehensive state data privacy laws, and states like Washington and Nevada have enacted consumer health privacy laws. Most of these laws are enforced by state attorneys general, but there is the potential for private actions by plaintiffs in some circumstances under certain laws, including under Washington’s consumer health data privacy law. In addition, laws in all 50 U.S. states require businesses to provide notice to consumers whose personal information has been disclosed as a result of a data breach. State laws are changing rapidly and there is discussion in the U.S. Congress of a new comprehensive federal data privacy law to which Quanterix would become subject if it is enacted. These and future laws and regulations may increase Quanterix’s compliance costs and potential liability.
Furthermore, regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) establish privacy and security standards that limit the use and disclosure of individually identifiable health information (known as “protected health information”) and require the implementation of administrative, physical, and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. Determining whether information constitutes protected health information has been handled in compliance with applicable privacy standards and Quanterix’s contractual obligations can require complex factual and statistical analyses and may be subject to changing interpretation. Although Quanterix takes measures to protect sensitive data from unauthorized access, use or disclosure, its information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise Quanterix’s networks and the information stored there could be accessed by unauthorized parties, manipulated, publicly disclosed, lost, or stolen. Any such access, breach or other loss of information could result in legal claims or proceedings, and liability under federal or state laws that protect the privacy of personal information, such as, if applicable, HIPAA, the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and regulatory penalties. Where such laws are applicable, notice of breaches must be made to affected individuals, the Secretary of the Department of Health and Human Services, and for extensive breaches, notice may need to be made to the media. Such a notice could harm Quanterix’s reputation and its ability to compete.
Outside of the United States, many countries have privacy and data security laws and regulations concerning the collection and use of personal data, including but not limited to the GDPR and China’s Personal Information Protection Law. The GDPR, which governs the collection and use of personal data in the E.U. and is wide-ranging in scope, imposes several requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, the security and confidentiality of the personal data, data breach notification and the use of third-party processors in connection with the processing of the personal data. The GDPR also imposes strict rules on the transfer of personal data out of the E.U. to the United States, enhances enforcement authority and imposes large penalties for noncompliance, including the potential for fines of up to €20 million or 4% of the annual global revenues of the infringer, whichever is greater. While Quanterix has taken steps to comply with the GDPR, including reviewing its security procedures and entering into data processing agreements with relevant contractors, Quanterix cannot guarantee that its compliance efforts will be fully successful.
Risks Related to Intellectual Property
If Quanterix is unable to protect its intellectual property, its ability to maintain any technological or competitive advantage over its competitors and potential competitors may be reduced, and its business may be harmed.
Quanterix relies on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect its proprietary technologies, all of which provide limited protection and may not adequately protect its rights or permit Quanterix to gain or keep any competitive advantage. If Quanterix fails to protect its intellectual property, third parties may be able to compete more effectively against Quanterix, it may lose its technological or competitive advantage, or it may incur substantial litigation costs in its attempts to recover or restrict use of its intellectual property.
Quanterix’s currently pending or future patent applications may not result in granted patents, and it cannot predict how long it will take for such patents to be granted. It is possible that, for any of Quanterix’s patents that have granted or that may grant in the future, others will design around its patented technologies. Further, other parties may challenge any patents granted to Quanterix and courts or regulatory agencies could hold its patents to be invalid or unenforceable. Quanterix may not be successful in defending challenges made against its patents and patent applications. Any successful third-party challenge to Quanterix’s patents could result in the unenforceability or invalidity of such patents, or to such patents being interpreted narrowly or otherwise in a manner adverse to Quanterix’s interests. Quanterix’s ability to establish or maintain a technological or competitive advantage over its competitors may be diminished because of these uncertainties. For these and other reasons,

Quanterix’s intellectual property may not provide Quanterix with any competitive advantage. To the extent Quanterix’s intellectual property offers inadequate protection, or is found to be invalid or unenforceable, it would be exposed to a greater risk of direct competition. If Quanterix’s intellectual property does not provide adequate coverage over its products and protection against its competitors’ products, its competitive position could be adversely affected, as could its business.
In addition to pursuing patents on Quanterix’s technology, it also relies upon trademarks, trade secrets, copyrights and unfair competition laws, as well as license agreements and other contractual provisions, to protect its intellectual property and other proprietary rights. Despite these measures, any of Quanterix’s intellectual property rights could be challenged, invalidated, circumvented or misappropriated. In addition, Quanterix takes steps to protect its intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with its employees, consultants, corporate partners and, when needed, its advisors. Such agreements may not be enforceable or may not provide meaningful protection for Quanterix’s trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and Quanterix may not be able to prevent such unauthorized disclosure. Moreover, if a party having an agreement with Quanterix has an overlapping or conflicting obligation to a third party, Quanterix’s rights in and to certain intellectual property could be undermined. Monitoring unauthorized disclosure is difficult, and Quanterix does not know whether the steps it has taken to prevent such disclosure are, or will be, adequate. If Quanterix were to enforce a claim that a third party had illegally obtained and was using Quanterix’s trade secrets, it would be expensive and time-consuming, the outcome would be unpredictable, and any remedy may be inadequate. In addition, courts outside of the United States may be less willing to protect trade secrets.
Some of Quanterix’s owned and in-licensed intellectual property has been discovered through government-funded programs and thus is subject to federal regulations such as “march-in” rights, certain reporting requirements, and a preference for U.S. industry. Compliance with such regulations may limit Quanterix’s exclusive rights, subject Quanterix to expenditure of resources with respect to reporting requirements, and limit its ability to contract with non-U.S. manufacturers.
Some of the intellectual property rights Quanterix owns and has in-licensed has been generated through the use of U.S. government funding and are therefore subject to certain federal regulations. For example, some of the issued U.S. patents Quanterix owns and all of the intellectual property rights licensed to Quanterix under its license agreement with Tufts University (“Tufts”) have been generated using U.S. government funds. As a result, the U.S. government has certain rights to intellectual property embodied in Quanterix’s current or future products pursuant to the Bayh-Dole Act of 1980. These U.S. government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require Quanterix to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if the government determines that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). The U.S. government also has the right to take title to these inventions if Quanterix fails, or the applicable licensor fails, to disclose the invention to the government, elect title, and file an application to register the intellectual property within specified time limits. In addition, the U.S. government may acquire title to these inventions in any country in which a patent application is not filed within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require Quanterix, or the applicable licensor, to expend substantial resources. In addition, the U.S. government requires that any products embodying the subject invention or produced through the use of the subject invention be manufactured substantially in the United States. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. manufacturing may limit Quanterix’s ability to license the applicable patent rights on an exclusive basis under certain circumstances.
Quanterix’s Simoa bead-based technology is licensed to Quanterix by Tufts. Any loss of Quanterix’s rights to this technology or other technologies it licenses could prevent Quanterix from selling its products.
Quanterix’s Simoa bead-based technology is licensed exclusively to Quanterix from Tufts. Quanterix does not own the patents that underlie this license. Quanterix’s rights to use this technology and employ the inventions claimed in the licensed patents are subject to the continuation of and compliance with the terms of the license. Quanterix’s principal obligations under its license agreement with Tufts are as follows:
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making royalty payments;

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making milestone payments;

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paying annual maintenance fees for the underlying patents;

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using commercially reasonable efforts to develop and sell a product using the licensed technology and developing a market for such product;

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paying and/or reimbursing fees related to prosecution, maintenance and enforcement of patent rights; and

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providing certain reports.

If Quanterix breaches any of these obligations, Tufts may have the right to terminate the license, which could result in Quanterix being unable to develop, manufacture and sell products using its Simoa bead-based technology or a competitor gaining access to the Simoa technology. Termination of Quanterix’s license agreement with Tufts would have a material adverse effect on Quanterix’s business.
In addition, Quanterix is a party to a number of other agreements that include licenses to intellectual property, including non-exclusive licenses. Quanterix expects that it may need to enter into additional license agreements in the future. Quanterix’s business could suffer materially and adversely, for example, if any current or future licenses terminate, if the licensors fail to abide by the terms of the license, if the licensed patents or other rights are found to be invalid or unenforceable, or if Quanterix is unable to enter into necessary licenses on acceptable terms.
If Quanterix or any of its partners are sued for infringing intellectual property rights of third parties, the resulting litigation would be costly and time-consuming, and an unfavorable outcome in that litigation could have a material adverse effect on Quanterix’s business.
Quanterix’s success depends on its ability to develop, manufacture, market and sell its products and perform its services without infringing upon the proprietary rights of third parties. As part of a business strategy to impede Quanterix’s successful commercialization and entry into new markets, competitors have claimed, and may claim in the future, that Quanterix’s products and/or services infringe their intellectual property rights and have suggested, and may suggest in the future, that Quanterix enters into license agreements. Quanterix believes any such claims made to date are without merit. However, even if such claims are without merit, Quanterix could incur substantial costs and divert the attention of its management and technical personnel in defending itself against claims of infringement made by third parties or settling such claims. Any adverse ruling by a court or administrative body, or perception of an adverse ruling, may have a material adverse impact on Quanterix’s ability to conduct its business and its finances. Moreover, third parties making claims against Quanterix may be able to obtain injunctive relief against it, which could block its ability to offer one or more products or services and could result in a substantial award of damages against Quanterix. In addition, since Quanterix sometimes indemnify customers, collaborators or licensees, it may have additional liability in connection with any infringement or alleged infringement of third party intellectual property.
Because patent applications can take many years to issue, there may be pending applications, some of which are unknown to Quanterix, that may result in issued patents upon which its products or proprietary technologies may infringe. Moreover, Quanterix may fail to identify issued patents of relevance or incorrectly conclude that an issued patent is invalid or not infringed by its technology or any of its products. There is a substantial amount of litigation involving patent and other intellectual property rights in Quanterix’s industry. If a third party claims that Quanterix or any of its licensors, customers or collaboration partners infringe upon a third party’s intellectual property rights, Quanterix may have to:
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seek to obtain licenses that may not be available on commercially reasonable terms, if at all;

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abandon any infringing product or redesign Quanterix’s products or processes to avoid infringement;

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pay substantial damages, including, in exceptional cases, treble damages and attorneys’ fees;

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pay substantial royalties or fees or grant cross-licenses to Quanterix’s technology; or

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defend litigation or administrative proceedings that may be costly whether Quanterix wins or loses, and which could result in a substantial diversion of its financial and management resources.

Quanterix may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming and unsuccessful.
Competitors may infringe Quanterix’s patents or the patents that it licenses. In the event of infringement or unauthorized use, Quanterix may file one or more infringement lawsuits. Patent litigation can be very costly and time-consuming, and the outcome is uncertain. In addition, if Quanterix or any of its partners were to initiate legal proceedings against a third party to enforce a patent covering one of Quanterix’s products or services, the defendant in such litigation could counterclaim that Quanterix’s patent is invalid and/or unenforceable. In patent litigation, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. The outcome following legal assertions of invalidity and unenforceability is unpredictable. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, Quanterix would lose at least part, and perhaps all, of the challenged patent. Such a loss of patent protection could have a material adverse impact on Quanterix’s business.

Quanterix may not be able to protect its intellectual property rights throughout the world, which could have a material adverse effect on its business.
Filing, prosecuting and defending patents on current and future products in all countries throughout the world would be prohibitively expensive, and Quanterix’s intellectual property rights in some countries outside of the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent that federal and state laws do in the United States. Consequently, regardless of whether Quanterix is able to prevent third parties from practicing its inventions in the United States, it may not be able to prevent third parties from practicing its inventions in all countries outside of the United States, or from selling or importing products made by using its inventions in and into the United States or other jurisdictions. Competitors may use Quanterix’s technologies in jurisdictions where it has not pursued and obtained patent protection to develop their own products, and further, may export otherwise infringing products to territories where Quanterix has patent protection, but enforcement is not as strong as it is in the United States. These products may compete with Quanterix’s products and its patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Even if Quanterix pursues and obtains issued patents in particular jurisdictions, its patent claims or other intellectual property rights may not be effective or sufficient to prevent third parties from competing. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time consuming process with uncertain outcomes. Accordingly, Quanterix may choose not to seek patent protection in certain countries, and it will not have the benefit of patent protection in such countries.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, such as China and certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology, which could make it difficult for Quanterix to stop the infringement of its patents or marketing of competing products in violation of its proprietary rights generally. Proceedings to enforce Quanterix’s patent rights in foreign jurisdictions could result in substantial costs and divert its efforts and attention from other aspects of its business, put its patents at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing, and provoke third parties to assert claims against Quanterix. Quanterix may not prevail in any lawsuits that it initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Quanterix’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that it develops or licenses and may adversely impact its business.
In addition, Quanterix and its partners also face the risk that its products are imported or reimported into markets with relatively higher prices from markets with relatively lower prices, which would result in a decrease of sales and any payments Quanterix receives from the affected market. Recent developments in U.S. patent law have made it more difficult to stop these and related practices based on theories of patent infringement.
Quanterix uses third-party software that may be difficult to replace or may cause errors or failures of its products that could lead to lost customers or harm to its reputation.
Quanterix uses software licensed from third parties in its products. In the future, this software may not be available to Quanterix on commercially reasonable terms, or at all. Any loss of the right to use any of this software could result in delays in the production of Quanterix’s products until equivalent technology is either developed by Quanterix, or, if available, is identified, obtained and integrated, which could harm its business. In addition, any errors or defects in third-party software or other third-party software failures could result in errors, defects or cause Quanterix’s products to fail, which could harm Quanterix’s business and be costly to correct. Many of these providers attempt to impose limitations on their liability for such errors, defects or failures, and if enforceable, Quanterix may have additional liability to its customers or third-party providers that could harm its reputation and increase its operating costs.
Risks Related to Quanterix Common Stock and Being a Public Company
The market price of Quanterix Common Stock has fluctuated significantly and may continue to fluctuate significantly.
The market price of shares of Quanterix Common Stock has been and could continue to be subject to wide fluctuations in response to many factors listed in this section, and others beyond Quanterix’s control, including:
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actual or anticipated fluctuations in Quanterix’s financial condition and operating results;

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announcements by Quanterix, its partners or its competitors of new products, significant contracts, restructuring plans, strategic partnerships, joint ventures, collaborations, acquisitions (such as the Merger), commercial relationships or capital commitments, including the Merger;

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competition from existing products or new products that may emerge;

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failure to meet or exceed financial estimates and projections of the investment community or that Quanterix may provide to the public;

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issuance of new or updated research or reports by securities analysts or recommendations with respect to Quanterix’s stock;

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positive or adverse regulatory announcements;

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disputes or other developments related to proprietary rights, including patents, litigation matters and Quanterix’s ability to obtain patent protection for its technologies;

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commencement of, or Quanterix’s involvement in, litigation;

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fluctuations in the valuation of companies perceived by investors to be comparable to Quanterix;

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conditions in Quanterix’s markets;

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manufacturing disputes or delays, product defects or material product quality control issues;

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any future sales of Quanterix Common Stock or other securities;

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any change to the composition of the Quanterix Board or key personnel;

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general economic conditions and slow or negative growth of Quanterix’s markets;

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a material cybersecurity incident;

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share price and volume fluctuations attributable to inconsistent trading volume levels of Quanterix’s shares;

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announcement or expectation of additional debt or equity financing efforts; and

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other factors described in this Risk Factors section of this joint proxy statement/prospectus.

These and other market and industry factors may cause the market price and demand for Quanterix Common Stock to fluctuate substantially, regardless of Quanterix’s actual operating performance, which may limit or prevent investors from readily selling their shares of Quanterix Common Stock and may otherwise negatively affect the liquidity of Quanterix Common Stock. In addition, the stock market in general, and life science companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. In the past, when the market price of a stock has been volatile, holders of that stock have on occasion instituted securities class action litigation against the company that issued the stock. If any of Quanterix stockholders were to bring a lawsuit against Quanterix, the defense and disposition of the lawsuit could be costly and divert the time and attention of its management and harm its operating results.
Quanterix has never paid dividends on its capital stock, and it does not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in Quanterix Common Stock will likely depend on whether the price of Quanterix Common Stock increases.
Quanterix has not paid dividends on any of its classes of capital stock to date and it currently intends to retain its future earnings, if any, to fund the development and growth of its business. As a result, capital appreciation, if any, of Quanterix Common Stock will be the sole source of gain for the stockholders in the foreseeable future. Consequently, in the foreseeable future, stockholders will likely only experience a gain from an investment in Quanterix Common Stock if the price of Quanterix Common Stock increases.
Anti-takeover provisions contained in Quanterix’s restated certificate of incorporation and restated by-laws, as well as provisions of Delaware law, could impair a takeover attempt.
Quanterix’s restated certificate of incorporation, restated by-laws and Delaware law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by the Quanterix Board. Quanterix’s corporate governance documents include provisions:
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authorizing the Quanterix Board to issue up to 5,000,000 shares of preferred stock without Quanterix Stockholder Approval upon the terms and conditions and with the rights, privileges and preferences as the Quanterix Board may determine;

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specifying that special meetings of Quanterix stockholders can be called only by the Quanterix Board and that Quanterix stockholders may not act by written consent;

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establishing an advance notice procedure for stockholder proposals to be brought before an annual meeting of Quanterix stockholders, including proposed nominations of persons for election to the Quanterix Board;

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providing that directors may be removed only for cause;

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providing that the Quanterix Board may create new directorships and that vacancies on the Quanterix Board may be filled only by a majority of directors then in office, even though less than a quorum;

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establishing that the Quanterix Board is divided into three classes with each class serving staggered three-year terms;

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providing that the Quanterix Board may amend the Quanterix Bylaws without approval of Quanterix stockholders; and

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requiring a super-majority of votes to amend certain of the above-mentioned provisions.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in Quanterix’s management.
As a Delaware corporation, Quanterix is also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of outstanding Quanterix Common Stock from engaging in certain business combinations without approval of the holders of substantially all of the outstanding Quanterix Common Stock.
Any provision of the Quanterix Charter, Quanterix Bylaws or the DGCL that has the effect of delaying or deterring a change in control could limit the opportunity for its stockholders to receive a premium for their shares of Quanterix Common Stock, and could also affect the price that some investors are willing to pay for Quanterix Common Stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, the documents that Quanterix and Akoya refer you to in the registration statement and oral statements made or to be made by Quanterix and Akoya include certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include projections, including with respect to the anticipated benefits of the Merger as well as statements regarding the impact of the Merger on Quanterix’s and Akoya’s business and future financial and operating results, the amount and timing of synergies from the Merger and the Closing Date for the Merger.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Quanterix’s and Akoya’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Quanterix’s and Akoya’s control. Quanterix’s, Akoya’s and the Combined Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. These factors include, among other things, (i) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the inability to complete the Merger on the anticipated terms and timetable, (ii) the inability to complete the Merger due to the failure to obtain the applicable approvals of Quanterix stockholders or Akoya stockholders or to satisfy any other condition to closing in a timely manner or at all, (iii) the outcome of any legal proceedings that may be instituted against Quanterix or Akoya, (iv) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, the ability of the Combined Company to maintain relationships with its customers, payers and providers and retain its management and key employees, (v) the ability of the Combined Company to achieve the synergies contemplated by the Merger or such synergies taking longer to realize than expected, (vi) costs related to the Merger, including the possibility that the Merger may be more expensive to complete than anticipated, (vii) the ability of the Combined Company to execute successfully its strategic plans, (viii) the ability of the Combined Company to promptly and effectively integrate the Quanterix and Akoya businesses, (ix) the diversion of management’s time and attention from ordinary course business operations to completion of the Merger and integration matters, (x) changes in Quanterix’s share price before the closing of the Merger, (xi) risks relating to the potential dilutive effect of shares of Quanterix Common Stock to be issued in the Merger, and (xii) the risks, uncertainties and assumptions described in the section titled “Risk Factors,” along with other factors that may affect future results of Quanterix, Akoya and the Combined Company. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in Akoya’s filings with the SEC, including the risk factors discussed in Akoya’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC. See the section titled “Where You Can Find More Information.”
It should also be noted that prospective financial information for the combined businesses of Quanterix and Akoya is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. This prospective financial information should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective financial information is indicative of the future performance of the Combined Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Akoya and Quanterix.
Any forward-looking statement included in this joint proxy statement/prospectus is based only on information currently available to Quanterix and Akoya and speaks only as of the date hereof. Except as required by law, Quanterix and Akoya undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You are cautioned not to rely on Quanterix’s and Akoya’s forward-looking statements.

THE PARTIES TO THE MERGER
Quanterix Corporation
Quanterix is a life sciences company that develops and commercializes next-generation, ultra-sensitive digital immunoassay platforms that advance life sciences research and diagnostics. Quanterix’s platforms are based on its proprietary digital “Simoa” detection technology and enable customers to reliably detect protein biomarkers at ultra-low concentrations in blood, serum and other fluids that, in many cases, are undetectable using conventional, analog immunoassay technologies. The ability of Quanterix’s Simoa platforms to detect proteins in the femtomolar range enables the development of novel therapies and diagnostics and has the potential to identify early-stage disease markers before symptoms appear to facilitate a paradigm shift in healthcare from an emphasis on later-stage treatment to a focus on earlier detection, monitoring, prognosis, and, ultimately, prevention. Quanterix’s Simoa platforms have achieved significant commercial adoption with an installed base of over 1,000 instruments, and scientific validation with citations in more than 3,200 scientific publications in areas of high unmet medical need and research interest such as neurology, oncology and immunology, and inflammation.
The principal business address of Quanterix is 900 Middlesex Turnpike, Billerica, MA 01821, and its telephone number is (617) 301-9400.
Akoya Biosciences, Inc.
Akoya is an innovative life sciences technology company delivering spatial biology solutions focused on transforming discovery, clinical research and diagnostics. Akoya’s mission is to bring context to the world of biology and human health through the power of spatial phenotyping. Spatial phenotyping refers to a rapidly evolving technology that enables academic and biopharma scientists to detect and map the distribution of cell types and biomarkers across whole tissue samples at single-cell resolution, enabling advancements in their understanding of disease progression and patient response to therapy. Through Akoya’s PhenoCycler® (formerly CODEX) and PhenoImager® (formerly Phenoptics) platforms, reagents, software, and services, they offer end-to-end solutions to perform tissue analysis and spatial phenotyping across the full continuum from discovery through translational and clinical research and diagnostics.
The principal business address of Akoya is 100 Campus Drive, 6th Floor, Marlborough, MA 01752, and its telephone number is (855) 896-8401.
Wellfleet Merger Sub, Inc.
Merger Sub was formed by Quanterix for the sole purpose of effecting the Merger. Merger Sub has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the Merger, Merger Sub will be merged with and into Akoya, with Akoya continuing as the Surviving Corporation and as a wholly owned subsidiary of Quanterix, and the separate existence of Merger Sub will cease.
The principal executive office of Merger Sub is located at 900 Middlesex Turnpike, Billerica, MA 01821, and its telephone number is (617) 301-9400.

BUSINESS OF QUANTERIX
Overview
Quanterix is a life sciences company that develops and commercializes next-generation, ultra-sensitive digital immunoassay platforms that advance life sciences research and diagnostics. Quanterix’s platforms are based on its proprietary digital “Simoa” detection technology and enable customers to reliably detect protein biomarkers at ultra-low concentrations in blood, serum and other fluids that, in many cases, are undetectable using conventional, analog immunoassay technologies. The ability of Quanterix’s Simoa platforms to detect proteins in the femtomolar range enables the development of novel therapies and diagnostics and has the potential to identify early-stage disease markers before symptoms appear to facilitate a paradigm shift in healthcare from an emphasis on later-stage treatment to a focus on earlier detection, monitoring, prognosis, and, ultimately, prevention. Quanterix’s Simoa platforms have achieved significant commercial adoption with an installed base of over 1,000 instruments, and scientific validation with citations in more than 3,200 scientific publications in areas of high unmet medical need and research interest such as neurology, oncology and immunology, and inflammation.
Quanterix sells its proprietary instruments and related consumables worldwide to research laboratories, CROs, academic institutions and bio-pharmaceutical companies. In addition, Quanterix provides assay development and sample testing services, including four LDTs, using its proprietary technology through its CLIA-certified Accelerator Laboratory located in Billerica, Massachusetts.
Recent Developments
Acquisition of Emission, Inc.
On January 8, 2025, Quanterix acquired all of the issued and outstanding shares of capital stock of Emission, Inc. (“Emission”) for an upfront payment of $10.0 million, with an additional $10.0 million payable upon completion of certain technical milestones. Additionally, the shareholders of Emission (collectively, the “Emission Shareholders”) may receive up to an additional $50.0 million in earnout payments through December 31, 2029, contingent upon the achievement of certain performance milestones. Emission is based in Georgetown, Texas and manufactures large-scale, highly-uniform dye-encapsulating magnetic beads designed for low and mid-plex assays and a mid-plex platform that reads its proprietary beads. In connection with the closing, the parties entered into a call option agreement (the “Option Agreement”), pursuant to which the Emission Shareholders have the right to repurchase all of the outstanding capital stock of Emission for $10.0 million after five years if Emission’s revenues do not exceed $5.0 million in any one year during such five-year period. If the Emission Shareholders exercise the right to repurchase Emission under the Option Agreement and consummate the repurchase, we will retain a perpetual, fully-paid, irrevocable license to all Emission intellectual property required to continue to manufacture and commercialize our products. The acquisition of Emission allows us to secure the supply of highly controlled beads for use in our next generation Simoa ONE instrument that we expect to launch by the end of 2025. It also allows us to develop a new multi-plex segment targeting third-party OEM customers for these beads, which we have branded as Nova Beads.
Agreement to Acquire Akoya Biosciences, Inc.
On January 9, 2025, Quanterix entered into the Merger Agreement to acquire Akoya, a life sciences technology company delivering spatial biology solutions through the power of spatial phenotyping. Spatial phenotyping refers to a rapidly evolving technology that enables academic and biopharma scientists to detect and map the distribution of cell types and biomarkers across whole tissue samples at single-cell resolution, enabling advancements in their understanding of disease progression and patient response to therapy. Akoya commercializes proprietary instrument platforms, reagents, software, and services that offer end-to-end solutions to perform tissue analysis and spatial phenotyping from discovery through translational and clinical research and diagnostics.
Industry Background
Proteins are versatile macromolecules that serve critical functions in nearly all biological processes. Proteins are analytes that are highly relevant physiologically, providing real-time pictures of disease, and researchers and clinicians rely extensively on protein biomarkers for use in research and as clinical and diagnostic tools. However, normal physiological levels of many proteins are not detectable in easily accessible blood samples using conventional, analog immunoassay technologies, and many of these technologies can only detect proteins once they have reached levels that reflect more advanced disease or injury. For many other low abundance proteins, these technologies cannot detect proteins even at disease- or injury-elevated levels.
ELISA technology has been the most widely used method of sensitive detection of proteins for more than 50 years. In simple terms, ELISA involves using a plate coated with an antibody that binds to the target molecule. If the target is present in the sample, it attaches to the plate via the antibody. Then, a second molecule, often an enzyme-linked antibody, is added, binding to the target. The enzyme produces a detectable signal (like fluorescence or a color change) when a specific substrate is added, indicating the presence and quantity of the target molecule in the sample. Although ELISA is widely used in medical diagnostics and research, it has very significant limitations, including limited sensitivity and narrow dynamic range (i.e., the range of concentration of proteins being detected). Efforts to increase the sensitivity of conventional ELISA have had limited success due to procedural complexity and length.
Quanterix’s Simoa Technology
Quanterix’s Simoa bead-based and planar array technologies are based on traditional ELISA technology but significantly advance conventional ELISA technology and are capable of substantially greater protein detection sensitivity. Quanterix believes that its Simoa platforms are among the most sensitive commercially available multiplex protein detection platforms.
Simoa Bead-Based Technology
Simoa bead-based digital immunoassays utilize the basic principles of conventional bead-based sandwich ELISA. However, unlike ELISA, which runs the enzyme-substrate reaction on all molecules in one well, Simoa bead-based reactions are run on individual molecules in tiny microwells, 40 trillionths of a milliliter, that are 2.5 billion times smaller than traditional ELISA wells. In traditional analog ELISA measurements, the detected signal increases in intensity as the concentration of a sample increases. In Simoa bead-based digital technology measurements, however, the detected signal relies on a binary signal/no signal readout, enabling single molecule detection, and analytical sensitivity in the femtomolar range compared with nanomolar and picomolar levels of detection in conventional ELISA.
Simoa Planar Array Technology
Simoa planar array immunoassays utilize the basic principles of conventional microplate-based sandwich ELISA. However, unlike ELISA, which runs the enzyme-substrate reaction on all molecules coating the entire bottom surface in one well, Simoa planar array reactions are run on spatially segregated micro-spots within the bottom of microtiter plate wells that concentrate the signal to a surface area 1,000 times smaller than a traditional ELISA. The small spot size and spatial segregation of each spot enables multiplexing up to 12 different assays within a single sample well.
Quanterix’s Strategy
Quanterix’s commercial strategy is based on three core growth vectors: (i) Grow menu; (ii) Expand into adjacencies; and (iii) Translate into diagnostics. Quanterix’s plans to achieve this GET strategy include:
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Growing through rapid internal menu expansion.   In August 2022, Quanterix initiated an assay redevelopment program with the objective of improving its ability to manufacture and deliver high-quality assays at scale. This program was substantially completed in the fourth quarter of 2023, and in 2024, Quanterix launched 20 new assays that were developed using improved protocols, manufacturing efficiencies and reagent improvements to provide more consistent results and improved lot-to-lot consistency. Following the assay redevelopment program, assay development time has been reduced from more than 18 months to less than six months.

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Continuing to grow its leadership position in the measurement of neuro-based biomarkers.   Quanterix intends to leverage the growing importance of neurological biomarkers to advance the development of therapeutics and diagnostics for neurodegenerative conditions, including Alzheimer’s disease. The importance of neurological biomarkers, such as NfL, p-Tau 181, p-Tau 217 and glial fibrillary acidic protein (“GFAP”), has increased significantly in recent years, and Quanterix’s ultra-sensitive Simoa platforms have allowed research of neurological disorders, previously limited primarily to CSF, to expand significantly.

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Growing menu through strategic acquisitions.   Quanterix intends to strategically acquire businesses and technologies to grow its operations and strengthen its market position, as evidenced by its recent acquisition of Emission, Inc. (“Emission) and its execution of the Merger Agreement. Quanterix expects that acquisitions may continue to be an important part of its strategy to increase scale, and it intends to strategically pursue acquisitions to expand product menu, add technologies, and/or provide access to complementary or strategic growth areas.

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Expanding further into indications beyond neurology.   Although Quanterix intends to continue to extend its leadership position in measuring neuro-based biomarkers, the ability of its Simoa technology to detect and quantify low abundance proteins with exquisite sensitivity is a distinct advantage in detecting disease earlier in other indications, in particular oncology and immunology. There are over 950 scientific publications that reference Simoa technologies in non-neurology indications. Quanterix has announced its intent to launch Simoa ONE, a new instrument, by the end of 2025. Simoa ONE is expected to enable up to a 10-fold increase in sensitivity over current Simoa platforms and to allow a substantial increase in plexing and specificity. The Simoa ONE is also expected to have a simple and efficient workflow. Quanterix expects these attributes to be particularly attractive to researchers and clinicians in oncology and immunology. In addition, many cancers begin in tissue before they move and migrate to blood. With the proposed acquisition of Akoya, Quanterix believes it will be able to combine Akoya’s biomarker detection capability in tissue with Quanterix’s ultra-sensitive biomarker detection in blood to drive development of faster, better testing tools for monitoring and detection in oncology and immunology.
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Expanding Quanterix’s presence in diagnostics.   Quanterix’s ultra-sensitive Simoa platforms have enabled the development of a new category of less-invasive diagnostic tests and tools based on blood, serum, saliva and other fluids that could replace current invasive, expensive, and inconvenient diagnostic methods, including spinal tap, diagnostic imaging and biopsy. Quanterix currently offers four neurological LDTs through its Accelerator Laboratory.

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Helping to build the global infrastructure for Alzheimer’s disease testing and diagnosis.   There are over 55 million people living with Alzheimer’s disease, a number that is expected to double by 2050. Quanterix believes its ultrasensitive technology can enable earlier detection. Quanterix is helping to build the global infrastructure for Alzheimer’s testing in two ways. First, it is enabling partners by providing Simoa technology to a number of the top prescribing hospital networks and reference labs globally. Quanterix entered into 12 of these partnerships in 2024 and intends to continue to grow this network in 2025. Second, through its Lucent Diagnostics brand, it is offering best-in-class diagnostic testing through its LucentAD Complete test, which was launched in November 2024.

Quanterix’s Products and Services
Instruments
Quanterix currently offers the following three Simoa instruments, which Quanterix believes are among the most sensitive multiplex protein detection platforms commercially available today:
HD-X

Quanterix commercially launched its HD-X instrument in the second half of 2019. The HD-X is an upgraded version of the Simoa HD-1 (Quanterix’s first Simoa instrument, which was launched in January 2014) that was designed to deliver significant productivity and operational efficiency improvements, as well as greater user flexibility. The HD-X is based on Quanterix’s bead-based technology, and assays run on the HD-X are fully automated. By the end of 2024, approximately 84% of the HD installed base were HD-X instruments.

SR-X

Quanterix commercially launched its SR-X instrument in December 2017 as a compact benchtop instrument with a lower price point, more flexible assay preparation, and a wider range of applications. The SR-X utilizes the same Simoa bead-based technology and assay kits as the HD-X. In contrast to the fully automated workflow of the HD-X, the assay incubation and washing steps for the SR-X are performed outside of the instrument using conventional liquid handling methods. The offline sample prep provides additional flexibility to enable researchers to apply Simoa detection in an expanded range of applications.

SP-X

Quanterix commercially launched the SP-X instrument in April 2019. The SP-X uses the Simoa planar array technology developed initially by Aushon Biosystems, Inc. (“Aushon”), which Quanterix acquired in 2018, for multiplex chemiluminescent immunoassay measurement, which Quanterix refined by leveraging its proprietary sophisticated Simoa image analysis and data analysis algorithms to provide sensitivity similar to that found in its Simoa bead-based platform.

Simoa Assays and Consumables
Recurring revenue is derived through the sale of consumables used to run assays on Quanterix’s instruments and from Quanterix’s growing menu of Simoa digital biomarker assays. The current menu of approximately 65 analyte-specific single-plex and multi-plex assay kits for Quanterix’s bead-based instruments includes assays for biomarkers in the areas of neurology, infectious disease, immunology and oncology for both human and mouse samples. The current menu of assay kits for the planar array instrument includes approximately 45 biomarkers ranging from 1-10 analytes per assay in the areas of immunology and oncology research.
In addition to the assays Quanterix has developed, the Simoa platforms allow ease and flexibility in assay design, enabling Quanterix’s customers to develop their own proprietary in-house assays, called homebrew assays, using Quanterix’s homebrew assay kits. These kits include all components required for customers to run tests using their own antibodies. Quanterix’s consumables portfolio for its bead-based platform also includes its proprietary Simoa disks that are unique to its bead-based platform, as well as cuvettes and disposable tips.
Nova Beads
In January 2025, Quanterix acquired Emission, a manufacturer of large-scale, highly-uniform dye-encapsulating magnetic beads designed for low and mid-plex assays. These proprietary beads are engineered for consistency, scalability, and reliability. This acquisition allows Quanterix to secure the supply of these highly controlled beads for use in its next generation Simoa ONE instrument. It also allows Quanterix to develop a new multi-plex segment targeting third-party OEM customers for these beads, which Quanterix has branded as Nova Beads.
NfL Antibodies and NfL ELISA Kits
In August 2019, Quanterix acquired Uman, a company located in Umeå, Sweden, that commercializes proprietary NfL antibodies and NfL ELISA kits. Uman’s NfL antibodies are used by researchers and biopharmaceutical and diagnostics companies to detect NfL to advance the development of therapeutics and diagnostics for certain neurodegenerative conditions. Since Quanterix commercially launched the first assay that could reliably measure NfL in blood using Uman’s antibodies and Quanterix’s Simoa technology in 2017, NfL has seen dramatic growth as a neurological biomarker. Through Uman, Quanterix sells proprietary NfL capture and detection antibodies, as well as two NfL ELISA kits for CSF, one of which is CE-certified in Europe, and one RUO NfL ELISA kit for serum.
Services
Through its CLIA-certified Accelerator Laboratory, Quanterix provides customers a contract research option. The Accelerator Laboratory supports multiple projects and services, including:
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Sample Testing.   Utilizing commercially available Simoa kits, Quanterix has run large studies for customers with thousands of specimens and small experiments with just a few samples. Quanterix has extensive experience testing many different sample types where biomarkers may be present at very low levels.

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Homebrew Assay Development.   Utilizing proprietary or commercially available reagents in combination with Quanterix’s homebrew assay kits, Quanterix can rapidly develop a prototype assay exhibiting improved sensitivity compared to traditional ELISA. The Accelerator Laboratory can also be used to screen reagents to identify the optimal assay format or expand prototype efforts for further assay optimization to ultimately deliver the highest level of performance.

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Custom Assay Development.   After identifying the optimal assay and conditions, the Accelerator Laboratory can be used to generate qualified bulk reagents or custom assay kits, providing customer access to kits for assays not yet commercially available on the Simoa platform.

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LDT Testing.   Quanterix currently offers the following four LDTs through its CLIA-certified Accelerator Laboratory:

(1)
LucentAD p-Tau 181:   an LDT to quantitatively measure p-Tau 181 in plasma as an aid in diagnosis of Alzheimer’s disease.

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Simoa NfL LDT:   an LDT to quantitatively measure NfL in serum as an aid in the evaluation of individuals for possible neurodegenerative conditions or other causes of neuronal or central nervous system damage.

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LucentAD p-Tau 217:   an LDT to quantitatively measure p-Tau 217 in plasma to aid in diagnosis of Alzheimer’s disease.

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LucentAD Complete:   a multi-marker (p-Tau 217, amyloid β 42 (“Aβ42”), amyloid β 40 (“Aβ40”), NfL, and GFAP) algorithmic LDT for high accuracy plasma detection of amyloid pathology to aid in diagnostic evaluation of patients with cognitive issues who may have Alzheimer’s disease. By using a proprietary algorithm to score five AD-related biomarkers, LucentAD Complete provides significantly better amyloid classification compared to single-marker tests alone and has lowered the intermediate zone of a single-marker test from 30% to 10%, while maintaining high sensitivity, specificity and accuracy.

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Lucent Diagnostics.   In July 2023, Quanterix launched Lucent Diagnostics, a neurology healthcare provider-facing portal, with testing services initially focused on Alzheimer’s disease. To support a streamlined provider workflow, Lucent Diagnostics includes a web portal where healthcare providers can order sample collection materials, order a test, track the status of a test and retrieve the test report. The process for testing involves a healthcare provider drawing a blood sample from an individual and shipping the sample to Quanterix’s Accelerator Laboratory to analyze the sample and communicate the result back to the provider. Healthcare providers can currently order the following tests through Lucent Diagnostics: LucentAD p-Tau 181, LucentAD p-Tau 217 and LucentAD Complete.

Extended Warranty and Service Contracts
Quanterix also generates revenues through extended-warranty and service contracts for its installed base of instruments.
Research and Development
Quanterix continues to seek to improve its platform and technology to enable more sensitive detection and measurement of biological molecules. This evaluation includes examining new assay formats and instrumentation improvements and upgrades to increase the performance of its Simoa assays and instruments. Quanterix intends to expand its assay menu to extend the scope of applications for its platform to biomarkers of significant interest to the scientific community.
Simoa ONE
Using breakthrough technology licensed from the laboratory of its co-founder, David Walt, Quanterix is developing Simoa ONE, a new instrument that it expects to launch by the end of 2025. Simoa ONE is expected to enable up to a 10-fold increase in sensitivity over current Simoa platforms. The instrument is based on optically encoded barcodes and proprietary beads developed by Emission to allow a substantial increase in plexing and specificity of Simoa measurements. Simoa ONE is based on simple instrumentation and assay workflow to efficiently deliver high throughput, quantitative results.
Quanterix’s Key Focus Areas
Quanterix has focused the application of its Simoa technology on areas of high growth and high unmet need and where existing platforms have significant shortcomings that its technology addresses, including neurology, oncology and immunology, as well as inflammation.
Neurology
The ability of Simoa technology to detect neurological biomarkers in blood at ultra-low levels, combined with Quanterix’s multiplexing capability, has significantly advanced neurology research, drug development, and diagnostics test development. Prior to the launch of Quanterix’s p-Tau 181 LDT for clinical use in July 2022, the brain was the only organ in the body for which there was not a blood-based diagnostic test. The challenge with developing blood-based tests for the brain is that the blood-brain barrier, which is formed by endothelial cells lining the cerebral microvasculature, is very tight and severely restricts the movement of proteins and other substances between these endothelial cells and into blood circulation. Accordingly, diagnosis of brain disease and injury has traditionally required either brain imaging or a spinal tap to collect CSF. The sensitivity of Simoa technology has enabled researchers to discover that extremely small amounts of critical neural biomarkers diffuse through the blood brain barrier and are released into the blood during injury and in connection with many neurodegenerative brain diseases. However, the concentrations of many of these neural biomarkers in the blood can be so low that they are difficult to detect by conventional, analog immunoassay technologies. Furthermore, neurological pathophysiology is complex, and it has become clear that no single biomarker is sufficient to serve as comprehensive indicator of these processes. For this reason, the capability of Simoa to multiplex blood-based tests for multiple neural biomarkers into a single test has emerged as useful to facilitate biomarker profiling of neurological disorders. This capability has materially contributed to rapid research progress, notably in the Alzheimer’s disease landscape.
Developments on the Alzheimer’s Disease Landscape
The FDA approval of Leqembi and Kisunla as disease-modifying treatments for Alzheimer’s disease has underscored an urgent need for non-invasive widely available blood tests to facilitate diagnosis in the early stages of the disease to identify patients for treatment when therapeutic intervention is most likely to provide clinical benefit. Currently established biomarker-based approaches to diagnostic workup for Alzheimer’s include positron emission tomography (“PET”) imaging and CSF biomarkers for amyloid and phosphorylated tau, both of which are invasive, expensive, and may not be widely available. A Rand Corporation study on the readiness of the U.S. health care system infrastructure for an Alzheimer’s treatment highlighted a dire situation of unpreparedness and where key bottlenecks lie. The model assumed annual mild cognitive impairment screening for adults leading to 7.5 million referrals to a diagnostic phase in a secondary specialist setting, which is well beyond the country’s capacity. Of these referrals, 6.7 million were assumed to require CSF biomarker or amyloid PET testing for biomarker-based diagnosis of Alzheimer’s disease at an estimated cost of $20.1 billion. Of the amyloid positive subjects, 80% (2.4 million) were assumed to fit the criteria for therapeutic intervention. Assessing the effectiveness of an anti-amyloid Alzheimer’s therapy by testing for amyloid plaque reduction over the course of treatment would potentially involve serial testing of each subject with CSF analysis or PET imaging at a significant cost with currently available detection modalities. The availability of a simple blood test for amyloid positivity has the potential to alleviate bottleneck and cost burdens and facilitate the accessibility of Alzheimer’s therapeutic intervention for patients. Quanterix believes its Simoa technology is well-suited to meet this critical need.
High Accuracy Simoa p-Tau 217 Test
The Alzheimer’s field has converged to a consensus on the most desirable single blood-based biomarker at present: plasma p-Tau 217. This biomarker has been shown to out-perform all the other plasma biomarker candidates for Alzheimer’s diagnostics and disease progression monitoring. The biomarker also has the distinction of being low abundance in blood and difficult to measure by conventional means. Quanterix provides multiple assays for robustly measuring p-Tau 217 in plasma and helping to establish the clinical evidence through a body of peer reviewed publications demonstrating the superiority of this biomarker relative to other biomarkers. While p-Tau 217 has demonstrated superiority over other plasma neural biomarkers, the strength of the data across a number of other biomarker candidates (p-Tau 181, amyloid β 42/40 ratio, GFAP, NfL) is such that all these biomarkers were included in the recently published “Revised criteria for diagnosis and staging of Alzheimer’s disease: Alzheimer’s Association Workgroup.” However, only p-Tau 217 was recommended as being sufficiently accurate as a single biomarker to enable a diagnostic use case. Quanterix has launched the LucentAD p-Tau217 LDT for clinical use. This test was robustly validated across two independent cohorts (873 samples), and the diagnostic accuracy of the test was shown to meet or exceed the recommendation of the Alzheimer’s Association Workgroup (≥90% accuracy, sensitivity and specificity ≥90%). Thus, the LucentAD p-Tau 217 test meets or exceeds the diagnostic performance criteria for a plasma-based test for Alzheimer’s disease.
Simoa Multi-Marker Algorithmic Test
Leveraging both the multiplexing and high sensitivity capability of Simoa, Quanterix has developed a multi-marker algorithmic test that combines five biomarkers (p-Tau 217, Aβ42, Aβ 40, NfL, and GFAP) and uses a proprietary algorithm for high accuracy plasma detection of amyloid pathology. Researchers have extensively studied these biomarkers to advance the understanding of how blood-based biomarkers reflect different aspects of Alzheimer’s pathology, to both further the basic knowledge of the disease pathophysiology, and to explore the potential of these biomarkers to predict disease state, severity, and progression. This work has resulted in a large body of published evidence that has advanced the understanding of the disease and facilitated drug development through the use of these biomarkers as exploratory indicators of drug target engagement. From a diagnostic test standpoint, a central concept has emerged: since these biomarkers reflect different aspects of Alzheimer’s pathology, combining their signals through logistic regression can enhance overall test accuracy. This information, together with clinical evaluations and cognitive testing, can help determine whether cognitive symptoms are the result of Alzheimer’s disease, or another type of dementia. Quanterix has partnered with the Alzheimer’s Drug Discovery Foundation to develop and clinically implement a multi-marker blood test to aid Alzheimer’s diagnosis and differential diagnosis of patients presenting with cognitive symptoms of uncertain origin. Validation data for the clinical performance of the test for amyloid detection was presented at the Clinical Trials on Alzheimer’s Disease annual meeting late 2024. The data across over 1,000 patients showed that the test delivered best-in-class performance for amyloid detection accuracy as well as reduced uncertainty in borderline cases. Quanterix launched this multi-marker algorithmic test as an LDT in November 2024 under the brand name LucentAD Complete. The test has also received Breakthrough Device designation by the FDA, and clinical trials to support a regulatory filing are in progress.
Other Neurological Conditions
Quanterix’s ultra-sensitive Simoa technology has also been instrumental in advancing research into other neurological conditions, such as multiple sclerosis and traumatic brain injury (“TBI”). Evidence of the potential clinical utility of NfL as a biomarker in multiple sclerosis has progressed rapidly, and Simoa’s role in that progression has been foundational. In April 2022, the FDA granted Quanterix’s Simoa NfL serum test Breakthrough Device designation as a prognostic aid in assessing the risk of disease activity in patients diagnosed with relapsing-remitting multiple sclerosis (“RRMS”). The test has shown promise to be used in conjunction with clinical, imaging and laboratory findings as an aid in identifying RRMS patients who are at lower or higher risk for relapse within four years. Quanterix believes this prognostic information could be clinically useful in tailoring the therapeutic approach to more effectively treat the disease.

Current methods of TBI diagnosis involve CT scans that fail to diagnose approximately 90% of mild TBI. Simoa technology has demonstrated the sensitivity to identify relevant neurological biomarkers, such as NfL, tau, GFAP and UCH-L1, to more adequately aid in diagnosis of TBIs and overall brain health. Researchers in neurology have used Simoa technology to study biomarkers in the blood of athletes after concussion in many high-impact sports. Simoa can measure critical neural biomarkers in blood that correlate repeated head trauma from both concussions and subconcussive events with poor patient outcomes, including the potential development of Chronic Traumatic Encephalopathy, which currently can only be diagnosed after death via a brain autopsy.
Additional assays for blood-based biomarkers with potential utility in Alzheimer’s research and diagnostics have either been launched or are in development. These include brain-derived Tau, p-Tau 231, p-Tau 212, sTREM2, and PSD95.
Oncology and Immunology
Quanterix’s ultra-sensitive Simoa technology has the potential to detect increased levels of oncology biomarkers during the very early stages in disease development. Biomarkers can be useful tools for diagnostics, prognostics and predictive cancer detection. However, many traditional assay technologies can only detect these biomarkers after the disease has progressed and the patient has become symptomatic. Simoa’s highly sensitive detection capability has the potential to enable earlier detection, better monitoring and treatment and improved prognoses for patients. Additionally, Simoa technology has shown early promise as a liquid biopsy alternative to more invasive diagnostic procedures.
Cancer immunotherapy is a promising new area that is significantly affecting cancer remission rates. One challenge of immunotherapy approaches is that the elicited immune responses are not always predictable and can vary from person to person and protocol to protocol. There exists a significant need to develop biomarker tools to monitor these drugs and their effects. Circulating (serum and plasma) protein biomarkers have the potential to be used in the field of health-oncology to stratify patients, predict response, predict recurrence, reveal mechanism of action and monitor for adverse effects. One technical challenge facing the health-oncology drug development process has been the availability of immunoassays with sufficient sensitivity to measure immunomodulatory biomarkers directly in serum and plasma. Quanterix has developed a number of tumor biomarker and immune modulation assays (cytokines and chemokines) that can be used to monitor tumor proliferation and host immune response. In particular key immune regulatory cells (T-regs, dendritic cells, macrophages) secrete very low amounts of the protein Interferon gamma (“IFN-gamma”) and these levels cannot be reliably measured in serum and plasma using conventional, immunoassay technology, however they can be tracked with Quanterix’s Simoa IFN-gamma assay. Additionally, Quanterix has developed an ultra-sensitive assay for IL-6, which is one of the cytokines commonly measured for monitoring cytokine release syndrome as an adverse effect in immunotherapies. Several studies have shown that Quanterix’s ultrasensitive assays can be valuable tools for monitoring health-oncology drugs and protocols.
Quanterix believes that its Simoa ONE instrument, which is expected to be launched by the end of 2025, with its increased sensitivity, increased plexing ability and simple and efficient workflow, will be well suited for oncology and immunology indications.
Inflammation
Inflammation underlies the response of the body to injury in a variety of diseases. Simoa assays can measure inflammatory and anti-inflammatory molecules in serum and plasma with unprecedented sensitivity. This has the potential to enable new discoveries into the role of inflammation in the biology of health and disease. Quanterix’s Simoa technology measures low levels of inflammatory proteins, including cytokines and chemokines, that characterize a range of inflammatory diseases, including Crohn’s disease, asthma, rheumatoid arthritis and neuro-inflammation. Quanterix believes the sensitivity of Simoa technology can provide a clearer picture of the underlying state of the immune response and disease progression.
Quanterix’s Simoa technology also has the potential to be used by companies developing anti-inflammatory drugs to quantify the effect a drug has on a particular inflammatory cytokine and to monitor therapeutic efficacy. Quanterix believes that a better understanding of the inflammatory response will be critical to future opportunities for wellness screening and disease response monitoring. Anti-inflammatory drugs are expensive and can have serious side effects, such as increased risk of infection. By monitoring biomarkers indicative of response, clinicians may be able to adjust dose to reduce side effects or increase efficacy.
Sales and Marketing
Quanterix distributes its Simoa instruments and consumables via direct field sales and support organizations located in North America and Europe and through a combination of Quanterix’s own sales force and third-party distributors in additional countries, including Australia, Brazil, China, Czech Republic, India, Hong Kong, Israel, Japan, New Zealand, Qatar, Saudi Arabia, Singapore, South Africa, South Korea, Taiwan, and UAE. In addition, Quanterix sells Uman’s NfL antibodies and NfL ELISA kits directly and in conjunction with a distributor worldwide.

As of December 31, 2024, Quanterix had 136 employees in sales, sales support and marketing, including technical field application scientists and field service personnel. This staff is primarily located in North America and Europe. Quanterix expects it will expand its sales, support, and marketing efforts in the future by expanding Quanterix’s direct footprint in Europe as well as developing a comprehensive distribution and support network in China and other Asia-Pacific region countries where significant new opportunities exist.
Manufacturing and Supply
Quanterix outsources the manufacturing of its Simoa bead-based instruments to third-party manufacturers, and Quanterix manufactures its planar array instrument and all assay kits in its own facilities.
Instruments
The HD-X instrument is supplied by STRATEC, based in Birkenfeld, Germany, and is manufactured and shipped from its Birkenfeld and Beringen, Switzerland facilities. The SR-X is supplied by Paramit, based in Morgan Hill, California, and is shipped to Quanterix’s global customers by Paramit. See the section titled “Quanterix’s Business — Key Agreements” for a description of its agreements with STRATEC and Paramit. Installation of, and training on, Quanterix’s instruments is provided by its employees where Quanterix conducts direct sales, and by distributors where sales are conducted through distributors.
Quanterix believes this manufacturing strategy is efficient and conserves capital. However, in the event it becomes necessary to utilize a different contract manufacturer for the HD-X or the SR-X, Quanterix could experience additional costs, delays and difficulties in doing so, and Quanterix’s business could be harmed.
The SP-X instruments are manufactured, tested, shipped and supported by Quanterix from its Billerica, Massachusetts facility. All internal components are sourced domestically except one significant component that is sourced in Germany. These components are sourced from a limited number of suppliers, including certain single-source suppliers. Although Quanterix believes that alternatives would be available, it would take time to identify and validate replacement components, which could negatively affect Quanterix’s ability to supply SP-X instruments on a timely basis.
Consumables
Quanterix assembles its assay kits for its bead-based platform in its Billerica, Massachusetts facility. Quanterix’s bead-based assays include all components required to run an enzyme-based immunoassay, such as beads, capture and detector reagents, enzyme reagents and enzyme substrate. These reagents are sourced from a limited number of suppliers, including certain single-source suppliers. Although Quanterix believes that alternatives would be available, it would take time to identify and validate replacement reagents for Quanterix’s assay kits, which could negatively affect its ability to supply assay kits on a timely basis. As part of its assay redevelopment program, Quanterix has increased the shelf life of its bead-based assays to 18 months and believe Quanterix is able to mitigate this supplier risk through inventory control.
Simoa disks for Quanterix’s bead-based platform are supplied through a single source supplier pursuant to a long-term supply agreement with STRATEC Consumables GmbH, a subsidiary of STRATEC “(STRATEC Consumables”). Quanterix believes that this agreement provides for a sufficient notification period to allow for supply continuity and the identification and tech transfer to a new supplier in the event either party wishes to terminate the relationship. Quanterix’s cuvettes for its bead-based platform are single sourced through STRATEC Consumables, and the disposable tips used in its bead-based platform are commercially available.
Quanterix assembles its 96-well sample plate kits for its planar array platform in its Billerica, Massachusetts facility. Reagents for Quanterix’s planar array assays include all components required to run an enzyme-based chemiluminescent immunoassay, such as capture antibody printed plates and detector reagents, enzyme reagents and enzyme substrate. These reagents are sourced from a limited number of suppliers, including certain single-source suppliers. Although Quanterix believes that alternatives would be available, it would take time to identify and validate replacement reagents for its assay kits, which could negatively affect Quanterix’s ability to supply assay kits on a timely basis. Because Quanterix’s planar array assays have a shelf life of 12 months, Quanterix believes it is able to mitigate this risk through inventory control.
Nova Beads
Through its wholly owned subsidiary, Emission based in Georgetown, Texas, Quanterix manufactures these proprietary, next generation monodisperse microspheres (i.e. beads) entirely in-house from readily available materials, which consist of monomers, stabilizers, and surfactants. In the event current suppliers of raw materials are unable to fill orders, Quanterix believes there are many alternative suppliers as all the materials are widely commercially available.

NfL antibodies and NfL ELISA Kits
The storage of Uman’s proprietary NfL antibody producing hybridomas, as well as the cultivation and purification of the antibodies, is outsourced to a contract manufacturer, and bulk material of purified antibodies is delivered to Uman’s site in Umeå, Sweden. Functional testing and verification of concentration are performed at Uman before the material is approved for use in production activities. The antibodies can be aliquoted and sold as single reagents or used for the production of Uman’s NfL ELISA kits. The contract manufacturer of antibodies is audited regularly, and Quanterix has entered into a written supply agreement with the contract manufacturer. The current shelf-life of the antibodies is 18 months.
All components in Uman’s NfL ELISA kits are manufactured in-house at Uman from starting materials sourced from suppliers that have been evaluated and approved. Uman has entered into supply agreements with critical suppliers. The kit components include buffers (sample diluents and wash solutions), ELISA 96-well plates coated with a capture antibody, detector antibodies, streptavidine conjugates, substrates (TMB) and stop reagents. The final ELISA kit products are subject to quality control procedures, which include testing of human CSF or human serum quality control samples to assure a high batch consistency. After testing and batch record review, the material is released to market. The current shelf-life of the kits is 18 months (NF-light ELISA (CSF)) or 13 months (NF-light Serum ELISA).
Key Agreements
Development Agreement and Supply Agreement with STRATEC
In August 2011, Quanterix entered into a Strategic Development Services and Equity Participation Agreement with STRATEC, pursuant to which STRATEC undertook the development of the Simoa HD instrument. In September 2011, Quanterix also entered into a Supply and Manufacturing Agreement with STRATEC (the “STRATEC Supply Agreement”), pursuant to which STRATEC agreed to supply HD instruments to Quanterix, and Quanterix agreed to procure those instruments exclusively from STRATEC, subject to STRATEC’s ability to supply the instruments. Quanterix is responsible for obtaining any regulatory approval necessary to sell the instruments. The instrument price stipulated in the STRATEC Supply Agreement was established based on certain specified assumptions and is subject to certain adjustments.
The STRATEC Supply Agreement is terminable by either party on 12 months’ notice to the other party. The STRATEC Supply Agreement may also be terminated on the insolvency of a party or the uncured material breach of a party, or, by Quanterix, on a change of control of Quanterix (subject to certain obligations to compensate STRATEC on such termination). On termination by Quanterix for STRATEC’s insolvency or uncured material breach or termination by STRATEC for convenience, Quanterix is granted a nonexclusive royalty free license of STRATEC intellectual property to manufacture the instruments. In certain of these circumstances, Quanterix could be obligated to issue warrants to purchase Quanterix Common Stock.
Paramit Manufacturing Services Agreement
In November 2016, Quanterix entered into a Manufacturing Services Agreement (the “Paramit Agreement”) with Paramit to produce and test Quanterix’s SR-X instrument on an as-ordered basis. Quanterix also engaged Paramit to supply spare parts for the SR-X instrument. Paramit has no obligation to maintain inventory in excess of any open purchase orders or materials in excess of the amount Paramit reasonably determines will be consumed within 90 days or within the lead time of manufacturing Quanterix’s instrument, whichever is greater. Quanterix has an obligation to purchase any material or instruments deemed in excess pursuant to the Paramit Agreement. The price is determined according to a mutually agreed-upon pricing formula. The parties agreed to review the pricing methodology yearly or upon a material change in cost.
The Paramit Agreement had an initial three-year term with automatic one year extensions. It is terminable by either party for convenience with written notice to the other party given at least nine months prior to the end of the then-current term. The agreement may also be terminated by Quanterix with three months’ notice to Paramit upon the occurrence of (i) a failure of Paramit to obtain any necessary governmental licenses, registrations or approvals required to manufacture Quanterix’s instrument or (ii) an assignment by Paramit of its rights or obligations under the agreement without Quanterix’s consent. The Paramit Agreement is terminable by Paramit with 30 days’ notice to Quanterix in the event of a material breach after written notice and a 60-day opportunity to cure the breach.
Competition
Quanterix competes with both established and development-stage life science companies that design, manufacture and market instruments for proteomics discovery and clinical research applications. For example, companies such as Bio-Techne, MesoScale Discovery, Gyros, SEER, MilliporeSigma, Bio-Rad Laboratories, Thermo Fisher Scientific, Alamar, C2N Diagnostics, and others, have products for protein measurements in biofluids that compete in certain segments of the market in which Quanterix sells its products. Quanterix’s Accelerator Laboratory competes with other research laboratories such as LabCorp, Covance, Q2 Solutions, Rules Based Medicine, Monogram Biosciences, Frontage, PPD Laboratories, and others, some of which are customers of Quanterix. In addition, as Quanterix or its partners expand the applications for its products to include diagnostics, Quanterix expects to compete with companies such as Siemens, Abbott, Roche, Fujirebio, DiaSorin, Ortho Clinical Diagnostics and Thermo Fisher Scientific. Furthermore, Quanterix’s technology and products are showing promise for non-invasive early disease detection, and in the future, Quanterix could experience competition from companies that develop and market imaging and other molecular detection technologies. In addition, a number of other companies and academic groups are in the process of developing novel technologies for life science research and diagnostics. Many of the companies with which Quanterix competes or will compete have substantially greater resources than Quanterix has.
The life science instrumentation and lab services industries are highly competitive and expected to grow more competitive with the increasing knowledge gained from ongoing research and development. Quanterix believes the principal competitive factors for Quanterix include:
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sensitivity;

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cost of instruments and consumables;

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reputation among customers and key opinion leaders;

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innovation in product offerings;

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accuracy and reproducibility of results; and

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customer support infrastructure.

Quanterix believes that it is well positioned with respect to these competitive factors and expects to enhance its position through ongoing global expansion, innovative new product introductions and ongoing collaborations, and partnerships with key opinion leaders.
Intellectual Property
Quanterix’s success depends in part on its ability to obtain and maintain intellectual property protection for its products and technology. Quanterix uses a variety of intellectual property protection strategies, including patents, trademarks, trade secrets, and other methods of protecting proprietary information.
Quanterix’s patent strategy is multilayered, providing coverage of aspects of the core technology as well as specific uses and applications. The first layer is based on protecting the fundamental methods for detecting single molecules independent of the specific analyte to be detected. The second layer covers embodiments of the core technology directed to the detection of specific analytes. The third layer protects novel instrumentation, consumables, and manufacturing processes used in applying the invention to certain commercial products or future product opportunities. The fourth layer is concerned with specific uses of the core technology (e.g., biomarkers and diagnostics). Quanterix’s patent strategy is both offensive and defensive in nature, seeking to protect not only technology Quanterix currently practices but also alternative, related embodiments.
As of December 31, 2024, Quanterix owned or exclusively licensed more than 100 issued patents and patent applications worldwide. Quanterix’s owned or exclusively licensed patents and patent applications, if issued, are expected to expire between 2025 and 2042, in each case without taking into account any possible patent term adjustments or extensions and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.
Quanterix’s core Simoa bead-based technology, directed to general methods and devices for single molecule detection, originated at Tufts, in the laboratory of Professor David Walt, who is the founder of Quanterix and a current member of the Quanterix Board. Professor Walt and his students pioneered the single molecule array technology, including technologies that enabled the detection of single enzyme labels in arrays of microwells, thereby facilitating ultra-sensitive detection. Quanterix has exclusively licensed from Tufts the relevant patent rights related to these technologies. (See the section titled “— License Agreement with Tufts” below).
In addition to Quanterix’s reliance on patent protection for its inventions, products and technologies, Quanterix also relies on trade secrets, know-how, confidentiality agreements, and continuing technological innovation to develop and maintain its competitive position. For example, some elements of Quanterix’s manufacturing processes, analytics techniques and processes, as well as computational-biological algorithms, and related processes and software, are based on unpatented trade secrets and know-how that are not publicly disclosed. Although Quanterix takes steps to protect its proprietary information and trade secrets, including through contractual means with its employees, advisors and consultants, these agreements may be breached or may be unenforceable and Quanterix may not have adequate remedies. In addition, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Quanterix’s trade secrets or disclose its technology. As a result, Quanterix may not be able to meaningfully protect its intellectual property. For further discussion of the risks relating to Quanterix’s intellectual property, see the section titled “Risk Factors — Risks Related to Quanterix’s Intellectual Property.”

License Agreement with Tufts
In June 2007, as amended in April 2013, August 2017, and September 2020, Quanterix entered into a license agreement with Tufts, pursuant to which Quanterix obtained an exclusive worldwide license to all patent rights to the Simoa bead-based technology owned by Tufts, as well as a non-exclusive license to related know-how. The rights licensed to Quanterix are for all fields of use and are sublicensable.
Under the terms of the agreement, as amended, Quanterix paid a one-time, non-refundable upfront fee and issued Tufts shares of Quanterix Common Stock. Quanterix is required to pay Tufts low single-digit royalties on all net sales of products and services that use the licensed technology, as well as a portion of any sublicensing revenues. Quanterix is also obligated to pay annual maintenance fees, which are fully creditable against any royalty payments made by Quanterix, and a milestone payment upon any sublicense by Quanterix. Quanterix was also required to reimburse Tufts for all patent prosecution costs.
The term of the license agreement will continue on a country-by-country basis so long as there is a valid claim of a licensed patent in such country. Tufts may terminate the agreement or convert to a non-exclusive license in the event (1) Quanterix fails to pay any undisputed amount when required and fail to cure such non-payment within 60 days after receipt of notice from Tufts, (2) Quanterix is in breach of any material provision of the agreement and fail to remedy such breach within 60 days after receipt of notice from Tufts, (3) Quanterix does not demonstrate diligent efforts to develop a product incorporating the licensed technology, (4) Quanterix is found on five separate audits to have underpaid pursuant to the terms of the agreement, (5) Quanterix ceases to carry on the business related to the licensed technology either directly or indirectly, or (6) Quanterix is adjudged insolvent, makes an assignment for the benefit of creditors or has a petition in bankruptcy filed for or against Quanterix that is not removed within 60 days. Quanterix may terminate the agreement at any time upon at least 60 days’ written notice. Upon termination of the agreement, all rights revert to Tufts.
Government Regulation
The majority of Quanterix’s products are currently intended for RUO applications, although Quanterix’s customers may use its products to develop their own products that are subject to regulation by the FDA or CMS. Although in vitro diagnostic products intended for RUO are not currently required to obtain premarket clearance or approval by the FDA, products labeled as RUO are subject to the FDA’s premarket review requirements if they are determined to be intended for use for clinical rather than non-clinical research purposes. Consequently, other than Quanterix’s four LDTs intended for clinical testing, Quanterix’s products are labeled and intended “For Research Use Only. Not for Diagnostic Procedures.”
The FDA has issued Final Guidance for Industry and Food and Drug Administration Staff on “Distribution of In Vitro Diagnostic Products Labeled for Research Use Only or Investigational Use Only” (the “RUO/IUO Guidance”). The purpose of this FDA guidance document is to provide the FDA’s current thinking on when IVD products are properly labeled for RUO or for investigational use only (“IUO”) and when products labeled RUO or IUO will be viewed by the FDA as intended for clinical use. The RUO/IUO Guidance explains that the FDA will review the totality of the circumstances when evaluating whether equipment and testing components are properly labeled as RUO. Merely including a labeling statement that a product is intended for research use only will not necessarily exempt the device from the FDA’s premarket notification and clearance process (510(k)), premarket approval, or other requirements, if the circumstances surrounding the distribution of the product indicate that the manufacturer intends its product to be used for clinical diagnostic use. These circumstances may include written or verbal marketing claims or links to articles regarding a product’s performance in clinical applications, a manufacturer’s provision of technical support for clinical validation or clinical applications, or solicitation of business from clinical laboratories, all of which could be considered evidence of intended uses that conflict with RUO labeling. Quanterix believes that its labeling and promotion of its products, including the custom assay RUO products developed by the Accelerator Laboratory, is consistent with the RUO/IUO Guidance because Quanterix has not promoted its products for clinical use in humans.
IVD tests that are commercially distributed and intended for clinical diagnostic use are regulated by the FDA as medical devices, however, the FDA has traditionally not regulated most laboratory tests referred to as LDTs (as discussed further below). The FDA defines a medical device in part as an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article which is intended for the diagnosis of disease or other conditions or in the cure, mitigation, treatment, or prevention of disease in man. Quanterix currently offers four LDTs through its CLIA-certified laboratory: (1) an LDT to quantitatively measure p-Tau 181 in plasma as an aid in diagnosis of Alzheimer’s disease; (2) an LDT to quantitatively measure NfL in serum as an aid in the evaluation of individuals for possible neurodegenerative conditions or other causes of neuronal or central nervous system damage; (3) an LDT to quantitatively measure p-Tau 217 in plasma to aid in diagnosis of Alzheimer’s disease; and (4) a multi-marker (p-Tau 217, Aβ42, Aβ40, NfL and GFAP) algorithmic LDT for high accuracy plasma detection of amyloid pathology to aid in diagnosis of patients who may have Alzheimer’s disease.
Clinical Laboratory Improvement Amendments of 1988, Regulation of LDTs and State Regulation
Quanterix owns and operate a CLIA-certified laboratory. The CLIA are federal regulatory standards that apply to all clinical laboratory testing performed on humans in the United States (with the exception of research testing that does not report patient specific results). A clinical laboratory is defined by CLIA as any facility that performs examinations of specimens obtained from humans for the purpose of providing information for the diagnosis, prevention, or treatment of any disease or impairment of, or the assessment of health of, human beings. CLIA requires such laboratories to be certified by the federal government and mandates compliance with various operational, personnel, facilities administration, quality and proficiency testing requirements intended to ensure that testing services are accurate, reliable and timely. CLIA certification also is a prerequisite to be eligible to bill state and federal health care programs, as well as many private insurers, for laboratory testing services.
In addition, CLIA requires certified laboratories to enroll in an approved proficiency testing program for each of the specialties and subspecialties for which it is certified. If a laboratory fails to achieve a passing score on a proficiency test, then its CLIA certificate may be suspended, limited or revoked, or other sanctions may be imposed.
As a condition of CLIA certification, laboratories are subject to survey and inspection every other year (except laboratories with only a certificate of waiver or certificate of provider-performed microscopy procedures are not subject to biennial inspections), in addition to being subject to additional random inspections. The biennial survey is conducted by CMS, a CMS agent (typically a state agency), or a CMS-approved accreditation organization.
High complexity, CLIA-certified laboratories, such as Quanterix’s, frequently develop testing procedures to provide diagnostic results to customers. These tests have been offered by high-complexity laboratories for the last few decades as LDTs, the validation and performance of which are subject to CMS oversight through its enforcement of CLIA. The FDA also has claimed that it has regulatory authority over LDTs under the agency’s medical device authorities, but historically has not exercised enforcement with respect to most LDTs when they meet FDA’s definition of an LDT. FDA defines an LDT as an in vitro diagnostic that is intended for clinical use and is designed, manufactured, and used within a single high-complexity, CLIA-certified laboratory. In October 2023, FDA issued a proposed rule regarding LDTs that would establish that in vitro diagnostic products are devices under the Federal Food, Drug, and Cosmetic Act, including when the manufacturer is a laboratory. FDA finalized this rule in April 2024. Under the Final Rule, FDA would have provided greater oversight of LDTs by phasing out its general enforcement discretion approach for most LDTs, and phasing in medical device regulation, for most LDTs over a period of four years. FDA intended to continue to exercise general enforcement discretion from all requirements under the FDCA for five categories of LDTs: (1) 1976-Type LDTs; (2) human leucocyte antigen (HLA) tests used for organ, stem cell, and tissue transplantation; (3) tests manufactured and used within the Department of Defense (DoD) or the Veterans Health Administration (VHA); (4) forensic (law enforcement) tests; and (5) public health surveillance tests. LDTs that did not fall into any of these five categories were subject to a phase-out of FDA’s previous enforcement discretion approach and a phase-in of medical device regulation over a period of four years and in five stages. However, FDA intended to exercise continued enforcement discretion from certain aspects of medical device regulation for certain types of LDTs. For example, FDA intended to exercise regulatory discretion to not require premarket review or most quality system requirements for “currently marketed” LDTs, which include LDTs that were offered as of May 6, 2024, which is the date the FDA’s rule was finalized. Similarly, FDA intended to exercise regulatory discretion to not require premarket review or most quality system requirements for certain tests offered within integrated health systems. In addition, FDA would have exercised regulatory enforcement discretion to not require premarket review for tests first offered after May 6, 2024, but which had been subject to review and approval by the New York State Department of Health’s Clinical Laboratory Evaluation Program (NYS CLEP). Finally, FDA intended to exercise regulatory enforcement discretion and generally not enforce premarket review requirements for certain modifications made to 510(k)-cleared and De Novo-authorized tests by CLIA-certified, high-complexity laboratories, even if that 510(k) clearance or De Novo authorization is held by a different manufacturer.
Certain groups have challenged the legality of FDA’s Final Rule regarding LDTs, asserting (among other things) that the rule exceeds FDA’s statutory authority to regulate medical devices. On March 31, 2025, the Final Rule was vacated in its entirety by the U.S. District Court for the Eastern District of Texas. FDA could appeal this decision, and if the Final Rule were reinstated, the rule would result in an increased regulatory burden, including additional costs and delays in introducing new LDTs, and could result in tests being removed from the market.
If a laboratory is out of compliance with state laws or regulations governing licensed laboratories or with CLIA, it may be subject to enforcement actions that may include suspension, limitation or revocation of the license or CLIA certificate, assessment of financial penalties or fines, or imprisonment. Loss of a laboratory’s CLIA certificate or state license may also result in the inability to receive payments from state and federal health care programs as well as private third-party payors.
When Quanterix performs clinical diagnostic testing, Quanterix may be subject to HIPAA, depending on the types of transactions Quanterix engages in, as well as additional federal and state laws that impose a variety of fraud and abuse prohibitions on healthcare providers, including clinical laboratories.
Europe/Rest of World Government Regulation
Quanterix must obtain the requisite approvals from regulatory authorities in non-U.S. countries prior to the commencement of clinical trials or marketing of Quanterix’s product for clinical diagnostic use in those countries. The regulations in other jurisdictions vary from those in the U.S. and may be easier or more difficult to satisfy and are subject to change. For example, in the E.U. new regulations recently entered into force that introduce greater regulation of medical devices and IVDs. The IVD regulation is significantly different from the IVD Directive that it replaces in that it ensures that the new requirements apply uniformly and on the same schedule across the member states, includes a risk-based classification system and increases the requirements for conformity assessment.
The CE registration for the NfL ELISA assay kit of Quanterix’s subsidiary Uman was approved in March 2014 under the IVD Directive. Under the IVD Directive, the assay is classified as a general IVD product and required self-certification with no involvement of a notified body/authority. The IVD Regulation introduces a new classification system for IVDs and assessment by a notified body is required for class B, C and D products. Uman’s NfL ELISA assay kit is classified as a class B product and must fully comply with (and have a CE mark issued under) the IVD Regulation by May 2027 (subject to extension of the transitional periods in the IVD Regulation). The new requirements include an ISO 13485 certification of the quality system (which Uman received in July 2018) and increased technical evidence and follow-up of performance of the specific product (e.g., clinical evidence and post-market activities). The work to evaluate and to meet the new technical requirements is on-going. When all requirements are met, a notified body will be contacted, and the certification initiated.
The NF-light Serum ELISA is currently sold only as a RUO product (not intended for diagnostic use). Work is on-going to prepare a technical file compliant with the IVD Regulation for this product as well.
Other Governmental Regulation
Privacy and Data Security Laws and Regulations
As a business with a global footprint, compliance with evolving regulations and standards in privacy and data security has resulted, and may continue to result, in increased costs, new compliance challenges, and the threat of increased regulatory enforcement activity. Quanterix’s business relies on various safeguards to secure electronic transmission, storage and hosting of sensitive information, including personal information, protected health information, financial information, intellectual property and other sensitive information related to Quanterix’s customers and workforce.
For example, in the U.S., the collection, maintenance, protection, use, transmission, disclosure, and disposal of certain personal information and the security of medical devices are regulated at the U.S. federal and state, international, and industry levels. U.S. federal and state laws protect the confidentiality of certain patient health information, including patient medical records, and restrict the use and disclosure of patient health information by health care providers. Privacy and Security Rules under HIPAA, as amended by HITECH, govern the use, disclosure, and security of protected health information by “Covered Entities,” (which include health care providers that submit electronic claims, health plans, and health care clearinghouses) and by their “Business Associates” (which is anyone that performs a service on behalf of a Covered Entity involving the use or disclosure of protected health information and is not a member of the Covered Entity’s workforce). Rules under HIPAA and HITECH include specific security standards and breach notification requirements. The U.S. Department of Health and Human Services (through the Office for Civil Rights) has direct civil enforcement authority against Covered Entities and Business Associates with regard to both the Security and Privacy Rules. The U.S. Department of Justice has criminal enforcement authority against Covered Entities, Business Associates, and certain other entities and individuals. In addition, State Attorneys General may bring enforcement actions under HIPAA. Generally Quanterix is not a Covered Entity, however, Quanterix may operate as a Business Associate to Covered Entities under certain circumstances.
In addition, a number of states have also adopted laws and regulations that may affect Quanterix’s privacy and data security practices for personal information, such as comprehensive state privacy laws that govern the use, disclosure and protection of personal information, such as certain health information, Social Security numbers, and credit card account data. State consumer protection laws and consumer health privacy laws also establish privacy and security standards for use and management of personal information or consumer health data, including information related to consumers and care providers.
Outside the U.S., Quanterix is impacted by the privacy and data security requirements at the international, national and regional level, and on an industry specific basis. Legal requirements in foreign countries relating to the collection, storage, handling and transfer of personal data and potentially intellectual property continue to evolve with increasingly strict enforcement regimes. More privacy and security laws and regulations are being adopted, and more are being enforced, with potential for significant financial penalties. In the E.U., stringent data protection and privacy rules which substantially impact the use of patient data across the healthcare industry became effective in May 2018. The GDPR applies uniformly across the E.U. and includes, among other things, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances and significant fines for non-compliance. The GDPR also requires companies processing personal data of individuals residing in the E.U. to comply with E.U. privacy and data protection rules. In the area of health data, the GDPR is supplemented by national laws and regulations that are less harmonized.
Because data privacy laws and regulations continue to expand, differ from jurisdiction to jurisdiction, and are subject to evolving (and at times inconsistent) governmental interpretation, compliance with these laws and regulations may require significant additional expenditures or changes in products or business that increase competition or reduce revenue. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities.
Environmental Health and Safety Laws
Quanterix is subject to federal, state, and local laws and regulations related to the protection of the environment, the health and safety of employees and the handling, transportation, storage and disposal of medical specimens, infectious and hazardous waste and radioactive materials. For example, the U.S. Occupational Safety and Health Administration (“OSHA”), has established extensive requirements relating specifically to workplace safety for healthcare employers in the U.S. This includes requirements to develop and implement multi-faceted programs to protect workers from exposure to blood-borne pathogens, including preventing or minimizing any exposure through needle stick injuries. OSHA also regulates the use of hazardous chemicals in the workplace. Likewise, Quanterix is subject to the U.S. Environmental Protection Agency and state requirements relating to the management and disposal of hazardous waste, and state requirements relating to the disposal of regulated medical waste. For purposes of transportation, some biological materials and laboratory supplies are classified as hazardous materials and are subject to regulation by one or more of the following agencies: the U.S. Department of Transportation, the U.S. Public Health Service, the United States Postal Service and the International Air Transport Association. Quanterix generally uses third-party vendors to dispose of regulated medical waste, hazardous waste and radioactive materials that Quanterix may use during its research and services.
Employees and Human Capital
As of December 31, 2024, Quanterix had 471 full-time employees, of which 136 worked in sales, sales support, field service, and marketing, 27 worked in engineering and research and development, 240 worked in manufacturing and operations and 68 worked in general and administration. Of Quanterix’s 471 full-time employees, 411 were located in the United States and 60 were located in 12 foreign countries. None of Quanterix’s employees is represented by a labor union or subject to a collective bargaining agreement. Quanterix’s culture emphasizes the impact its work has on the detection of neurological and other critical disorders.
Quanterix’s success depends upon its ability to attract and retain highly qualified employees. Talent management is critical to Quanterix’s ability to execute its long-term growth strategy, and Quanterix seeks to cultivate a high performing pool of talent by providing career growth, on-the-job learning opportunities and competitive total rewards.
Workforce Compensation and Pay Equity
Quanterix provides competitive compensation and benefits programs to help recruit and retain its high performing employees. Quanterix utilizes third party benchmark compensation data to assist in the evaluation of market wages. Quanterix’s compensation is designed to attract, retain, and motivate employees to achieve results while balancing short- and long-term company performance. All of Quanterix’s employees are eligible for an annual bonus and/or commission plan, a matching 401(k) Plan (in the case of U.S. employees), healthcare and insurance benefits, paid time off, family leave, employee assistance programs, and behavioral health services. Additionally, all Quanterix’s employees are eligible for annual equity-based grants with vesting conditions designed to award its employees’ performance and encourage retention.
Company Culture
Quanterix is committed to a culture that is grounded on values of team, innovation, customer focus and ownership. As of December 31, 2024, approximately 47% of Quanterix’s employees were women and approximately 37% of its employees were people of color.
Quanterix expects all personnel working at Quanterix, employees, interns, and contractors, to observe the highest levels of business ethics, integrity, and mutual respect. Quanterix’s employee handbook and Corporate Code of Conduct and Ethics set forth policies that reflect Quanterix’s values and provide guidance for registering complaints in the event of any violation of Quanterix’s policies. An “open door” policy is maintained at all levels of the organization, and any form of retaliation against an employee is strictly prohibited.
Employee Engagement and Wellness
The success of Quanterix’s business is dependent on the physical and mental well-being of its employees. Accordingly, Quanterix is committed to creating a safe and healthy workplace for all personnel. Quanterix provides its employees with a wide range of policies and practices to ensure an environment of physical and psychological safety and well-being.
Properties
Quanterix’s corporate headquarters are currently located in Billerica, Massachusetts, which consists of an approximately 91,600 square foot facility Quanterix leases for office, laboratory, and manufacturing purposes. Quanterix also leases office and laboratory space domestically in Bedford, Massachusetts, and internationally in the Netherlands, Sweden, and China. In the first quarter of 2022, Quanterix executed a lease for 85,800 square feet of office and laboratory space in Bedford, Massachusetts. The initial term of the Bedford lease is eight years and nine months beginning on May 1, 2022. Quanterix does not currently occupy one of the two Bedford facilities.
Quanterix believes its facilities are adequate and suitable for its current operations and that, should it be needed, additional or alternative space is available to accommodate its operations.
Legal Proceedings
In the ordinary course of business, Quanterix is from time to time involved in lawsuits, claims, investigations, proceedings, and threats of litigation consisting of intellectual property, contractual, employment, and other matters. While the outcome of any such actions or proceedings cannot be predicted with certainty, as of the date of this joint proxy statement/prospectus, Quanterix was not party to any legal proceedings, the outcome of which would be expected to have a material adverse effect on its financial condition or results of operations. Regardless of any outcome, litigation can have a material adverse effect on Quanterix due to defense and settlement costs, diversion of management resources, and other factors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION OF QUANTERIX
This section describes the principal components of the compensation program for Quanterix’s named executive officers. It should be read in conjunction with the other information contained in this joint proxy statement/prospectus. The following executives were Quanterix’s named executive officers for the fiscal year ended December 31, 2024:
Name	Title
Masoud Toloue, Ph.D.(1)	President and Chief Executive Officer
Vandana Sriram(2)	Chief Financial Officer and Treasurer

(1)
Dr. Toloue became President and Chief Executive Officer on April 25, 2022.

(2)
Ms. Sriram joined Quanterix as Chief Financial Officer and Treasurer on August 21, 2023.

Executive Summary
Compensation Governance Highlights
What Quanterix Does	What Quanterix Doesn’t Do
Reward performance according to pre-established performance goals, subject to Compensation Committee discretion	Permit hedging or pledging of Quanterix Common Stock
Provide a meaningful portion of the compensation of Quanterix’s Chief Executive Officer and other named executive officers through performance-based or at-risk compensation	Include automatic compensation increases or equity grants in Quanterix employment agreements
Establish stock ownership guidelines for Quanterix’s executive officers	Provide for excessive cash severance
The Compensation Committee retains an independent compensation consultant	Provide single trigger change of control benefits
Quanterix holds an annual advisory vote on executive compensation	Provide Quanterix executives with golden parachute tax gross-ups
Cap payouts under Quanterix’s compensation plans to discourage inappropriate risk taking by Quanterix executives Provide for double-trigger change in control severance provisions	Maintain executive pension plans or other retirement programs that are not generally available to all employees
Compensation Program Overview
Quanterix’s Compensation Committee strives to design and implement executive compensation programs that attract, retain, and motivate Quanterix’s executives, while aligning Quanterix’s executives’ interests with Quanterix’s business strategy and the interests of Quanterix’s stockholders.
The compensation of Quanterix’s named executive officers in 2024 consisted of three main elements:
Element	Award Vehicle	Guaranteed vs. At Risk	Performance vs. Time Based
Base Salary	Cash	Guaranteed	Not applicable
Annual Cash Incentive Bonus	Cash	At Risk	Performance-Based
Long-Term Incentive Equity	Restricted Stock Units (“RSUs”) and Stock Options	At Risk	Time-Based
2024 Target Pay Mix
Consistent with Quanterix’s philosophy of aligning executive compensation with its short- and long-term performance, and to foster alignment with stockholder interests, Quanterix’s compensation programs are designed to provide a mix of compensation elements. Although Quanterix does not have a pre-established policy or target for allocating between the various compensation elements, the allocation is influenced by data from Quanterix’s compensation peer group, Quanterix’s short- and long-term objectives and factors specific to individual executives.

The following charts depict the allocation of the compensation elements of our current Chief Executive Officer and Chief Financial Officer in 2024:
Stockholder Advisory Vote on Executive Compensation
At Quanterix’s 2024 annual meeting of stockholders, Quanterix stockholders indicated their support for Quanterix’s executive compensation with 98% of the votes cast being in favor of the Quanterix executive compensation program (“Say-on-Pay”). Quanterix values the opinions of its stockholders, and, for that reason, Quanterix has a Say-on-Pay every year.
Compensation Overview
Compensation Objectives.   The primary objectives of the Quanterix executive compensation programs are to:
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attract, retain and motivate the best possible executive talent;

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ensure executive compensation is aligned with Quanterix’s corporate strategies and business objectives;

•
promote the achievement of key strategic and financial performance measures by linking incentive-based awards to the achievement of measurable corporate and individual performance goals; and

•
align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee periodically evaluates Quanterix’s executive compensation programs and seeks to set compensation at levels the Compensation Committee believes are necessary to allow Quanterix to compete for executive talent with other companies in Quanterix’s industry.
Compensation Process
Role and Authority of the Compensation Committee.   The Compensation Committee oversees Quanterix’s executive compensation programs. In this role, the Compensation Committee reviews and approves the compensation of Quanterix’s executive officers. The Compensation Committee’s practice has been to establish fiscal year base salaries and to approve annual and long-term incentive awards, on an annual basis. From time-to-time, the Compensation Committee makes other adjustments to individual compensation arrangements due to promotions, changes of responsibilities or other appropriate circumstances.
Under its charter, the Compensation Committee has delegated authority to award equity grants to the Equity Award Subcommittee of the Compensation Committee. The Equity Award Subcommittee currently consists of William Donnelly, Karen Flynn and Ivana Magovčević-Liebisch, all of whom qualify as independent directors and non-employee directors under applicable rules.
Role of Compensation Consultants.   The Compensation Committee retained Pay Governance, LLC (“PayGov”) as its independent compensation advisor for 2024. Services provided by PayGov included assistance in reviewing trends in executive compensation, selecting Quanterix’s compensation peer group and designing Quanterix’s executive compensation programs. PayGov also assisted the Compensation Committee in obtaining compensation benchmark data and establishing the target compensation levels of Quanterix’s executive officers. PayGov provides no services to Quanterix other than those performed on behalf of the Compensation Committee. The Compensation Committee considers the independence of its compensation consultant on an annual basis.
Role of Management.   The Compensation Committee receives input from Quanterix’s Chief Executive Officer and other members of Quanterix’s senior management team with respect to compensation programs for Quanterix’s executives. The Compensation Committee also receives input from Quanterix’s Chief Executive Officer on the performance of Quanterix’s other executives and on compensation decisions for those executives. The Compensation Committee considers, but is not bound by and does not always accept, the recommendations of Quanterix’s Chief Executive Officer or the other members of Quanterix’s management team with respect to compensation matters. While Quanterix’s Chief Executive Officer and certain other members of Quanterix’s senior management team typically attend Compensation Committee meetings, the Compensation Committee regularly meets in executive session without management present. Quanterix’s Chief Executive Officer is not present during voting or deliberations on his compensation.
As a general guideline, the Compensation Committee seeks to establish the target total compensation of Quanterix’s executive officers at or slightly above the median of Quanterix’s peers, assuming that Quanterix meets the performance targets established for incentive-based programs. An individual executive’s target compensation may be higher or lower than this guideline based on his or her particular background, experience and performance, market factors and internal equity. These factors are weighed by the Compensation Committee in its judgment, and no one factor takes precedence over the others.
In determining Quanterix’s compensation peer group, the Compensation Committee selects companies that are similar to Quanterix based on criteria such as industry, market capitalization, revenue and revenue growth and number of employees. In establishing the fiscal 2024 compensation of Quanterix’s executive officers, the Compensation Committee reviewed Quanterix’s compensation peer group with the assistance of PayGov. The companies in Quanterix’s fiscal 2024 peer group were as follows:
Adaptive Biotechnologies	OmniAb, Inc.
Castle Biosciences, Inc.	Pacific Biosciences of California, Inc.
Cryoport, Inc.	Quantum-Si incorporated
Cytek Biosciences, Inc.	Seer, Inc.
Maravai LifeSciences Holdings, Inc.	SomaLogic, Inc.
Mesa Laboratories, Inc.	Twist Bioscience Corporation
Nautilus Biotechnology	Veracyte, Inc.
Elements of Quanterix’s Compensation Program
The primary elements of Quanterix’s executive compensation program are base salary, annual cash incentive bonus programs and long-term incentive equity programs.
The Compensation Committee has not adopted a formal policy for allocating between short- and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by its compensation consultant and other relevant information, determines what it believes to be the appropriate level and mix of compensation components.
Base Salary
Base salaries provide fixed compensation to Quanterix’s executives. Generally, Quanterix believes that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies, including those in Quanterix’s compensation peer group. Base salaries are reviewed at least annually by the Compensation Committee and are adjusted from time to time to realign salaries with market levels after considering factors such as individual roles and responsibilities, performance, experience, market conditions, and information from Quanterix’s compensation consultant.
The 2023 and 2024 base salaries for Quanterix’s 2024 named executive officers were as follows:
Executive	2023 Base Salary	2024 Base Salary	% Change
Masoud Toloue, Ph.D..	$600,000	$650,000	8.3%
Vandana Sriram(1)	$440,000	$446,160	1.4%

(1)
Ms. Sriram joined Quanterix as Chief Financial Officer and Treasurer on August 21, 2023, and her 2024 base salary increase was pro-rated based on her start date.

Annual Cash Incentive Bonus Program
Quanterix’s Annual Cash Incentive Bonus Program is designed to encourage Quanterix’s executives, including Quanterix’s named executive officers, to achieve specified corporate and individual performance objectives. The Annual Cash Incentive Bonus Program emphasizes pay for performance and is intended to align executive compensation with the achievement of specified operating results. The structure of the 2024 Annual Cash Incentive Bonus Program was established by the Compensation Committee as follows:

For each of Quanterix’s named executive officers, the target award is multiplied by a corporate performance factor and an individual performance factor to arrive at the actual award.
2024 Annual Cash Incentive Bonus Program Target Awards.   The Compensation Committee annually sets individual target awards expressed as a percentage of each participant’s base salary earned during the year. The Compensation Committee takes into account market data and annual cash incentive levels for comparable positions at companies in Quanterix’s compensation peer group. For 2024, the Compensation Committee determined the target incentive opportunities shown below for the named executive officers:
Executive	2024 Target Award (% of Base Salary)
Masoud Toloue, Ph.D.	100%
Vandana Sriram	70%
2024 Annual Cash Incentive Bonus Program Corporate Performance Factor.   For 2024, the Compensation Committee approved the calculation of the corporate performance factor based on company performance against specified levels of achievement of revenue, non-GAAP gross margin, cash usage and certain corporate strategic objectives, with each factor weighted at 40%, 20%, 10% and 30%, respectively. The threshold level of achievement for each performance element was set at 0.5x of the target level, and the maximum level of achievement was set at 1.5x of the target level. Each performance metric was calculated on a sliding scale between the threshold, target and maximum values, as applicable. Non-GAAP gross margin is calculated by including shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses.
The strategic objectives for 2024 were:
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menu expansion through the launch of new assays;

•
progress towards a new platform launch;

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achievement of certain commercial bookings targets;

•
achievement of revenue targets related to certain strategic initiatives; and

•
full remediation of material weaknesses.

Quanterix believes that the performance targets set by the Compensation Committee were established at levels appropriately challenging to attain and that they required considerable and increasing collective effort on the part of Quanterix’s employees, including Quanterix’s named executive officers, to achieve.
Under the annual cash incentive bonus program, the Compensation Committee has discretion to adjust the calculation of company performance to take account of unanticipated or non-routine events or transactions so as to ensure the program appropriately rewards performance and prevents unintended windfalls or penalization to participants. After the end of 2024, the Compensation Committee determined that it was appropriate to adjust the calculation of gross margin performance and cash usage to eliminate the effects of certain non-routine events and developments that were not anticipated when the performance targets were initially set, including, for example, expenses associated with the restatement of Quanterix’s financial statements. These adjustments to gross margin and cash usage performance are reflected in the table below.
The threshold, target, and maximum goals and the associated payout factors for each performance metric, and the actual performance and performance factors with respect to each such metric as applicable to the corporate performance factor were as follows:
	Weight	Threshold (0.5x)	Target (1.0x)	Maximum (1.5x)	Actual	Performance Factor	Weighted Payout
2024 Revenue ($)	40%	$135 million	$143.5 million	$159 million	$137.4 million	0.62x	25%
Non-GAAP Gross
Margin(1)	20%	55%	59%	62%	57%(2)	0.69x	14%
Cash usage	10%	$(30.0) million	$(24.0) million	$(14.0) million	$(25.3) million(2)	0.83x	8%
Strategic Objectives	30%	Up to 3% each	Up to 6% each	Up to 9% each	28%	0.95x	29%
Total	100%						75%

(1)
For a reconciliation to GAAP, excluding the adjustments referred to in footnote (2), and other pertinent information, refer to page 101 of this joint proxy statement/ prospectus.

(2)
Reflects adjustments approved by the Compensation Committee to eliminate the effect of certain non-routine events and developments that were not anticipated when the performance targets were initially set, as discussed above.

The Committee reviewed Quanterix’s performance against the metrics set forth above and took note of the numerical result of 75% (or 0.75x). The Committee then took into account that Quanterix achieved 12% revenue growth in 2024 in a capital-constrained environment and that Quanterix’s revenue growth outperformed the median 2024 revenue growth of its 2025 proxy peer group, which was 2%, and outperformed the 2024 revenue growth of all but one of its 2025 proxy peers in the life sciences tools and services segment. Additionally, the Compensation Committee considered that Quanterix’s revenue growth was superior to that of certain larger companies in the life sciences tools and services segment, which had growth rates that were predominantly flat to declining. In light of Quanterix’s achievements in 2024 and Quanterix’s overall revenue performance during 2024, the Compensation Committee approved a corporate performance factor of 0.9x.
2024 Annual Cash Incentive Bonus Program Individual Performance Factor.   The individual performance factor for Quanterix’s named executive officers was capped at 1.1x for a maximum level of achievement. Each of Quanterix’s named executive officers was assigned personal objectives designed to support Quanterix’s corporate goals and objectives and to be consistent with the executive’s roles and responsibilities.
The individual performance factor for each of Quanterix’s named executive officers was determined by the Compensation Committee based on its assessment of the executive’s individual performance, taking into account the executive’s personal objectives and the recommendation of Quanterix’s Chief Executive Officer (for executives other than himself). For 2024, based on its review of Quanterix’s named executive officers’ respective individual performance, the Compensation Committee established the individual performance factors for Quanterix’s named executive officers as follows: Dr. Toloue — 1.0x and Ms. Sriram — 0.91x.
2024 Annual Cash Incentive Program Actual Awards.   Based on the above, Quanterix’s named executive officers received cash payouts under Quanterix’s 2024 Annual Cash Incentive Bonus Program as follows. Payments were determined based on each individual executive’s base salary earned in 2024.
Executive	Target Award (% of Base Salary)	Corporate Performance Factor	Individual Performance Factor	Payment ($)
Masoud Toloue, Ph.D.	100%	0.9x	1.0x	$585,000
Vandana Sriram	70%	0.9x	0.91x	$255,784
2024 Long-Term Incentive Equity Program
A significant portion of Quanterix’s executive compensation is delivered in the form of long-term equity incentive awards. Quanterix believes that equity-based grants provide Quanterix’s executives with a strong link to Quanterix’s long-term performance, create an ownership culture and help to align the interests of Quanterix’s executives and stockholders. In addition, the vesting feature of the equity grants furthers Quanterix’s goal of executive retention by providing an incentive to Quanterix’s executives to remain in Quanterix’s employ during the vesting period. All grants of equity-based awards to Quanterix’s executives are approved by the Equity Award Subcommittee of the Compensation Committee and are made pursuant to Quanterix’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”). In determining the size of equity-based awards to

Quanterix’s executives, the Equity Award Subcommittee considers factors such as scope of responsibility, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, the recommendations of Quanterix’s Chief Executive Officer, equity award levels for similarly situated executives at Quanterix’s peer companies and other market data provided by PayGov, the Compensation Committee’s independent consultant.
Quanterix has historically granted equity awards in the form of stock options and RSUs. Quanterix believes that stock options, which are granted with an exercise price equal to the fair market value of Quanterix Common Stock on the grant date, provide an appropriate long-term incentive for Quanterix’s executives because stock options reward Quanterix executives only to the extent the Quanterix stock price increases over time. Likewise, Quanterix believes that RSUs, the value of which tends to be subject to less variability than stock options, encourage Quanterix executives to take actions that foster long-term stock price appreciation while also encouraging retention.
The Equity Award Subcommittee approved 2024 Long Term Incentive Equity awards for Quanterix’s named executive officers as set forth in the following table:
Executive	2024 Approximate Award Value ($)	Number of Stock Options	Number of RSUs
Masoud Toloue, Ph.D.	$5,200,000	227,262	67,532
Vandana Sriram	$1,900,000	83,038	24,675
The stock options and RSUs granted vest over a four-year period, with one-fourth of each of the stock options and RSUs vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis over the next three years, provided the recipient remains with Quanterix through the applicable vesting date. Stock options were valued according to their Black-Scholes valuation as of the grant date. For Quanterix’s named executive officers, the number of stock options and RSUs awarded was determined on a 70% Option / 30% RSU ratio, which Quanterix believes provides an appropriate balance of incentives for Quanterix’s senior executives.
All awards are granted under a shareholder-approved plan and stock options are granted at an exercise price at or above the closing market price of Quanterix Common Stock on the date of grant. Equity awards, including options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or equity grant dates.
Additional detail regarding awards to the named executive officers can be found in the “Summary Compensation Table,” “2024 Fiscal Year Grants of Plan-Based Awards” table and “Outstanding Equity Awards at 2024 Fiscal Year-End” table elsewhere in this section.
Other Benefits
Quanterix provides a broad-based benefit program to Quanterix’s eligible employees. In 2024, Quanterix provided the following benefits to its named executive officers on the same basis as its other eligible employees:
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health insurance;

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vacation, holidays and sick days;

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life insurance and supplemental life insurance;

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short-term and long-term disability insurance; and

•
a 401(k) retirement plan.

Quanterix believes these benefits are generally consistent with those offered by other companies and specifically with those companies with which Quanterix competes for employees.
Severance and Change of Control Benefits
Dr. Toloue and Ms. Sriram are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Quanterix. Quanterix considers these severance and change of control benefits to be an important component of Quanterix’s executive compensation program and consistent with competitive market practice. Quanterix believes that providing appropriate severance and change of control benefits helps to attract and retain qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with Quanterix, and by reducing financial uncertainty associated with an unexpected termination or termination following a change of control. Quanterix has provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change-In-Control” below.

Quanterix’s practice has been to structure change of control benefits so that cash benefits are paid only if the employment of the executive is terminated or if the executive resigns for good reason during specified periods before or after a change of control has occurred. Vesting of equity in connection with a change of control will generally only occur if the executive is not provided with a comparable replacement equity award or if the employment of the executive is terminated or if the executive resigns for a reason during a specified period before or after the change of control (commonly referred to double trigger vesting).
Tax Considerations
The Compensation Committee considers tax and accounting implications in its executive compensation determinations, although in some cases, other important considerations may outweigh tax or accounting considerations, and the Compensation Committee maintains the flexibility to compensate its executive officers in accordance with Quanterix’s compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally places a limit of $1 million on the amount of compensation that Quanterix may deduct as a business expense in any year with respect to certain of Quanterix’s most highly paid executive officers, subject to certain transition relief applicable to certain arrangements in place as of November 2, 2017, and not materially modified after such date. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of Quanterix’s stockholders to maintain flexibility in Quanterix’s approach to executive compensation in order to structure a program that Quanterix considers to be the most effective in attracting, motivating and retaining key executives.
If accounting standards change, Quanterix may revise certain programs to appropriately align accounting expenses of Quanterix’s equity awards with Quanterix’s overall executive compensation philosophy and objectives.
Anti-Hedging and Pledging Policy
Quanterix’s policies prohibit its personnel, including Quanterix officers and directors, from entering into any hedging-type transactions with respect to Quanterix stock and from pledging Quanterix stock.
Compensation Clawback Policy
As of December 1, 2023, the Quanterix Board adopted a compensation clawback policy (“Clawback Policy”) in accordance with Section 10D of the Exchange Act and Nasdaq listing standards. The Clawback Policy applies to Quanterix’s current and former executive officers within the meaning of Rule 10D-1(d) of the Exchange Act (“Subject Executive Officers”). In the event Quanterix is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, Quanterix’s policy is to require any such executive officer who received “excess compensation” during the three completed fiscal years preceding the date of preparation of the restatement to repay or forfeit such excess compensation reasonably promptly. “Excess compensation” means any amount of incentive-based compensation (generally, compensation based on stock-price or financial measures) received by such executive officer that exceeds the amount of incentive- based compensation that otherwise would have been received had it been determined based on the applicable accounting restatement, computed without regard to any taxes paid. The Clawback Policy is administered by the Quanterix Board.
In connection with its efforts to remediate a material weakness in its internal control over financial reporting relating to the operating effectiveness of internal controls associated with the accounting for inventory valuation, and while performing closing procedures for the third quarter of 2024, management of Quanterix identified an error related to the capitalization of labor and overhead costs in Quanterix’s inventory balances in prior periods (the “Misstatement”). The error was not caused by any override of controls, misconduct, or fraud. The correction of the Misstatement impacted the previously reported amounts of inventory, cost of product revenue, net loss per common share, and all related financial statement subtotals and totals. As a result of the Misstatement, Quanterix restated its audited Consolidated Financial Statements as of December 31, 2023 and 2022, and for each of the three years in the period ended December, 31 2023, restated unaudited Consolidated Financial Statements for the quarterly and year-to-date (as applicable) periods of 2022 and 2023 and restated unaudited Consolidated Financial Statements for the quarters ended March 31, 2024 and June 30, 2024 (collectively, the “Restatement”). Quanterix concluded that recovery of erroneously awarded compensation was not required under the Clawback Policy as no excess compensation was paid to any Subject Executive Officer for fiscal year 2023, the only restatement period covered under the Clawback Policy, because use of the restated numbers in calculating incentive-based compensation resulted in the same or higher achievement under relevant financial objectives.

Employment Agreements with the Current Named Executive Officers
Dr. Toloue joined Quanterix in June 2021 as President of Quanterix and Diagnostics. Effective April 25, 2022, Dr. Toloue assumed the role of President and Chief Executive Officer and joined the Quanterix Board. In connection with Dr. Toloue’s new role, the Compensation Committee approved an amended and restated employment agreement effective as of April 25, 2022. Under the agreement, Dr. Toloue’s initial annualized base salary was $550,000. Dr. Toloue also was eligible for a target award of 100% of his annual base salary under the 2022 Annual Cash Incentive Bonus Program and he was granted a long-term equity incentive equity award, comprised of stock options and RSUs having an aggregate grant-date fair value of $2,000,000, consisting of 70% stock options and 30% restricted stock units and vesting over a four-year period. Pursuant to this agreement, in the event Quanterix terminates Dr. Toloue’s employment without cause or Dr. Toloue terminates his employment with Quanterix for good reason, he is entitled to continuation of his then-current base salary and health insurance benefits for twelve months, an amount equal to his target bonus for the applicable year and acceleration of any of the unvested portion of his initial equity award that would have vested during the severance period had he remained employed during such time. If such termination occurs within 90 days prior to, or twelve months following, a change in control, he is also entitled to accelerated vesting of all outstanding but unvested equity
In April 2024, the agreement was amended to provide for salary continuation for 24 months if he is terminated without cause, or if he resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change-in-control.
Ms. Sriram and Quanterix entered into an employment agreement dated August 3, 2023, pursuant to which she joined Quanterix as Chief Financial Officer on August 21, 2023. Under the employment agreement, her initial annualized base salary was $440,000. Ms. Sriram was also eligible to receive an annual performance bonus with a bonus target of 70% of her annual base salary, based on her actual base salary earned during the year. Ms. Sriram also received an initial sign-on equity award of $800,000, consisting of 70% stock options and 30% restricted stock units and vesting over a four-year period. If Ms. Sriram’s employment is terminated by Quanterix without cause or she resigns for good reason, she will receive continued payment of her base salary for six months, payment of an amount equal to her prorated annual target bonus for the year of termination, acceleration of the unvested portion of her initial equity award that would have vested on or before August 21, 2024, and health benefits continuation for six months. If Ms. Sriram’s employment is terminated by Quanterix without cause or she resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change of control of Quanterix, in addition to the foregoing she will receive acceleration of vesting for all unvested equity. In April 2024, the agreement was amended to provide for (i) salary continuation for twelve months, (ii) payment of target bonus for the year of termination, (iii) acceleration of vesting of all unvested equity and (iv) continuation of health insurance benefits for twelve months, if she is terminated without cause, or if she resigns for good reason within the 90-day period immediately preceding, or the twelve month period immediately following, a change-in-control of Quanterix.
Executive Officer and Director Compensation Tables
Summary Compensation Table
The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2024, 2023 and 2022 to Quanterix’s Chief Executive Officer and Chief Financial Officer. As of the date of the initial filing of this joint proxy statement/prospectus, certain amounts to be paid in 2025 for services in 2024 have not yet been determined. Quanterix will include these amounts and the total compensation for 2024 in an amendment to this joint proxy statement/prospectus.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Masoud Toloue, Ph.D.(6) President and Chief Executive Officer	2024	642,848	—	1,559,989	3,639,998	585,000	5,192	6,433,027
	2023	615,385	—	1,647,658	2,352,331	810,000	9,900	5,435,274
	2022	541,346	—	892,113	1,107,883	412,501	3,183	2,957,026
Vandana Sriram(7) Chief Financial Officer and Treasurer	2024	446,222	—	569,993	1,329,999	255,784	15,525	2,617,523
	2023	144,083	—	307,016	492,989	151,511	3,554	1,099,153

(1)
Included in 2023 salary is $21,154 received by Dr. Toloue as a cash payout for accrued vacation time as Quanterix transitioned to an unaccrued, unlimited time-off policy for exempt employees in 2023.

(2)
These amounts represent the aggregate grant date fair value for RSUs granted during such fiscal year.

(3)
These amounts represent the aggregate grant date fair value for option awards granted during such fiscal year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards is included in the notes to Quanterix’s consolidated financial statements for the fiscal year ended December 31, 2024, included in the registration statement of which this joint proxy statement/prospectus forms a part.

(4)
These amounts represent: (i) for 2024, cash amounts paid in 2025 for services in 2024 under Quanterix’s 2024 Annual Cash Incentive Bonus Plan, (ii) for 2023, cash amounts paid in 2024 for services in 2023 under Quanterix’s 2023 Annual Cash Incentive Bonus Plan and (iii) for 2022, cash amounts paid in 2023 for services in 2022 under Quanterix’s 2022 Annual Cash Incentive Bonus Plan.

(5)
The amounts represent the dollar value of matching contributions under Quanterix’s qualified 401(k) plan.

(6)
Dr. Toloue became President and Chief Executive Officer on April 25, 2022.

(7)
Ms. Sriram joined Quanterix on August 21, 2023 as Chief Financial Officer and Treasurer.

2024 Fiscal Year Grants of Plan-Based Awards
The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2024 to each of Quanterix’s named executive officers.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(4) (l)
Names (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Masoud Toloue, Ph.D.	—	0	650,000	1,072,500	—	—	—	—
	2/2/24	—	—	—	67,532	—	—	1,559,989
	2/2/24	—	—	—	—	227,262	23.10	3,639,998
Vandana Sriram	—	0	312,312	515,315	—	—	—	—
	2/2/24	—	—	—	24,675	—	—	569,993
	2/2/24	—	—	—	—	83,038	23.10	1,329,999

(1)
Reflects potential payouts under Quanterix’s 2024 Annual Cash Incentive Bonus Program. Amounts are based on individual performance factors with a range from 0.0x to 1.1x and a corporate performance factor with a range from 0.5x to 1.5x under the 2024 Annual Cash Incentive Bonus Program.

(2)
Represents RSUs that vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter.

(3)
Represents non-qualified options that vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter.

(4)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards is included in the notes to Quanterix’s consolidated financial statements for the fiscal year ended December 31, 2024, included in the registration statement of which this joint proxy statement/ prospectus forms a part.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2024, including both awards subject to performance conditions and non-performance-based awards, for each of Quanterix’s named executive officers.

	Option Awards(1)				Stock Awards(1)
Names	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Number of Shares or Units or Other Rights That Have Not Vested ($)
Masoud Toloue, Ph.D. President and Chief Executive Officer	58,645(3)	26,667(3)	24.40	4/25/2032	—	—	—	—
	—	—	—	—	11,441(3)	121,618	—	—
	118,894(4)	140,522(4)	14.82	2/2/2033	—	—	—	—
	—	—	—	—	60,224(4)	640,181	—	—
	—	227,262(5)	23.10	2/2/2034	—	—	—	—
	—	—	—	—	67,532(5)	717,865	—	—
Vandana Sriram Chief Financial Officer and Treasurer	9,815(6)	19,640(6)	24.32	8/21/2033	—	—	—	—
	—	—	—	—	8,416(6)	89,462	—	—
	—	83,038(7)	23.10	2/2/2034	—	—	—	—
	—	—	—	—	24,675(7)	262,295	—	—

(1)
Each of the outstanding equity awards in this table was granted pursuant to the 2017 Plan. All equity awards vest, subject to continued service of the officer, as to 25% on the first anniversary of the grant date and as to the remaining 75% in 36 equal installments monthly thereafter.

(2)
The market value of the stock awards is determined by multiplying the number of shares by $10.63, the closing price of Quanterix Common Stock on The Nasdaq Global Market on December 31, 2024, the last trading day of Quanterix’s fiscal year.

(3)
On April 25, 2022, Dr. Toloue was granted (i) an option to purchase 85,312 shares of Quanterix Common Stock and (ii) 36,562 RSUs.

(4)
On February 2, 2023, Dr. Toloue was granted (i) an option to purchase 259,416 shares of Quanterix Common Stock and (ii) 111,178 RSUs.

(5)
On February 2, 2024, Dr. Toloue was granted (i) an option to purchase 227,262 shares of Quanterix Common Stock and (ii) 67,532 RSUs.

(6)
On August 21, 2023, Ms. Sriram was granted (i) an option to purchase 29,455 shares of Quanterix Common Stock and (ii) 12,624 RSUs.

(7)
On February 2, 2024, Ms. Sriram was granted (i) an option to purchase 83,038 shares of Quanterix Common Stock and (ii) 24,675 RSUs.

Option Exercises and Stock Vested in 2024
The following table shows information regarding exercises of options to purchase Quanterix Common Stock and vesting of RSUs held by each of Quanterix’s named executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2024.
Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Masoud Toloue, Ph.D.	—	—	67,136	1,275,890
Vandana Sriram	—	—	4,208	53,973

(1)
Consists of RSUs.

(2)
The value realized represents the number of RSUs vested multiplied by the closing price of Quanterix Common Stock on the date of vesting. Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon vesting of RSUs because in many cases the shares are not sold upon vesting but continue to be held by the executive officer.

Pension Benefits
Quanterix does not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
Quanterix does not have any nonqualified defined contribution plans or other deferred compensation plans.
Potential Payments upon Termination or Change-In-Control
Quanterix has entered into employment agreements with its named executive officers. These agreements establish the named executive officer’s base salary (subject to adjustment), eligibility to participate in the incentive bonus plan, eligibility for annual long-term equity awards and standard employee benefits.
These agreements also provide for certain severance payments and benefits in connection with the named executive officer’s termination of employment under various circumstances, subject, in each case, to the officer’s execution of a general release of claims, in a form acceptable to Quanterix, and compliance with certain restrictive covenants. The material terms and conditions of these agreements are summarized below.
Masoud Toloue, Ph.D.
Dr. Toloue joined Quanterix in June 2021 as President of Quanterix and Diagnostics. Effective April 25, 2022, Dr. Toloue assumed the role of President and Chief Executive Officer of Quanterix and joined the Quanterix Board. In connection with Dr. Toloue’s new role, the Quanterix Compensation Committee approved an amended and restated employment agreement effective as of April 25, 2022. Under the agreement, Dr. Toloue’s initial annualized base salary was $550,000. Dr. Toloue also was eligible for a target award of 100% of his annual base salary under the 2022 Annual Cash Incentive Bonus Program and he was granted a long-term equity incentive equity award, comprised of stock options and RSUs having an aggregate grant-date fair value of $2,000,000, consisting of 70% stock options and 30% restricted stock units and vesting over a four-year period. Pursuant to this agreement, in the event Quanterix terminates Dr. Toloue’s employment without cause or Dr. Toloue terminates his employment with Quanterix for good reason, he is entitled to continuation of his then-current base salary and health insurance benefits for twelve months, an amount equal to his target bonus for the applicable year and acceleration of any of the unvested portion of his initial equity award that would have vested during the severance period had he remained employed during such time. If such termination occurs within 90 days prior to, or twelve months following, a change in control, he is also entitled to accelerated vesting of all outstanding unvested equity awards. In April 2024, the agreement was amended to provide for salary continuation for 24 months if he is terminated without cause, or if he resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change-in-control.
Vandana Sriram
Ms. Sriram and Quanterix entered into an employment agreement dated August 3, 2023, pursuant to which she joined Quanterix as Chief Financial Officer and Treasurer on August 21, 2023. Under the employment agreement, her initial annualized base salary was $440,000. Ms. Sriram was also eligible to receive an annual performance bonus with a bonus target of 70% of her annual base salary, based on her actual base salary earned during the year. Ms. Sriram also received an initial sign-on equity award of $800,000, consisting of 70% stock options and 30% restricted stock units and vesting over a four-year period. If Ms. Sriram’s employment is terminated by Quanterix without cause or she resigns for good reason, she will receive continued payment of her base salary for six months, payment of an amount equal to her prorated annual target bonus for the year of termination, acceleration of the unvested portion of her initial equity award that would have vested on or before August 21, 2024, and health benefits continuation for six months. If Ms. Sriram’s employment is terminated by Quanterix without cause or she resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change of control of Quanterix, in addition to the foregoing she will receive acceleration of vesting for all unvested equity. In April 2024, the agreement was amended to provide for (i) salary continuation for twelve months, (ii) payment of target bonus for the year of termination, (iii) acceleration of vesting of all unvested equity and (iv) continuation of health insurance benefits for twelve months, if she is terminated without cause, or if she resigns for good reason within the 90-day period immediately preceding or the twelve month period immediately following a change-in-control of Quanterix.

Payments upon a Triggering Event
The following table provides information regarding the amounts payable under the agreements described above for termination without cause or by the named executive officer for good reason and assuming the termination occurred on December 31, 2024.
Name	Base Salary ($)	Lump Sum Bonus Payments ($)	Continuation of Group Health Plan Benefits ($)	Value of Equity Awards ($)	Total ($)
Masoud Toloue, Ph.D.	650,000	650,000	31,109	—	1,331,109
Vandana Sriram	223,080	312,312	15,555	—	550,947
The following table provides information regarding the amounts payable under the employment agreements described above for termination without cause or by the named executive officer for good reason following a change in control and assuming the termination occurred on December 31, 2024.
Name	Base Salary ($)	Lump Sum Bonus Payments ($)	Continuation of Group Health Plan Benefits ($)	Value of Equity Awards ($)(1)	Total ($)
Masoud Toloue, Ph.D.	1,300,000	650,000	31,109	1,479,664	3,460,773
Vandana Sriram	446,160	312,312	31,109	351,757	1,141,338

(1)
The exercise prices of all options held by the named executive officers as of December 31, 2024 were in each case higher than $10.63, the closing price of a share of Quanterix Common Stock on December 31, 2024, so such options were ascribed no value. The value of RSUs that would have vested due to a triggering event has been calculated by taking $10.63, the closing price of a share of Quanterix Common Stock on December 31, 2024, and multiplying it by the number of shares underlying RSUs that would have vested due to the triggering event.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, Quanterix is providing the following information about the ratio of the annual total compensation of Quanterix’s “median” employee to the annual total compensation of its Chief Executive Officer, Masoud Toloue, Ph.D., for 2024.
For 2024, we have used the same median employee that was identified for 2023 since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. See our 2024 proxy statement for information regarding the process we utilized to identify our “median employee.”
Quanterix collected annual total compensation data for its median employee for 2024 using the same methodology it used for its named executive officers as disclosed in the Summary Compensation Table above. The annual total compensation of Quanterix’s median employee for 2024 was $131,871, and Quanterix’s CEO’s compensation as reported in the Summary Compensation Table was $6,433,027, resulting in a ratio of 1:48.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. Given that companies may use a range of methodologies to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, Quanterix is providing information about the relationship between the compensation of Quanterix’s current and former principal executive officers (“PEOs”) and other named executive officers and certain Company financial performance measures.

The dollar amounts reported below representing “compensation actually paid” have been calculated in accordance with the requirements of Item 402(v) of Regulation S-K. These figures do not reflect the actual amounts of compensation paid to the officers identified during such fiscal years and are based on equity valuation assumptions required by the SEC, which may not reflect actual amounts realized or realizable at vesting or exercise, as applicable.
							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for E. Kevin Hrusovsky(1) ($)	Summary Compensation Table Total for Masoud Toloue, Ph.D.(2) ($)	Compensation Actually Paid to E. Kevin Hrusovsky(1)(3) ($)	Compensation Actually Paid to Masoud Toloue, Ph.D.(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(6) ($)	Net Income (Loss) ($ in millions)	Revenues ($ in millions)
2024	n/a	6,433,027	n/a	1,346,679	2,617,523	1,200,871	44.99	118.20	(38.5)	137.4
2023	n/a	5,435,274	n/a	10,859,697	1,611,175	3,072,778	115.70	118.87	(28.4)*	122.4
2022	1,921,523	2,9957,026	(3,807,926)	1,699,747	1,210,719	(470,362)	58.61	113.65	(99.6)*	105.5
2021	4,208,194	n/a	7,594,456	n/a	1,495,417	217,434	179.43	126.45	(55.5)*	110.6
2020	3,520,397	n/a	10,186,102	n/a	1,855,751	3,342,174	196.78	126.42	(31.5)	86.4

*
As restated

(1)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022 and as Executive Chairman from April 25, 2022 until August 8, 2022.

(2)
Dr. Toloue became President and Chief Executive Officer on April 25, 2022.

(3)
The following adjustments were made to the designated PEO’s compensation to calculate the amounts shown as “compensation actually paid” for the periods indicated:

Year	PEO Name	Summary Compensation Table Total ($)	Less Grant Date Fair Value of Equity Awards Granted during Applicable Year ($)	Plus Year-end Fair Value of Equity Awards Granted during Applicable Year ($)	Plus Change in Fair Value as of Year-end of any Prior Year Awards that Remain Unvested as of Year-End ($)	Plus Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vest during Applicable Year ($)	Less Prior Year-end Fair Value of Awards Granted in Prior Year that Failed to Meet Vesting Conditions during Applicable Year ($)	Total Equity Value Reflected in Compensation Actually Paid Calculation ($)
2024	Masoud Toloue, Ph.D.	6,433,027	5,199,987	2,420,861	(1,990,327)	(316,895)	—	(5,086,348)
2023	Masoud Toloue, Ph.D.	5,435,274	3,999,989	7,923,070	1,250,477	250,865	—	5,424,423
2022	Masoud Toloue, Ph.D.	2,957,026	1,999,996	1,234,526	(323,502)	(168,307)	—	(1,257,279)
2022	E. Kevin Hrusovsky	1,921,523	1,400,007	864,173	—	(372,494)	4,821,121	(5,729,449)
2021	E. Kevin Hrusovsky	4,208,194	3,008,520	1,726,302	50,554	4,617,926	—	3,386,262
2020	E. Kevin Hrusovsky	3,520,397	2,185,995	3,790,803	2,779,333	2,281,563	—	6,665,705

(4)
The dollar amounts represent the average of the amounts reported for the following named executive officers as a group (excluding Quanterix’s PEOs):

2020	2021	2022	2023	2024
Amol Chaubal	Masoud Toloue, Ph.D.	Michael Doyle	Michael Doyle	Vandana Sriram
William Geist	Michael Doyle	John Fry	Vandana Sriram
	Amol Chaubal	Mark Roskey, Ph.D.
John Fry
William Geist
Dawn Mattoon
Shawn Stetson

(5)
The following adjustments were made to calculate the amounts shown as “average compensation actually paid” for the periods indicated:

Year	NEO Names	Summary Compensation Table Total (Average) ($)	Less Grant Date Fair Value of Equity Awards Granted during Applicable Year (Average) ($)	Plus Year- end Fair Value of Equity Awards Granted during Applicable Year (Average) ($)	Plus Change in Fair Value as of Year- end of any Prior Year Awards that Remain Unvested as of Year- End (Average) ($)	Plus Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vest during Applicable Year (Average) ($)	Less Prior Year-end Fair Value of Awards Granted in Prior Year that Failed to Meet Vesting Conditions during Applicable Year (Average) ($)	Total Equity Value Reflected in Average Compensation Actually Paid Calculation ($)
2024	See footnote (4)	2,617,523	1,899,992	884,543	(226,263)	(174,940)	—	(1,416,652)
2023	See footnote (4)	1,611,175	1,150,002	1,935,392	589,183	87,031	—	1,461,603
2022	See footnote (4)	1,210,719	761,790	375,346	(118,480)	(132,737)	1,043,421	(1,681,081)
2021	See footnote (4)	1,495,417	995,666	504,941	3,663	357,701	1,148,621	(1,277,982)
2020	See footnote (4)	1,855,751	260,261	1,382,396	266,491	97,824	—	1,486,423

(6)
The peer group used is the NASDAQ Biotechnology Index, Quanterix’s peer group used for purposes of Item 201(e) of Regulation S-K.

Comparison of “Compensation Actually Paid” to Quanterix’s Total Shareholder Return (“TSR”)
Quanterix’s TSR was $196.78, $179.43, $58.61, $115.70 and $44.99 for the years ended December 31, 2020, 2021, 2022, 2023 and 2024, respectively. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and $(3.8) million for the years ended December 31, 2020, 2021, and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million, $10.9 million and $1.3 million for the years ended December 31, 2022, 2023 and 2024, respectively. The average “compensation actually paid” to Quanterix’s other named executive officers was $3.3 million, $0.2 million, $(0.5) million, $3.1 million and $1.2 million for the years ended December 31, 2020, 2021, 2022, 2023 and 2024, respectively. Quanterix’s TSR decreased from December 31, 2020 to December 31, 2022, increased from December 31, 2022 to December 31, 2023, and decreased from December 31, 2023 to December 31, 2024, and “compensation actually paid” to Quanterix’s principal executive officers and average “compensation actually paid” to Quanterix’s other named executive officers decreased between 2020 and 2022, increased in 2023 to a level commensurate with 2020 and decreased significantly from 2023 to 2024.
Comparison of “Compensation Actually Paid” to Net Income (Loss)
Quanterix’s net loss was approximately $31.5 million in 2020, $55.5 million in 2021, $99.6 million in 2022, $28.4 million in 2023 and $38.5 million in 2024. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and $(3.8) million for the years ended December 31, 2020, 2021 and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million, $10.9 million and $1.3 million for the years ended December 31, 2022, 2023 and 2024, respectively. The average “compensation actually paid” to Quanterix’s other named executive officers was $3.3 million, $0.2 million, $(0.5) million, $3.1 million and $1.2 million for the years ended December 31, 2020, 2021, 2022, 2023 and 2024, respectively. Quanterix’s net loss increased over the first three years reported, decreased significantly for the fourth year reported and increased in 2024, and “compensation actually paid” to Quanterix’s principal executive officers and average “compensation actually paid” to Quanterix’s other named executive officers decreased between 2020 and 2022, increased in 2023 to a level commensurate with 2020 and decreased significantly from 2023 to 2024.
Comparison of “Compensation Actually Paid” to Company-Selected Measure (Revenues)
Quanterix’s revenues were approximately $86.4 million in 2020, $110.6 million in 2021, $105.5 million in 2022, $122.4 million in 2023 and $137.4 million in 2024. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and $(3.8) million for the years ended December 31, 2020, 2021, and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million, $10.9 million and $1.3 million for the years ended December 31, 2022, 2023 and 2024, respectively. The average “compensation actually paid” to Quanterix’s other named executive officers was $3.3 million, $0.2 million, $(0.5) million, $3.1 million and $1.2 million for the years ended December 31, 2020, 2021, 2022, 2023 and 2024, respectively. Quanterix’s revenues increased 28% from 2020 to 2021, decreased 5% from 2021 to 2022, increased by 16% from 2022 to 2023 and increased by12% from 2023 to 2024, and “compensation actually paid” to Quanterix’s principal executive officers and average “compensation actually paid” to Quanterix’s other named executive officers decreased between 2020 and 2022, increased in 2023 to a level commensurate with 2020 and decreased significantly from 2023 to 2024.
TSR versus Peer Group TSR
The graph below shows Quanterix’s cumulative TSR over the five-year period ended December 31, 2024 as compared to that of the NASDAQ Biotechnology Index.
TOTAL SHAREHOLDER RETURN*
Between Quanterix Corporation
and the NASDAQ Biotechnology Index

*
$100 invested on 12/31/19 in stock or index, including reinvestment of dividends. Fiscal year ended December 31.

Most Important Financial and Other Performance Measures
Quanterix has identified the following financial and other performance measures as being the most important in linking actual compensation paid to executives to Quanterix’s performance for the most recently completed fiscal year:
1.
Revenues

2.
Non-GAAP gross margin

3.
Strategic objectives

See the section captioned “Quanterix’s Executive Compensation-Elements of Quanterix’s Compensation Program-Annual Cash Incentive Bonus Program” for more information about these measures.
Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2024 to each of Quanterix’s non-employee directors. Directors who are employed by Quanterix are not compensated for their service on the Quanterix Board.
Name	Fees Earned or Paid in Cash ($)(5)	Stock Awards ($)(6)	Option Awards ($)(6)	All Other Compensation ($)	Total ($)
Brian J. Blaser(1)	16,216	120,000	80,000	—	216,216
William P. Donnelly	51,269	120,000	80,000	—	251,269
Jeffrey T. Elliott(2)	15,968	240,000	160,000	—	415,968
Karen A. Flynn	56,813	120,000	80,000	—	256,813
Sarah E. Hlavinka	59,969	120,000	80,000	—	259,969
Martin D. Madaus, Ph.D.	95,000	120,000	80,000	—	295,000
Ivana Magovčević-Liebisch, Ph.D., J.D.(3)	11,747	240,000	160,000	—	411,747
Paul M. Meister	59,969	120,000	80,000	—	259,969

Name	Fees Earned or Paid in Cash ($)(5)	Stock Awards ($)(6)	Option Awards ($)(6)	All Other Compensation ($)	Total ($)
Laurie J. Olson(4)	23,375	120,000	80,000	—	223,375
David R. Walt, Ph.D.	47,500	120,000	80,000	—	247,500

(1)
Mr. Blaser resigned from the Quanterix Board, effective May 3, 2024.

(2)
Mr. Elliott was appointed to the Quanterix Board, effective August 19, 2024.

(3)
Dr. Magovčević-Liebisch was appointed to the Quanterix Board, effective October 2, 2024.

(4)
Ms. Olson resigned from the Quanterix Board, effective June 3, 2024.

(5)
William Donnelly, Sarah Hlavinka and Paul Meister elected to receive these fees in the form of Quanterix Common Stock in lieu of cash in accordance with Quanterix’s non-employee director compensation policy. See the section titled “— Non-Employee Director Compensation Policy” below.

(6)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted to each director in the fiscal year ended December 31, 2024, computed in accordance with FASB ASC Topic 718. For Mr. Elliott and Dr. Magovčević-Liebisch, the amounts represent an equity award with an aggregate value of $400,000 upon their appointment to the Board, and for the other directors, the amounts represent their annual equity award with an aggregate value of $200,000. A discussion of the assumptions used in determining grant date fair value for the option awards is included in the notes to Quanterix’s consolidated financial statements for the fiscal year ended December 31, 2024, included in the registration statement of which this joint proxy statement/prospectus forms a part. The following table shows the aggregate number of stock options held by each of Quanterix’s non-employee directors as of December 31, 2024:

Name	Aggregate Number of Shares Subject to Stock Options
William P. Donnelly	18,768
Jeffrey T. Elliott	25,908
Karen A. Flynn	38,377
Sarah E. Hlavinka	54,138
Martin D. Madaus, Ph.D.	54,138
Ivana Magovčević-Liebisch, Ph.D., J.D.	27,689
Paul M. Meister	54,138
David R. Walt, Ph.D.	54,138
Non-Employee Director Compensation Policy
Quanterix’s non-employee director compensation policy (the “Policy”) effective for 2024 provided for: (A) the annual payment of $40,000 to each of Quanterix’s non-employee directors, or $80,000 in the case of the Chairman or Lead Director; (B) $10,000 to each member of Quanterix’s Audit Committee, or $20,000 in the case of the chairperson; (C) $7,500 to each member of Quanterix’s Compensation Committee, or $15,000 in the case of the chairperson; and (D) $5,000 to each member of Quanterix’s Nominating and Governance Committee, or $10,000 in the case of the chairperson; in each case quarterly in arrears. Each non-employee director may elect to receive these payments in the form of Quanterix Common Stock in lieu of cash.
The Policy also provides that each non-employee director be granted, on the first trading day of each fiscal year, an annual equity award valued at $200,000, rounded to the nearest whole share. This equity award is comprised of (A) 60% non-qualified stock options to purchase Quanterix Common Stock at an exercise price equal to the fair market value as of such grant date and (B) 40% RSUs. The number of options is determined using Quanterix’s standard Black-Scholes valuation methodology. The number of RSUs is determined by dividing total value of the RSUs by the fair market value of Quanterix Common Stock on such grant date. The annual stock options and RSUs vest in full on December 31 of the year in which such awards were granted, provided that the non-employee director is still a director on the applicable vesting date.
In addition, under the Policy, each new non-employee director receives an award valued at $400,000 upon his or her initial election or appointment. The award is comprised of (A) 60% non-qualified stock options to purchase Quanterix Common Stock at an exercise price equal to the fair market value of Quanterix Common Stock as of such grant date and (B) 40% RSUs. The number of options is determined using Quanterix’s standard Black-Scholes valuation methodology. The number of RSUs is determined by dividing total value of the RSUs by the fair market value of Quanterix Common Stock on such grant date. The initial stock options vest over three years from the date of grant, with one-third vesting on the first anniversary of the applicable grant date and the remainder vesting over the following two years in 24 successive equal monthly installments at the end of each month until the third anniversary of such grant date, provided that the non-employee director is still a director on the applicable vesting date. The RSUs granted to each new non-employee director vest over a three-year period, with one-third vesting on each of the first, second and third anniversaries of the applicable grant date, provided that the non-employee director is still a director on the applicable vesting date.
Effective January 1, 2025, the Policy was amended to provide for the annual payment of $50,000 to each of Quanterix’s non-employee directors, or $95,000 in the case of the Chairman or Lead Director. All other terms of the Policy were unchanged.
Quanterix reimburses in full each non-employee director for all reasonable out-of-pocket expenses incurred in attending each meeting of the Quanterix Board or its committees. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in Quanterix restated certificate of incorporation and restated bylaws.
Stock Ownership Guidelines for Non-Employee Directors and Executive Officers
In order to further align the interests of Quanterix’s non-employee directors and executive officers with the interests of Quanterix stockholders and to promote Quanterix’s commitment to sound corporate governance, the Quanterix Board maintains the following stock ownership guidelines for its non-employee directors and executive officers. For those individuals who have served since October 9, 2019, attainment was first required as of October 9, 2024, and all such individuals were in compliance as of such date.
Stock Ownership Guideline	Non-Employee Director	5x annual base cash retainer
	CEO	6x annual base salary
	Executive Officers Other than CEO	3x annual base salary
Attainment Period	Five years from the later of: • Appointment/election to applicable position; and • October 9, 2019.
Stock Owned for Purposes of Ownership Guidelines
•
Stock acquired on the open market;

•
Stock acquired through the exercise of options;

•
Restricted stock, RSUs and stock options, whether vested or unvested; and

•
Stock acquired through Company benefit plans.

Holding Requirement	50% of “net of tax” vested shares must be held until the ownership guideline is met.
Administration	The stock ownership guidelines are administered by the Compensation Committee, which evaluates compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in Quanterix’s stock price, changes in a participant’s compensation, and the personal financial situation of a participant, are reviewed by the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of Quanterix’s equity compensation plans in effect as of December 31, 2024.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	4,680,740(2)	$15.18(2)	4,235,498(3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,680,740(2)	$15.18(2)	4,235,498(3)

(1)
These plans consist of Quanterix’s 2007 Stock Option and Grant Plan, as amended, the 2017 Plan and the 2017 Employee Stock Purchase Plan (“ESPP”).

(2)
Consists of (i) 3,564,855 outstanding options with a weighted average exercise price of $19.94 per share and (ii) 1,115,885 outstanding RSUs with a weighted average exercise price of $0 per share.

(3)
Consists of 2,234,283 shares of Quanterix Common Stock available under the 2017 Plan and 2,001,215 shares of Quanterix Common Stock available under the ESPP. Does not include an additional 1,542,913 shares of Quanterix Common Stock reserved for future issuance under the 2017 Plan effective January 1, 2024 by operation of the 2017 Plan’s “evergreen” provision and an additional 385,728 shares of Quanterix Common Stock reserved for future issuance under the ESPP effective January 1, 2024 by operation of the ESPP’s “evergreen” provision.

CERTAIN RELATIONSHIPS AND COMMERCIAL ARRANGEMENTS BETWEEN
QUANTERIX AND AKOYA
Except as described in this joint proxy statement/prospectus, there are and have been no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions concerning a merger, consolidation or acquisition, a tender offer for or other acquisition of securities, the election of directors or the sale or other transfer of a material amount of assets during the three immediately preceding calendar years between Quanterix or its affiliates, on the one hand, and Akoya or its affiliates, on the other hand. A summary of the Merger Agreement is set forth under the section titled “The Merger Agreement.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF QUANTERIX
The following discussion and analysis provides information management believes to be relevant to understanding the financial condition and results of operations of Quanterix for the years ended December 31, 2024 and 2023. For a full understanding of Quanterix’s financial condition and results of operations, this discussion and analysis should be read in conjunction with Quanterix’s Consolidated Financial Statements and accompanying notes included in the section titled “Financial Statements of Quanterix” of this joint proxy statement/prospectus. Certain columns and rows may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded numbers. In addition to historical information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Quanterix’s actual results, performance, or experience may differ materially from those discussed below due to various important factors, risks, and uncertainties, including, but not limited to, those set forth under the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in this joint proxy statement/prospectus. Unless the context otherwise requires, the terms “Quanterix” or “it,” in this section refer to Quanterix Corporation and its consolidated subsidiaries.
Overview
Quanterix is a life sciences company that develops and commercializes next-generation, ultra-sensitive digital immunoassay platforms that advance life sciences research and diagnostics. Quanterix’s platforms are based on Quanterix’s proprietary digital “Simoa” detection technology and enable customers to reliably detect protein biomarkers at ultra-low concentrations in blood, serum and other fluids that, in many cases, are undetectable using conventional, analog immunoassay technologies. The ability of Quanterix’s Simoa platforms to detect proteins in the femtomolar range enables the development of novel therapies and diagnostics and has the potential to identify early-stage disease markers before symptoms appear to facilitate a paradigm shift in healthcare from an emphasis on later-stage treatment to a focus on earlier detection, monitoring, prognosis, and, ultimately, prevention. Quanterix’s Simoa platforms have achieved significant commercial adoption with an installed base of over 1,000 instruments, and scientific validation with citations in more than 3,200 scientific publications in areas of high unmet medical need and research interest such as neurology, oncology and immunology, and inflammation.
Quanterix’s instruments are designed to be used either with assays fully developed by Quanterix, including all antibodies and supplies required to run the assays, or with “homebrew” assay kits where Quanterix supplies some of the components required for testing, and the customer supplies the remaining required elements. Accordingly, Quanterix’s installed instruments generate a recurring revenue stream. As the installed base of the Simoa instruments increases, Quanterix expects total consumables revenue to increase.
Quanterix commercially launched Quanterix’s HD-X instrument in the second half of 2019. The HD-X is an upgraded version of the Simoa HD-1 (Quanterix’s first Simoa instrument, launched in January 2014), collectively “HD Instruments”, that is designed to deliver significant productivity and operational efficiency improvements, as well as greater user flexibility. The HD-X uses Quanterix’s bead-based technology and assays run on the HD-X are fully automated. At December 31, 2024, approximately 84% of the HD Instrument installed base were HD-X instruments.
Further, Quanterix launched its SR-X instrument in 2017 as a compact desktop instrument with a lower price point, more flexible assay preparation, and a wider range of applications. The SR-X utilizes the same Simoa bead-based technology and assay kits as the HD-X.
With the acquisition of Aushon BioSystems, Inc. in 2018, Quanterix acquired their CLIA certified laboratory and their proprietary sensitive planar array detection technology. The CLIA are federal regulatory standards that apply to all clinical laboratory testing performed on humans in the United States (with the exception of research testing that does not report patient specific results). Leveraging the proprietary sophisticated Simoa image analysis and data analysis algorithms, Quanterix further refined the planar array technology to develop the SP-X instrument to provide sensitivity similar to that found in Quanterix’s Simoa bead-based platform. Quanterix commercially launched the SP-X instrument in 2019.
Quanterix’s wholly owned subsidiary Uman, a company located in Umeå, Sweden, supplies neurofilament light NfL, antibodies, and enzyme-linked immunoassay ELISA kits, which are used by researchers and biopharmaceutical and diagnostics companies world-wide in the detection of NfL to advance the development of therapeutics and diagnostics for neurodegenerative conditions.
Quanterix also provides contract research services for customers and LDT services through Quanterix’s CLIA-certified Accelerator Laboratory. The Accelerator Laboratory provides customers with access to Simoa technology, and supports multiple projects and services, including sample testing, homebrew assay development, custom assay development, and blood-based biomarker testing. To date, Quanterix has completed over 2,400 projects for more than 500 customers from all over the world using its Simoa platforms.

Quanterix has an extensive base of customers including pharmaceutical, biotechnology, contract research organizations, academic and governmental research institutions. Quanterix sells its instruments, consumables, and services through a direct field sales and support organizations in North America and Europe, and through Quanterix’s own sales force and distributors in additional countries, including Australia, Brazil, China, Czech Republic, India, Hong Kong, Israel, Japan, New Zealand, Qatar, Saudi Arabia, Singapore, South Africa, South Korea, Taiwan, and the United Arab Emirates.
Quanterix’s total revenues were $137.4 million and $122.4 million for the years ended December 31, 2024 and 2023, respectively. Since Quanterix’s inception, it has incurred annual net losses, including net losses of $38.5 million and $28.4 million for the years ended December 31, 2024 and 2023, respectively.
Quanterix expects to incur significant expenses and operating losses at least through the next 24 months, and Quanterix expects its expenses to increase substantially as it:
•
expands its sales and marketing efforts to further commercialize Quanterix’s products;

•
expands Quanterix’s research and development efforts to improve its existing, or to develop and launch, new assays and instruments, including Simoa ONE. These expenses could be particularly significant if any of its products become subject to additional or more burdensome regulation by FDA;

•
invests in Lucent Diagnostics, additional LDTs, and other diagnostics initiatives including entry into translational pharma and clinical diagnostic markets;

•
seeks PMA or 510(k) clearance from the FDA for Quanterix’s existing products or new products, including new assays and instruments, if or when it decides to market products for use in the prevention, diagnosis, or treatment of a disease or other condition;

•
hires additional personnel to support Quanterix’s growth and research and development;

•
strategically acquires and integrates companies or technologies that may be complementary to Quanterix’s business;

•
enters into collaboration arrangements, or in-license other products and technologies; and

•
adds or enhances operational, financial, and management information systems.

Recent Business Developments
ISO 13485 Certification
On January 31, 2025, Quanterix received ISO 13485 certification for its operations in Billerica, Massachusetts. ISO 13485 certification indicates that a company has implemented a quality management system that meets international requirements for medical device manufacturing.
Agreement to Acquire Akoya Biosciences, Inc.
On January 9, 2025, Quanterix entered into the Merger Agreement to acquire Akoya, a life sciences technology company based in Marlborough, Massachusetts delivering spatial biology solutions through the power of spatial phenotyping. Spatial phenotyping refers to a rapidly evolving technology that enables academic and biopharma scientists to detect and map the distribution of cell types and biomarkers across whole tissue samples at single-cell resolution, enabling advancements in their understanding of disease progression and patient response to therapy. Akoya commercializes proprietary instrument platforms, reagents, software, and services that offer end-to-end solutions to perform tissue analysis and spatial phenotyping from discovery through translational and clinical research and diagnostics. The transaction is part of Quanterix’s plans to establish the first fully integrated technology ecosystem to identify and measure biomarkers across tissue and blood, expand its technology offerings into oncology and immunology, and expand its portfolio of lab service offerings.
Pursuant to the Merger Agreement, a newly formed, wholly owned subsidiary of Quanterix will merge with and into Akoya, with Akoya continuing as the surviving corporation and becoming a wholly owned subsidiary of Quanterix. Upon completion of the Merger, each issued and outstanding share of Akoya Common Stock will be converted into 0.318 of a share of Quanterix Common Stock. The closing of the Merger is subject to a number of conditions and obligations and Quanterix expects that, if approved, the Merger will close in the second quarter of 2025.
On April 2, 2025, Quanterix and Akoya entered into the Securities Purchase Agreement, pursuant to which Quanterix agreed to provide Akoya with the Akoya Bridge Financing. Any such financing would be in the form of the Convertible Note(s) in an aggregate principal amount not to exceed $30.0 million, subject to Akoya having obtained any required consents and satisfied any other conditions under the Akoya Existing Loan Documents.

Acquisition of Emission Inc.
On January 8, 2025, Quanterix acquired all of the issued and outstanding shares of capital stock of Emission (the “Emission Transaction”), a life sciences manufacturing company based in Georgetown, Texas, that produces large-scale, highly-uniform dye-encapsulating magnetic beads designed for low and mid-plex assays and a mid-plex platform that reads its proprietary beads. The transaction is part of Quanterix’s plans to secure the use of Emission’s highly controlled beads in Quanterix’s next generation platforms and expansion into a new multi-plex segment targeting third-party original equipment manufacturer customers. Under the Emission Transaction, Quanterix made an upfront payment of $10.0 million, with an additional $10.0 million payable upon completion of certain technical milestones. Additionally, the Emission Shareholders may receive up to an additional $50.0 million in earnout payments through December 31, 2029, contingent upon the achievement of certain performance milestones.
In connection with the closing of the Emission Transaction, the parties entered into the Option Agreement, in which the Emission Shareholders have the right to repurchase all of the outstanding capital stock of Emission for $10.0 million after five years if Emission’s revenues do not exceed $5.0 million in any one year during such five-year period. If the Emission Shareholders exercise the right to repurchase Emission under the Option Agreement and consummate the repurchase, Quanterix will retain a perpetual, fully-paid, irrevocable license to all Emission intellectual property required to continue to manufacture and commercialize Quanterix’s products.
LucentAD Tests
In October 2024, Quanterix launched LucentAD Complete, a confirmatory blood biomarker test capable of providing results equivalent to FDA-cleared CSF biomarkers. This test combines p-Tau 217, Amyloid beta 42, Amyloid beta 40, GFAP, and NfL biomarkers, which are recognized by the Alzheimer’s Association as core biomarkers of amyloid and tau, or biomarkers of non-specific processes involved in Alzheimer’s disease pathophysiology. The LucentAD Complete test is intended for patients being evaluated for Alzheimer’s disease. The results from the LucentAD Complete test can aid in the earlier diagnosis of Alzheimer’s disease, as well as the development of personalized treatment plans.
Additionally, Quanterix’s LucentAD Complete and Quanterix’s LucentAD p-Tau 217 blood tests were granted Breakthrough Device designation by the FDA in January 2025 and March 2024, respectively. This designation is granted to products that have the potential to offer more effective diagnosis of life-threatening diseases with an unmet medical need. Proposed indications for these blood tests include use of the test results in patients presenting with cognitive impairment who are being evaluated for Alzheimer’s disease risk to aid in diagnostic evaluation. These tests are not intended as a stand-alone diagnostic test and test results will be interpreted in conjunction with other diagnostic tools to establish a final clinical diagnosis. These tests have not been otherwise cleared or approved by the FDA and Breakthrough Device designation does not guarantee that the FDA review and approval process will be shortened or that an application will be approved.
Quanterix does not expect material revenue from these tests, or other Lucent Diagnostics tests, until 2025 or later, if at all.
Assay Redevelopment Program
During the fourth quarter of 2023, Quanterix substantially completed its six-quarter assay redevelopment program. The objective of this operational program was to improve Quanterix’s ability to manufacture and deliver high-quality assays at scale. Since then, and using the improved protocols resulting from the assay redevelopment program, Quanterix has launched its new Simoa Advantage PLUS assays and continue to transition existing assays to Advantage PLUS. The improved protocols leverage manufacturing efficiencies and reagent improvements to provide more consistent results and improved lot-to-lot consistency, which also enables production of larger lot sizes with extended shelf lives. Advantage PLUS assays began shipping to customers in the first quarter of 2024. Quanterix expects to continue to apply these improved protocols and manufacturing efficiencies to other existing assays, as well as assays that it may develop in the future.
Restatement of Previously Issued Financial Statements
In connection with its efforts to remediate a material weakness in its internal control over financial reporting relating to the operating effectiveness of internal controls associated with the accounting for inventory valuation, and while performing closing procedures for the third quarter of 2024, management of Quanterix identified the Misstatement. The error was not caused by any override of controls, misconduct, or fraud. The correction of the Misstatement impacts the previously reported amounts of inventory, cost of product revenue, net loss per common share, and all related financial statement subtotals and totals for the years ended December 31, 2023 and 2022. As a result of the Misstatement, Quanterix undertook the Restatement. This Management’s Discussion and Analysis of Financial Condition and Results of Operations reflects the effects of the Restatement for the years ended December 31, 2023 and 2022.

Components of Results of Operations
Revenues
Product Revenue
Quanterix’s product revenues are generated from sales of (1) instruments and (2) consumables and related revenues. Quanterix’s products are sold directly to customers and are also sold through distributors in EMEA and Asia Pacific regions.
Instrument revenues consist of sales of Quanterix’s instruments (HD-X, SR-X, and SP-X). Quanterix currently sells its products for RUO applications directly to customers or through distributors. Customers’ purchase processes for certain of Quanterix’s instruments can be long and as a result, instrument revenue can vary from period-to-period and can be concentrated to a small number of customers in any given period. Instruments sold directly to customers include an initial year service-type warranty, which is recorded in services and other revenue on the Consolidated Statements of Operations. Instruments sold to distributors include a license to import and resell the instruments and an initial year assurance-type warranty. Costs related to assurance-type warranties are recorded in cost of product revenue on the Consolidated Statements of Operations. Instrument sales may also be bundled with assays and other consumables, training, installation, and/or an extended service warranty.
Quanterix expects softness in instrument sales to continue in 2025 as a result of what it believes is a constrained capital funding environment. Quanterix believes instrument sales will recover with an improvement in the capital funding environment, and further believes the introduction of Quanterix’s Simoa ONE instrument, which is expected to launch by the end of 2025, will help grow instrument sales in future years.
Consumable and other revenues consist of sales of assays fully developed by Quanterix, including all antibodies and supplies required to run the assays, or with “homebrew” assay kits where Quanterix supplies some of the components required for testing, and the customer supplies the remaining required elements. Consumable and other revenues also consist of replacement parts, reagents, and antibodies.
Service and Other Revenue
Service revenues consist of fixed fee contract research services through Quanterix’s Accelerator Laboratory, initial service-type warranties, extended service warranty contracts, repair services, and other services such as training.
Collaboration and License Revenue
Collaboration and license revenues consist of licensing Quanterix’s technology, intellectual property, and know-how associated with Quanterix’s instruments to third parties and for related services. License arrangements consist of sales or usage-based fees and/or future royalties.
Grant Revenue
Grant revenues consist of funding received to perform specific research and development services under grant arrangements.
Cost of Goods Sold and Services
Cost of Product Revenue
Cost of product revenue consists of manufacturing and assembly costs for instruments, related reagents, other consumables, contract manufacturer costs, personnel costs, royalties, overhead, and other direct costs related to product sales. Raw material part costs include inbound shipping and handling costs associated with purchased goods. Cost of product revenue also includes royalty fees due to third parties from revenue generated by collaboration or license deals.
Cost of Service and Other Revenue
Cost of services and other revenue consists of direct costs associated with operating Quanterix’s Accelerator Laboratory on behalf of customers, including raw materials, personnel costs, royalties, allocated overhead and other related costs. Additional costs include costs related to warranty services and other costs of servicing equipment at customer sites.
Research and Development Expense
Research and development expense consists of personnel costs, research supplies, third-party development costs for new products, materials for prototypes, quality assurance, and allocated overhead costs that include facility and other related costs.

Quanterix has made substantial investments in research and development since Quanterix’s inception and plans to continue to make substantial investments in the future. Quanterix’s research and development efforts have focused primarily on supporting development and commercialization of new and existing products and improved product quality. Quanterix believes that its continued investment in research and development is essential to its long-term competitive position. Quanterix expects research and development expense to continue to increase due to continued investment in new instruments, including Simoa ONE, and assay development.
Selling, General and Administrative Expense
Selling, general and administrative expense consists of personnel costs for Quanterix’s sales and marketing, finance, legal, human resources, and general management teams, shipping and handling for product sales, acquisition related costs, other general and administrative costs, as well as professional services costs, such as marketing, advertising, legal and accounting services, and allocated overhead costs that include facility and other related costs. Quanterix expects to increase the size of its selling, general and administrative functions to support the growth in its business and newly launched Lucent Diagnostics. However, selling, general and administrative expenses in total are not expected to increase at the same rate in future periods as total revenue or research and development expenses.
The classification of shipping and handling costs for product sales varies from company to company, with some companies recording these as selling, general and administrative expenses and others recording such expenses within costs of goods sold for products. To the extent Quanterix’s classification of these shipping and handling costs differs from the classification used by other companies, Quanterix’s gross margins may not be comparable with those reported by such other companies.
Other Lease Costs
Other lease costs consist of amortization of operating lease right-of-use assets and other facility operating expenses from leased facilities Quanterix is not using as a result of the Restructuring Plan in August 2022.
Impairment and Restructuring
Impairment and restructuring expense primarily consists of charges recorded as a result of the Restructuring Plan and the corresponding impairment of Quanterix’s goodwill, long-lived assets (including operating lease right-of-use assets, property and equipment) and intangibles, which were determined to have carrying values exceeding their fair values.
Additional impairment expenses consist of assessments of Quanterix’s intangible and long-lived assets annually, or whenever events or circumstances indicate that the carrying amount of the asset(s) may not be recoverable.
Interest Income
Interest income consists of interest earned on cash, cash equivalents, and marketable securities, and the accretion of discounts from the purchase of marketable securities.
Other Income (Expense), Net
Other income (expense), net primarily consists of unrealized and realized gains and losses on foreign currency, and other non-recurring items that are not a part of Quanterix’s core business operations.
Income Tax Expense
Income tax expense consists primarily of income taxes related to federal, state, and foreign jurisdictions in which Quanterix conducts business.

Comparison of Results of Operations for Years Ended December 31, 2024 and 2023:
The following table sets forth select Consolidated Statements of Operations data, and such data as a percentage of total revenues (in thousands, except percentages):
	Year Ended December 31,				Increase (Decrease)
	2024	% of revenue	2023	% of revenue	Amount	%
Revenues:
Product revenue	$79,740	58%	$79,670	65%	$70	—%
Service and other revenue	51,244	37%	40,089	33%	11,155	28%
Collaboration and license revenue	4,452	3%	1,380	1%	3,072	223%
Grant revenue	1,985	1%	1,229	1%	756	62%
Total revenues	137,421	100%	122,368	100%	15,053	12%
Costs of goods sold and services:
Cost of product revenue	33,304	24%	29,103	24%	4,201	14%
Cost of service and other revenue	21,013	15%	19,041	16%	1,972	10%
Total costs of goods sold and services	54,317	39%	48,144	39%	6,173	13%
Gross profit	83,104	60%	74,224	61%	8,880	12%
Operating expenses:
Research and development	31,082	23%	26,064	21%	5,018	19%
Selling, general and administrative	101,618	74%	89,111	73%	12,507	14%
Other lease costs	3,020	2%	3,712	3%	(692)	(19)%
Impairment and restructuring	—	—%	1,328	1%	(1,328)	(100)%
Total operating expenses	135,720	99%	120,215	98%	15,505	13%
Loss from operations	(52,616)	(39)%	(45,991)	(37)%	(6,625)	14%
Interest income	14,655	11%	15,839	13%	(1,184)	(7)%
Other income (expense)	(136)	—%	2,517	2%	(2,653)	(105)%
Loss before income taxes	(38,097)	(28)%	(27,635)	(22)%	(10,462)	38%
Income tax expense	(434)	—%	(719)	(1)%	285	(40)%
Net loss	$(38,531)	(28)%	$(28,354)	(23)%	$(10,177)	36%
Revenues
Total revenues increased $15.1 million, or 12%, to $137.4 million for the year ended December 31, 2024, compared to $122.4 million for the year ended December 31, 2023.
Product revenue of $79.7 million for the year ended December 31, 2024 consisted of instrument sales of $10.5 million and sales of consumables and other products of $69.3 million. This represented an increase of $0.1 million, or less than 1%, compared to product revenue of $79.7 million for the year ended December 31, 2023. The increase in product revenue was primarily due to a $5.3 million increase in sales of consumables and higher selling prices and was mostly offset by a $5.3 million decrease in instrument sales due to reduced demand.
Service revenue was $51.2 million for the year ended December 31, 2024, compared to $40.1 million for the year ended December 31, 2023, an increase of $11.2 million, or 28%. This increase was primarily due to a $10.2 million increase in Accelerator Laboratory revenue driven by higher volumes of sample testing and assay development services, as well as higher selling prices.
Collaboration and license revenue was $4.5 million for the year ended December 31, 2024, compared to $1.4 million for the year ended December 31, 2023, an increase of $3.1 million, or 223%. The increase was primarily due to LDT and other diagnostic related license revenues.
Grant revenue was $2.0 million for the year ended December 31, 2024, compared to $1.2 million for the year ended December 31, 2023, a increase of $0.8 million, or 62%. The increase was primarily due to completion of milestones under certain grants.
Cost of Goods Sold and Services
Total cost of goods sold and services increased $6.2 million, or 13%, to $54.3 million for the year ended December 31, 2024 compared to $48.1 million for the year ended December 31, 2023.

Cost of product revenue increased $4.2 million, or 14%, to $33.3 million for the year ended December 31, 2024, compared to $29.1 million for the year ended December 31, 2023. The increase was primarily due to lower production volume and output, which led to decreased labor and overhead capitalization, increased costs due to the introduction of new assays, and increased compensation and benefits costs related to increased headcount. These increases were partially offset by improvement in inventory management and manufacturing processes and lower instrument sales.
Cost of service and other revenue increased $2.0 million, or 10%, to $21.0 million for the year ended December 31, 2024, compared to $19.0 million for the year ended December 31, 2023. This increase was primarily due to an increase in department costs, including compensation and benefits costs related to increased headcount and lab supplies, as a result of increased demand for Accelerator Laboratory services. Although service and other revenue increased by 28% during the same period, these costs did not increase at the same rate compared to the prior year due to larger project sizes and improved efficiency delivering Accelerator Laboratory services.
Research and Development
Research and development expense increased $5.0 million, or 19%, to $31.1 million for the year ended December 31, 2024, compared to $26.1 million for the year ended December 31, 2023. This increase was primarily due to a $3.2 million increase related to headcount, consisting of $2.9 million in compensation and benefit costs and $0.4 million in stock-based compensation expense, and a $1.7 million increase in costs of outside services and research lab supplies and equipment to enable product development. These increases were partially offset by a $0.4 million decrease from the disposal of certain assets in 2023, which did not repeat in 2024.
Selling, General and Administrative
Selling, general and administrative expense increased $12.5 million, or 14% to $101.6 million for the year ended December 31, 2024, compared to $89.1 million for the year ended December 31, 2023. The increase was primarily due to (1) a $7.1 million increase related to headcount, consisting of $4.7 million in compensation and benefit costs and $2.4 million in stock-based compensation expense, (2) a $3.7 million increase in professional services and consulting fees related to Quanterix’s efforts to remediate the material weaknesses in Quanterix’s internal control over financial reporting described in Quanterix’s Annual Report on Form 10-K (as amended by Amendment No.1 to such report on Form 10-K/A) for the year ended December 31, 2023, the restatement of Quanterix’s financial statements completed on December 23, 2024, and due diligence and other acquisition costs related to the Emission and Akoya transactions, (3) a $0.7 million increase in marketing expense for promotion and branding, (4) a $0.6 million increase in software and information technology expenses, and (5) a $0.4 million increase in travel and related expenses. Included within selling, general and administrative expense are $8.1 million and $7.2 million of shipping and handling costs for product sales for the years ended December 31, 2024 and 2023, respectively.
Other Lease Costs
Other lease costs decreased $0.7 million, or 19%, to $3.0 million for the year ended December 31, 2024, compared to $3.7 million for the year ended December 31, 2023. In the fourth quarter of 2024, Quanterix began using one of the leased facilities that Quanterix did not occupy as a result of the Restructuring Plan. Accordingly, as of the fourth quarter of 2024, the amortization of the operating lease right-of-use asset and related leased facility operating expenses at this facility are no longer recorded in other lease costs.
Impairment and Restructuring
Quanterix did not incur any impairment and restructuring costs for the year ended December 31, 2024, compared to $1.3 million for the year ended December 31, 2023. During 2023, Quanterix incurred long-lived asset impairment charges associated with leased facilities Quanterix was not using.
Interest Income
Interest income decreased by $1.2 million, or 7% to $14.7 million for the year ended December 31, 2024, compared to $15.8 million for the year ended December 31, 2023. This decrease was primarily due to lower interest rates and a lower balance of cash, cash equivalents, and marketable securities.
Other Income (Expense), Net
Other income (expense) was less than $0.1 million of expense for the year ended December 31, 2024, compared to $2.5 million of income for the year ended December 31, 2023. The decrease was primarily due to recognizing a $2.4 million receivable under the Employee Retention Credit established by the Coronavirus Aid, Relief, and Economic Security Act in the third quarter of 2023.

Income Tax Expense
Income tax expense was $0.4 million for the year ended December 31, 2024, as compared to $0.7 million for the year ended December 31, 2023. The change was primarily due to the decrease in the tax expense recorded on the operating results of Quanterix’s foreign subsidiaries.
Comparison of Results of Operations for Years Ended December 31, 2023 and 2022 (As Restated):
The following table sets forth select Consolidated Statements of Operations data, and such data as a percentage of total revenues (in thousands, except percentages):
	Year Ended December 31,				Increase (Decrease)
	2023	% of revenue	2022	% of revenue	Amount	%
	(As Restated)		(As Restated)
Revenues:
Product revenue	$79,670	65%	$69,808	66%	$9,862	14%
Service and other revenue	40,089	33%	34,495	33%	5,594	16%
Collaboration and license revenue	1,380	1%	649	1%	731	113%
Grant revenue	1,229	1%	570	1%	659	116%
Total revenues	122,368	100%	105,522	100%	16,846	16%
Costs of goods sold and services:
Cost of product revenue	29,103	24%	42,841	41%	(13,738)	(32)%
Cost of service and other revenue	19,041	16%	17,318	16%	1,723	10%
Total costs of goods sold and services	48,144	39%	60,159	57%	(12,015)	(20)%
Gross profit	74,224	61%	45,363	43%	28,861	64%
Operating expenses:
Research and development	26,064	21%	26,809	25%	(745)	(3)%
Selling, general and administrative	89,111	73%	91,851	87%	(2,740)	(3)%
Other lease costs	3,712	3%	1,411	1%	2,301	163%
Impairment and restructuring	1,328	1%	29,556	28%	(28,228)	(96)%
Total operating expenses	120,215	98%	149,627	142%	(29,412)	(20)%
Loss from operations	(45,991)	(38)%	(104,264)	(99)%	58,273	(56)%
Interest income	15,839	13%	5,131	5%	10,708	209%
Other income (expense), net	2,517	2%	(277)	—%	2,794	1,009%
Loss before income taxes	(27,635)	(23)%	(99,410)	(94)%	71,775	(72)%
Income tax expense	(719)	(1)%	(164)	—%	(555)	338%
Net loss	$(28,354)	(23)%	$(99,574)	(94)%	$71,220	(72)%
Revenues (As Restated)
Total revenues increased $16.8 million, or 16%, to $122.4 million for the year ended December 31, 2023, compared to $105.5 million for the year ended December 31, 2022.
Product revenue of $79.7 million for the year ended December 31, 2023 consisted of instrument sales of $15.7 million and sales of consumables and other products of $64.0 million. This represented an increase of $9.9 million, or 14%, compared to product revenue of $69.8 million for the year ended December 31, 2022. The increase in product revenue was primarily due to a $19.2 million increase in sales of consumables and increased average selling prices. This increase was partially offset by a $9.3 million decrease in instrument sales due to reduced demand in what Quanterix believes is a constrained capital funding environment. Quanterix expects softness in instrument sales to continue in 2024.
Service revenue was $40.1 million for the year ended December 31, 2023, compared to $34.5 million for the year ended December 31, 2022, an increase of $5.6 million, or 16%. This increase was primarily due to a $9.0 million increase in Accelerator Laboratory revenue driven by higher volumes of sample testing and assay development services, and was partially offset by a $4.9 million decrease in revenue recognized from a collaboration agreement with Eli Lilly and Company (the “Lilly Collaboration Agreement”) due to non-recurring upfront payments received in 2022. The Lilly Collaboration Agreement establishes a framework for future projects focused on the development of Simoa immunoassays.

Collaboration and license revenue was $1.4 million for the year ended December 31, 2023, compared to $0.6 million for the year ended December 31, 2022, an increase of $0.7 million, or 113%. The increase was primarily due to $0.5 million of one-time revenue in 2023 related to the expiration of a previously paid for option to expand the scope of a license agreement with Abbott Laboratories entered into in 2020, pursuant to which Quanterix granted Abbott a non-exclusive, worldwide, royalty- bearing license, without the right to sublicense, under the Company’s bead-based single molecule detection patents in the field of in vitro diagnostics.
Grant revenue was $1.2 million for the year ended December 31, 2023, compared to $0.6 million for the year ended December 31, 2022, an increase of $0.7 million, or 116%, driven by receipt of a portion of a grant from the National Institutes of Health. Refer to Note 4 — Revenue and Related Matters within the Notes to the Consolidated Financial Statements, for more information regarding this grant.
Cost of Goods Sold and Services (As Restated)
Total cost of goods sold and services decreased $12.0 million, or 20%, to $48.1 million for the year ended December 31, 2023 compared to $60.2 million for the year ended December 31, 2022.
Cost of product revenue decreased $13.7 million, or 32%, to $29.1 million for the year ended December 31, 2023, compared to $42.8 million for the year ended December 31, 2022. The decrease was primarily due to improvement in output, inventory management, and manufacturing processes, as well as lower instrument sales, and was partially offset by higher costs related to increased consumables sales.
Cost of service and other revenue increased $1.7 million, or 10%, to $19.0 million for the year ended December 31, 2023, compared to $17.3 million for the year ended December 31, 2022. This increase was primarily due to an increase in department costs including compensation and benefits costs related to increased headcount, and was partially offset by lower costs related to the Lilly Collaboration Agreement.
Research and Development (As Restated)
Research and development expense decreased $0.7 million, or 3%, to $26.1 million for the year ended December 31, 2023, compared to $26.8 million or the year ended December 31, 2022. This decrease was primarily due to a decrease in compensation and benefit costs related to the reduction in headcount from the Restructuring Plan, which was partially offset by an increase in costs related to the assay redevelopment program under the Restructuring Plan including consulting fees, lab supplies, equipment, and product development activities.
Selling, General and Administrative (As Restated)
Selling, general and administrative expense decreased $2.7 million, or 3% to $89.1 million for the year ended December 31, 2023, compared to $91.9 million for the year ended December 31, 2022. The decrease was primarily due to a decrease in compensation and benefit costs related to the reduction in headcount from the Restructuring Plan and a full twelve months of facilities costs from the leased office and laboratory facilities Quanterix is not using being recorded in other lease costs instead of selling, general, and administrative expenses on the Consolidated Statements of Operations. These decreases were partially offset by (1) an increase in professional services and consulting fees related to Quanterix’s efforts to remediate the material weaknesses in Quanterix’s internal control over financial reporting described in Quanterix’s Annual Report on Form 10-K for the year ended December 31, 2022, (2) an increase in software and information technology expenses, and (3) an increase in shipping and handling costs for consumables and other products due to higher volume. Included within selling, general and administrative expense are $8.1 million and $7.9 million of shipping and handling costs for product sales for the years ended December 31, 2023 and 2022, respectively.
Other Lease Costs (As Restated)
Other lease costs increased $2.3 million, or 163%, to $3.7 million for the year ended December 31, 2023, compared to $1.4 million for the year ended December 31, 2022. As part of the Restructuring Plan, Quanterix is not using two leased office and laboratory facilities and are evaluating alternatives, including sub-leasing the facilities. Other lease costs include the amortization of the related operating lease right-of-use assets and other leased facility operating expenses from periods after the initiation of the Restructuring Plan and the determination that the facilities would not be used. Lease costs in 2022 represent four and a half months of cost in 2022 after the Restructuring Plan was implemented, as compared to twelve months of costs in 2023. Expenses incurred prior to the Restructuring Plan were recorded in selling, general, and administrative on the Consolidated Statements of Operations.
Impairment and Restructuring (As Restated)
Impairment and restructuring costs were $1.3 million for the year ended December 31, 2023, compared to $29.6 million for the year ended December 31, 2022. This decrease reflects the implementation of the Restructuring Plan in August 2022, which did not repeat in 2023.

Costs incurred during the year ended December 31, 2023 primarily relate to long-lived asset impairment charges associated with two leased facilities Quanterix is not using. Costs incurred during the year ended December 31, 2022 include (1) $8.2 million of goodwill impairment charges, (2) $16.3 million of long-lived asset impairment charges associated with the leased facilities that Quanterix is not using, (3) $1.3 million of software costs related to projects that were rationalized as part of the Restructuring Plan, and (4) $3.8 million of restructuring expenses primarily for severance and one-time termination benefits in connection with the elimination of 119 positions across the Company.
Interest Income
Interest income increased by $10.7 million, or 209% to $15.8 million for the year ended December 31, 2023, compared to $5.1 million for the year ended December 31, 2022. This increase was primarily due to higher interest rates earned on cash, cash equivalents, and marketable securities, and the accretion of discounts from the purchase of marketable securities.
Other Income (Expense), Net (As Restated)
Other income (expense), net was $2.5 million of income for the year ended December 31, 2023, compared to $0.3 million of expense for the year ended December 31, 2022. The increase was primarily due to recognizing a $2.4 million receivable under the Employee Retention Credit established by the Coronavirus Aid, Relief, and Economic Security Act in 2021.
Income Tax Expense (As Restated)
Income tax expense was $0.7 million for the year ended December 31, 2023, as compared to $0.2 million for the year ended December 31, 2022. The change was primarily due to the increase in the tax expense recorded on the operating results of Quanterix’s foreign subsidiaries.
Liquidity and Capital Resources
Quanterix’s principal sources of liquidity are cash, cash equivalents, marketable securities, and funds generated from sales of Quanterix’s products and services. As of December 31, 2024, Quanterix had cash and cash equivalents of $56.7 million and $232.4 million of available for sale marketable securities. Historically Quanterix has financed its operations through funds generated from sales of Quanterix’s products and services, equity offerings, and borrowings from credit facilities.
Quanterix believes its cash, cash equivalents, and marketable securities, along with funds generated from sales of its products and services, will be sufficient to meet Quanterix’s anticipated operating cash requirements for at least 12 months from the date of this joint proxy statement/prospectus.
Quanterix’s liquidity requirements have consisted, and Quanterix expects that they will continue to consist, of sales and marketing expenses, research and development expenses, working capital, and general corporate expenses. Quanterix’s future capital requirements will depend on many factors, including, but not limited to, Quanterix’s pace of growth, expansion, or introduction of new instruments, assays, and services, including Lucent Diagnostics and Simoa ONE, and advancing access to Quanterix’s diagnostic tests, market acceptance of Quanterix’s products and services, regulatory requirements, regulatory approval of Quanterix’s products or services, and the effects of competition, technological developments, and broader market and economic trends. Quanterix’s future capital needs will also depend on the level of Quanterix’s merger and acquisition activity, including purchase price payments, earnout obligations, and acquisition and integration costs. Further, Quanterix may need additional liquidity as a result of changes in Quanterix’s operations and strategic plan as a result of future acquisitions, investments, or similar transactions.
On January 8, 2025, Quanterix completed the acquisition of Emission for an upfront payment of $10.0 million, with an additional $10.0 million payable upon completion of certain technical milestones, and an additional $50.0 million in earnout payments through December 31, 2029, contingent upon the achievement of certain performance milestones. On January 9, 2025, Quanterix announced Quanterix’s plan to merge with Akoya in an all stock transaction. On April 2, 2025, Quanterix and Akoya entered into the Securities Purchase Agreement, pursuant to which Quanterix agreed to provide Akoya with the Akoya Bridge Financing. Such financing would be in the form of the Convertible Note(s) in an aggregate principal amount not to exceed $30.0 million, subject to Akoya having obtained any required consents and satisfied any other conditions under the Akoya Existing Loan Documents. Quanterix regularly assesses other potential acquisitions and may need capital to pursue acquisitions of complementary businesses, services, and technologies.
To the extent Quanterix’s existing cash, cash equivalents, and marketable securities are insufficient to fund future activities or requirements to continue operating its business, Quanterix may need to raise additional capital. If the conditions for raising capital are favorable, Quanterix may seek to finance future cash needs through public or private equity, debt offerings, or other financings.

If needed, Quanterix cannot guarantee that it will be able to obtain additional funds on acceptable terms, or at all. If Quanterix raises additional funds by issuing equity or equity-linked securities or issue equity in connection with a merger or acquisition, its stockholders may experience dilution. Future debt financing, if available, may involve covenants restricting Quanterix’s operations or its ability to incur additional debt. Any debt or equity financing that Quanterix raises may contain terms that are not favorable to Quanterix or Quanterix’s stockholders. If Quanterix raises additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to Quanterix’s technologies or Quanterix’s products, or grant licenses on terms that are not favorable to Quanterix. If Quanterix does not have or are not able to obtain sufficient funds, if needed, Quanterix may have to delay development or commercialization of Quanterix’s products and services. Quanterix also may have to reduce marketing, customer support or other resources devoted to Quanterix’s products, or cease operations.
If the conditions for raising capital are favorable, Quanterix may seek to finance future cash needs through public or private equity, debt offerings, or other financings.
Cash Flows
The following table summarizes Quanterix’s cash flows (in thousands):
	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(35,164)	$(18,849)
Net cash used in investing activities	(82,265)	(148,454)
Net cash provided by financing activities	456	2,691
Net decrease in cash, cash equivalents, and restricted cash	$(116,973)	$(164,612)
Net Cash Used in Operating Activities
Quanterix derives cash flows from operations primarily from the sale of Quanterix’s products and services. Quanterix’s cash flows from operating activities are also significantly influenced by Quanterix’s use of cash for operating expenses to develop new products and services, invest in process and product improvements, and increase Quanterix’s sales and marketing efforts. Quanterix has historically experienced negative cash flows from operating activities as it has developed its technology, expanded its business, and built its infrastructure. Quanterix expects negative cash flows from operating activities will continue in the future.
Net cash used in operating activities was $35.2 million and $18.8 million for the years ended December 31, 2024 and 2023, respectively. The $16.3 million increase in net cash used in operating activities was primarily driven by an overall increase in Quanterix’s net loss, adjusted for non-cash items, consisting of product development, increases in headcount primarily across product delivery, research and development, and sales functions, and lower production volume and output which led to decreased labor and overhead capitalization. The increase was partially offset by changes in working capital items, primarily an increase in accounts receivable from revenue growth through the fourth quarter of 2024 and an increase in inventory as a result of manufacturing new assays and purchasing materials for additional new assays in 2025.
Net Cash Used in Investing Activities
Quanterix’s primary investing activities consist of purchases of marketable securities to increase the interest income it would otherwise earn in cash accounts. Additionally, Quanterix uses funds towards capital expenditures for the purchase of equipment to support its expanding infrastructure and work force. Quanterix expects to continue to incur additional capital expenditures related to these efforts in future periods.
Net cash used in investing activities was $82.3 million during the year ended December 31, 2024, which consisted of the purchase of $295.6 million of marketable securities, proceeds from the maturities of marketable securities of $216.7 million, and $3.4 million of purchases of property and equipment.
Net cash used in investing activities was $148.5 million during the year ended December 31, 2023, which consisted of the purchase of $175.6 million of marketable securities, proceeds from the maturities of marketable securities of $31.0 million, and $3.8 million of purchases of property and equipment.
Net Cash Provided by Financing Activities
Financing activities provided $0.5 million and $2.7 million of cash during each of the years ended December 31, 2024 and 2023, respectively, from sales of Quanterix Common Stock under the ESPP and from the exercise of options under the 2017 Plan.

Future Cash Obligations
In addition to the future cash obligations described below, Quanterix has other payables and liabilities that may be legally enforceable but are not considered contractual commitments. Refer to Note 15 — Commitments and Contingencies in the Notes to Consolidated Financial Statements for a summary of Quanterix’s purchase commitments and other obligations as of December 31, 2024.
Acquisitions
See the sections titled “— Recent Business Developments” and “— Liquidity and Capital Resources” for additional information on the acquisition of Emission and the proposed Merger with Akoya.
Operating Leases
Quanterix leases office, laboratory, and manufacturing space for Quanterix’s employees and operations, as well as office equipment, under non-cancellable operating lease agreements (refer to Note 14 — Leases in the Notes to Consolidated Financial Statements). The remaining duration of non-cancellable operating leases ranges from four months to seven years. Remaining lease payments within one year, within two to three years, within four to five years, and greater than five years from December 31, 2024 are $7.3 million, $15.1 million, $16.1 million, and $7.6 million, respectively.
Critical Accounting Policies and Estimates
Quanterix’s Consolidated Financial Statements and the related notes included elsewhere in this joint proxy statement/prospectus are prepared in accordance with GAAP. The preparation of these Consolidated Financial Statements requires Quanterix to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. Quanterix bases its estimates on historical experience, worldwide economic conditions, both general and specific to the life sciences industry, and on various other assumptions Quanterix believes to be reasonable under the circumstances. Quanterix evaluates its estimates and assumptions on an ongoing basis, and changes in accounting estimates may occur from period to period. Accordingly, actual results could differ significantly from the estimates. To the extent that there are material differences between these estimates and actual results, Quanterix’s future financial statement presentation, financial condition, results of operations, and cash flows will be affected.
Quanterix’s significant accounting policies are described in Note 2 — Significant Accounting Policies in the Notes to Consolidated Financial Statements. Quanterix believes that the assumptions and estimates in the following critical accounting policies involve a greater degree of judgment and complexity and accordingly are the most critical to understanding and evaluating the potential impact to Quanterix’s Consolidated Financial Statements.
Revenue from Contracts with Customers
Quanterix generates revenue from the sale of products, services, and licenses, as further described in the section titled “— Components of Results of Operations” above.
For contracts with customers, Quanterix recognizes revenue when a customer obtains control of promised products or services, for an amount that reflects the consideration expected to be received in exchange for those products or services. Quanterix follows the five-step framework prescribed by FASB ASC Topic 606 — Revenue from Contracts with Customers (“ASC 606”) to determine revenue recognition: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Revenues are presented net of any sales, value added, or similar taxes collected from customers and remitted to the government.
Quanterix determines the transaction price based on the amount of consideration it expects to be entitled to, which is generally equal to its contract amounts. In some cases, Quanterix’s contracts contain variable consideration which primarily relates to (1) sales and usage-based royalties related to the license of intellectual property in collaboration and license contracts and (2) contracts with minimum purchase commitments. For sales and usage-based royalties, ASC 606 provides an exception to estimating variable consideration. Under this exception, Quanterix recognizes revenues from sales or usage-based royalty revenue at the later of when the sales or usage occurs or the satisfaction (or partial satisfaction) of the performance obligation to which the royalty has been allocated. All other variable amounts are constrained to the minimum guaranteed contract amount so that a reversal of cumulative revenue does not occur in future periods. Once there is no longer uncertainty over a variable amount, any incremental fees Quanterix is entitled to are allocated to the related performance obligations.
Quanterix’s contracts may include either a single promise (referred to as a performance obligation) to transfer a product or service, or a combination of multiple promises to transfer products or services. Quanterix evaluates the existence of multiple promises within Quanterix’s contracts by using judgment to determine if (1) the customer can benefit from each contractual promise on its own or together with readily available resources and (2) the transfer of each contractual promise is separately identifiable from other promises in a contract. When both criteria are met, each promise is accounted for as a separate performance obligation.
Sales of instruments directly to customers include installation and an initial year service-type warranty (which guarantees that Quanterix’s instruments are free from material defects in workmanship and materials, excluding normal wear and tear, and maintenance services). Quanterix has determined that the instrument and installation are a combined performance obligation. The service-type warranty is considered a separate performance obligation since a customer could benefit from it independently with readily available resources and is capable of being sold on its own.
Sales of instruments to distributors include a license to import and resell the instruments and an initial year of assurance-type warranty (which guarantees that the products conform to Quanterix’s published specifications). Quanterix has determined that the instrument and distributor license are a combined performance obligation since the distributor only benefits from the combination of the instrument and ability to resell it. The assurance-type warranty does not create a separate performance obligation under ASC 606. Under ASC Topic 460 — Guarantees, Quanterix establishes an accrual for estimated assurance-type warranty expense, which is recorded in cost of product revenue on the Consolidated Statements of Operations.
Instrument sales may also be bundled with assays and other consumables, training, and/or an extended service warranty, each of which is considered a separate performance obligation.
Contracts that include rights to additional products or services that are exercisable at a customer’s discretion are generally considered options. Quanterix assesses if these options provide a material right to the customer and if so, the material right is considered a performance obligation. The identification of material rights requires judgment to determine if the value of the option to purchase additional products and services in relation to options that may be provided to, and prices paid by, customers in the normal course of business. Material rights are recognized when they are exercised by a customer or upon expiration of the right.
For contracts that contain multiple performance obligations, the transaction price is allocated among the performance obligations on a relative basis according to their standalone selling prices (“SSP”). Determining the SSP for performance obligations requires judgment. Quanterix determines SSP based on factors including prices charged to customers in observable transactions, internal pricing objectives and list prices, pricing of similar products, expected costs to manufacture Quanterix’s products, and estimated margins. Quanterix has more than one range of standalone selling price for certain products and services based on the geographic location of the customer and sales channel.
The majority of Quanterix’s products and services are recognized at the point in time it transfers control to the customer.
For product revenues, direct instrument sales to customers are recognized upon completion of the instrument’s installation. For instrument sales to distributors, revenue is recognized based on the agreed upon shipping terms (either upon shipment or delivery) as that is when title passes to the customer.
Services revenues generated from contract research services in Quanterix’s Accelerator Laboratory are recognized upon completion and delivery of the research results. In cases where Quanterix maintains a contractual right to payment for service performed (including a reasonable profit margin), revenue is recognized over time as the services are provided, using an output method that is based on the number of completed results. Service revenues generated from warranties and service contracts are recognized ratably over the service period as the customer simultaneously receives and benefits from the services.
Collaboration and license revenues are recognized at the point in time the license performance obligation is delivered as the customer has the right to use the intellectual property when it is received. Royalty revenues that are sales or usage-based are recognized at the later of when the sales or usage occurs or the satisfaction (or partial satisfaction) of the performance obligation to which the royalty has been allocated.
Inventory Reserves
Inventory is stated at the lower of cost or net realizable value on a first-in, first-out (“FIFO”) basis and includes the cost of materials, labor, and manufacturing overhead. Quanterix analyzes its inventory levels on each reporting date for slow-moving, excess, and obsolete inventory, and inventory expected to expire prior to being used. Quanterix’s analysis requires judgment and is based on factors including, but not limited to, its recent historical activity, anticipated or forecasted demand for Quanterix’s products (developed through its planning and sales and marketing inputs), scientific data supporting the estimated life of materials that expire, and market conditions. If Quanterix identifies adverse conditions exist, such as unfavorable changes in estimated customer demand, the lives of materials that expire, or actual market conditions that may differ from management projections, the carrying value of the inventory is reduced to its estimated net realizable value by providing estimated reserves for excess or obsolete inventory.

Impairment of Other Long-Lived Assets
Quanterix’s long-lived assets consist of operating lease right-of-use assets, property and equipment, and intangible assets. Quanterix reviews the carrying amount of Quanterix’s long-lived assets for impairment whenever events or circumstances indicate that the estimated useful lives may warrant revision, or that the carrying amount of the assets may not be fully recoverable. To assess whether a long-lived asset or asset group has been impaired, the estimated undiscounted and discounted future cash flows for the estimated remaining useful life or estimated lease term of the asset is compared to its carrying value. Significant judgment is required to estimate future cash flows, including, but not limited to, the expected use of the asset, historical client retention rates, technology roadmaps, consumer awareness, trademark and trade name history, contractual provisions that could limit or extend an asset’s useful life, market data, discount rates, and potential sublease opportunities, including rent and rent escalation rates, time to sublease, and free rent periods. To the extent that the future cash flows are less than the carrying value, a long-lived asset or asset group is impaired and written down to its estimated fair value.
Non-GAAP Financial Measures
To supplement Quanterix’s financial statements presented on a GAAP basis, Quanterix presents the following non-GAAP financial measures: adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations. These non-GAAP financial measures are calculated by including shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. Quanterix uses these non-GAAP measures to evaluate Quanterix’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in Quanterix’s business and Quanterix’s competitors. Quanterix believes that presentation of these non-GAAP measures provides useful information to investors in assessing Quanterix’s operating performance within Quanterix’s industry and to allow comparability to the presentation of other companies in Quanterix’s industry where shipping and handling costs are included in cost of goods sold for products. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP.
Set forth below is a reconciliation of adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations from their most directly comparable GAAP financial measures:
Reconciliation of Gross Profit, Gross Margin, Total Operating Expenses and Loss from Operations to
Non-GAAP Financial Measures
(Unaudited, amounts in thousands except percentages)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	2022	2024	2023	2022
Gross profit	$22,169	$19,406	$12,644	$83,104	$74,224	$45,363
Shipping and handling costs	(1,885)	(2,142)	(1,926)	(8,113)	(8,146)	(7,923)
Adjusted gross profit (non-GAAP)	$20,284	$17,264	$10,718	$74,991	$66,078	$37,440
Total revenues	$35,161	$31,549	$25,824	$137,421	$122,368	$105,222
Gross margin (gross profit as % of total revenues)	63.0%	61.5%	49.0%	60.5%	60.7%	43.0%
Adjusted gross margin (non-GAAP) (adjusted gross profit as % of total revenues)	57.7%	54.7%	41.5%	54.6%	54.0%	35.5%
Total operating expenses	$36,938	$33,023	$34,036	$135,720	$120,215	$149,627
Shipping and handling costs	(1,885)	(2,142)	(1,926)	(8,113)	(8,146)	(7,923)
Adjusted total operating expenses (non-GAAP)	$35,053	$30,881	$32,110	$127,607	$112,069	$141,704
Loss from operations	$(14,769)	$(13,617)	$(21,392)	$(52,616)	$(45,991)	$(104,264)
Adjusted loss from operations (non-GAAP)	$(14,769)	$(13,617)	$(21,392)	$(52,616)	$(45,991)	$(104,264)
Recent Accounting Pronouncements
Refer to Note 2 — Significant Accounting Policies in the Notes to Consolidated Financial Statements for a full description of recent accounting pronouncements, including the expected dates of adoption and effects on Quanterix’s Consolidated Financial Statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT THE MARKET RISK OF QUANTERIX
Quanterix is exposed to a variety of market risks, including fluctuations in foreign currency exchange rates and interest rates affecting the return on its cash, cash equivalents, and marketable securities.
Foreign Currency Exchange Risk
As Quanterix expands internationally, Quanterix’s results of operations and cash flows will become increasingly subject to foreign exchange rate fluctuations. For the years ended December 31, 2024 and 2023, approximately 37% and 38%, respectively, of Quanterix’s total revenue was generated from customers located outside of the United States. Quanterix’s expenses are generally denominated in the currencies in which its operations are located, which is primarily in the United States, with a portion of expenses incurred in Canada, Europe, Japan, and China. Quanterix’s results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign exchange rates in Canadian dollars, Euros, British pounds, Swedish krona, Japanese yen, Chinese yuan, and other foreign currencies. Fluctuations in exchange rates could harm Quanterix’s business in the future. As of December 31, 2024, the effect of a hypothetical 10% adverse change in exchange rates on foreign denominated cash and payables would not have been material, and a similar adverse change on foreign denominated receivables would decrease potential cash inflows by $1.1 million.
To date, Quanterix has not entered into any foreign currency hedging contracts although Quanterix may do so in the future.
Interest Rate Risk (As Restated)
Quanterix had cash and cash equivalents of $56.7 million and marketable securities of $232.4 million as of December 31, 2024. All cash, cash equivalents, and marketable securities are held at large commercial banks. Marketable securities consisted entirely of highly rated debt securities including commercial paper, U.S. Treasuries, corporate notes and bonds, U.S. Government agency bonds, certificates of deposit, and similar types of debt securities. Due to the short-term nature and investment grade quality of these investments, Quanterix does not believe that it has material exposure to changes in interest rates. Additionally, if needed, Quanterix has the ability to hold its marketable securities until maturity (without giving effect to any future acquisitions or mergers) and Quanterix does not hold or issue financial instruments for trading purposes. Therefore, Quanterix does not expect its operating results or cash flows to be affected materially by a sudden change in market interest rates.
Declines in interest rates, however, would reduce future investment income. If overall interest rates had decreased by a hypothetical 10% during the year ended December 31, 2024, Quanterix’s interest income would have decreased by approximately $1.4 million.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
Quanterix Common Stock is listed on the Nasdaq Global Market under the symbol “QTRX” and Akoya Common Stock is listed on the Nasdaq Global Select Market under the symbol “AKYA.”
The following table sets forth the closing sale price per share of Quanterix Common Stock and Akoya Common Stock as reported on the Nasdaq Global Market and the Nasdaq Global Select Market, respectively, in each case, as of (1) January 8, 2025, the trading day before the public announcement of the execution of the Merger Agreement, and (2) April 14, 2025, the latest practicable trading date before the date of this joint proxy statement/prospectus. The table also shows the estimated implied value of the per share Merger Consideration for each share of Akoya Common Stock as of the same two days. This implied per share value was calculated by multiplying the closing price per share of Quanterix Common Stock on each of those dates by the Exchange Ratio.
	Quanterix Common Stock	Akoya Common Stock	Implied Per Share Value of Merger Consideration(1)
January 8, 2025	$11.73	$2.66	$3.73
April 14, 2025	$5.60	$1.25	$1.78

(1)
Calculated by multiplying the Quanterix Common Stock share price as of the specified date by the Exchange Ratio.

The market prices of Quanterix Common Stock and Akoya Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Quanterix Special Meeting, the date of the Akoya Special Meeting and the date the Merger is completed and thereafter (in the case of Quanterix Common Stock).
The number of shares of Quanterix Common Stock that Akoya stockholders will receive as consideration per share of Akoya Common Stock in the Merger is fixed and will not change.
The value of the shares of Quanterix Common Stock to be received in exchange for each share of Akoya Common Stock when received by Akoya stockholders after the Merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, Quanterix stockholders and Akoya stockholders are advised to obtain current market quotations for Quanterix Common Stock and Akoya Common Stock in determining whether to vote in favor of the proposals at the Akoya Special Meeting and Quanterix Special Meeting, including the Quanterix Share Issuance Proposal, in the case of Quanterix stockholders, and the Akoya Merger Proposal, in the case of Akoya stockholders.
Dividends
Quanterix has never declared or paid any cash dividends on Quanterix Common Stock and does not anticipate doing so in the foreseeable future.
Akoya has never declared nor paid any cash dividends on Akoya Common Stock.
Under the terms of the Merger Agreement, Quanterix is prohibited from declaring, setting aside or paying any dividends on or making other distributions in respect of any of its capital stock or shares.

THE QUANTERIX SPECIAL MEETING
This joint proxy statement/prospectus is being provided to Quanterix stockholders in connection with the solicitation of proxies by the Quanterix Board for use at the Quanterix Special Meeting and at any adjournments or postponements thereof. Quanterix stockholders are encouraged to read this entire document carefully, including its annexes and the documents incorporated by reference herein, for more detailed information regarding the Merger Agreement and the transactions contemplated thereby.
Date, Time and Place of the Quanterix Special Meeting
The Quanterix Special Meeting will be held virtually via the Internet at 9:00 a.m. Eastern Time on May 13, 2025, by accessing www.cesonlineservices.com/qtrx25_vm. The virtual nature of the Quanterix Special Meeting is designed to enable access by more of Quanterix’s stockholders while decreasing the cost of conducting the Quanterix Special Meeting in person.
In order to attend, you (or your authorized representative) must register in advance at www.cesonlineservices.com/qtrx25_vm prior to the deadline of May 12, 2025 at 9:00 a.m. Eastern Time. After registering, you will receive a confirmation email prior to the Quanterix Special Meeting with a link and instructions for entering the virtual Quanterix Special Meeting. Stockholders that pre-register for the Quanterix Special Meeting may also vote during the meeting by clicking on the “Shareholder Ballot” link that will be available on the meeting website during the Quanterix Special Meeting.
Although the meeting webcast will begin at 9:00 a.m. Eastern Time on May 13, 2025, Quanterix encourages you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Quanterix Special Meeting site will first be accessible to registered stockholders beginning at 8:30 a.m. Eastern Time on May 13, 2025, the day of the Quanterix Special Meeting.
All stockholders who register to attend the Quanterix Special Meeting will receive an email prior to the Quanterix Special Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast.
If you are a stockholder of record of Quanterix as of March 31, 2025, the Quanterix Record Date, you are entitled to receive notice of, and cast a vote at, the Quanterix Special Meeting. Each holder of Quanterix Common Stock is entitled to cast one vote on each matter properly brought before the Quanterix Special Meeting for each share of Quanterix Common Stock that such holder owned of record as of the Quanterix Record Date. You may submit your proxy before the Quanterix Special Meeting in one of the following ways:
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Telephone voting — use the toll-free number shown on your proxy card;

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Via the Internet — visit the website shown on your proxy card to vote via the Internet; or

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Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you hold shares in “street name” through a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee. Please follow such instructions.
Even if you plan to virtually attend the Quanterix Special Meeting, the Quanterix Board recommends that you vote by proxy in advance as described below so that your vote will be counted if you later decide not to or become unable to virtually attend the Quanterix Special Meeting.
Matters to Be Considered at the Quanterix Special Meeting
The purpose of the Quanterix Special Meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
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Quanterix Proposal 1 — Quanterix Share Issuance Proposal:   To approve the issuance of shares of Quanterix Common Stock to Akoya stockholders in connection with the Merger contemplated by the Merger Agreement; and

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Quanterix Proposal 2 — Quanterix Adjournment Proposal:   To approve the adjournment of the Quanterix Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Quanterix Special Meeting to approve the Quanterix Share Issuance Proposal.

Approval of the Quanterix Share Issuance Proposal by Quanterix stockholders is a condition to the completion of the Merger. A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A. Approval of the Quanterix Adjournment Proposal is not a condition to the obligation of either Quanterix or Akoya to complete the Merger, but is important in case it is necessary or advisable to adjourn the Quanterix Special Meeting, including to solicit additional proxies if there are insufficient votes at the time of the meeting.
Only business within the purposes described in the Quanterix Special Meeting notice may be conducted at the Quanterix Special Meeting.
Recommendation of the Quanterix Board
After careful consideration, the Quanterix Board has: (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, are fair to, and in the best interests of, Quanterix and its stockholders, (iii) resolved to recommend the approval of the Share Issuance to Quanterix stockholders, on the terms and subject to the conditions set forth in the Merger Agreement, and (iv) directed that the Share Issuance be submitted to Quanterix stockholders for approval at the Quanterix Special Meeting. Accordingly, the Quanterix Board recommends that Quanterix stockholders vote “FOR” the approval of the Quanterix Share Issuance Proposal and “FOR” the approval of the Quanterix Adjournment Proposal. See the section titled “The Merger — Quanterix’s Reasons for the Merger and Recommendation of the Quanterix Board.”
The Quanterix Board recommends that Quanterix stockholders vote:
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Quanterix Proposal 1:   “FOR” the Quanterix Share Issuance Proposal; and,

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Quanterix Proposal 2:   “FOR” the Quanterix Adjournment Proposal.

Record Date for the Quanterix Special Meeting and Voting Rights
The Quanterix Record Date, which is the record date to determine Quanterix stockholders who are entitled to receive notice of and to vote at the Quanterix Special Meeting or any adjournments or postponements thereof is March 31, 2025. At the close of business on the Quanterix Record Date, there were 38,789,025 shares of Quanterix Common Stock issued and outstanding and entitled to vote at the Quanterix Special Meeting.
Each Quanterix stockholder is entitled to one vote for each share of Quanterix Common Stock held of record at the close of business on the Quanterix Record Date on each proposal. Only Quanterix stockholders of record at the close of business on the Quanterix Record Date are entitled to receive notice of and to vote at the Quanterix Special Meeting and any and all adjournments or postponements thereof.
The list of Quanterix stockholders entitled to vote at the Quanterix Special Meeting will be available at Quanterix’s principal executive offices, located at Quanterix Corporation, 900 Middlesex Turnpike, Billerica, MA 01821, during ordinary business hours for examination by any Quanterix stockholder for any purpose germane to the Quanterix Special Meeting for a period of 10 days prior to the Quanterix Special Meeting and during the whole time of the Quanterix Special Meeting.
Quorum, Abstentions and Broker Non-Votes
A quorum of Quanterix stockholders is necessary to conduct business at the Quanterix Special Meeting. The holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting must be present or represented by proxy in order to constitute a quorum for the transaction of business at the Quanterix Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Quanterix Special Meeting. Since all of the proposals currently expected to be voted on at the Quanterix Special Meeting are considered non-routine and non-discretionary matters, shares held in “street name” through a broker, bank or other nominee are not expected to be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on any such proposals.
Under New York Stock Exchange rules, which also apply to Nasdaq-listed companies, banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on certain “routine” proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed under such rules to exercise their voting discretion with respect to matters that are “non-routine.” This can result in a “broker non-vote,” which occurs on a proposal when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares, and (ii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter. All of the proposals for consideration at the Quanterix Special Meeting are considered “non-routine” matters, and banks, brokers or other nominees will not have discretionary authority to vote on any matter before the Quanterix Special Meeting. As a result,

Quanterix does not expect any broker non-votes at the Quanterix Special Meeting and if you hold your shares of Quanterix Common Stock in “street name,” your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions provided by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote. Brokers will not be able to vote on any of the proposals before the Quanterix Special Meeting unless they have received voting instructions from the beneficial owners.
Required Votes
A quorum is required to approve the Quanterix Share Issuance Proposal, but not the Quanterix Adjournment Proposal. As described above, Quanterix does not expect there to be any broker non-votes at the Quanterix Special Meeting.
Proposal	Required Vote	Effects of Certain Action
Quanterix Proposal 1: Quanterix Share Issuance Proposal	Assuming a quorum is present at the Quanterix Special Meeting, approval of the Quanterix Share Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of Quanterix Common Stock entitled to vote thereon and present online or represented by proxy at the Quanterix Special Meeting.	The failure of any stockholder of Quanterix to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online during the Quanterix Special Meeting will not have an effect on the outcome of the Quanterix Share Issuance Proposal, provided that a quorum is otherwise present. An abstention by any holder of Quanterix Common Stock entitled to vote at the Quanterix Special Meeting on the Quanterix Share Issuance Proposal and broker non-votes, if any, will have no effect on the Quanterix Share Issuance Proposal.
Proposal	Required Vote	Effects of Certain Action
Quanterix Proposal 2: Quanterix Adjournment Proposal	Approval of the Quanterix Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of Quanterix Common Stock entitled to vote thereon and present online or represented by proxy at the Quanterix Special Meeting.	The failure of any stockholder of Quanterix to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online during the Quanterix Special Meeting will not have an effect on the outcome of the Quanterix Adjournment Proposal, provided that a quorum is otherwise present. An abstention by any holder of Quanterix Common Stock entitled to vote at the Quanterix Special Meeting on the Quanterix Adjournment Proposal and broker non-votes, if any, will have no effect on the Quanterix Adjournment Proposal.
Number of Shares of Quanterix Common Stock Outstanding
As of March 31, 2025, the Quanterix Record Date, there were 38,789,025 shares of Quanterix Common Stock outstanding and entitled to vote at the Quanterix Special Meeting.
Vote of Quanterix Directors and Executive Officers
As of March 1, 2025, Quanterix directors and executive officers beneficially owned and were entitled to vote in the aggregate 2,398,182 shares of Quanterix Common Stock, which represented 6.2% of the Quanterix Common Stock issued and outstanding. For more information see the section titled “Interests of Quanterix Directors and Executive Officers in the Merger” in this joint proxy statement/prospectus. We currently expect that Quanterix’s directors and executive officers will vote their shares in favor of the Quanterix Share Issuance Proposal and the other proposals to be considered at the Quanterix Special Meeting, as each director and officer has entered into the Quanterix Voting Agreement obligating them to do so. As of March 1, 2025, the parties that have entered into the Quanterix Voting Agreement collectively hold voting power over shares of Quanterix Common Stock representing approximately 6.2% of the voting power represented by all issued and outstanding shares of Quanterix Common Stock.

Methods of Voting
Stockholders of Record
If you are a Quanterix stockholder of record, you may vote at the Quanterix Special Meeting by proxy over the Internet by telephone or by mail, or by virtually attending the Quanterix Special Meeting and voting online during the Quanterix Special Meeting, as described below.
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By telephone: by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions.

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By Internet Before the Quanterix Special Meeting: by visiting the website indicated on the accompanying proxy card and following the instructions.

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By Internet During the Quanterix Special Meeting: stockholders that pre-register for the Quanterix Special Meeting may vote during the meeting by clicking on the “Shareholder Ballot” link that will be available on the meeting website during the Quanterix Special Meeting. You may access the Quanterix Special Meeting after registering, through the link and by following the instructions for entering the virtual Quanterix Special Meeting that you will receive prior to the Quanterix Special Meeting. We recommend you submit your vote by proxy prior to the date of the Quanterix Special Meeting even if you plan to attend the meeting virtually via the Internet. Voting online during the meeting will replace any previous votes.

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By mail: by completing and returning the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States.

If you intend to submit your proxy by telephone or via the Internet, you must do so by 11:59 p.m. Eastern Time on May 12, 2025. If you intend to submit your proxy by mail, your completed proxy card must be received in sufficient time before the Quanterix Special Meeting.
Unless revoked, all duly executed proxies and all proxies duly granted electronically over the Internet or by telephone representing Quanterix Common Stock entitled to vote at the Quanterix Special Meeting will be voted at the Quanterix Special Meeting and, where a vote has been specified on the proxy card or electronically, will be voted in accordance with such specification. If you submit an executed proxy without providing instructions for any proposal, your shares will be voted “FOR” the Quanterix Share Issuance Proposal and “FOR” the Quanterix Adjournment Proposal.
Beneficial (Street Name) Stockholders
If you hold your Quanterix Common Stock through a bank, broker or other nominee in “street name” instead of as a registered holder, you must follow the voting instructions provided by your bank, broker or other nominee in order to vote your shares. Your voting instructions must be received by your bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee for a proposal, your Quanterix Common Stock will not be voted on that proposal because your bank, broker or other nominee does not have discretionary authority to vote on any of the proposals to be voted on at the Quanterix Special Meeting. See the section titled “The Quanterix Special Meeting — Quorum, Abstentions and Broker Non-Votes.”
Revocability of Proxies
Quanterix stockholders of record may revoke their proxies at any time prior to the voting at the Quanterix Special Meeting in any of the following ways:
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signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy;

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sending a signed, written notice of revocation, which is dated later than the date of the proxy and states that the proxy is revoked, to Quanterix Corporation, Attn: Corporate Secretary, 900 Middlesex Turnpike Billerica, MA 01821; or

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by virtually attending the Quanterix Special Meeting and voting online during the Quanterix Special Meeting. Simply attending the Quanterix Special Meeting without affirmatively voting will not, by itself, revoke your proxy.

Only your last submitted proxy will be considered.
Execution or revocation of a proxy will not in any way affect a Quanterix stockholder’s right to virtually attend the Quanterix Special Meeting and vote online during the Quanterix Special Meeting.

If you hold your shares of Quanterix Common Stock in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.
Proxy Solicitation Costs
Quanterix is soliciting proxies to provide an opportunity to all Quanterix stockholders to vote on the Quanterix Share Issuance Proposal and the Quanterix Adjournment Proposal, whether or not such Quanterix stockholders are able to virtually attend the Quanterix Special Meeting or any adjournment thereof. Quanterix will bear the entire cost of soliciting proxies from Quanterix stockholders. Proxies may be solicited on behalf of Quanterix or by Quanterix directors, officers and other employees in person or by mail, telephone, facsimile, messenger, the Internet or other means of communication, including electronic communication. Quanterix directors, officers and employees will not be paid any additional amounts for their services or solicitation in this regard.
Quanterix will request that banks, brokers and other nominee record holders send proxies and proxy material to the beneficial owners of Quanterix Common Stock and secure their voting instructions, if necessary. Quanterix may be required to reimburse those banks, brokers and other nominees on request for their reasonable expenses in taking those actions.
Quanterix has also retained Sodali & Co. to assist in soliciting proxies and in communicating with Quanterix stockholders and estimates that it will pay Quanterix a fee of approximately $55,000, plus reimbursement for certain out-of-pocket fees and expenses. Quanterix also has agreed to indemnify Sodali & Co. against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.
Quanterix has previously adopted householding for stockholders of record. As a result, stockholders with the same address and last name may receive only one copy of this joint proxy statement/prospectus from Quanterix. Registered Quanterix stockholders (those who hold shares directly in their name with Quanterix’s transfer agent) may opt out of householding and receive a separate joint proxy statement/prospectus or other proxy materials by sending a written request to Quanterix at the address below.
Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Quanterix will promptly deliver a copy of this joint proxy statement/prospectus to any Quanterix stockholder who only received one copy of these materials due to householding upon request to: Quanterix Corporation, 900 Middlesex Turnpike, Billerica, MA 01821, Attention: Investor Relations, Phone: (617) 301-9400.
Adjournments
If a quorum is not present at the Quanterix Special Meeting, or if a quorum is present but there are insufficient votes at the time of the Quanterix Special Meeting to approve the Quanterix Share Issuance Proposal, then Quanterix stockholders may be asked to vote on the Quanterix Adjournment Proposal and thereby adjourn the Quanterix Special Meeting to a later time and place.
At any subsequent reconvening of the Quanterix Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Quanterix Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance
If you need assistance voting or completing your proxy card, or if you have questions regarding the Quanterix Special Meeting, please contact Quanterix’s proxy solicitor for the Quanterix Special Meeting at:
Sodali & Co.
509 Madison Avenue, Suite 1206
New York, New York 10022
Stockholders may call toll free: (800) 662-5200
Banks and Brokers may call collect: (203) 658-9400
Email: qtrx@info.sodali.com
QUANTERIX STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT, THE SHARE ISSUANCE AND THE MERGER. IN PARTICULAR, QUANTERIX STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO.

QUANTERIX PROPOSAL 1: QUANTERIX SHARE ISSUANCE PROPOSAL
This joint proxy statement/prospectus is being furnished to you as an Quanterix stockholder in connection with the solicitation of proxies by the Quanterix Board for use at the Quanterix Special Meeting. At the Quanterix Special Meeting, Quanterix is asking Quanterix stockholders to consider and vote upon a proposal to approve the issuance of shares of Quanterix Common Stock to Akoya stockholders in connection with the Merger.
Based on the number of shares of Akoya Common Stock outstanding as of March 25, 2025, Quanterix expects to issue approximately 15,848,144 shares of Quanterix Common Stock to Akoya stockholders in connection with the Merger. The actual number of shares of Quanterix Common Stock to be issued in connection with the Merger will be based on the number of shares of Akoya Common Stock (excluding Excluded Shares), Rollover RSUs and Rollover Options outstanding at such time and the Exchange Ratio. Based on the number of shares of Quanterix Common Stock and Akoya Common Stock outstanding as of March 25, 2025 upon completion of the Merger, the current Quanterix stockholders are expected to own approximately 70.99% of the outstanding Quanterix Common Stock and former Akoya stockholders are expected to own approximately 29.01% of the outstanding Quanterix Common Stock.
After careful consideration, the Quanterix Board has: (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, are fair to, and in the best interests of, Quanterix and its stockholders, (iii) resolved to recommend the approval of the Share Issuance to Quanterix stockholders, on the terms and subject to the conditions set forth in the Merger Agreement, and (iv) directed that the Share Issuance be submitted to Quanterix stockholders for approval at the Quanterix Special Meeting.
THE QUANTERIX BOARD RECOMMENDS THAT QUANTERIX STOCKHOLDERS VOTE “FOR” THE QUANTERIX SHARE ISSUANCE PROPOSAL.
Assuming a quorum is present at the Quanterix Special Meeting, approval of the Quanterix Share Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of Quanterix Common Stock entitled to vote thereon. The failure of any stockholder of record of Quanterix to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online during the Quanterix Special Meeting will not have an effect on the outcome of the Quanterix Share Issuance Proposal, provided that a quorum is otherwise present. An abstention by any holder of Quanterix Common Stock entitled to vote at the Quanterix Special Meeting on the Quanterix Share Issuance Proposal and broker non-votes, if any, will have no effect on the Quanterix Share Issuance Proposal.

QUANTERIX PROPOSAL 2: QUANTERIX ADJOURNMENT PROPOSAL
The Quanterix Special Meeting may be adjourned to another time and place if necessary or appropriate to permit the solicitation of additional proxies if there are insufficient votes at the time of the Quanterix Special Meeting to approve the Quanterix Share Issuance Proposal.
Approval of the Quanterix Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by holders of Quanterix Common Stock present online or represented by proxy at the Quanterix Special Meeting. The failure of any stockholder of Quanterix to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online during the Quanterix Special Meeting will not have an effect on the outcome of the Quanterix Adjournment Proposal, provided that a quorum is otherwise present. An abstention by any holder of Quanterix Common Stock entitled to vote at the Quanterix Special Meeting on the Quanterix Adjournment Proposal and broker non-votes, if any, will have no effect on the Quanterix Adjournment Proposal.
If a quorum is present at the Quanterix Special Meeting but there are insufficient votes at the time of the Quanterix Special Meeting to approve the Quanterix Share Issuance Proposal, then Quanterix stockholders may be asked to vote on the Quanterix Adjournment Proposal. If a quorum is not present or represented by proxy, then Quanterix stockholders entitled to vote thereat, present online or represented by proxy, may adjourn the Quanterix Special Meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any subsequent reconvening of the Quanterix Special Meeting at which a quorum shall be present or represented, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Quanterix Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
THE QUANTERIX BOARD RECOMMENDS THAT QUANTERIX STOCKHOLDERS VOTE “FOR” THE QUANTERIX ADJOURNMENT PROPOSAL.

THE AKOYA SPECIAL MEETING
This section contains information for holders of Akoya Common Stock about the Akoya Special Meeting that Akoya has called to allow holders of Akoya Common Stock to consider and vote on the Akoya Merger Proposal and other related matters. This joint proxy statement/prospectus is accompanied by a notice of the Akoya Special Meeting of holders of Akoya Common Stock and a form of proxy card that the Akoya Board is soliciting for use by the holders of Akoya Common Stock at the Akoya Special Meeting and at any adjournments or postponements of the Akoya Special Meeting.
Date, Time and Place of the Akoya Special Meeting
The Akoya Special Meeting will be held on May 13, 2025, at 8:00 a.m. Eastern Time, at Akoya’s offices located at 500 Donald Lynch Boulevard, Marlborough, MA 01752.
Matters to Be Considered at the Akoya Special Meeting
At the Akoya Special Meeting, holders of Akoya Common Stock will be asked to consider and vote on the following proposals:
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the Akoya Merger Proposal; and

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the Akoya Adjournment Proposal.

Recommendation of the Akoya Board
The Akoya Board unanimously recommends that you vote “FOR” the Akoya Merger Proposal and “FOR” the Akoya Adjournment Proposal. See the section titled “The Merger — Akoya’s Reasons for the Merger and Recommendation of the Akoya Board” for a more detailed discussion of the Akoya Board’s recommendation.
Record Date for the Akoya Special Meeting and Quorum
The Akoya Board has fixed the close of business on March 31, 2025 as the Akoya Record Date for determination of holders of Akoya Common Stock entitled to notice of and to vote at the Akoya Special Meeting. On the Akoya Record Date for the Akoya Special Meeting, there were 49,836,931 shares of Akoya Common Stock outstanding.
The holders of a majority of the shares of Akoya Common Stock entitled to vote at the meeting must be present or represented by proxy at the Akoya Special Meeting to constitute a quorum for action on that matter at the Akoya Special Meeting. If you fail to submit a proxy or to vote at the Akoya Special Meeting on a proposal, or fail to instruct your bank, broker, trustee or other nominee how to vote on any proposals, your shares of Akoya Common Stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.
After a share of Akoya Common Stock is represented at the Akoya Special Meeting, it will be counted for the purpose of determining a quorum not only at the Akoya Special Meeting but also at any adjournment or postponement of the Akoya Special Meeting, unless a new record date is or must be fixed for that adjourned meeting. In the event that a quorum is not present at the Akoya Special Meeting, it is expected that the Akoya Special Meeting will be adjourned or postponed.
At the Akoya Special Meeting, each share of Akoya Common Stock is entitled to one vote on all matters properly submitted to holders of Akoya Common Stock.
Vote of Akoya Directors and Executive Officers
As of March 1, 2025, Akoya directors and executive officers and their affiliates owned and were entitled to vote approximately 1,904,634 shares of Akoya Common Stock, representing approximately 3.8% of the outstanding shares of Akoya Common Stock. We currently expect that Akoya’s directors and executive officers will vote their shares in favor of the Akoya Merger Proposal and the other proposals to be considered at the Akoya Special Meeting, as each director and officer, and certain Akoya stockholders, has entered into the Akoya Voting Agreement obligating them to do so. As of March 1, 2025, the Akoya Supporting Stockholders collectively hold voting power over shares of Akoya Common Stock representing approximately 56.5% of the voting power represented by all issued and outstanding shares of Akoya Common Stock.
Broker Non-Votes
A broker non-vote occurs when a bank, broker, trustee or other nominee is not permitted to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker, trustee or other nominee with such instructions. Broker non-votes only count toward a quorum if at least one proposal is presented with respect to which the bank, broker, trustee or other nominee has discretionary authority. It is expected that all proposals to be voted on at the Akoya Special Meeting will be “non-routine” matters, and, as such, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the Akoya Special Meeting. If your bank, broker, trustee or other nominee holds your shares of Akoya Common Stock in “street name,” such entity will vote your shares of Akoya Common Stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker, trustee or other nominee with this joint proxy statement/prospectus. Akoya does not expect any broker non-votes at the Akoya Special Meeting.
Vote Required; Treatment of Abstentions; Broker Non-Votes and Failure to Vote
Proposal 1: Akoya Merger Proposal
Vote required:   Approval of the Akoya Merger Proposal requires the affirmative vote of holders of a majority of the shares of Akoya Common Stock outstanding as of the Akoya Record Date and entitled to vote on the proposal.
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote at the Akoya Special Meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Akoya Merger Proposal, it will have the same effect as a vote “AGAINST” the Akoya Merger Proposal.
Proposal 2: Akoya Adjournment Proposal
Vote required:   Approval of the Akoya Adjournment Proposal requires the affirmative vote of a majority in voting power of shares of Akoya Common Stock present in person or represented by proxy at the Akoya Special Meeting and entitled to vote.
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Akoya Adjournment Proposal. Shares of Akoya Common Stock not present and broker non-votes, if any, will have no effect on such proposal.
Attending the Special Meeting
Stockholders of record and beneficial owners may participate in the meeting, including by asking questions or voting; however, the process for each is different, as described below. For clarity, guests may attend but will not be able to ask questions or otherwise participate in the Akoya Special Meeting.
As a stockholder of record, you will be able to attend the Akoya Special Meeting, ask questions and vote by following the instructions on your proxy card or on the instructions that accompanied your proxy materials.
The meeting will begin promptly at 8:00 a.m. Eastern Time.
Proxies
A holder of Akoya Common Stock may vote by proxy or at the Akoya Special Meeting. If you hold your shares of Akoya Common Stock in your name as a holder of record, to submit a proxy, you, as a holder of Akoya Common Stock, may use one of the following methods:
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By telephone: by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions.

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Through the Internet: by visiting the website indicated on the accompanying proxy card and following the instructions.

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By mail: by completing and returning the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States.

If you intend to submit your proxy by telephone or via the Internet, you must do so by 11:59 p.m. Eastern Time on May 12, 2025. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the Akoya Special Meeting.
Akoya requests that holders of Akoya Common Stock vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to Akoya as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Akoya Common Stock represented by it will be voted at the Akoya Special Meeting in accordance with the instructions contained on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the Akoya Merger Proposal and “FOR” the Akoya Adjournment Proposal.

If a holder’s shares of Akoya Common Stock are held in “street name” by a bank, broker, trustee or other nominee, the holder should check the voting form used by that firm to determine whether the holder may vote by telephone or the Internet.
Every vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the Akoya Special Meeting. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting because you may subsequently revoke your proxy.
Shares Held in Street Name
If your shares of Akoya Common Stock are held in “street name” through a bank, broker, trustee or other nominee, you must instruct the bank, broker, trustee or other nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide specific instructions on how to vote by following the instructions provided to you by your bank, broker, trustee or other nominee.
You may not vote shares of Akoya Common Stock held in a brokerage or other account in “street name” by returning a proxy card directly to Akoya.
Further, banks, brokers, trustees or other nominees who hold shares of Akoya Common Stock on behalf of their customers may not give a proxy to Akoya to vote those shares with respect to any non-routine matters without specific instructions from you, as banks, brokers, trustees and other nominees do not have discretionary voting power on any non-routine matters that will be voted upon at the Akoya Special Meeting, including the Akoya Merger Proposal and the Akoya Adjournment Proposal. Akoya does not expect any broker non-votes at the Akoya Special Meeting.
Revocability of Proxies
If you are a holder of Akoya Common Stock of record, you may revoke your proxy at any time before it is voted by:
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submitting a written notice of revocation to Akoya’s corporate secretary;

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granting a subsequently dated proxy;

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voting by telephone or the Internet at a later time, before 11:59 p.m. Eastern Time on the day prior to the Akoya Special Meeting; or

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attending in person and voting at the Akoya Special Meeting.

If you hold your shares of Akoya Common Stock through a bank, broker, trustee or other nominee, you should contact your bank, broker, trustee or other nominee to change your vote.
Attendance at the Akoya Special Meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by Akoya after the vote will not affect the vote. Akoya’s corporate secretary’s mailing address is: 100 Campus Drive, 6th Floor, Marlborough, MA 01752. If the Akoya Special Meeting is postponed or adjourned, it will not affect the ability of holders of Akoya Common Stock of record as of the Akoya Record Date to exercise their voting rights or to revoke any previously granted proxy using the methods described above.
Delivery of Proxy Materials
As permitted by applicable law, only one copy of this joint proxy statement/prospectus is being delivered to holders of Akoya Common Stock residing at the same address, unless such holders of Akoya Common Stock have notified Akoya of their desire to receive multiple copies of the joint proxy statement/prospectus.
Akoya will promptly deliver, upon oral or written request, a separate copy of the joint proxy statement/prospectus to any holder of Akoya Common Stock residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to Akoya’s corporate secretary at 100 Campus Drive, 6th Floor, Marlborough, MA 01752, or Akoya’s proxy solicitor, Campaign Management, by calling toll-free at 1-888-725-4553.
Solicitation of Proxies
Quanterix and Akoya will each bear their own expenses incurred in connection with the Merger, including the retention of any information agent or other service provider, except that expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus will be shared equally by Quanterix and Akoya. To assist in the solicitation of proxies, Akoya has retained Campaign Management, for a fee of $9,500, plus additional fees for each holder of Akoya Common Stock contacted and other matters and reimbursement of reasonable and customary documented out-of-pocket expenses for their services. Akoya and its proxy solicitor may also request banks, brokers, trustees and other intermediaries holding shares of Akoya Common Stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Akoya. No additional compensation will be paid to Akoya’s directors, officers or employees for solicitation.
Assistance
If you need assistance voting or completing your proxy card, or if you have questions regarding the Akoya Special Meeting, please contact Akoya’s proxy solicitor for the Akoya Special Meeting at:
Campaign Management
15 West 38thStreet, Suite #747, New York, New York 10018
North American Toll-Free Phone:
1-888-725-4553
Email:info@campaign-mgmt.com
Call Collect Outside North America: +1 (212) 632-8422
AKOYA STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGER. IN PARTICULAR, AKOYA STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO.

AKOYA PROPOSAL 1: AKOYA MERGER PROPOSAL
Akoya is asking holders of Akoya Common Stock to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.
Holders of Akoya Common Stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the Merger Agreement and the Merger. A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A.
After careful consideration, the Akoya Board has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Akoya and its stockholders, (c) resolved to recommend the adoption of the Merger Agreement to Akoya stockholders, on the terms and subject to the conditions set forth in the Merger Agreement and (d) directed that the Merger Agreement be submitted to Akoya stockholders for adoption. See the section titled “The Merger — Akoya’s Reasons for the Merger and Recommendation of the Akoya Board” for a more detailed discussion of the recommendation of the Akoya Board.
Approval of the Akoya Merger Proposal is a condition to the completion of the Merger. If the Akoya Merger Proposal is not approved, the Merger will not occur. For a detailed discussion of the terms and conditions of the Merger, see the section titled “The Merger Agreement.”
Vote Required for Approval
Approval of the Akoya Merger Proposal requires the affirmative vote of holders of a majority of the shares of Akoya Common Stock outstanding as of the Akoya Record Date and entitled to vote on the proposal. Shares of Akoya Common Stock not present, and shares present and not voted, whether by broker non-vote or otherwise, will have the same effect as a vote “AGAINST” the Akoya Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Akoya Merger Proposal.
Recommendation of the Akoya Board
THE AKOYA BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AKOYA MERGER PROPOSAL.

AKOYA PROPOSAL 2: AKOYA ADJOURNMENT PROPOSAL
The Akoya Special Meeting may be adjourned or postponed to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Akoya Special Meeting to approve the Akoya Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to holders of Akoya Common Stock.
If, at the Akoya Special Meeting, the number of shares of Akoya Common Stock present or represented and voting in favor of the Akoya Merger Proposal is insufficient to approve the Akoya Merger Proposal, Akoya may move to adjourn or postpone the Akoya Special Meeting in order to enable the Akoya Board to solicit additional proxies for approval of the Akoya Merger Proposal. In that event, Akoya will ask holders of Akoya Common Stock to vote on the Akoya Adjournment Proposal, but not the Akoya Merger Proposal.
In this proposal, Akoya is asking holders of Akoya Common Stock to authorize the holder of any proxy solicited by the Akoya Board on a discretionary basis to vote in favor of adjourning the Akoya Special Meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of Akoya Common Stock who have previously voted. Pursuant to the Akoya Bylaws, the Akoya Special Meeting may be adjourned without new notice being given, unless the adjournment is for a period of more than 120 days.
Vote Required for Approval
The approval of the Akoya Adjournment Proposal by holders of Akoya Common Stock is not a condition to the completion of the Merger. Approval of the Akoya Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares of Akoya Common Stock present and entitled to vote at the Akoya Special Meeting. Shares of Akoya Common Stock not present and broker non-votes, if any, will have no effect on the Akoya Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Akoya Adjournment Proposal.
Recommendation of the Akoya Board
THE AKOYA BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AKOYA ADJOURNMENT PROPOSAL.

THE MERGER
The following is a description of material aspects of the Merger. While Quanterix and Akoya believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. You are encouraged to read carefully this entire joint proxy statement/prospectus, including the text of the Merger Agreement attached as Annex A hereto, for a more complete understanding of the Merger. In addition, important business and financial information about each of Quanterix and Akoya is contained or, with regard to Akoya, incorporated by reference in, this joint proxy statement/prospectus. For more information, see the section titled “Where You Can Find More Information.”
General
Quanterix, Merger Sub and Akoya have entered into the Merger Agreement, which provides for the combination of Akoya and Quanterix through a merger of Merger Sub with and into Akoya, with Akoya continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Quanterix. If the Merger is completed, Akoya Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act, following which Akoya will no longer be required to file periodic reports with the SEC with respect to Akoya Common Stock.
The Parties to the Merger
Quanterix Corporation
Quanterix is a life sciences company that develops and commercializes next-generation, ultra-sensitive digital immunoassay platforms that advance life sciences research and diagnostics. Quanterix’s platforms are based on its proprietary digital “Simoa” detection technology and enable customers to reliably detect protein biomarkers at ultra-low concentrations in blood, serum and other fluids that, in many cases, are undetectable using conventional, analog immunoassay technologies. The ability of Quanterix’s Simoa platforms to detect proteins in the femtomolar range is enabling the development of novel therapies and diagnostics and has the potential to identify early-stage disease markers before symptoms appear to facilitate a paradigm shift in healthcare from an emphasis on later-stage treatment to a focus on earlier detection, monitoring, prognosis, and, ultimately, prevention. Quanterix’s Simoa platforms have achieved significant commercial adoption with an installed base of over 1,000 instruments, and scientific validation with citations in more than 3,200 scientific publications in areas of high unmet medical need and research interest such as neurology, oncology and immunology, and inflammation.
Akoya Biosciences, Inc.
Akoya is an innovative life sciences technology company delivering spatial biology solutions focused on transforming discovery, clinical research and diagnostics. Akoya’s mission is to bring context to the world of biology and human health through the power of spatial phenotyping. Spatial phenotyping refers to a rapidly evolving technology that enables academic and biopharma scientists to detect and map the distribution of cell types and biomarkers across whole tissue samples at single-cell resolution, enabling advancements in their understanding of disease progression and patient response to therapy. Through Akoya’s PhenoCycler® (formerly CODEX) and PhenoImager® (formerly Phenoptics) platforms, reagents, software, and services, they offer end-to-end solutions to perform tissue analysis and spatial phenotyping across the full continuum from discovery through translational and clinical research and diagnostics.
Wellfleet Merger Sub, Inc.
Merger Sub was formed by Quanterix for the sole purpose of effecting the Merger. Merger Sub has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the Merger, Merger Sub will be merged with and into Akoya, with Akoya continuing as the Surviving Corporation and as a wholly owned subsidiary of Quanterix, and the separate existence of Merger Sub will cease.
Merger Consideration
If the Merger is completed, each issued and outstanding share Akoya Common Stock (other than shares held as of the Effective Time by Quanterix, Merger Sub, any direct or indirect wholly owned subsidiary of Quanterix or Akoya or by Akoya as treasury shares), will be converted into the right to receive 0.318 fully paid and nonassessable shares of Quanterix Common Stock and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding. This Exchange Ratio will not be adjusted for changes in the market price of either Akoya Common Stock or Quanterix Common Stock between the date of signing of the Merger Agreement and consummation of the Merger. Because the share price of Quanterix Common Stock will fluctuate between the date of signing and the completion of the Merger, and because the Exchange Ratio is fixed and will not be adjusted to reflect changes in the share price of Quanterix Common Stock or Akoya Common Stock, the value of the shares of Quanterix Common Stock received by Akoya stockholders in the Merger may differ from the implied value based on the share price on the date of signing of the Merger Agreement or the date of the joint proxy statement/prospectus. We urge you to obtain current share price quotations for Quanterix Common Stock and Akoya Common Stock.
Based on the number of shares of Quanterix Common Stock and Akoya Common Stock outstanding as of March 25, 2025 upon completion of the Merger, the current Quanterix stockholders are expected to own approximately 70.99% of the outstanding Quanterix Common Stock and former Akoya stockholders are expected to own approximately 29.01% of the outstanding Quanterix Common Stock.
Akoya Common Stock is currently listed on the Nasdaq Global Select Market under the symbol “AKYA” and Quanterix Common Stock is currently listed on the Nasdaq Global Market under the symbol “QTRX.” Following the Merger, Quanterix Common Stock will continue to be listed on the Nasdaq Global Market under Quanterix’s current symbol, “QTRX.” Following the consummation of the Merger, Akoya Common Stock will no longer be listed on any stock exchange or quotation system, and Akoya will cease to be a publicly traded company. Quanterix will continue as the Combined Company, with Akoya as its wholly owned subsidiary.
Background of the Merger
The Akoya Board regularly reviews Akoya’s business and operations, financial performance, strategy and prospects as an independent company, with the goal of maximizing stockholder value. As part of this review, from time to time the Akoya Board has considered significant commercial partnerships and strategic transactions.
The Quanterix Board regularly evaluates the strategic opportunities available to Quanterix with a view towards strengthening Quanterix’s business, performance, industry position and prospects and enhancing stockholder value. As part of its ongoing evaluation, from time to time, the Quanterix Board has considered various potential strategic transactions and, on October 17, 2023, the Quanterix Board approved the formation of a Transaction Committee (the “Quanterix Transaction Committee”), then comprised of Brian Blaser, Karen Flynn, Paul Meister and Laurie Olson, to evaluate certain strategic alternatives.
Over the past several years, Akoya has had periodic discussions with various companies in connection with potential strategic transactions.
In July of 2023, Brian McKelligon, the Chief Executive Officer of Akoya, had an introductory dinner with the Chief Executive Officer of a life sciences company that we refer to as “Party A” regarding a potential combination of the two companies, followed by a second meeting, in August of 2023, to discuss potential financial synergies that could result from a possible transaction. In October of 2023, Akoya and Quanterix had discussions in connection with a potential strategic commercial relationship. From time to time thereafter, Mr. McKelligon and Masoud Toloue, Ph.D., the Chief Executive Officer of Quanterix, held a number of discussions to better understand each other’s respective businesses, platforms and products, and to explore various ways in which they could collaborate in order to advance their shared business objectives.
In late 2023, Mr. McKelligon had an introductory meeting with the Chief Executive Officer of a life sciences company that we refer to as “Party M.” During this meeting, the CEO of Party M expressed interest in a potential combination of Akoya and Party M. In June of 2024, Mr. McKelligon and the CEO of Party M met again, at which time the CEO of Party M again expressed interest in a potential business combination.
On August 27, 2024, Akoya had a discussion with a life sciences company that we refer to as “Party B” regarding a potential strategic transaction.
On August 29, 2024, the Akoya Board held a regular meeting, including representatives from DLA (outside legal counsel to Akoya), where the Akoya Board discussed Akoya’s prospects as a standalone company, including Akoya’s capital requirements, and discussed various strategic alternatives. After discussion, the Akoya Board directed Akoya’s management team to engage a financial advisor to explore potential strategic alternatives. At that time, Johnny Ek, Akoya’s Chief Financial Officer, Niro Ramachandran, Ph.D., Akoya’s Chief Business Officer, Pascal Bamford, Akoya’s Chief Clinical Officer, and Jennifer Kamocsay, Akoya’s Chief Legal Officer, were briefed by Mr. McKelligon regarding the pursuit of a potential strategic transaction.
On September 3, 2024, a representative of Party B contacted Mr. McKelligon to express interest in having further discussions regarding of a combination of the two companies.
On September 6, 2024, Mr. McKelligon and Dr. Toloue met informally at the Morgan Stanley Healthcare Conference in New York City, one of the healthcare industry’s prominent gatherings that includes industry experts, investors and policymakers. There, Dr. Toloue indicated Quanterix’s interest in a potential strategic transaction involving Akoya and Quanterix.
On September 10, 2024, the Akoya Board held a special meeting, which was attended by representatives of DLA and, at the invitation of the Akoya Board, representatives of PWP. Such representatives of PWP discussed with the Akoya Board their views on current market dynamics, public market conditions and strategic activity within the Life Sciences Tools sector in which Akoya operates. Representatives of PWP, Akoya management and the Akoya Board also discussed Akoya’s business and product portfolio, its strategic plan and potential strategic opportunities and challenges faced by Akoya. Akoya management, the Akoya Board and representatives of PWP also discussed the viability of various strategic options Akoya might explore, including continuing to operate on a standalone basis, raising additional external capital, increasing scale and revenue growth through commercial arrangements, and/or larger scale transactions. As part of this discussion, representatives of PWP also discussed with the Akoya Board their views on potential counterparties (including Quanterix) who may have interest in Akoya should the Akoya Board determine to explore strategic alternatives. Additionally, DLA reviewed with the Akoya Board their fiduciary duties in the context of a potential transaction.
On September 19, 2024, the Akoya Board approved by unanimous written consent the engagement of PWP as its exclusive financial advisor to assist the Akoya Board in exploring strategic alternatives. Following formally engaging PWP on September 19, 2024, Akoya informed Quanterix, Party A and Party B that it had engaged PWP to assist Akoya in exploring potential alternatives and that representatives of PWP would reach out to discuss next steps in the evaluation of a potential strategic transaction with Akoya.
On September 20, 2024, Mr. McKelligon had initial process discussions with members of senior management of Quanterix and of Parties A and B.
On September 23, 2024, representatives of PWP spoke with Quanterix. During this call, at the direction of the Akoya Board, representatives of PWP communicated to Quanterix that Akoya would be interested in understanding Quanterix’s thoughts on a potential strategic transaction and that Akoya would enter into a confidentiality agreement to provide confidential information regarding Akoya to Quanterix to facilitate Quanterix’s evaluation and the submission of an indicative proposal. Representatives of PWP further communicated to Quanterix that Akoya had previously been approached by a number of parties similarly indicating an interest in a potential strategic transaction, and that Akoya would be similarly extending an invitation to these other parties to participate in a strategic transaction process. Quanterix reiterated its interest in a potential transaction and communicated that a transaction would likely involve a meaningful equity component, allowing Akoya stockholders to share in the potential benefits of a combination. Quanterix expressed its interest in presenting the merits of such a combination to Akoya and the Akoya Board at an appropriate time.
On September 24, 2024, representatives of PWP spoke with Party B and Party B’s financial advisor regarding Party B’s previous outreach to Akoya. Representatives of PWP communicated that Akoya would enter into a confidentiality agreement with Party B to provide confidential information regarding Akoya to support an evaluation and submission of an indicative proposal by Party B. Party B was also informed that Akoya had previously been approached by a number of parties similarly indicating an interest in a potential transaction and would be extending the same information access to these other parties.
On September 26, 2024, representatives of PWP spoke with representatives of Party A’s financial advisor. During this call, representatives of PWP communicated that following entry into a confidentiality agreement, Akoya would provide Party A with confidential information regarding Akoya to support an evaluation and submission of an indicative proposal by Party A. Party A was also informed that Akoya had previously been approached by a number of parties similarly indicating an interest in a potential strategic transaction and would be extending the same information access to these other parties.
On September 27, 2024, representatives of PWP discussed with Quanterix the potential timeline to signing a definitive agreement in respect of a potential strategic transaction involving Akoya and Quanterix. On that same day, Akoya entered into mutual confidentiality agreements with each of Quanterix and Party A, each of which contained a customary standstill provision including a customary “fall-away” provision under which the standstill obligation would terminate upon the occurrence of certain events, including Akoya entering into a definitive agreement in respect of an acquisition of Akoya. Except where otherwise described in this “Background of the Merger” section, all other confidentiality agreements entered into by Akoya with other parties throughout the process described also contained standstill provisions, each of which was subject to a fall-away provision under which the standstill obligation terminates upon the occurrence of certain events, including Akoya entering into a definitive agreement to be acquired.
Between September 28, 2024, and October 22, 2024, at the direction of the Akoya Board, representatives of PWP contacted 16 companies in addition to Party A, Party B, and Quanterix, including eight life sciences companies which we refer to as “Party C,” “Party D,” “Party E,” “Party F,” “Party G,” “Party H,” “Party I,” and “Party J,” and one financial sponsor we refer to as “Party K,” to gauge potential interest in a transaction. Of those 16 additional contacted parties, seven had no interest in exploring a potential transaction and nine were sent draft confidentiality agreements that were subsequently executed (Parties C, D, E, F, G, H, I, J and K). Although consideration had been given to including Party M in this outreach, after consultation with representatives of PWP regarding various financial and other factors related to Party M, Party M was not contacted at this stage of the process.
On September 30, 2024, Mr. McKelligon met with senior representatives of Parties C, D and E at the Analytical, Life Science & Diagnostics Association Conference in Half Moon Bay, California. During these meetings, Mr. McKelligon discussed Akoya’s review of strategic alternatives and inquired about each party’s potential interest in evaluating a potential transaction with Akoya.

Also on September 30, 2024, Party B and Akoya executed a mutual confidentiality agreement.
On that same day, representatives of PWP and of Goldman Sachs, Quanterix’s financial advisor, discussed a potential strategic transaction involving Akoya and Quanterix, and the potential timeline to signing a definitive agreement in respect of such potential transaction.
On October 1, 2024, reciprocal in-person management presentations occurred between Akoya and Party B with representatives of PWP and Party B’s financial advisors in attendance. Specifically, members of Akoya’s management discussed Akoya’s overall business, operations, products, development pipelines, facilities and potential future business and financial prospects (a “Management Presentation”), and Party B’s management presented an overview of Party B’s overall business, operations, products, development pipelines, facilities and potential future business and financial prospects.
Following the execution of the respective confidentiality agreements, between September 28, 2024, and October 22, 2024, each of Quanterix and Parties A, B, C, D, E, F, G, H, I and J were provided access to Akoya’s virtual data room (“VDR”) to begin their due diligence review and each such party, plus Party K, was scheduled for a Management Presentation (other than Party B, who had already attended a Management Presentation, as discussed above). Party K was given the opportunity to obtain access to the VDR, but did not provide a list of individuals to whom such access was to be provided. Each of the VDR and the Management Presentation contained certain financial information regarding Akoya, including certain projections as discussed in more detail under “Certain Akoya Unaudited Prospective Financial Information.” After obtaining VDR access, the relevant parties sent Akoya, and Akoya answered, various questions and requests for additional information, which also resulted in Akoya updating the VDR periodically based on such requests.
On October 2, 2024, the Quanterix Board met and resolved to reconvene the previously formed Quanterix Transaction Committee for the purpose of facilitating the consideration and review of a potential strategic transaction with Akoya. In light of the departure of Mr. Blaser and Ms. Olson from the Quanterix Board earlier in 2024, Martin Madaus was appointed to the Quanterix Transaction Committee, which was then comprised of Ms. Flynn, Mr. Meister and Mr. Madaus.
On October 3, 2024, Mr. McKelligon met with Dr. Toloue in Boston to further discuss the strategic process.
On October 4, 2024, Akoya management, with representatives of PWP in attendance, held an in-person Management Presentation with Quanterix. Following such meeting, on October 8, 2024, representatives of PWP met with representatives of Goldman Sachs to further discuss Akoya’s financial model and financial statements.
Also on October 8, 2024, Akoya management, with representatives of PWP in attendance, met virtually with management of Party B and representatives of Party B’s financial advisor to conduct further due diligence and discuss potential synergies in a combination.
On October 9, 2024, Akoya management, with representatives of PWP in attendance, held separate in-person Management Presentations with Party A and Party K. On the same day, each of Party G and Party K executed confidentiality agreements with Akoya, each of which included standstill provisions that were not subject to a fall-away provision.
On October 10, 2024, Akoya management, with representatives of PWP in attendance, held a virtual Management Presentation with Party G. On the same day, Party E and Akoya executed a confidentiality agreement that included a standstill provision that was not subject to a fall-away provision.
On October 14, 2024, Akoya management, with representatives of PWP in attendance, held an in-person Management Presentation with Party E.
On October 16, 2024, a company operating in the healthcare sector, which we refer to as “Party L,” made inquiries to representatives of PWP indicating that they had become aware of a process involving Akoya and expressed interest in evaluating a potential transaction involving Akoya.
On October 16, 2024, Akoya management, with representatives of PWP in attendance, held separate virtual Management Presentations with Party H and Party J.
On October 18, 2024, at the direction of the Akoya Board, representatives of PWP distributed process letters to each of Quanterix and Parties A, B, C, D, E, F, H, I, J, K and L, inviting interested parties to submit non-binding indications of interest in acquiring Akoya and outlining the format and information that should be included in each indication of interest to facilitate an evaluation by the Akoya Board. The parties were instructed to submit their non-binding proposals by November 1, 2024. Party G was not provided a process letter as it had previously informed PWP during that same day that it had no interest in submitting a proposal for Akoya and no further discussions were had with Party G. In addition, following the distribution of the process letter, no further discussions were had with Party J.
Also on October 18, 2024, the Quanterix Transaction Committee held a meeting to, among other things, discuss the process letter and a potential strategic transaction with Akoya. That meeting was also attended by Ivana Magovčević-Liebisch

(a member of the Quanterix Board), by representatives of Quanterix’s management team (including Dr. Toloue) and by representatives of Goldman Sachs. Following such meeting, Dr. Toloue and Mr. McKelligon met to discuss a potential transaction.
On October 20, 2024, in order to assist Akoya management in exploring, reviewing and evaluating potential opportunities for corporate strategic planning, the Akoya Board formed a Strategic Transactions Committee (the “Akoya Strategic Transactions Committee”) consisting of Scott Mendel, Robert Shepler and Thomas Schnettler. The primary responsibilities of the Akoya Strategic Transactions Committee included oversight of a process to review and evaluate potential strategic alternatives for Akoya including opportunities for strategic business combinations and similar strategic transactions.
On October 21, 2024, representatives of PWP spoke with Party K who indicated that Party K did not believe Party K would be able to present a competitive proposal for Akoya and would not be submitting an indication of interest by November 1, 2024. Party K indicated that Party K would be potentially open to partnering with another party in order to explore a transaction involving Akoya, should a potential opportunity to do so arise.
Also on October 21, 2024, Quanterix entered into a confidentiality agreement with Telegraph Hill Partners, certain affiliates of which are significant stockholders of Akoya, in anticipation of a meeting to discuss the market opportunity and potential synergies from a combination of Akoya and Quanterix.
On October 22, 2024, Akoya management, with representatives of PWP in attendance, held a virtual Management Presentation with Party F.
Also on October 22, 2024, at the invitation of the Akoya Board, Dr. Toloue provided the Akoya Board and certain representatives of Telegraph Hill Partners with a management presentation presenting an overview of Quanterix, including Quanterix’s current business operations, recent financial performance, corporate transformation, innovation plans, financial prospects and growth initiatives. Dr. Toloue also presented his vision for the strategic merits of a combination of Quanterix and Akoya, prospects for a strengthened product portfolio and potential areas of synergy between the companies.
On October 23, 2024, Akoya and Party L executed a confidentiality agreement, which did not contain a standstill provision, and Party L was subsequently provided access to the VDR.
On October 23, 2024, Akoya management, with representatives of PWP in attendance, held a virtual Management Presentation with Party D and an in-person Management Presentation with Party C.
On October 24, 2024, Akoya management, with representatives of PWP in attendance, held a virtual Management Presentation with Party L.
On October 24, 2024, Party E indicated to representatives of PWP that it would not be submitting an indication of interest by the bid deadline of November 1, 2024. Party E indicated that, while they admired the business and product suite that Akoya had developed, the scale remained small, profitability was uncertain and Party E believed Akoya’s financial plan presented significant risks and uncertainties. Following this conversation, no further discussions were had with Party E.
On October 25, 2024, the Quanterix Transaction Committee held a meeting to, among other things, further discuss the acquisition process letter, a potential strategic transaction with Akoya and certain financial analyses with respect to such transaction prepared by Goldman Sachs. That meeting was also attended by William Donnelly and Ivana Magovčević-Liebisch (both members of the Quanterix Board), by representatives of Quanterix’s management team and by representatives of Goldman Sachs. At that meeting, and after discussion, the Quanterix Transaction Committee resolved to recommend to the Quanterix Board that Quanterix submit a non-binding offer to acquire 100% of the Akoya Common Stock in an all-stock transaction.
On October 29, 2024, the Quanterix Board held a meeting to, among other things, discuss a potential strategic transaction with Akoya, certain financial analyses with respect to such transaction prepared by Goldman Sachs at the direction of Quanterix management, and the recommendation of the Quanterix Transaction Committee to submit a non-binding proposal for the acquisition of all outstanding Akoya Common Stock, including a recommended price to be offered, the basis for the valuation of Akoya, and the structure of the transaction. At that meeting, and after discussion, the Quanterix Board authorized Quanterix to submit a non-binding offer to acquire 100% of the Akoya Common Stock in an all-stock transaction.
On October 30, 2024, the Akoya Strategic Transactions Committee held a meeting, together with members of Akoya’s management and representatives of PWP and DLA. At the meeting, representatives of PWP presented a summary of the transaction process to date, including a summary of counterparty outreach. Representatives of PWP presented an overview of the 20 parties that were contacted regarding potential interest in evaluating Akoya. Of those, 13 parties had expressed interested and executed confidentiality agreements, and 12 parties were given Management Presentations by that date. Representatives of PWP also presented the Akoya Strategic Transactions Committee with an overview of the anticipated timeline and next steps in the strategic options review. Representatives of DLA then reviewed with the Akoya Strategic Transactions Committee their fiduciary duties in the context of a proposed transaction.

On October 31, 2024, Party B informed representatives of PWP that it would no longer be participating in the process due to (i) their view that Akoya’s Companion Diagnostics strategy would take longer to develop and require more investment, (ii) their perspective on the timing for an overall recovery in the Spatial Biology Instrumentation market in which Akoya operates and (iii) the amount of balance sheet cash that would need to be allocated to repayment of Akoya debt under a potential transaction. Party B also discussed its exit from the process with Mr. McKelligon on October 31, 2024 and no further discussions were had with Party B.
Also on October 31, 2024, Akoya management, with representatives of PWP in attendance, held a virtual Management Presentation with Party I.
All parties that executed confidentiality agreements and evaluated an acquisition of Akoya were provided with Akoya’s financial results for the third quarter of 2024 in advance of submitting indications of interest on November 1, 2024, and were explicitly requested to take into account, in their proposals, Akoya’s performance during such period.
Between November 1, 2024, and November 4, 2024, Akoya received first-round proposals from Quanterix, Party A and Party L. Quanterix proposed an all-stock transaction valued at a per share purchase price of $3.50, which would be translated into a fixed exchange ratio of Quanterix shares for Akoya shares in advance of signing definitive documentation. Based on Quanterix’s and Akoya’s stock prices at market close on October 31, 2024 the proposal represented a premium of 24% to Akoya’s closing stock price and would result in a pro-forma ownership split of approximately 26% for Akoya stockholders and 74% for Quanterix stockholders on a fully diluted basis. Quanterix’s proposal also anticipated that Quanterix would fully repay Akoya’s existing outstanding debt at the closing of a transaction. Party A proposed an all-stock combination with Akoya at an exchange ratio implied by a 15% premium to Akoya’s 10-day VWAP before signing the definitive documentation, subject to a limitation that the maximum Party A shares to be issued based on the implied exchange ratio would not exceed 19.99% of Party A’s basic shares outstanding. Any excess consideration due to Akoya stockholders in excess of such 19.99% issuance limitation would be paid in cash. Party A’s proposal was silent on the treatment of Akoya’s debt under a transaction. Party L proposed an all-cash offer for a per share purchase price range of $3.67 to $3.95 per share, representing a 30–40% premium to Akoya’s closing stock price as of October 31, 2024. During this time, each of Parties D, F, H and I declined the opportunity to provide first-round proposals and to continue to participate in the process, following which no further discussions were had with any of Parties D, F and I. Additionally, during this time Party C reiterated its interest in the strategic process and indicated it was finalizing a proposal for submission.
On November 4, 2024, the Akoya Strategic Transactions Committee held a meeting, together with members of Akoya’s management and representatives of PWP and DLA. At the meeting, representatives of PWP reviewed the first-round proposals and status of discussion with the other parties. Representatives of PWP reviewed with the Akoya Strategic Transactions Committee that 20 parties were contacted regarding a potential acquisition of Akoya, 13 signed confidentiality agreements and received confidential information and Management Presentations. Of those 13 parties, seven indicated they were not interested in participating after an initial evaluation, one expressed interest in partnering with a smaller acquirer to explore a potential acquisition of Akoya if an opportunity presented itself, and three had submitted indications of interest by the time of such meeting. Representatives of PWP further explained to the Akoya Strategic Transactions Committee that Party C had indicated that Party C was planning to submit a proposal in the coming days. Representatives of PWP also presented a preliminary analysis of Akoya’s financial prospects and valuation on a standalone basis as well as a preliminary analysis of the benefits and considerations of an all-stock combination with Quanterix. Based on the proposals received, following discussion, the Akoya Strategic Transactions Committee determined to advance discussions with Quanterix and Party L with the understanding that Quanterix and Party L, and any other parties, would need to improve their proposals in the second round of the process. Following this discussion, the Akoya Strategic Transactions Committee directed representatives of PWP to advise Party L that Akoya would advance Party L to the second round of the process, but that Akoya had received other interesting offers and that Party L would need to improve its offer to prevail in the second round. The Akoya Strategic Transactions Committee further directed representatives of PWP to inform Quanterix that they would also advance to the second round of the process but that their proposal was the lowest value offer being advanced to the second round and that Quanterix would need to improve its offer and express it as a fixed exchange ratio that would provide higher ownership for Akoya stockholders in the pro forma combined company. The Akoya Strategic Transactions Committee further instructed PWP to communicate to Quanterix that Akoya was interested in exploring the potential for future value creation on a combined basis and that further diligence into Quanterix and its business would be a key element of Akoya’s evaluation of the Quanterix proposal.
Based on proposals received and indications that Party C would be submitting a proposal, and at the direction of the Akoya Strategic Transactions Committee, on November 4, 2024, representatives of PWP communicated to Party A that Party A’s proposal was not competitive, and that Party A would be unlikely to be advanced to the second round of the process unless it revised its proposal.
On November 4, 2024, Party K indicated to representatives of PWP that Party K had limited interest in a strategic transaction involving Akoya, as had been communicated on October 21, 2024, and no further discussions were had with Party K.

On November 6, 2024, Party C submitted a first-round proposal in which Party C would acquire Akoya in an all-cash transaction at $5.00 per share, representing a 54% premium to Akoya’s stock price as of market close on November 6, 2024, and a 69% premium to the 30-day VWAP as of that date. Representatives of PWP immediately communicated Party C’s proposal to Akoya management and recommended Party C be advanced to the second round of the process. At the direction of Akoya’s management, representatives of PWP informed Party C that Party C would advance to the second round of the process and that Party C’s proposal was at that point the most competitive, but Akoya had received a number of interesting offers from parties that were allowed to advance in the process, under the expectation that they would improve their proposals after further due diligence in the second round of the process.
On November 7, 2024, the Akoya Board held a meeting at which members of Akoya’s senior management and representatives of PWP and DLA were present. The Akoya Board discussed the then-current status of the strategic transaction process. Representatives of PWP discussed the financial terms of the proposals received to date from Quanterix and Parties A, C and L and the communications that had already been delivered by representatives of PWP, at the direction of the Akoya Strategic Transactions Committee, to Quanterix and Parties C and L that they would advance into the second round and to Party A that it would not advance into the second round. During the meeting, representatives of PWP discussed with the Akoya Board the anticipated timeline for the second round of the process and PWP’s preliminary financial analysis of the various proposals, Akoya’s standalone valuation and the benefits and considerations associated with a potential combination with Quanterix. Representatives of DLA also reviewed with the Akoya Board their fiduciary duties in the context of a potential transaction. The Akoya Board directed representatives of PWP to continue to negotiate with Quanterix and Parties C and L. After the Akoya Board meeting, Mr. McKelligon and Dr. Toloue had a check-in call where they discussed the reverse diligence process and about what items Quanterix should expect to provide information.
On November 9, 2024, Party A provided a revised written proposal to representatives of PWP offering to acquire Akoya at a price of $4.00 per share in cash. Following delivery of the revised proposal letter, Party A’s advisors reached out to representatives of PWP to express Party A’s enthusiasm about a potential transaction and to indicate they envisioned being able to improve their offer following detailed due diligence. Representatives of PWP promptly informed Akoya management of the revised proposal and recommended Party A be admitted to the second round of the process based on the revised proposal.
On November 11, 2024, in response to Party A’s revised proposal and at the direction of Akoya management, a representative of PWP informed Party A’s financial advisor that Party A was invited back into the process but, while their offer was competitive, there were other competing offers near or above Party A’s. On the same day, representatives of PWP distributed a second-round process letter to Quanterix and Parties A, C and L outlining next steps and key dates. The process letter indicated that final proposals were requested by December 11, 2024, and that Akoya requested a markup of a bid draft of a merger agreement in connection with a potential acquisition, which would be made available by Akoya (the “Bid Draft Agreement”), be submitted by December 4, 2024.
On November 12, 2024, Mr. McKelligon previewed to Dr. Toloue Akoya’s earnings release for the third quarter of 2024 and the likelihood of Akoya making an announcement that Akoya was seeking strategic alternatives. Dr. Toloue informed Mr. McKelligon that Quanterix would be announcing the need for the restatement of certain of its historical financial statements on that date.
On November 14, 2024, Akoya held its Earnings Call regarding the third quarter of 2024, on which call Akoya indicated it was considering strategic alternatives and filed its Quarterly Report on Form 10-Q with respect to such period. Following Akoya’s earnings announcement, Akoya’s stock price dropped by more than 20%. As a result, the premium to Akoya’s trading price on the bids received up to that point significantly increased.
Also on November 14, 2024, the Quanterix Board met in order to discuss a potential acquisition of Akoya, including some key preliminary assumptions in preparing financial models for a potential transaction and next steps in the process being run by Akoya.
On November 18, 2024, following Akoya’s above-mentioned earnings release, Party H contacted representatives of PWP to check on the status of the strategic process. Party H was informed by representatives of PWP that Akoya had received multiple attractive proposals, and that multiple parties had advanced into the second round. Representatives of PWP informed Party H that if Party H’s interest in submitting a proposal had changed, there was still time to do so. Party H indicated that there had been no change in its interest, and no further discussions were had with Party H.
On November 19, 2024, Akoya uploaded to the VDR the Bid Draft Agreement, which had been prepared by DLA.
Between November 14 and December 11, 2024, Quanterix and Parties A, C and L were provided with multiple virtual and in-person diligence meetings with the relevant subject matter expert representatives of Akoya, covering various aspects of Akoya’s business, including commercial, regulatory, human resources, tax, financial, legal, accounting and research and development. The parties were also offered site tours of Akoya’s manufacturing facilities. Representatives of PWP and Akoya management also answered extensive diligence questions from such parties related to Akoya and its business operations and provided extensive information to such parties in response to numerous diligence requests.

On November 20, 2024, the Chief Financial Officer of Party M reached out to representatives of PWP to request a call with PWP, which was arranged for November 21, 2024 and included the CEO of Party M. During the call, Party M inquired about Akoya’s November 14, 2024 disclosure that it was exploring strategic alternatives and Party M expressed interest in participating in the process. Representatives of PWP informed Party M that the process was already in advanced stages, and Party M indicated it would evaluate internally and revert to PWP.
On November 22, 2024, the Quanterix Board held a meeting, which was attended by representatives of Goldman Sachs, to discuss the potential acquisition of Akoya and next steps in the process being run by Akoya.
On November 25, 2024, at the direction of Quanterix management, representatives of Goldman Sachs shared with representatives of PWP certain unaudited prospective financial information of Quanterix on a standalone basis for the fiscal years 2025 through 2029 and extrapolated for the calendar years 2030 through 2033 prepared by Quanterix management. For more information, see the section of this joint proxy statement/prospectus titled “Certain Quanterix Unaudited Prospective Financial Information”. The anticipated restatement of Quanterix’s historical financial information, as discussed above, was not material to such prospective financial information, as such restatement did not entail any changes to Quanterix’s revenue and cash flow, nor did it have any impact on Quanterix’s expected long-term financial model.
Also on November 25, 2024, Quanterix management gave a detailed management presentation on its business operations and financial outlook to several representatives of Akoya’s senior management.
Between November 25, 2024 and January 9, 2025, Akoya conducted multiple virtual diligence meetings with relevant representatives of Quanterix and Quanterix’s advisors covering various aspects of Quanterix’s business, including commercial, operations, regulatory, human resources, financial, legal and intellectual property. Quanterix management and its advisors also answered extensive diligence questions from Akoya related to Quanterix and its business operations and provided information to Akoya in response to numerous reverse due diligence requests.
On November 26, 2024, Quanterix provided Akoya with access to a virtual data room containing certain information with respect to Quanterix in connection Akoya’s reverse due diligence of Quanterix. Also on November 26, 2024, Dr. Toloue delivered a presentation on Quanterix’s diagnostics business to the Akoya Board, Akoya management and certain representatives of Telegraph Hill Partners.
On December 3, 2024, Mr. McKelligon and Dr. Toloue discussed Quanterix’s diagnostics priorities and future opportunities in preparation for Mr. McKelligon’s discussion with Myla Lai-Goldman, MD, a member of the Akoya Board with deep clinical diagnostics expertise.
On December 4, 2024, after several discussions between representatives of Akoya and Quanterix throughout the process, Quanterix submitted a mark-up of the Bid Draft Agreement to Akoya.
On December 5, 2024, Party L informed representatives of PWP that it would no longer be participating in the process. Party L indicated that, after detailed diligence, Party L’s conviction around the depth of Akoya’s research and development pipeline as well as the time, cost and effort associated with Akoya’s Companion Diagnostics strategy and cultural compatibility between the companies had weakened. Following Party L’s withdrawal, no further discussions were had with Party L. Also on December 5, 2024, Party A indicated to representatives of PWP that Party A would not be submitting a mark-up of the Bid Draft Agreement at that time, but that Party A was still discussing internally whether it would be submitting a final proposal to Akoya by the December 11, 2024 bid deadline.
Also on December 5, 2024, Akoya received an issues list related to the Bid Draft Agreement from Party C. DLA reached out to Party C’s counsel to discuss the issues list on December 10, 2024.
On December 6, 2024, representatives of PWP reached out to representatives of Party A’s financial advisor to discuss Party A’s interest in continuing its evaluation. During this call, Party A’s financial advisor indicated to representatives of PWP that Party A would be withdrawing from the process. No further discussions were had with Party A.
Also on December 6, 2024, the Quanterix Board held a meeting, which was also attended by members of Quanterix’s senior management and by representatives of Covington and of Goldman Sachs. The Quanterix Board discussed the ongoing strategic process for the acquisition of Akoya, including potential synergies, key findings of due diligence conducted up to that point, certain financial aspects of the combined company, and next steps in submitting a final proposal to Akoya.
On December 9, 2024, the CFO of Party M reached out to representatives of PWP to request a call with the CEO and CFO of Party M. The call was subsequently arranged for December 12, 2024. During the call, Party M expressed interest in evaluating a potential combination with Akoya. PWP informed Party M that PWP would discuss this with Akoya and revert. Representatives of PWP immediately informed management of Akoya about the inquiry. Akoya’s management and representatives of PWP further discussed Party M’s business, financial profile and large cash burn, as well as the stage of discussions with other parties. Based on Party M’s financial profile and the stage of discussions with other parties, management of Akoya directed representatives of PWP to inform Party M that it would be difficult for Party M to participate in the process but that Akoya and representatives of PWP would inform Party M if the situation changed and an opportunity to participate emerged.
On December 10, 2024, the Quanterix Board met to, among other things, discuss the terms of a revised proposal for acquiring Akoya, and were joined by members of Quanterix’s senior management and by representatives of Covington and Goldman Sachs. At that meeting, the Quanterix Board approved the submission of a non-binding offer for the acquisition of Akoya in an all-stock transaction and instructed Dr. Toloue to present such an offer to Akoya. Also on that date, Dr. Toloue and Mr. McKelligon had a conversation regarding Quanterix’s potential submission of an updated non-binding offer to Akoya.
On December 11, 2024, Quanterix delivered an updated indication of interest to Akoya (the “December 11 Quanterix Indication of Interest”). The December 11 Quanterix Indication of Interest proposed to acquire 100% of the outstanding shares of capital stock of Akoya and the purchase price would be paid in shares of Quanterix Common Stock based on a 0.2970 exchange ratio, implying an offer value of $3.50 per Akoya share, representing a 49% premium to Akoya’s share price based on Akoya’s and Quanterix’s respective stock closing prices on December 10, 2024 and a 28% pro forma ownership for Akoya stockholders in the combined company. Consistent with Quanterix’s initial indication of interest, the December 11 Quanterix Indication of Interest anticipated that Akoya’s existing outstanding debt would be repaid in full at the closing of a transaction. The December 11 Quanterix Indication of Interest also indicated that Quanterix would be willing to discuss the addition of two members to the board of directors of the combined company (with such additional members to be nominated by Akoya), that Quanterix would require voting agreements from the three largest stockholders of Akoya and from all of Akoya’s directors and officers to be entered into concurrently with definitive transaction documents, and that execution of a definitive agreement would only occur after Quanterix had filed its restated audited financial statements, which was expected to occur by December 23, 2024. The December 11 Quanterix Indication of Interest also set forth certain estimates of synergies expected to be realized following the completion of the transaction, which had been prepared by Quanterix management. For more information, see the section of this joint proxy statement/prospectus titled “Certain Quanterix Unaudited Prospective Financial Information”. The anticipated restatement of Quanterix’s historical financial information, as discussed above, was not material to such prospective financial information, as such restatement did not entail any changes to Quanterix’s revenue and cash flow, nor did it have any impact on Quanterix’s expected long-term financial model.
Later on December 11, 2024, DLA and Covington had a conference call to discuss certain aspects of the December 11 Quanterix Indication of Interest, including Quanterix’s anticipated timing for signing a definitive agreement in light of the anticipated restatement of Quanterix’s audited financial statements.
Also on December 11, 2024, Party C advised representatives of PWP that it would no longer be participating in the process due to the extent of Akoya’s projected financial losses and cash burn and the dilutive impact that would represent for Party C. Party C further informed representatives of PWP that Party C had evaluated several strategies to mitigate the dilutive impact of a transaction but was unable to become comfortable with acquiring Akoya at that time.
On December 12 and December 13, 2024, each of the Akoya Strategic Transactions Committee and the Akoya Board respectively, held a meeting. Representatives of PWP and DLA were present at both meetings. During these meetings, representatives of PWP provided a review of the first round of the process and first-round proposals received by Akoya, an update on the second round of the process and the extensive diligence performed by each of Quanterix and Parties A, C and L, and a summary of each of Parties A, C and L’s reasons for not submitting a final proposal by the second-round bid date. Representatives of PWP also provided detailed summary of the financial terms of the Quanterix final proposal, an update on the implied standalone value of Akoya’s business plan, and preliminary views on Quanterix’s standalone valuation and the benefits and considerations in a potential all stock combination with Quanterix. During these meetings representatives of DLA also reviewed with the Akoya Strategic Transactions Committee and the Akoya Board their fiduciary duties in the context of a proposed transaction. DLA also reviewed the then-current draft of the Merger Agreement, including open issues. The Akoya Board indicated interest in the potential future benefits of a combination with Quanterix but noted risks associated with the requirement for approval by Quanterix stockholders and the potential financing risks that Akoya could face if Quanterix failed to secure stockholder approval. Based on this evaluation, the Akoya Strategic Transactions Committee and Akoya Board instructed representatives of PWP and Akoya management to continue to negotiate with Quanterix to determine if key terms, including the proposed exchange ratio and board representation, could be improved. Additionally, the Akoya Strategic Transactions Committee and Akoya Board instructed representatives of PWP to explore the possibility of Quanterix providing a financing backstop to Akoya in the event Quanterix stockholders failed to approve a transaction.
Following the Akoya Board meeting on December 13, 2024, at the direction of the Akoya Board, representatives of PWP presented representatives of Goldman Sachs (which representatives of Goldman Sachs later shared with Quanterix management) with a counter offer that included an exchange ratio that would result in a post-closing ownership split of approximately 35% for Akoya stockholders and 65% for Quanterix stockholders on a fully diluted basis, proportionate board representation, an asymmetrical break-up fee, and a potential concurrent $30,000,000 equity financing backstop to be provided by Quanterix. The financing backstop was intended to provide Akoya protection in the event Quanterix failed to secure stockholder approval for the proposed transaction.

On December 14, 2024, at the direction of Akoya management, representatives of PWP advised Party M that Akoya’s review of strategic alternatives was in advanced stages and that it would be challenging for Party M to participate in the process. Representatives of PWP further advised Party M that the status of Akoya’s discussions with other parties could change and that representatives of PWP and Akoya would reach out to Party M should an opportunity open for Party M to participate.
On December 17, 2024, Quanterix delivered an updated indication of interest to Akoya (the “December 17 Quanterix Indication of Interest”). In the December 17 Quanterix Indication of Interest, Quanterix reiterated its proposed exchange ratio of 0.2970, implying 28% ownership for Akoya stockholders in a combined company. Based on each company’s share price at market close on December 16, 2024, such offer implied an offer price of $3.39 per share of Akoya Common Stock, which represented a premium of 40% to Akoya’s stock price. The December 17 Quanterix Indication of Interest clarified that Quanterix was willing to discuss Akoya having the right to appoint two members of a nine-seat board of the combined company (as opposed to the “addition” of two board members as originally indicated in the December 11 Quanterix Indication of Interest). Additionally, the December 17 Quanterix Indication of Interest proposed that Akoya’s termination fee would be 3.5% of the implied equity value of Akoya in connection with the proposed transaction and that Quanterix’s termination fee would be the same as Akoya’s termination fee, plus 1% of the implied equity value of Akoya in the proposed transaction. The December 17 Quanterix Indication of Interest also contemplated a convertible note funding option intended to address the Akoya Board’s concerns around funding in the event the proposed transaction failed to close in a timely manner. Under the proposed convertible note funding, Quanterix would provide Akoya with up to $20,000,000 in the form of a subordinated convertible note in two tranches of $10,000,000 each, the first of which would be available at signing of the definitive documentation at Akoya’s option, and the second of which would be available during the 30-day period following May 31, 2025, if the proposed transaction had not closed by such date. The convertible notes were further structured such that, if drawn, the exchange ratio offered to Akoya stockholders would be reduced to 0.2810 for the first tranche drawn and 0.2650 for the second tranche drawn. The convertible notes would be convertible at Quanterix’s option into shares of Akoya Common Stock at the lower of the implied per share price in the proposed transaction or the average Akoya share price for the 20-day trading period preceding the conversion date. Quanterix’s understanding of Akoya’s future cash needs and debt covenants, and Akoya’s request for a financing backstop, influenced Quanterix’s decision to extend bridge financing to Akoya as a component of Quanterix’s overall offer, as reflected in the December 17 Quanterix Indication of Interest.
On December 17, 2024, the Akoya Strategic Transactions Committee along with representatives of PWP and DLA met to discuss the terms of the December 17 Quanterix Indication of Interest. During the meeting, the Akoya Strategic Transactions Committee discussed Quanterix’s proposed convertible note funding structure and determined it did not address Akoya’s concerns, would require consents from Akoya’s lenders and was unattractive due to the adjustment mechanism to the exchange ratio and conversion features that the Akoya Strategic Transactions Committee perceived as punitive. The Akoya Strategic Transactions Committee instructed representatives of PWP to determine if MidCap as Akoya’s agent under Akoya’s existing credit facility would be willing to provide Akoya with further covenant relief in the event of a delayed or failed Quanterix stockholder vote in order to provide Akoya with additional time to secure financing to continue to operate on a standalone basis.
On December 17, 2024, Mr. McKelligon had a conversation with a Party C executive regarding Party C’s decision to withdraw from the process. In that discussion, Party C reiterated the points that had been explained to representatives of PWP on December 11, 2024, as discussed above.
On December 19, 2024, following Party M’s prior unsolicited outreach, Party M submitted a non-binding indication of interest proposing an all-stock acquisition of Akoya. Under Party M’s proposal, Party M would combine with Akoya at an exchange ratio resulting in a 50% pro forma ownership for Akoya holders in the pro forma entity, representing an implied 23% premium to Akoya’s stock price based on a 30-day VWAP as of December 18, 2024.
On December 20, 2024, the Akoya Strategic Transactions Committee held a meeting, attended by representatives of PWP and DLA. At the Akoya Strategic Transactions Committee meeting, representatives of PWP discussed the financial terms of Party M’s proposal with the Akoya Strategic Transactions Committee, and representatives of DLA reviewed with the Akoya Strategic Transactions Committee their fiduciary duties in the context of a proposed transaction. The Akoya Strategic Transactions Committee discussed the benefits and considerations of exploring a potential transaction with Party M, including the timing and uncertainty associated with Party M’s due diligence process and formulation of a final proposal, the early stage of Party M’s commercial profile, the risks associated with Party M’s large cash burn and the potential market implications of an all-stock deal in which the newly formed combined company would have a higher cash burn than Akoya on a standalone basis, the governance risks associated with Party M’s dual class shares and associated super-voting rights, the potential benefits of synergies between the companies and Party M’s strong cash balance. Following the presentation and discussion, at the direction of the Akoya Strategic Transactions Committee, representatives of PWP informed Party M that following execution of a confidentiality agreement Akoya would provide Party M with VDR access and a Management Presentation. Party M was informed that Akoya would also require reverse due diligence to better understand Party M’s business and the merits of a strategic combination as well as the possibility of significantly reducing Party M’s expense base. Party M was informed that time was of the essence and that Akoya would provide Party M with full diligence access to refine its proposal on an expedited basis.

On December 21, 2024, as negotiations continued, representatives of Quanterix and Goldman Sachs, at the direction of Quanterix management, expressed to representatives of PWP Quanterix’s desire to proceed with the proposed transaction and optimism that a solution to Akoya’s financing concerns could be found. However, they indicated that Akoya’s request for 35% outstanding ownership of the combined company was not possible. Representatives of PWP reiterated that the exchange ratio and pro forma ownership would need to increase from Quanterix’s prior proposals.
On December 22, 2024, representatives of Akoya and Quanterix, with representatives of PWP and Goldman Sachs in attendance, met virtually to discuss Akoya’s financing needs, the details of Akoya’s existing debt and the various amendments to Akoya’s debt documents that Akoya had entered into with MidCap.
Also on December 22, 2024, at the direction of Quanterix management, representatives of Goldman Sachs described to representatives of PWP a revised proposal from Quanterix for a financing backstop. Under the proposal, Quanterix would provide a $30,000,000 subordinated convertible note available at Akoya’s option during the period between the signing of the Merger Agreement and the outside date to be set forth in the Merger Agreement. Proceeds of the debt would be available for repayment of Akoya’s existing credit facility with MidCap and would bear interest at a rate equivalent to the rate under the MidCap facility. In the event the proposed Merger Agreement were terminated for any reason, the note would be convertible into shares of Akoya Common Stock at the lower of a price implied by the exchange ratio used in the proposed transaction and the 10-day Quanterix Common Stock VWAP preceding announcement of the proposed transaction.
On December 23, 2024, Dr. Toloue called Mr. McKelligon to inform him that Quanterix was going to deliver a revised indication of interest and described the terms that were going to be included in such indication of interest. Later that day, Quanterix delivered a final revised indication of interest to Akoya (the “Final Quanterix Indication of Interest”). The Final Quanterix Indication of Interest proposed to acquire 100% of the outstanding shares of Akoya Common Stock in an all-stock transaction with an exchange ratio of 0.318 shares of Quanterix Common Stock for each share of Akoya Common Stock, representing 30% pro forma ownership for Akoya stockholders in the combined company and an implied price of $3.38 per share of Akoya Common Stock, based on the closing prices of Akoya Common Stock and Quanterix Common Stock on December 23, 2024, which represented a premium of 43% to the closing price of Akoya Common Stock on such date. The Final Quanterix Indication of Interest also reiterated the proposals in the December 17 Quanterix Indication of Interest related to the composition of the post-Closing Quanterix Board and the size of the parties’ respective termination fees. The Final Quanterix Indication of Interest also included a funding option through a subordinated convertible note of up to $30,000,000, on the terms described in the proposal delivered by Goldman Sachs on the previous day.
On December 24, 2024, Akoya and Party M executed a confidentiality agreement, following which Party M was provided access to the VDR.
On December 25, 2024, the Akoya Strategic Transactions Committee held a meeting. Representatives of PWP and DLA were present at the meeting. At the request of the Akoya Strategic Transactions Committee, representatives of PWP reviewed the terms of the Final Quanterix Indication of Interest. Following discussion, the Akoya Strategic Transactions Committee instructed representatives of PWP to continue Party M’s diligence in parallel to the Quanterix negotiations so they could determine whether a definitive proposal from Party M could be reached.
On December 26, 2024, Mr. McKelligon sent an update to the Akoya Board regarding the status of the strategic process, including an update on the Final Quanterix Indication of Interest and Party M’s indication of interest. Mr. McKelligon also updated the Akoya Board on management’s ongoing development of its standalone plan for Akoya.
Also on December 26, 2024, DLA provided Covington with a revised draft of the Merger Agreement, in response to the draft that had been previously provided by Covington on December 4, 2024.
Further on December 26, 2024, at the direction of the Akoya Strategic Transactions Committee, representatives of PWP notified representatives of Quanterix and Goldman Sachs that Akoya was aligned with the financial and governance terms of the Final Quanterix Indication of Interest and would continue to negotiate the proposed Merger Agreement on such terms. The parties also agreed that they would continue to explore options for a backstop financing.
On December 27, 2024, the Quanterix Board held a meeting to discuss the status of negotiations with Akoya, including with respect to the terms of the Akoya Bridge Financing.
On December 28, 2024, Party M’s financial advisor reached out to representatives of PWP to discuss a strategic transaction with Akoya. Mr. McKelligon and Party M’s Chief Executive Officer had a discussion later that day to discuss the details of the proposed transaction, and during that call Party M’s Chief Executive Officer informed Mr. McKelligon that Party M was in discussions with another party regarding potential involvement in Party M’s proposal, but did not provide further details.
Also on December 28, 2024, Dr. Toloue sent Mr. McKelligon a list identifying certain key issues with respect to the latest Merger Agreement draft provided by DLA. On that same day, representatives of DLA and PWP, and certain representatives of Akoya’s management, including Ms. Kamocsay, reviewed such issues list and discussed Akoya’s potential responses to the issues identified in the list. Later that day, Mr. McKelligon and Dr. Toloue had a call where they discussed and reached resolution on most of such issues. On that call, Dr. Toloue also asked Mr. McKelligon for Akoya to commit to enter into exclusive negotiations with Quanterix in connection with a potential transaction, in order to focus the efforts of the parties and finalize terms expeditiously, but Mr. McKelligon indicated that Akoya would not be prepared to commit to any exclusivity arrangement at that point.
The following day, Party C reached out to representatives of PWP to inform representatives of PWP that Party C had been approached by Party M about potential involvement in their proposal and to discuss whether their participation in Party M’s offer would make it more favorable to Akoya and whether there could be a role for Party C in an alternative transaction involving Party M. Representatives of PWP had previously discussed the potential participation of a third party with management of Akoya and, based on this prior discussion, communicated to Party C that Akoya was highly interested in receiving a fully-developed proposal from Party M and was open-minded about Party C’s participation in a proposal with Party M, but that Akoya would require more clarity to understand the nature, structure and purpose of such involvement in order to evaluate the potential benefits and considerations. Representatives of PWP further inquired about the purpose of Party C’s involvement, noting that Party M had significant cash resources already and that the potential added complexity of a three-party transaction had the potential to complicate Party M’s ability to present a proposal with high deal certainty. During the discussion with representatives of PWP, Party C indicated that its discussions with Party M were at an early stage, that Party C had yet to determine the nature or purpose of Party C’s potential involvement, and that Party C and Party M had not yet conducted detailed discussions or planning around a potential proposal. Following this, no further discussions were had directly with Party C.
On December 29, 2024, Akoya management, with representatives of PWP and Party M’s financial advisors in attendance, held a virtual Management Presentation with Party M.
On December 31, 2024, representatives of Party M’s management, with representatives of PWP and Party M’s financial advisors in attendance, gave a virtual management presentation to Akoya, with respect to Party M’s business.
Also on December 31, 2024, Covington provided DLA with a revised draft of the Merger Agreement. In such revised draft, Quanterix indicated that it would require that each of the requested signatories of the Akoya Voting Agreement (i.e., the three largest stockholders of Akoya and all of Akoya’s directors and officers) also enter into lock-up agreements committing not to transfer their shares of Quanterix Common Stock for a specified period after closing the proposed transaction.
On January 2, 2025, representatives of PWP followed up with Party M’s financial advisor to discuss next steps in the process. On this call, representatives of PWP requested that Party M provide a revised proposal on or before January 10, 2025, including details with respect to governance and management of a combined company, Party M’s views on potential cost synergies from a combination, confirmation that Party M would repay Akoya’s debt at closing of a transaction, clarity around the extent and timeline for confirmatory due diligence, a mark-up of the Bid Draft Agreement available on the VDR, and clarity around the potential role Party C might play in a transaction.
On January 3, 2025, Mr. McKelligon sent an update to the Akoya Board regarding the status of the strategic process, including a general update on progress with Quanterix and the status of Party M’s proposal, the recent management presentations between Akoya and Party M, and the ongoing development of the Akoya standalone plan.
Between December 31, 2024 and January 9, 2025, Akoya and Quanterix continued the negotiation of the definitive transaction documentation and related details of the proposed transaction. As part of these discussions, on January 4, 2025, Quanterix agreed to limit its request that a number of Akoya’s significant stockholders enter into lock-up agreements, so that only affiliates of Telegraph Hill Partners be required to enter into such lock-up agreements.
On January 6, 2025, Akoya and Party M held another call to further discuss Akoya’s financial plan and projections.
On January 7, 2025, representatives of PWP provided Akoya with a relationship disclosure letter, which was subsequently shared with the Akoya Board. On the same day, Dr. Toloue and Mr. McKelligon had a call to discuss and negotiate certain open issues in the transaction documents.
On January 8, 2025, Party M delivered a letter to Akoya management informing Akoya that Party M was withdrawing its indication of interest. The letter stated that Party M was not willing to progress their evaluation under the then-current process dynamics. Following Party M’s withdrawal, no further discussions were had with Party M.
On January 8, 2025, the Akoya Strategic Transactions Committee held a meeting to discuss the latest process developments. Representatives of PWP and DLA were present. The Akoya Strategic Transactions Committee asked questions of the representatives of DLA and further discussions ensued. After discussing the potential reasons for and against entering into a business combination with Quanterix, the Akoya Strategic Transactions Committee resolved to preliminarily approve the proposed merger with Quanterix but agreed to reconvene on January 9, 2025, following the finalization of negotiations on the Merger Agreement in order to further consider the transaction, and instructed Akoya management and representatives of DLA to finalize the Merger Agreement and related transaction documents in accordance with its instructions.

During the day on January 8, 2025, DLA and Covington finalized negotiations on the Merger Agreement, while several final matters under the proposed Lock-Up Agreements, Akoya Voting Agreement, Quanterix Voting Agreement and the disclosure letter prepared by Akoya (including in the latter case with respect to certain exceptions to Akoya’s interim operating covenants in the Merger Agreement) remained open. Negotiations with respect to such final matters continued between Quanterix and Akoya over the course of January 8 and January 9, 2025, including with representatives of DLA, Covington, PWP and Goldman Sachs.
On January 8, 2025, the Quanterix Board held a meeting, which was attended by representatives of Quanterix’s senior management and of Covington and Goldman Sachs. Dr. Toloue covered the strategic rationale for the proposed transaction and certain next steps that would follow after execution of the Merger Agreement, assuming approval thereof by the boards of directors of both companies. A representative of Covington then reviewed the Quanterix Board’s fiduciary duties and the activities it had undertaken in seeking to fulfill those duties. Members of Quanterix management also discussed key due diligence findings with respect to Akoya. Laurie Churchill, the General Counsel and Secretary of Quanterix, presented a summary of the key terms of the proposed Merger Agreement, Akoya Voting Agreement, Quanterix Voting Agreement, and Lock-Up Agreements, forms of which had been provided to the Quanterix Board in advance (including, in the case of the Merger Agreement, the final and agreed form agreed between the parties). At the request of the Quanterix Board, representatives of Goldman Sachs then reviewed certain financial terms of the proposed transaction, including a summary of the financial analyses prepared by Goldman Sachs and the assumptions used in connection with their analyses. Representatives of Goldman Sachs then rendered Goldman Sachs’s oral fairness opinion to the Quanterix Board, subsequently confirmed by delivery of a written opinion dated January 9, 2025, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth therein, the Exchange Ratio of 0.318 shares of Quanterix Common Stock to be issued in exchange for each outstanding share of Akoya Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to Quanterix. For more information about Goldman Sachs’s opinion, see below under the caption “The Merger — Opinion of Quanterix’s Financial Advisor.” At each such instance, the Quanterix Board members asked questions and discussed the relevant matters. Following the Quanterix Board’s discussion of the form of Lock-Up Agreement, the Quanterix Board directed Quanterix management to further negotiate the Lock-Up Agreements to obtain from Telegraph Hill Partners a commitment to notify Quanterix of its intention to transfer any shares of Quanterix Common Stock during the six-month period following the 90-day lock-up period, which management undertook to obtain.
After carefully considering and discussing all the matters above, the Quanterix Board, subject to resolution of the remaining open point in the Lock-Up Agreements, (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, are fair to, and in the best interests of, Quanterix and its stockholders, (iii) resolved to recommend the approval of the Share Issuance to the Quanterix stockholders, on the terms and subject to the conditions set forth in the Merger Agreement, and (iv) directed that the Share Issuance be submitted to the Quanterix stockholders for approval.
During the day on January 9, 2025, Quanterix and Akoya finalized the pending matters in the documents ancillary to the Merger Agreement, including the Lock-Up Agreements, in which Telegraph Hill Partners agreed to notify Quanterix of its intention to transfer any shares of Quanterix Common Stock during the six-month period following the 90-day lock-up period, satisfying the Quanterix Board’s request.
Also on January 9, 2025, the Akoya Strategic Transactions Committee held a special meeting. At the invitation of the Akoya Strategic Transactions Committee, other members of Akoya management, representatives of PWP and representatives of DLA attended the meeting. Representatives of DLA presented the terms of the final form of the Merger Agreement. Representatives of PWP presented its financial analyses with respect to the proposed Exchange Ratio of 0.318 of a share of Quanterix Common Stock per share of Akoya Common Stock. At the meeting, the Akoya Strategic Transactions Committee discussed the proposed transaction and determined that it was in the best interests of Akoya and its stockholders. The Akoya Strategic Transactions Committee unanimously recommended that the Akoya Board (i) determine that the terms of the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of Akoya and its stockholders, (ii) determine that it is in the best interests of Akoya and its stockholders, and declare it advisable, to enter into the Merger Agreement, (iii) approve the execution and delivery by Akoya of the Merger Agreement (including the “agreement of merger,” as such term is used in Section 251 of the DGCL), the performance by Akoya of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions upon the terms and subject to the conditions contained in the Merger Agreement, (iv) resolve to recommend that Akoya’s stockholders adopt the Merger Agreement, and (v) approve the execution and delivery of the Quanterix Voting Agreement by Akoya.
Immediately following the meeting of the Akoya Strategic Transactions Committee, the Akoya Board held a special meeting, with members of Akoya’s management, representatives of PWP and representatives of DLA attending the meeting. Representatives of DLA presented the terms of the final form of the Merger Agreement. Representatives of PWP presented its financial analyses with respect to the proposed Exchange Ratio of 0.318 of a share of Quanterix Common Stock per share of Akoya Common Stock. At the request of the Akoya Board, representatives of PWP then rendered PWP’s oral opinion to the Akoya Board, subsequently confirmed by delivery of a written opinion dated January 9, 2025, that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by PWP as set forth therein the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement was fair, from a financial point of view, to holders of outstanding shares of Akoya Common Stock. The representatives of PWP then answered questions posed by the members of the Akoya Board related to their financial analyses with respect to the proposed Exchange Ratio and PWP’s opinion. Following this discussion, representatives of DLA answered questions from members of the Akoya Board regarding the legal terms of the Merger Agreement and certain other legal matters to be considered for approval by the members of the Akoya Board. For more information about PWP’s opinion, see below under the caption “The Merger — Opinion of Akoya’s Financial Advisor.” Following discussions, the Akoya Board then (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Akoya and its stockholders, (iii) resolved to recommend the adoption of the Merger Agreement to the Akoya stockholders, on the terms and subject to the conditions set forth in the Merger Agreement, and (iv) directed that the Merger Agreement be submitted to the Akoya stockholders for adoption.
Later in the day on January 9, 2025, Akoya and Quanterix signed the Merger Agreement, and the relevant parties also executed the Akoya Voting Agreement, the Quanterix Voting Agreement and the Lock-Up Agreements.
On January 10, 2025, before the U.S. financial markets opened, Quanterix and Akoya issued a joint press release announcing the execution of the Merger Agreement and the terms of the transaction.
Later in January 2025, representatives of both Akoya and Quanterix attended the Annual J.P. Morgan Healthcare Conference (the “JPM Conference”) in San Francisco, the healthcare industry’s largest annual conference, which is attended by healthcare and biotech companies, industry experts and investors. During the JPM Conference, on January 15, 2025, among several other meetings held by Akoya with companies and investors, representatives of Akoya met with representatives of Kent Lake PR LLC, the general partner of Kent Lake Partners LP (together, “Kent Lake”), an investment firm and a Quanterix stockholder. During such meeting, the representatives of Akoya provided an update on Akoya's business performance and discussed the merits of the Merger.
On January 16, 2025, in addition to meeting with several other companies and investors attending the JPM Conference, members of Quanterix’s management team met with representatives of Kent Lake. During such meeting, representatives of Kent Lake indicated that their initial view of the transaction between Quanterix and Akoya was negative. Representatives of Quanterix explained to Kent Lake the strategic rationale for the transaction and the reasons why the Quanterix Board had determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are in the best interests of Quanterix and its stockholders.
On February 13, 2025, Kent Lake transmitted a letter to the Quanterix Board expressing its views on the proposed transaction between Akoya and Quanterix. In that letter, Kent Lake indicated that it would be prepared to take all necessary steps to mobilize Quanterix stockholders to vote against the transaction and to nominate candidates for election to the Quanterix Board at Quanterix’s 2025 annual meeting of stockholders. Later that same day, Kent Lake filed a Schedule 13D with the SEC, disclosing that it beneficially owned approximately 5.91% of the then-outstanding shares of Quanterix Common Stock. The letter delivered to the Quanterix Board was also filed as an exhibit to such Schedule 13D.
On February 14, 2025, the Quanterix Board held a meeting at which it discussed the process and next steps in consummating the transaction with Akoya. The Quanterix Board also discussed the letter received from Kent Lake and potential next steps, and authorized Dr. Toloue to contact representatives of Kent Lake.
On February 18, 2025, Kent Lake publicly issued another letter opposing the transaction between Quanterix and Akoya and indicating its view that Quanterix stockholders should vote against the Quanterix Share Issuance.
On February 24, 2025, members of Quanterix management had a meeting with a representative of Kent Lake, during which they discussed the letter previously delivered by Kent Lake and the arguments made by Kent Lake in opposition to the transaction with Akoya. At such meeting, the representatives of Quanterix management reiterated the strategic rationale for the transaction with Akoya, and Kent Lake indicated that it would continue to oppose the transaction.
On February 25, 2025, the Quanterix Board held a meeting at which, among other topics, the Quanterix Board discussed Kent Lake’s opposition to the transaction with Akoya.
On February 28, 2025, Kent Lake delivered to Quanterix a notice of its intent to nominate three individuals for election to the Quanterix Board at Quanterix’s 2025 annual meeting of stockholders.

On March 3, 2025, Quanterix issued a press release highlighting the benefits of the proposed acquisition of Akoya pursuant to the Merger Agreement, and also commenting on the nomination notice submitted by Kent Lake. On the same day, Kent Lake filed with the SEC an amendment to its Schedule 13D, disclosing its intent to nominate directors at Quanterix’s 2025 annual meeting of stockholders and that it had increased its holdings to 6.9% of the then-outstanding shares of Quanterix Common Stock.
On March 11, 2025, Kent Lake publicly issued a presentation discussing its opposition to the proposed transaction between Quanterix and Akoya.
On March 17, 2025, Quanterix publicly announced its financial results for the fourth quarter of 2024, and reiterated that the proposed acquisition of Akoya would be an important step forward in the execution of Quanterix’s strategy.
Also on March 17, 2025, Kent Lake issued a press release asking Quanterix management to address certain questions posed by Kent Lake in the press release on Quanterix’s earnings call 30 minutes later.
On March 24, 2025, Tikvah Management LLC, a purported holder of approximately 1.5% of the then-outstanding shares of Quanterix Common Stock, issued a press release announcing that it intended to vote against the proposals in the agenda for the Quanterix Special Meeting.
Later, on March 24, 2025, the Quanterix Board held a meeting, which was also attended by representatives of Goldman Sachs, Covington, Sidley Austin LLP, legal counsel to Quanterix retained to advise with respect to stockholder activism matters (“Sidley”) and Spotlight Advisors, a strategic advisory firm retained by Quanterix (“Spotlight”). At that meeting, the Quanterix Board discussed the process, timeline and next steps leading up to the Quanterix Special Meeting and the Merger, and the contemplated outreach to stockholders and strategy in order to obtain the necessary votes to approve the Quanterix Share Issuance Proposal, including in light of recent statements issued by stockholder activists.
On March 31, 2025, Kent Lake filed a preliminary proxy statement with the SEC soliciting proxies from Quanterix stockholders to vote against each of the Quanterix Share Issuance Proposal and Quanterix Adjournment Proposal.
Also on March 31, 2025, the Quanterix Board held a meeting, which was attended by representatives of Goldman Sachs, Covington, Sidley and Spotlight. At the meeting, the Quanterix Board discussed the pathway and timeline for the Quanterix Special Meeting, taking into account the actions taken by stockholder activists, and the contemplated outreach and efforts in order to secure the votes necessary to approve the Quanterix Share Issuance Proposal.
On April 2, 2025, Quanterix and Akoya entered into the Securities Purchase Agreement, pursuant to which Quanterix agreed to provide Akoya with the Akoya Bridge Financing. Such financing would be in the form of the Convertible Note(s) in an aggregate principal amount not to exceed $30,000,000, subject to Akoya having obtained any required consents and satisfied any other conditions under the Akoya Existing Loan Documents.
Quanterix’s Reasons for the Merger and Recommendation of the Quanterix Board
At a special meeting held on January 8, 2025, the Quanterix Board: (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance are fair to, and in the best interests of, Quanterix and its stockholders, (iii) resolved to recommend the approval of the Share Issuance to Quanterix stockholders, on the terms and subject to the conditions set forth in the Merger Agreement, and (iv) directed that the Share Issuance be submitted to Quanterix stockholders for approval at the Quanterix Special Meeting.
ACCORDINGLY, THE QUANTERIX BOARD RECOMMENDS THAT QUANTERIX STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE SHARE ISSUANCE.
In reaching its decision to approve and declare advisable the Merger Agreement and the transactions contemplated thereby, the Quanterix Board, as described in the section titled “The Merger — Background of the Merger,” held a number of meetings, consulted with Quanterix’s senior management and its outside legal and financial advisors, Covington and Goldman Sachs, respectively, and considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of Quanterix and Akoya and determined that the Merger was in the best interests of Quanterix and its stockholders.
In making its determination, the Quanterix Board focused on a number of factors, including the following:
Strategic Considerations.   The Quanterix Board believes that the Merger presents, and is expected to provide, a number of significant strategic opportunities and benefits to Quanterix and its stockholders, including the following:
•
that the integration of Akoya’s spatial biology capabilities in tissue with Quanterix’s advanced tools for the ultra-sensitive detection of biomarkers in blood will establish the first fully integrated technology ecosystem to identify and measure biomarkers across tissue and blood, therefore Quanterix will be better positioned to serve research customers and ultimately clinicians with a broader set of technologies to improve diagnostic relevance and accuracy and enhance patient outcomes through biomarker-driven treatment decisions;
•
that with Quanterix’s industry-leading position in neurology and Akoya’s focus within oncology and immunology, Quanterix will expand its technology offerings across these high-growth markets, therefore the addition of Akoya’s cutting-edge spatial biology capabilities will enable Quanterix to capitalize on growth opportunities in a $5 billion serviceable addressable market;

•
that leveraging Akoya’s established clinical partnerships and CLIA-certified lab services, Quanterix is now strategically positioned to drive significant value creation through an expanded portfolio of lab service offerings, therefore this collaboration establishes a clear path for Quanterix to participate in the rapidly emerging spatial biology clinical market, particularly in oncology;

•
that Quanterix and Akoya have complementary offerings and deep customer relationships across discovery, translational, and clinical research, therefore when offered as an integrated solution, Quanterix expects significant cross-selling opportunities to a combined 2,300 instrument install-base driving strong double-digit organic revenue growth in 2026;

•
that the transaction is expected to generate approximately $40 million in annual cost synergies by the end of 2026, with $20 million expected to be realized within the first year following closing of the Merger, that these cost savings will be driven primarily by the elimination of duplicative corporate structures, streamlined commercial infrastructure, increased operational efficiencies, process improvements and footprint optimization, that the synergies will be additive to the cost savings initiatives already implemented by the two organizations, and that Quanterix’s previous cost initiatives combined with the expected cost synergies from the transaction are expected to accelerate its path to profitability, including generating positive free cash flow in 2026;

•
that for the trailing-12 months ending September 30, 2024, the Combined Company generated revenue of approximately $220 million on a pro forma basis, and with more than $300 million in combined cash today, Quanterix expects to have approximately $175 million in cash with no expected debt at the time of closing, after accounting for debt repayment, transaction costs, and a $20 million payment for its acquisition of Emission, therefore Quanterix will have financial flexibility to advance the Company’s global diagnostic testing infrastructure, including for Alzheimer’s disease and other growth opportunities such as Akoya’s advancement into the companion diagnostics segment.

Other Factors Considered by the Quanterix Board.   In addition to considering the strategic factors described above, the Quanterix Board considered the following additional factors, all of which it viewed as supporting its decision to approve the Merger and make its recommendations to Quanterix stockholders:
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the board of directors of the Combined Company will be composed of nine members, seven of whom currently serve on the Quanterix Board and two of whom will be nominated by the Akoya Board, which will result in a well-rounded board of directors with complementary strengths and backgrounds;

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that following the Closing, Masoud Toloue and Vandana Sriram will continue to lead the Combined Company in their roles as chief executive officer and chief financial officer, respectively;

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the belief that the above-described governance matters would best position the Combined Company for a successful integration process, future success and synergies realization;

•
the Exchange Ratio and that the Exchange Ratio is fixed, with no adjustment in the Merger Consideration to be received by Akoya stockholders as a result of possible increases or decreases in the trading price of Quanterix’s stock following the announcement of the Merger, which creates certainty as to the number of shares of Quanterix Common Stock to be issued in the Merger;

•
based on the closing price of Quanterix Common Stock on January 8, 2025, Quanterix stockholders will hold approximately 71% of the common stock of the Combined Company upon completion of the Merger;

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historical information concerning Quanterix’s and Akoya’s respective businesses, financial condition, results of operations, earnings, trading prices, competitive positions and prospects on a stand-alone basis and forecasted combined basis;

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the Quanterix Board’s strong knowledge and understanding of the Quanterix business, operations, financial condition, earnings, strategy, risks and other alternatives reasonably available to Quanterix to achieve a more comprehensive ecosystem to identify and measure biomarkers across tissue and blood, whether through organic growth or acquisitions;

•
the results of the due diligence review of Akoya and its business, including with respect to legal, regulatory, accounting, tax and human resources matters, conducted by Quanterix and its advisors;

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the current and prospective business environment in which Quanterix and Akoya operate, including national and local economic conditions, the competitive and regulatory environment, and the likely effect of these factors on Quanterix and the Combined Company;

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the recommendation of Quanterix’s senior management in favor of the Merger;

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the ability of Quanterix stockholders to approve or reject the Merger by voting on the Share Issuance;

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the oral opinion of Goldman Sachs, subsequently confirmed by delivery of a written opinion dated January 9, 2025, that, as of the date of such written opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to Quanterix, as more fully described under the section titled “The Merger — Opinion of Quanterix’s Financial Advisor” and the full text of the written opinion of Goldman Sachs, which is attached as Annex E to this joint proxy statement/prospectus; and

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the review by the Quanterix Board with its advisors of the structure of the proposed Merger and the financial and other terms of the Merger Agreement, including the likelihood of consummation of the proposed transactions contemplated by the Merger Agreement and the evaluation of the Quanterix Board of the likely time period necessary to complete the Merger.

The Quanterix Board also considered the following specific aspects of the Merger Agreement:
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the nature of the Closing conditions included in the Merger Agreement, including the reciprocal exceptions to the events that would constitute a Material Adverse Effect on either Quanterix or Akoya for purposes of the Merger Agreement, as well as the likelihood of satisfaction of all conditions to completion of the transactions contemplated by the Merger Agreement;

•
that the representations and warranties of each of Quanterix and Akoya, respectively, as well as the interim operating covenants in the Merger Agreement requiring the parties to conduct their respective businesses in the ordinary course prior to completion of the Merger, subject to specific limitations, are reasonable under the circumstances and, with respect to the interim operating covenants prohibiting certain actions prior to the completion of the Merger, are less restrictive on Quanterix than Akoya;

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the requirement to use reasonable best efforts to obtain approval for the Merger required under the HSR Act (or the expiration or termination of the waiting period under the HSR Act) and all requisite regulatory approvals or clearances;

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the restrictions in the Merger Agreement on Akoya’s ability to respond to and negotiate certain alternative transaction proposals from third parties, subject to certain exceptions, and the requirement that Akoya pay Quanterix a $7 million termination fee if the Merger Agreement is terminated under certain circumstances;

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Quanterix’s right to, subject to specified limitations, engage in negotiations with, and provide information to, a third party that makes an unsolicited written bona fide proposal relating to an Acquisition Proposal (which proposal is made after the date of the Merger Agreement and prior to the time the Quanterix Stockholders Approval is obtained, and does not result from a breach of Quanterix’s non-solicitation obligations described in the section titled “The Merger Agreement — No Solicitation of Competing Proposals”), if the Quanterix Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such proposal constitutes or could reasonably be expected to result in a transaction that is superior to the proposed transaction with Akoya, which we refer to as a Superior Proposal (as discussed and defined in the section titled “The Merger Agreement — No Solicitation of Competing Proposals”);

•
the right of the Quanterix Board, in certain circumstances, to change its recommendation to Quanterix stockholders to vote for the Share Issuance Proposal if a Superior Proposal is available (which proposal is made after the date of the Merger Agreement and prior to the time the Quanterix Stockholder Approval is obtained, described in the section titled “The Merger Agreement — No Solicitation of Competing Proposals”) or an Intervening Event (as discussed and defined in the section titled “The Merger Agreement — No Solicitation of Competing Proposals”) has occurred so long as the Quanterix Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, subject to certain conditions (including taking into account any modifications to the terms of the Merger Agreement and, in connection with the termination of the Merger Agreement, Quanterix being obligated to pay Akoya a termination fee of $9 million if the Merger Agreement is terminated in certain circumstances as described in the section titled “The Merger Agreement —  Termination Fees and Expenses”); and
•
the belief that the size of the termination fee that might be payable to Akoya pursuant to the Merger Agreement (i) was reasonable in light of the overall terms of the Merger Agreement, (ii) was within the range of termination fees in other transactions of this size and nature and (iii) would not be likely to preclude another party from making a competing proposal.

The Quanterix Board also considered Akoya’s financial projections, with revenue, EBIT and cash burn expectations adjusted by Quanterix management (see “Summary of the Quanterix Management Adjusted Akoya Projections” below), and took into consideration Akoya’s cash burn. The Quanterix Board determined that the Combined Company would be adequately capitalized and have sufficient cash to sustain its operations until cash flow break even.
The Quanterix Board weighed these advantages and opportunities against a number of potentially negative factors in its deliberations concerning the Merger Agreement and the Merger, including:
•
the risk that, because the Exchange Ratio under the Merger Agreement would not be adjusted for changes in the market price of Quanterix Common Stock or Akoya Common Stock, the value of the shares of Quanterix Common Stock to be issued to holders of shares of Akoya Common Stock upon the consummation of the Merger could be significantly more than the value of such shares immediately prior to the announcement of the proposed Merger;

•
the dilution of existing shares of Quanterix Common Stock as a result of the Share Issuance;

•
the risk that Akoya’s financial performance may not meet Quanterix’s expectations;

•
the fact that projections of future results of operations and synergies are necessarily estimates based on assumptions, the risk of not being able to realize all of the anticipated benefits of the Merger, including the synergies, cost savings, growth opportunities or cash flows between Quanterix and Akoya, or that such benefits may take longer than expected to be realized, if at all;

•
the difficulties and management challenges inherent in completing the Merger and integrating the businesses, operations and workforce of Akoya with those of Quanterix and the possibility of encountering difficulties in achieving expected growth and cost savings;

•
potential adverse changes in government payer practices, models and reimbursement rates, and the likely effect of these factors on Quanterix, Akoya and the Combined Company;

•
the costs, fees and expenses associated with completing the Merger and the other transactions contemplated by the Merger Agreement, including those incurred regardless of whether the Merger is consummated;

•
the risks and costs to Quanterix in connection with the Merger (including if the Merger is not completed), either during the pendency of the Merger or following the Closing of the Merger, including the risks and costs associated with the potential diversion of management and employee attention, potential management and employee attrition and the potential negative effect on Quanterix’s and Akoya’s respective relationships with employees, payers, patients and regulators;

•
the risk that the Merger may not be completed despite the combined efforts of Quanterix and Akoya or that completion may be unduly delayed, even if the approval by Akoya stockholders of the Akoya Merger Proposal and the approval by Quanterix Stockholders in favor of the Quanterix Share Issuance Proposal are obtained;

•
the potential for litigation relating to the proposed Merger and the associated costs, burden and inconvenience involved in defending those proceedings;

•
the various contingent liabilities, including pending legal proceedings, to which Akoya is subject;

•
the risk that Quanterix stockholders or Akoya stockholders, as applicable, may vote down the Quanterix Share Issuance Proposal at the Quanterix Special Meeting or the Akoya Merger Proposal at the Akoya Special Meeting, respectively;

•
the provisions of the Merger Agreement which prohibit Quanterix from soliciting or entertaining other acquisition offers except in certain specified circumstances;

•
the fact that under specified circumstances, Quanterix may be required to pay Akoya a termination fee of $9 million, and the effect this could have on Quanterix, including the possibility that the existence of the termination fee obligation could discourage other potential parties from making a Superior Proposal with respect to Quanterix, though the Quanterix

Board believed the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in making a Superior Proposal;
•
the fact that the Merger Agreement permits Akoya, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals prior to the time that Akoya stockholders approve the Akoya Merger Proposal and the risk that the $7 million termination fee to which Quanterix may be entitled, subject to the terms and conditions of the Merger Agreement, in the event the Merger Agreement is terminated in certain circumstances may not be sufficient to compensate Quanterix for the harm it might suffer as a result of such termination;

•
terms of the Merger Agreement which restrict Quanterix’s abilities to operate its business outside of the ordinary course before the Closing of the Merger; and

•
the risks of the type and nature described in the section titled “Risk Factors” and the matters described in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

The Quanterix Board considered all of these factors as a whole and, on balance, concluded that it supported a favorable determination to enter into the Merger Agreement.
In addition, the Quanterix Board was aware of and considered the interests of its directors and executive officers that are different from, or in addition to, the interests of Quanterix stockholders generally, as described in the section titled “Interests of Quanterix’s Directors and Executive Officers in the Merger.”
The foregoing discussion of the information and factors that the Quanterix Board considered is not intended to be exhaustive, but rather is meant to include the material factors that the Quanterix Board considered. The Quanterix Board collectively reached the conclusion to approve the Merger Agreement, the Merger, the Share Issuance and the other transactions contemplated by the Merger Agreement in light of the various factors described above and other factors that the members of the Quanterix Board believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the Quanterix Board considered in connection with its evaluation of the Merger, the Quanterix Board did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Quanterix Board. In considering the factors discussed above, individual directors may have given different weights to different factors.
The foregoing description of Quanterix’s consideration of the factors supporting the Merger is forward-looking in nature. This information should be read in light of the factors discussed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Akoya’s Reasons for the Merger and Recommendation of the Akoya Board
At a special meeting held on January 9, 2025, the Akoya Board unanimously: (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Akoya and its stockholders, (iii) resolved to recommend the adoption of the Merger Agreement to Akoya stockholders, on the terms and subject to the conditions set forth in the Merger Agreement and (iv) directed that the Merger Agreement be submitted to Akoya stockholders for adoption.
Accordingly, the Akoya Board unanimously recommends that Akoya stockholders vote “FOR” the Akoya Merger Proposal.
In evaluating the proposed transaction, reaching its determinations and making its recommendations, the Akoya Board, as described in the section titled “The Merger — Background of the Merger,” consulted with Akoya senior management and its outside legal and financial advisors, and considered a number of factors, including the following factors that weighed in favor of the transaction:
Value of Consideration
•
the aggregate value and nature of the consideration to be received in the Merger by Akoya stockholders, including:

•
that the Merger Consideration represented a premium of approximately 43% to Akoya stockholders based on the closing price of Akoya Common Stock on January 7, 2025, and a premium of approximately 45% and 45% based on the 30-day and 90-day volume weighted average share price of Akoya Common Stock as of the same date;

•
the fact that Akoya stockholders will own approximately 30% of the Combined Company immediately following completion of the Merger;

•
the fact that the Merger Agreement provides for a fixed Exchange Ratio, which provides certainty to Akoya stockholders as to their approximate aggregate pro forma percentage ownership of the Combined Company and will not fluctuate based upon changes in the market price of Akoya Common Stock or Quanterix Common Stock between the date of the Merger Agreement and the Closing Date;

•
that the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, with the result that U.S. holders of Akoya Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of any portion of the Merger Consideration delivered in the form of Quanterix Common Stock, except for cash received in respect of fractional shares of Akoya Common Stock, as more fully described in the section titled “Material U.S. Federal Income Tax Consequences of the Merger”;

•
the obligation of Akoya and Quanterix to cooperate in good faith to enter into a convertible debt financing arrangement pursuant to which Quanterix would provide the Akoya Bridge Financing;

Strategic Considerations and Synergies
•
the opportunity for the Combined Company to potentially achieve revenue synergies and significant operational and cost synergies, which cost synergies are anticipated to generate $40 million in annualized cost savings (not including stock-based compensation) by 2026;

•
the expectation that the Combined Company will be better positioned to pursue a more aggressive growth strategy in comparison to Akoya on a stand-alone basis as a result of the Combined Company’s anticipated diversity and scale across a range of product and service categories and geographies, larger market capitalization, enhanced access to capital over the short-term and long-term and likelihood of increased access to business development opportunities as a result of its larger market presence;

•
the complementary nature of Akoya’s and Quanterix’s businesses, products, services and geographic markets, and the additional cross-selling revenue growth opportunities presented by the Combined Company’s expanded product and service offerings and the opportunity created by the transaction to enhance the capabilities of both companies to operate more effectively and efficiently by employing the best practices of each company and leveraging economies of scale;

•
Akoya’s knowledge of Quanterix’s business, operations, operating results, financial condition, strategy and future prospects and historical and current trading prices of Quanterix Common Stock taking into account the results of Akoya’s due diligence review of Quanterix;

•
the expectation that the Merger would create a larger, well-capitalized life sciences tools and diagnostics Combined Company with leading technologies, complementary product and services portfolios and a strengthened U.S. and international commercial reach and the ability to achieve above-market revenue growth and accelerate its path to profitability and positive free cash flow generation;

•
the potential opportunity for Akoya stockholders to participate in a more diversified business profile, the potential to realize the long-term benefit of both Akoya’s and Quanterix’s clinical market opportunities, the potential to obtain accelerated profitability through anticipated revenue growth and the realization of synergies;

•
the current and prospective competitive climate in the life sciences tools and diagnostics industries, including regulatory, financial, economic and other challenges facing industry participants, and the belief that the Combined Company, in light of its larger scale, strong balance sheet, more comprehensive product and service offerings and market presence, will be better positioned to meet these challenges;

•
the current industry, economic and market conditions and trends in the markets in which Akoya competes and the macroeconomic environment generally;

Most Attractive Strategic Alternative
•
the view of the Akoya Board that the proposed transaction with Quanterix was the most attractive strategic alternative available to Akoya and its stockholders, including in comparison to the alternative of remaining independent and continuing to execute on Akoya’s long-term business strategy. In this regard, the Akoya Board considered:

•
its belief that the proposed transaction with Quanterix would result in greater value to Akoya stockholders than the value that could be expected to be generated from the various other strategic alternatives available to Akoya, including when compared to the possibility of continuing to pursue Akoya’s long-term business plan as an independent public company as an alternative means of creating stockholder value, and the business, financial, market and execution risks and uncertainties of such alternatives as to the realization of Akoya’s strategic goals and the future value of Akoya’s shares;
•
the fact that the Akoya Board, together with its advisors, conducted a full and robust process to explore strategic alternatives;

•
Akoya’s business, financial condition, including debt obligations, historical and projected financial performance, competitive position, assets and future prospects as a standalone company;

•
that Akoya’s management and outside advisors had conducted due diligence investigations of the Quanterix business including meetings and calls with Quanterix’s management and advisors regarding Quanterix’s business model, operations and forecasts, commercial, financial, tax, accounting and legal due diligence;

Opinion of Akoya’s Financial Advisor
•
the opinion of PWP, rendered orally to the Akoya Board on January 9, 2025 (and subsequently confirmed in writing as of January 9, 2025), that, as of such date and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth therein, the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of Akoya Common Stock (the full text of the PWP Opinion, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by PWP in connection with PWP’s opinion, is attached as Annex F to this joint proxy statement/prospectus and is incorporated herein by reference), as more fully described under the section titled “The Merger — Opinion of Akoya’s Financial Advisor”.

Likelihood of Completion of the Merger
•
the expectation that the Merger will be consummated, based on, among other things, the limited number of conditions to the Merger and the commitment made by both Akoya and Quanterix to cooperate and use reasonable best efforts to obtain regulatory clearances, including under the HSR Act, as further described in the section titled “The Merger —  Regulatory Approvals and Related Matters”;

•
the fact that the Quanterix Board is obligated to recommend to Quanterix stockholders the approval of the Quanterix Share Issuance Proposal, the fact that the Quanterix Board is obligated to convene and hold a meeting of Quanterix stockholders for the purposes of voting on the Quanterix Share Issuance Proposal and the fact that the Quanterix Board is obligated to use reasonable best efforts to take all action necessary or advisable to secure the Quanterix Stockholder Approval;

•
the fact that the Termination Date of the Merger Agreement, taking into account the ability of Akoya or Quanterix to extend the initial July 9, 2025, Termination Date in specified circumstances to January 9, 2026 (as more fully described in the section titled “The Merger Agreement — Termination of the Merger Agreement”), which the Akoya Board expected to allow for sufficient time to satisfy all required conditions to consummate the Merger;

Favorable Terms of the Merger Agreement
•
the ability of Akoya to, subject to specified limitations, (i) furnish information to and negotiate regarding unsolicited third-party acquisition proposals under certain circumstances and, ultimately, (ii) change its recommendation that Akoya stockholders adopt the Merger Agreement and vote “FOR” the Akoya Merger Proposal, and (iii) terminate the Merger Agreement in order for Akoya to enter into a definitive agreement with respect to a superior proposal, subject to compliance with the procedural terms and conditions set forth in the Merger Agreement, including the payment of a termination fee of $7.0 million, as further discussed in the sections titled “The Merger Agreement — No Solicitation of Competing Proposals,” “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees and Expenses”;

•
the terms of the Merger Agreement that restrict Quanterix’s ability to solicit and engage in alternative business combination transactions, subject to certain exceptions, as further discussed in the section titled “The Merger Agreement — No Solicitation of Competing Proposals”;

•
the fact that the Merger Agreement is subject to adoption by the holders of a majority of the outstanding shares of Akoya Common Stock;

•
the obligation of Quanterix to pay Akoya by way of compensation a termination payment of $9.0 million upon termination of the Merger Agreement under specified circumstances, as further discussed in the section titled “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees and Expenses”;

•
the requirement that Quanterix hold a stockholder vote on the approval of the Quanterix Share Issuance Proposal, even if the Quanterix Board has withdrawn its recommendation in favor of the Quanterix Share Issuance Proposal, unless Quanterix terminates the Merger Agreement in connection with an alternative acquisition. For additional information, see the section titled “The Merger Agreement — Obligations to Call Special Meetings”;

Governance Matters
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the fact that, at the Effective Time, two Akoya directors (to be nominated by the Akoya Board) would be appointed to the nine-member board of directors of the Combined Company, which will allow for such directors to oversee and provide input of the Combined Company and will provide helpful continuity in advancing the Combined Company’s strategic goals;

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the recommendation of the Akoya Strategic Transactions Committee that the Akoya Board, among other things, (i) determine that the terms of the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of Akoya and its stockholders; (ii) determine that it is in the best interests of Akoya and its stockholders, and declare it advisable, to enter into the Merger Agreement; and (iii) resolve to recommend that Akoya’s stockholders adopt and approve the Merger Agreement and approve the Merger; and

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the fact that the Akoya Board consists of a majority of independent directors who carefully reviewed the transaction with the assistance of Akoya’s management and legal and financial advisors, and also took into consideration the financial expertise and prior industry experience of a number of directors.

The Akoya Board weighed these advantages and opportunities against a number of potentially negative factors in its deliberations concerning the Merger Agreement and the transaction, including:
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that the Exchange Ratio would not be adjusted to compensate for changes in the price of Quanterix Common Stock or Akoya Common Stock prior to the consummation of the Merger, which may result in Akoya stockholders receiving Merger Consideration at the consummation of the Merger with a lower market value than such Merger Consideration had at the announcement of the Merger;

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the fact that Akoya’s management anticipates the Combined Company will experience some revenue dis-synergies as a result of the Merger;

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the risks associated with Akoya stockholders holding a smaller percentage in the Combined Company (approximately 30%) than Akoya stockholders currently own, which may reduce the influence that Akoya stockholders have on the management of the Combined Company;

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the fact that the Combined Company may face liquidity challenges during the next few years in light of significant contingent liabilities and financial obligations and commitments;

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that certain provisions of the Merger Agreement, although reciprocal, may have the effect of discouraging alternative business combination transactions involving Akoya, including restrictions on Akoya’s ability to solicit proposals for alternative transactions and the requirement that Akoya pay a termination fee of $7.0 million to Quanterix in certain circumstances following the termination of the Merger Agreement as further discussed in the sections titled “The Merger Agreement — No Solicitation of Competing Proposals”; “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees and Expenses”;

•
the requirement that Akoya hold a stockholder vote on the Akoya Merger Proposal, even if the Akoya Board has withdrawn its recommendation in favor of the Akoya Merger Proposal, unless it terminates the Merger Agreement in connection with a proposal for an alternative transaction. For additional information, see the section titled “The Merger Agreement — Obligations to Call Special Meetings”;

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the adverse impact that business uncertainty prior to the Effective Time could have on Akoya’s and Quanterix’s ability to attract, retain and motivate key personnel until the Effective Time;

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the time, effort and substantial costs involved in connection with entering into the Merger Agreement and completing the Merger and the related disruptions to the operation of Akoya’s business, including the risk of diverting management’s attention from other strategic priorities to implement Merger integration efforts, and the risk that the operations of Akoya would be disrupted by employee concerns or departures or by changes to or termination of Akoya’s relationships with its customers, suppliers, sales representatives and distributors following the public announcement of the Merger;
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the interim operating covenants in the Merger Agreement that restrict the conduct of Akoya’s business during the pendency of the Merger, which may delay or prevent Akoya’s ability to pursue certain business opportunities that may arise;

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the six-month outside Termination Date (which may be extended up to an additional six months in certain circumstances) and the fact that there can be no assurance that the conditions in the Merger Agreement will be satisfied and, as a result, the Merger may not be consummated and the potential consequences of non-consummation, including the potential negative impacts on Akoya, its business, the trading price of Akoya’s shares and Akoya’s ability to attract and retain key management personnel and employees;

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the risk that regulatory agencies may not approve the Merger or may impose terms and conditions on their approvals that adversely affect the business and financial results of the Combined Company;

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the difficulty and costs inherent in the combination of two businesses of the size, geographic diversity and complexity of Akoya and Quanterix and the risk that the cost savings, synergies and other benefits expected to be obtained as a result of the Merger might not be fully or timely realized;

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the fact that the completion of the Merger is subject to approval by Quanterix stockholders of the Quanterix Share Issuance Proposal and the risk that Quanterix stockholders will not approve such proposal or that Akoya stockholders will not approve the Akoya Merger Proposal;

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the fact that the Quanterix Board is permitted under the Merger Agreement to withdraw its recommendation if required by its fiduciary duties;

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the fact that the Merger Agreement permits Quanterix, subject to certain conditions, to respond to certain unsolicited acquisition proposals prior to the time Quanterix stockholders approve the Quanterix Share Issuance Proposal;

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the risks of litigation relating to the Merger and the associated costs, burden and inconvenience involved in defending any such proceedings;

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the fact that Akoya has incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated;

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the risk that the Akoya Bridge Financing would not be completed on terms acceptable to Akoya and Quanterix and to MidCap;

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the risk that if the Merger Agreement is terminated that Akoya may be unable to meet its obligations under the Akoya Existing Loan Documents, resulting in an event of default and the acceleration in full of the amounts outstanding thereunder; and

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risks and other considerations of the type and nature described under the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The Akoya Board considered the factors described above as a whole, including through engaging in discussions with Akoya senior management and Akoya’s outside legal and financial advisors. Based on this review and consideration, the Akoya Board unanimously concluded that these factors, on balance, supported a determination that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, were fair to and in the best interests of Akoya and its stockholders, and resolved to recommend the adoption of the Merger Agreement to the stockholders of Akoya, on the terms and subject to the conditions set forth in the Merger Agreement.
In addition, the Akoya Board was aware of and considered the fact that Akoya’s directors and executive officers may have certain interests in the transaction that are different from, or in addition to, the interests of Akoya stockholders generally, as described in the section titled “Interests of Akoya Directors and Executive Officers in the Merger.”
The foregoing discussion of the information and factors that the Akoya Board considered is not, and is not intended to be, exhaustive. The Akoya Board collectively reached the conclusion to approve the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, in light of the various factors described above and other factors that the members of the Akoya Board believed appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the Akoya Board considered in connection with its evaluation of the transaction, the Akoya Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Akoya Board. In considering the factors discussed above, individual directors may have given different weights to different factors.
The foregoing discussion of the information and factors considered by the Akoya Board in approving the Merger Agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Quanterix’s Financial Advisor
Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, to the Quanterix Board that, as of January 9, 2025 and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio of 0.318 shares of Quanterix Common Stock to be issued in exchange for each outstanding share of Akoya Common Stock pursuant to the Merger Agreement was fair from a financial point of view to Quanterix.
The full text of the written opinion of Goldman Sachs, dated January 9, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Quanterix Board in connection with its consideration of the transactions contemplated by the Merger Agreement. Goldman Sachs’ opinion is not a recommendation as to how any holder of Quanterix Common Stock should vote with respect to the transactions contemplated by the Merger Agreement, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
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the Merger Agreement;

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annual reports to stockholders and Annual Reports on Form 10-K of Quanterix for the five fiscal years ended December 31, 2023;

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annual reports to stockholders and Annual Reports on Form 10-K of Akoya for the three fiscal years ended December 31, 2023;

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Akoya’s Registration Statement on Form S-1, including the prospectus contained therein dated April 15, 2021 relating to Akoya’s initial public offering of certain of its securities;

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certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Quanterix and Akoya;

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certain publicly available research analyst reports for Quanterix and Akoya;

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certain internal financial analyses and forecasts for Akoya prepared by its management, as discussed in the section titled “Certain Akoya Unaudited Prospective Financial Information”;

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certain internal financial analyses and forecasts for Quanterix standalone and pro forma for the Merger and certain financial analyses and forecasts for Akoya and certain forecasts related to the expected utilization of certain NOLs carryforwards and tax credits by Quanterix standalone and pro forma for the transactions contemplated by the Merger Agreement, in each case, as prepared by the management of Quanterix and approved for Goldman Sachs’ use by Quanterix, which are referred to as Quanterix Management Standalone Projections (defined below), and as discussed in the section titled “Certain Quanterix Unaudited Prospective Financial Information”; and

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certain operating synergies projected by the management of Quanterix to result from the transactions contemplated by the Merger Agreement, as approved for Goldman Sachs’ use by Quanterix, which are referred to as Quanterix Synergy Projections (defined below), and as discussed in the section titled “Certain Quanterix Unaudited Prospective Financial Information”.

Goldman Sachs also held discussions with members of the senior managements of Quanterix and Akoya regarding their assessment of the past and current business operations, financial condition, and future prospects of Akoya and with the members of senior management of Quanterix regarding their assessment of the past and current business operations, financial condition and future prospects of Quanterix and the strategic rationale for, and the potential benefits of, the transactions contemplated by the Merger Agreement; reviewed the reported price and trading activity for the shares of Quanterix Common Stock and the shares of Akoya Common Stock; compared certain financial and stock market information for Quanterix and Akoya with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with Quanterix’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Quanterix’s consent that the Quanterix Management Standalone Projections and the Quanterix Synergy Projections were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Quanterix. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Quanterix or Akoya or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the Merger Agreement will be obtained without any adverse effect on Quanterix or Akoya or on the expected benefits of the transactions contemplated by the Merger Agreement in any way meaningful to its analysis. Goldman Sachs also assumed that the transactions contemplated by the Merger Agreement will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Quanterix to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Quanterix; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the Exchange Ratio pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement, the bridge financing contemplated by the Merger Agreement or the transactions contemplated by the Merger Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or the bridge financing contemplated by the Merger Agreement or entered into or amended in connection with the transactions contemplated by the Merger Agreement, including the fairness of the transactions contemplated by the Merger Agreement to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Quanterix; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Quanterix, or any class of such persons in connection with the Merger, whether relative to the Exchange Ratio pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Quanterix Common Stock or Akoya Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Quanterix or Akoya or the transactions contemplated by the Merger Agreement, or as to the impact of the transactions contemplated by the Merger Agreement on the solvency or viability of Quanterix or Akoya or the ability of Quanterix or Akoya to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analyses
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Quanterix Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 7, 2025, the last trading day before Goldman Sachs rendered to the Quanterix Board its oral opinion, and is not necessarily indicative of current market conditions.
Illustrative Discounted Cash Flow Analysis — Quanterix Standalone
Using the Quanterix Management Standalone Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Quanterix on a standalone basis to derive a range of illustrative equity values per share of Quanterix Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 12.0% to 15.0%, reflecting estimates of Quanterix’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2024, (i) estimates of unlevered free cash flow for Quanterix for the fiscal years 2025 through 2033 as reflected in the Quanterix Management Standalone Projections and (ii) a range of illustrative terminal values for Quanterix, which were calculated by applying terminal year exit enterprise value (“EV”)/earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples ranging from 11.0x to 12.0x, to a terminal year estimate of EBITDA to be generated by Quanterix, as reflected in the Quanterix Management Standalone Projections. In addition, using a discount rate range of 12.0 to 15.0%, Goldman Sachs discounted to present value as of December, 31, 2024, the estimated benefits of Quanterix’s net operating losses, or (“Quanterix NOLs”) for the years 2025 through 2033, as reflected in the Quanterix Management Standalone Projections. The range of terminal year exit EV/EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience. Goldman Sachs derived discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Quanterix’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for Quanterix, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Quanterix by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Quanterix the amount of Quanterix’ net debt and added the amount of the present value of the Quanterix NOLs, as provided by and approved for Goldman Sachs’ use by the management of Quanterix, to derive a range of illustrative equity values for Quanterix. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Quanterix Common Stock as of December 30, 2024, as provided by and approved for Goldman Sachs’ use by the management of Quanterix, using the treasury stock method, to derive a range of illustrative equity values per share ranging from $35.73 to $46.20.
Illustrative Discounted Cash Flow Analysis — Quanterix Pro Forma
Using the Quanterix Pro Forma Projections, which take into account the Quanterix Synergy Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Quanterix pro forma for the transactions contemplated by the Merger Agreement to derive a range of illustrative equity values per share of Quanterix Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 12.0% to 15.0%, reflecting estimates of Quanterix’s pro forma weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2024, (i) estimates of unlevered free cash flow for Quanterix pro forma for the transactions contemplated by the Merger Agreement for the fiscal years 2025 through 2033 as reflected in the Quanterix Pro Forma Projections and (ii) a range of illustrative terminal values for Quanterix pro forma for the transactions contemplated by the Merger Agreement, which were calculated by applying terminal year exit EV/EBITDA multiples ranging from 11.0x to 12.0x, to a terminal year estimate of EBITDA to be generated by Quanterix pro forma for the transactions contemplated by the Merger Agreement, as reflected in the Quanterix Pro Forma Projections. In addition, using a discount rate range of 12.0 to 15.0%, Goldman Sachs discounted to present value as of December, 31, 2024, the estimated benefits of Quanterix’s NOLs pro forma for the transactions contemplated by the Merger Agreement (“Pro Forma NOLs”) for the years 2025 through 2033, as reflected in the Quanterix Pro Forma Projections. The range of terminal year exit EV/EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience. Goldman Sachs derived discount rates by application of CAPM, which requires certain company-specific inputs, including Quanterix’s pro forma target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for Quanterix pro forma for the transactions contemplated by the Merger Agreement, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Quanterix pro forma for the transactions contemplated by the Merger Agreement by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Quanterix pro forma for the transactions contemplated by the Merger Agreement and the pro forma net debt and added the amount of the present value of the Pro Forma NOLs and the pro forma Quanterix Synergy Projections, as provided by and approved for Goldman Sachs’ use by the management of Quanterix, to derive a range of illustrative equity values for Quanterix pro forma for the transactions contemplated by the Merger Agreement. Goldman Sachs then divided the range of illustrative equity values it derived by the pro forma number of fully diluted outstanding shares of Quanterix Common Stock as of December 30, 2024 with respect to the number of fully diluted outstanding shares of Quanterix Common Stock and as of December 27, 2024 and December 29, 2024 with respect to the number of fully diluted outstanding shares of Argo Common Stock, as provided by and approved for Goldman Sachs’ use by the management of Quanterix, using the treasury stock method, to derive a range of illustrative equity values per share ranging from $40.24 to $52.87.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Quanterix Board as to the fairness from a financial point of view to Quanterix, as of January 9, 2025, of the Exchange Ratio pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Quanterix, Akoya, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Exchange Ratio was determined through arm’s-length negotiations between Quanterix and Akoya and was approved by the Quanterix Board. Goldman Sachs provided advice to Quanterix during these negotiations. Goldman Sachs did not, however, recommend any specific Exchange Ratio to Quanterix or the Quanterix Board or that any specific Exchange Ratio constituted the only appropriate Exchange Ratio for the transactions contemplated by the Merger Agreement.
As described above, Goldman Sachs’ opinion to the Quanterix Board was one of many factors taken into consideration by the Quanterix Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex E.
Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Quanterix, Akoya, any of their respective affiliates and third parties, including Telegraph Hill Partners, affiliates of which are significant stockholders of Akoya (collectively, the “Significant Stockholder”) or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to Quanterix in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the Merger Agreement. During the two-year period ended January 9, 2025, Goldman Sachs Investment Banking has not been engaged by Quanterix or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended January 9, 2025, Goldman Sachs Investment Banking has not been engaged by Akoya or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended January 9, 2025, Goldman Sachs Investment Banking has not been engaged by the Significant Stockholder or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Quanterix, Akoya, the Significant Stockholder and their respective affiliates, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs also may have co-invested with the Significant Stockholder and its affiliates from time to time and may have invested in limited partnership units of affiliates of the Significant Stockholder from time to time and may do so in the future.
The Quanterix Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the Merger Agreement. Pursuant to a letter agreement dated September 26, 2024, Quanterix engaged Goldman Sachs to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement. The engagement letter between Quanterix and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement of the Merger Agreement, at approximately $4 million, all of which is contingent upon consummation of the transactions contemplated by the Merger Agreement. In addition, Quanterix has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Opinion of Akoya’s Financial Advisor
Introduction
Akoya retained PWP to act as Akoya’s financial advisor and provide an opinion in connection with the Merger. The Akoya Board instructed PWP to evaluate the fairness, from a financial point of view, to the holders of outstanding shares of Akoya Common Stock of the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement. On January 9, 2025, at a meeting of the Akoya Board held to evaluate the Merger, PWP rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth therein, the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of outstanding Akoya Common Stock.
The PWP opinion speaks only as of the date and the time PWP rendered it and not as of the time the Merger may be completed or any other time. The PWP opinion does not reflect changes that may occur or may have occurred after its delivery, which could significantly alter the value, facts or elements on which the opinion was based.
The full text of PWP’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review PWP undertook, is attached as Annex F to this joint proxy statement/prospectus and is incorporated by reference in its entirety. The summary of PWP’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. PWP delivered its opinion for the information and assistance of the Akoya Board in connection with, and for the purposes of its evaluation of, the Merger. PWP’s opinion does not address any other aspect of the Merger Agreement and does not constitute a recommendation as to how any holder of Akoya Common Stock should vote or otherwise act with respect to the Merger or any other matter.
In connection with rendering its opinion, PWP, among other things:
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reviewed certain publicly available financial statements and other publicly available business and financial information with respect to Akoya and Quanterix, including equity research analyst reports;

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reviewed certain internal financial statements, analyses and forecasts (the “Akoya Forecasts”) and other internal financial information and operating data relating to the business of Akoya, in each case, prepared by Akoya management and approved for PWP’s use by Akoya management;

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reviewed certain internal financial statements, analyses and forecasts (the “Quanterix Forecasts”) and other internal financial information and operating data relating to the business of Quanterix, in each case, prepared by Quanterix management and approved for PWP’s use by Akoya management;

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reviewed estimates of synergies (and estimated costs to realize such synergies) anticipated by Quanterix management to result from the Merger (the “Anticipated Synergies”) and approved for PWP’s use by Akoya management;

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discussed the past and current business, operations, financial condition and prospects of Akoya with senior members of Akoya management, the Akoya Board, and other representatives and advisors of Akoya;

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discussed the past and current business, operations, financial condition and prospects of Quanterix and the Combined Company (including the Anticipated Synergies) with senior management of Akoya and Quanterix, the Akoya Board, and other representatives and advisors of Akoya and Quanterix;

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discussed with senior members of Akoya management and the Akoya Board their assessment of the strategic rationale for, and the potential benefits of, the Merger;

•
compared the financial performance of Akoya and Quanterix with that of certain publicly-traded companies that PWP believed to be generally relevant;

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reviewed the historical trading prices and trading activity for the Akoya Common Stock and the Quanterix Common Stock and compared such prices and trading activity with the prices and trading activity of securities of certain publicly-traded companies that PWP believed to be generally relevant;

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participated in discussions among representatives of Akoya and Quanterix and their respective advisors;

•
reviewed a draft of the Merger Agreement dated January 8, 2025; and

•
conducted such other financial studies, analyses and investigations, and considered such other factors, as it deemed appropriate.

For purposes of its opinion, PWP assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by PWP (including information that was available from public sources) and further relied upon the assurances of Akoya management that Akoya management was not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect.
With respect to the Akoya Forecasts, PWP was advised by Akoya management and assumed, with the consent of the Akoya Board, that the Akoya Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Akoya management as to the future financial performance of Akoya and the other matters covered thereby, and PWP expressed no view as to the reasonableness of the Akoya Forecasts or the assumptions on which they were based. In particular, the Akoya Forecasts reflect certain assumptions regarding the industries or areas in which Akoya operates that are subject to significant uncertainty and that, if different than assumed, could have a material impact on PWP’s analysis and opinion. With respect to the Quanterix Forecasts, PWP assumed, with the consent of the Akoya Board, that the Quanterix Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Quanterix management as to the future financial performance of Quanterix and the other matters covered thereby, and PWP expressed no view as to the reasonableness of the Quanterix Forecasts or the assumptions on which they were based. PWP assumed, with the consent of the Akoya Board, that the Anticipated Synergies and potential strategic implications and operational benefits (including the amount, timing and achievability hereof) anticipated by Akoya management and Quanterix management to result from the Merger were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Quanterix management and PWP expressed no view as to the reasonableness of the Anticipated Synergies or the assumptions on which they were based. PWP further assumed, with the consent of the Akoya Board, that the Anticipated Synergies will be realized in the amounts and at the times projected by Quanterix management. At the direction of Akoya management, for purposes of PWP’s analyses and opinion, PWP did not attribute any value to any net operating losses of Akoya or Quanterix. PWP further assumed, at the direction of Akoya management, that if the Merger is not completed Akoya will need to raise an additional $75 million of common equity at a 20% discount to the current market price.
In arriving at its opinion, PWP did not make and was not provided with any independent valuation or appraisal of the assets or liabilities (including any tax, contingent, derivative or off-balance-sheet assets or liabilities) of Akoya, Quanterix or any of their respective subsidiaries. PWP did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Akoya, Quanterix or any other party. In addition, PWP did not evaluate the solvency of any party to the Merger Agreement, or the impact of the Merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.
PWP assumed that the final Merger Agreement would not differ from the draft of the Merger Agreement dated January 8, 2025 that was reviewed by it in any respect material to the analysis or opinion of PWP. PWP also assumed that (1) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct in all respects material to PWP’s analysis and opinion, (2) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to PWP’s analysis and opinion, and (3) the Merger would be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to the analysis or opinion of PWP. PWP further assumed that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. In addition, PWP assumed that in connection with the receipt of all approvals and consents required in connection with the Merger, no delays, limitations, conditions or restrictions would be imposed that would be material to PWP’s analysis or its opinion.
PWP’s opinion was necessarily based on financial, economic, market, monetary and other conditions in effect on, and the information made available to PWP as of, January 9, 2025. Subsequent developments may affect PWP’s opinion and the assumptions used in preparing it, and PWP assumed no obligation to update, revise or reaffirm its opinion and expressly disclaimed any responsibility to do so based on circumstances, developments or events occurring, or of which PWP becomes aware, after the date on which its opinion was rendered.
The estimates contained in PWP’s analysis and the results from any particular analysis are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by any analysis. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, PWP’s analysis and estimates are inherently subject to substantial uncertainty.
In arriving at its opinion, PWP did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. PWP employed several analytical methodologies in its analyses, and no one single method of analysis should be regarded as dispositive of PWP’s overall conclusion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, PWP believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and all factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. PWP’s conclusion, therefore, was based upon the application of PWP’s own experience and judgment to all analyses and factors considered by it, taken as a whole. PWP’s opinion was reviewed and approved by its fairness opinion committee.
PWP’s opinion addressed only the fairness, from a financial point of view, as of January 9, 2025, to the holders of outstanding Akoya Common Stock of the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement. PWP was not asked to, nor did it, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger would be consummated. In addition, PWP expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Exchange Ratio or otherwise. PWP expressed no opinion as to what the value of Quanterix Common Stock actually will be when issued or the prices at which the Akoya Common Stock or Quanterix Common Stock will trade at any time, including following announcement or completion of the Merger. PWP expressed no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of Akoya, as to the underlying decision by Akoya to engage in the Merger or as to the relative merits of the Merger compared with any alternative transactions or business strategies. Nor did PWP express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. PWP’s opinion did not address any legal, tax, regulatory or accounting matters, as to which PWP understood Akoya had received such advice as it deemed necessary from qualified professionals.
The data and analyses summarized below in this joint proxy statement/prospectus are from PWP’s presentation to the Akoya Board delivered on January 9, 2025. The analyses summarized below include information presented in tabular format. To fully understand the financial analyses performed, the tables must be considered together with the textual summary of the analyses and full text of PWP’s written opinion, which is included as Annex F of this joint proxy statement/prospectus.
Summary of PWP’s Analyses
The following is a summary of the material financial analyses performed by PWP and reviewed by the Akoya Board in connection with PWP’s opinion and does not purport to be a complete description of the financial analyses performed by PWP. The order of analyses described below does not represent the relative importance or weight given to those analyses by PWP. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand PWP’s financial analyses, these tables must be read together with the text of each summary. These tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of PWP’s financial analyses. Future results may differ from those described and such differences may be material.
In performing the financial analysis summarized below, PWP used and relied upon the below forecasts:
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Wall Street consensus estimates for Akoya which were approved for PWP’s use by Akoya management (the “Akoya Street Estimates”).

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Akoya management’s projections for Akoya assuming 100% probability of technical success (“PTS”) for Companion Diagnostics (“CDx”) commercial testing, which were approved for PWP’s use by Akoya management (the “Akoya Mgmt. (100% PTS) Case”).

•
Akoya management projections for Akoya assuming a range of PTS for CDx commercial testing of 15% to 35% and represented by the midpoint of 25% for presentation, that were approved for PWP’s use by Akoya management (the “Akoya Mgmt. (15%-35% PTS) Case”).

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Akoya management projections for Akoya excluding CDx commercial testing, which were approved for PWP’s use by Akoya management, (the “Akoya Mgmt. (Excl. CDx) Case”).

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Wall Street consensus estimates for Quanterix which were approved for PWP’s use by Akoya management (the “Quanterix Street Estimates”).

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Quanterix management’s projections for Quanterix assuming research use only which were approved for PWP’s use by Akoya management (the “Quanterix Mgmt. RUO Case”).

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Quanterix management’s base case projections for Quanterix including clinical diagnostics which were approved for PWP’s use by Akoya management (the “Quanterix Mgmt. Base Case”).

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Quanterix management’s upside case projections for Quanterix including clinical diagnostics, which were approved for PWP’s use by Akoya management (the “Quanterix Mgmt. Upside Case”).

Each of the Quanterix cases reflects an assumed payment of $10 million upfront consideration for the Emission Transaction in 2025 and the payment of a $10 million technical milestone payment in 2025, but excludes potential earnout payments.
For purposes of PWP’s analyses described below, the following terms have the following meanings:
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“Akoya Current Share Price” means closing share price of Akoya Common Stock of $2.66 on January 8, 2025, the last trading day prior to the delivery of PWP’s opinion.

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“Quanterix Current Share Price” means closing share price of Quanterix Common Stock of $11.73 on January 8, 2025, the last trading day prior to the delivery of PWP’s opinion.

•
“Implied Offer Price” means the implied value of $3.73 per share of Akoya Common Stock of the Quanterix Common Stock to be received in the Merger, based on the Exchange Ratio and the Quanterix Current Share Price.

•
“At Market Implied Exchange Ratio” means the implied exchange ratio of 0.2268 shares based on the quotient of the Akoya Current Share Price divided by the Quanterix Current Share Price.

Selected Publicly-Traded Companies Analysis
PWP performed a selected publicly-traded companies analysis for each of Akoya and Quanterix, which is a method of deriving an implied value range for a company’s equity securities based on a review of publicly-traded companies selected by PWP as being generally deemed relevant for comparative purposes to Akoya and Quanterix, respectively. PWP reviewed and compared certain financial information, financial market multiples and ratios for Akoya, Quanterix and the following publicly-traded life sciences tools companies with estimated calendar 2024 revenue of less than $500 million (the “Selected Companies”):
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908 Devices Inc.

•
Cytek Biosciences, Inc.

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Oxford Nanopore Technologies plc

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Pacific Biosciences of California, Inc

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Quantum-Si Incorporated

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Seer, Inc.

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Standard BioTools Inc.

Although none of the above companies is identical to Akoya or Quanterix, PWP selected these companies because they had publicly-traded equity securities and were deemed by PWP to be similar to Akoya and Quanterix in one or more respects, including operating in the life sciences tools industry. In selecting these companies, PWP considered various factors, including the similarity of the lines of business to Akoya’s and Quanterix’s lines of business, as well as the scale, profitability and cash flow profiles, business models, technology, service offerings and end-market exposure of such companies.
For Akoya, Quanterix and each of the Selected Companies, PWP reviewed such company’s enterprise value (referred to in this section as “EV”) as of January 8, 2025, as a multiple of estimated revenue for (i) the calendar year ending 2024 (“2024E Revenue”) and (ii) for the calendar year ending 2025 (“2025E Revenue”) based on company filings for historical information and consensus third-party research estimates for forecasted information. In addition, PWP calculated the same multiples for Akoya based on both the Akoya Mgmt. (100% PTS) Case and the Akoya Mgmt. (Excl. CDx) Case and for Quanterix based on both the Quanterix Mgmt. Base Case and the Quanterix Mgmt. RUO Case. Set forth below are the multiples resulting from this analysis:
Company	EV / 2024E Revenue	EV / 2025E Revenue
908 Devices Inc.	0.1x	0.1x
Cytek Biosciences Inc.	3.2x	2.9x
Oxford Nanopore Technologies PLC	4.5x	3.5x
Pacific Biosciences of California Inc	5.7x	4.7x
Quantum-Si Incorporated(1)	62.3x	22.6x
Seer Inc.	(11.9x)	(8.6x)
Standard BioTools Inc.(2)	2.1x	2.0x
Selected Companies Median	3.2x	2.9x
Akoya Street Estimates	2.4x	2.1x
Akoya Mgmt. (100% PTS) Case	2.3x	1.6x
Akoya Mgmt. (Excl CDx) Case	2.3x	1.8x
Quanterix Street Estimates	1.4x	1.2x
Quanterix Mgmt. Base Case	1.4x	1.2x
Quanterix Mgmt. RUO Case	1.4x	1.3x

(1)
Quantum-Si balance sheet pro forma includes $50 million common stock issuance and 6.0% issuance fee.

(2)
Standard BioTools balance sheet pro forma includes maturity of 2019 Convertible Notes and $0.89 million in attorneys’ fees related to SomaLogic class action lawsuit.

Based on the analysis of the relevant metrics described above and on professional judgments made by PWP, PWP selected and applied ranges of multiples of (i) 2.25x to 2.75x to EV / 2024E Revenue for Akoya using the Akoya Mgmt. (100% PTS) Case, (ii) 2.0x to 2.5x to EV / 2025E Revenue for Akoya using the Akoya Mgmt. (100% PTS) Case, (iii) 2.25x to 2.75x to EV / 2024E Revenue for Quanterix using the Quanterix Mgmt. Base Case and (iv) 2.0x to 2.5x to EV/ 2025E Revenue for Quanterix using the Quanterix Mgmt. Base Case. From these analyses, for each of Akoya and Quanterix, PWP derived ranges of implied equity values from the enterprise values by adding cash and other cash equivalents and subtracting debt and net non-operating liabilities. PWP calculated implied values per share by dividing the implied equity values by the applicable diluted shares (based upon the number of issued and outstanding shares and other equity interests, in each case, as of January 6, 2025 for Akoya and December 30, 2024 for Quanterix, as provided by the managements of Akoya and Quanterix, as applicable, and using the treasury method for calculation of option dilution). At the direction of management of Akoya, PWP assumed that, in order to remain a standalone company, Akoya would need to raise $75 million in additional capital by issuing Akoya Common Stock at a 20% discount to the Akoya Current Share Price with a 6% issuance fee, $25 million the proceeds of which would be used to pay down Akoya’s debt at the time of issuance, which assumptions were reflected in the share count and balance sheet metrics utilized for purposes of this analysis.
The ranges of implied values per share derived from these calculations are summarized in the following table:
	Akoya Share Price Range	Quanterix Share Price Range
EV / 2024E Revenue	$2.39 – $2.86	$14.75 – $16.45
EV / 2025E Revenue	$2.88 – $3.53	$14.62 – $16.51
PWP compared (i) these implied ranges for Akoya to the Akoya Current Share Price of $2.66 and the Implied Offer Price of $3.73 and (ii) these implied ranges for Quanterix to the Quanterix Current Share Price of $11.73.
PWP then calculated the exchange ratio ranges implied by the selected publicly-traded companies analysis. For each of the foregoing analyses, PWP calculated (i) the ratio of the highest implied value per share for Akoya derived from the selected publicly-traded companies analysis to the highest implied value per share for Quanterix derived from the selected publicly-traded companies analysis and (ii) the ratio of the lowest implied value per share for Akoya derived from the selected publicly-traded companies analysis to the lowest implied value per share for Quanterix derived from the selected publicly-traded companies analysis to calculate the following ranges of implied exchange ratios and ranges of implied pro forma ownership of the Combined Company:
	Implied Exchange Ratio Range	Implied Akoya Pro Forma Ownership	Implied Quanterix Pro Forma Ownership
EV / 2024E Revenue	0.1618x – 0.1738x	18% – 19%	81% – 82%
EV / 2025E Revenue	0.1968x – 0.2140x	21% – 22%	78% – 79%
PWP compared these implied exchange ratio ranges to (i) the Exchange Ratio of 0.3180 shares of Quanterix Common Stock to be received for each share of Akoya Common Stock as provided for in the Merger Agreement and (ii) the At Market Implied Exchange Ratio of 0.2268 shares of Quanterix Common Stock to be received for each share of Akoya Common Stock.
Although the selected publicly-traded companies were used for comparison purposes, no business of any Selected Company was either identical or directly comparable to Akoya’s or Quanterix’s business. PWP’s comparison of selected publicly-traded companies to Akoya and Quanterix and analysis of the results of such comparisons were not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected publicly-traded companies in such transactions and of the Merger and was based on PWP’s experience working with companies on various merger and acquisition transactions.
Discounted Cash Flow Analysis
For each Akoya and Quanterix, PWP performed a discounted cash flow analysis, which is a method of deriving an implied value range for a company’s equity securities based on the sum of the company’s unlevered free cash flows over a forecast period and the terminal value at the end of the forecast period. In connection with this analysis, PWP used the Akoya Street Estimates, Akoya Mgmt. (15% – 35% PTS) Case, and the Akoya Mgmt. (Excl. CDx) Case for Akoya, and the Quanterix Street Estimates, Quanterix Mgmt. RUO Case, the Quanterix Mgmt. Base Case and the Quanterix Mgmt. Upside Case for Quanterix.
In performing this analysis, PWP:
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calculated the present value of the estimated standalone unlevered free cash flows (calculated as net operating profit after tax, plus depreciation and amortization, minus capital expenditures, and adjusting for changes in net working capital and certain other cash flow items set forth in the applicable cases that each of Akoya and Quanterix was forecasted to generate for 2025E through 2034E) using discount rates ranging from 12.50% to 15.25% for both Akoya and Quanterix, based on estimates of the weighted average cost of capital of each company; and

•
adding terminal values of each of Quanterix and Akoya using perpetuity growth rates ranging from 2.0% to 4.0% for both Quanterix and Akoya and the same discount rates for Quanterix and Akoya as set forth above.

From the ranges of implied enterprise values generated by the foregoing analysis, for each of Quanterix and Akoya, PWP derived ranges of implied equity values by adding cash and other investments and subtracting debt and net non-operating liabilities. PWP calculated implied values per share by dividing the implied equity values by the applicable diluted shares (based upon the number of issued and outstanding shares and other equity interests in each case provided by the managements of Akoya and Quanterix, as applicable, and using the treasury method for calculation of option dilution). At the direction of management of Akoya, PWP assumed that, in order to remain a standalone company, Akoya would need to raise $75 million in additional capital by issuing Akoya Common Stock at a 20% discount to the Akoya Current Share Price with a 6% issuance fee, $25 million the proceeds of which would be used to pay down Akoya’s debt at the time of issuance, which assumptions were reflected in the share count and balance sheet metrics utilized for purposes of this analysis.
The ranges of implied values per share derived from these calculations for Akoya are summarized in the following table:
	Akoya Street Estimates	Akoya Mgmt. (15%-35% PTS) Case	Akoya Mgmt. (Excl. CDx) Case
Implied Value Range Per Share	$0.85 – $1.78	$4.66 – $10.25	$3.27 – $5.13
PWP then compared these implied ranges for Akoya to the Akoya Current Share Price of $2.66 and the Implied Offer Price of $3.73.
The ranges of implied values per share derived from these calculations for Quanterix are summarized in the following table:
	Quanterix Street Estimates	Quanterix Mgmt. RUO Case	Quanterix Mgmt. Base Case	Quanterix Mgmt. Upside Case
Implied Value Range Per Share	$10.39 – $15.25	$13.18 – $17.82	$20.62 – $30.45	$31.32 – $49.06
PWP then compared these ranges to the Quanterix Current Share Price of $11.73.
PWP then calculated the exchange ratio ranges implied by the discounted cash flow analysis. For each of the foregoing analyses, PWP calculated (i) the ratio of the highest implied value per share for Akoya derived from the discounted cash flow analysis to the highest implied value per share for Quanterix derived from the discounted cash flow analysis and (ii) the ratio of the lowest implied value per share for Akoya derived from the discounted cash flow analysis to the lowest implied value per share for Quanterix derived from the discounted cash flow analysis to calculate the following ranges of implied exchange ratios and ranges of the implied pro forma ownership of the Combined Company:
	Implied Exchange Ratio Range	Implied Akoya Pro Forma Ownership	Implied Quanterix Pro Forma Ownership
Akoya Street Estimates/ Quanterix Street Estimates	0.0814x – 0.1168x	9% – 13%	87% – 91%
Akoya Mgmt. (15% – 35% PTS) Case/ Quanterix Mgmt. Base Case	0.2258x – 0.3365x	23% – 31%	69% – 77%
Akoya Mgmt. (15% – 35% PTS) Case / Quanterix Mgmt. Upside Case	0.1487x – 0.2089x	16% – 22%	78% – 84%
Akoya Mgmt. (Excl. CDx) Case/ Quanterix Mgmt. RUO Case	0.2479x – 0.2879x	25% – 28%	72% – 75%
PWP compared these implied exchange ratio ranges to (i) the Exchange Ratio of 0.3180 shares of Quanterix Common Stock to be received for each share of Akoya Common Stock as provided for in the Merger Agreement and (ii) the At Market Implied Exchange Ratio of 0.2268 shares of Quanterix Common Stock to be received for each share of Akoya Common Stock.
Additional Financial Analyses
Historical Share Price Analysis
For the information of the Akoya Board and for reference purposes only, PWP reviewed the share price performance of Akoya and Quanterix during the 52-week period ending on January 8, 2025. PWP noted that the ranges of intraday low and high trading prices of Akoya Common Stock and Quanterix Common Stock during such period were as follows:
	Akoya Common Stock		Quanterix Common Stock
	Low	High	Low	High
Last 52 Weeks	$1.88	$6.31	$9.87	$29.70
Based on the ratio of the high trading price per share for Akoya to the high trading price for Quanterix and the ratio of the low trading price for Akoya to the low trading price for Quanterix during the 52-week period ending on January 8, 2025, PWP derived ranges of implied exchange ratios of shares of Quanterix Common Stock to shares of Akoya Common Stock of 0.1905x to 0.2125x. PWP compared this implied exchange ratio range to (i) the Exchange Ratio of 0.3180 shares of Quanterix Common Stock to be received for each share of Akoya Common Stock as provided for in the Merger Agreement and (ii) the At Market Implied Exchange Ratio of 0.2268 shares of Quanterix Common Stock to be received for each share of Akoya Common Stock.

Research Analyst Price Targets
For the information of the Akoya Board and for reference purposes only, PWP observed the most recent publicly available forward price targets for Akoya Common Stock and Quanterix Common Stock published by five Wall Street research analysts for each of Akoya and Quanterix. The per share price target ranges were $3.00 –  $5.00 for the Akoya Common Stock and $15.00 – $28.00 for the Quanterix Common Stock. The price targets published by Wall Street research analysts do not necessarily reflect current market trading prices for shares of Akoya Common Stock or Quanterix Common Stock and these estimates are subject to uncertainties, including the future financial performance of Akoya and Quanterix and future financial market conditions.
Based on comparisons of the high research analyst price targets for Akoya and Quanterix and the low research analyst price targets for Akoya and Quanterix, PWP derived a range of implied exchange ratios of shares of Quanterix Common Stock to shares of Akoya Common Stock of 0.1786x to 0.2000x. PWP compared this implied exchange ratio range to (i) the Exchange Ratio of 0.3180 shares of Quanterix Common Stock to be received for each share of Akoya Common Stock as provided for in the Merger Agreement and (ii) the At Market Implied Exchange Ratio of 0.2268 shares of Quanterix Common Stock to be received for each share of Akoya Common Stock.
General
PWP and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.
PWP and its affiliates also engage in securities trading and brokerage, asset management activities, equity research and other financial services. Except in connection with its engagement as financial advisor to Akoya in connection with the Merger, during the two-year period prior to the date of its opinion, no material relationship existed between PWP and its affiliates, on the one hand, and Quanterix or Akoya, on the other hand, pursuant to which PWP or its affiliates has received or anticipates receiving compensation. In the two-year period to the date of its opinion, PWP had been engaged to provide investment banking services to a portfolio company of Telegraph Hill Partners with respect to a matter unrelated to the Merger, but did not receive compensation for such services. PWP and its affiliates in the future may provide investment banking and other financial services to Quanterix, Akoya and/or their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of its business activities, PWP and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers or clients, in (1) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of Akoya, Quanterix or any of their respective affiliates and (2) any currency or commodity that may be material to the parties or otherwise involved in the Merger.
PWP is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Akoya Board selected PWP to act as its financial advisor in connection with the Merger on the basis of PWP’s experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with Akoya and its business.
PWP acted as financial advisor to Akoya with respect to the Merger and PWP’s opinion and will receive a fee for its services, currently estimated to be approximately $3.5 million, in the aggregate, contingent upon the consummation of the Merger. PWP also became entitled to receive a fee of $1 million in connection with the delivery of its opinion (or would have become entitled to such fee it had advised Akoya that it was unable to render its opinion), which opinion fee is fully credited against the transaction fee. PWP will also be entitled to receive a termination fee equal to ten percent of any break up fee that Akoya may receive as a result of the termination of the Merger Agreement. In addition, Akoya has agreed to indemnify PWP for certain liabilities arising out of its engagement and to reimburse PWP for its reasonable out-of-pocket expenses incurred in connection with the engagement, including reasonable fees and disbursements of its legal counsel. Akoya also agreed to indemnify PWP, its affiliates and their respective officers, directors, partners, agents, employees and controlling persons for certain liabilities related to or arising out of its rendering of services under its engagement or to contribute to payments that PWP may be required to make in respect of these liabilities. In addition, if the Merger is not completed, PWP may become entitled to a fee if Akoya engages in a capital raising transaction.
The description set forth above constitutes a summary of the analyses employed and factors considered by PWP in rendering its opinion to the Akoya Board. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.

Certain Quanterix Unaudited Prospective Financial Information
Other than its financial guidance provided in connection with its quarterly earnings announcements, Quanterix does not as a matter of course make public projections as to future performance, revenues, earnings or other results due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with its evaluation of the Merger, Quanterix management prepared certain unaudited prospective financial information of Quanterix on a standalone basis for the fiscal years 2025 through 2029 and extrapolated by Quanterix management for the calendar years 2030 through 2033, in connection with Quanterix’s evaluation of the Merger (the “Quanterix Management Standalone Projections”). In addition, in connection with the Merger, Quanterix management (i) made certain adjustments to certain unaudited prospective financial information of Akoya on a standalone basis for the fiscal years 2023 through 2027, which Akoya senior management prepared and provided to representatives of Quanterix in connection with its consideration of the Merger (the “Akoya Projections” and such adjusted financial information the “Quanterix Management Adjusted Akoya Projections”), (ii) prepared certain estimates of synergies expected to be realized following the completion of the Merger for fiscal years 2025 and 2026 (the “Quanterix Synergy Projections”) and (iii) prepared certain unaudited prospective financial information for fiscal years 2025 through 2033 for the Combined Company on a pro forma basis (the “Quanterix Pro Forma Projections” and together with the Quanterix Standalone Projections, the Quanterix Management Adjusted Akoya Projections and the Quanterix Synergy Projections, the “Quanterix Projections”). Except for the Akoya Projections utilized by Quanterix senior management (and incorporated as a component of the Quanterix Management Adjusted Akoya Projections and the Quanterix Pro Forma Projections), the Quanterix Projections do not reflect the input of Akoya management.
The Quanterix Projections were prepared for internal use only and not for public disclosure. The Quanterix Projections were provided to the Quanterix Board for the purposes of considering, analyzing and evaluating the Merger. The Quanterix Projections were also provided to Goldman Sachs, Quanterix’s financial advisor, for the purposes of its financial analysis, as described in the section titled “The Merger — Opinion of Quanterix’s Financial Advisor.” The Quanterix Management Standalone Projections and the Quanterix Synergy Projections were provided to Akoya in connection with its consideration and evaluation of the Merger and were provided to Akoya’s financial advisor, PWP and approved for PWP’s use by Akoya management for purposes of PWP’s financial analyses and use in connection with its opinion described above under the section titled “The Merger — Opinion of Akoya’s Financial Advisor.” The Quanterix Management Adjusted Akoya Projections and the Quanterix Pro Forma Projections were not provided to Akoya or to PWP.
The Quanterix Management Standalone Projections were prepared treating Quanterix on a standalone basis, without giving effect to the Merger, and exclude (i) any impact of the negotiation or execution of the Merger Agreement or the Merger; (ii) the expenses that have already and will be incurred in connection with completing the Merger; (iii) the potential synergies that may be achieved by the Combined Company as a result of the Merger; (iv) the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the Merger; or (v) the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Because the Quanterix Management Standalone Projections were developed for Quanterix as an independent company without giving effect to the Merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, synergies that may be realized as a result of the Merger or any changes to Quanterix’s operations or strategy that may be implemented after completion of the Merger.
The Quanterix Projections are not included in this joint proxy statement/prospectus to influence any decision on whether to vote for the Quanterix Share Issuance Proposal or the Akoya Merger Proposal, but rather are included in this joint proxy statement/prospectus to give stockholders access to certain non-public information that was provided to the Quanterix Board and Quanterix’s financial advisor and to the Akoya Board and Akoya’s financial advisor. The inclusion of the Quanterix Projections should not be regarded as an indication that the Quanterix Board, Quanterix, the Akoya Board, Akoya or their respective members of management or financial advisors or any other recipient of this information considered, or now considers, them to be necessarily predictive of actual future results, and they should not be relied on as such. There can be no assurance that the projected results will be realized or that actual results of Quanterix, Akoya, or the Combined Company will not be materially lower or higher than estimated, whether or not the Merger is completed. The Quanterix Projections are based solely on information available to Quanterix management at the time of their preparation and have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this joint proxy statement/prospectus. Quanterix may in the future report results of operations for periods included in the Quanterix Management Standalone Projections that will be completed following the preparation of the Quanterix Standalone Projections. Stockholders and investors are urged to refer to Quanterix’s periodic filings with the SEC for information on Quanterix’s actual historical results.
The Quanterix Projections were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or GAAP, but, in the view of Quanterix management, were assumed to have been reasonably prepared in good faith on a basis reflecting the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected future financial performance of Quanterix and, in the case of the Quanterix Synergy Projections and the Quanterix Pro Forma Projections, the Combined Company. However, this information is not fact and should not be relied upon as being necessarily predictive of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the Quanterix Projections. Although Quanterix management believes there is a reasonable basis for the Quanterix Projections, Quanterix cautions stockholders that actual future results could be materially different from the Quanterix Projections. Neither Quanterix’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Quanterix Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the Quanterix Projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by Quanterix management, as of the date of their preparation. These estimates and assumptions may prove to be impacted by any number of factors, including the impact of the announcement, pendency and consummation of the Merger, general economic conditions, trends in Quanterix’s industry, regulatory and financial market conditions and other risks and uncertainties described or incorporated by reference in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/ prospectus, all of which are difficult to predict and many of which are beyond the control of Quanterix, Akoya, and their respective advisors, or any other person and will be beyond the control of the Combined Company. Also see the section titled “Where You Can Find More Information.” The Quanterix Projections also reflect assumptions as to certain business decisions that are subject to change. There can be no assurance that the Quanterix Projections will be realized, and actual results will likely differ, and may differ materially, from those shown. Generally, the further out the period to which the Quanterix Projections relate, the less predictive the information becomes.
The Quanterix Projections contain certain adjusted financial measures that Quanterix management believes are helpful in understanding the applicable company’s past financial performance and future results. Quanterix management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance. The adjusted financial measures are not meant to be considered in isolation or as a substitute for, or superior to, comparable GAAP measures. While Quanterix believes these adjusted financial measures provide meaningful information to help investors understand the operating results and to analyze Quanterix’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these adjusted financial measures. These adjusted financial measures are not prepared in accordance with GAAP, are not reported by all of Quanterix’s competitors and may not be directly comparable to similarly titled measures of Quanterix’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this joint proxy statement/prospectus. In addition, reconciliations of adjusted financial measures were not relied upon by the Quanterix Board, the Akoya Board, Quanterix, Akoya, or their respective members of management, financial advisors, or any other person in connection with their respective evaluation of the Merger. Accordingly, Quanterix has not provided a reconciliation of the adjusted financial measures included in the Quanterix Projections to the relevant GAAP financial measures.
None of Quanterix, Akoya, the Combined Company or their respective affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ from the Quanterix Projections, and, except as required by applicable law, none of Quanterix, Akoya, the Combined Company or their respective affiliates, officers, directors, advisors or other representatives undertakes any obligation to update, or otherwise revise or reconcile, the Quanterix Projections to reflect circumstances existing after the date the Quanterix Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Quanterix Projections are shown to be inappropriate. None of Quanterix, Akoya or their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Quanterix stockholder, Akoya stockholder or other person regarding Quanterix’s or Akoya’s ultimate performance compared to the information contained in the Quanterix Projections or that forecasted results will be achieved. Quanterix has made no representation to Akoya, in the Merger Agreement or otherwise, concerning the Quanterix Projections.
The Restatement (as discussed under “Risk Factors — Risks Related to Quanterix’s Financial Condition and Financial Reporting Matters”) was not material to the Quanterix Projections, as such Restatement did not entail any changes to Quanterix’s revenue and cash flow, nor did it have any impact on Quanterix’s expected long-term financial model.
Summary of the Quanterix Management Standalone Projections
The following table presents summary selected unaudited prospective financial information for Quanterix, prepared by Quanterix management for the calendar years 2025 through 2029 and extrapolated by Quanterix management for the calendar years 2030 through 2033, in connection with Quanterix’s evaluation of the Merger, and which form part of the Quanterix

Management Standalone Projections. The Quanterix Management Standalone Projections were presented to the Quanterix Board for the purposes of considering and evaluating the Merger and were shared with Quanterix’s financial advisor for purposes of its financial analysis and opinion (see “The Merger — Opinion of Quanterix’s Financial Advisor”). These projections include Quanterix management’s expectations of expansion into the adjacent segments of immunology and oncology upon the launch of its new instrument, currently scheduled for year-end 2025. Additionally, these forecasts incorporate Quanterix’s assumptions around market development and share of the Alzheimer’s Disease Diagnostics market.
	Calendar Year Ending on December 31,									Terminal year
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$155	$196	$273	$450	$689	$1,022	$1,319	$1,623	$1,850	$1,850
EBIT(1)(3)	$(44)	$(20)	$2	$46	$101	$172	$231	$286	$328	$328
Unlevered Free Cash Flow(2)(3)	$(48)	$(29)	$(17)	$(10)	$10	$47	$70	$88	$104	$104

Note:   Dollars in millions.
(1)
EBIT, as presented herein, is a non-GAAP financial measure that reflects earnings before interest and taxes.

(2)
Unlevered Free Cash Flow, as presented herein, is a non-GAAP financial measure that reflects earnings before interest and taxes, less tax expense, plus depreciation, less capital expenditures, less changes in working capital.

(3)
Certain figures presented by Quanterix management to Akoya and PWP differ from those presented herein to an immaterial extent due to rounding.

On March 17, 2025, Quanterix revised its revenue projections for the year ended December 31, 2025 to a range of $140 to $146 million, which represents growth of 2% to 6% over the year ended December 31, 2024. These projections were prepared by Quanterix management in good faith, constitute forward-looking information, and are based on numerous estimates and assumptions and are generally based on information and market factors known to Quanterix management at the time of preparation.
Summary of the Quanterix Management Adjusted Akoya Projections
In connection with Quanterix’s consideration of the Merger, Quanterix management also generated an adjusted set of Akoya projections for the calendar years 2025 through 2033, which are presented in the table below, and form part of the Quanterix Management Adjusted Akoya Projections. The Quanterix Management Adjusted Akoya Projections were based on certain financial information provided to Quanterix management by Akoya for the calendar years 2025 through 2029 (as discussed in “Certain Akoya Unaudited Prospective Financial Information”), which Quanterix management then adjusted to reflect Quanterix management’s view of Akoya’s potential performance, including its own assumptions regarding the growth potential of certain Akoya business lines, including with respect to Akoya’s partnership with Acrivon Therapeutics Inc., and Akoya’s gross margin expansion potential, and operating expenses. Quanterix management then extrapolated these adjusted projections for the calendar years 2030 through 2033. The Quanterix Management Adjusted Akoya Projections and the Quanterix Pro Forma Projections were not provided to Akoya or to PWP.
The Quanterix Management Adjusted Akoya Projections were presented to the Quanterix Board for the purposes of considering and evaluating the Merger and were shared with Quanterix’s financial advisor for purposes of its financial analysis and opinion (see “The Merger — Opinion of Quanterix’s Financial Advisor”).
	Calendar Year Ending on December 31,									Terminal year
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$87	$99	$128	$192	$273	$370	$470	$569	$645	$645
EBIT(1)	$(32)	$(28)	$(23)	$5	$43	$82	$133	$196	$222	$222
Unlevered Free Cash Flow(2)	$(27)	$(25)	$(22)	$1	$28	$56	$93	$139	$160	$160

Note:   Dollars in millions.
(1)
EBIT, as presented herein, is a non-GAAP financial measure that reflects earnings before interest and taxes.

(2)
Unlevered Free Cash Flow, as presented herein, is a non-GAAP financial measure that reflects earnings before interest and taxes, less tax expense, plus depreciation, less capital expenditures, less changes in working capital.

Summary of the Quanterix Synergy Projections
In connection with Quanterix’s consideration of the Merger, Quanterix management provided to the Quanterix Board, for the purposes of considering and evaluating the Merger, and to Goldman Sachs, for use in connection with rendering the opinion described below and performing its related financial analyses, an estimation of projected synergies of approximately $40 million to be realized by the Combined Company annually by end of calendar year 2026, assuming an illustrative transaction close by May 2025, with $20 million expected to be realized within the first year following close, which estimates form part of the Quanterix Synergy Projections. Such Quanterix Synergy Projections are comprised of (i) streamlined commercial infrastructure driven by significant overlap of the customer base and synergies in the commercial support functions; (ii) increased operational efficiencies, process improvements and footprint optimization of a combined organization; and (iii) elimination of duplicative corporate structures and redundancies. The Quanterix Synergy Projections (a) are calculated based on an estimated annualized run-rate of Quanterix and Akoya operating expenses as of December 31, 2024, compared with projected operating expenses of the Combined Company through calendar year 2026 and (b) exclude non-cash, restructuring-related and other non-recurring costs for each company.
The Quanterix Synergy Projections were prepared by Quanterix management in good faith, constitute forward-looking information, and are based on numerous estimates and assumptions and are generally based on information and market factors known to Quanterix management at the time of preparation. The Quanterix Synergy Projections will be affected by the Combined Company’s ability to achieve cost-saving goals, objectives and targets over the applicable period. As a result, there can be no assurance that the underlying assumptions are correct or that the Quanterix Synergy Projections will be realized, and actual synergies likely will differ, and may differ materially, from those reflected in such projected synergies.
Summary of the Quanterix Pro Forma Projections
The following table presents certain estimates of cost synergies expected to be realized by the Combined Company following the completion of the Merger prepared by Quanterix management for the Combined Company’s fiscal years 2025 through 2033, which information is referred to as “Quanterix Pro Forma Projections.” Quanterix management made various assumptions when preparing the Quanterix Pro Forma Projections, including the elimination of duplicative corporate structures, streamlined commercial infrastructure, increased operational efficiencies, process improvements and footprint optimization. Quanterix management also expects to incur certain costs to achieve these snyergies, primarily in 2025 and 2026.
	2025	2026	2027	2028	2029	2030	2031	2032	2033
Combined EBIT(1)	$(76)	$(48)	$(21)	$52	$144	$254	$363	$482	$550
Impact of synergies	$11	$40	$40	$40	$40	$40	$40	$40	$40
Cost to achieve synergies	$(13)	$(4)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)

(1)
EBIT, as presented herein, is a non-GAAP financial measure that reflects earnings before interest and taxes.

Certain Akoya Unaudited Prospective Financial Information
Other than annual financial guidance provided in connection with its annual and quarterly earnings announcements, Akoya does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections. However, Akoya’s management regularly prepares internal financial forecasts regarding its future operations for subsequent fiscal years. In connection with Akoya’s strategic planning process, Akoya’s management prepared and provided to the Akoya Board and PWP certain unaudited prospective financial information of Akoya on a standalone basis for the fiscal years 2025 through 2029 based on internal projections developed by Akoya and extrapolated by Akoya management for the calendar years 2030 through 2034. These projections include prospective financial information for Akoya on a standalone basis and reflected three scenarios: (1) Akoya management’s projections for Akoya assuming 100% PTS for CDx commercial testing, which were approved for PWP’s use by Akoya management (the “Akoya Projections (100% PTS) Case”); (2) Akoya management projections for Akoya assuming a range of PTS for CDx commercial testing of 15% to 35%, that were approved for PWP’s use by Akoya management (the “Akoya Projections (15%-35% PTS) Case”); and (3) Akoya management projections for Akoya excluding CDx commercial testing, which were approved for PWP’s use by Akoya management, (the “Akoya Projections (Excl. CDx) Case” and, collectively, the “Akoya Projections”). The Akoya Projections were provided to, and considered by, the Akoya Board in connection with their evaluation of the proposed strategic transaction with Quanterix and Merger Sub in comparison to Akoya’s other strategic alternatives, and the Akoya Board directed PWP to use the Akoya Projections in connection with the rendering of its fairness opinion to the Akoya Board and performing its related financial analysis, as described in the section titled “The Merger — Opinion of Akoya’s Financial Advisor.” The Akoya Projections were prepared by Akoya’s management for the use of the Akoya Board and PWP and were not provided to Quanterix, Merger Sub, or its advisors.
The Akoya Projections were prepared treating Akoya on a standalone basis, without giving effect to the Merger, and exclude (i) any impact of the negotiation or execution of the Merger Agreement or the Merger; (ii) the expenses that have already and will be incurred in connection with completing the Merger; (iii) the potential impact that announcement of the

Merger will have on existing or potential customers and partners; or (iv) the effect of any business decisions which may have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger.
The Akoya Projections were prepared by Akoya’s management for internal use. They were not prepared with a view toward public disclosure; and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. Instead, the Akoya Projections were assumed in the view of Akoya management to have been reasonably prepared in good faith on a basis reflecting the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected future financial performance of Akoya as a standalone company. However, this information is not fact and should not be relied upon as being necessarily predictive of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the Akoya Projections. The Akoya Projections are based solely on information available to Akoya management at the time of their preparation and have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this joint proxy statement/prospectus. Neither Akoya’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the Akoya Projections or expressed any opinion or any form of assurance related thereto. The summary of the Akoya Projections is included solely to give Akoya’s stockholders access to certain financial projections that were made available to the Akoya Board and/or PWP and are not being included in this joint proxy statement/prospectus to influence any decision whether to vote for the Quanterix Share Issuance Proposal or for the Akoya Merger Proposal or for any other purpose.
The Akoya Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Akoya’s management. Because the Akoya Projections covers multiple years, by its nature, this information becomes subject to greater uncertainty with each successive year. The assumptions upon which the Akoya Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond Akoya’s control. The Akoya Projections also reflect assumptions as to certain business decisions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on, among other things, actual results, revised prospects for Akoya’s business, and changes in market conditions. Important factors that may affect actual results and result in the Akoya Projections not being achieved include, but are not limited to, market acceptance of Akoya’s products, the introduction of new instruments, reagents or other products, the impact of competition, the effect of regulatory actions, the effect of global economic conditions, changes in applicable laws, rules and regulations, and other risk factors described in Akoya’s annual report on Form 10-K for the fiscal year ended December 31, 2023, as well as the section titled “Cautionary Statement Regarding Forward-Looking Statements”. In addition, the Akoya Projections may be affected by Akoya’s ability to achieve strategic goals, objectives and targets over the applicable period.
Accordingly, there can be no assurance that the Akoya Projections will be realized, and actual results may vary materially from those shown. The inclusion of the summaries of the Akoya Projections in this joint proxy statement/prospectus should not be regarded as an indication that Akoya or any of its affiliates, advisors or representatives considered or consider the Akoya Projections to be predictive of actual future events, and such summaries should not be relied upon as such. None of Akoya, Quanterix, Merger Sub, or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Akoya Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Akoya Projections to reflect circumstances existing after the date the Akoya Projections was generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Akoya Projections are shown to be in error. Akoya does not intend to make publicly available any update or other revision to the Akoya Projections, except as otherwise required by law. None of Akoya, Quanterix, Merger Sub, or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company stockholder or other person regarding the ultimate performance of Akoya compared to the information contained in this summary or that the Akoya Projections will be achieved. Akoya has made no representation to Quanterix or Merger Sub in the Merger Agreement or otherwise, concerning the Akoya Projections.
Certain of the Akoya Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Akoya may not be comparable to similarly titled amounts used by other companies.
In light of the foregoing factors and the uncertainties inherent in the Akoya Projections, Akoya stockholders are cautioned not to place undue, if any, reliance on the Akoya Projections included below.   The Akoya Projections are not necessarily indicative of future performance, which may be significantly more favorable or less favorable than as set forth below. The Akoya Projections should not be utilized as public guidance and will not be provided in the ordinary course of Akoya’s business in the future.

Akoya Projections.   The following tables present risk-adjusted summary selected unaudited projected financial information for Akoya on a standalone basis under the three scenarios outlined above for calendar years 2025 through 2034 prepared by management under in connection with the review of the proposed strategic transaction with Quanterix and Merger Sub.
Management Akoya Projections
Akoya Mgmt. (100% PTS) Case
(Amounts in Millions)
	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Revenues	$118	$217	$333	$412	$543	$684	$822	$941	$1,024	$1,055
EBITDA(1)	(16)	26	85	134	205	259	311	356	387	399
EBIT(2)	(24)	18	77	126	197	249	301	346	378	391
NOPAT(3)	(24)	13	58	94	147	187	226	260	283	293
Unlevered Free Cash Flow(4)	(16)	6	48	85	138	176	215	250	277	292
Akoya Mgmt. (15%-35% PTS) Case
(Amounts in Millions)
	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Revenues	$109	$172	$239	$256	$321	$388	$452	$506	$544	$561
EBITDA(1)	(16)	9	44	65	102	124	144	161	173	179
EBIT(2)	(23)	1	37	58	94	115	135	153	166	172
NOPAT(3)	(23)	1	27	43	71	86	102	115	124	129
Unlevered Free Cash Flow(4)	(16)	(6)	19	35	62	77	93	107	119	127
Akoya Mgmt. (Excl. CDx) Case
(Amounts in Millions)
	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Revenues	$106	$157	$208	$204	$247	$290	$331	$365	$389	$401
EBITDA(1)	(16)	3	30	42	68	80	91	100	107	110
EBIT(2)	(23)	(5)	23	35	60	72	83	93	100	104
NOPAT(3)	(23)	(5)	17	26	45	54	62	69	75	78
Unlevered Free Cash Flow(4)	(16)	(11)	9	18	37	45	54	62	70	76

(1)
“EBITDA,” as presented herein, is a non-GAAP financial measure that reflects operating profit or loss before interest, taxes, depreciation and amortization.

(2)
“EBIT,” as presented herein, is a non-GAAP financial measure that reflects earnings before interest and taxes.

(3)
“NOPAT,” or Net Operating Profit After Tax, as presented herein, is a non-GAAP financial measure that reflects operating income (loss) excluding tax savings from existing debt and one-time losses or charges.

(4)
Unlevered Free Cash Flow, as presented herein, is a non-GAAP financial measure that reflects earnings before interest and taxes, less tax expense, plus depreciation, less capital expenditures, less changes in working capital.

Consummation and Effectiveness of the Merger
The closing of the Merger is required to take place no later than the third business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions to Closing (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of such conditions), unless another date is mutually agreed upon in writing by Akoya, Quanterix and Merger Sub. The Merger will become effective at the time a certificate of merger for the Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as agreed by Quanterix and Akoya and specified in such certificate of merger.

Post-Closing Governance
The Merger Agreement provides that, as of the Effective Time, the Quanterix Board will consist of nine directors, seven of whom will be existing members of the Quanterix Board and two of whom will be nominated by the Akoya Board prior to the Effective Time and replace two existing members of the Quanterix Board, who would resign as directors of Quanterix as of immediately prior to the Effective Time.
From and after the Effective Time, the directors and officers of Merger Sub as of immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation until any respective successors have been duly elected.
Directors and Officers of the Combined Company
The board of directors of the Combined Company will be composed of nine members, seven of whom currently serve on the Quanterix Board and two of whom will be appointed from the Akoya Board. The biographies of the executive officers and directors of the Combined Company, other than the two directors to be appointed from the Akoya Board and inclusive of the two directors who will resign as directors of Quanterix as of immediately prior to the Effective Time, are provided below.
Name	Age	Position with the Combined Company
Masoud Toloue, Ph.D.	44	President and Chief Executive Officer and Director
Vandana Sriram	51	Chief Financial Officer
William P. Donnelly(1)(3)	63	Chairman of the Board
Jeffrey T. Elliott(2)	47	Director
Karen A. Flynn(1)(2)	62	Director
Sarah E. Hlavinka(2)(3)	60	Director
Martin D. Madaus, Ph.D.(2)(3)	65	Director
Ivana Magovčević-Liebisch, Ph.D., J.D.(1)	57	Director
Paul M. Meister(3)	72	Director
David R. Walt, Ph.D.(1)	72	Director

(1)
Member of Quanterix Compensation Committee

(2)
Member of Quanterix Nominating and Governance Committee

(3)
Member of Quanterix Audit Committee

Executive Officers
Masoud Toloue, Ph.D. has served as a member of the Quanterix Board and as Quanterix’s President and Chief Executive Officer since April 2022. He served as President, Quanterix and Diagnostics from June 2021 to April 2022. Prior to joining Quanterix, Dr. Toloue served as Senior Vice President, Diagnostics at PerkinElmer from February 2021 to June 2021 during which time he grew the business to over fifty percent of the company’s total revenue. Prior to this role, Dr. Toloue led PerkinElmer’s Applied Genomics division from August 2016 to June 2021. Dr. Toloue founded and led the next-generation sequencing business at Bioo Scientific until its acquisition by PerkinElmer in 2016. He also co-founded and led Genohub, where he transformed that company from a supplier of next-generation sequencing matching technology to a leading platform provider for managing sequencing projects globally. Dr. Toloue holds a doctoral degree in molecular cell biology from the University at Buffalo, where he also earned a B.S. in molecular cell biology, and was a postdoctoral fellow in protein biochemistry at The University of Texas Health Science Center in San Antonio. Dr. Toloue’s qualifications for service as a member of the Quanterix Board include his extensive experience in the life sciences and diagnostics industries, as well as the perspective he brings as Quanterix’s President and Chief Executive Officer.
Vandana Sriram joined Quanterix in August 2023 as Chief Financial Officer. Ms. Sriram served as Senior Vice President of Global Finance at Azenta Life Sciences from September 2021 to August 2023 where she was responsible for the Controllership, FP&A and segment CFO activities as a member of the leadership team. Prior to Azenta, Ms. Sriram served from July 1999 to September 2021 at GE in positions of increasing responsibility and in multiple geographies, most recently as the head of FP&A for GE Aviation, a leading provider of commercial and military jet engines and components. Ms. Sriram graduated with a bachelor’s degree in commerce from Delhi University and is a chartered accountant from the Institute of Chartered Accountants of India. She also graduated from the GE Experience Financial Leadership Program and is a registered CPA.
Non-Employee Directors
William P. Donnelly has served as a member of the Quanterix Board since August 2023 and has served as Chairman of the Board since March 2025. From 2014 to 2018, Mr. Donnelly served as Executive Vice President responsible for finance, investor relations, supply chain and information technology at Mettler-Toledo International Inc. Mr. Donnelly served as Mettler-Toledo’s Chief Financial Officer from 1997 to 2002 and from 2004 to 2014 and as division head of Mettler-Toledo’s product inspection and certain lab businesses from 2002 to 2004. Mr. Donnelly served in various senior financial roles, including chief financial officer, of Elsag Bailey Process Automation, NV from 1993 to 1997. Prior to that, he was an auditor with PricewaterhouseCoopers LLP from 1983 to 1993. Mr. Donnelly has been a director of Ingersoll Rand since May 2017 and was appointed lead director in November 2021. He also has served as a director of TRowe Price since 2023. Mr. Donnelly received a bachelor’s degree in business administration from John Carroll University. Mr. Donnelly’s qualifications for service as a member of the Quanterix Board include extensive leadership experience with publicly-held industrial and life science companies, including as chief financial officer.
Jeffrey T. Elliott has served as a member of the Quanterix Board since August 2024. Since September 2024, Mr. Elliott has served as a consultant to Boston Consulting Group. He served as Chief Financial Officer of Exact Sciences Corp. from 2016 to May 2024 and also as Chief Operating Officer from 2021 to 2023. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as Exact Sciences’ Vice President, Strategy and Business Development. From 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co. where he was a senior equity research analyst covering healthcare companies, including those in the diagnostics and life science tools industry. Mr. Elliott has served as a director of Sera Prognostics Inc. since March 2025. Mr. Elliott earned a bachelor’s degree in business administration from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business. Mr. Elliott is a CFA charterholder. Mr. Elliott’s qualifications for service as a member of the Quanterix Board include his knowledge and expertise in financial strategy, notably in the diagnostics sector.
Karen A. Flynn has served as a member of the Quanterix Board since June 2022. Ms. Flynn retired from her position as Chief Commercial Officer of Catalent, Inc. in September 2022, previously having served Catalent as President, Biologics and Chief Commercial Officer from January 2020 to October 2021. After retirement, Ms. Flynn served on an interim basis as Catalent’s President, Biomodalities from April 2023 to October 2023. Prior to joining Catalent, Ms. Flynn served as the Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc from 2016 to 2019, having previously served as that company’s President, Pharmaceutical Packaging Systems since 2014. Ms. Flynn has served on the board of Sotera Health Company since November 2023 and the board of Stevanato Group since May 2024. She also is a member of the Board of Trustees of The Franklin Institute and serves in the Hesburgh Women of Impact mentorship program for the University of Notre Dame. Ms. Flynn is also a director of GermFree Laboratories. Previously, Ms. Flynn was a board member of Catalent from September 2022 to January 2024 and served on the Board of Directors for Recro Pharmaceuticals. Ms. Flynn holds a Master of Science in Business Administration from Boston University, a Master of Science in Engineering from the University of Pennsylvania and a Bachelor of Science in Pre-Professional Studies from the University of Notre Dame. Ms. Flynn’s qualifications for service as a member of the Quanterix Board include her experience leading high growth businesses and her extensive background in commercial strategy, strategic planning, innovation and quality management.
Sarah E. Hlavinka has served as a member of the Quanterix Board since 2019. Since 2022, Ms. Hlavinka has served as Executive Vice President, Chief Legal Officer and Corporate Secretary of The ODP Corporation, the parent company of Office Depot, LLC and a publicly-traded provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform. From August 2018 to March 2022, Ms. Hlavinka served as Senior Vice President, General Counsel and Secretary of Itron, Inc., a publicly traded technology and services company focused on critical infrastructure solutions. Prior to joining Itron, from January 2017 to July 2018, Ms. Hlavinka served as Executive Vice President, General Counsel and Secretary of Xerox Corporation, a publicly traded document management systems and solutions company. Prior to joining Xerox Corporation, from 2007 to 2017, Ms. Hlavinka served as Executive Vice President, General Counsel and Secretary of ABM Industries Incorporated, a publicly traded integrated facility services provider. Ms. Hlavinka currently serves as a member of the board of directors of Telesis Bio. Additionally, Ms. Hlavinka served as a director of Cigna Life Insurance Company of New York from 2013 to 2020. Ms. Hlavinka holds a J.D. from the University of Texas School of Law and a B.A. in history from Texas A&M University. Ms. Hlavinka’s qualifications for service as a member of the Quanterix Board include her significant experience as a senior executive of global companies operating in a variety of industries and her substantial expertise in corporate governance, mergers and acquisitions and risk management.
Martin D. Madaus, Ph.D. has served as a member of the Quanterix Board since 2010 and served as Chairman from August 2022 to March 2025. Dr. Madaus previously served as Quanterix’s Executive Chairman from November 2010 to June 2014, as Quanterix’s Chief Executive Officer from October 2011 to July 2012 and as Quanterix’s President from June 2011 to July 2012. From September 2020 to April 2021, he served as the Chief Operations Officer of Sherlock Biosciences, Inc., a molecular diagnostics company. He also serves as Operating Executive to The Carlyle Group, a multinational private equity, alternative asset management and financial services corporation, since February 2019. From June 2014 to February 2019, Dr. Madaus served as Chairman and Chief Executive Officer at OrthoClinical Diagnostics, Inc., a diagnostics company that makes products and diagnostic equipment for blood testing. Previously, Dr. Madaus was the Chairman, President and Chief Executive Officer of Millipore Corporation, a life sciences company serving the bioscience research and biopharmaceutical manufacturing industry, from 2005 to 2010, when Millipore was acquired by Merck KGaA. Dr. Madaus currently serves as a member of the board of directors of the following companies: Hologic, Inc. (NASDAQ: HOLX), Repligen Corp.

(NASDAQ:RGEN), Azenta, Inc. (NASDAQ: AZTA), Emulate, Inc., Unchained Labs, Inc., and Syntis Bio. Dr. Madaus served as a member of the board of directors of Standard Biotools (NASDAQ:LAB) from January 2022 until January 2024 when it acquired SomaLogic. Dr. Madaus received a Doctor of Veterinary Medicine from the University of Munich in Germany and a Ph.D. in Veterinary Medicine from the Veterinary School of Hanover in Germany. Dr. Madaus’s qualifications for service as a member of the Quanterix Board include his extensive public and private company board experience and his substantial knowledge of and managerial experience in the diagnostics industry.
Ivana Magovčević-Liebisch, Ph.D., J.D. has served as a member of the Quanterix Board since October 2024. She has served as President and Chief Executive Officer of Vigil Neuroscience, Inc. and as a member of their board of directors since July 2020. Prior to Vigil, Dr. Magovčević-Liebisch was Executive Vice President, Chief Business Officer at Ipsen, a pharmaceutical company, from March 2018 to April 2020, where she led the External Innovation, Business Development and Alliance Management functions. Prior to Ipsen, Dr. Magovčević-Liebisch was Executive Vice President, Chief Strategy and Corporate Development Officer at Axcella Health Inc. from May 2017 to March 2018, and Senior Vice President, Head of Global Business Development for the specialty drug business at Teva Pharmaceutical Industries Ltd. from March 2013 to May 2017. Dr. Magovčević-Liebisch previously worked at Dyax Corp. (acquired by Shire plc, now Takeda Pharmaceutical Co Ltd ) from April 2001 to March 2013 in management roles of increasing scope and responsibility, including Executive Vice President and Chief Operating Officer, where she launched the company’s first drug, Kalbitor® for an orphan indication, Hereditary Angioedema. Dr. Magovčević-Liebisch began her biopharma career at Transkaryotic Therapies, Inc. (acquired by Shire plc, now Takeda Pharmaceutical Co Ltd), where she was Director of Intellectual Property and Patent Counsel from 1998 to 2001. Dr. Magovčević-Liebisch is currently a member of the board of directors of Acrivon Therapeutics, Inc. Previously, she was the Chairperson of the board of directors of ABSCI Corporation and was a member of the board of directors of Aeglea BioTherapeutics, Inc. (now Spyre Therapeutics, Inc.) and Applied Genetic Technologies Corporation (acquired by Syncona Ltd, now Beacon Therapeutics Holdings Ltd). Dr. Magovčević-Liebisch is also a trustee of the Boston Museum of Science and of the Boston Ballet, and overseer of Beth Israel Deaconess Medical Center. She received a BA in Biology and Chemistry from Wheaton College, a Ph.D. in Genetics from Harvard University, and a J.D. in High Technology Law from Suffolk University Law School. Dr. Magovčević-Liebisch’s qualifications for service as a member of the Quanterix Board include over 25 years of senior management experience in the biotechnology and pharmaceutical industry.
Paul M. Meister has served as a member of the Quanterix Board since 2013. Mr. Meister is a partner in Novalis LifeSciences, a life science focused venture firm, and is Co-Founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with diverse investments in healthcare, technology, and distribution-related industries. Mr. Meister served as President of MacAndrews & Forbes from 2014 to 2018. Mr. Meister also served as Executive Vice Chairman of Revlon, Inc., a leading beauty products company, on an interim basis from January 2018 to November 2018, when the Chief Executive Officer of Revlon, Inc. resigned. Mr. Meister previously served as Chairman and Chief Executive Officer of inVentiv Health (now known as Syneos Health, Inc.), a provider of commercial, consulting, and clinical research services to the pharmaceutical and biotech industries, from 2010 to 2015. Mr. Meister was Chairman of Thermo Fisher Scientific, Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously an executive officer of Fisher Scientific International, Inc, a predecessor of Thermo Fisher Scientific, Inc. from 1991 to 2006. Mr. Meister has served as a director of Aptiv PLC, a leading global technology and mobility company primarily serving the automotive sector, since 2019; Amneal Pharmaceuticals, Inc., a global pharmaceutical company, since 2019; and Oaktree Acquisitions Corp III, a company incorporated for the purpose of effecting a business combination with one or more businesses, since 2024. He also previously served as a director of Oaktree Acquisitions Corp from 2019 to 2020, Oaktree Acquisitions Corp II from 2020 to 2022, Scientific Games Corporation, which provides customized, end-to-end solutions to the gaming industry, from 2012 to 2020, LKQ Corporation, a distributor of vehicle products, from 1999 to 2018, vTv Therapeutics, Inc., a clinical-stage biopharmaceutical company, from 2015 to 2018 and Revlon, Inc. from 2016 to 2019. Mr. Meister is Co-Chair of the University of Michigan’s Life Sciences Institute External Advisory Board and Chair of the Provost’s Advisory Committee. Mr. Meister has an M.B.A. from Northwestern University and a B.A. from the University of Michigan. Mr. Meister’s qualifications for service as a member of the Quanterix Board include his financial and investment expertise and his extensive knowledge of the life sciences industry.
David R. Walt, Ph.D. was Quanterix’s founding scientist and has served as a member of the Quanterix Board since 2007. Since 2017, Dr. Walt has served as Hansjörg Wyss Professor of Biologically Inspired Engineering and Professor of Pathology at Harvard Medical School in the Department of Pathology at the Brigham and Women’s Hospital and as a core faculty member of the Wyss Institute for Biologically Inspired Engineering. He is also a Howard Hughes Medical Institute Professor. He previously served as University Professor, Professor of Chemistry, Professor of Biomedical Engineering, Professor of Genetics, Professor of Neuroscience, Professor of Cell and Molecular Biology, and Professor of Oral Medicine at Tufts University, from 1981 to 2017. Dr. Walt was also the founding scientist of Illumina, Inc. and served as a member of its board of directors from 1998 to 2016. He served on the board of directors of Cerulean Pharma Inc. (which was acquired by Daré Bioscience, Inc.) from 2016 to 2017. From 2013 to 2021, Dr. Walt served on the board of directors of Exicure, Inc., a publicly traded company that develops therapeutics for immuno-oncology, inflammatory diseases and genetic disorders. Dr. Walt was also a founder and currently serves as a member of the board of directors of Arbor Biotechnologies, Inc., Protillion Biosciences, Sherlock Biosciences, Inc., and Vizgen. He has received numerous national and international awards and honors for his fundamental and applied work in the field of optical sensors, microwell arrays and single molecule detection. He is a member of the U.S. National Academy of

Engineering, U.S. National Academy of Medicine, the American Philosophical Society, American Academy of Arts and Sciences, a fellow of the American Institute for Medical and Biological Engineering, a fellow of the National Academy of Inventors, and a fellow of the American Association for the Advancement of Science. He has been inducted in the U.S. National Inventors Hall of Fame. Dr. Walt has a B.S. in Chemistry from the University of Michigan and a Ph.D. in Chemical Biology from Stony Brook University. Dr. Walt’s qualifications for service as a member of the Quanterix Board include his experience in developing life sciences companies and his expertise in chemistry, diagnostics technologies and biomedical engineering.
Quanterix Director Independence
The Quanterix Board reviewed the materiality of any relationship that each of the Quanterix directors has with Quanterix Corporation, either directly or indirectly, including those described in the section titled “— Certain Relationships and Related Person Transactions.” Based upon this review, the Quanterix Board determined that the following directors are “independent directors” as defined by Nasdaq: William Donnelly, Jeffrey Elliott, Karen Flynn, Sarah Hlavinka, Martin Madaus, Ph.D., Ivana Magovčević-Liebisch, Ph.D., J.D., Paul Meister, and David Walt, Ph.D. Each of the members of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Quanterix Board are independent in accordance with the requirements of Nasdaq.
There are no family relationships between or among any of Quanterix’s directors. The principal occupation and employment during the past five years of each of Quanterix’s directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of Quanterix. There is no arrangement or understanding between any of Quanterix’s directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no legal proceedings to which any of Quanterix’s directors is a party adverse to Quanterix or any of its subsidiaries or in which any such person has a material interest adverse to Quanterix or any of its subsidiaries.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee of the Quanterix Board has at any time during the prior three years been one of Quanterix’s officers or employees. None of Quanterix’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Quanterix Board or Compensation Committee of the Quanterix Board. For a description of any transactions between Quanterix and members of the Compensation Committee of the Quanterix Board and affiliates of such members, see the section titled “— Certain Relationships and Related Person Transactions.”
Certain Relationships and Related Person Transactions
Since January 1, 2023, Quanterix has engaged in the following transactions with directors of Quanterix, director nominees, executive officers and holders of more than 5% of Quanterix Common Stock, which is referred to as principal stockholders of Quanterix, and affiliates or immediate family members of directors of Quanterix, executive officers and principal stockholders. Quanterix believes that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Quanterix entered into a License Agreement with Tufts in 2007, as amended in 2013, 2017 and 2020, pursuant to which Quanterix obtained an exclusive, worldwide license to Quanterix’s core Simoa technology, and entered into additional license agreements with Tufts to certain related technology. David R. Walt, Ph.D., one of the directors of Quanterix, founding scientist and an inventor of the Simoa technology, previously served as a professor at Tufts. Under these licenses, Quanterix is required to pay Tufts royalties on net sales of licensed products and services as well as a portion of Quanterix’s applicable sublicense revenues. For the year ended December 31, 2024, Quanterix recorded royalty expense of approximately $2.1 million under these licenses. Tufts pays a portion of the royalties and license payments received from Quanterix to Dr. Walt pursuant to an arrangement between Tufts and Dr. Walt, the amount of which is determined on a formulaic basis.
In August 2022, Quanterix also entered into a license agreement with Harvard University related to immunoassay technology developed by Dr. Walt at Harvard and Brigham and Women’s Hospital. In connection with entering into this agreement, Quanterix paid Harvard an upfront fee of $625,000 in 2022. Under this license, Quanterix is required to pay Harvard royalties on net sales of licensed products and services as well as a portion of Quanterix’s applicable sublicense revenues. During the year ended December 31, 2024, Quanterix recorded no royalty expense under this license. Harvard is obligated to pay a portion of the payments received from Quanterix to Dr. Walt pursuant to an arrangement between Harvard and Dr. Walt. Quanterix also sells products and services to laboratories affiliated with Harvard and Brigham and Women’s Hospital that are overseen by Dr. Walt. For the year ended December 31, 2024, Quanterix recorded revenue from these sales of approximately $2.2 million.

Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
Quanterix has entered into indemnification agreements with each of the executive officers and directors of Quanterix. The indemnification agreements, the Quanterix Charter and the Quanterix Bylaws require Quanterix to indemnify the directors of Quanterix to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the Quanterix Bylaws also require Quanterix to advance expenses incurred by directors and officers of Quanterix.
Quanterix’s stock option and grant plan, approved in 2007, and the 2017 Plan, also provide that the directors of Quanterix (and in the case of the 2017 Plan, Quanterix employees) will not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the respective plan, and the members of the Quanterix Board and any committee administering the plan will be entitled to indemnification and reimbursement by Quanterix in respect of any claim, loss, damage or expense (including reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
Quanterix also maintains a general liability insurance policy which covers certain liabilities of directors and officers of Quanterix arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
Pursuant to its charter, the Audit Committee of the Quanterix Board (the “Quanterix Audit Committee”) is responsible for reviewing and approving, prior to Quanterix’s entry into any such transaction, all transactions reportable by Quanterix under Item 404 of Regulation S-K in which Quanterix is a participant and in which any parties related to Quanterix, including executive officers of Quanterix, directors of Quanterix, beneficial owners of more than 5% of Quanterix securities, immediate family members of the foregoing persons and any other persons whom the Quanterix Board determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.
In reviewing and approving such transactions, the Quanterix Audit Committee will obtain, or will direct the management of Quanterix to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the Quanterix Audit Committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.
The Quanterix Audit Committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of Quanterix and Quanterix stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to Quanterix; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Quanterix Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.
Ownership of the Combined Company
Based on the number of shares of Quanterix Common Stock and Akoya Common Stock outstanding as of March 25, 2025 upon completion of the Merger, Quanterix stockholders are expected to own approximately 70.99% of the outstanding Quanterix Common Stock and Akoya stockholders are expected to own approximately 29.01% of the outstanding Quanterix Common Stock.
Regulatory Approvals and Related Matters
U.S. Antitrust Authorities
The obligations of Quanterix and Akoya to consummate the Merger are subject to, among other conditions, the expiration or earlier termination of any waiting period (and any extension thereof) under the HSR Act.
Under the HSR Act, certain transactions, including the Merger, may not be completed unless certain waiting period requirements have expired or been terminated. The HSR Act provides that each party must file a notification and report form with the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the Federal Trade

Commission (the “FTC”). A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective notification and report forms.
If the Antitrust Division or the FTC issues a Request for Additional Information and Documentary Material (a “Second Request”) prior to the expiration of this initial 30-calendar-day waiting period, the transaction cannot close until the parties observe a second 30-calendar-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless such second waiting period is terminated earlier. The parties filed their respective notification and report forms pursuant to the HSR Act on January 24, 2025 and the 30-calendar-day waiting period under the HSR Act expired at 11:59 p.m. Eastern Time on February 24, 2025.
At any time before the Effective Time, notwithstanding the expiration or termination of the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act, the FTC or the Antitrust Division of the Department of Justice, or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest with respect to the Merger, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets, or to impose restrictions on the operations of Akoya or Quanterix following the completion of the Merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that the Merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.
Subject to the conditions set forth in the Merger Agreement, Akoya and Quanterix have agreed to use reasonable best efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to carry out the intent and purposes of the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, including by using their respective reasonable best efforts (i) to cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by the Merger Agreement; (ii) to give all notices required to be made and given by such party in connection with the transactions contemplated by the Merger Agreement; and (iii) to obtain each approval, consent, ratification, permission and waiver of authorization required to be obtained from a governmental body or a party to any material contract.
Other Governmental Approvals
Neither Quanterix nor Akoya is aware of any material governmental approvals or actions that are required for completion of the Merger other than those described above. It is presently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought. In addition, it is a condition to the Closing of the Merger that any mandatory waiting period or required clearance, approval or consent applicable to the Merger under any applicable competition or antitrust law has expired or has been obtained (except where the failure to observe such waiting period or obtain a clearance, approval or consent would not have a material adverse effect), and each other clearance, approval or consent with respect to the Merger by any relevant governmental authority asserting jurisdiction under any applicable antitrust law is deemed to be cleared, approved or consented to under such antitrust laws.
U.S. Federal Securities Law Consequences
Assuming the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, the Quanterix Common Stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for Quanterix Common Stock issued to any Akoya stockholder who may be deemed an “affiliate” of Quanterix after the completion of the Merger. This joint proxy statement/prospectus does not cover resales of Quanterix Common Stock received by any person upon the completion of the Merger, and no person is authorized to make any use of this joint proxy statement/prospectus, or the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, in connection with any resale of Quanterix Common Stock.
Accounting Treatment
Quanterix and Akoya prepare their respective financial statements in accordance with GAAP. The accounting guidance for business mergers requires the determination of the target, the purchase price, the acquisition date, the fair value of assets and liabilities of the target and the measurement of goodwill. The Merger will be accounted for as a business combination using the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations” (“ASC 805”). Quanterix will be the acquirer for financial accounting purposes and Akoya will be treated as the acquiree, based on a number of factors considered at the time of preparation of this joint proxy statement/prospectus, including, but not limed to, the equity instruments to the issued and the intended corporate governance and senior management structure of the combined organization.

Listing of Quanterix Common Stock; Delisting and Deregistration of Akoya Common Stock
It is a condition to the Merger that Quanterix submit to Nasdaq a notification of the shares of Quanterix Common Stock to be issued to Akoya stockholders in connection with the Merger. If the Merger is completed, Akoya Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act, following which Akoya will no longer be required to file periodic reports with the SEC with respect to Akoya Common Stock.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the Merger Agreement. This summary may not contain all the information about the Merger Agreement that is important to you. This summary set forth below and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement attached as Annex A to, and incorporated by reference into, this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement in its entirety for a more complete understanding because it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement
The Merger Agreement and the summary of its terms and conditions in this joint proxy statement/prospectus have been included to provide information about the material terms and conditions of the Merger Agreement. The summary and information in the Merger Agreement are not intended to provide any other public disclosure of factual information about Akoya, Quanterix, or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement are made by Quanterix, Akoya and Merger Sub only for the purposes of the Merger Agreement and are qualified and subject to certain limitations and exceptions agreed to by Quanterix, Akoya and Merger Sub in connection with negotiating the terms of the Merger Agreement, including being qualified by reference to confidential disclosures. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated with the principal purpose of allocating contractual risk between the parties to the Merger Agreement rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC, including being qualified by reference to confidential disclosures. The representations and warranties in the Merger Agreement will not survive the completion of the Merger. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the Merger Agreement.
For the foregoing reasons, the representations, warranties, covenants and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Quanterix, Akoya, Merger Sub or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.
Structure of the Merger
At the Effective Time, Merger Sub will be merged with and into Akoya, the separate corporate existence of Merger Sub will cease, and Akoya will continue as the Surviving Corporation and as a wholly owned subsidiary of Quanterix. The Surviving Corporation will continue to exist under the laws of the State of Delaware. At the Effective Time and by virtue of the Merger, Akoya’s certificate of incorporation will be amended and restated in its entirety as set forth on Exhibit A of the Merger Agreement, and the bylaws of Merger Sub in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation except that all references to Merger Sub therein will be deemed to be references to the Surviving Corporation.
Consummation and Effectiveness of the Merger
The closing of the Merger is required to take place no later than the third business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions to Closing (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of such conditions), unless another date is mutually agreed upon in writing by Akoya, Quanterix and Merger Sub. The Merger will become effective at the time a certificate of merger for the Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as agreed by Quanterix and Akoya and specified in such certificate of merger.
Post-Closing Governance
The Merger Agreement provides that, as of the Effective Time, the Quanterix Board will consist of nine directors, seven of whom will be existing members of the Quanterix Board and two of whom will be nominated by the Akoya Board prior to the Effective Time and replace two existing members of the Quanterix Board, who would resign as directors of Quanterix as of immediately prior to the Effective Time.
From and after the Effective Time, the directors and officers of Merger Sub as of immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation until any respective successors have been duly elected.

Merger Consideration
At the Effective Time, by virtue of the Merger: (i) the Excluded Shares, consisting of each share of Akoya Common Stock held as of the Effective Time by Quanterix, Merger Sub, any direct or indirect wholly owned subsidiary of Akoya or Quanterix or by Akoya as treasury shares, in each case will be cancelled and retired without consideration and (ii) each share of Akoya Common Stock outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive 0.318 fully paid and nonassessable shares of Quanterix Common Stock (as such Exchange Ratio may be adjusted in accordance with the Merger Agreement).
No fractional shares of Quanterix Common Stock will be issued in connection with the Merger, and Akoya stockholders who would have otherwise been entitled to receive a fraction of a share of Quanterix Common Stock will receive cash in lieu of fractional shares, which cash payments will be determined based on the volume-weighted average trading price of the Quanterix Common Stock on Nasdaq for the five trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time.
Appraisal Rights
In accordance with Section 262 of the DGCL, no appraisal rights will be available to Akoya stockholders in connection with the Merger or the transactions contemplated by the Merger Agreement.
Exchange of Shares
Prior to the closing, Quanterix and Akoya will mutually select a bank or trust company to act as exchange agent in the Merger (the “Exchange Agent”). Prior to or concurrently with the Effective Time, Quanterix is required to issue and deliver to the Exchange Agent, for exchange in accordance with the Merger Agreement, book-entry shares representing the maximum number of whole shares of Quanterix Common Stock to be issued as Merger Consideration pursuant to the Merger Agreement, and cash sufficient to make payment payments in lieu of fractional shares.
Upon receipt of an “agent’s message” by the Exchange Agent, each holder of uncertificated shares of Akoya Common Stock (other than in respect of Excluded Shares) will be entitled to receive evidence of shares in book-entry form representing the number of whole shares of Quanterix Common Stock that the holder is entitled to receive as Merger Consideration (and cash in lieu of any fractional shares), and each such book-entry share will be immediately cancelled.
As promptly as reasonably practicable after the Effective Time, Quanterix will cause the Exchange Agent to provide to the record holders of certificates formerly representing shares of Akoya Common Stock (other than in respect of Excluded Shares) (i) a notice advising such holder of the effectiveness of the Merger; (ii) a letter of transmittal in customary form and containing such provisions as Quanterix and Akoya may reasonably specify (including a provision confirming that delivery of certificates shall be effected, and risk of loss and title to the Akoya Common Stock shall pass, only upon delivery of such certificates to the Exchange Agent); and (iii) instructions for use in effecting the surrender of the certificates in exchange for the applicable Merger Consideration. Upon surrender of a certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Quanterix, (A) the holder of such certificate will be entitled to receive evidence of shares in book-entry form representing the number of whole shares of Quanterix Common Stock that the holder is entitled to receive as Merger Consideration (and cash in lieu of any fractional shares) and (B) the certificate so surrendered will be immediately cancelled. Until surrendered, each certificate formerly representing shares of Akoya Common Stock will represent, from and after the Effective Time, only the right to receive shares of Quanterix Common Stock (and cash in lieu of any fractional shares) and any distribution or dividend with respect to shares of Quanterix Common Stock, the record date for which is after the Effective Time.
All shares of Quanterix Common Stock to be issued and delivered to the Exchange Agent as Merger Consideration will be deemed issued and outstanding as of the Effective Time, and whenever a dividend or other distribution is declared by Quanterix in respect of Quanterix Common Stock, the record date for which is at or after the Effective Time, that declaration will include dividends or other distributions in respect of all Quanterix Common Stock issuable pursuant to the Merger Agreement.
Any portion of the Merger Consideration delivered to the Exchange Agent that remains undistributed to holders of company share certificates and book-entry shares as of the date one year after the Closing Date will be delivered to Quanterix upon demand, and any holders of certificates or book-entry shares who has not theretofore surrendered their certificates or book-entry shares to the Exchange Agent, as well as any holders of book-entry shares who have not theretofore cashed any check payable to shall thereafter look only to Quanterix for satisfaction of their claims for Quanterix Common Stock, cash in lieu of fractional shares of Quanterix Common Stock and any dividends or distributions with respect to Quanterix Common Stock.
Each of Akoya, Quanterix, Merger Sub and the Surviving Corporation (as applicable) are entitled to deduct or withhold such amounts as are required under applicable law to be withheld from the amounts payable under the Merger Agreement, and the Exchange Agent will be entitled to so deduct or withhold to the extent it is entitled as set forth in the general instructions in the letter of transmittal.

Treatment of Akoya Equity Awards
Akoya RSUs
As of immediately prior to the Effective Time, each Rollover RSU will automatically be converted into an award of restricted stock units with respect to shares of Quanterix Common Stock, with the number of shares of Quanterix Common Stock subject to each Rollover RSU equal to the product, rounded down to the nearest whole number of shares, of (i) the number of shares of Akoya Common Stock subject to such Akoya RSU immediately prior to the Effective Time and (ii) the Exchange Ratio. Such Rollover RSUs will be otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya RSU immediately prior to the Effective Time, except that Akoya RSUs that, by their existing terms, provide for vesting acceleration triggered in connection with the Effective Time will be so accelerated in accordance with such terms.
Akoya Options
As of immediately prior to the Effective Time, each Rollover Option will automatically be converted into an option to acquire shares of Quanterix Common Stock, with (i) the number of shares of Quanterix Common Stock subject to each Rollover Option equal to (rounding down to the nearest whole number of shares) the product of (a) the number of shares of Akoya Common Stock subject to the relevant Akoya Option as of immediately prior to the Effective Time and (b) the Exchange Ratio and, and (ii) the per share exercise price for the shares of Quanterix Common Stock issuable upon exercise of each Rollover Option equal to (rounding up to the nearest whole cent) (a) the per share exercise price for the shares of Akoya Common Stock subject to the relevant Akoya Option as in effect immediately prior to the Effective Time, divided by (b) the Exchange Ratio. Such Rollover Options will be otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya Option immediately prior to the Effective Time, except that Akoya Options that, by their existing terms, provide for vesting acceleration triggered in connection with the Effective Time will be so accelerated in accordance with such terms.
Representations and Warranties
The Merger Agreement contains customary representations and warranties by Akoya and Quanterix. The representations and warranties made by Quanterix and Akoya are subject to exceptions and qualifications (including exceptions based on materiality or a Material Adverse Effect, as discussed below). In addition, the representations and warranties made by Akoya and Quanterix in the Merger Agreement are qualified by certain documents filed with or furnished to the SEC by Quanterix or Akoya and the confidential disclosure letters delivered by Akoya to Quanterix and by Quanterix to Akoya in connection with the execution of the Merger Agreement.
Both Akoya and Quanterix made representations and warranties in the Merger Agreement relating to the following matters, among others, as it respectively pertains to themselves:
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organization, standing and corporate power;

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corporate authority to enter into and perform under the Merger Agreement, and the enforceability of the Merger Agreement;

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their capitalization and ownership of any equity interests issued by them;

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the ownership and capital structure of their subsidiaries;

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the absence, as a result of the execution and performance of the Merger Agreement, of any conflict with or violation of their organizational documents, any conflict with or violation of applicable laws or government orders, any conflict with or breach or default under, or creation of any lien on any of their assets, or necessity of any authorization, consent, waiver, notice or similar action, in each case under any material contract to which they are a party;

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any required notices to government bodies or consents from government bodies or other persons in connection with the execution and performance of the Merger Agreement or consummation of the transactions contemplated by the Merger Agreement;

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SEC reports, disclosure controls and procedures, and financial statements;

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the absence of certain undisclosed liabilities;

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the absence of certain material changes or events, including the absence of a Material Adverse Effect, in each case since September 30, 2024;

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title to their respective properties;

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tax matters;

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intellectual property matters;

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data protection and privacy matters;

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litigation;

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employee benefit plans;

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compliance with applicable laws and the holding of necessary permits;

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FDA and regulatory matters;

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brokerage commissions or similar fees due in connection with the transactions contemplated by the Merger Agreement;

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the information supplied by such party for inclusion or incorporation by reference in this joint proxy statement/prospectus;

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the necessary approval of the board of directors of such party in connection with the transactions contemplated by the Merger Agreement and the necessary vote of such party’s stockholders in connection with the Merger Agreement; and

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the receipt by the board of directors of such party of an opinion of its respective financial advisor in connection with the transactions contemplated by the Merger Agreement.

The Merger Agreement also contains additional representations and warranties made by Akoya relating to, among other things, the following:
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real property leases;

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certain material contracts and commitments to which Akoya is a party to or bound by;

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insurance policies;

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compliance with anti-corruption laws and requirements pertaining to trade sanctions;

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compliance with environmental laws;

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employment and labor matters; and

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certain transactions with affiliates.

None of the representations, warranties or agreements contained in the Merger Agreement or in any certificate, document or instrument delivered pursuant to the Merger Agreement will survive the Effective Time, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.
Definition of “Material Adverse Effect”
Many of the representations and warranties in the Merger Agreement are qualified by a “Material Adverse Effect” standard with respect to the party making such representations and warranties.
“Material Adverse Effect” means, with respect to the applicable party, any change, effect, event, circumstance, occurrence, state of facts or development that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, other than if arising out of or resulting from:
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general business or economic conditions affecting the industry in which such party operates;

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any national or international political conditions;

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certain natural disasters such as an earthquake, hurricane, tsunami, tornado, flood, mudslide, or wild fire, and certain others acts of God or force majeure events;

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any epidemic, disease outbreak or pandemic, public health emergency or widespread occurrence of infectious disease;

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financial, banking, or securities market conditions (including any disruption thereof and any decline in the price of any market index);

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changes in GAAP;

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changes in any applicable laws, rules, regulations, orders, or other binding directives issued by any governmental body;

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the taking of any action by such party that is expressly required to be taken by the Merger Agreement (other than the requirement that such party operate its business in the ordinary course), the failure by such party to take any action that such party is expressly prohibited from taking by the Merger Agreement, or any action taken by such party at the express written request of the other party that is not expressly required to be taken pursuant to the Merger Agreement;

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the public announcement of the Merger Agreement or the pendency or consummation of the Merger, including its impact on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees;

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any failure, in and of itself, by a party to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial metrics for any period (but the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or will be a Material Adverse Effect);

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any change, in and of itself, in the market price or trading volume of the securities of a party (but the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be a Material Adverse Effect); or

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any litigation asserted or commenced by, on behalf of or in the name of, against or otherwise involving such party, its board of directors or any committee thereof, or any of such party’s directors or officers, each as applicable, relating directly or indirectly to the Merger Agreement, the Merger or any of the other transactions contemplated thereby or disclosures of a party relating to the transactions contemplated thereby.

Each of the events referred to in the first through seventh items described in the above bullet points may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such effect disproportionately affects the relevant party relative to other participants in the industries in which such party operates.
Conduct of Business Pending the Merger
Each of Akoya and Quanterix has agreed to certain covenants in the Merger Agreement restricting the conduct of its and its respective subsidiaries’ businesses between the date of the Merger Agreement and the Effective Time or, if applicable, the date on which the Merger Agreement is validly terminated (the “Pre-Closing Period”).
In General.   In general, except as required by applicable law, as expressly required by the Merger Agreement, pursuant to certain actions described in the confidential disclosure letter delivered by such party to the other party in connection with the Merger Agreement, or with the prior written consent of the other party, during the Pre-Closing Period, each of Akoya and Quanterix will, and will cause its subsidiaries to, conduct its respective business and operations in all material respects in the ordinary course of business consistent with past practice, and use commercially reasonable efforts to preserve intact its current business organizations and its relationships with material customers, suppliers, licensors, licensees, distributors, government bodies and other third parties that have material business relationships with such party.
Akoya Specific Restrictions.   In addition to the general covenants described in the paragraph above with the heading “In General,” and subject to the same exceptions described in such paragraph and certain other specific exceptions that are described either below or otherwise in more detail in the Merger Agreement, during the Pre-Closing Period, Akoya is required not to, and to not permit any of its subsidiaries to:
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declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or shares, or directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Akoya Options or Akoya RSUs;

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(A) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of (1) any shares of capital stock or other ownership interest, (2) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (3) any rights, warrants or options to acquire or with respect to any such shares, capital stock, ownership interest or convertible or exchangeable securities or (4) any phantom equity or similar contractual rights; or (B) take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan;

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(A) increase the compensation or other benefits payable or provided to officers, directors, employees or persons employed through a professional employer organization (“PEO Staff”), except for increases in base wages or salary of employees or PEO Staff in the ordinary course of business consistent with past practice (including as a result of promotion to a non-officer position); (B) enter into, amend or terminate any employment, change of control, severance, retention or other contract with any current or former officer, director or employee or PEO Staff; (C) establish, adopt, enter into, amend or terminate any benefit plan for the benefit of any current or former officers, directors, employees, or PEO Staff or any of their beneficiaries; (D) enter into or amend any collective bargaining agreement or other agreement with a union, labor organization, works council or other employee representative body; (E) establish, adopt or enter into any plan, agreement or arrangement for the purpose of, or otherwise commit to, grossing up or indemnifying, or otherwise reimbursing any current or former employee, consultant, director or other service provider for any taxes; or (F) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any benefit plan;
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hire or engage any employee, individual independent contractor or PEO Staff, except in the ordinary course of business with respect to individuals below the level of Vice President;

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amend, or propose to amend, or permit the adoption of any amendment to any of its respective organizational documents;

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effect a reclassification of shares, stock split, reverse stock split or similar transaction with respect to any shares of capital stock or other ownership interest;

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merge or consolidate with any person or adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization;

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make any capital expenditure (or incur any obligations or liabilities in respect thereof) except for capital expenditures in an amount not to exceed, in the aggregate, $1,000,000;

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acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, except for the purchase of supplies and inventory from suppliers or vendors in the ordinary course of business consistent with past practice;

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(A) create, incur, assume or otherwise become liable for any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another person or enter into any agreement or arrangement having the economic effect of any of the foregoing; (B) make any loans or advances; or (C) make any capital contributions to, or investments in, any other person;

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enter into any contract that would materially restrict, after the Effective Time, Quanterix and its subsidiaries with respect to engaging or competing in any line of business or in any geographic area;

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sell, transfer, license, sublicense, assign, mortgage, encumber or otherwise dispose of any assets, other than sales of obsolete equipment in the ordinary course and certain immaterial non-exclusive licenses of intellectual property;

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commence, pay, discharge, settle, compromise or satisfy any pending or threatened litigation other than any settlement solely for monetary damages that is entered in the ordinary course or in an amount less than $250,000 individually or in the aggregate;

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change any of its financial or tax accounting methods or practices, except as required by GAAP or law;

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(A) change or revoke any material tax election, (B) file any material amended tax return or claim for refund of material taxes, (C) enter into any “closing agreement” as described in the Code affecting any material tax liability or refund of material taxes, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax, (E) settle or compromise any material tax liability or refund of material taxes or (F) take any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code;

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voluntarily terminate or cancel, assign, renew or agree to any material amendment of, material change in or material waiver under certain material contracts to which Akoya or its subsidiaries are a party to, or enter into any such material contracts, or amend or modify any other contract in a manner that would make it be such a material contract;

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(A) extend, amend, condition, restrict, waive, cancel, abandon, withdraw, fail to renew, permit to lapse, modify or otherwise alter any rights in or to any material intellectual property, in each case in an adverse manner, (B) fail to diligently prosecute any material patent application or to maintain any issued patent, in each case, owned by Akoya or its subsidiaries, or fail to diligently prosecute or maintain any other material intellectual property owned by or licensed to Akoya and its subsidiaries as to which they control the prosecution or maintenance, (C) fail to renew (to the extent renewable) or voluntarily terminate any license for any material intellectual property or (D) disclose to any third party, other than under a confidentiality agreement or other legally binding confidentiality undertaking, any material trade secret in a way that results in loss of material trade secret protection thereon;
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cease to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for the nature of the property so insured and for companies engaged in the respective businesses of Akoya and its subsidiaries, to the extent available on commercially reasonable terms;

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form any subsidiary; or

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agree or commit to take any of the actions described in the bullet points above.

Quanterix Specific Restrictions.   In addition to the general covenants described in the paragraph above with the heading “In General,” and subject to the same exceptions described in such paragraph and certain other specific exceptions that are described either below or otherwise in more detail in the Merger Agreement, during the Pre-Closing Period, Quanterix is required not to, and to not permit any of its subsidiaries to:
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declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or shares;

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issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of (A) any shares of capital stock or other ownership interest; (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest; (C) any rights, warrants or options to acquire or with respect to any such shares or ownership interest or convertible or exchangeable securities; (D) any phantom equity or similar contractual rights; or (E) take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan;

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amend, or propose to amend, or permit the adoption of any amendment to any of its respective organizational documents;

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effect a reclassification of shares, stock split, reverse stock split or similar transaction with respect to any shares of capital stock or other ownership interest;

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merge or consolidate with any person or adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization;

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acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, except for (A) the purchase of supplies and inventory from suppliers or vendors in the ordinary course of business consistent with past practice and (B) transactions with a value of less than $500,000 in any single instance or $1,500,000 in the aggregate;

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change any of its financial or tax accounting methods or practices, except as required by GAAP or law; or

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agree or commit to take any of the actions described in the bullet points above.

Obligations to Call Special Meetings
Each of Akoya and Quanterix is required to duly give notice of, convene and hold a meeting of its respective stockholders, in the case of Akoya in order to approve the adoption of the Merger Agreement, and in the case of Quanterix in order to approve the Quanterix Share Issuance Proposal. Each such stockholders’ meeting must be held as promptly as practicable and in any case by May 14, 2025. The relevant party is required to determine the record date for such meeting in consultation with the other party and, after such record date is chosen, such party will not change the record date without prior written consent of the other party. The relevant party may not postpone or adjourn its stockholders’ meeting except (i) to solicit additional proxies for the purpose of obtaining the applicable stockholder approval in the case such party determines in good faith that such approval is unlikely to be obtained, including due to the absence of a quorum, but the applicable stockholders’ meeting may not be so adjourned or postponed by more than an aggregate of 30 days or to a date after the fifth business day preceding the Termination Date or (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the relevant party has determined after consultation with outside legal counsel is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by such party’s stockholders prior to the applicable stockholders’ meeting.
Subject to the terms described in the section titled “— No Solicitation of Competing Proposals,” Akoya is required, through the Akoya Board, to recommend that its stockholders adopt the Merger Agreement and to use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement and to take all other action necessary or advisable to secure such stockholder approval. Subject to the terms described in the section titled “— No Solicitation of Competing Proposals,” Quanterix is required, through the Quanterix Board, to recommend that its stockholders approve the Quanterix

Share Issuance Proposal and to use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Quanterix Share Issuance Proposal and to take all other action necessary or advisable to secure such stockholder approval.
Unless the Merger Agreement is validly terminated, Akoya’s and Quanterix’s respective obligations to hold such stockholder meeting will not be affected by the receipt of any Acquisition Proposal (as defined below) or the making of any Change of Recommendation (as defined below), in each case with respect to itself.
Akoya and Quanterix must use reasonable best efforts to hold their respective stockholder meetings on the same date and as soon as practicable after the date of the Merger Agreement.
No Solicitation of Competing Proposals
Akoya and Quanterix have each agreed not to, and to cause their respective subsidiaries and to use reasonable best efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents or other representatives not to, directly or indirectly, and in each case as it relates to itself:
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initiate, seek or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) or take any other action that is reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

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participate or engage in discussions (except to advise the relevant third party of the applicable restrictions discussed herein or to clarify whether an inquiry, offer or proposal constitutes an Acquisition Proposal) or negotiations with, or disclose any non-public information or data or afford access to its properties, books or records to, any person or group (or any of their affiliates or representatives) that is seeking to make, has made or could be reasonably expected to make, or otherwise in connection with, an Acquisition Proposal;

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enter into any contract (or any letter of intent, memorandum of understanding, agreement in principle or other similar contract or agreement) with respect to an Acquisition Proposal;

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take any action or exempt any third party from the restrictions on “business combinations” or any similar provision contained in any applicable takeover laws or its organizational documents or grant a waiver under Section 203 of the DGCL; or

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resolve, publicly propose or agree to do any of the foregoing actions.

However, prior to obtaining the applicable approval of its stockholders in connection with the Merger Agreement, Akoya and Quanterix, as the case may be, and its respective board of directors, may have discussions or negotiations with, or disclose any non-public information or data or afford access to its properties, books or records to, a third party if (i) such party receives a bona fide unsolicited written Acquisition Proposal from such third party after the date of the Merger Agreement and (ii) such proposal constitutes, and such party’s board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to, a Superior Proposal (as defined below), and, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the fiduciary duties of such board of directors under applicable law. In that case, such party is required to (i) enter into a confidentiality agreement with such third party that, among other things, contains terms no less favorable with respect to confidentiality than the terms of the confidentiality agreement entered into by Quanterix and Akoya and (ii) provide the other party to the Merger Agreement any information and data or access that is provided to the applicable third party that was not previously made available to such other party to the Merger Agreement.
Any violation of the restrictions described above by a representative of Akoya or Quanterix, as the case may be, will be considered a violation of such restrictions by Akoya or Quanterix, respectively.
The Akoya Board and the Quanterix Board, and any committees thereof, as the case may be, are required not to, directly or indirectly (i) withhold, withdraw or publicly propose to withhold or withdraw the approval, recommendation and declaration of advisability by such board of directors or committee with respect to the transactions contemplated by the Merger Agreement, (ii) fail to include such favorable recommendation in this joint proxy statement, (iii) propose publicly to recommend, adopt or approve any Acquisition Proposal, (iv) fail to publicly reaffirm or re-publish such favorable recommendation within five business days of being requested to do so by the other party, (v) fail to send to their respective stockholders, within ten business days after the commencement of a tender or exchange offer relating to the respective Akoya Common Stock or Quanterix Common Stock, respectively, a statement disclosing that such party recommends rejection of such tender or exchange offer and reaffirming the favorable recommendation described in clause (i) of this paragraph, or (vi) approve or recommend, publicly declare advisable or publicly propose to approve or recommend, or publicly propose to enter into any contract with respect to an Acquisition Proposal (the actions described in this foregoing paragraph being referred to as a “Change of Recommendation”).

However, at any time prior to obtaining its respective stockholder approvals in connection with the matters proposed in this joint proxy statement (but not after), the Akoya Board or Quanterix Board, as the case may be, may (x) make a Change of Recommendation or (y) decide to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, in each case, only if:
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(A) an Intervening Event (as defined below) with respect to such party has occurred or (B) such party receives a bona fide written Acquisition Proposal that has not been withdrawn and did not result from a breach of such party’s no-solicitation obligations, and such board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal;

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such board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action in response to such Intervening Event or Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable law;

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such party has provided the other party to the Merger Agreement with written notice at least four business days in advance of taking any such action, containing a description of the applicable Intervening Event or specifying the material terms and conditions of such Superior Proposal, identifying the person or group making such Superior Proposal and including copies of all documents pertaining to such Superior Proposal;

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such party negotiates in good faith with such other party to the Merger Agreement (to the extent such other party wishes to negotiate) during such four business day period to make such revisions to the terms of the Merger Agreement as would cease to warrant the taking of such action by such board of directors in response to an Intervening Event or as would cause such Acquisition Proposal to cease to be a Superior Proposal; and

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at the end of such four business day period, the board of directors of such party determines in good faith (after consultation with its outside legal counsel and financial advisor and taking into account any alternative transaction proposed in writing by the other party, all financial, legal, regulatory and other terms and conditions of any such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and, if applicable, the Superior Proposal), as the case may be, that the failure to take such action in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable law, or that such Superior Proposal continues to constitute a Superior Proposal and that the failure to make a Change of Recommendation or terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable law.

Any amendment to the financial terms and any other material amendment to any Acquisition Proposal received by a party will be deemed to be a new Acquisition Proposal and will require a new notice as described above, except that the notice periods and opportunity to negotiate new terms as described above will be for an additional two business days, instead of four business days.
For purposes of this joint proxy statement and the Merger Agreement:
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“Acquisition Proposal” means, with respect to either Akoya or Quanterix, as the case may be, any proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions (other than the transactions contemplated by the Merger Agreement) involving the (a) direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the consolidated net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, by any person or group, (b) direct or indirect issuance, acquisition or purchase of 20% or more of any class of equity securities or capital stock of such party or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of such party and its subsidiaries, taken as a whole, by any person or group, (c) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, share exchange, exchange offer, recapitalization or other similar transaction that if consummated would result in any person or group beneficially owning 20% or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of such party and its subsidiaries, taken as a whole or (d) any combination of the foregoing clauses (a) through (c).

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“Intervening Event” means, with respect to either Akoya or Quanterix, as the case may be, any material event or development or material change in circumstances first occurring or arising after the date of the Merger Agreement to the extent that such event, development or change in circumstances (a) was neither known to, nor reasonably foreseeable by, or, if known or reasonably foreseeable, the consequences of which were neither known to, nor reasonably foreseeable by, the board of directors of such party and becomes known to the board of directors of such party prior to the receipt of the applicable stockholder approvals of such party in connection with the Merger Agreement, as applicable, and

(b) does not relate to an Acquisition Proposal or a Superior Proposal with respect to such party or any inquiry or communications relating thereto. Neither any changes in the market price or trading volume of the shares of either Akoya or Quanterix, as applicable, nor the fact that such party fails to meet, meets or exceeds internal or published projections, forecasts or revenue or earnings or other financial performance or results of operations predictions for any period, will be considered an Intervening Event (but the underlying causes of such change or fact may be taken into account in determining if there is an Intervening Event).
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“Superior Proposal” means, with respect to either Akoya or Quanterix, as the case may be, any bona fide written Acquisition Proposal made by any person or group after the date of the Merger Agreement and not as a result of a breach of the no-solicitation obligations described above, to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (a) 50% or more of the consolidated assets of such party and its subsidiaries, taken as a whole, or (b) 50% or more of the equity securities of such party, in each case, on terms which the board of directors of such party determines in good faith (after consultation with such party’s financial advisors and outside legal counsel and taking into account all relevant financial, legal, regulatory and other aspects of such Acquisition Proposal and the Merger Agreement, including any alternative transaction or modifications to the terms of the Merger Agreement proposed by the other party in response to such Superior Proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) (i) to be more favorable to such party’s stockholders (solely in their capacity as stockholders) from a financial point of view as compared to the transactions contemplated by the Merger Agreement and to any alternative transaction (including any modifications to the terms of the Merger Agreement) proposed by the other party to the Merger Agreement and (ii) is reasonably likely to be consummated on the terms proposed.

Efforts to Consummate the Merger
Each of Quanterix and Akoya has agreed to, no later than ten business days of the date of the Merger Agreement, make its respective filing of a Notification and Report Form under the HSR Act in connection with the transactions contemplated by the Merger Agreement. Akoya and Quanterix each made such respective filing on January 24, 2025. Each of Quanterix and Akoya each agreed to promptly provide the other with any information required in order to effectuate such filings or such other information as is reasonably required by a governmental body, and to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement, including by promptly furnishing each other any communications received from a governmental body and consulting and cooperating with one another in connection with any written submissions to be submitted by the other party in connection with proceedings under applicable antitrust or merger control laws in connection with the transactions contemplated by the Merger Agreement. Quanterix is required to pay all filing fees required in connection with any such antitrust or merger control filings, including under the HSR Act.
Each of Quanterix and Akoya must use reasonable best efforts to (i) take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to carry out the intent and purposes of the Merger Agreement and to consummate the transactions contemplated thereby, (ii) cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by the Merger Agreement, (iii) give all notices required to be made and given by such party in connection with the transactions contemplated by the Merger Agreement and (iv) obtain each approval, consent, ratification, permission and waiver of authorization required to be obtained from a governmental body or a party to any material contract. However, Quanterix is not obligated to and has disclaimed any obligations to propose, negotiate, commit to or effect, the sale, divestiture, license or disposition of any of its assets, properties or businesses, those that would be acquired by virtue of the Merger, or to terminate, modify, transfer or take any other action with respect to any existing relationships or contractual rights and obligations of Quanterix or any of its subsidiaries or affiliates.
Indemnification of Officers and Directors
Quanterix has agreed that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time in favor of the present and former director or officers of Akoya, as provided in Akoya’s organizational documents or any indemnification agreements between such directors or officers and Akoya will survive the Merger and will continue in full force and effect for a period of six years from the Effective Time.
For a period of six years following the Effective Time, Quanterix has agreed to cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions equivalent to the provisions of the certificate of incorporation and bylaws of Akoya and its subsidiaries as in effect immediately prior to the Effective Time with respect to acts or omissions or other matters occurring prior to the Effective Time and not to amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any of the intended beneficiaries of such provisions.

Prior to the Effective Time, Akoya must purchase a six-year “tail” policy with terms, conditions, retentions and limits of liability no less favorable than the coverage provided under Akoya’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time, and Quanterix must cause such policy to be maintained in full force and effect, for its full term. Akoya and the Surviving Corporation are not required to pay for such “tail” policy in excess of 300% of the last annual premium paid by Akoya under its current existing policies covering such matters.
Employee Matters
During the period commencing at the Effective Time and ending on the date that is one year following the Effective Time (the “Benefit Continuation Period”), Quanterix must, or must cause the Surviving Corporation to, provide each employee of Akoya or any of its subsidiaries who will continue in such employment after the Effective Time (each, a “Continuing Employee”) with: (i) a salary, wage, and target cash bonus opportunity that, in the aggregate, is no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time; and (ii) other employee benefits (except for transaction-related benefits, equity or equity-based compensation, defined benefit pension plan, retiree health or retiree life insurance benefits, and nonqualified deferred compensation benefits) that are no less favorable in the aggregate to either (A) the employee benefits provided to such Continuing Employee immediately prior to the Effective Time or (B) the employee benefits provided by Quanterix to its similarly situated employees. During the Benefit Continuation Period, Quanterix is also required to (and to cause the Surviving Corporation to) honor certain Akoya severance arrangements in effect with respect to certain executive officers and key employees of Akoya.
With respect to any employee benefit plans of Quanterix or its subsidiaries in which any Continuing Employee becomes eligible to participate on or after the Effective Time, each Continuing Employee is entitled to be credited with years of service with Akoya before the Effective Time for purposes of vesting, benefits levels and eligibility, as well as accruals for paid time-off and severance or similar pay, except that such service crediting is not required (i) for the purpose of any entitlement to participate in, or receive benefits with respect to, any retiree medical programs or other retiree welfare benefit programs or any defined benefit plans, (ii) to the extent it would result in a duplication of benefits or (iii) to the extent the Continuing Employees and Quanterix employees are equally affected without regard to whether employment before the Effective Time was with Akoya or Quanterix. Quanterix must provide each Continuing Employee with immediate eligibility to participate, without any waiting time, in any and all such new Quanterix plans to the extent coverage thereunder replaces coverage under a comparable Akoya Plan, except that a 30-day waiting period may be applied by Quanterix for participation in a 401(k) plan. Quanterix must also use commercially reasonable efforts to provide that, for purposes of each plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (a) pre-existing condition exclusions and actively-at-work requirements of such Quanterix plan be waived for such Continuing Employee and covered dependents, and (b) any eligible expenses incurred by such Continuing Employee and covered dependents during the portion of the applicable plan year be taken into account under such Quanterix plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and covered dependents for the applicable plan year as if such amounts had been paid in accordance with the new Quanterix plan.
Quanterix may also request, no later than 15 days prior to the Effective Time, that Akoya terminate any of its 401(k) plans, which termination would be effective no later than one day prior to the Closing Date and contingent upon the occurrence of the Effective Time.
Akoya Employee Stock Purchase Plan
Akoya will terminate the Akoya employee stock purchase plan as of immediately prior to the Effective Time and must take all actions necessary or desirable to provide that, after the date of the Merger Agreement, no rights to acquire shares of Akoya Common Stock under the Akoya employee stock purchase plan will be granted, no individuals will be permitted to commence participation in the Akoya employee stock purchase plan and no offering period will commence under the Akoya employee stock purchase plan.
Loan Payoff
Akoya is required to use commercially reasonable efforts to deliver all notices and take all other actions, in each case to the extent reasonably requested by Quanterix or that are reasonably necessary to facilitate the termination of all commitments in respect of Akoya Existing Loan Documents, the repayment in full at the Closing of all obligations in respect of the indebtedness thereunder, and the release on or promptly following the Closing of any liens securing such indebtedness and guarantees in connection therewith.
Quanterix may also request that Akoya obtain, at least three business days prior to the Closing, a customary payoff letter executed from the holders (or agent on behalf of such holders) of indebtedness under the Akoya Existing Loan Documents, providing that upon payment of the amounts specified in such payoff letter: (i) all outstanding payment obligations of the Akoya under the Akoya Existing Loan Documents will be repaid, discharged and extinguished in full on the Closing Date; (ii) all liens in connection therewith will be terminated, discharged and released; and (iii) the payee shall take all actions reasonably requested by Quanterix to evidence and record such termination, discharge and release of liens as promptly as practicable after the Closing.
Akoya Bridge Financing
On April 2, 2025, Quanterix and Akoya entered into the Securities Purchase Agreeement, pursuant to which Akoya will issue and sell to Quanterix, from time to time, the Convertible Notes having an aggregate principal amount of up to $30,000,000, subject to the terms and conditions set forth in the Securities Purchase Agreement. For additional information on the Akoya Bridge Financing, see the section titled “Related Agreements — Akoya Bridge Financing.”
Other Agreements
The Merger Agreement contains certain other covenants and agreements of Akoya and Quanterix, including covenants and agreements relating to, among other things, and subject to certain exceptions and qualifications described in the Merger Agreement:
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reasonable access by each of Akoya and Quanterix and their respective representatives to certain information about the other party during the Pre-Closing Period;

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cooperation between Akoya and Quanterix in the preparation of this joint proxy statement/prospectus;

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consultation between Akoya and Quanterix in connection with public announcements with respect to the Merger Agreement or the transactions contemplated thereby;

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requirement for Quanterix to use its reasonable best efforts, in accordance with the requirements of Nasdaq, to submit a notification to Nasdaq of the shares to be issued by Quanterix in connection with the transactions contemplated by the Merger Agreement;

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taking actions to complete the Merger and eliminate the effects of any antitakeover or similar laws in connection with the transactions contemplated by the Merger Agreement;

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the adoption of resolutions by the Akoya Board and Quanterix Board so as to cause any dispositions of shares or equity securities in connection with the Merger by Akoya’s directors and officers, as well as the issuance of shares by Quanterix to any Akoya employees, in each case as may be applicable, to be exempt under Rule 16b-3 promulgated under the Exchange Act;

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cooperation between Akoya and Quanterix so that the Merger be treated, for U.S. federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, including by obtaining written opinions from nationally recognized tax counsel to the effect that the Merger will so qualify as a “reorganization,” as discussed in more detail under the section titled “Material U.S. Federal Income Tax Consequences of the Merger”;

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the filing by Quanterix, no later than five days after the Closing Date, of a post-effective amendment to this registration statement or a registration statement on Form S-8 (or any successor form) with respect to the shares that are subject to the Rollover Options and issued by Quanterix in respect of Rollover RSUs;

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cooperation, consultation and consent rights between Akoya and Quanterix in connection with certain litigation relating to the Merger and the transactions contemplated by the Merger Agreement; and

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Akoya using its reasonable best efforts to facilitate the commencement of the delisting of the shares of Akoya Common Stock from Nasdaq and the deregistration of such shares under the Exchange Act, in each case as promptly as practicable after the Effective Time.

Conditions to the Consummation of the Merger
Mutual Conditions
The respective obligations of Quanterix and Akoya to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver in writing (by Quanterix and Akoya) of the following conditions:
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receipt of the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal;

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receipt of the approval by Akoya’s stockholders of the adoption of the Merger Agreement;

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this registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, having become effective under the Securities Act and not being the subject of any action by the SEC seeking a stop order;

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the waiting period applicable to the Merger under the HSR Act having expired or been terminated, any mandatory waiting period or required clearance, approval or consent applicable to the Merger under any other applicable competition or antitrust law having expired or been obtained (except where the failure to observe such waiting period or obtain a clearance, approval or consent would not have a material adverse effect), and each other clearance, approval or consent with respect to the Merger by any relevant governmental authority asserting jurisdiction under any other applicable antitrust law having been deemed to be cleared, approved or consented to under such other antitrust laws;

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the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental body and having the effect of restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

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the submission by Quanterix to Nasdaq of a notification of shares of Quanterix Common Stock to be issued in connection with the Merger (including those to be reserved upon exercise of Rollover Options and the settlement of Rollover RSUs) as contemplated by the Merger Agreement.

Additional Conditions
In addition, Quanterix’s and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver in writing by Quanterix) of the following conditions:
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the representations and warranties of Akoya set forth in the Merger Agreement being true and correct as of the Closing Date as though made on the Closing Date (other than in the instances where such representations and warranties address matters as of a particular different date, in which case they must be true and correct as of such date), subject in each case to certain specific materiality qualifiers depending on the subject matter of such representations and warranties;

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Akoya having complied with and performed in all material respects all of the covenants and agreements under the Merger Agreement that are required to be complied with or performed by it at or prior to the Closing Date; and

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there having been or occurred no Material Adverse Effect with respect to Akoya since the date of the Merger Agreement.

In addition, Akoya’s obligations to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver in writing by Akoya) of the following conditions:
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the representations and warranties of Quanterix set forth in the Merger Agreement being true and correct as of the Closing Date as though made on the Closing Date (other than in the instances where such representations and warranties address matters as of a particular different date, in which case they must be true and correct as of such date), subject in each case to certain specific materiality qualifiers depending on the subject matter of such representations and warranties;

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Quanterix and Merger Sub having complied with and performed in all material respects all of the respective covenants and agreements under the Merger Agreement that are required to be complied with or performed by it at or prior to the Closing Date; and

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there having been or occurred no Material Adverse Effect with respect to Quanterix since the date of the Merger Agreement.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time:
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by the mutual written consent of Akoya and Quanterix; or

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by Quanterix:

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if any of Akoya’s covenants, obligations, representations or warranties in the Merger Agreement are breached or any of Akoya’s representations or warranties become untrue, such that the applicable conditions to Closing would not be satisfied, and any such breach or failure of a representation or warranty to be true is incapable of being cured by the Termination Date or is not cured within 30 days of receipt by Akoya of written notice from Quanterix of such breach or failure to be true, which termination event is referred to as an Akoya Breach Termination;

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if at any time prior to obtaining the required approvals from Akoya’s stockholders for the adoption of the Merger Agreement, the Akoya Board or any committee thereof (i) makes any Change of Recommendation, (ii) does not include the recommendation of the Akoya Board in respect of the adoption of the Merger Agreement in this joint proxy statement or (iii) publicly proposes or allows Akoya to publicly propose to take any of the actions described in the foregoing clauses (i) or (ii), which termination event is referred to as an Akoya Recommendation Change Termination;
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if Akoya materially breaches its obligations with respect to the solicitation of Acquisition Proposals, which termination event is referred to as an Akoya No-Shop Termination; or

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at any time prior to obtaining the approval of Quanterix stockholders in connection with the Quanterix Share Issuance Proposal, in order for Quanterix to enter into a definitive agreement with respect to a Superior Proposal, which termination event is referred to as a Quanterix Superior Proposal Termination;

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by Akoya:

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if any of Quanterix’s covenants, obligations, representations or warranties in the Merger Agreement are breached or any of Quanterix’s representations or warranties become untrue, such that the applicable conditions to Closing would not be satisfied, and any such breach or failure of a representation or warranty to be true is incapable of being cured by the Termination Date or is not cured within 30 days of receipt by Quanterix of written notice from Akoya of such breach or failure to be true, which termination event is referred to as a Quanterix Breach Termination;

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if at any time prior to obtaining the required approvals from Quanterix stockholders for the Quanterix Share Issuance Proposal, the Quanterix Board or any committee thereof (i) makes any Change of Recommendation, (ii) does not include the recommendation of the Quanterix Board in respect of the Quanterix Share Issuance Proposal in this joint proxy statement or (iii) publicly proposes or allows Quanterix to publicly propose to take any of the actions described in the foregoing clauses (i) or (ii), which termination event is referred to as a Quanterix Recommendation Change Termination;

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if Quanterix materially breaches its obligations with respect to the solicitation of Acquisition Proposals, which termination event is referred to as a Quanterix No-Shop Termination; or

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at any time prior to obtaining the approval of Akoya’s stockholders in connection with the adoption of the Merger Agreement, in order for Akoya to enter into a definitive agreement with respect to a Superior Proposal, which termination event is referred to as an Akoya Superior Proposal Termination;

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by either Quanterix or Akoya, if:

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(A) any government body of competent jurisdiction issues or enters any order that becomes final and non-appealable or any applicable law is enacted or promulgated, in each case, that has the effect of permanently restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, or (B) any expiration, termination, authorization, clearance, approval or consent from a governmental body required to be obtained pursuant to the Merger Agreement is denied and such denial becomes final and non-appealable;

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the Merger has not been consummated by the initial Termination Date of July 9, 2025; but if on such date any of the conditions to Closing pertaining to approvals or absence of legal restraints under antitrust and competition laws have not been satisfied or waived, but all other conditions to the parties’ obligations to consummate the transactions contemplated by the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be fulfilled at the Closing, as long as such conditions would be reasonably capable of being fulfilled if the Closing were to occur on such date), then either Quanterix or Akoya may, by written notice to the other party, extend the Termination Date to January 9, 2026 (which termination event described in this bullet point is referred to as an Expiration Termination);

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the approval by Akoya’s stockholders of the adoption of the Merger Agreement is not obtained upon a vote taken at the Akoya stockholders’ meeting duly convened for such purpose, or at any adjournment or postponement of such meeting, which termination event is referred to as a No Akoya Vote Termination; or

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the approval by Quanterix stockholders of the Quanterix Share Issuance Proposal is not obtained upon a vote taken at the Quanterix stockholders’ meeting duly convened for such purpose, or at any adjournment or postponement of such meeting, which termination event is referred to as a No Quanterix Vote Termination.

Termination Fees and Expenses
Under the Merger Agreement, Akoya is required to pay Quanterix a termination fee of $7 million upon any of the following events:

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an Akoya Recommendation Change Termination;

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an Akoya No-Shop Termination;

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an Akoya Superior Proposal Termination; or

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if (i) the Merger Agreement is terminated by Quanterix by way of an Akoya Breach Termination or by Quanterix or Akoya by way of an Expiration Termination or a No Akoya Vote Termination, (ii) at or prior to the Akoya stockholders’ meeting to vote on the adoption of the Merger Agreement (in the case of a No Akoya Vote Termination) or at or prior to the time of such termination (in the case of an Akoya Breach Termination or Expiration Termination), an Acquisition Proposal with respect to Akoya is publicly proposed, disclosed or known, and such Acquisition Proposal is not irrevocably and publicly withdrawn at or prior to such applicable time described in this clause (ii), and (iii) concurrently with or within 12 months after any such termination, Akoya or any of its subsidiaries enters into a definitive agreement (which is ultimately consummated, whether during such 12-month period or thereafter) with respect to, or otherwise consummates, any Acquisition Proposal with respect to Akoya (substituting 50% for 20% in the definition of “Acquisition Proposal”).

Under the Merger Agreement, Quanterix is required to pay Akoya a termination fee of $9 million upon any of the following events:
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a Quanterix Recommendation Change Termination;

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a Quanterix No-Shop Termination;

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a Quanterix Superior Proposal Termination; or

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if (i) the Merger Agreement is terminated by Akoya by way of a Quanterix Breach Termination or by Quanterix or Akoya by way of an Expiration Termination or a No Quanterix Vote Termination, (ii) at or prior to the Quanterix stockholders’ meeting to vote on the approval of the Quanterix Share Issuance Proposal (in the case of a No Quanterix Vote Termination) or at or prior to the time of such termination (in the case of a Quanterix Breach Termination or Expiration Termination), an Acquisition Proposal with respect to Quanterix is publicly proposed, disclosed or known, and such Acquisition Proposal is not irrevocably and publicly withdrawn at or prior to such applicable time described in this clause (ii), and (iii) concurrently with or within 12 months after any such termination, Quanterix or any of its subsidiaries enters into a definitive agreement (which is ultimately consummated, whether during such 12-month period or thereafter) with respect to, or otherwise consummates, any Acquisition Proposal with respect to Quanterix (substituting 50% for 20% in the definition of “Acquisition Proposal”).

Other than with respect to claims for, or arising out of or in connection with an intentional and material breach of the Merger Agreement or with respect to fraud, in the event that any termination fee is payable by Akoya or Quanterix, as the case may be, (i) the payment of such termination fee pursuant to the Merger Agreement is the sole and exclusive remedy of the other party against such paying party or any of its former, current or future equity holders, affiliates, or representatives with respect to the Merger Agreement and the transactions contemplated thereby and, upon such payment of the applicable termination fee (plus interest as may be required under the Merger Agreement), the paying party and its former, current or future equity holders, affiliates, or representatives will have no further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby. In no event will any party be required to pay the termination fee pursuant to the Merger Agreement on more than one occasion.
Quanterix and Merger Sub, on the one hand, and Akoya, on the other hand, are required to pay their own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of the Merger Agreement, the performance of their respective obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement.
Third Party Beneficiaries
The parties’ representations, warranties and covenants in the Merger Agreement are solely for the benefit of the other parties to the Merger Agreement, and the Merger Agreement is not intended to, and does not, confer upon any third party any rights or remedies, except for, following the Effective Time, (a) the right of the directors and officers of Akoya to enforce the provisions of the Merger Agreement pertaining to their indemnification and advancement of expenses, (b) the rights of Akoya stockholders to receive the applicable portion of the Merger Consideration and (c) the rights of holders of Akoya Options and Akoya RSUs to receive the consideration set forth in the Merger Agreement.
Specific Enforcement
The parties have agreed in the Merger Agreement that irreparable damage would occur in the event that any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached, and that, accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the performance of its terms and provisions, without proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity, without posting any bond or other undertaking.
Governing Law
The Merger Agreement is governed by and any disputes arising out of or in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement are required to be resolved under the laws of the State of Delaware without regard to laws that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.
Amendments; Waivers
At any time prior to the Effective Time, any provision of the Merger Agreement may be amended if, and only if, such amendment is in writing and signed by Quanterix, Akoya and Merger Sub. After receipt of the applicable stockholder approval of Akoya or Quanterix, no amendment can be made which by applicable laws or the rules of Nasdaq requires further approval of the stockholders of the applicable company, unless such further approval of such stockholders is obtained.
No party will be deemed to have waived any claim arising out of the Merger Agreement, or any power, right, privilege or remedy under the Merger Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party.

RELATED AGREEMENTS
The following is a summary of the material terms and conditions of the Akoya Voting Agreement, Quanterix Voting Agreement and Lock-Up Agreements entered into in connection with the Merger Agreement and the Securities Purchase Agreement, form of Convertible Note, form of Registraton Rights Agreement and form of Subordination Agreement in connection with the Akoya Bridge Financing (the “Akoya Bridge Financing Documents”). This summary may not contain all the information about the Akoya Voting Agreement, Quanterix Voting Agreement, Lock-Up Agreements and the Akoya Bridge Financing Documents that is important to you. This summary set forth below and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the Akoya Voting Agreement, Quanterix Voting Agreement, form of Lock-Up Agreement and the Akoya Bridge Financing Documents, each of which is incorporated by reference into this joint proxy statement/prospectus. You are encouraged to read the each of the Akoya Voting Agreement, Quanterix Voting Agreement, form of Lock-Up Agreement and the Akoya Bridge Financing Documents in its entirety for a more complete understanding of their terms.
Akoya Voting Agreement
In connection and concurrently with the execution of the Merger Agreement, Quanterix entered into the Akoya Voting Agreement with each of Telegraph Hill Partners III, L.P., THP III Affiliates Fund, LLC, Piper Sandler Merchant Banking Fund II, L.P., aMoon Growth Fund II L.P., Myla Lai-Goldman, Brian McKelligon, Scott Mendel, Thomas Raffin, Thomas P. Schnettler, Robert G. Shepler, Matthew Winkler, Pascal Bamford, John Frederick Ek, Jennifer Kamocsay, and Niro Ramachandran (collectively, the “Akoya Supporting Stockholders”). Each of Ms. Lai-Goldman and Messrs. McKelligon, Mendel, Raffin, Schnettler, Shepler, and Winkler is a director of Akoya. Each of Ms. Kamocsay and Messrs. McKelligon, Bamford, Ek, and Ramachandran is an executive officer of Akoya.
The shares of Akoya Common Stock owned by the Akoya Supporting Stockholders and entitled to vote represented approximately 56.5% of the outstanding shares of Akoya Common Stock as of March 1, 2025.
Pursuant to the Akoya Voting Agreement, each Akoya Supporting Stockholder has agreed, among other things and subject to the respective terms thereof, to vote all shares of Akoya Common Stock beneficially owned by such Akoya Supporting Stockholder (i) in favor of adoption of the Merger Agreement, the Merger and the approval of the transactions contemplated in the Merger Agreement and actions directly related thereto, and in favor of any proposal to adjourn or postpone the meeting of Akoya’s stockholders called upon to vote on the adoption of the Merger Agreement if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held; and (ii) against any Acquisition Proposal involving Akoya or any acquisition agreement related to such an Acquisition Proposal, against actions, proposals, transactions or agreements that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Akoya Supporting Stockholder under the Akoya Voting Agreement or of Akoya under the Merger Agreement, and against certain other specified corporate transactions or actions or any corporate action which would reasonably be expected to frustrate the purposes, or prevent or materially delay the consummation of the transactions contemplated in the Merger Agreement.
Each Akoya Supporting Stockholder granted an irrevocable proxy to Quanterix under the Akoya Voting Agreement for voting each share of Akoya Common Stock held by such Akoya Supporting Stockholder with respect to the matters described in clauses (i) and (ii) in the paragraph above.
The Akoya Voting Agreement also limits the ability of the Akoya Supporting Stockholders to sell or otherwise transfer, encumber or grant proxies in respect of their shares of Akoya Common Stock.
The Akoya Voting Agreement, and the proxy granted thereunder by each Akoya Supporting Stockholder, will terminate upon the earlier of (i) the Effective Time, (ii) termination of the Akoya Voting Agreement by written notice from Quanterix to the Akoya Supporting Stockholders, (iii) termination of the Merger Agreement in accordance with its terms, (iv) with respect to any Akoya Supporting Stockholder, the entry into any amendment to the Merger Agreement without the prior written consent of such Akoya Supporting Stockholder that results in a decrease in the Exchange Ratio or a change in the form of consideration payable under the Merger Agreement, or (v) with respect to any Akoya Supporting Stockholder, the extension of the Termination Date beyond any extension that is already contemplated in the Merger Agreement in accordance with its current terms without the prior written consent of such Akoya Supporting Stockholder. The Akoya Voting Agreement also contemplates that, in the event that the Akoya Board changes its recommendation with respect to the adoption of the Merger Agreement to be submitted to the stockholders of Akoya for approval, then the number of shares of Akoya Common Stock subject to the obligations to vote in favor of such proposal will be reduced to an aggregate number of shares representing 35% of the outstanding shares of Akoya Common Stock.
Quanterix Voting Agreement
In connection and concurrently with the execution of the Merger Agreement, Akoya entered into the Quanterix Voting Agreement with each of William P. Donnelly, Jeffrey T. Elliott, Karen A. Flynn, Sarah E. Hlavinka, Ivana Magovčević-Liebisch, Martin D. Madaus, Paul M. Meister, Masoud Toloue, Vandana Sriram, and David R. Walt (collectively, the “Quanterix

Supporting Stockholders”) in each case in their capacity as a stockholder of Quanterix. Each of Mses. Flynn, Hlavinka, and Magovčević-Liebisch and Messrs. Donnelly, Elliott, Madaus, Meister, Toloue, and Walt is a director of Quanterix. Each of Dr. Toloue and Ms. Sriram is an executive officer of Quanterix.
The shares of Quanterix Common Stock owned by the Quanterix Supporting Stockholders and entitled to vote represented approximately 6.2% of the outstanding shares of Quanterix Common Stock as of March 1, 2025.
Pursuant to the Quanterix Voting Agreement, each Quanterix Supporting Stockholder has agreed, among other things and subject to the respective terms thereof, to vote all shares of Quanterix Common Stock beneficially owned by such Quanterix Supporting Stockholder (i) in favor of the Quanterix Share Issuance Proposal and actions directly related thereto, and in favor of any proposal to adjourn or postpone the meeting of Quanterix stockholders called upon to vote on the Quanterix Share Issuance Proposal if there are not sufficient votes for approval of such proposal on the date on which such meeting is held; and (ii) against any Acquisition Proposal involving Quanterix or any acquisition agreement related to such an Acquisition Proposal, against actions, proposals, transactions or agreements that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Quanterix Supporting Stockholder under the Quanterix Voting Agreement or of Quanterix under the Merger Agreement, and against certain other specified corporate transactions or actions or any corporate action which would reasonably be expected to frustrate the purposes, or prevent or materially delay the consummation of the transactions contemplated in the Merger Agreement.
Each Quanterix Supporting Stockholder granted an irrevocable proxy to Akoya under the Quanterix Voting Agreement for voting each share of Quanterix Common Stock held by such Quanterix Supporting Stockholder with respect to the matters described in clauses (i) and (ii) in the paragraph above.
The Quanterix Voting Agreement also limits the ability of the Quanterix Supporting Stockholders to sell or otherwise transfer, encumber or grant proxies in respect of their shares of Quanterix Common Stock.
The Quanterix Voting Agreement, and the proxy granted thereunder by each Quanterix Supporting Stockholder, will terminate upon the earlier of (i) the Effective Time, (ii) termination of the Quanterix Voting Agreement by written notice from Akoya to the Quanterix Supporting Stockholders, (iii) termination of the Merger Agreement in accordance with its terms, (iv) with respect to any Quanterix Supporting Stockholder, the entry into any amendment to the Merger Agreement without the prior written consent of such Quanterix Supporting Stockholder that results in an increase in the Exchange Ratio or a change in the form of consideration payable under the Merger Agreement, or (v) with respect to any Quanterix Supporting Stockholder, the extension of the Termination Date beyond any extension that is already contemplated in the Merger Agreement in accordance with its current terms without the prior written consent of such Quanterix Supporting Stockholder.
Lock-Up Agreements
Simultaneously with the execution of the Merger Agreement, Quanterix entered into the Lock-Up Agreements with each of Telegraph Hill Partners III, L.P. and THP III Affiliates Fund, each of which is a stockholder of Akoya. Pursuant to each Lock-Up Agreement, the signatory thereto has agreed, from the Effective Time until 11:59 p.m. Eastern Time on the 90th calendar day after the Closing (the “Lock-Up Period”), among other things, and subject to certain customary exceptions, not to, (i) directly or indirectly, offer, sell, assign, distribute, encumber, pledge, hypothecate, lend, grant any option, right or warrant to purchase, dispose or otherwise transfer, either voluntarily or involuntarily (“Transfer”), any shares Quanterix Common Stock or other equivalents of or interests in the capital stock of Quanterix (including any shares of Quanterix Common Stock delivered to them as Merger Consideration or otherwise, the “Lock-Up Shares”) or (ii) publicly announce any intention to effect any such Transfer of any Lock-Up Shares. In addition, in order to effectuate an orderly Transfer process, each signatory of a Lock-Up Agreement agreed to inform Quanterix of any intent to Transfer any Lock-Up Shares held by such signatory or its controlled affiliates during the six-month period following the expiration of the Lock-Up Period.
The shares of Akoya Common Stock owned by the stockholders who are signatories to the Lock-Up Agreements represented approximately 35.6% of the outstanding shares of Akoya Common Stock as of March 1, 2025.
Akoya Bridge Financing Documents
Securities Purchase Agreement
On April 2, 2025, Quanterix entered into the Securities Purchase Agreement with Akoya, pursuant to which Akoya will issue and sell to Quanterix from time to time, in a private placement, the Convertible Notes having an aggregate principal amount of up to $30,000,000. Akoya may draw on the Convertible Notes between May 15, 2025 and the earlier of (a) the Closing and (b) July 9, 2025 if the Merger Agreement is lawfully terminated pursuant to its terms on or prior to such date; provided, however, that if the Closing occurs on or prior to May 15, 2025, Akoya may not draw the Convertible Notes. Additionally, if the initial termination date of July 9, 2025 is extended to January 9, 2026 in accordance with the terms of the Merger Agreement, Akoya may draw on the Convertible Notes until January 9, 2026.

Any Convertible Notes issued under the Securities Purchase Agreement will mature on the earliest to occur of (i) the 91st day following the earlier of (a) November 1, 2027 and (b) the date that Akoya’s indebtedness under the Akoya Existing Loan Documents is repaid in full and all commitments under such documents have been terminated and (ii) subject to the terms of the Subordination Agreement (as defined below), any acceleration of the Convertible Notes. Any Convertible Note issued under the Securities Purchase Agreement will bear interest at a rate per annum equal to the secured overnight financing interest rate plus an applicable margin specified in the Convertible Note to, but excluding, the date of repayment or conversion of the Convertible Note. Interest on the Convertible Notes will be paid in arrears on the first day of each month and on the maturity date of the Convertible Notes. Subject to the terms of the Subordination Agreement, any interest payments will be made exclusively to Quanterix in cash.
If drawn, the Convertible Notes will be convertible at the election of Quanterix during the period beginning on the date, if any, that the Merger Agreement is terminated and ending on the maturity date of the Convertible Notes into shares of Akoya Common Stock, at a conversion price equal to the product of (i) the Exchange Ratio, as it may be adjusted pursuant to the terms of the Merger Agreement, and (ii) the VWAP of Quanterix Common Stock for the 10 consecutive trading days ending on the trading day prior to the entry into the Merger Agreement, subject to adjustment.
The Convertible Notes prohibit conversion if it would result in the issuance of more than 19.99% of Akoya Common Stock in the aggregate prior to obtaining stockholder approval. The Convertible Notes will also contain customary anti-dilution provisions to adjust the conversion price from time to time based upon certain issuances of securities by Akoya. The Securities Purchase Agreement contains customary representations and warranties and events of default as well as certain operating covenants applicable to Akoya until the Closing.
Subordination Agreement
At such time as Akoya draws any funds and thereby issues any Convertible Notes, Quanterix, Akoya and MidCap will enter into the Subordination Agreement, pursuant to which Quanterix and Akoya will agree, among other things, that the Convertible Notes will be subordinate to any debt outstanding and obligations owing under the Akoya Existing Loan Documents.
Registration Rights Agreement
At such time as Akoya draws any funds and thereby issues any Convertible Notes, Akoya and Quanterix will enter into the Registration Rights Agreement, pursuant to which, among other things, Akoya must prepare and file with the SEC no later than August 13, 2025 a registration statement with respect to the resale of shares of Akoya Common Stock issuable upon conversion of the Convertible Notes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On January 9, 2025, Quanterix entered into the Merger Agreement with Merger Sub and Akoya, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Akoya, with Akoya surviving as a wholly owned subsidiary of Quanterix.
The Company expects that the Merger will be accounted for as a business combination in accordance with U.S. GAAP (pursuant to Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”)), with Quanterix treated as the acquirer and Akoya treated as the acquired company for financial reporting purposes. Quanterix will gain control of Akoya as it will acquire 100% of Akoya’s outstanding equity and subsequently cancel and retire all the legacy equity. All directors and officers of Merger Sub will become directors and officers of the Surviving Corporation upon the effectiveness of the Merger.
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. Under the acquisition method of accounting, the acquired identifiable tangible and intangible assets and liabilities assumed of Akoya are generally recognized based on their respective estimated fair values with any excess purchase price recognized as goodwill. Significant estimates and assumptions were used in determining the estimated purchase price and the estimated fair values of certain tangible and intangible assets acquired and liabilities assumed that are reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of Akoya immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial statements give effect to the transaction as follows:
•
The audited balance sheet of Akoya as of December 31, 2024, adjusted to conform to that of the historical financial statement presentation of Quanterix on a pro forma basis assuming the business combination and related transactions had been consummated on December 31, 2024.

•
The audited statement of operations of Akoya for the year ended December 31, 2024, adjusted to conform to that of the historical financial statement presentation of Quanterix on a pro forma basis assuming the business combination and related transactions had been consummated on January 1, 2024 (i.e., the beginning of the earliest period presented).

The unaudited pro forma condensed combined financial statements have been prepared using the audited financial statements of Quanterix for the year ended December 31, 2024 and the audited financial statements of Akoya for the year ended December 31, 2024.
The following unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”). Article 11 of Regulation S-X provides requirements to depict the accounting for the transaction (“Transaction Accounting Adjustment”) and the option to present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur.
The unaudited pro forma condensed combined financial statements should be read in conjunction with Quanterix’s and Akoya’s historical financial statements (including each company’s quarterly and annual reports, as separately filed with the SEC) and the accompanying notes herein to the unaudited pro forma condensed combined financial statements, which describes the underlying assumptions and estimates to the adjustments. The pro forma events are believed to be (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma income statement, expected to have a continuing effect of the combined results of Quanterix and Akoya. Management believes these adjustments to be reasonable based upon the preliminary assessment of the available information. Additionally, the final determination of the Merger consideration and associated recognition of acquired assets and assumed liabilities may differ materially from the assumptions set forth herein as share price and net assets acquired may vary depending on a number of factors that cannot reasonably be foreseen at this time.
The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of earnings that would have been realized if the Merger had been completed on the dates set forth above, nor is it indicative of future results or financial position. The unaudited pro forma condensed combined financial statements presented herein do not reflect the cost of any integration activities, cost savings from synergies, or cost increases from dis-synergies.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2024
(in thousands)
	Historical		Pro Forma
	Quanterix	Akoya, Reclassified – Note 7	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$56,709	$11,779	$(11,779)	(a), (b)	$56,709
Marketable securities	232,413	23,261	(69,865)	(b)	185,809
Accounts receivable, net of allowance for expected credit losses	32,141	13,779	—		45,920
Inventory	32,775	24,321	13,387	(g)	70,483
Prepaid expenses and other current assets	9,556	3,592	—		13,148
Total current assets	363,594	76,732	(68,257)		372,069
Restricted cash	2,610	686	—		3,296
Property and equipment, net	17,150	7,203	—		24,353
Demo inventory, net	—	1,336	—		1,336
Goodwill	—	18,262	40,952	(d)	59,214
Intangible assets, net	4,031	14,559	61,278	(e)	79,868
Operating lease right-of-use asset, net	16,339	4,255	2,336	(f)	22,930
Finance lease right-of-use assets, net	—	1,525	(156)	(f)	1,369
Other non-current assets	2,809	447	—		3,256
Total non-current assets	42,939	48,273	104,410		195,622
Total assets	$406,533	$125,005	$36,153		$567,691
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,953	$8,759	$—		$15,712
Accrued compensation and benefits	12,620	—	—		12,620
Accrued expenses and other current liabilities	8,851	10,848	8,176	(c)	27,875
Deferred revenue	8,827	6,554	—		15,381
Operating lease liabilities	4,756	2,674	(2)	(f)	7,428
Finance lease liabilities	—	609	6	(f)	615
Total current liabilities	42,007	29,444	8,180		79,631
Long-term debt, net of debt discount	—	76,182	(76,182)	(b)	—
Contingent consideration liability	—	3,871	—		3,871
Deferred revenue, net of current portion	1,073	3,063	—		4,136
Operating lease liabilities, net of current portion	32,615	3,988	(69)	(f)	36,534
Finance lease liabilities, net of current portion	—	693	55	(f)	748
Other non-current liabilities	800	169	(46)	(h)	923
Total non-current liabilities	34,488	87,966	(76,242)		46,212
Total liabilities	76,495	117,410	(68,062)		125,843
Stockholders’ equity:
Common stock	39	2	(2)	(c)	56
			17	(a), (c)
Additional paid-in capital	803,160	293,022	(293,022)	(c)	928,554
			125,394	(a), (c)
Accumulated other comprehensive loss	(3,080)	7	(7)	(c)	(3,080)
Accumulated deficit	(470,081)	(285,436)	285,436	(c)	(483,682)
			(5,425)	(c)
			(8,176)	(c)
Total stockholders’ equity	330,038	7,595	104,215		441,848
Total liabilities and stockholders’ equity	$406,533	$125,005	$36,153		$567,691

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2024
(in thousands, except number of shares and per share data)
	Historical		Pro Forma
	Quanterix	Akoya, Reclassified – Note 7	Transaction Accounting Adjustments	Note 6	Pro Forma Combined
Revenues:
Product revenue	$79,740	$53,027	$—		$132,767
Service and other revenue	51,244	28,645	—		79,889
Collaboration and license revenue	4,452	—	—		4,452
Grant revenue	1,985	—	—		1,985
Total revenue	137,421	81,672	—		219,093
Cost of goods sold and services:
Cost of product revenue	33,304	22,555	13,415	(b), (c)	69,274
Cost of service and other revenue	21,013	9,749	8	(b)	30,770
Total costs of goods sold and services	54,317	32,304	13,423		100,044
Gross profit	83,104	49,368	(13,423)		119,049
Operating expenses:
Research and development	31,082	19,202	3,260	(a), (b)	53,544
Selling, general and administrative	101,618	71,350	9,752	(a), (b), (d)	182,720
Other lease costs	3,020	—	—		3,020
Impairment and restructuring	—	6,058	—		6,058
Change in fair value of contingent consideration	—	(512)	—		(512)
Total operating expenses	135,720	96,098	13,012		244,830
Loss from operations	(52,616)	(46,730)	(26,435)		(125,781)
Interest income (expense), net	14,655	(7,923)	7,960	(e)	14,692
Other expense	(136)	(566)	—		(702)
Loss before income taxes	(38,097)	(55,219)	(18,475)		(111,791)
Income tax (expense) benefit	(434)	(146)	33	(f)	(547)
Net loss	$(38,531)	$(55,365)	$(18,442)		$(112,338)
Net loss per common share, basic and diluted	$(1.00)	$(1.12)			$(2.05)
Weighted-average common shares outstanding, basic and diluted	38,367	49,419	16,531		54,898

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Description of the Merger

On January 9, 2025, Quanterix entered into a Merger Agreement to combine Merger Sub and Akoya, with Akoya classified as the ultimate Surviving Corporation to operate as a new wholly owned subsidiary of Quanterix.
As a result of the Merger, each issued and outstanding share of Akoya as of immediately prior to the Effective Time of the Merger will be converted into the right to receive the Exchange Ratio. Any partial share as a result of the exchange will be rounded down to the nearest whole value with the differential value paid to the shareholder in cash. Additionally, pursuant to the terms of the Merger Agreement and the governing plans and agreements (including existing employment agreements), equity awards issued by Akoya that are outstanding as of immediately prior to the Effective Time will be treated as follows:
•
As of immediately prior to the Effective Time, each restricted stock unit in respect of shares of Akoya Common Stock (each, an “Akoya RSU”) that is outstanding immediately prior to the Effective Time (a “Rollover RSU”) will automatically be converted into an award of restricted stock units with respect to shares of Quanterix Common Stock, with the number of shares of Quanterix Common Stock subject to each Rollover RSU equal to the product, rounded down to the nearest whole number of shares, of (i) the number of shares of Akoya Common Stock subject to such Akoya RSU immediately prior to the Effective Time and (ii) the Exchange Ratio. Such Rollover RSUs will be otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya RSU immediately prior to the Effective Time, except that Akoya RSUs that, by their existing terms, provide for vesting acceleration triggered in connection with the Effective Time will be so accelerated in accordance with such terms.

•
As of immediately prior to the Effective Time, each Rollover Option will automatically be converted into an option to acquire shares of Quanterix Common Stock, with (i) the number of shares of Quanterix Common Stock subject to each Rollover Option equal to (rounding down to the nearest whole number of shares) the product of (a) the number of shares of Akoya Common Stock subject to the relevant Akoya Option as of immediately prior to the Effective Time and (b) the Exchange Ratio and, and (ii) the per share exercise price for the shares of Quanterix Common Stock issuable upon exercise of each Rollover Option equal to (rounding up to the nearest whole cent) (a) the per share exercise price for the shares of Akoya Common Stock subject to the relevant Akoya Option as in effect immediately prior to the Effective Time, divided by (b) the Exchange Ratio. Such Rollover Options will be otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya Option immediately prior to the Effective Time, except that Akoya Options that, by their existing terms, provide for vesting acceleration triggered in connection with the Effective Time will be so accelerated in accordance with such terms.

2.
Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with SEC Article 11 of Regulation S-X and present the combination of the historical financial information of Quanterix and Akoya, adjusted to give effect to the business combination and the other events contemplated by the Merger Agreement.
Under the Merger Agreement, the Merger will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805. Quanterix will control Akoya as it will beneficially own 100% of the outstanding shares of Akoya’s common stock. As a result, Quanterix will be the accounting acquirer, as it is the entity which will contribute both equity and cash to fund the transaction. Under the acquisition method of accounting, Quanterix’s assets and liabilities will remain at their historical carrying values, and Akoya’s assets and liabilities will generally be recorded at their fair values measured as of the acquisition date under ASC 820, Fair Value Measurements (“ASC 820”). The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.
ASC 820 defines fair value, establishing the framework for measuring the fair value of any asset acquired or liability assumed under U.S. GAAP, expands disclosures for fair value measurements, and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value of the assets. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property and equipment, inventory, deferred revenue, and certain other assets and liabilities. These preliminary valuations of assets acquired and liabilities assumed are determined using market, income, and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. Further, it assumes the highest and best use by the market participants and may not reflect management’s intended use for those assets. The final amounts of assets acquired and liabilities assumed will be dependent on a number of factors, which are not known or predicted with certainty at this time. As such, the final accounting for the acquisition may materially change the values recognized for the assets acquired and liabilities assumed and, as a result, materially change the unaudited pro forma financial information.

The historical consolidated financial statements of Quanterix and Akoya were prepared in accordance with U.S. GAAP and presented in U.S. dollars.
The accompanying unaudited pro forma financial information illustrates the combination of the financial information of Quanterix and Akoya adjusted to give effect to the business combination and other events contemplated by the Merger Agreement as described in this Form S-4. The pro forma adjustments required to reflect the acquired assets and assumed liabilities are generally based on the estimated fair values of Akoya’s assets and liabilities as of December 31, 2024. The pro forma condensed combined statement of operations for the year ended December 31, 2024, give effect to the Akoya acquisition as though it had occurred on January 1, 2024.
The unaudited pro forma financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Quanterix, and they are based on the information available at the time of their preparation. Actual results may differ materially from the assumptions within the unaudited pro forma condensed financial information.
Accounting Policies and Reclassification
The accounting policies used in the preparation of the pro forma condensed combined financial statements are those described in Quanterix’s Annual Report on Form 10-K, as filed with the SEC on March 17, 2025. Quanterix has performed a preliminary review of Akoya’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma financial information. Other than the adjustments described herein, Quanterix is not currently aware of any other material differences between the accounting policies of Quanterix and Akoya that would continue to exist subsequent to the application of acquisition accounting.
3.
Consideration Transferred

The following table presents the preliminary estimate of the fair value of the consideration transferred for the Merger:
(in thousands, except for exchange ratio and stock price):
Akoya common stock outstanding as of December 31, 2024	49,572
Exchange Ratio	0.318
Total shares of Quanterix common stock to be issued	15,764
Quanterix stock price	$7.15
Fair value of Quanterix common stock transferred to Akoya shareholders(a)	$112,712
Akoya Restricted Stock Units outstanding	2,412
Exchange Ratio	0.318
Total shares of Quanterix common stock to be issued following acceleration of vesting upon change in control	767
Quanterix stock price	$7.15
Fair value of Akoya Restricted Stock Units converted to Quanterix Restricted Stock Units(b)	$5,485
Replacement of Akoya stock options by Quanterix(c)	$7,213
Cash to be paid in lieu of fractional shares issued by Quanterix(d)	$37
Total preliminary fair value of consideration transferred	$125,448

Notes:
(a)
Represents the preliminary estimated fair value of 15,763,935 shares of Quanterix common stock, issued to Akoya stockholders, who held 49,572,122 common shares of Akoya as of December 31, 2024. The fair value of those shares has been estimated using $7.15 per share, which was the last reported sale price of Quanterix shares on the Nasdaq Global Market on March 18, 2025.

(b)
Represents the preliminary estimated fair value of 767,173 shares of Quanterix common stock, issued to holders of Akoya’s RSU as purchase consideration upon the effectiveness of the Merger. The fair value of those shares has been estimated using $7.15 per share, which was the last reported sale price of Quanterix shares on the Nasdaq Global Market on March 18, 2025.

(c)
Represents the preliminary estimated fair value of Quanterix stock options as replacement to holders of outstanding and unexercised stock option holders of Akoya. The fair value of the replacement awards has been estimated using the Black Scholes option pricing model. Of that amount, $7,213 thousand was allocated to purchase consideration upon the Merger based on the portion attributable to pre-combination employee services. The remaining amount of $232 thousand was allocated to future employee services and will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of those awards.
(d)
Represents the estimated fair value of the fractional shares to be paid in cash to Akoya award holders as purchase consideration upon the effectiveness of the Merger.

The preliminary value of the consideration transferred does not purport to represent the actual value of the total consideration that will be received by the Akoya’s stockholders when the Merger is completed. The actual value of Quanterix common stock to be issued will depend on the per share price of Quanterix common stock on the closing date of the Merger; therefore, the actual total purchase price and, in turn, goodwill will fluctuate with the market price of Quanterix common stock until the Merger is consummated.
The following table illustrates the effect of changes in Quanterix Common Stock price and the resulting impact on the estimated total purchase price (in thousands, except for the share price):
Change in stock price	Quanterix’ s share price	Estimated total consideration transferred
As presented	$7.15	$125,448
Increase of 10%	$7.87	$137,267
Increase of 20%	$8.58	$149,087
Decrease of 10%	$6.44	$113,628
Decrease of 20%	$5.72	$101,808

4.
Preliminary Acquisition Accounting

The recognition of the acquired assets and assumed liabilities with respect to the Merger is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of December 31, 2024, using currently available information. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final acquisition accounting and the resulting effect on the combined entity’s financial position and results of operations may differ materially from the pro forma amounts included herein.
The following table sets forth a preliminary estimate of the amounts to be recognized for the identifiable tangible and intangible assets acquired and liabilities assumed, with the excess purchase consideration recorded to goodwill, as if the Merger occurred on December 31, 2024:
(in 000’s)	Amount
Cash and cash equivalents	$37
Accounts receivables, net of allowance for expected credit losses	13,779
Inventory	37,708
Prepaid expenses and other current assets	3,592
Restricted cash	686
Property and equipment, net	7,203
Demo inventory, net	1,336
Intangible assets, net	75,837
Operating lease right-of-use assets, net	6,591
Finance lease right-of-use assets, net	1,369
Other non-current assets	447
Total assets acquired	$148,585
Accounts payable	8,759
Accrued expenses and other current liabilities	10,848
Deferred revenue	6,554
Operating lease liabilities	2,672
Finance lease liabilities	615
Long-term debt, net of debt discount	41,179

(in 000’s)	Amount
Contingent consideration liability	3,871
Deferred revenue, net of current portion	3,063
Operating lease liabilities, net of current portion	3,919
Finance lease liabilities, net of current portion	748
Other non-current liabilities	123
Total liabilities assumed	$82,351
Total assets acquired in excess of liabilities assumed	$66,234
Goodwill	$59,214
Total estimated consideration transferred	$125,448

5.
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

a) Payment of $37 thousand to Akoya’s shareholders for fractional shares; refer to Note 3d.
b) Repayment of Akoya’s long-term debt, net as follows:
in (000’s)	Amount
Carrying value of long-term debt, net of debt discount	$76,182
Prepayment penalty and exit fee on long-term debt	$5,425
Repaid through:
i) Akoya’s cash and cash equivalents	$11,742
ii) Akoya’s marketable securities	$23,261
iii) Marketable securities used by Quanterix to extinguish remaining long-term debt	$46,604
c) Represents adjustments to equity including the following:
•
Elimination of Akoya’s historical stockholders’ equity of $7,595 thousand.

•
Recording estimated purchase consideration of $125,448 thousand, of which $17 thousand is included in common stock as par value of 16,531,108 shares outstanding at a par value of $0.001 per share with the balance of $125,394 thousand included in additional paid-in capital, and cash of $37 thousand for the payment of fractional shares.

•
Reflects the accrual of Quanterix’s non-recurring transaction costs of $8,176 thousand related to the Merger, including fees expected to be paid for financial advisors, legal services, and professional accounting services. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 does not reflect approximately $5,572 thousand of consulting fees and legal fees incurred by Akoya as a result of the Merger subsequent to December 31, 2024.

•
Reflects the prepayment penalty and exit fee related to the repayment of Akoya’s long-term debt of $5,425 thousand.

d) Represents the elimination of $18,262 thousand of existing goodwill of Akoya and the preliminary recognition of $59,214 thousand of goodwill arising from the Merger, which is not expected to be deductible for tax purposes.
e) Represents the elimination of $12,972 thousand of existing intangible assets of Akoya, leaving a remaining intangible asset of $1,587 thousand related to capitalized software, and preliminary recognition of $74,250 thousand of identifiable intangible assets attributable to the transaction.
(in 000’s)	Fair value	Estimated useful lives	Amortization expense for the year ended December 31, 2024
Trademark/Tradename	$3,750	5	$750
Developed Technology	32,500	10	3,250
Customer Relationships	38,000	16	2,375
Total	$74,250		$6,375

These preliminary estimates of fair value and estimated useful lives will likely differ from the final amounts Quanterix will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease to goodwill and a resulting increase or decrease in the amortization expense of approximately $571 thousand for the year ended December 31, 2024, based on a weighted average useful life of 12.82 years.
f) Represents adjustments to remeasure material acquired lease liabilities and right-of-use assets in accordance with ASC 842, Leases, as follows in the tables below.
(in 000’s)	Amount
Elimination of Akoya’s historical net book value of operating lease assets	$(3,975)
Preliminary remeasurement of acquired operating lease assets	6,311
Net pro forma Transaction Accounting Adjustment to operating lease ROU assets, net	$2,336
(in 000’s)	Amount
Elimination of Akoya’s historical net book value of finance lease assets	$(1,318)
Preliminary remeasurement of acquired finance lease assets	1,162
Net pro forma Transaction Accounting Adjustment to finance lease ROU assets, net	$(156)
(in 000’s)	Amount
Elimination of Akoya’s historical net book value of current operating lease liabilities	$(2,487)
Preliminary remeasurement of current operating lease liabilities	2,485
Net pro forma Transaction Accounting Adjustment to current operating lease liabilities	$(2)
(in 000’s)	Amount
Elimination of Akoya’s historical net book value of current finance lease liabilities	$(408)
Preliminary remeasurement of current finance lease liabilities	414
Net pro forma Transaction Accounting Adjustment to current finance lease liabilities	$6
(in 000’s)	Amount
Elimination of Akoya’s historical net book value of non-current operating lease liabilities	$(3,894)
Preliminary remeasurement of non-current operating lease liabilities	3,825
Net pro forma Transaction Accounting Adjustment to non-current operating lease liabilities	$(69)
(in 000’s)	Amount
Elimination of Akoya’s historical net book value of non-current finance lease liabilities	$(693)
Preliminary remeasurement of non-current finance lease liabilities	748
Net pro forma Transaction Accounting Adjustment to non-current finance lease liabilities	$55
g) Represents an inventory step-up in fair value of $13,387 thousand.
h) Represents an increase to the deferred tax liability associated with the preliminary fair value adjustments for the acquired inventory and identifiable intangible assets that are estimated to result in future taxable income. The majority of the assets acquired and liabilities assumed would be offset with pre-existing deferred tax assets and a valuation allowance. Accordingly, a $46 thousand net increase to the deferred tax liability was recorded. These estimates are subject to further review and may result in material adjustments to deferred taxes.
6.
Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2024

a) Represents the following elimination of historical intangible assets amortization expense and recognition of amortization expense related to intangible assets recognized as part of the Merger:

(in 000’s)	Year Ended December 31, 2024
Elimination of historical intangible assets amortization expense classified within selling, general and administrative	$(2,310)
Recognition of amortization expense within selling, general and administrative	3,125
Selling, general and administrative, net impact	$815
(in 000’s)	Year Ended December 31, 2024
Elimination of historical intangible assets amortization expense classified within research and development	$—
Recognition of amortization expense within research and development	3,250
Research and development, net impact	$3,250
The above adjustments relate to amortization of intangible assets recognized at their estimated fair values and is based on the useful life of such assets outlined in Note 5e. The fair value and corresponding useful lives estimate of intangible assets are preliminary.
b) Represents adjustments associated with the elimination of Akoya’s material historical lease expense, and the recognition of the estimated lease expense based on the remeasured material acquired lease liabilities and ROU assets.
(in 000’s)	Year Ended December 31, 2024
Elimination of historical leases expense classified within cost of product revenue	$(104)
Recognition of lease expense within cost of product revenue	132
Cost of product revenue, net impact	$28
(in 000’s)	Year Ended December 31, 2024
Elimination of historical leases expense classified within cost of service and other revenue	$(96)
Recognition of lease expense within cost of service and other revenue	104
Cost of service and other revenue, net impact	$8
(in 000’s)	Year Ended December 31, 2024
Elimination of historical leases expense classified within selling, general and administrative	$(1,978)
Recognition of lease expense within selling, general and administrative	2,507
Selling, general and administrative, net impact	$529
(in 000’s)	Year Ended December 31, 2024
Elimination of historical leases expense classified within research and development	$(124)
Recognition of lease expense within research and development	134
Research and development, net impact	$10
c) Represents an adjustment to increase of $13,387 thousand for the year ended December 31, 2024, as it is expected that the fair value step-up in inventory will result in an increase to cost of goods sold as the existing inventory is expected to be sold within one year of the acquisition.
d) Represents the following adjustments to selling, general and administrative expenses:

(in 000’s)	Year Ended December 31, 2024
Transaction costs expected to be incurred(i)	$8,176
Adjustments to stock-based compensation expense due to replacement awards issued(ii)	232
Selling, general and administrative, impact	$8,408

Notes:
i)
Reflects Quanterix’s non-recurring transaction costs of $8,176 thousand related to the Merger, including fees expected to be paid for financial advisors, legal services, and professional accounting services.

ii)
Represents future employee services associated with rollover stock option awards that will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of the replacement awards.

e) Represents the elimination of Akoya’s historical interest expense on long-term debt by $10,298 thousand and Akoya’s historical interest expense on finance leases by $131 thousand. Additionally, it includes the interest income reduction of $2,358 thousand associated with the interest foregone by Quanterix as a result of the assumed settlement of Akoya’s debt as of the acquisition date, and an addition of interest expense on finance leases by $111 thousand.
f) The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-merger activities.

7.
Reclassification Adjustments

The tables below represent the reclassification adjustments for certain financial statement line items, as reported by Akoya under U.S. GAAP, to align with the expected presentation within Quanterix’s Consolidated Statements of Operations and Consolidated Balance Sheets post-Merger. Those balances not specifically referenced below have been presented within the equivalent Quanterix caption. Some amounts may not match the Akoya historical financial statement due to rounding.
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024:
(in 000’s)	Akoya – Historical	Reclassification	Notes	Akoya – As Reclassified
ASSETS
Current assets
Cash and cash equivalents	$11,779	$—		$11,779
Marketable securities	23,261	—		23,261
Accounts receivables, net of allowance for expected credit losses	13,779	—		13,779
Inventory	24,321	—		24,321
Prepaid expenses and other current assets	3,592	—		3,592
Total current assets	$76,732	$—		$76,732
Restricted cash	$686	$—		$686
Property and equipment, net	7,203	—		7,203
Demo inventory, net	1,336	—		1,336
Goodwill	18,262	—		18,262
Intangible assets, net	14,559	—		14,559
Operating lease right-of-use assets, net	4,255	—		4,255
Finance lease right-of-use assets, net	1,525	—		1,525
Other non-current assets	447	—		447
Total assets	$125,005	$—		$125,005
Current liabilities
Accounts payable	$8,759	$—		$8,759
Accrued expenses and other current liabilities	10,848	—		10,848
Deferred revenue	6,554	—		6,554
Operating lease liabilities	2,674	—		2,674
Finance lease liabilities	609	—		609
Total current liabilities	$29,444	$—		$29,444
Long-term debt, net of debt discount	76,182	—		76,182
Contingent consideration liability, net of current portion	3,871	—		3,871
Deferred revenue, net of current portion	$3,063	$—		$3,063
Operating lease liabilities, net of current portion	3,988	—		3,988
Finance lease liabilities, net of current portion	693	—		693
Deferred tax liability, net	129	(129)	(a)	—
Other liabilities	40	(40)	(a)	—
Other non-current liabilities	—	169	(a)	169
Total liabilities	$117,410	$—		$117,410
Stockholders’ equity:
Common stock	2	—		2
Additional paid-in capital	293,022	—		293,022
Accumulated other comprehensive loss	7	—		7
Accumulated deficit	(285,436)	—		(285,436)
Total stockholders’ equity	$7,595	$—		$7,595
Total liabilities and stockholders’ equity	$125,005	$—		$125,005

Notes:
a)
Represents reclassification of $129 thousand from deferred tax liability, net and $40 thousand from other liabilities, both to other non-current liabilities to conform to Quanterix’s presentation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024:
(in 000’s)	Akoya – Historical	Reclassification	Notes	Akoya – As Reclassified
Revenues
Product revenue	$53,027	$—		$53,027
Service and other revenue	28,645	—		28,645
Total revenue	$81,672	$—		$81,672
Cost of goods sold and services:
Cost of product revenue	22,039	516	(a), (d)	22,555
Cost of service and other revenue	11,755	(2,006)	(a)	9,749
Total costs of goods sold and services	$33,794	$(1,490)		$32,304
Gross profit	$47,878	$1,490		$49,368
Operating expenses:
Research and development	$19,745	$(543)	(d)	$19,202
Selling, general and administrative	69,317	2,033	(a)	71,350
Impairment and restructuring	—	6,058	(b)	6,058
Change in fair value of contingent consideration	(512)	—		(512)
Impairment	2,971	(2,971)	(b)	—
Restructuring	3,087	(3,087)	(b)	—
Total operating expenses	$94,608	$1,490		$96,098
Loss from operations	(46,730)	—		(46,730)
Interest expense	(10,429)	10,429	(c)	—
Interest income (expense), net	2,506	(10,429)	(c)	(7,923)
Other income (expense), net	(566)			(566)
Loss before income taxes	$(55,219)	$—		$(55,219)
Income tax expense	(146)	—		(146)
Net loss	$(55,365)	$—		$(55,365)

Notes:
a)
Represents the reclassification of shipping and handling costs for product sales of $27 thousand from cost of product revenue to selling, general and administrative and $2,006 thousand from cost of service and other revenue to selling, general and administrative to conform to Quanterix’s presentation.

b)
Represents the reclassification of $2,971 thousand from impairment and $3,087 thousand from restructuring to impairment and restructuring to conform to Quanterix’s presentation.

c)
Represents the reclassification of $10,429 thousand from interest expense to interest income (expense), net to conform to Quanterix’s presentation.

d)
Represents the reclassification of Akoya’s amortization of capitalized software costs of $543 thousand from research and development to cost of product revenue to conform to Quanterix’s presentation.

INTERESTS OF QUANTERIX DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
Other than with respect to continued service for, employment by and the right to continued indemnification by the Combined Company, as of the date of this joint proxy statement/prospectus, Quanterix directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other Quanterix stockholders generally. The Quanterix Board was aware of and considered these factors, among other matters, in reaching its determination that the terms of the Merger Agreement and the Merger are advisable, fair to and in the best interests of Quanterix and its stockholders, approving and deeming advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Share Issuance and recommending that Quanterix stockholders approve the Quanterix Share Issuance Proposal. For more information, see the sections titled “The Merger — Background of the Merger” and “The Merger — Quanterix’s Reasons for the Merger and Recommendation of the Quanterix Board.”
Following the consummation of the Merger, the Combined Company will have a nine-member board of directors, including seven directors from the Quanterix Board and two directors nominated by the Akoya Board. Masoud Toloue and Vandana Sriram will continue to lead the Combined Company in their roles as chief executive officer and chief financial officer, respectively.

INTERESTS OF AKOYA DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
In considering the recommendation of the Akoya Board with respect to the Akoya Merger Proposal, Akoya stockholders should be aware that the directors and executive officers of Akoya have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of Akoya stockholders generally. The members of the Akoya Board were aware of and carefully considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and in determining to recommend that Akoya stockholders approve the Akoya Merger Proposal.
These interests are described in more detail below. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.
Pursuant to SEC rules, this disclosure covers Akoya’s current directors and executive officers and also covers any former directors or executive officers of Akoya who served in such role at any time since January 1, 2024, and therefore also included in the below discussion is Frederic Pla, the former Chief Operating Officer of Akoya who served until August 16, 2024, and Dr. Garry Nolan, Ph.D., a former non-employee director of Akoya who served until January 9, 2024.
Appointment of Akoya Directors to the Quanterix Board of Directors
Under the terms of the Merger Agreement, as of the Effective Time, the Quanterix Board will consist of nine directors, seven of whom will be existing members of the Quanterix Board and two of whom will be nominated by the Akoya Board prior to the Effective Time and replace two existing members of the Quanterix Board, who would resign as directors of Quanterix as of immediately prior to the Effective Time. For further information, please read the section titled “The Merger — Post-Closing Governance” of this joint proxy statement/prospectus.
Outstanding Shares Held by Akoya Directors and Executive Officers
Certain of Akoya’s non-employee directors and executive officers own shares of Akoya Common Stock and will receive the same Merger Consideration for each share of Akoya Common Stock on the same terms and conditions as other Akoya stockholders. For more information regarding the security ownership of the members of the Akoya Board and Akoya’s executive officers, see the section titled “Certain Beneficial Owners of Akoya Common Stock.”
The following table shows, for each Akoya director and executive officer, as applicable, (1) the total number of shares of Akoya Common Stock held by such individual and (2) the total estimated value of such shares. The total estimated values in the table below have been determined assuming a share price of $2.522, which is the average closing share price for the five business days immediately following the public announcement of entry into the Merger Agreement on January 10, 2025, and are based on applicable holdings as of March 1, 2025 (and without regard to any acquisitions or dispositions that may have been or will be made after such date) and which excludes any shares of Akoya Common Stock that may be issued pursuant to granted and outstanding Akoya RSUs or Akoya Options (whether vested or unvested) based on applicable outstanding holdings as of March 1, 2025, which are summarized in the separate table below.
Name	Total Shares of Akoya Common Stock (#)	Total Estimated Value ($)
Directors
Myla Lai-Goldman, M.D.	20,000	$50,440
Scott Mendel	28,500	$71,877
Thomas Raffin, M.D. (1)	234,592	$591,641
Thomas P. Schnettler	—	$—
Robert Shepler (2)	369,592	$932,111
Matthew Winkler, Ph.D.	984,513	$2,482,942
Garry Nolan, Ph.D. (3)	555,084	$1,399,922
Executive Officers
Brian McKelligon	63,301	$159,645
Johnny Ek (4)	50,884	$128,329
Niro Ramachandran, Ph. D.	128,197	$323,313
Pascal Bamford	8,283	$20,890
Jennifer Kamocsay	16,722	$42,299
Frederic Pla, Ph.D. (5)	33,930	$85,571

(1)
Includes 234,592 shares of common stock held by Thomas A. Raffin Living Trust, of which Dr. Raffin serves as Trustee.

(2)
Includes 369,592 shares of common stock held by RGS Gift Trust. The Trustee of RGS Gift Trust is the domestic partner of Mr. Shepler. Mr. Shepler disclaims beneficial ownership of the shares held by RGS Gift Trust except to the extent of his pecuniary interest therein, if any.

(3)
Based on the number of shares held by Dr. Nolan as of his resignation date of January 9, 2024.

(4)
Includes 45,728 shares of common stock held by the Ek Trust.

(5)
Includes 20,000 shares held by The Pla Family Trust.

Treatment of Akoya Equity Awards
The treatment of outstanding Akoya equity awards at the Effective Time is summarized below. Except with respect to equity awards held by Mr. McKelligon (which are subject to single-trigger vesting, as described below), the outstanding Akoya equity awards held by Akoya’s executive officers following the Effective Time will be treated in the same manner as those Akoya equity awards held by employees generally, in accordance with the terms and conditions that were applicable to such awards immediately prior to the Effective Time. The outstanding Akoya equity awards held by all non-employee directors of Akoya will be treated in accordance with the terms and conditions that were applicable to such awards immediately prior to the Effective Time, and all such non-employee director awards will become immediately exercisable and fully vest immediately prior to the Effective Time as provided in The Akoya Biosciences, Inc. 2021 Equity Incentive Plan (“2021 Akoya EIP”). Additionally, as further described below, each of Akoya’s executive officers other than Frederic Pla is eligible to receive benefits under Akoya’s Executive Severance Plan (the “Executive Severance Plan”) and receive full vesting acceleration of any then unvested equity awards in the event of a qualifying termination of employment, as further described below. For such purposes a “qualifying termination” means a termination of employment without cause or a resignation by the executive officer for good reason during the period beginning three months prior to the Effective Time and ending on the 12-month anniversary of the Effective Time. Further, in accordance with the terms and conditions applicable to Akoya option awards under the 2021 Akoya EIP, each of Akoya’s executive officers, other than Frederic Pla, is eligible to receive full vesting acceleration of any then unvested option awards under the 2021 Akoya EIP in the event of a qualifying termination of employment. For such purposes, a “qualifying termination” means a termination of employment without cause or a resignation by the executive officer for good reason, either (i) within the six months prior to the Effective Time if it is reasonably demonstrated that such termination of employment was at the request of a third party that had taken steps reasonably calculated to effect a change in control or otherwise arose in connection with or anticipation of a change in control, or (ii) within 24 months following the Effective Time.
Treatment of Akoya RSU Awards.   At the Effective Time, each Rollover RSU will be converted into an award of restricted stock units with respect shares of Quanterix Common Stock, with the underlying shares of Quanterix Common Stock subject to such Rollover RSU equal to the product, rounded down to the nearest whole number of shares of Quanterix Common Stock, of (1) the number of shares of Akoya Common Stock subject to the corresponding Akoya RSU immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio. Each Rollover RSU will have the same terms and conditions, including vesting, that applied to the corresponding Akoya RSU immediately prior to the Effective Time. However, accelerated vesting will be triggered as a result of the Merger with respect to any Rollover RSUs held by Mr. McKelligon (as contemplated by the CEO Offer Letter (as defined below)).
Treatment of Akoya Option Awards.   At the Effective Time, each Rollover Option will be converted into an option to acquire Quanterix Common Stock, with the underlying shares of Quanterix Common Stock subject to the corresponding Rollover Option equal to (1) the number of shares of Akoya Common Stock subject to such Akoya Option immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio, rounded down to the nearest whole number of shares of Quanterix Common Stock. Each Rollover Option will have an exercise price per share equal to (a) the exercise price per share of the corresponding Akoya Option immediately prior to the Effective Time divided by (b) the Exchange Ratio, rounded up to the nearest whole cent. Each Rollover Option will have the same terms and conditions, including vesting, that applied to the corresponding Akoya Option immediately prior to the Effective Time. However, accelerated vesting will be triggered as a result of the Merger with respect to any Rollover Options held by (i) Mr. McKelligon (as contemplated by the CEO Offer Letter (as defined below)) or (ii) any non-employee directors (as contemplated by the 2021 Akoya EIP).
Outstanding Equity Awards Held by Akoya Directors and Executive Officers
The following table shows, for each Akoya director and executive officer, as applicable, the total number of Akoya equity awards held by such individual and the total estimated value of such equity awards. The total estimated values in the table below have been determined assuming a share price of $2.522, which is the average closing share price for the five business days immediately following the public announcement of the Merger Agreement on January 10, 2025 (the “Assumed Share Price”), and are based on applicable holdings as of March 1, 2025 (and without regard to any Akoya Option exercises, Akoya RSU vesting and settlements, or dispositions of such acquired shares that may have been or will be made after such date). The table also sets forth the value of these equity awards, determined as the number of shares of Akoya Common Stock subject to such equity awards multiplied by the Assumed Share Price (minus the applicable per share exercise price for any Akoya Options).
Name	Akoya Options (#)	Akoya Options ($)	Akoya RSUs (#)	Akoya RSUs ($)	Total Estimated Value of Akoya Options and RSUs ($)
Directors
Myla Lai-Goldman, M.D.	175,864	$25,600	—	—	$25,600
Scott Mendel	217,392	$25,600	—	—	$25,600
Thomas Raffin, M.D.	153,731	$25,600	—	—	$25,600
Thomas P. Schnettler	153,731	$25,600	—	—	$25,600
Robert Shepler	153,731	$25,600	—	—	$25,600
Matthew Winkler, Ph.D.	153,731	$25,600	—	—	$25,600
Garry Nolan, Ph.D.	246,831	$101,296	—	—	$101,296
Executive Officers
Brian McKelligon	1,434,060	$1,561,454	364,375	$918,954	$2,480,408
Johnny Ek	230,000	—	233,750	$589,518	$589,518
Niro Ramachandran, Ph. D.	222,566	$100,938	136,250	$343,623	$444,561
Pascal Bamford	240,000	—	198,125	$499,672	$499,672
Jennifer Kamocsay	145,000	—	162,500	$409,825	$409,825
Frederic Pla, Ph.D.	—	—	—	—	—
Executive Severance Plan
Executive Severance Plan.   Each currently employed Akoya executive officer participates in the Executive Severance Plan, which supersedes all prior or contemporaneous arrangements with respect to the benefits contemplated by the plan, including any severance benefits or payments included in any offer letter, employment agreement or other severance arrangement. The Executive Severance Plan provides that a participant will receive severance benefits (in addition to any accrued paid time off, if applicable, and base salary through the last day of employment) if his or her employment is terminated involuntarily by Akoya other than under circumstances constituting “cause” or due to death or “disability” (as such terms are defined in the Executive Severance Plan), or if his or her employment is terminated by the participant for “good reason,” as defined in the Executive Severance Plan (such involuntary termination, in each case, the “Involuntary Termination”). If a participant experiences an Involuntary Termination at any time other than during the period that begins three months before a change in control (as defined in the Executive Severance Plan) and ends on the first anniversary of the change in control (such period, the “Protected Period”), then the participant will receive (a) a lump-sum severance payment of nine months of the participant’s annual base salary (12 months in the case of the chief executive officer) as in effect immediately before the Involuntary Termination, and (b) continued payment for the cost of the participant’s and the participant’s dependents’ premiums for health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for nine months (12 months in the case of the chief executive officer), in each case, subject to the participant’s continued employment through the termination date identified in a termination notice and execution and non-revocation of a release of claims (the “Severance Conditions”). If a participant experiences an Involuntary Termination during the Protected Period, then the participant will receive, subject to the participant’s satisfaction of the Severance Conditions, (x) a lump-sum severance payment of 12 months of the participant’s annual base salary (18 months in the case of the chief executive officer) as in effect immediately before the Involuntary Termination, plus (y) the participant’s target bonus as in effect immediately before the Involuntary Termination, plus (z) continued payment for the cost of the participant’s and the participant’s dependents’ premiums for health continuation coverage under COBRA, for 12 months (18 months in the case of the chief executive officer). In addition, any unvested portion of the participant’s equity awards that are subject to a time-based vesting condition and that are outstanding immediately before such Protected Period termination will conditionally vest and become exercisable (as applicable) in full immediately before such termination, subject to the participant’s satisfaction of the Severance Conditions. The Merger will constitute a change in control under the Executive Severance Plan.
Assuming that the Effective Time occurred on March 1, 2025, and Akoya’s executive officers experienced a qualifying termination (including a CEO Qualifying Termination, as defined in the Executive Severance Plan, if applicable) on such date, the estimated aggregate value of cash severance payments that would be payable and the value of continued payment of COBRA premiums (excluding the value of accelerated vesting of Akoya Options and Akoya RSUs), is summarized in the table below.

Executive Officers	Cash Severance Payment	Target Bonus Payment	Cobra Premiums
Brian McKelligon	$843,570	$421,785	$64,789
Johnny Ek	$412,000	$206,000	$33,293
Niro Ramachandran, Ph. D.	$438,008	$219,004	$37,089
Pascal Bamford	$407,176	$203,588	$37,089
Jennifer Kamocsay	$391,400	$195,700	$28,281
Frederic Pla, Ph.D.	—	—	—
Chief Executive Officer Change in Control Arrangement
Pursuant to the offer letter dated as of June 28, 2017, entered into between Akoya and Akoya’s Chief Executive Officer, Mr. McKelligon (the “CEO Offer Letter”), in the event of a change of control (as defined therein), Mr. McKelligon will be entitled to receive full acceleration of his unvested Akoya Options, Akoya RSUs and other equity awards. The Merger will constitute a change of control under the CEO Offer Letter.
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, Akoya’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the Effective Time under directors’ and officers’ liability insurance policies from the Surviving Corporation. For additional information with respect to the indemnification and insurance coverage, see the section titled “The Merger Agreement — Indemnification of Officers and Directors.”
Continuing Employee Compensation and Benefits
Pursuant to the terms of the Merger Agreement, for the one-year period following the Effective Time Quanterix must provide or cause the Surviving Corporation to provide to employees of Akoya (including Akoya’s executive officers) who remain employed following the closing, with compensation and benefits at not less than the specified protective levels. For more information, please see the section titled “The Merger Agreement — Employee Matters.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following discussion addresses certain material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Akoya Common Stock that exchange their shares of Akoya Common Stock for shares of Quanterix Common Stock pursuant to the Merger. The discussion is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this joint proxy statement/prospectus.
This discussion is not a complete description of all of the tax consequences of the Merger and, in particular, does not address any consequences under foreign, state or local tax laws, or U.S. federal estate or gift tax laws. This section is the opinion of Covington, counsel to Quanterix, and DLA, counsel to Akoya, and is subject to the assumptions and qualifications set forth below and in the opinions filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus is part.
For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of Akoya Common Stock and you are, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a domestic corporation;

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•
an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion applies only to U.S. holders that hold their shares of Akoya Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion also does not address all aspects of U.S. federal taxation that may be relevant to U.S. holders subject to special treatment under the U.S. federal income tax laws, including, for example:
•
banks, thrifts, insurance companies and other financial institutions;

•
S corporations and their stockholders;

•
tax-exempt organizations;

•
dealers or brokers in stocks, securities, commodities, or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting;

•
individual retirement or other deferred accounts;

•
persons that hold shares of Akoya Common Stock as part of a straddle, hedge, appreciated financial position, constructive sale, conversion, integrated or other risk reduction transaction;

•
regulated investment companies or real estate investment trusts;

•
U.S. holders whose “functional currency” is not the U.S. dollar;

•
holders who, directly, indirectly or constructively own (or at any time during the five-year period ending on the date of the Merger owned) 5% or more of Akoya Common Stock; and

•
holders who acquired their shares of Akoya Common Stock through the exercise of employee stock options, as a restricted stock award or otherwise as compensation.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Akoya Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partner and partnership. Partnerships holding shares of Akoya Common Stock and partners in such partnerships are urged to consult their tax advisors about the tax consequences of the merger to them.
This discussion is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the Merger. You are urged to consult with your tax advisor as to the tax consequences of the Merger in your particular circumstances, including any federal, state, local or foreign and other tax laws and of changes in those laws.

U.S. Federal Income Tax Consequences of the Merger Generally
Quanterix and Akoya intend for the Merger to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. However, the Closing of the Merger is not conditioned upon the receipt of an opinion of counsel that the Merger will so qualify, and neither Quanterix nor Akoya intends to request a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Merger. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.
U.S. Federal Income Tax Consequences of the Receipt of Quanterix Common Stock
Subject to the limitations and qualifications set forth herein and in the opinions of Covington and DLA, filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus is part, if the Merger qualifies as a reorganization for U.S. federal income tax purposes, then a U.S. holder will not recognize any gain or loss upon the receipt of Quanterix Common Stock in exchange for surrendering its Akoya Common Stock.
Each U.S. holder’s aggregate tax basis in the shares of Quanterix Common Stock received in the Merger (including any fractional share deemed received and sold for cash, as discussed below) will equal such U.S. holder’s aggregate adjusted tax basis in the shares of Akoya Common Stock exchanged in the Merger. The holding period of the shares of Quanterix Common Stock received by a U.S. holder in the Merger (including any fractional share deemed received and sold for cash, as discussed below) will include such U.S. holder’s holding period for the shares of Akoya Common Stock exchanged in the Merger. A U.S. holder that holds different blocks of Akoya Common Stock (generally, Akoya Common Stock acquired on different dates or at different prices) is urged to consult its tax advisor with respect to the determination of the tax bases and holding periods of the particular shares of Quanterix Common Stock received in the Merger.
However, if the Merger were to fail to qualify as a “reorganization,” then each U.S. holder generally would recognize gain or loss, as applicable, equal to the difference between (i) the sum of the fair market value of the shares of Quanterix Common Stock and cash in lieu of any fractional share of Akoya Common Stock received by such U.S. holder in the Merger and (ii) such U.S. holder’s adjusted tax basis in its Akoya Common Stock.
U.S. Federal Income Tax Consequences of the Receipt of Cash In Lieu of Fractional Shares
A U.S. holder who receives cash in lieu of a fractional share of Quanterix Common Stock generally will be treated as having received the fractional share of Quanterix Common Stock pursuant to the Merger and then as having sold that fractional share for cash. As a result, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between the amount of cash received and the tax basis in such fractional share (determined as described in the preceding section). Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the Effective Time of the Merger, the U.S. holder’s holding period for such shares (including the holding period of the Akoya Common Stock surrendered therefor) exceeds one year. The deductibility of capital losses is subject to limitations.
An individual U.S. holder will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the holder’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on its U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally will include any capital gain recognized as a result of receiving cash in lieu of fractional shares, as well as interest, dividend, other capital gains and rental or royalty income. U.S. holders should consult their tax advisors regarding the application of the net investment income tax in their circumstances.
Information Reporting and Backup Withholding
Payments of cash to U.S. holders in lieu of a fractional share of Quanterix Common Stock in connection with the Merger generally will be subject to information reporting and may be subject to U.S. federal backup withholding (currently, at a rate of 24%). Backup withholding generally does not apply to such a payment to a U.S. holder that (1) furnishes the exchange agent for the Merger (or other payer) with a properly completed IRS Form W-9 (or an applicable substitute or successor form) certifying such U.S. holder’s correct taxpayer identification number and that such U.S. holder is not subject to backup withholding or (2) otherwise establishes an applicable exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments pursuant to the Merger in lieu of fractional shares of Quanterix Common Stock to a U.S. holder may be refunded or credited against such U.S. holder’s U.S. federal income tax liability if the U.S. holder timely furnishes the required information to the IRS.
Certain Reporting Requirements
A U.S. holder that receives Quanterix Common Stock in the Merger and is a “significant holder” with respect to Akoya will be required (1) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the Merger, including its tax basis in, and the fair market value of, the Akoya Common Stock surrendered, and (2) to retain permanent records of these facts relating to the Merger. A U.S. holder is a “significant holder” if, immediately before the Merger, the U.S. holder (a) owned at least 5% (by vote or value) of the outstanding stock of Akoya or (b) owned Akoya securities with a tax basis of $1.0 million or more.
The preceding discussion is not, is not intended to be and may not be construed as tax advice. It is not a complete analysis or discussion of all potential tax considerations that may be relevant to you. Accordingly, you are urged to consult your own tax advisor as to the specific tax consequences of the Merger to you, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

COMPARISON OF STOCKHOLDERS’ RIGHTS
This section describes the material differences between the rights of holders of shares of Quanterix Common Stock and the rights of holders of shares of Akoya Common Stock. Quanterix and Akoya are each incorporated under the laws of the State of Delaware, and, accordingly, the rights of Quanterix stockholders and Akoya stockholders are both governed by the laws of the State of Delaware. The differences between the rights of Quanterix stockholders and Akoya stockholders primarily result from differences between the organizational documents of Quanterix and Akoya. As a result of the Merger, holders of shares of Akoya Common Stock that receive shares of Quanterix Common Stock will become stockholders of Quanterix. Accordingly, following the Merger, the rights of Akoya stockholders who become Quanterix stockholders will continue to be governed by the laws of the State of Delaware and will also then be governed by the Quanterix Charter and Quanterix Bylaws.
This section does not include a complete description of all of the differences between the rights of Quanterix stockholders and Akoya stockholders, nor does it include a complete description of the specific rights referred to below. Furthermore, the description of some of the differences in these rights in this section is not intended to indicate that other differences that may be equally important do not exist. All Quanterix stockholders and Akoya stockholders are urged to read carefully the relevant provisions of the DGCL, as well as each company’s organizational documents. This summary is qualified in its entirety by reference to the full text of each of the Quanterix Charter, the Quanterix Bylaws, the Akoya Charter and the Akoya Bylaws. For information on how to obtain a copy of these documents, see the section titled “Where You Can Find More Information.”
Quanterix Common Stock	Akoya Common Stock
Authorized Capital Stock

The authorized capital stock of Quanterix consists of (i) 120,000,000 shares of Quanterix Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share.
As of March 25, 2025, there were outstanding (i) 38,789,025 shares of Quanterix Common Stock, and (ii) no shares of Quanterix preferred stock.

The authorized capital stock of Akoya consists of (i) 500,000,000 shares of Akoya Common Stock, $0.00001 par value per share and (ii) 10,000,000 shares of preferred stock, par value $0.00001 per share.
As of March 25, 2025, there were outstanding (i) 49,836,931 shares of Akoya Common Stock and (ii) no shares of Akoya preferred stock.

Rights of Preferred Stock
The Quanterix Board is authorized to provide, by resolution or resolutions, for the establishment and/or issuance of shares of any series preferred stock, and with respect to each series, to designate the number of shares to be included in each such series, and to fix the voting powers, preferences, and rights, of the shares of each such series, and any qualifications, limitations or restrictions thereof.	The Akoya Board is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly-unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them.
Voting Rights

Holders of shares of Quanterix Common Stock are entitled to one vote for each share held; provided, however, that except as otherwise required by law, holders of Quanterix Common Stock will not be entitled to vote on any amendment to the Quanterix Charter (including any certificate of designations relating to preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Quanterix Charter (including any certificate of designation relating preferred stock).
Stockholders may act by the affirmative vote of a majority of the voting power of voting stock present and entitled to vote at a meeting of the stockholders of Quanterix, except as otherwise specified in the Quanterix Charter or the Quanterix

The Akoya Bylaws provide that at any meeting of stockholders for the election of one or more directors at which a quorum is present, the election will be determined by a plurality of the votes cast by Akoya stockholders entitled to vote at the election. All other matters will be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter will decide such matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Akoya Charter or the Akoya Bylaws.
The Akoya Charter provides that the voting rights of the holders of Akoya Common Stock are subject to the rights of

Quanterix Common Stock	Akoya Common Stock

Bylaws. Such exceptions include:
•
the election of directors, which will require a plurality vote;

•
the removal of directors with cause, which will require the affirmative vote of at least 75% of the voting power of all of the then-outstanding shares of capital stock of Quanterix entitled to vote at an election of directors, voting together as a single class;

•
any adoption, amendment or repeal of the Quanterix Bylaws, which will require the affirmative vote of holders of at least 75% of the voting power of all of the then outstanding shares of the capital stock of Quanterix entitled to vote generally in the election of directors, voting together as a single class; provided, however, that if the Quanterix Board stockholders approve such adoption, amendment or repeal, such adoption, amendment or repeal will only require a majority vote of the voting power of all of the then outstanding shares of the capital stock of Quanterix entitled to vote generally in the election of directors, voting together as a single class; and

•
any amendment to Article FIFTH (governing the limitation and regulation of the powers of Quanterix, its directors and Quanterix stockholders), Article SIXTH (governing the election and removal of directors), Article SEVENTH (governing amendments to the Quanterix Bylaws), Article EIGHTH (governing indemnification of directors and officers), Article NINTH (governing limitations on liability of directors), Article TENTH (governing amendments to the Quanterix Charter), Article ELEVENTH (governing rights and options) and Article TWELFTH (governing forum selection) of the Quanterix Charter, which will require the affirmative vote of at least 75% of the voting power of all of the then outstanding shares of the capital stock of Quanterix entitled to vote generally in the election of directors, voting together as a single class.

the holders of any series of Akoya preferred stock then outstanding.
The Akoya Charter provides that, except as otherwise provided therein, the holders of Akoya Common Stock are entitled to one vote for each share of Akoya Common Stock held at all meetings of Akoya stockholders; provided, however, that, except as otherwise required by law, holders of Akoya Common Stock, as such, are not entitled to vote on any amendment to the Akoya Charter that relates solely to the terms of one or more outstanding series of Akoya preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Akoya Charter or pursuant to the DGCL.

Quanterix Common Stock	Akoya Common Stock
Quorum
The Quanterix Bylaws provide that the holders of a majority of the voting power of all of the shares of Quanterix Common Stock entitled to vote at a meeting of Quanterix stockholders, present in person or by proxy, will constitute a quorum for all purposes.	The Akoya Bylaws provide that, except as otherwise provided therein or by law, the holders of a majority of the shares of capital stock of Akoya entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business.
Number and Term of Directors
The number of directors constituting the Quanterix Board may be fixed from time to time exclusively by resolution of the whole Quanterix Board. The Quanterix Board is divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified.	The Akoya Bylaws and Akoya Charter provide that the number of directors must initially be six and, thereafter, may be fixed from time to time exclusively by the Board, pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Akoya Board for adoption). The Akoya Board is divided into three classes. At each annual meeting of stockholders of Akoya, directors elected to replace those of a class whose terms expire at such annual meeting will be elected for a term expiring at the third succeeding annual meeting of Akoya stockholders after such election. All directors will hold office until the expiration of the term for which elected, and until their respective successors have been duly elected and qualified, except in the case of the death, resignation, or removal of any director. Nothing in the Akoya Charter precludes a director from serving consecutive terms.
Election of Directors
The Quanterix Bylaws provide that directors will be elected by a plurality of the votes cast at an election of directors.	The Akoya Bylaws provide that the Akoya Board will be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of Akoya stockholders and entitled to vote in the election of directors
Vacancies
The Quanterix Charter requires that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Quanterix Board resulting from death, resignation, disqualification, removal from office or any other cause, may only be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled in any other manner.	The Akoya Charter provides that newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Akoya Board may be filled only by the Akoya Board (and not by Akoya stockholders), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. A director elected to fill a vacancy may be elected for the unexpired term of such director’s predecessor in office and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal.
Removal of Directors
The Quanterix Charter provides that directors may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of capital stock of Quanterix entitled to vote at an election of directors, voting together as a single class.	The Akoya Bylaws provide that directors may only be removed for cause and only upon the affirmative vote of the holders of at least 66 and 2/3% of the voting power of all of the then outstanding shares of the capital stock of Akoya entitled to vote generally in the election of directors, voting together as a single class.

Quanterix Common Stock	Akoya Common Stock
Director Nominations by Stockholders

The Quanterix Bylaws provide that nominations of persons for election to the Quanterix Board may be made at an annual meeting of Quanterix stockholders by any Quanterix stockholder who is entitled to vote at such meeting and has complied with the notice and other procedures set forth in the Quanterix Bylaws.
The Quanterix Bylaws provide that nominations of persons for election to the Quanterix Board may be made at a special meeting of Quanterix stockholders, provided that the Quanterix Board has determined that directors will be elected at such meeting, by any stockholder who is entitled to vote at such meeting and has complied with the notice and other procedures set forth in the Quanterix Bylaws.
The Quanterix Bylaws provide that a Quanterix stockholder must give advance written notice to Quanterix of a director nomination. The notice must be in writing and delivered to the corporate secretary at the principal executive offices of Quanterix not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the date of the preceding year’s annual meeting, notice by the Quanterix stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Quanterix. The voting requirements for election of Quanterix directors are discussed above (see the section titled “— Election of Directors”).
As to each person whom the stockholder proposes to nominate and as to the stockholder giving the notice, any stockholder notice relating to the nomination of Quanterix directors must contain:
•
all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed

The Akoya Bylaws provide that nominations for the election of directors at an annual meeting may be made only by (i) the Akoya Board or a duly authorized committee thereof or (ii) any Akoya stockholder who is a stockholder of record at the time of giving notice, who is entitled to vote at the meeting and who otherwise complies with the procedures set forth in the Akoya Bylaws.
All nominations by Akoya stockholders must be made pursuant to timely notice given in writing to the Secretary of Akoya. To be timely, an Akoya stockholder’s nomination for a director to be elected at an annual meeting must be received at Akoya’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified Akoya’s notice of meeting, or if no annual meeting was held in the previous year or the date of the annual meeting is advanced or delayed by more than 30 days from that anniversary date, notice must be received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.
Each such notice must set forth:
•
as to the Akoya stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), the name and address, as they appear on Akoya’s books, of the Akoya stockholder who intends to make the nomination and of any other Nominating Person;

•
the class or series and number of shares of Akoya which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice, and a representation that the stockholder will notify Akoya in writing within five business days after the record date for voting at the meeting of the class or series and number of shares of Akoya owned beneficially and of record by the Akoya stockholder and any other Nominating Person as of the record date for voting at the meeting;

•
a representation that the Akoya stockholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice;

•
the following information regarding the ownership interests of the Akoya stockholder and any other Nominating Person, which shall be supplemented in writing by the Akoya stockholder not later than 10 days after the record date for notice of the meeting

Quanterix Common Stock	Akoya Common Stock

nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, as amended, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
•
to the extent known by the stockholder, the name and address of any other securityholder of Quanterix who owns, beneficially or of record, any securities of the Quanterix and who supports any nominee proposed by such stockholder; and

•
with respect to each nominee for election or reelection to the Quanterix Board, include a completed and signed questionnaire, representation and agreement as required by the Quanterix Bylaws.

•
the name and address of such stockholder, as they appear on Quanterix’s books, and of such beneficial owner;

•
the class or series and number of shares of Quanterix which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner;

•
any derivative instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Quanterix;

•
any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of Quanterix;

•
any short interest in any security of Quanterix;

•
any rights to dividends on the shares of Quanterix owned beneficially by such stockholder that are separated or separable from the underlying shares of Quanterix;

•
any proportionate interest in shares of Quanterix or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•
any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any to disclose such interests as of such record date: (i) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Akoya; (ii) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of Akoya; (iii) a description of any Short Interests in any securities of Akoya directly or indirectly owned beneficially by such stockholder or other Nominating Person; (iv) a description of any rights to dividends on the shares of Akoya Common Stock owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of Akoya; (v) a description of any proportionate interest in shares of Akoya or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Akoya stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (vi) a description of any performance-related fees (other than an asset-based fee) to which such Akoya stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of Akoya Common Stock or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Nominating Person’s immediate family sharing the same household; (vii) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Akoya held by such Akoya stockholder or other Nominating Person; and (viii) a description of any direct or indirect interest of such stockholder or other Nominating Person in any contract with the Akoya, any affiliate of Akoya or any principal competitor of Akoya (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
•
a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and

Quanterix Common Stock	Akoya Common Stock

increase or decrease in the value of shares of the Quanterix or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information will be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date; provided that if such date is after the date of the meeting, not later than the day prior to the meeting;
•
any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•
a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

•
a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of Quanterix’s voting shares to elect such nominee or nominees.

any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Akoya stockholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
•
a covenant that the director nominee will complete a questionnaire required of directors and officers within 10 days of being provided one by Akoya;

•
a representation that the nominee is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Akoya, will act or vote on any issue or question (i) that has not been disclosed to Akoya or (ii) that could limit or interfere with such person’s ability to comply, if elected a director of Akoya, with such person’s fiduciary duties under applicable law;

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such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Akoya Board; and

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the signed consent of each nominee (i) to be named as a nominee by the stockholder, (ii) to being named in Akoya’s form of proxy pursuant to Rule 14a-19 under the Exchange Act and (iii) to serve as a director of Quanterix if so elected.

Stockholder Proposals

The Quanterix Bylaws provide that any proposal of business to be considered by Quanterix stockholders, which is a proper matter for stockholder action under the DGCL, may be made at an annual meeting of Quanterix stockholders by a stockholder of record entitled to vote at such meeting as of the record date of such meeting and has complied with the notice and other procedures set forth in the Quanterix Bylaws.
The Quanterix Bylaws provide that a stockholder must give advance written notice to Quanterix of any proposal of business to be considered by Quanterix stockholders. The notice must be in writing and delivered to the corporate secretary at the principal executive offices of Quanterix not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s annual

The Akoya Bylaws provide that, to be properly brought before an annual meeting, any proposal of business to be considered by Akoya stockholders must be brought by an Akoya stockholder who (i) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of Akoya) both at the time of giving the notice provided for in the Akoya Bylaws and at the time of the meeting, (ii) is entitled to vote at the meeting and (ii) has complied with the notice procedures set forth in the Akoya Bylaws as to such business.
For any business to be properly brought before an annual meeting by an Akoya stockholder (other than nominations for election of directors), it must be a proper matter for Akoya

Quanterix Common Stock	Akoya Common Stock

meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Quanterix.
Any such notice by the stockholder must include:
•
a brief description of the business desired to be brought before the meeting, including the text of any resolutions proposed for consideration;

•
the reasons for conducting such business at the meeting;

•
any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•
to the extent known by the stockholder, the name and address of any other securityholder of Quanterix who owns, beneficially or of record, any securities of Quanterix and who supports any matter such stockholder intends to propose;

•
the name and address of such stockholder, as they appear on Quanterix’s books, and of such beneficial owner;

•
the class or series and number of shares of Quanterix which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner;

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any derivative instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Quanterix;

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any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of Quanterix;

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any short interest in any security of Quanterix;

•
any rights to dividends on the shares of Quanterix owned beneficially by such stockholder that are separated or separable from the underlying shares of Quanterix;

•
any proportionate interest in shares of Quanterix or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or stockholder action under the DGCL, and the Akoya stockholder must have given timely notice thereof in writing to the Secretary of Akoya.
To be timely, an Akoya stockholder’s notice must be in writing and must be received at Akoya’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in Akoya’s notice of meeting or if the date of the annual meeting is advanced or delayed by more than 30 days by more than 30 days from the anniversary of the previous year’s annual meeting, not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.
Each such notice must either satisfy the requirements of the Exchange Act or set forth:
•
as to each matter the Akoya stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Akoya Bylaws, the language of the proposed amendment; and

•
as to the Akoya stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) or others acting in concert therewith (each, a “Proposing Person”)

•
the name and address, as they appear on Akoya’s books, of the Akoya stockholder proposing such business and of any other Proposing Person;

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the class or series and number of shares of Akoya which are owned beneficially and of record by the stockholder and any other Proposing Person as of the date of the notice, and a representation that the Akoya stockholder will notify Akoya in writing within five business days after the record date for voting at the meeting of the class or series and number of shares of Akoya owned beneficially and of record by the stockholder and any other Proposing Person as of the record date for voting at the meeting;

•
a representation that the Akoya stockholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice;

•
any material interest of the Akoya stockholder and any other Proposing Person in such business;

Quanterix Common Stock	Akoya Common Stock

indirectly, beneficially owns an interest in a general partner;
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any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Quanterix or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information will be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date; provided that if such date is after the date of the meeting, not later than the day prior to the meeting;

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any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

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a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

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a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of Quanterix’s voting shares required under applicable law to carry the proposal.

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the following information regarding the ownership interests of the Akoya stockholder and any other Proposing Person which must be supplemented in writing by the Akoya stockholder not later than 10 days after the record date for voting at the meeting to disclose such interests as of such record date:

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a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of Akoya or with a value derived in whole or in part from the value of any class or series of shares of Akoya, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of Akoya, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of Akoya, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of Akoya, whether or not such instrument, contract or right must be subject to settlement in the underlying class or series of shares of Akoya, through the delivery of cash or other property, or otherwise, and without regard to whether the Akoya stockholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such Akoya stockholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Akoya;

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a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such Akoya stockholder or other Proposing Person has a right to vote any shares of any security of Akoya;

•
a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Akoya stockholder or other Proposing Person, the

Quanterix Common Stock	Akoya Common Stock

purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of Akoya by, manage the risk of share price changes for, or increase or decrease the voting power of, such Akoya stockholder or other Proposing Person with respect to any class or series of the shares of Akoya, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of Akoya (“Short Interests”);
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a description of any rights to dividends on the shares of Akoya owned beneficially by such stockholder or other Proposing Person that are separated or separable from the underlying shares of Akoya;

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a description of any proportionate interest in shares of Akoya or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•
a description of any performance-related fees (other than an asset-based fee) to which such Akoya stockholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of Akoya or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Akoya stockholder’s or other Proposing Person’s immediate family sharing the same household;

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a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of Akoya held by such Akoya stockholder or other Proposing Person; and

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a description of any direct or indirect interest of such Akoya stockholder or other Proposing Person in any contract with Akoya, any affiliate of Akoya or any principal competitor of Akoya (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and

•
any other information relating to such Akoya stockholder or other Proposing Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in

Quanterix Common Stock	Akoya Common Stock

connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Stockholder Action by Written Consent
The Quanterix Charter and the Quanterix Bylaws provide that any action required or permitted to be taken by Quanterix stockholders may be taken only at a duly called annual or special meeting of Quanterix stockholders and may not be taken by written consent.	The Akoya Charter provides that any action required or permitted to be taken by Akoya stockholders may be taken only at a duly called annual or special meeting of Akoya’s stockholders and may not be taken by written consent.
Cumulative Voting
The Quanterix Charter does not authorize cumulative voting.	The Akoya Charter does not authorize cumulative voting.
Certificate of Incorporation Amendments

The Quanterix Charter provides that any amendment to the following sections of the Quanterix Charter require the affirmative vote of at least 75% of the voting power of all of the then outstanding shares of the capital stock of Quanterix entitled to vote generally in the election of directors, voting together as a single class:
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Article FIFTH (governing the limitation and regulation of the powers of Quanterix, its directors and Quanterix stockholders);

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Article SIXTH (governing the election and removal of directors);

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Article SEVENTH (governing amendments to the Quanterix Bylaws);

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Article EIGHTH (governing indemnification of directors and officers);

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Article NINTH (governing limitations on liability of directors);

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Article TENTH (governing amendments to the Quanterix Charter);

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Article ELEVENTH (governing rights and options); and

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Article TWELFTH (governing forum selection).

The Akoya Charter provides that Akoya reserves the right to amend or repeal any provision contained in the charter in the manner prescribed by the DGCL and all rights conferred upon Akoya stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of the charter or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of the capital stock of Akoya entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Akoya Charter inconsistent with:
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Article VI (governing limitations on the powers of Akoya and its directors and stockholders);

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Article VII (governing indemnification of directors and officers);

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Article VIII (governing powers of Akoya conferred upon the Akoya Board);

•
Article X (governing amendments to the Akoya Charter);

•
Article XII of the charter (governing forum selection).

Bylaw Amendments
The Quanterix Charter provides that the Quanterix Bylaws may be adopted, amended or repealed by (i) the Quanterix Board or (ii) the affirmative vote of the holders of at least 75% of the voting power of all of the then outstanding shares of the capital stock of Quanterix entitled to vote generally in the election of directors, voting together as a single class.	The Akoya Charter and the Akoya Bylaws provide that the Akoya Board is expressly empowered to adopt, amend or repeal the Akoya Bylaws. Any adoption, amendment or repeal of the Bylaws by the Akoya Board requires the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Akoya

Quanterix Common Stock	Akoya Common Stock
Board). Akoya stockholders also have power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of Bylaws by Akoya stockholders requires, in addition to any vote of the holders of any class or series of stock of Akoya required by law or by this Charter, the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of the capital stock of Akoya entitled to vote generally in the election of directors, voting together as a single class.
Special Stockholders’ Meetings
The Quanterix Charter provides that special meetings of Quanterix stockholders may be called only by or at the direction of the Quanterix Board acting pursuant to a resolution adopted by a majority of the total number of directors of the Quanterix Board whether of not there exist any vacancies.	The Akoya Bylaws provide that, subject to the Akoya Charter, the rights of the holders of any series of preferred stock then outstanding and to the requirements of applicable law, special meetings of Akoya stockholders may be called only by the Akoya Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Akoya Board for adoption), the Chairperson of the Akoya Board, or the Chief Executive Officer and may not be called by any other person or persons. Any business transacted at any special meeting of Akoya stockholders must be limited to matters relating to the purpose or purposes stated in the notice of the meeting.
Notice of Special Meetings of the Stockholders

The Quanterix Bylaws provide that notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, will be given, not less than ten nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided in the Quanterix Bylaws or required by the DGCL or the Quanterix Charter.
If mailed, notice to stockholders will be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of Quanterix. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting will constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business

The Akoya Bylaws provide that written notice of each meeting of Akoya stockholders, whether annual or special, must be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each Akoya stockholder entitled to vote at such meeting as of the record date fixed by the Akoya Board for determining the Akoya stockholders entitled to notice of the meeting, except as otherwise provided herein or required by the DGCL or the charter. The notice of any meeting must state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which Akoya stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting must state, in addition, the purpose or purposes for which the meeting is called.
Notice to Akoya stockholders must be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice must be delivered by postage prepaid envelope directed to each Akoya stockholder at such stockholder’s address as it appears in the records of Akoya and must be deemed given when deposited in the United States mail. Without limiting the manner by which notices of meetings otherwise may be given effectively to Akoya stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of Akoya that the notice has been given by personal delivery, by

Quanterix Common Stock	Akoya Common Stock
because the meeting is not lawfully called or convened.
mail, or by a form of electronic transmission will, in the absence of fraud, be prima facie evidence of the facts stated therein.
Notice of any meeting of Akoya stockholders need not be given to any Akoya stockholder if waived by such Akoya stockholder either in a writing signed by such Akoya stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Akoya stockholder.

Indemnification of Directors, Officers and Employees

The Quanterix Charter and Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of Quanterix or is or was serving at the request of Quanterix as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, will be indemnified and held harmless by Quanterix to the fullest extent permitted by the DGCL, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee.
If a claim under for indemnification is not paid in full by Quanterix within 60 days after a written claim has been received by Quanterix, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against Quanterix to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by Quanterix to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee will also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it will be a defense that, and (ii) in any suit brought by Quanterix to recover an advancement of expenses pursuant to the terms of an undertaking, Quanterix will be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for
The Akoya Charter provides that Akoya must, to the fullest extent permitted by the DGCL, indemnify its directors and officers. The Akoya Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom he or she is the legal representative, is or was a director or officer of Akoya or is or was serving at the request of Akoya as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, will be indemnified and held harmless by Akoya to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Akoya to provide broader indemnification rights than such law permitted Akoya to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification must continue as to a person who has ceased to be a director or officer and must inure to the benefit of his heirs, executors and administrators; provided, that except as provided elsewhere in the Akoya Bylaws, Akoya will indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (i) such indemnification is expressly required to be made by law, (ii) the proceeding (or part thereof) was authorized by the Board, (iii) such indemnification is provided by Akoya, in its sole discretion, pursuant to the powers vested in Akoya under the DGCL, or (iv) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The rights in the Akoya Bylaws will be contract

Quanterix Common Stock	Akoya Common Stock

indemnification set forth in the DGCL. Neither the failure of Quanterix (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Quanterix (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or Quanterix stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses, or brought by Quanterix to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses will be on Quanterix.
The rights to indemnification and to the advancement of expenses will not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Quanterix Charter or Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
Quanterix enter into indemnity agreements with the persons who are members of the Quanterix Board from time to time, and with such officers, employees and agents of Quanterix and with such officers, directors, employees and agents of subsidiaries as the Quanterix Board may designate, such indemnity agreements to provide in substance that Quanterix will indemnify such persons, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with Delaware law. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of the Quanterix Bylaws.
Quanterix may, to the extent authorized from time to time by the Quanterix Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of Quanterix to the fullest extent of the provisions of the Quanterix Bylaws with respect to the indemnification and advancement of expenses of directors and officers of Quanterix.
The rights conferred upon indemnitees will be contract rights and such rights will continue as to an indemnitee who has ceased to be a director, officer, employee, agent or trustee and will inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of the Quanterix Bylaws that adversely affects any right of an rights and must include the right to be paid reasonable expenses and attorneys’ fees incurred in defending any such proceeding in advance of its final disposition; provided, that the payment of such expenses incurred by a director or officer of Akoya in his capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, will be made only upon delivery to Akoya of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified the Akoya Bylaws or otherwise.
The Akoya Bylaws provide that Akoya may, to the extent authorized from time to time by the Akoya Board, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of Akoya.

Quanterix Common Stock	Akoya Common Stock
indemnitee or its successors will be prospective only and will not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to any such amendment, alteration or repeal.
Limitation of Personal Liability of Directors
The Quanterix Charter provides that no director will be personally liable to Quanterix or Quanterix stockholders for any monetary damages for breaches of fiduciary duty as a director; except for liability (i) for any breach of the director’s duty of loyalty to Quanterix or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Akoya Charter provides that, no director of Akoya will be personally liable to Akoya or its stockholders for monetary damages for breach of such director’s fiduciary duty as a director of Akoya except for liability (i) for any breach of the director’s duty of loyalty to Akoya or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of Akoya, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by the amended DGCL.
Any repeal or modification of this provision in the Akoya Charter by the stockholders of Akoya will be prospective only and must not adversely affect any limitation on the personal liability of a director of Akoya existing at the time of such repeal or modification.
Akoya will indemnify any director or officer to the fullest extent permitted by Delaware law

Advancement
The Quanterix Bylaws also provide that any person claiming indemnification pursuant to the Quanterix Charter will also have the right to be paid by Quanterix the expenses (including attorney’s fees) incurred in defending actions in advance of its final disposition.
Insurance
The Quanterix Charter provides that Quanterix may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Quanterix or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Quanterix would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Advancement
The Akoya Bylaws provide that Akoya may, to the extent authorized from time to time by the Akoya Board, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of Akoya to the fullest extent of the provisions of Article VIII of the Akoya Bylaws with respect to the indemnification of and advancement of expenses to directors and officers Akoya.
Insurance
The Akoya Bylaws provide that Akoya will maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of Akoya or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Akoya would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Change of Control Laws
In general, Section 203 of the DGCL, subject to certain exceptions set forth therein, prohibits a business combination between a corporation and an interested stockholder within	Because the Akoya Charter and Bylaws do not contain a provision expressly electing not to be governed by Section 203 of the DGCL, Akoya is subject to Section 203 of the DGCL.

Quanterix Common Stock	Akoya Common Stock

three years of the time such stockholder became an interested stockholder, unless (i) prior to such time, the Quanterix Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) at or subsequent to such time, the business combination is approved by the Quanterix Board and authorized by the affirmative vote at a stockholders’ meeting of at least 66 and 2∕3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.
Because the Quanterix Charter and Bylaws do not contain a provision expressly electing not to be governed by Section 203 of the DGCL, Quanterix is subject to Section 203 of the DGCL.

Forum Selection
The Quanterix Charter provides that, unless Quanterix consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Quanterix, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of Quanterix to Quanterix or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Quanterix Charter (iv) any action asserting a claim governed by the internal affairs doctrine.
The Akoya Charter provides that, unless Akoya consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Akoya, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of Akoya to Akoya or the Akoya’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Akoya Charter or the Akoya Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
In addition, unless Akoya consents in writing to the selection of an alternative forum, the U.S. federal district courts is, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or the rules and regulations under the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Waiver of Corporate Opportunities
The Quanterix Charter and Quanterix Bylaws do not contain any provisions with regard to the waiver of corporate opportunities.	The Akoya Charter and Akoya Bylaws do not contain any provisions with regard to the waiver of corporate opportunities.

Quanterix Common Stock	Akoya Common Stock
Preemptive Rights
Neither the Quanterix Charter nor the Quanterix Bylaws provide for any preemptive rights for Quanterix stockholders.	Neither the Akoya Charter nor the Akoya Bylaws provide for any preemptive rights for Akoya stockholders.
Dividends
The Quanterix Charter provides that dividends may be declared and paid on Quanterix Common Stock from lawfully available funds, as and when determined by the Quanterix Board in their sole discretion, subject to provisions of law, any provision of the Quanterix Charter, and subject to the relative rights and preferences of any shares of preferred stock authorized, issued and outstanding.	The Akoya Charter provides that the dividend rights of the Akoya Common Stock are subject to the rights of the holders of any series of preferred stock then outstanding, but neither the Akoya Charter nor the Akoya Bylaws otherwise address dividends.

NO APPRAISAL RIGHTS
No appraisal rights are available to either Akoya stockholders or Quanterix stockholders in connection with the Merger.
LEGAL MATTERS
The legality of the shares of Quanterix Common Stock offered hereby will be passed upon for Quanterix by Covington, counsel to Quanterix.
EXPERTS
Quanterix
The consolidated financial statements of Quanterix Corporation at December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, included in this joint proxy statement/prospectus and in the registration statement of Quanterix Corporation, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Akoya
The consolidated financial statements of Akoya Biosciences, Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated in this joint proxy statement/prospectus by reference from the Akoya Biosciences, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Akoya Biosciences, Inc.’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this joint proxy statement/prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

CERTAIN BENEFICIAL OWNERS OF QUANTERIX COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of Quanterix Common Stock as of March 1, 2025, for (a) the named executive officers in the Summary Compensation Table on page 76 of this joint proxy statement/prospectus, (b) each of the Quanterix directors, (c) all of Quanterix’s current directors and executive officers as a group and (d) each stockholder known by Quanterix to own beneficially more than 5% of Quanterix Common Stock.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% and Greater Stockholders(2)
Entities affiliated with Ameriprise Financial, Inc.(3)	3,205,928	8.3%
Entities affiliated with BlackRock, Inc.(4)	3,190,625	8.3%
Entities affiliated with Kent Lake Partners L.P.(5)	2,645,086	6.9%
Entities affiliated with Portolan Capital Management, LLC(6)	2,520,686	6.5%
Entities affiliated with AllianceBernstein L.P.(7)	2,439,805	6.3%
Entities affiliated with Millenium Management LLC et al.(8)	2,209,566	5.7%
Entities affiliated with The Vanguard Group(9)	2,055,033	5.3%
Named Executive Officers and Directors
Masoud Toloue, Ph.D.(10)	504,072	1.3%
Vandana Sriram(11)	45,353	*
William P. Donnelly(12)	43,619	*
Jeffrey T. Elliott	—	—
Karen A. Flynn(13)	59,267	*
Sarah E. Hlavinka (14)	101,533	*
Ivana Magovčević-Liebisch, Ph.D., J.D	—	—
Martin D. Madaus, Ph.D.(15)	338,244	*
Paul M. Meister(16)	351,261	*
David R. Walt, Ph.D.(17)	1,541,480	4.0%
All directors and current executive officers as a group (10 persons)(18)	2,984,829	7.7%

*
Represents beneficial ownership of less than 1% of the outstanding shares of Quanterix Common Stock.

(1)
This table is based upon information supplied by executive officers, directors and principal stockholders and in their filings with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Quanterix deems shares of Quanterix Common Stock that may be acquired by an individual or group within 60 days of March 1, 2025 pursuant to the exercise of options or warrants or the vesting of RSUs to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, Quanterix believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Quanterix Common Stock shown to be beneficially owned by them based on information provided to Quanterix by these stockholders. Percentage of ownership is based on 38,666,338 shares of Quanterix Common Stock outstanding on March 1, 2025.

(2)
This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the SEC with respect to holdings of Quanterix Common Stock.

(3)
Based on a Schedule 13G filed by Ameriprise Financial, Inc. and affiliated entities with the SEC on February 14, 2025. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(4)
Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024. Includes shares beneficially owned by: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. BlackRock, Inc. is a parent holding company or control person and claims sole dispositive power for 3,190,625 shares and sole voting power for 3,111,606 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Based on a Schedule 13D/A filed by Kent Lake Partners LP, Kent Lake PR LLC and Benjamin Natter with the SEC on March 3, 2025 disclosing ownership as of February 28, 2025. The address for Kent Lake Partners LP, Kent Lake PR LLC and Benjamin Natter is Carr. 115 km 12.1 Ave., Albizu Campos #2490 Suite 22, Rincon, Puerto Rico 00677.

(6)
Based on a Schedule 13G/A filed by Portolan Capital Management, LLC and George McCabe, the Manager of Portolan Capital Management, LLC, with the SEC on November 13, 2024. The address for Portolan Capital Management, LLC is 2 International Place, Boston, MA 02110.

(7)
Based on a Schedule 13G/A filed by AllianceBernstein L.P. with the SEC on February 5, 2025. Consists of 2,439,805 shares acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. The address for Alliance Bernstein L.P. is 501 Commerce Street, Nashville, TN 37203.

(8)
Based on a Schedule 13G/A filed jointly by Millenium Management LLC, Millenium Group Management LLC, Integrated Core Strategies (US) LLC and Israel A. Englander with the SEC on January 29, 2024. Millenium Management LLC, Millenium Group Management LLC and Israel A. Englander claim shared dispositive and voting power for 2,209,566 shares. Integrated Core Strategies (US) LLC claims shared dispositive and voting power for 2,082,903 shares. The address for Millenium Management LLC et al. is 399 Park Avenue, New York, NY 10022.

(9)
Based on a Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024. The Vanguard Group claims sole dispositive power for 1,991,144 shares, shared dispositive power for 63,889 shares and shared voting power for 33,420 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
Consists of 222,560 shares of Quanterix Common Stock, 272,546 shares of Quanterix Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2025 and 8,966 shares of Quanterix Common Stock issuable upon the vesting of RSUs within 60 days of March 1, 2025 held by Dr. Toloue.

(11)
Consists of 7,315 shares of Quanterix Common Stock, 36,484 shares of Quanterix Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2025 and 1,554 shares of Quanterix Common Stock issuable upon the vesting of RSUs within 60 days of March 1, 2025 held by Ms. Sriram.

(12)
Consists of 30,345 shares of Quanterix Common Stock and 13,274 shares of Quanterix Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2025 held by Mr. Donnelly.

(13)
Consists of 21,996 shares of Quanterix Common Stock and 37,271 shares of Quanterix Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2025 held by Ms. Flynn.

(14)
Consists of 47,395 shares of Quanterix Common Stock and 54,138 shares of Quanterix Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2025 held by Ms. Hlavinka.

(15)
Consists of 29,473 shares of Quanterix Common Stock held by Dr. Madaus, 54,138 shares of Quanterix Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2025 held by Dr. Madaus and 254,633 shares of Quanterix Common Stock held by a trust for which Dr. Madaus is a trust advisor who shares voting and investment power over the shares held by the trust.

(16)
Consists of 297,123 shares of Quanterix Common Stock and 54,138 shares of Quanterix Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2025 held by Mr. Meister.

(17)
Consists of 1,487,342 shares of Quanterix Common Stock and 54,138 shares of Quanterix Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2025 held by Dr. Walt. Does not include shares of Quanterix Common Stock held by The David R. Walt 2008 Irrevocable Family Trust (the “Walt Trust”), of which Dr. Walt’s spouse is trustee and has sole voting and investment power over the shares held by the Walt Trust.

(18)
See footnotes 10 through 17.

CERTAIN BENEFICIAL OWNERS OF AKOYA COMMON STOCK
The following table sets forth information relating to the beneficial ownership of Akoya Common Stock as of March 1, 2025, by:
•
each person, or group of affiliated persons, known by Akoya to beneficially own more than 5% of outstanding Akoya Common Stock;

•
each of Akoya’s directors;

•
each of Akoya’s named executive officers; and

•
all Akoya directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 1, 2025, through the exercise of any stock option, warrants or other rights or vesting of Akoya RSUs. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Akoya Common Stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 49,588,743 shares of Akoya Common Stock outstanding as of March 1, 2025. Shares of Akoya Common Stock that a person has the right to acquire within 60 days of March 1, 2025, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all Akoya directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% and Greater Stockholders
Entities affiliated with Telegraph Hill Partners(2).	17,675,247	35.6%
Entities affiliated with aMoon Growth Fund II, L.P. (3)	4,878,459	9.8%
Entities affiliated with Blue Water Life Science, LP (4)	4,697,785	9.5%
Entities affiliated with PSC Capital Partners LLC(5)	3,537,161	7.1%
Named Executive Officers and Directors
Brian McKelligon(6)	1,283,361	2.5%
Johnny Ek(7)	194,633	*
Frederic Pla	33,930	*
Myla Lai-Goldman, M.D.(8)	145,864	*
Scott Mendel(9)	173,413	*
Thomas Raffin, M.D.(10)	338,323	*
Thomas P. Schnettler(11)	103,731	*
Robert Shepler(12)	473,323	1.0%
Matthew Winkler, Ph.D.(13)	1,088,244	2.2%
All executive officers and directors as a group (11 persons)(14)	4,332,540	8.3%

*
Less than one percent.

(1)
Percentage ownership is calculated based on 49,588,743 shares of Akoya Common Stock outstanding on March 1, 2025.

(2)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 14, 2024 reporting beneficial ownership as of December 31, 2023. Consists of (i) 15,937,535 shares of Akoya Common Stock held by Telegraph Hill Partners III, L.P. (“THP III”) and (ii) 1,737,712 shares of Akoya Common Stock held by THP III Affiliates Fund, LLC (“THP III AFF”). Telegraph Hill Partners III Investment Management, LLC (“THP IM”) is the general partner of THP III and the manager of THP III AFF. Telegraph Hill Partners Management Company, LLC (“THPMC”) is the manager of THP IM. J. Matthew Mackowski, Dr. Thomas A. Raffin and Deval Lashkari are each managers of THPMC and are deemed to have beneficial ownership of the shares held by THP III and THP III Affiliates. Each of these individuals disclaims beneficial ownership over such shares except to the extent of their respective pecuniary interest therein, if any. The address for Telegraph Hill Partners is 360 Post Street, Suite 601, San Francisco, California 94108.
(3)
Based solely on the most recently available Schedule 13G/A filed with the SEC on March 1, 2025 November 4, 2025, reporting beneficial ownership as of December 31, 2023. Consists of (i) 4,672,670 shares of Akoya Common Stock held by aMoon Growth Fund II, L.P. (“aMoon”) and (ii) 205,789 share of Akoya Common Stock held by aMoon Edge Limited Partnership (“aMoon Edge”). aMoon Growth Fund II G.P., L.P. (“aMoon G.P.”) is the general partner of aMoon and aMoon Growth II General Partner Ltd. (“aMoon Ltd.”) is the general partner of aMoon G.P. Dr. Yair Schindel is the sole shareholder of aMoon Ltd. By virtue of such relationships, Dr. Schindel may be deemed to share voting and investment power with respect to the shares held by aMoon. aMoon Edge GP Ltd. (“aMoon Edge Ltd.”) is the sole general partner of aMoon Edge pursuant to the terms of the limited partnership agreement of aMoon Edge. Hilliyon Holdings Ltd. (“Hilliyon”) and Berko Capital Ltd. (“Berko Capital”) are the sole shareholders of aMoon Edge Ltd. Dr. Schindel is the sole shareholder of Hilliyon and Dr. Tomer Berkovitz is the sole shareholder of Berko Capital. By virtue of such relationships, Dr. Schindel and Dr. Berkovitz may be deemed to share voting and investment power with respect to the shares held by aMoon Edge. Dr. Schindler disclaims beneficial ownership of the shares held by aMoon, aMoon G.P,, aMoon Ltd., aMoon Edge, aMoon Edge Ltd. and Hilliyon, except to the extent of his pecuniary interest therein, if any. Dr. Berkovitz disclaims beneficial ownership of the shares held by aMoon Edge, aMoon Edge Ltd. and Berko Capital, except to the extent of his pecuniary interest therein, if any. The address for aMoon Growth Fund II, L.P. is 34 Yerushalaim Rd., Beit Gamla, 6th Floor, Ra’anana, 4350110, Israel.

(4)
Based solely on the most recently available Schedule 13G filed with the SEC on August 28, 2024, reporting beneficial ownership as of December 31, 2023. Consists of (i) Blue Water Life Science Advisors, LP reported shared voting and dispositive power over 4,697,785 shares, (ii) Blue Water Life Science Master Fund, Ltd. reported shared voting and dispositive power over 4,697,785 shares, (iii) Nathaniel T. Cornell reported shared voting and dispositive power over 4,697,785 shares and (iv) Blue Water Life Science, LP reported shared voting and dispositive power over 4,697,785 shares. The address for Blue Water Life Science, LP is 80 E. Sir Francis Drake Blvd. Suite 4A, Larkspur, California 94939.

(5)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 12, 2024, reporting beneficial ownership as of December 31, 2023. Consists of (i) PSC Capital Partners LLC reported sole voting and dispositive power over 3,517,360 shares and (ii) Piper Sandler Companies reported sole voting and dispositive power over 185 shares and shared voting power with PJC Capital LLC over 19,616 shares. The address for PSC Capital Partners LLC is 800 Nicollet Mall, Suite 900, Minneapolis, MN 55402.

(6)
Includes (a) 63,301 shares of Akoya Common Stock held by Mr. McKelligon, (b) 1,200,060 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025, and (c) 20,000 Akoya RSUs vesting within 60 days of March 1, 2025.

(7)
Includes (a) 30,884 shares of Akoya Common Stock held by Mr. Ek, (b) 20,000 shares of Akoya Common Stock held by the Ek Trust, (c) 103,749 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025, and (d) 40,000 Akoya RSUs vesting within 60 days of March 1, 2025.

(8)
Includes (a) 20,000 shares of Akoya Common Stock held by Dr. Lai-Goldman and (b) 125,864 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025.

(9)
Includes (a) 28,500 shares of Akoya Common Stock held by Mr. Mendel and (b) 144,913 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025.

(10)
Includes (a) 234,592 shares of Akoya Common Stock held by Thomas A. Raffin Living Trust, of which Dr. Raffin serves as Trustee, and (b) 103,731 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025.

(11)
Includes 103,731 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025.

(12)
Includes (a) 369,592 shares of Akoya Common Stock held by RGS Gift Trust and (b) 103,731 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025. The Trustee of RGS Gift Trust is the domestic partner of Mr. Shepler. Mr. Shepler disclaims beneficial ownership of the shares held by RGS Gift Trust except to the extent of his pecuniary interest therein, if any.

(13)
Includes (a) 984,513 shares of Akoya Common Stock held by Dr. Winkler, and (b) 103,731 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025.

(14)
Includes (a) 2,362,281 options to purchase shares of Akoya Common Stock exercisable within 60 days of March 1, 2025 and (b) 65,625 Akoya RSUs vesting within 60 days of March 1, 2025.

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS (QUANTERIX)
To be considered for inclusion in the proxy statement relating to Quanterix’s 2025 annual meeting of stockholders, Quanterix must have received stockholder proposals (other than for director nominations) no later than December 16, 2024. To be considered for presentation at the 2025 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in Quanterix’s proxy statement) must be received no earlier than February 3, 2025 and no later than March 5, 2025.
In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Quanterix’s nominees at Quanterix’s 2025 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be received by the date noted above and must also include all information required by the Quanterix Bylaws with respect to director nominations.
Proposals that are not received in a timely manner will not be voted on at the 2025 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Quanterix Corporation, 900 Middlesex Turnpike, Building 1, Billerica, MA 01821.
DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS (AKOYA)
Upon the completion of the Merger, Akoya will become a wholly owned subsidiary of Quanterix and, consequently, will no longer hold annual meetings of its public company stockholders in 2025. Akoya intends to hold an annual meeting of stockholders in 2025 only if the Merger has not been completed by, and is not anticipated to be completed shortly after, July 1, 2025.
Under the Akoya Charter and Akoya Bylaws and applicable SEC rules, the deadlines for stockholder proposals to be brought before the Akoya 2025 annual meeting or to nominate candidates for election as directors are summarized below.
Stockholder proposals for inclusion in Akoya’s proxy statement and form of proxy relating to Akoya’s 2025 annual meeting of stockholders were required to have been received at Akoya’s principal executive offices no later than December 24, 2024, or if the date of Akoya’s 2025 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the first anniversary date of Akoya’s 2024 annual meeting of stockholders, then any proposals must be received a reasonable time before Akoya begins to print and send its proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in Akoya’s proxy statement and form of proxy.
Stockholder proposals for consideration at Akoya’s 2025 annual meeting of stockholders, but not for inclusion in Akoya’s proxy statement and form of proxy, must be delivered to the attention of Akoya’s corporate secretary in writing at Akoya’s principal executive offices no earlier than the close of business on February 4, 2025 and no later than March 6, 2025, which dates are 120 calendar days and 90 calendar days before the first anniversary of the date of Akoya’s 2024 annual meeting of stockholders, respectively. Under the Akoya Bylaws, the proposal must be submitted by a stockholder who is a stockholder of record when the notice that must accompany a stockholder proposal is delivered and at the date of Akoya’s 2025 annual meeting. Stockholders are advised to review the Akoya Bylaws, which also specify requirements as to the form and content of the notice that must accompany a stockholder proposal. If the date of Akoya’s 2025 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days from the first anniversary date of Akoya’s 2024 annual meeting of stockholders, then, to be timely, the required notice and stockholder proposal must be delivered as described above not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If the stockholder fails to give notice by the applicable dates, then the persons named as proxies in the proxies solicited by the Akoya Board for the 2025 annual meeting may exercise discretionary voting power regarding any such proposal.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Akoya’s nominees in connection with Akoya’s 2025 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2025.

WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Akoya, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents Akoya files with the SEC, including the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, by going to Akoya’s website at https://investors.akoyabio.com. Akoya’s website is provided as an inactive textual references only. The information contained on or accessible through Akoya’s website (other than the documents listed below that are incorporated by reference herein) does not constitute a part of this joint proxy statement/prospectus, and is not incorporated by reference herein.
Statements contained or incorporated by reference in this joint proxy statement/prospectus regarding the contents of any contract or other document are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. The SEC allows Akoya to “incorporate by reference” in this joint proxy statement/prospectus documents that Akoya files with the SEC, including certain information required to be included in the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. This means that Akoya can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this joint proxy statement/prospectus, and later information that Akoya files with the SEC will update and supersede that information. Akoya incorporates by reference the following documents and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this initial registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and before the date of its special meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about Akoya’s businesses and financial performance.
This document incorporates by reference the following documents that have been previously filed with the SEC by Akoya:
•
Akoya’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025;

•
the Part III information contained in Akoya’s definitive proxy statement on Schedule 14A for Akoya’s 2024 annual meeting of stockholders, filed with the SEC on April 23, 2024, that was incorporated into Akoya’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024;

•
Akoya’s Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on January 10, 2025, February 25, 2025 and April 4, 2025; and

•
the description of Akoya’s securities contained in Exhibit 4.2 to Akoya’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023, and in any report filed for the purpose of amending such description.

You may request a copy of the accompanying joint proxy statement/prospectus, any of the documents filed by Akoya incorporated by reference in the accompanying joint proxy statement/prospectus, or any other information filed with the SEC by Quanterix or Akoya, without charge, by written or telephonic request directed to the appropriate company at the following contacts:
For Quanterix stockholders:	For Akoya stockholders:
Quanterix Corporation Attention: Quanterix Investor Relations 900 Middlesex Turnpike Billerica, MA 01821 (617) 301-9400	Akoya Biosciences, Inc. Attention: Chief Legal Officer 100 Campus Drive, 6th Floor Marlborough, MA 01752 (855) 896-8401

QUANTERIX CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Quanterix Corporation
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Quanterix Corporation (the Company) as of December 31, 2024 and 2023, the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2024, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated March 17, 2025 expressed an adverse opinion thereon.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosure to which it relates.
Excess and Obsolete Inventory
Description of the Matter
As of December 31, 2024, the Company had recognized inventory of $32.8 million. As discussed in Note 2 to the consolidated financial statements, the Company analyzes its inventory levels at each reporting date to identify slow moving, excess or obsolete inventory and inventory expected to expire prior to being sold. In the event that the Company identifies adverse conditions, the carrying value of the inventory is reduced to its estimated net realizable value.
Auditing the Company’s valuation of inventory involved judgement in evaluating management’s analysis and significant assumptions related to projections of future demand which is dependent on market factors.

How We Addressed the Matter in Our Audit	To audit the Company’s valuation of inventory, we performed audit procedures that included, among others, performing inquiries of management and testing the completeness and accuracy of the underlying data used supporting the Company’s estimate of future demand. To evaluate the Company’s estimate of future demand, we independently assessed the sensitivity and impact of reasonably possible changes in forecasted demand and the impact on the Company’s calculation of excess inventory. We evaluated inventory levels compared to forecasted demand, historical sales and specific product considerations. We performed inquiries with certain non-financial personnel, including supply chain employees, regarding obsolete or discontinued inventory items, expectations for demand relative to historical activity and expected expiration dates, as well as obtained supporting evidence to evaluate management’s assertions regarding qualitative judgments about discontinued, slow moving and obsolete inventories. We also evaluated management’s ability to accurately forecast demand by comparing actual inventory usage to management’s prior estimates.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2008.
Boston, Massachusetts
March 17, 2025

QUANTERIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share data)
	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$56,709	$174,422
Marketable securities	232,413	146,902
Accounts receivable, net of allowance for expected credit losses	32,141	25,414
Inventory	32,775	26,123
Prepaid expenses and other current assets	9,556	9,234
Total current assets	363,594	382,095
Restricted cash	2,610	2,604
Property and equipment, net	17,150	17,926
Intangible assets, net	4,031	6,034
Operating lease right-of-use assets	16,339	18,251
Other non-current assets	2,809	1,657
Total assets	$406,533	$428,567
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,953	$5,048
Accrued compensation and benefits	12,620	14,170
Accrued expenses and other current liabilities	8,851	6,055
Deferred revenue	8,827	9,468
Operating lease liabilities	4,756	4,241
Total current liabilities	42,007	38,982
Deferred revenue, net of current portion	1,073	1,227
Operating lease liabilities, net of current portion	32,615	37,223
Other non-current liabilities	800	1,177
Total liabilities	76,495	78,609
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.001 par value per share:
Authorized: 120,000 shares; issued and outstanding: 38,544 and 38,014 shares at December 31, 2024 and 2023, respectively	39	38
Additional paid-in capital	803,160	783,142
Accumulated other comprehensive loss	(3,080)	(1,672)
Accumulated deficit	(470,081)	(431,550)
Total stockholders’ equity	330,038	349,958
Total liabilities and stockholders’ equity	$406,533	$428,567
The accompanying notes are an integral part of these Consolidated Financial Statements.

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
	Year Ended December 31,
	2024	2023	2022
Revenues:
Product revenue	$79,740	$79,670	$69,808
Service and other revenue	51,244	40,089	34,495
Collaboration and license revenue	4,452	1,380	649
Grant revenue	1,985	1,229	570
Total revenues	137,421	122,368	105,522
Costs of goods sold and services:
Cost of product revenue	33,304	29,103	42,841
Cost of service and other revenue	21,013	19,041	17,318
Total costs of goods sold and services	54,317	48,144	60,159
Gross profit	83,104	74,224	45,363
Operating expenses:
Research and development	31,082	26,064	26,809
Selling, general and administrative	101,618	89,111	91,851
Other lease costs	3,020	3,712	1,411
Impairment and restructuring	—	1,328	29,556
Total operating expenses	135,720	120,215	149,627
Loss from operations	(52,616)	(45,991)	(104,264)
Interest income	14,655	15,839	5,131
Other income (expense), net	(136)	2,517	(277)
Loss before income taxes	(38,097)	(27,635)	(99,410)
Income tax expense	(434)	(719)	(164)
Net loss	$(38,531)	$(28,354)	$(99,574)
Net loss per common share, basic and diluted	$(1.00)	$(0.75)	$(2.69)
Weighted-average common shares outstanding, basic and diluted	38,367	37,594	36,991
The accompanying notes are an integral part of these Consolidated Financial Statements.

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(amounts in thousands)
	Year Ended December 31,
	2024	2023	2022
Net loss	$(38,531)	$(28,354)	$(99,574)
Other comprehensive loss, net of tax:
Unrealized gains (losses) on marketable securities	(219)	325	—
Foreign currency translation	(1,189)	541	(2,979)
Total other comprehensive income (loss)	(1,408)	866	(2,979)
Comprehensive loss	$(39,939)	$(27,488)	$(102,553)
The accompanying notes are an integral part of these Consolidated Financial Statements.

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(amounts in thousands)
	Common Stock		Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance at December 31, 2021	36,768	$37	$745,936	$441	$(303,622)	$442,792
Issuance of common stock under stock plans, including tax effects	512	—	2,310	—	—	2,310
Stock-based compensation expense	—	—	15,383	—	—	15,383
Foreign currency translation	—	—	—	(2,979)	—	(2,979)
Net loss	—	—	—	—	(99,574)	(99,574)
Balance at December 31, 2022	37,280	$37	$763,629	$(2,538)	$(403,196)	$357,932
Issuance of common stock under stock plans, including tax effects	734	1	2,690	—	—	2,691
Stock-based compensation expense	—	—	16,823	—	—	16,823
Unrealized gains on marketable securities, net of tax	—	—	—	325	—	325
Foreign currency translation	—	—	—	541	—	541
Net loss	—	—	—	—	(28,354)	(28,354)
Balance at December 31, 2023	38,014	$38	$783,142	$(1,672)	$(431,550)	$349,958
Issuance of common stock under stock plans, including tax effects	559	1	31	—	—	32
Stock-based compensation expense	—	—	19,987	—	—	19,987
Unrealized losses on marketable securities, net of tax	—	—	—	(219)	—	(219)
Foreign currency translation	—	—	—	(1,189)	—	(1,189)
Net loss	—	—	—	—	(38,531)	(38,531)
Balance at December 31, 2024	38,573	$39	$803,160	$(3,080)	$(470,081)	$330,038
The accompanying notes are an integral part of these Consolidated Financial Statements.

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
	Year Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net loss	$(38,531)	$(28,354)	$(99,574)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	6,463	6,275	5,409
Credit losses (gains) on accounts receivable	588	336	(301)
Accretion of marketable securities	(6,833)	(1,964)	—
Operating lease right-of-use asset amortization	1,893	2,015	715
Stock-based compensation expense	19,987	16,823	15,383
Impairment	—	1,361	25,801
Other operating activity	55	(150)	(340)
Changes in assets and liabilities:
Accounts receivable	(7,704)	(6,695)	5,156
Inventory	(6,679)	(8,944)	7,243
Prepaid expenses and other current assets	(443)	(2,371)	(738)
Other non-current assets	(1,215)	(717)	(822)
Accounts payable	723	1,189	(5,287)
Accrued compensation and benefits, accrued expenses, and other current liabilities	1,398	4,410	(3,599)
Deferred revenue	(794)	635	2,599
Operating lease liabilities	(4,075)	(2,645)	(266)
Other non-current liabilities	3	(53)	10
Net cash used in operating activities	(35,164)	(18,849)	(48,611)
Cash flows from investing activities:
Purchases of marketable debt securities	(295,606)	(175,613)	—
Proceeds from maturities of marketable securities	216,709	31,000	—
Purchases of property and equipment	(3,368)	(3,841)	(11,614)
Proceeds from RADx grant on assets purchased	—	—	520
Net cash used in investing activities	(82,265)	(148,454)	(11,094)
Cash flows from financing activities:
Proceeds from common stock issued under stock plans	3,066	2,889	2,311
Payments for employee taxes withheld on stock-based compensation awards	(2,610)	(198)	—
Net cash provided by financing activities	456	2,691	2,311
Net decrease in cash, cash equivalents, and restricted cash	(116,973)	(164,612)	(57,394)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(734)	301	(538)
Cash, cash equivalents, and restricted cash at beginning of period	177,026	341,337	399,269
Cash, cash equivalents, and restricted cash at end of period	$59,319	$177,026	$341,337
Supplemental disclosure of cash flow information:
Cash paid for taxes	$875	$808	$684
Purchases of property and equipment in accounts payable and accruals	$1,230	$419	$152
Operating lease right-of-use assets obtained in exchange for lease liabilities	$—	$—	$22,494
Non-cash consideration received under product sales agreement (Note 3, 6)	$—	$775	$—
The accompanying notes are an integral part of these Consolidated Financial Statements.

QUANTERIX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1.   Organization and Nature of Business
Quanterix Corporation (“Quanterix” or the “Company”) is a life sciences company that has developed next-generation, ultra-sensitive digital immunoassay platforms that advance life sciences research and diagnostics. The Company’s platforms are based on its proprietary digital “Simoa” detection technology and enable customers to reliably detect protein biomarkers in ultra- low concentrations in blood, serum, and other fluids that, in many cases, are undetectable using conventional, analog immunoassay technologies. The ability of the Company’s Simoa platforms to detect proteins in the femtomolar range is enabling the development of novel therapies and diagnostics and has the potential to facilitate a paradigm shift in healthcare from an emphasis on treatment to a focus on earlier detection, monitoring, prognosis, and, ultimately, prevention.
The Company also provides contract research services for customers and Laboratory Developed Test (“LDT”) services through its Clinical Laboratory Improvement Amendments of 1988 (“CLIA”) certified Accelerator Laboratory (the “Accelerator Laboratory”). The Accelerator Laboratory provides customers with access to Simoa technology and its Lucent Diagnostics clinical testing services and supports multiple projects and services, including sample testing, homebrew assay development, custom assay development, and blood-based biomarker testing.
Liquidity
The Company has recognized annual losses from operations since inception and has an accumulated deficit of $470.1 million as of December 31, 2024. The Company incurred net losses of $38.5 million, $28.4 million, and $99.6 million for the years ended December 31, 2024, 2023, and 2022, respectively. As of December 31, 2024, the Company had cash and cash equivalents of $56.7 million and marketable securities of $232.4 million. The Company expects that its current cash, cash equivalents, and marketable securities will be sufficient to fund its operations for a period of at least one year from the date the Consolidated Financial Statements are issued.
Note 2.   Significant Accounting Policies
Basis of Presentation
The accompanying Consolidated Financial Statements and Notes to Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission regarding annual financial reporting on Form 10-K.
The Company’s fiscal year is the twelve-month period from January 1 through December 31, and all references to “2024,” “2023,” and “2022,” refer to the fiscal year unless otherwise noted. Certain amounts in the prior years’ Consolidated Financial Statements have been reclassified to conform to the current year’s presentation.
Use of Estimates
The preparation of the Consolidated Financial Statements and Notes to Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the Consolidated Financial Statements, and the reported amounts of revenues and expenses during each fiscal year. Such estimates include, but are not limited to, revenue recognition, valuation of inventory, leases, and valuation and impairment of long-lived assets. The Company bases its estimates on historical experience, known trends, worldwide economic conditions, both general and specific to the life sciences industry, and other relevant factors it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates and changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.
Principles of Consolidation
The Consolidated Financial Statements include the accounts of Quanterix and its wholly-owned subsidiaries. All intercompany transactions have been eliminated in consolidation.
The Company enters into relationships with, or has investments in, other entities that may be variable interest entities (“VIEs”). In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 — Consolidation, the Company assesses the terms of non-marketable equity investments to determine if any meet the definition of a “VIE” and require consolidation into its Consolidated Financial Statements. The Company’s analysis determines whether it has a controlling financial interest and also identifies the primary beneficiary of a VIE as the enterprise that has both the power to direct activities of a VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to that entity. Refer to Note 20 — Variable Interest Entities for further discussion.
Foreign Currency
The functional currency of the Company’s subsidiaries is their respective local currencies. These subsidiary financial statements are translated into U.S. dollars using the period-end exchange rates for assets and liabilities, average exchange rates during the corresponding period for revenue and expenses, and historical rates for equity. The effects of foreign currency translation adjustments are recorded in accumulated other comprehensive income (loss), a component of stockholders’ equity on the Consolidated Balance Sheets.
Foreign currency transaction gains (losses) are included in other income (expense), net on the Consolidated Statements of Operations. Foreign exchange losses were $0.6 million, $0.2 million and $1.0 million during the years ended December 31, 2024, 2023. and 2022, respectively.
Revenue from Contracts with Customers
The Company generates the majority of its revenues from contracts with customers and accounts for them pursuant to ASC Topic 606 — Revenue from Contracts with Customers (“ASC 606”). Refer to the section titled “Grant Revenue” below for discussion the Company’s accounting policy for revenue generated from grant awards.
For contracts with customers, the Company recognizes revenue when a customer obtains control of promised products or services, for an amount that reflects the consideration expected to be received in exchange for those products or services. The Company follows the five step revenue model prescribed by ASC 606 to determine revenue recognition: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Revenues are presented net of any sales, value added, or similar taxes collected from customers and remitted to the government.
The Company accounts for a contract when it has approval and commitment from both parties, the fees, payment terms and rights of the parties regarding the products or services to be transferred are identified, the contract has commercial substance, and it is probable that substantially all of the consideration for the products and services expected to be transferred is collectible. The Company applies judgment in determining the customer’s ability and intention to pay for services expected to be transferred, which is based on factors including the customer’s payment history, management’s ability to mitigate exposure to credit risk (for example, requiring payment in advance of the transfer of products or services, or the ability to stop transferring promised products or services in the event a customer fails to pay consideration when due), and experience selling to similarly situated customers.
The Company’s contracts may include either a single promise (referred to as a performance obligation) to transfer a product or service, or a combination of multiple promises to transfer products or services. The Company evaluates the existence of multiple promises within its contracts by using judgment to determine if (1) the customer can benefit from each contractual promise on its own or together with readily available resources and (2) the transfer of each contractual promise is separately identifiable from other promises in a contract. When both criteria are met, each promise is accounted for as a separate performance obligation. Additionally, the Company has elected the practical expedient under ASC 606 to account for shipping and handling as an activity to fulfill a promise to transfer a product, and therefore does not evaluate whether shipping and handling activities are promised services to its customers.
Contracts that include rights to additional products or services that are exercisable at a customer’s discretion are generally considered options. The Company assesses if these options provide a material right to the customer and if so, the material right is considered a performance obligation. The identification of material rights requires judgment to determine the value of the option to purchase additional products and services in relation to options that may be provided to, and prices paid by, customers in the normal course of business. Material rights are recognized when exercised by a customer or upon expiration of the right.
The Company determines the transaction price of its contracts based on the amount of consideration it expects to be entitled to, which is generally equal to the contract amount. In some cases, contracts contain variable consideration which primarily relates to (1) sales and usage-based royalties related to the license of intellectual property in collaboration and license contracts and (2) contracts with minimum purchase commitments. For sales and usage-based royalties, ASC 606 provides an exception to estimating variable consideration. Under this exception, the Company recognizes revenues from sales or usage-based royalty revenue at the later of when the sales or usage occurs or the satisfaction (or partial satisfaction) of the performance obligation to which the royalty has been allocated. All other variable amounts are constrained to the minimum guaranteed contract amount so that a reversal of cumulative revenue does not occur in future periods. Once there is no longer uncertainty over a variable amount, any incremental fees the Company is entitled to are allocated to the related performance obligation(s).
For contracts that contain multiple performance obligations, the Company allocates the transaction price among the performance obligations on a relative basis according to their standalone selling prices (“SSP”). Determining the SSP for performance obligations requires judgment and is based on factors including prices charged to customers in observable transactions, internal pricing objectives and list prices, pricing of similar products, expected costs to manufacture the Company’s products, and estimated margins. The Company has more than one range of standalone selling prices for certain products and services based on the geographic location of customers and sales channel.
Product Revenue
The Company’s product revenues are composed of instruments, assay kits, replacement parts, and other consumables such as reagents and antibodies. Products are sold directly to customers and are also sold through distributors in EMEA and Asia Pacific regions. Direct instrument sales include installation and an initial year service-type warranty. The Company has determined that the instrument and installation are a combined performance obligation as the customer cannot benefit from the instrument without the installation. The service-type warranty is considered a separate performance obligation since a customer could benefit from it independently with readily available resources and is capable of being sold on its own (with such warranty recorded in services and other revenue on the Consolidated Statements of Operations). Sales of instruments to distributors include a license to import and resell the instruments. The Company has determined these distributor licenses are part of a combined performance obligation with the instrument as the distributor only benefits from the combination of the instrument and ability to resell it.
Instrument sales may also be bundled with assays and other consumables, training, and/or an extended service warranty, each of which is considered a separate performance obligation.
Product revenues for direct instrument sales to customers are recognized upon completion of the instrument’s installation. For instrument sales to distributors, revenue is recognized based on the agreed upon shipping terms (either upon shipment or delivery) as that is when title passes to the customer.
Service Revenue
Service revenues are composed of contract research services, initial year of service-type warranties, extended services warranty contracts, repair services, and other services such as training. Contract research services are provided through the Company’s Accelerator Laboratory and generally consist of fixed fee contracts.
Revenues from contract research services are recognized at the point in time when the Company completes and delivers its research results on each individually completed study, or over time if the contractual provisions allow for the collection of transaction consideration for costs incurred plus a reasonable margin through the period of performance of the services. For contract research services recognized over time, the Company uses the output method based on the number of completed results. Revenues from warranties and service contracts are recognized ratably over the contract service period.
Collaboration and License Revenue
Collaboration and license revenues are composed of revenue associated with licensing the Company’s technology, intellectual property, and know-how associated with the Company’s instruments to third parties and for related services. License arrangements consist of sales or usage-based fees and/or future royalties. Revenues are recognized at the point in time the license is delivered as the underlying license is considered functional intellectual property since the customer has the right to use it when it is received. Royalty revenues that are sales or usage-based are recognized at the later of when the sales or usage occurs and the satisfaction (or partial satisfaction) of the performance obligation to which the royalty has been allocated.
Contract Assets and Liabilities
Accounts Receivable and Allowance for Credit Losses
The Company is exposed to credit losses primarily through accounts receivable from sales of its products and services. Accounts receivable includes amounts billed and currently due from customers. Since the only condition for payment of the Company’s invoices is the passage of time, the Company records a receivable on the date the invoice is issued. Also included in accounts receivable are unbilled amounts resulting from revenue exceeding the amount billed to the customer, where the right to payment is unconditional. If the right to payment for services performed was conditional on something other than the passage of time, the unbilled amount would be recorded as a separate contract asset.

The Company’s expected loss allowance methodology is developed using historical collection experience, current and future economic and market conditions, and a review of the current status of customers’ accounts receivable. Specific allowance amounts are established to record the appropriate provision for customers that have a higher probability of default. The Company monitors changes to the receivables balance on a timely basis, and balances are written off as they are determined to be uncollectible after collection efforts have been exhausted.
Generally, the Company’s contracts are non-cancellable. For contracts that are cancellable by the customer, the Company does not record a receivable when it issues an invoice. The Company records accounts receivable on these contracts only up to the amount of revenue recognized but not yet collected.
The Company’s payment terms vary by the type and location of the customer and the products or services offered. Payment from customers is generally required 30 to 45 days from date of shipment or satisfaction of the performance obligation. The Company does not provide financing arrangements to its customers.
Deferred Revenue
The Company refers to contract liabilities as deferred revenue on the Consolidated Balance Sheets and consists of billings in excess of revenue recognized.
Costs to Obtain Contracts
The Company capitalizes commissions paid to its sales representatives and related fringe benefit costs that are incremental to obtaining customer contracts. Capitalized commissions are recorded in prepaid expenses and other current assets and other non-current assets on the Consolidated Balance Sheets. These commissions are amortized over the life of the contract and are recorded in cost of goods sold and selling, general and administrative expense on the Consolidated Statements of Operations. The Company has elected the practical expedient allowing commissions with an amortization period of one year or less to be expensed as incurred.
Commissions associated with instrument sales are generally earned when installation is complete and title to the instrument has transferred. Commissions associated with consumables sales are earned when title to the product transfers. Commissions associated with warranty and extended service contracts are earned upon booking.
Warranties
For instruments sold directly to customers, the Company provides an initial year of service-type warranty and also sells extended warranty contracts for additional periods beyond the initial year. The service-type warranty guarantees that the Company’s instruments are free from material defects in workmanship and materials, excluding normal wear and tear, and includes maintenance services. Under ASC 606, the Company concluded that the initial year service-type warranty is considered a separate performance obligation since a customer could benefit from it independently with readily available resources and is capable of being sold on its own. The Company defers revenue associated with these service-types warranties and recognizes them ratably over the service period.
For products sold to distributors, the Company provides an initial year of assurance-type warranty which guarantees that the products conform to the Company’s published specifications. Assurance-type warranties do not create a separate performance obligation under ASC 606. Under ASC Topic 460 — Guarantees, the Company establishes an accrual for estimated assurance-type warranty expense and records the expense in cost of product revenue on the Consolidated Statements of Operations. Amounts recognized during the years ended December 31, 2024, 2023, and 2022 were not material.
Grant Revenue
Accounting for grants does not fall under ASC 606, as the grantor will not benefit directly from the Company’s expansion or product development, and no products or services are transferred to the grantor. As there is no authoritative guidance under U.S. GAAP on accounting for grants to for profit business entities from government entities, the Company accounts for grants by analogy to International Accounting Standards Topic 20, Accounting for Government Grants and Disclosure of Government Assistance (“IAS 20”) and ASC Topic 958, Not for-Profit Entities (“ASC 958”). The decision to account for a grant under IAS 20 or ASC 958 is based on whether the grantor is a government entity.
The Company records grants related to assets as a deduction in calculating the carrying value of the asset, and records grants related to income separately on the Consolidated Statements of Operations on a gross basis as grant revenue. The related expenses are recorded on a gross basis within operating expenses. These methods are elections an entity can make under both IAS 20 and ASC 958.

The Company recognizes grant revenue as the Company performs services under the arrangement when the funding is committed and as each grant’s activities are performed. The timing of revenue recognition and receipt of funding varies by grant and can be independent from performance of the related activities, such as an upfront payment of the award value, or subsequent to the Company’s requests for reimbursement for already performed activities (subject to the approval of the granting organization).
Cost of Goods Sold and Services
Cost of Product Revenue
Cost of product revenue consists of manufacturing and assembly costs for instruments, related reagents, other consumables, contract manufacturer costs, personnel costs, overhead, and other direct costs related to product sales. Raw material part costs include inbound shipping and handling costs associated with purchased goods, contract manufacturer costs, personnel costs, overhead and other direct costs related to product sales. Additionally included in cost of product revenue are royalty fees due to third parties from revenue generated by collaboration or license deals.
Cost of Service and Other Revenue
Cost of services and other revenue consists of direct costs associated with operating the Company’s Accelerator Laboratory on behalf of its customers, including raw materials, personnel costs, royalties, allocated overhead costs that include facility and other related costs, and other direct costs. Additional costs include costs related to warranties, and other costs of servicing equipment at customer sites.
Research and Development Expenses
Research and development expense consists primarily of personnel costs, research supplies, third-party development costs for new products, materials for prototypes, quality assurance, and allocated overhead costs that include facility and other related costs. The Company accounts for nonrefundable advance payments for products and services that will be used in future research and development activities as expense when the service has been performed or when the products have been received.
For arrangements in which the Company receives funding from third parties for research and development activities (excluding government sponsored arrangements), the Company assesses whether the arrangement is within the scope of ASC 730 — Research and Development. When the Company is entitled to receive reimbursements, does not have an obligation to repay, does not transfer products or services, and is the primary beneficiary of the activities, the Company records the reimbursable amounts as a reduction to research and development expense. Amounts reimbursed in excess of the cost incurred by the Company are recorded within other income (expense), net on the Consolidated Statements of Operations.
Reimbursable amounts recorded as a reduction to research and development expenses were $0.3 million during the year ended December 31, 2024 and were not material during the year ended December 31, 2023. The amount reimbursed in excess of costs incurred by the Company related to activities funded by third parties was $0.4 million in both the years ended December 31, 2024 and 2023. No reimbursable amounts were received during the year ended December 31, 2022.
Selling, General and Administrative Expenses
Selling, general and administrative expense consists primarily of personnel costs for our sales and marketing, finance, legal, human resources, and general management teams, shipping and handling for product sales, other general and administrative costs, as well as professional services costs, such as marketing, advertising, legal and accounting services, and allocated overhead costs that include facility and other related costs. The classification of shipping and handling costs for product sales as selling, general and administrative expenses varies from company to company with some companies recording these as selling, general and administrative expenses and others recording such expenses within costs of goods sold for products. To the extent the classification of the Company’s shipping and handling costs differs from the reporting approach used by other companies, the Company’s gross margins may not be comparable with those reported by such other companies.
Net Loss Per Share
Basic net loss per common share attributable to common stockholders is calculated by dividing the loss attributable to common stockholders by the weighted-average number of common shares outstanding. Diluted net loss per common share attributable to common stockholders is calculated under the treasury stock method by dividing the loss attributable to common stockholders by the diluted weighted-average number of common shares outstanding. Diluted weighted-average shares outstanding reflect the dilutive effect, if any, of potential common shares issued, such as unvested common stock, unvested restricted stock units (“RSUs”), common stock options, and shares estimated to be purchased under the Company’s employee stock purchase plan (“ESPP”). During periods when the Company is in a net loss position, these potential common shares are excluded from the diluted net loss per common share attributable to common stockholders because their effect would be anti-dilutive. Accordingly, basic and diluted net loss per common share attributable to common stockholders were the same for all periods presented.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash deposits and short-term, highly liquid marketable securities that are readily convertible into cash, with original maturities of three months or less. Cash and cash equivalents consist of the following (in thousands):
	As of December 31,
	2024	2023
Cash	$12,283	$12,162
Money market funds	44,426	155,367
Marketable securities	—	6,893
Total cash and cash equivalents	$56,709	$174,422
Restricted Cash
The following table summarizes the period ending cash and cash equivalents as presented on the Consolidated Balance Sheets and the total cash, cash equivalents, and restricted cash as presented on the Consolidated Statements of Cash Flows (in thousands):
	As of December 31,
	2024	2023
Cash and cash equivalents	$56,709	$174,422
Restricted cash	2,610	2,604
Cash, cash equivalents, and restricted cash	$59,319	$177,026
Restricted cash consists of collateral for a letter of credit issued as security for two of the Company’s leased facilities and to secure the Company’s corporate credit card program. The short-term or long-term classification is determined in accordance with the expiration of the underlying letter of credit and security.
Marketable Securities
The Company’s current portfolio of marketable securities is entirely debt securities and may at any time include commercial paper, U.S. Treasuries, corporate notes and bonds, U.S. Government agency bonds, certificates of deposit, and similar types of debt securities. Marketable debt securities with original maturities of three months or less at the time of purchase are recorded in cash equivalents on the Consolidated Balance Sheets as they are considered highly liquid and readily convertible into cash. All other marketable securities, including those with maturities beyond one year, are recorded as current assets on the Consolidated Balance Sheets based on their highly liquid nature and because such securities are available for use in current operations.
The Company classifies its marketable securities as either held to maturity, available-for-sale, or trading at the time of purchase and re-evaluates such classification at each balance sheet date. All of the Company’s marketable securities are currently classified as available-for-sale as it may use them in current operations. Available-for-sale securities are recorded at fair value (refer to Note 6 — Fair Value of Financial Instruments).
Unrealized gains and losses (other than impairment or credit related losses) are recorded in accumulated other comprehensive income (loss), a component of stockholders’ equity on the Consolidated Balance Sheets. Realized gains and losses are determined using the specific identification method and are recorded in other income (expense), net on the Consolidated Statements of Operations.
At least quarterly, the Company monitors its marketable securities for impairment. In the event a security’s fair value is less than its amortized cost basis, the Company evaluates whether an impairment exists and if the impairment is a result of credit loss or other factors. For a security in an unrealized loss position, if the Company intends to sell the security in an unrealized loss position, or it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis, an impairment loss equal to the difference between the security’s fair value and amortized cost basis is recorded in other income (expense), net on the Consolidated Statement of Operations. Additionally, the Company determines if a credit loss exists by considering information about the collectability of the security, current market conditions, and the issuer’s financial condition. If a decline in fair value is a result of a credit loss, an allowance for credit losses is recorded in other income (expense), net on the Consolidated Statement of Operations, limited to the portion attributed to the credit loss.
The Company has also elected the practical expedient to separately present accrued interest receivable from its marketable securities balance. Such accrued interest is recorded in prepaid expenses and other current assets on the Consolidated Balance Sheets and is not included in the assessment and measurement of impairment of its marketable securities.
Inventory
Inventory consists of instruments, assays, and the materials required to manufacture instruments and assays.
Inventory is stated at the lower of cost or net realizable value on a first-in, first-out (“FIFO”) basis and includes the cost of materials, labor, and manufacturing overhead. The Company analyzes its inventory levels on each reporting date for slow-moving, excess, and obsolete inventory, and inventory expected to expire prior to being used. These analyses require judgment and are based on factors including, but not limited to, recent historical activity, anticipated or forecasted demand for the Company’s products (developed through its planning and sales and marketing inputs, scientific data supporting the estimated life of materials that expire and market conditions). If the Company identifies adverse conditions exist, such as unfavorable changes in estimated customer demand, the lives of materials that expire, or actual market conditions that may differ from its projections, the carrying value of the inventory is reduced to its estimated net realizable value by providing estimated reserves for excess or obsolete inventory.
Property and Equipment
Property and equipment, including leasehold improvements, are stated at cost, net of accumulated depreciation. These assets are depreciated over their estimated useful lives using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred, whereas significant expenditures that extend the useful lives of existing assets are capitalized as additions to property and equipment.
Depreciation is calculated based upon the following estimated useful lives:
Estimated Useful Life
Laboratory and manufacturing equipment	5 years
Furniture and fixtures	7 years
Computers and software	3 years
Leasehold improvements	Shorter of asset’s life or remaining lease term
The Company develops and modifies software related to the operation of some of its instruments and internal use software supporting the Company’s operations. Certain costs incurred during the application development stage including external direct costs of services used in the development or internal personnel costs for employees directly associated with the development are capitalized. These capitalized software development costs are recorded in property and equipment on the Consolidated Balance Sheets. The Company begins depreciating these costs over the life of the related asset upon completion of a working model or when it is ready for its intended use. Costs incurred during the preliminary project stage and post-configuration stages are expensed as incurred.
Cloud Computing Costs
For cloud computing arrangements that include a software license or software-as-a-service contracts, certain implementation costs incurred are capitalized and recorded in prepaid expenses and other current assets, and other non-current assets on the Consolidated Balance Sheets. These costs are amortized over the noncancellable term of the cloud computing service contract, plus any optional renewal periods that are reasonably certain to be exercised, once the service is ready for its intended use. As of December 31, 2024, the Company capitalized $1.2 million of cloud computing implementation costs. Amounts capitalized as of December 31, 2023 and expensed during the years ended December 31, 2024, 2023 and 2022 were not material.
Leases
The Company enters into operating leases for office, laboratory, and manufacturing spaces, as well as office equipment, and determines whether an arrangement is a lease at inception of the arrangement. The Company accounts for a lease when it has the right to control the leased asset for a period of time, while obtaining substantially all of the assets’ economic benefits. Leases are recorded on the Consolidated Balance Sheets as operating lease right-of-use (“ROU”) assets and current or non-current operating lease liabilities. All of the Company’s leases are classified as operating leases.

Operating lease ROU assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of the future minimum lease payments over the lease term and any initial direct costs incurred. Initial direct costs are incremental costs of a lease that would not have been incurred had the lease not been executed. The discount rate used to determine the present value of the lease payments is the Company’s incremental borrowing rate on a collateralized basis for a similar term and amount, as generally an implicit rate in the lease is not readily determinable. To estimate its incremental borrowing rate, a credit rating applicable to the Company is estimated using a synthetic credit rating analysis since the Company does not currently have an agency-based credit rating.
The Company’s lease agreements can contain lease and non-lease components. The Company accounts for the lease and fixed payments for non-lease components as a single lease component under ASC 842 — Leases, which increases the amount of the ROU assets and lease liabilities. Most of the Company’s lease agreements also contain variable payments, primarily maintenance, utility, and other-related costs, which are expensed as incurred and not included in the measurement of the ROU assets and lease liabilities.
Some of the Company’s leases contain options to extend or terminate the lease. When determining the lease term, these options are included in the measurement and recognition of the Company’s ROU assets and lease liabilities when it is reasonably certain that the Company will exercise the option(s). The Company considers various economic factors when making this determination, including, but not limited to, the significance of leasehold improvements incurred in the leased space, the difficulty in replacing the asset, underlying contractual obligations, and specific characteristics unique to a particular lease. Subsequent to entering into a lease arrangement, the Company reassesses the certainty of exercising options to extend or terminate a lease. When it becomes reasonably certain that the Company will exercise an option that was not included in the lease term, the Company accounts for the change in circumstances as a lease modification, which results in the remeasurement of the ROU asset and lease liability as of the modification date.
Leases with a term of 12 months or less upon commencement are not recorded on the Consolidated Balance Sheets and are recorded to expense on a straight-line basis over the lease term.
Impairment of Goodwill
The Company assesses goodwill for impairment at the reporting unit level annually and whenever events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Such events or circumstances could include the occurrence of operating losses, a significant decline in earnings, or significant changes in or restructuring of the business. The impairment test is first performed at the reporting unit level using a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than the carrying value. If the reporting unit does not pass the qualitative assessment, the reporting unit’s carrying value is compared to its fair value, using estimates including forecasts of discounted future cash flows and peer market multiples. An impairment charge is recorded equal to the excess of the reporting unit’s carrying value over its fair value.
The Company recorded an impairment charge on its entire goodwill balance during the year ended December 31, 2022 (refer to Note 18 — Restructuring) and had no goodwill recorded at December 31, 2024 or 2023.
Impairment of Long-Lived Assets
The Company’s long-lived assets consist of operating lease ROU assets, property and equipment, and intangible assets. The Company reviews the carrying amount of its long-lived assets for impairment whenever events or circumstances indicate that the estimated useful lives may warrant revision, or that the carrying amount of the assets may not be fully recoverable. To assess whether a long-lived asset or group of assets has been impaired, the estimated undiscounted and discounted future cash flows for the estimated remaining useful life or estimated lease term, of the asset (or the primary asset in the asset group) are compared to their carrying values. Significant judgment is required to estimate future cash flows, including, but not limited to, the expected use of the asset (group), historical customer retention rates, technology roadmaps, customer awareness, trademark and trade name history, contractual provisions that could limit or extend an asset’s useful life, market data, discount rates, potential sublease opportunities including rent and rent escalation rates, time to sublease, and free rent periods. To the extent that the future cash flows are less than the carrying value, the asset(s) are impaired and written down to estimated fair value.
Fair Value of Financial Instruments
The carrying amount reflected on the Consolidated Balance Sheets for cash, restricted cash, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued compensation and benefits, and accrued expenses and other current liabilities approximate their fair values due to their short-term nature.
Additionally, the Company has certain financial assets that are required to be measured at fair value on a recurring basis including cash equivalents and marketable securities. Pursuant to the accounting standards for fair value measurements, the fair values of these financial assets are classified as Level 1, 2, or 3 within the fair value hierarchy as follows:
•
Level 1:   Observable inputs based on unadjusted quoted prices in active markets for identical assets.

•
Level 2:   Inputs, other than Level 1 inputs, that are observable either directly or indirectly, such as quoted prices for similar assets, quoted prices in markets that are not active, other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets.

•
Level 3:   Unobservable inputs for which there is little or no market data and such inputs are significant to the fair value of the assets. These inputs reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.
Income Taxes
The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Consolidated Financial Statements or tax returns. Deferred tax assets and liabilities are determined based on differences between the carrying amount and the tax basis of the assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded if, based on the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
The Company accounts for uncertain tax positions using a more likely than not threshold for recognizing uncertain tax positions, in accordance with ASC 740 — Income Taxes. The evaluation of uncertain tax positions is based on factors that include, but are not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity, and changes in facts or circumstances related to a tax position. The Company evaluates uncertain tax positions on an ongoing basis and adjusts any liability recorded to reflect subsequent changes in the relevant facts surrounding the uncertain positions. Amounts recorded for uncertain tax positions, including interest and penalties, are recorded in income tax (expense) benefit on the Consolidated Statement of Operations.
Credit, Product, and Supplier Concentrations, and Off-Balance-Sheet Risk
Financial instruments that potentially expose the Company to concentrations of credit risk primarily consist of cash, cash equivalents, marketable securities, and accounts receivable. The Company limits its risk exposure by having its cash, cash equivalents, and marketable securities held at large commercial banks and investing in highly rated marketable securities. Maximum exposure to losses related to cash, cash equivalents, marketable securities, and accounts receivable are limited to their carrying amounts.
As of December 31, 2024, no customer accounted for greater than 10% of the Company’s gross accounts receivable. As of December 31, 2023, one customer with $3.6 million of receivables accounted for greater than 10% of the Company’s gross accounts receivable. Customers outside the United States represented 40% and 38% of the Company’s gross accounts receivable balance as of December 31, 2024 and 2023, respectively.
For the year ended December 31, 2024, no customers accounted for greater than 10% of the Company’s total revenue. For the year ended December 31, 2023, one customer of approximately $14.0 million revenue accounted for greater than 10% of the Company’s total revenue. For the year ended December 31, 2022, one customer of approximately $13.7 million revenue accounted for greater than 10% of the Company’s total revenue.
The Company is also subject to supply chain risks related to outsourced manufacturing of some of its instruments. Although there are a limited number of manufacturers for its instruments, the Company believes that other suppliers could provide similar manufacturing on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would adversely affect operating results. In addition to outsourced manufacturing of some of its instruments, the Company also purchases antibodies through a number of different suppliers. Although a disruption in service from any one of its antibody suppliers is possible, the Company believes that it would be able to find an adequate supply from alternative suppliers.
Stock-Based Compensation
The Company measures and recognizes stock-based compensation expense by calculating the estimated fair value of stock options, RSUs, or purchase rights issued under the Company’s ESPP on the grant date. The Company generally issues new common shares upon exercise of options and vesting of RSUs. Awards granted by the Company are routine in nature including new hire, annual, and promotion grants.
The fair value of stock options and purchase rights under the ESPP is estimated using the Black-Scholes option-pricing model. The Black-Scholes model requires the Company to make assumptions about the expected or contractual term of the option or purchase right, the expected volatility, risk-free interest rates, and expected dividend yield. The Company estimates the expected term of options granted to employees utilizing historical exercise data. The expected term is applied to the stock option grant group as a whole, as the Company does not expect substantially different exercise or post-vesting termination behavior among its employee population. During 2024 and 2023, the expected volatility was based on the Company’s historical volatility. Prior to 2023, the expected volatility was estimated based on both the Company’s volatility and the average volatility for comparable publicly traded companies over a period equal to the expected term of the related stock-based awards. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant, commensurate with the expected term. The expected dividend yield is zero as the Company has never paid dividends and has no current plans to pay any dividends on common stock.
The fair value of RSUs is determined using the closing market price of the Company’s common stock on the grant date.
The Company recognizes stock-based compensation expense on a straight-line basis over an award’s requisite service period, which is the vesting period for stock options and RSUs, and the offering period for purchase rights under the ESPP. The Company recognizes forfeitures as they occur.
Advertising
The Company expenses the cost of advertising as incurred and records them in selling, general and administrative expense on the Consolidated Statements of Operations. Advertising expense was $0.5 million, $0.3 million, and $0.3 million for the years ended December 31, 2024, 2023, and 2022, respectively.
Recent Accounting Pronouncements
Recently Adopted Accounting Standards
In November 2023, the FASB issued ASC Update No. 2023-07, Segment Reporting (Topic 280): Improvement to Reportable Segment Disclosures (“ASU 2023-07”). This update requires single reportable segment entities to comply with all disclosure requirements within Topic 280. This update also enhances reportable segment disclosure requirements by requiring public entities to provide disclosures of significant segment expense categories and amounts that are regularly reviewed by the chief operating decision maker, and other segment items, as well as disclosures about, and a reconciliation to, a reportable segment’s profit or loss. The new standard became effective for the Company’s annual financial statements for the period beginning on January 1, 2024 and is applicable for interim financial statements for the periods beginning on January 1, 2025. The Company adopted this standard on a retrospective basis to all periods presented and such adoption did not have a material impact on the Company’s Consolidated Financial Statements or related disclosures.
In June 2022, the FASB issued ASC Update No. 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. This update clarifies the guidance in Topic 820 related to measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, as well as introduces new disclosure requirements for these types of equity securities. The new standard became effective for the Company on January 1, 2024. The Company adopted this standard on a prospective basis and such adoption did not have a material impact on the Company’s Consolidated Financial Statements or related disclosures.
Recent Accounting Standards To Be Adopted
In December 2024, the FASB issued ASC Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This update enhances income tax disclosure requirements by requiring public entities to provide additional information in its tax rate reconciliation and additional disclosures about income taxes paid. The update is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance and the amendments in this update should be applied prospectively, but entities have the option to apply it retrospectively. The Company is currently evaluating the impact that the standard will have on its Consolidated Financial Statements.
In November 2024, the FASB issued ASC Update No. 2024-03, Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures. This update enhances disclosure of an entity’s expenses, primarily through additional disaggregation of income statement expenses. The update also requires entities to disclose qualitative descriptions of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. The amendments in this update should be applied prospectively, but entities have the option to apply it retrospectively. The new standard will be effective for the Company’s annual financial statements for the period beginning on January 1, 2027, and interim reporting periods beginning January 1, 2028. The Company is currently evaluating the impact that the adoption of this standard will have on financial disclosures.

Note 3.   Revenue and Related Matters
Revenue from Contracts with Customers
The Company’s customers primarily consist of entities engaged in the life sciences research that pursue the discovery and development of new drugs for a variety of neurologic, oncologic, cardiovascular, infectious disease, and other protein biomarkers associated with diseases. The Company’s customer base includes pharmaceutical, biotechnology, contract research organizations, academic, and government institutions.
Disaggregated Revenue
When disaggregating revenue, the Company considers all of the economic factors that may affect its revenues. The following tables disaggregate the Company’s revenue from contracts with customers by geography, based on the location products and services are consumed, and revenue type (in thousands):
	Year Ended December 31, 2024
	North America	EMEA	Asia Pacific	Total
Product revenue:
Instruments	$3,924	$3,857	$2,699	$10,480
Consumable and other products	39,794	20,760	8,706	69,260
Total	$43,718	$24,617	$11,405	$79,740
Service revenue:
Research services	$31,252	$5,833	$913	$37,998
Service-type warranties	6,319	3,490	798	10,607
Other services	1,618	976	45	2,639
Total	$39,189	$10,299	$1,756	$51,244
Collaboration and license revenue:	$3,681	$—	$771	$4,452
Total	$3,681	$—	$771	$4,452
	Year Ended December 31, 2023
	North America	EMEA	Asia Pacific	Total
Product revenue:
Instruments	$6,374	$4,384	$4,947	$15,705
Consumable and other products	35,122	21,216	7,627	63,965
Total	$41,496	$25,600	$12,574	$79,670
Service and other revenues:
Research services	$24,706	$2,000	$1,122	$27,828
Service-type warranties	6,265	3,001	613	9,879
Other services	1,436	951	(5)	2,382
Total	$32,407	$5,952	$1,730	$40,089
Collaboration and license revenue:	$1,380	$—	$—	$1,380
Total	$1,380	$—	$—	$1,380

	Year Ended December 31, 2022
	North America	EMEA	Asia Pacific	Total
Product revenue:
Instruments	$9,254	$8,362	$7,388	$25,004
Consumable and other products	25,894	14,514	4,396	44,804
Total	$35,148	$22,876	$11,784	$69,808
Service and other revenue:
Research services	$22,493	$1,013	$147	$23,653
Service-type warranties	5,581	2,779	480	8,840
Other services	1,144	722	136	2,002
Total	$29,218	$4,514	$763	$34,495
Collaboration and license revenue:	$274	$323	$52	$649
Total	$274	$323	$52	$649
UltraDx Product Sales Agreement
On May 26, 2022, the Company and UltraDx Limited (“UltraDx”), a company formed by ARCH Venture Partners (“ARCH”), entered into an agreement (the “UltraDx Agreement”). Under the UltraDx Agreement, the Company agreed to supply UltraDx with HD-X instruments (both fully assembled and disassembled), assays and assay components, and granted a co-exclusive license to manufacture, seek Chinese regulatory approval of (including performance of any necessary research and development activities), and commercialize, HD-X instruments assembled in China and related assays in the Chinese in vitro diagnostic (“IVD”) market. Refer to Note 16 — Related Party Transactions for a discussion of the related party relationships between Quanterix and these entities.
Under the UltraDx Agreement, the consideration due to the Company included cash proceeds and contingent, non-cash consideration in the form of ordinary shares of UltraDx with a deemed fair value of $1.0 million. The issuance of the shares was contingent on UltraDx completing a preferred share financing under the terms and conditions in the UltraDx Agreement. Given the uncertainty of the completion of the preferred share financing, the Company concluded that the non-cash consideration related to the ordinary shares was variable consideration that was fully constrained at contract inception.
In the second quarter of 2023, UltraDx completed the qualified preferred share financing and issued to the Company 1.0 million ordinary shares. Refer to Note 6 — Fair Value of Financial Instruments for the Company’s disclosures related to determining the fair value of the shares received and Note 20 — Variable Interest Entities for the Company’s evaluation under the VIE guidance of investments in other entities.
During the years ended December 31, 2024, 2023, and 2022, the Company recognized $1.1 million, $1.8 million, and $1.9 million, respectively, of revenue from UltraDx. The amount recognized during the year ended December 31, 2023 includes the one-time revenue from the receipt of the UltraDx shares.
Eli Lilly and Company Service Revenue Agreements
On February 25, 2022, the Company entered into a Master Collaboration Agreement with Eli Lilly and Company (“Lilly”) establishing a framework for future projects focused on the development of Simoa immunoassays (the “Lilly Collaboration Agreement”). The Company also entered into an initial statement of work (the “SOW”) under the Lilly Collaboration Agreement to perform assay research and development services within the field of Alzheimer’s disease. Under the SOW, the Company received $1.5 million per calendar quarter, which began in the first quarter of 2022. The initial SOW automatically renewed on a quarterly basis.
During the second quarter of 2024, Lilly launched its CertuitAD test. As a result, on May 14, 2024, Lilly provided notice to terminate the SOW in accordance with the terms of the Lilly Collaboration Agreement, effective August 22, 2024. Under the terms of the SOW, the Company received a final quarterly payment of $1.5 million in the third quarter of 2024. The Lilly Collaboration Agreement remains in effect and the Company continues to provide products and services to Lilly under other contractual arrangements.
Concurrent with the execution of the Lilly Collaboration Agreement, the Company entered into a Technology License Agreement (the “Lilly License”) under which Lilly granted the Company a non-exclusive license to Lilly’s proprietary p-Tau 217 antibody technology for use in research use only products and services and future IVD applications within the field of Alzheimer’s disease. In consideration of the Lilly License, the Company paid an upfront fee, is required to make milestone payments based on the achievement of predetermined regulatory and commercial events, and will pay royalties on net sales of licensed products. In the third quarter of 2024, the Company announced that it will offer research use only instrumentation and consumables to develop p-Tau 217 blood tests and services using the p-Tau 217 antibody technology licensed from Lilly.
During the years ended December 31, 2024, 2023, and 2022, the Company recognized $4.5 million, $6.0 million, and $10.9 million, respectively, of revenue from the Lilly Collaboration Agreement.
Contract Assets
There were no contract assets as of December 31, 2024 or December 31, 2023.
Deferred Revenue
During the years ended December 31, 2024 and 2023, the Company recognized $7.9 million and $7.7 million of revenue, respectively, related to its deferred revenue balance at January 1 of each such period.
Remaining Performance Obligations
As of December 31, 2024, the aggregate amount of transaction prices allocated to performance obligations that were not yet satisfied, or were partially satisfied, was $9.9 million. Of the performance obligations not yet satisfied or partially satisfied, $8.8 million is expected to be recognized as revenue in the next 12 months, with the remainder expected to be recognized thereafter. The $9.9 million primarily consists of amounts billed for undelivered services related to initial and extended service-type warranties and research services.
Costs to Obtain a Contract
Changes in costs to obtain a contract were as follows (in thousands):
	2024	2023	2022
Balance at December 31 of prior year	$288	$377	$440
Capitalization of costs to obtain a contract	362	528	1,387
Recognition of costs to obtain a contract	(358)	(617)	(1,450)
Balance at December 31	$292	$288	$377
The Company evaluates potential impairment of these amounts at each balance sheet date, and no related impairments were recorded during the years ended December 31, 2024, 2023, and 2022, respectively.
Grant Revenue
All of the Company’s grant revenue is generated within North America. Grant revenue for the years ended December 31, 2024, 2023, and 2022 was $2.0 million, $1.2 million, and $0.6 million, respectively.
NIH Grant
On September 21, 2022, the Company and the National Institutes of Health (the “NIH”), an agency of the U.S. Department of Health and Human Services, entered into a contract (the “NIH Grant”) with a total award value of $1.7 million. The NIH granted the Company funding in support of the development of certain point-of-care diagnostic technologies through collaborative efforts. Grant funding is to be used solely for activities related to the point-of-care diagnostic device development project and the contract period runs through August 2025. Receipt of the award value occurs throughout the term of the contract period and after the Company submits for reimbursement of activities related to the grant. As of December 31, 2024, the Company had received $1.1 million of the award value.
During the years ended December 31, 2024 and 2023, grant revenue recognized was $0.8 million and $0.7 million, respectively, and research and development expenses incurred were $0.8 million and $0.6 million, respectively. During the year ended December 31, 2022, grant revenue recognized and research and development expenses incurred were not material.
ADDF Grant
On March 24, 2022, the Company and the Alzheimer’s Drug Discovery Foundation (the “ADDF”) entered into a contract (the “ADDF Grant”) with a total funding value of $2.3 million. The ADDF is a charitable venture philanthropy entity that granted the Company funding in support of certain activities for the development of an IVD test for early detection of Alzheimer’s disease. The ADDF Grant restricts the Company’s use of the granted funds solely for activities related to the Company’s

Alzheimer’s diagnostic test development project and the contract period runs through June 2024. Receipt of the contract funding was subject to achievement of pre-defined milestones, and as of December 31, 2023, the Company had received the total funding value of $2.3 million.
During the years ended December 31, 2024, 2023, and 2022, grant revenue recognized was $1.1 million, $0.5 million, and $0.6 million, respectively, and research and development expenses incurred were $1.1 million, $0.5 million, and $0.6 million, respectively. As of December 31, 2024, the Company had no remaining deferred revenue related to the ADDF Grant.
Note 4.   Allowance for Credit Losses
The change in the allowance for credit losses on accounts receivable is summarized as follows (in thousands):
	2024	2023	2022
Balance at December 31 of prior year	$454	$118	$419
Provision for expected credit losses	712	729	752
Write-offs and recoveries collected	(124)	(393)	(1,053)
Balance at December 31	$1,042	$454	$118
Note 5.   Marketable Securities
The amortized cost, gross unrealized gains, gross unrealized losses, and fair value of the Company’s marketable securities by major security type were as follows (in thousands):
	As of December 31, 2024
	Amortized cost	Unrealized Gains	Unrealized Losses	Fair Value
Commercial paper	$1,494	$—	$—	$1,494
U.S. Treasuries	61,891	19	(53)	61,857
U.S. Government agency bonds	93,987	89	(98)	93,978
Corporate bonds	74,937	148	(1)	75,084
Total marketable securities	$232,309	$256	$(152)	$232,413
Marketable securities are reported in the following Consolidated Balance Sheets captions:
Marketable securities				$232,413
Total marketable securities				$232,413
	As of December 31, 2023
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Commercial paper	$53,482	$23	$(12)	$53,493
U.S. Treasuries	4,896	1	—	4,897
U.S. Government agency bonds	28,366	39	(7)	28,398
Corporate bonds	66,726	289	(8)	67,007
Total marketable securities	$153,470	$352	$(27)	$153,795
Marketable securities are recorded in the following Consolidated Balance Sheets captions:
Cash and cash equivalents				$6,893
Marketable securities				146,902
Total marketable securities				$153,795
The following table shows the fair value and gross unrealized losses of the Company’s available-for-sale securities with unrealized losses that are not deemed to be other-than-temporary, aggregated by major security type and length of time that the individual securities have been in a continuous unrealized loss position (in thousands):

	Less Than 12 Months
As of December 31, 2024	Fair Value	Unrealized Losses
U.S. Treasuries	$35,085	$(53)
U.S. Government agency bonds	32,148	(98)
Corporate bonds	7,415	(1)
Total	$74,648	$(152)
	Less Than 12 Months
As of December 31, 2023	Fair Value	Unrealized Losses
Commercial paper	$32,137	$(12)
U.S. Government agency bonds	15,861	(7)
Corporate bonds	8,367	(8)
Total	$56,365	$(27)
The Company did not have any individual securities in a continuous loss position for greater than 12 months, and there were no individual securities that were in a significant unrealized loss position as of December 31, 2024 or 2023. For marketable securities in an unrealized loss position, the Company does not intend to sell them before recovery of their amortized cost bases, it is not more likely than not that the Company will be required to sell them before recovery of their amortized cost bases, and the unrealized losses are not credit related. Accordingly, the Company has not recorded any impairment losses or a credit loss allowance.
The Company did not sell any marketable securities or record any realized gains or losses for the years ended December 31, 2024 and 2023. At December 31, 2024 and 2023, the Company had $1.6 million and $1.0 million of accrued interest receivable on its marketable securities, respectively.
The following table summarizes the contractual maturities of the Company’s marketable securities (in thousands):
	As of December 31, 2024		As of December 31, 2023
	Amortized cost	Fair Value	Amortized Cost	Fair Value
Due within one year	$197,141	$197,306	$95,188	$95,232
Due in one to two years	35,168	35,107	58,282	58,563
Total	$232,309	$232,413	$153,470	$153,795
Note 6.   Fair Value of Financial Instruments
Recurring Fair Value Measurements
The following tables present the Company’s fair value hierarchy for its financial assets that are measured at fair value on a recurring basis (in thousands):
As of December 31, 2024	Total	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Financial assets:
Cash equivalents:(1)
Money market funds	$44,426	$44,426	$—	$—
Total cash equivalents	$44,426	$44,426	$—	$—
Marketable securities:
Commercial paper	$1,494	$—	$1,494	$—
U.S. Treasuries	61,857	—	61,857	—
U.S. Government agency bonds	93,978	—	93,978	—
Corporate bonds	75,084	—	75,084	—
Total marketable securities	232,413	—	232,413	—
Total financial assets	$276,839	$44,426	$232,413	$—

As of December 31, 2023	Total	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Financial assets:
Cash equivalents:(1)
Money market funds	$155,367	$155,367	$—	$—
Commercial paper	1,996	—	1,996	—
U.S. Treasuries	4,897	—	4,897	—
Total cash equivalents	$162,260	$155,367	$6,893	$—
Marketable securities:
Commercial paper	$51,498	$—	$51,498	$—
U.S. Government agency bonds	28,398	—	28,398	—
Corporate bonds	67,006	—	67,006	—
Total marketable securities	146,902	—	146,902	—
Total financial assets	$309,162	$155,367	$153,795	$—

(1)
Included in cash and cash equivalents on the Consolidated Balance Sheets.

Cash equivalents and marketable securities classified as Level 2 financial assets are initially valued at their purchase price and subsequently valued at the end of each reporting period utilizing third party pricing services or other observable data. The pricing services utilize industry standard valuation methods, including both income and market-based approaches, and observable market inputs to determine the fair value. These observable market inputs include reportable trades, benchmark yields, credit spreads, broker/dealer quotes, bids, offers, current spot rates, and other industry and economic events.
Nonrecurring Fair Value Measurements
In the second quarter of 2023, the Company received 1.0 million ordinary shares in UltraDx under the UltraDx Agreement (refer to Note 3 — Revenue and Related Matters). As UltraDx is a privately held entity, there is minimal market activity or other financial information available to determine the fair value of UltraDx’s shares and therefore this investment is considered a Level 3 financial asset.
Pursuant to ASC 321 — Investments — Equity Securities, the Company uses the measurement alternative for equity investments without readily determinable fair values and recognizes its equity investment in UltraDx at cost, less any impairment, and adjusted for any observable price changes in orderly transactions. The ordinary shares received were valued at $0.8 million upon receipt, primarily using the third-party purchase price of similar interests issued during UltraDx’s financing that closed in the second quarter of 2023. Changes in the inputs and assumptions used would have resulted in a higher or lower fair value measurement.
The Company’s non-marketable equity investment in UltraDx contains certain restrictions related to the sale or transfer of the securities. The restrictions are in place indefinitely and cannot lapse. No adjustment to the fair value was required as a result of adopting ASU 2022-03 on January 1, 2024.
During the year ended December 31, 2024, the Company did not record adjustments to the fair value of its non-marketable equity investment. To date, the cumulative fair value adjustments have not been material. As of both December 31, 2024 and December 31, 2023, the carrying value of the Company’s Level 3 financial asset was $0.8 million and is included in other non-current assets on the Consolidated Balance Sheets. Refer to Note 20 — Variable Interest Entities for the Company’s evaluation under the VIE guidance of investments in other entities.
Other Fair Value Disclosures
During the years ended December 31, 2024 and 2023, the Company did not transfer financial assets between levels of the fair value hierarchy. Additionally, there have been no changes to the valuation techniques for Level 2 or Level 3 financial assets.

Note 7.   Inventory
Inventory, net of inventory reserves, consisted of the following (in thousands):
	As of December 31,
	2024	2023
Raw materials	$7,215	$5,114
Work in process	7,980	5,439
Finished goods	17,580	15,570
Total inventory	$32,775	$26,123
Note 8.   Property and Equipment
Property and equipment consisted of the following (in thousands):
	As of December 31,
	2024	2023
Laboratory and manufacturing equipment	$14,648	$13,141
Furniture and fixtures	1,999	1,905
Computers and software	6,036	3,927
Leasehold improvements	13,291	13,074
Total cost	35,974	32,047
Less: accumulated depreciation	(18,824)	(14,121)
Property and equipment, net	$17,150	$17,926
The Company incurred depreciation expense of $4.8 million, $4.7 million, and $3.5 million for the years ended December 31, 2024, 2023, and 2022, respectively. Substantially all of the Company’s property and equipment is located in North America.
During the year ended December 31, 2023, the Company had $0.8 million of disposals related to equipment no longer being used by the Company. There were no material disposals during the years ended December 31, 2024, and 2022.
For the year ended December 31, 2024, the Company did not record any impairments related to property and equipment. For the years ended December 31, 2023 and 2022, except for the impairments related to leasehold improvements associated with two leased facilities that were not being used at the time (refer to Note 14 — Leases), impairments related to property and equipment were not material.
As of December 31, 2024 and 2023, total gross capitalized software development costs were $4.3 million and $1.1 million, respectively. Depreciation of capitalized software costs was $0.8 million for the year ended December 31, 2024 and was not material for the years ended December 31, 2023 and 2022.
Note 9.   Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):
	As of December 31,
	2024	2023
Accrued professional services	$4,897	$1,596
Accrued royalties	1,361	1,689
Accrued tax liabilities	1,018	822
Other accrued expenses	1,575	1,948
Total accrued expenses and other current liabilities	$8,851	$6,055
Note 10.   Stock-Based Compensation
Stock-Based Compensation Plans
In December 2017, the Company adopted the 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”), under which it may grant incentive stock options, non-qualified stock options, RSUs, and other stock-based awards. As of December 31, 2017, the 2017 Plan allowed for the issuance of (1) up to 1.0 million shares of common stock and (2) up to 2.5 million shares of common stock represented by awards granted under the 2007 Stock Option and Grant Plan (which was terminated upon completion of the Company’s initial public offering) that were forfeited, expired, or cancelled without delivery of shares or which result in the forfeiture of shares of common stock back to the Company on or after the date the 2017 Plan became effective. The 2017 Plan contains an “evergreen” provision, which allows for an annual increase in the number of shares of common stock available for issuance under the 2017 Plan on the first day of each fiscal year during the period beginning in 2019 and ending in 2027. The annual increase is equal to the lowest of (1) 4% of the number of shares of common stock outstanding as of such date and (2) an amount determined by the Company’s Board of Directors or Compensation Committee. As of December 31, 2024, 4.6 million shares were outstanding and there were 3.8 million shares available for grant under the 2017 Plan.
In December 2017, the Company adopted the 2017 Employee Stock Purchase Plan (the “2017 ESPP”). As of December 31, 2019, the 2017 ESPP allowed for the issuance of up to 0.6 million shares of common stock. The 2017 ESPP contains an “evergreen” provision, which allows for an increase in the number of shares under the plan on the first day of each fiscal year beginning with 2018 and ending in 2027. The increase is equal to the lowest of: (1) 1% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (2) an amount determined by the Company’s Board of Directors or Compensation Committee. As of December 31, 2024, 2.0 million shares were available for grant under the 2017 ESPP.
The 2017 ESPP provides for six-month offering periods commencing and ending on March 1 through August 31, and September 1 through February 28. During the years ended December 31, 2024, 2023, and 2022, employees purchased 78 thousand, 121 thousand, and 57 thousand shares, respectively, of the Company’s common stock pursuant to the 2017 ESPP.
Stock Options
Under the 2017 Plan, stock options may not be granted with exercise prices of less than fair market value on the date of the grant. Options generally vest ratably over a four-year period with 25% vesting on the first anniversary and the remaining 75% vesting ratably on a monthly basis over the remaining three years. These options expire ten years after the grant date.
Stock option activity for the year ended December 31, 2024 is presented below (in thousands, except per share and contractual life amounts):
	Number of options	Weighted-average exercise price per share	Weighted-average remaining contractual life (in years)	Aggregate intrinsic value
Outstanding at December 31, 2023	2,774	$19.62	7.9	$26,941
Granted	1,584	20.46
Exercised	(159)	11.71
Forfeited/expired	(636)	21.89
Outstanding at December 31, 2024	3,563	$19.94	7.7	$678
Exercisable at December 31, 2024	1,511	$21.18	6.3	$549
Vested and expected to vest at December 31, 2024	3,563	$19.94	7.7	$678
The total intrinsic value of stock options exercised was $1.9 million in 2024, $1.9 million in 2023, and $3.4 million in 2022.
Restricted Stock Units
RSUs represent the right to receive shares of common stock upon meeting specified vesting requirements. Shares are delivered to the grantee upon vesting, less shares for the payment of withholding taxes. RSU activity for the year ended December 31, 2024 is presented below (in thousands, except per share amounts):
	Number of shares	Weighted-average grant date fair value per share
Unvested as of December 31, 2023	1,328	$17.87
Granted	611	21.51
Vested	(522)	19.79
Forfeited	(302)	19.42
Unvested as of December 31, 2024	1,115	$18.55
Expected to convert at December 31, 2024	1,115	$18.55

The weighted average grant-date fair value per share of awards granted was $21.51 in 2024, $15.90 in 2023, and $18.32 in 2022.The total fair value of shares that vested was $10.3 million in 2024, $10.4 million in 2023, and $9.8 million in 2022.
Stock-Based Compensation Expense
Stock-based compensation expense was recorded in the following categories on the Consolidated Statements of Operations (in thousands):
	Year Ended December 31,
	2024	2023	2022
Cost of product revenue	$1,132	$839	$596
Cost of service and other revenue	1,142	1,124	819
Research and development	2,117	1,713	1,629
Selling, general and administrative	15,596	13,147	12,339
Total stock-based compensation	$19,987	$16,823	$15,383
As of December 31, 2024, there was $40.1 million of total unrecognized stock-based compensation expense related to unvested RSUs and stock options, which is expected to be recognized over the remaining weighted-average vesting period of 2.7 years.
The fair value of the Company’s stock options granted and purchase rights to the ESPP were estimated using the Black-Scholes valuation model with the following assumptions:
	Year Ended December 31,
	2024	2023	2022
Stock Options:
Risk-free interest rate	3.4% – 4.6%	3.5% – 4.7%	1.4% – 4.1%
Expected dividend yield	None	None	None
Expected term (in years)	5.3 – 5.4	5.0 – 5.2	5.0 – 5.8
Expected volatility	81.4% – 83.1%	71.1% – 83.1%	55.0% – 70.8%
Weighted-average grant date fair value per share	$14.43	$10.63	$9.88
Employee Stock Purchase Plan:
Risk-free interest rate	4.3% – 4.9%	5.2% – 5.5%	0.7% – 3.9%
Expected dividend yield	None	None	None
Expected term (in years)	0.5	0.5	0.5
Expected volatility	54.9% – 66.0%	72.8% – 82.5%	51.9% – 117.3%
Weighted-average grant date fair value per share	$3.84	$3.19	$3.53
Note 11.   Net Loss Per Share
The following table presents the computation of basic and diluted net loss per share (in thousands, except per share data):
	Year Ended December 31,
	2024	2023	2022
Numerator:
Net loss	$(38,531)	$(28,354)	$(99,574)
Denominator:
Weighted average common shares outstanding, basic and diluted	38,367	37,594	36,991
Net loss per share, basic and diluted	$(1.00)	$(0.75)	$(2.69)

As the Company was in a net loss position for all periods, the following common share equivalents were excluded from the calculation of diluted net loss per share because their effect would be anti-dilutive (in thousands):
	Year Ended December 31,
	2024	2023	2022
Stock options	3,561	2,783	2,432
Common stock and RSUs	1,341	1,513	908
Estimated ESPP purchases	8	23	52
Total dilutive shares	4,910	4,319	3,392
Note 12.   Income Taxes
The following table presents the components of loss before income taxes (in thousands):
	Year Ended December 31,
	2024	2023	2022
United States	$(39,968)	$(30,355)	$(92,360)
Foreign	1,871	2,720	(7,050)
Total loss before income taxes	$(38,097)	$(27,635)	$(99,410)
The following table summarizes income tax (expense) benefit (in thousands):
	Year Ended December 31,
	2024	2023	2022
Current:
United States
Federal	$—	$—	$—
State	(37)	(161)	(87)
Foreign	(683)	(850)	(372)
Total current income tax provision	(720)	(1,011)	(459)
Deferred
United States
Federal	—	—	10
State	—	—	13
Foreign	286	292	272
Total deferred income tax benefit	286	292	295
Total income tax expense	$(434)	$(719)	$(164)
A reconciliation of the federal statutory income tax rate to the effective tax rate is as follows:
	Year Ended December 31,
	2024	2023	2022
Federal statutory income tax rate	21.0%	21.0%	21.0%
Non-deductible executive compensation	(3.2)%	(2.6)%	—%
State taxes, net of federal benefit	2.7%	(0.3)%	2.8%
Tax credits	4.0%	4.9%	1.3%
Stock-based compensation	(2.4)%	(1.6)%	(2.4)%
Permanent items	(0.3)%	(0.6)%	(0.3)%
Change in valuation allowance	(22.5)%	(24.3)%	(20.8)%
Impairment of goodwill	—%	—%	(1.6)%
Other	(0.4)%	0.9%	(0.2)%
Effective income tax rate	(1.1)%	(2.6)%	(0.2)%
The effective income tax rate differs from the U.S. federal statutory rate of 21.0% primarily as a result of the valuation allowance maintained against the Company’s net deferred tax assets.

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities were as follows (in thousands):
	As of December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$80,541	$77,731
Tax credits	10,178	8,645
Deferred revenue	2,412	2,568
Amortization	645	727
Stock-based compensation	3,808	3,186
Inventory	1,069	1,391
Capitalized R&D Costs	13,753	9,353
Lease liability	9,093	9,948
Other deferred tax assets	497	198
Accrual and reserves	1,876	2,159
Total deferred tax assets	123,872	115,906
Less: valuation allowances	(118,663)	(110,082)
Net deferred tax assets	$5,209	$5,824
Deferred tax liabilities:
Right-of-Use Assets	$(3,970)	$(4,372)
Depreciation	(1,137)	(1,307)
Amortization acquired intangibles	(831)	(1,253)
Other deferred tax liabilities	(71)	(69)
Net deferred tax (liability) asset	$(800)	$(1,177)
The Company records deferred tax liabilities in other non-current liabilities on the Consolidated Balance Sheets.
The Company’s change in its valuation allowance account related to deferred tax assets was as follows (in thousands):
	2024	2023
Balance at December 31 of prior year	$110,082	$103,372
Change in valuation allowance	8,581	6,710
Balance at December 31	$118,663	$110,082
The valuation allowance increased during the year ended December 31, 2024 primarily as a result of the U.S. operating losses incurred.
In determining the need for a valuation allowance, the Company considers the cumulative book income and loss positions of each of its entities as well as its worldwide cumulative loss position. The Company has assessed, on a jurisdictional basis, the available means of recovering deferred tax assets, including the ability to carry back net operating losses (“NOLs”), the existence of reversing taxable temporary differences, the availability of tax planning strategies, and forecasted future taxable income. At December 31, 2024, the Company maintained a full valuation allowance against its worldwide net deferred tax assets, as it concluded that it was more likely than not that the deferred assets will not be utilized.
As of December 31, 2024, the Company had U.S. federal net operating losses (“NOLs”) of approximately $320.0 million. U.S. federal NOLs generated through December 31, 2017 of approximately $108.5 million expire at various dates through 2037, and U.S. federal NOLs generated after December 31, 2017 of approximately $211.5 million do not expire. As of December 31, 2024, the Company had U.S. federal tax credit carryforwards of approximately $7.7 million that expire at various dates through 2044.
As of December 31, 2024, the Company had $224.7 million of state NOLs, approximately $210.8 million of which expire at various dates through 2044, and approximately $13.9 million of which do not expire. As of December 31, 2024, the Company had U.S. state tax credit carryforwards of approximately $3.1 million that expire at various dates through 2039.
Under Sections 382 and 383 of the U.S. Internal Revenue Code, if a corporation undergoes an ownership change, the corporation’s ability to use its pre-ownership change NOLs and other pre-ownership change tax attributes, such as research tax credits, to offset its post-change income and taxes may be limited. In general, an ownership change occurs if there is a cumulative change in an entity’s ownership by 5% stockholders that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under U.S. state tax laws. Under the Tax Cuts and Jobs Act of 2017 (“TCJA”), the use of federal NOLs arising in taxable years beginning after December 31, 2017 is limited to 80% of current year taxable income and NOLs arising in taxable years ending after December 31, 2017 may not be carried back (though any such NOLs may be carried forward indefinitely).
The Company may have experienced an ownership change in the past and may experience ownership changes in the future as a result of future transactions in its share capital, some of which may be outside of the control of the Company. As a result, if the Company earns net taxable income, its ability to use its pre-ownership change NOLs, or other pre-ownership change tax attributes, to offset U.S. federal and state taxable income and taxes may be subject to significant limitations.
For the years ended December 31, 2024, 2023, and 2022, the Company had no tax reserves accrued for uncertain tax positions.
The Company is subject to taxation in the United States as well as the Netherlands, Sweden, and China. At December 31, 2024, the Company is generally no longer subject to examination by taxing authorities in the United States for years prior to 2021. However, NOLs and tax credits in the United States may be subject to adjustments by taxing authorities in future years in which they are utilized. The Company’s foreign subsidiaries remain open to examination by taxing authorities from 2018 onward.
As of December 31, 2024, the Company has accumulated undistributed earnings generated by our foreign subsidiaries of approximately $3.4 million and the amount of tax due on remittance would not be material. The Company intends to indefinitely reinvest these earnings and expects future U.S. cash generation to be sufficient to meet future U.S. cash needs.
Note 13.   Intangible Assets
Acquired intangible assets consisted of the following (in thousands, except useful life and weighted average life amounts):
		As of December 31, 2024
	Estimated Useful Life (in years)	Gross Carrying Value	Accumulated Amortization	Cumulative Translation Adjustment	Net Carrying Value	Weighted Average Life Remaining (in years)
Know-how	8.5	$13,000	$(7,057)	$(2,093)	$3,850	3.0
Developed technology	7	1,650	(1,645)	—	5	0.1
Customer relationships	8.5 – 10	1,360	(1,166)	(18)	176	3.1
Non-compete agreements	5.5	340	(285)	(55)	—	—
Trade names	3	50	(50)	—	—	—
Total		$16,400	$(10,203)	$(2,166)	$4,031
		As of December 31, 2023
	Estimated Useful Life (in years)	Gross Carrying Value	Accumulated Amortization	Cumulative Translation Adjustment	Net Carrying Value	Weighted Average Life Remaining (in years)
Know-how	8.5	$13,000	$(6,326)	$(1,050)	$5,624	4.0
Developed technology	7	1,650	(1,581)	—	69	1.1
Customer relationships	8.5 – 10	1,360	(1,067)	(9)	284	4.1
Non-compete agreements	5.5	340	(256)	(27)	57	1.0
Trade names	3	50	(50)	—	—	—
Total		$16,400	$(9,280)	$(1,086)	$6,034
The Company recorded amortization expense of $1.6 million for both years ended December 31, 2024 and 2023 and $1.8 million for the year ended December 31, 2022. Amortization of know-how is recorded in cost of goods sold; amortization of developed technology is recorded in research and development expenses; and amortization of customer relationships, non-compete agreements and trade names are recorded in selling, general and administrative expenses on the Consolidated Statements of Operations.

Future estimated amortization expense is as follows (amounts in thousands):
As of December 31, 2024
2025	$1,369
2026	1,341
2027	1,319
2028	2
2029	—
Thereafter	—
Total amortization expense	$4,031
Note 14.   Leases
As part of the Restructuring Plan in the third quarter of 2022 (refer to Note 18 — Restructuring), the Company decided not to use two leased facilities in its operations and attempted to sublease the vacant space to recover a portion of the total lease costs. The Company’s decision to not use the leased facilities moved the related ROU assets and leasehold improvements into their own asset groups and triggered an impairment assessment over those asset groups. The impairment assessments, along with continued quarterly reassessments, resulted in the Company recording impairment charges to the related ROU assets and leasehold improvements during the years ended December 31, 2023 and 2022 as further described in Note 18 — Restructuring.
During the fourth quarter of 2024, the Company began to utilize one of these two leased facilities, while the other unused facility remained its own asset group. The Company continued to reassess the ROU asset and leasehold improvements from the unused facility and there were no impairments recorded in 2024.
The carrying value of ROU assets and leasehold improvements for facilities not being used as of December 31, 2024 and 2023 were $0.8 million and $10.1 million, respectively.
Substantially all of the Company’s leases are located in North America.
The components of the lease costs and supplemental cash flow information relating to the Company’s leases were as follows (in thousands):
	Year Ended December 31,
	2024	2023	2022
Operating lease cost	$4,949	$5,209	$5,488
Short-term and variable lease cost	4,359	3,996	3,417
Total lease cost	$9,308	$9,205	$8,905
	Year Ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of operating lease liabilities	$8,554	$8,935
Weighted average remaining lease term – operating leases (years)	5.8	6.8
Weighted average discount rate – operating leases	7.92%	7.86%
The undiscounted future lease payments for non-cancelable operating leases were as follows (in thousands):
Maturity of lease liabilities	As of December 31, 2024
2025	$7,296
2026	7,450
2027	7,684
2028	7,923
2029	8,143
Thereafter	7,615
Total lease payments	46,111
Less: imputed interest	(8,740)
Total operating lease liabilities	$37,371

Operating lease balances presented on the Consolidated Balance Sheets were as follows (in thousands):
As of December 31, 2024
Operating lease ROU assets	$16,339
Operating lease liabilities	$4,756
Operating lease liabilities, net of current portion	32,615
Total operating lease liabilities	$37,371
Note 15.   Commitments and Contingencies
Purchase Commitments
The Company’s non-cancellable purchase commitments primarily consist of purchases of raw materials for manufacturing operations under annual and multi-year agreements, some of which have minimum quantity requirements. The Company’s total purchase commitments under these agreements as of December 31, 2024 was $1.4 million, most of which the Company expects to incur in the year ending December 31, 2025.
License Agreements
Harvard University
In August 2022, the Company and Harvard University (“Harvard”) entered into an exclusive license agreement (the “Harvard License Agreement”) for certain intellectual property owned by Harvard. Pursuant to the Harvard License Agreement, the Company paid an upfront fee of $0.6 million, which was recorded in research and development expenses on the Consolidated Statements of Operations. Under this license, the Company is required to pay Harvard low single-digit royalties on net sales of products and services using the licensed technology, as well as a portion of its applicable sublicense revenues. The Company incurred no royalty expense under the Harvard License Agreement for the years ended December 31, 2024 and 2023.
Refer to Note 16 — Related Party Transactions for a discussion of a related party relationship with Harvard.
Tufts University
In June 2007, the Company and Tufts University (“Tufts”) entered into a license agreement (the “Tufts License Agreement”) for certain intellectual property owned by Tufts. The Tufts License Agreement, which was subsequently amended, is exclusive and sub-licensable, and will continue in effect on a country by country basis as long as there is a valid claim of a licensed patent in a country. The Company is contractually obligated to pay license and maintenance fees that are creditable against royalties, in addition to low single-digit royalties on direct sales and services, and a royalty on sublicense income. The Company incurred royalty expenses related to the Tufts License Agreement of $2.1 million, $1.7 million, and $1.4 million, during the years ended December 31, 2024, 2023, and 2022, respectively, which was recorded in cost of product revenue on the Consolidated Statements of Operations.
Refer to Note 16 — Related Party Transactions for a discussion of a related party relationship with Tufts.
Legal Contingencies
The Company is subject to claims in the ordinary course of business; however, the Company is not currently a party to any pending or threatened litigation, the outcome of which would be expected to have a material adverse effect on its financial condition or results of operations. The Company accrues for contingent liabilities when losses are probable and estimable. If an estimate of a probable loss is a range and no amount within the range is more likely than any other amount in the range, the Company accrues the minimum amount of the range.
Note 16.   Related Party Transactions
In August 2022, the Company entered into the Harvard License Agreement for certain intellectual property owned by Harvard (refer to Note 15 — Commitments and Contingencies). Harvard is obligated to pay a portion of the payments received from the Company under the Harvard License Agreement to a member of the Company’s Board of Directors. A member of the Company’s Board of Directors is also affiliated with Harvard and Mass General Brigham. Revenue recorded from sales of products and services to Harvard and its affiliates and to Mass General Brigham and its affiliates totaled $2.2 million, $1.3 million, and $0.7 million for the years ended December 31, 2024, 2023, and 2022, respectively. Cost of product revenue and operating expenses with Harvard and its affiliates and Mass General Brigham and its affiliates was $0.3 million and $0.3 million for the year ended December 31, 2024 and December 31, 2023, respectively, and was not material for the year ended 2022. At December 31, 2024 and 2023, open payables to and receivable balances from Harvard and Mass General Brigham were $0.7 million and not material, respectively.
In June 2007, the Company entered into the Tufts License Agreement for certain intellectual property owned by Tufts (refer to Note 15 — Commitments and Contingencies). A member of the Company’s Board of Directors was previously affiliated with Tufts. This Board member continues to receive compensation from Tufts on a formulaic basis based on royalties and license payments the Company makes to Tufts. At December 31, 2024 and 2023, open payable balances to Tufts were not material.
As discussed in Note 3 — Revenue and Related Matters, on May 26, 2022, the Company and UltraDx, a company formed by ARCH, entered into the UltraDx Agreement to supply certain instruments and to grant certain licenses. At contract inception, the Company determined that UltraDx was a related party because a member of the Company’s Board of Directors was affiliated with ARCH and UltraDx. As of June 7, 2023, this individual was no longer a member of the Company’s Board of Directors. Cost of product revenue with UltraDx was not material, $0.3 million, and $0.7 million for the years ended December 31, 2024, 2023, and 2022, respectively. At December 31, 2024 and 2023, there were no open payable balances to UltraDx and open receivable balances from UltraDx were not material.
Note 17.   Segment Reporting
Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision-maker (“CODM”), in deciding how to allocate resources and assess performance. The Company’s CODM is the chief executive officer, who reviews the Company’s operations and manages its business as a single operating segment as of December 31, 2024.
The Company’s proprietary digital “Simoa” detection technology is used across all parts of the business to derive revenues through the sale of instruments, consumables, Accelerator Laboratory and LDT services, and warranties. The Company’s accounting policies apply in the same manner across the business.
The Company utilizes consolidated net loss as the measure of segment profitability (loss) as required by ASU 2023-07. The CODM uses this measure, along with the significant revenue and expense lines included below, when analyzing the Company’s operations and performance and determining how to allocate resources. These measures are consistently used by the CODM in comparing budgeted results versus actuals, in determining when or where to invest resources into specific areas of the business, and for decision on strategic initiatives.
The following table presents the reconciliation of significant segment information reviewed by the CODM to consolidated net loss:
	Year Ended December 31,
	2024	2023	2022
Revenues:
Revenue from contracts with customers (Note 3)	$135,436	$121,139	$104,952
Grant revenue	1,985	1,229	570
Total revenues	$137,421	$122,368	$105,522
Less:
Costs of goods sold and services, including shipping and handling costs	$62,430	$56,290	$68,082
Certain operating expenses, excluding shipping and handling costs(1)	124,587	107,029	110,737
Other segment items(2)	(11,065)	(12,597)	26,277
Consolidated net loss	$38,531	$28,354	$99,574

(1)
Expenses consist of research and development and selling, general and administrative expenses from the Consolidated Statements of Operations and exclude shipping and handling costs.

(2)
Other segment items represent discrete events, non-recurring transactions, or insignificant items that are not used by the CODM to evaluate the Company’s performance or allocate resources, and include:

a.
Impairment and restructuring — charges recorded as a result of the Restructuring Plan (refer to Note 18 —Restructuring), including impairment of the Company’s goodwill and a portion of the Company’s long-lived assets;

b.
Other lease costs — amortization of operating lease right-of-use assets and other facility operating expenses from leased facilities the Company is not using;

c.
Interest income — interest earned on cash, cash equivalents, and marketable securities, and the accretion of discounts on marketable securities;

d.
Other income (expense), net — gains and losses on foreign currency, and other non-recurring items that are not a part of the Company’s core business operations; and

e.
Income tax benefit (expense) — income taxes related to federal, state, and foreign jurisdictions in which the Company conducts business.

The CODM reviews cash usage as part of evaluating the Company’s performance but does not review or evaluate any other assets.
There have been no changes to the methods used to determine segment profit or loss, or the significant segment captions, across any of the periods presented.
Note 18.   Restructuring
Following a strategic review and assessment of the Company’s operations and cost structure, on August 8, 2022, the Company announced a plan of restructuring and strategic re-alignment plan (the “Restructuring Plan”). As part of the Restructuring Plan, the Company began an assay redevelopment program with the ultimate objective of improving its ability to manufacture and deliver high-quality assays at scale. The Restructuring Plan aligned the Company’s investments to best serve the needs of its customers, focused the Company’s innovation efforts on key platforms, and provided a foundation for the Company’s entry into translational pharma and clinical markets. In accordance with the Restructuring Plan, the Company implemented a workforce reduction, which was substantially completed by the end of the third quarter of 2022. The Restructuring Plan included the elimination of 119 positions and other cost-saving measures.
During the year ended December 31, 2022, the Company incurred approximately $3.8 million of expenses related to the Restructuring Plan, which represents the total amount expected to be incurred and the amount incurred to date. These costs were recorded in impairment and restructuring on the Consolidated Statements of Operations and were substantially for cash payments of severance and employee benefits, $3.5 million of which was paid by December 31, 2022.
As a result of the Restructuring Plan, the Company performed an impairment assessment of its goodwill, long-lived assets, including ROU assets and related leasehold improvements, and intangibles. The assessments resulted in the Company recording an impairment charge of $25.6 million during the year ended December 31, 2022, which was recorded in impairment and restructuring on the Consolidated Statements of Operations. The impairment charge included (1) $8.2 million of goodwill, (2) $16.3 million associated with the ROU assets and related leasehold improvements at two leased facilities not being used (refer to Note 14 — Leases), and (3) $1.1 million for software costs related to projects that were rationalized as part of the Restructuring Plan or the related exit and disposal costs. During the year ended December 31, 2023, the Company recorded an additional impairment of $1.3 million associated with the ROU asset and related leasehold improvements at the leased facilities not being used.
The Company did not have any additional restructuring activities during the years ended December 31, 2024 and 2023.
Note 19.   Employee Benefit Plans
The Company sponsors a 401(k) savings plan for employees and may make discretionary contributions. During the years ended December 31, 2024, 2023, and 2022, the Company made contributions of $2.4 million, $0.8 million, and $1.2 million, respectively. The increase during the year ended December 31, 2024 was due to a change in the Company’s employer contribution rate.
Note 20.   Variable Interest Entities
As discussed in Note 3 — Revenue and Related Matters, during the second quarter of 2023 the Company received one million ordinary shares of UltraDx under the UltraDx Agreement. Primarily due to having less than a 5% ownership interest in UltraDx, the Company concluded that it does not have the power to direct activities impacting UltraDx’s economic performance and therefore the Company is not the primary beneficiary of the VIE. Since the Company does not have a controlling financial interest in the VIE, it did not consolidate the VIE into its Consolidated Financial Statements during the years ended December 31, 2024 and 2023.
As of both December 31, 2024 and 2023, the carrying value of the Company’s investment in the VIE was $0.8 million, which was recorded in other non-current assets on the Consolidated Balance Sheets. Refer to Note 6 — Fair Value of Financial Instruments for the Company’s related valuation disclosures. Maximum exposure to losses related to the VIE is limited to its carrying value and the Company does not have any future funding commitments to the VIE.

Note 21.   Subsequent Events
Agreement to Acquire Akoya Biosciences, Inc.
On January 9, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Akoya Biosciences, Inc., a Delaware corporation (“Akoya”), and Wellfleet Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Quanterix (“Merger Sub”), in which Merger Sub will merge with and into Akoya (the “Merger”), with Akoya surviving such Merger as a wholly owned subsidiary of Quanterix. Akoya is based in Marlborough, Massachusetts and is a life sciences technology company delivering spatial biology solutions focused on transforming discovery, clinical research and diagnostics. Spatial phenotyping refers to technology that enables academic and biopharma scientists to detect and map the distribution of cell types and biomarkers across whole tissue samples at single-cell resolution, enabling advancements in understanding of disease progression and patient response to therapy. The transaction is part of the Company’s plans to establish the first fully integrated technology ecosystem to identify and measure biomarkers across tissue and blood, expand its technology offerings into oncology and immunology, and expand its portfolio of lab service offerings.
Under the Merger Agreement, each share of common stock, par value $0.00001 per share, of Akoya (the “Akoya Common Stock”) outstanding immediately prior to the merger will be converted into the right to receive 0.318 (the “Exchange Ratio”) of a fully paid and nonassessable share of common stock, par value $0.001 per share, of Quanterix and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding.
Each restricted stock unit in respect of shares of Akoya Common Stock and each option to acquire shares of Akoya Common Stock that is outstanding immediately prior to the merger will automatically be converted into a number of restricted stock units and options to acquire shares of Quanterix Common Stock, respectively, based on the Exchange Ratio.
The closing of the Merger is subject to a number of conditions, including: (i) approval of the issuance of shares of the Company’s common stock in the Merger by its stockholders; (ii) approval of the Merger by Akoya stockholders; (iii) the effectiveness of the registration statement on Form S-4 filed with the SEC in connection with the Merger; (iv) the absence of any order issued or entered, or any law enacted or promulgated having the effect of restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger; (v) the Company’s submission to Nasdaq of a notification of shares of the Company’s common stock to be issued in connection with the Merger; (vi) performance by each party of its respective obligations under the Merger Agreement; and (vii) the absence of a material adverse effect with respect to each of Akoya and Quanterix.
The Company and Akoya have also agreed to use their respective reasonable best efforts to cooperate in good faith to enter into one or more agreements pursuant to which Quanterix would provide Akoya with financing. Any such financing would be in the form of subordinated convertible note(s) in an aggregate principal amount not to exceed $30.0 million, subject to Akoya having obtained any required consents and satisfied any other conditions with respect thereto under Akoya’s existing credit facility As of the date of filing of this joint proxy statement/prospectus, the Company and Akoya are negotiating the potential terms of such financing.
Acquisition of Emission Inc.
On January 8, 2025, the Company completed the acquisition of Emission Inc. (“Emission”). Emission is based in Georgetown, Texas and manufactures large-scale, highly-uniform dye-encapsulating magnetic beads designed for low and mid-plex assays and a mid-plex platform that reads its proprietary beads. The transaction is part of the Company’s plans to secure the use of Emission’s highly controlled beads in the Company’s next generation instruments and expansion into a new multi-plex segment targeting third-party original equipment manufacturer customers.
Pursuant to the Share Purchase Agreement, the Company acquired all of the issued and outstanding shares of capital stock of Emission for an upfront payment of $10.0 million, with an additional $10.0 million payable upon completion of certain technical milestones. Additionally, the Emission shareholders may receive up to an additional $50.0 million in earnout payments through December 31, 2029, contingent upon the achievement of certain performance milestones.
In connection with the closing, the Company and Emission entered into a call option agreement, in which the Emission shareholders have the right to repurchase all of the outstanding capital stock of Emission for $10.0 million after five years from the closing date if Emission’s revenues do not exceed $5.0 million in any one year during such five-year period. If the Emission shareholders exercise the right to repurchase Emission and consummate the repurchase, the Company will retain a perpetual, fully-paid, irrevocable license to all Emission intellectual property required to continue to manufacture and commercialize the Company’s products.
The initial accounting for the acquisition was not complete at the time of filing of this Annual Report on Form 10-K due to the timing of the acquisition. As a result, the full disclosures required under ASC 805-10-50 — Business Combinations cannot be made at this time.
Acquisition costs incurred during the year ended December 31, 2024 related to the Emission acquisition were not material.

Annex A
Execution version
AGREEMENT AND PLAN OF MERGER

by and among

QUANTERIX CORPORATION

WELLFLEET MERGER SUB, INC.

and

AKOYA BIOSCIENCES, INC.

Dated as of January 9, 2025

Schedules and Exhibits
Schedule 2.15 — Corporate Governance Matters
Schedule 6.19 — Bridge Financing Terms
Exhibit A — Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated January 9, 2025, by and among Quanterix Corporation, a Delaware corporation (“Parent”), Wellfleet Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Akoya Biosciences, Inc., a Delaware corporation (“Company”). Capitalized terms used and not otherwise defined herein have the meanings set forth in ARTICLE 1 below.
WHEREAS, the Parent Board and the Company Board have deemed it advisable and in the best interests of their respective corporations and stockholders that Parent and the Company engage in the transactions contemplated by this Agreement, subject to the terms and conditions set forth herein;
WHEREAS, the Parent Board has (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger and the Parent Share Issuance, on the terms and subject to the conditions set forth in this Agreement; (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger and the Parent Share Issuance, are fair to, and in the best interests of, Parent and the Parent Stockholders; (c) resolved to recommend the approval of the Parent Share Issuance to the Parent Stockholders, on the terms and subject to the conditions set forth in this Agreement (the “Parent Recommendation”); and (d) directed that the Parent Share Issuance be submitted to the Parent Stockholders for approval;
WHEREAS, the Company Board has (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement; (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders; (c) resolved to recommend the adoption of this Agreement to the Company Stockholders, on the terms and subject to the conditions set forth in this Agreement (the “Company Recommendation”); and (d) directed that this Agreement be submitted to the Company Stockholders for adoption;
WHEREAS, the Merger Sub Board has (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement; (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, Merger Sub and the sole stockholder of Merger Sub; (c) resolved to recommend the adoption of this Agreement to the sole stockholder of Merger Sub, on the terms and subject to the conditions set forth in this Agreement; and (d) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption;
WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder and the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code;
WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Company Stockholders are entering into a Voting Agreement with Parent (the “Company Stockholder Voting Agreement”), pursuant to which such Company Stockholders will, among other things, vote their Company Shares in favor of the adoption of this Agreement and take certain other actions in furtherance of the transactions contemplated hereby, in each case, subject to the terms and conditions thereof;
WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain Company Stockholders are entering into an agreement with Parent (each, a “Company Stockholder Lock-Up Agreement”), pursuant to which each such Company Stockholder will, among other things, agree not to effect any sale or other of transfer any Parent Shares held by such Company Stockholder during the lock-up period described therein, in each case, subject to the terms and conditions thereof;
WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of the Company to enter into this Agreement, certain of the Parent Stockholders are entering into a Voting Agreement with the Company (the “Parent Stockholder Voting Agreement”), pursuant to which such Parent Stockholders will, among other things, vote their Parent Shares in favor of the approval of the Parent Share Issuance and take certain other actions in furtherance of the transactions contemplated hereby, in each case, subject to the terms and conditions thereof; and
NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE 1
DEFINITIONS
1.01   Definitions.   For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:
“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.04(a).
“Acquisition Proposal” means, with respect to any party hereto, any proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions (other than the transactions contemplated by this Agreement) involving the (a) direct or indirect acquisition or purchase of a business or assets that constitutes twenty percent (20%) or more of the consolidated net revenues, net income or the assets (based on the fair market value thereof) of such party and its Subsidiaries, taken as a whole, by any Person or group of Persons (other than a party hereto or any of its Affiliates); (b) direct or indirect issuance, acquisition or purchase of twenty percent (20%) or more of any class of equity securities or capital stock of such party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, by any Person or group of Persons (other than a party hereto or any of its Affiliates); or (c) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, share exchange, exchange offer, recapitalization or other similar transaction that if consummated would result in any Person or group of Persons (other than a party hereto or any of its Affiliates) beneficially owning twenty percent (20%) or more of any class of equity securities of such party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such party and its Subsidiaries, taken as a whole or (d) any combination of the foregoing clauses (a) through (c).
“Action” means any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Body.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Travel Act, the U.K. Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and all other applicable Laws relating to anti-corruption or anti-bribery.
“Average Parent Stock Price” means the volume weighted average trading price per Parent Share on the Stock Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) for the five (5) consecutive Trading Days ending on (and including) the Trading Day that is three Trading Days prior to the date of the Effective Time.
“Benefit Continuation Period” has the meaning set forth in Section 6.07(a).
“Book-Entry Share” has the meaning set forth in Section 2.09.
“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are closed in New York, New York or San Diego, California.
“Capital Leases” means all obligations for capital leases (determined in accordance with GAAP).
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, H.R. 748, 116th Cong., 2d Sess. (signed into law on March 27, 2020) and any similar or successor federal, state, local and foreign Law, including any applicable guidance (including IRS Notice 2020-65, and IRS Notice 2021-11) issued thereunder or relating thereto.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“Certificate of Merger” has the meaning set forth in Section 2.04.
“CLIA” has the meaning set forth in the definition of “Healthcare Laws.”
“Closing” has the meaning set forth in Section 2.03.
“Closing Date” has the meaning set forth in Section 2.03.

“Code” means the Internal Revenue Code of 1986.
“Company” has the meaning set forth in the Preamble.
“Company Adverse Recommendation Change” has the meaning set forth in Section 6.04(b).
“Company Balance Sheet Date” means December 31, 2023.
“Company Board” means the board of directors of the Company.
“Company Disclosure Letter” has the meaning set forth in ARTICLE 3.
“Company Equity Plans” means the Company’s 2015 Equity Incentive Plan, as amended, and the Company’s 2021 Equity Incentive Plan.
“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.
“Company ESPP Purchase Rights” means rights to acquire Company Shares under the Company ESPP.
“Company Existing Loan Documents” means that certain Credit and Security Agreement (Term Loan), dated October 27, 2020, by and among the Company and any additional borrowers party thereto as borrowers, Midcap Financial Trust individually as a lender and as agent, and the financial institutions or other entities from time to time parties thereto, as lenders, and all other loan documents related thereto and entered into with respect thereto, in each case, as amended from time to time.
“Company In-License” has the meaning set forth in Section 3.12(a)(vii).
“Company Licenses” has the meaning set forth in Section 3.21(b).
“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company.
“Company Material Contract” has the meaning set forth in Section 3.12(c).
“Company Option” means each option to acquire Company Shares granted under a Company Equity Plan or pursuant to a stand-alone stock option agreement.
“Company Plan” means each Plan that the Company or any of its Subsidiaries maintains, sponsors, contributes to, or is obligated to contribute to for the benefit of any current or former employee, officer, independent contractor or director of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or may have any Liability, but excluding any plan, policy, program, arrangement or agreement in jurisdictions other than the U.S. solely to the extent the benefits provided thereunder are required to be, or are provided by statute or a Governmental Body.
“Company Real Property” has the meaning set forth in Section 3.10(b).
“Company Real Property lease” has the meaning set forth in Section 3.10(b).
“Company Recommendation” has the meaning set forth in the Recitals.
“Company Registered Intellectual Property” has the meaning set forth in Section 3.13(a).
“Company RSU” means each restricted stock unit granted under a Company Equity Plan.
“Company SEC Documents” has the meaning set forth in Section 3.07(a).
“Company Share” means a share of common stock of the Company, $0.00001 par value per share.
“Company Share Certificate” has the meaning set forth in Section 2.09.
“Company Stockholder Lock-Up Agreement” has the meaning set forth in the Recitals.
“Company Stockholder Voting Agreement” has the meaning set forth in the Recitals.
“Company Stockholders” means all holders of Company Shares.
“Company Stockholder Approval” has the meaning set forth in Section 3.24(b).
“Company Stockholders’ Meeting” has the meaning set forth in Section 6.03(a).
“Company Subsidiary Securities” has the meaning set forth in Section 3.04(c).

“Company Tax Counsel” has the meaning set forth in Section 6.13(b).
“Company Termination Fee” has the meaning set forth in Section 8.03(e).
“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement dated September 27, 2024, between Parent and the Company.
“Continuing Company Employees” has the meaning set forth in Section 6.07(a).
“Contract” means any written, oral or other agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or any of its Affiliates or another Person, as applicable.
“CMS” has the meaning set forth in Section 3.21(a).
“Defaulting Party” has the meaning set forth in Section 8.03(f).
“DGCL” means the General Corporation Law of the State of Delaware.
“Effect” has the meaning set forth in the definition of “Material Adverse Effect.”
“Effective Time” has the meaning set forth in Section 2.04.
“Enforceability Exceptions” has the meaning set forth in Section 3.02.
“Environmental Laws” means all applicable federal, state, provincial, municipal, local and foreign Laws, statutes, regulations, ordinances and bylaws that have the force or effect of law, and all judicial and administrative Orders and determinations that are binding upon the Company or Parent, as applicable, and all policies, practices and guidelines of a Governmental Body that have, or are determined to have, the force of law, concerning pollution or protection of the environment or human health and safety, including all those relating to the generation, handling, transportation, treatment, storage, disposal, distribution, labeling, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, or any successor federal statute thereto and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has been, under common control, or treated as a single employer, with the Company or Parent, as applicable, under Sections 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agent” has the meaning set forth in Section 2.10(a).
“Exchange Fund” has the meaning set forth in Section 2.10(b).
“Exchange Ratio” has the meaning set forth in Section 2.08(a)(ii).
“Excluded Benefits” has the meaning set forth in Section 6.07(a).
“Excluded Shares” has the meaning set forth in Section 2.08(a)(i).
“FDA” means the U.S. Food and Drug Administration.
“FDA Fraud Policy” means the “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46,191 (September 10, 1991) and any amendments thereto.
“Forum” has the meaning set forth in Section 9.06(b).
“Fraud” means common law fraud under the Laws of the State of Delaware in the making of the representations and warranties in this Agreement; provided that Fraud does not include claims that are based on negligence or recklessness (including based on constructive knowledge or negligent misrepresentation).
“GAAP” means U.S. generally accepted accounting principles as in effect on the date of this Agreement, applied in a manner consistent with the Company’s or Parent’s past practice, as applicable.

“Governmental Body” means any federal, state, provincial, local, municipal, foreign or other government or quasi-governmental authority or any department, minister or ministry, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court, arbitrator or other tribunal of any of the foregoing. For the avoidance of doubt, a Governmental Body shall not include public universities, public research institutions and public hospitals.
“Hazardous Substance” means petroleum, per- and poly-fluoroalkyl substances, or any hazardous substance as defined in CERCLA, or any waste, material or substance that is regulated, defined, designated or otherwise determined to be dangerous, hazardous, radioactive, explosive, toxic or a pollutant or contaminant under or pursuant to any Environmental Law.
“Healthcare Laws” means, to the extent applicable to the conduct of Parent’s business or the Company’s business, as applicable, the following: (i) the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the coverage and reimbursement provisions of Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act) and other government healthcare programs, including the Veterans Health Administration and the U.S. Department of Defense healthcare and contracting programs, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), including the criminal provisions thereunder, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.) and the exclusion laws (42 U.S.C. § 1320a-7), the Sunshine/Open Payments Law (42 U.S.C. § 1320a-7h), and any other U.S. federal or state Law that regulates the design, development, testing, studying, manufacturing, processing, transporting, storing, importing or exporting, licensing, labeling or packaging, advertising, distributing, selling or marketing of the Products or Services, or that is related to remuneration (including ownership) to or by physicians or other healthcare providers (including kickbacks) or the disclosure or reporting of the same, recordkeeping, the hiring of employees or acquisition of services or supplies from those who have been excluded from government healthcare programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing healthcare Products or Services; (ii) all equivalent or similar Laws in any jurisdiction applicable to either party or its Products or Services; and (iii) all regulations and guidance documents promulgated pursuant to such Laws.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, without duplication, (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice); (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (d) all obligations of such Person under Capital Leases; (e) all obligations of the type referred to in clauses (a) through (d) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability); and (f) all obligations of the type referred to in clauses (a) though (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided, however, that if such Person has not assumed any such obligations referred to in this clause (f), then the amount of Indebtedness of such Person for purposes of this clause (f) shall be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations.
“Indemnified Parties” has the meaning set forth in Section 6.08(a).
“Intellectual Property” means all intellectual property, proprietary and industrial rights arising in any jurisdiction throughout the world including those arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon and all design patents, utility models and similar rights; (ii) all trademarks, service marks, trade names, internet domain names, identifiers service names, brand names and trade dress rights (in each case, whether registered or unregistered), and all applications, registrations and renewals thereof and goodwill associated therewith; (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights; (iv) software, computer programs and applications (in each case, whether in source code, object code, or any other form), algorithms, and documentation with respect thereto (collectively, “Software”); (v) data, databases, trade secrets and know-how; and (vi) any other similar rights in any jurisdiction.
“Intentional and Material Breach” means any material breach of this Agreement that is the consequence of any action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement.

“Intervening Event” means, with respect to any party hereto, any material event or development or material change in circumstances first occurring or arising after the date of this Agreement to the extent that such event, development or change in circumstances (a) was neither known to, nor reasonably foreseeable by, or, if known or reasonably foreseeable, the consequences of which were neither known to, nor reasonably foreseeable by, the board of directors of such party as of or prior to the date of this Agreement and becomes known to the board of directors of such party prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, as applicable, and (b) does not relate to an Acquisition Proposal or a Superior Proposal with respect to such party or any inquiry or communications relating thereto; provided, however, that in no event shall the changes in the market price or trading volume of Company Shares or Parent Shares, as applicable, or the fact that such party fails to meet, meets or exceeds internal or published projections, forecasts or revenue or earnings or other financial performance or results of operations predictions for any period be an Intervening Event (it being understood, however, that the underlying causes of such change or fact shall not be excluded by this proviso).
“Joint Proxy Statement” has the meaning set forth in Section 6.02.
“knowledge of the Company” or “Company’s knowledge” means the actual knowledge of any of those individuals set forth on Section 1.1 of the Company Disclosure Letter.
“knowledge of Parent” or “Parent’s knowledge” means the actual knowledge of any of those individuals set forth on Section 1.1 of the Parent Disclosure Letter.
“Law” means any foreign or U.S. federal, state or local law (including common law), treaty, statute, code, Order, ordinance, Permit, rule, regulation, guidance document or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, including any Environmental Law.
“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.
“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, claim, lease, charge, option, preemptive right, right of first refusal, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or restriction.
“Lookback Date” means June 30, 2022.
“Material Adverse Effect” means, with respect to any party hereto, any change, effect, event, circumstance, occurrence, state of facts or development (each, an “Effect”) that has had, or would reasonably be expected to have, individually or in the aggregate with all other Effects, a material adverse effect on the assets, business, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, other than any Effect arising out of or resulting from (a) general business or economic conditions affecting the industry in which such party or any of its Subsidiaries operates, to the extent such Effect does not disproportionately affect such party or any of its Subsidiaries relative to other participants in the industries in which such party and its Subsidiaries operate; (b) any national or international political conditions, including (i) the engagement by the U.S. in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the U.S. (including by virtue of any internet or “cyber” attack or hacking), or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., or (ii) any similar event or geopolitical conflict involving any other country, and military and/or governmental responses thereto, including economic sanctions, reverse sanctions, boycotts, reverse boycotts or commercial, currency and banking restrictions, in each case, to the extent such Effect does not disproportionately affect such party or any of its Subsidiaries relative to other participants in the industries in which such party and its Subsidiaries operate; (c) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, changes in or effects in weather, meteorological conditions or climate, explosion, fire, act of God or other force majeure event, to the extent such Effect does not disproportionately affect such party or any of its Subsidiaries relative to other participants in the industries in which such party and its Subsidiaries operate; (d) any epidemic, disease outbreak or pandemic, public health emergency or widespread occurrence of infectious disease, to the extent such Effect does not disproportionately affect such party or any of its Subsidiaries relative to other participants in the industries in which such party and its Subsidiaries operate; (e) financial, banking, or securities market conditions (including any disruption thereof and any decline in the price of any market index), to the extent such Effect does not disproportionately affect such party or any of its Subsidiaries relative to other participants in the industries in which such party and its Subsidiaries operate; (f) changes in GAAP, to the extent such Effect does not disproportionately affect such party or any of its Subsidiaries relative to other participants in the industries in which such party and its Subsidiaries operate; (g) changes in any applicable Laws, rules, regulations, Orders, or other binding directives issued by any Governmental Body after the date of this Agreement, to the extent such Effect does not disproportionately affect such party or any of its Subsidiaries relative to other participants in the industries in which such party and its Subsidiaries operate; (h) the taking of any action by a party hereto that is expressly required to be taken by this Agreement (other than pursuant to the first sentence of Section 5.01(a) or the first sentence of Section 5.02(a), as applicable), the failure by a party to take any action that such party is expressly prohibited from taking by this Agreement, or any action taken by a party hereto at the express written request of Parent (in the case of the Company) or the Company (in the case of Parent) that is not expressly required to be taken pursuant to this Agreement; (i) the public announcement of this Agreement or the pendency or consummation of the Merger, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that this clause (i) shall not apply to any representation or warranty of the Company in Section 3.05 or Section 3.06 or of Parent in Section 4.05 or Section 4.06 to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger); (j) any failure, in and of itself, by either party to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or will be, a Material Adverse Effect unless otherwise excluded in this definition of “Material Adverse Effect”); (k) any change, in and of itself, in the market price or trading volume of the securities of either party (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be, a Material Adverse Effect unless otherwise excluded in this definition of “Material Adverse Effect”); or (l) any Transaction Litigation.
“Material Company Plans” has the meaning set forth in Section 3.17(a).
“Measurement Date” has the meaning set forth in Section 3.03(a).
“Merger” has the meaning set forth in Section 2.02.
“Merger Consideration” has the meaning set forth in Section 2.08(a).
“Merger Sub” has the meaning set forth in the Preamble.
“Merger Sub Board” means the board of directors of Merger Sub.
“Merger Tax Opinion” has the meaning set forth in Section 6.13(b).
“Merger Tax Representation Letters” has the meaning set forth in Section 6.13(b).
“NASDAQ” means the Nasdaq Global Select Market.
“New Plans” has the meaning set forth in Section 6.07(c).
“Non-Defaulting Party” has the meaning set forth in Section 8.03(f).
“Non-U.S. Plan” means each Plan that is subject to the Laws of a jurisdiction other than the U.S. (whether or not U.S. Law also applies).
“Old Plans” has the meaning set forth in Section 6.07(c).
“Open Source Software” means any Software licensed pursuant to (a) any license that is, or is substantially similar to a license, approved by the Open Source Initiative (www.opensource.org) or that satisfies the Free Software Definition of the Free Software Foundation, (b) any license under which Software is licensed or distributed as “free software,” “open source software” or under similar licensing or distribution models or (c) any license that requires or that conditions any rights granted in such license upon (i) the disclosure, distribution or licensing of any other Software in source code form (other than such item of Software in its unmodified form) pursuant to that license, (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge, (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer (other than as prohibited under Law) any such other Software or (iv) a requirement that such other Software be redistributable by other licensees in source code form, including any Software licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD License or Apache License.
“Order” means any order, writ, injunction, judgment or decree.
“Organizational Documents” means the certificate of incorporation, articles of incorporation, articles of association, bylaws or other charter or organizational documents of a company or other entity.
“Parent” has the meaning set forth in the Preamble.

“Parent Adverse Recommendation Change” has the meaning set forth in Section 6.04(e).
“Parent Balance Sheet Date” means December 31, 2023.
“Parent Board” means the board of directors of Parent.
“Parent Disclosure Letter” has the meaning set forth in ARTICLE 4.
“Parent Equity Plans” means Parent’s 2007 Stock Option and Grant Plan, as amended, and Parent’s 2017 Employee, Director and Consultant Equity Incentive Plan.
“Parent ESPP” means Parent’s 2017 Employee Stock Purchase Plan.
“Parent ESPP Purchase Rights” means rights to acquire Parent Shares under the Parent ESPP.
“Parent Licenses” has the meaning set forth in Section 4.17(b).
“Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent.
“Parent Option” means each option to acquire Parent Shares granted under the Parent Equity Plan or pursuant to a stand-alone stock option agreement.
“Parent Plan” means each Plan that Parent or any of its Subsidiaries maintains, sponsors, contributes to, or is obligated to contribute to for the benefit of any current or former employee, officer, independent contractor or director of Parent or any of its Subsidiaries or with respect to which Parent or any of its Subsidiaries has or may have any Liability, but excluding any plan, policy, program, arrangement or agreement in jurisdictions other than the U.S. solely to the extent the benefits provided thereunder are required to be, or is, provided by statute or a Governmental Body.
“Parent Recommendation” has the meaning set forth in the Recitals.
“Parent Registered Intellectual Property” has the meaning set forth in Section 4.12(a).
“Parent RSU” means each restricted stock unit granted under the Parent Equity Plan.
“Parent SEC Documents” has the meaning set forth in Section 4.07(a).
“Parent Share” means a share of common stock of Parent, $0.001 par value per share.
“Parent Share Issuance” means the issuance of Parent Shares in connection with the Merger as contemplated by this Agreement.
“Parent Stockholder” means a holder of Parent Shares.
“Parent Stockholder Approval” has the meaning set forth in Section 4.20(b).
“Parent Stockholder Voting Agreement” has the meaning set forth in the Recitals.
“Parent Stockholders’ Meeting” has the meaning set forth in Section 6.03(a).
“Parent Tax Counsel” has the meaning set forth in Section 6.13(b).
“Parent Termination Fee” has the meaning set forth in Section 8.03(e).
“PEO Staff” means any natural Person whose labor or services are provided to the Company or any of its Subsidiaries by a professional employer organization or employee leasing business.
“Permit” means any approval, clearance, authorization, certificate, consent, license, Order or permits or other similar authorization of any Governmental Body or under any Law.
“Permitted Amendments” has the meaning set forth in Section 2.08(b)(iii).
“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are established in the consolidated financial statements of the Company or Parent, as applicable, in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practice in respect of the construction, maintenance, repair or operation of assets for amounts which are not delinquent and which are not, individually or in the aggregate, significant to the Company’s business or Parent’s business, as applicable; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the leased Company Real Property or leased real property of Parent, as applicable, which are not violated by the current use and operation of the leased Company Real Property or leased real property of Parent, as applicable; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the leased Company Real Property or leased real property of Parent, as applicable, which are not incurred in connection with the borrowing of money and do not materially impair the occupancy, marketability or use of such leased real property for the purposes for which it is currently used or proposed to be used in connection with the Company’s business or Parent’s business, as applicable; (e) Liens arising under workers’ compensation, unemployment insurance and social security; (f) purchase money Liens and Liens securing rental payments under Capital Leases; (g) Liens securing obligations under the Company Existing Loan Documents; and (h) non-exclusive licenses, covenants not to sue and similar rights under or with respect to Intellectual Property granted by a party or any of its Subsidiaries to a contractor or customer of such party or its Subsidiaries in the ordinary course of business and that are merely incidental to the transaction contemplated in any Contract, the commercial purpose of which is primarily for something other than such license, covenant or right, and which licenses, covenants and rights are not material to the business of such party.
“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, or any Governmental Body.
“Personal Data” means any information in a party’s or its Subsidiaries’ possession that alone or in combination with other information allows the identification of an individual or that constitutes “personal data,” “personal information,” “consumer health data” or similar term as defined by applicable Law.
“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation or benefit plan, policy, program, arrangement or agreement in any jurisdiction, whether written or unwritten, funded or unfunded, subject to ERISA or not and covering one or more natural Persons, including any stock purchase, stock option, restricted stock, other equity-based, phantom equity, severance, separation, retention, employment, individual consulting, change in control, bonus, incentive, deferred compensation, pension, supplemental retirement, employee loan, health, dental, vision, workers’ compensation, disability, life insurance, death benefit, welfare, vacation, paid time off, leave of absence, employee assistance, legal services, tuition assistance, or fringe benefit plan, policy, program, arrangement or agreement.
“Pre-Closing Period” has the meaning set forth in Section 5.01(a).
“Products” means, with respect to any party hereto, any product that such party or its Subsidiaries has formulated, manufactured, processed, produced, packaged, transported, labeled, stored, distributed, marketed or sold, or is formulating, manufacturing, processing, producing, packaging, transporting, labeling, storing, distributing, marketing or selling and including any products currently under research use only, preclinical or clinical development by such party and its Subsidiaries.
“Registration Statement” has the meaning set forth in Section 6.02.
“Representative” means any director, officer, employee, accountant, consultant, legal counsel, financial advisor, agent or other representative of a party.
“Rollover Option” has the meaning set forth in Section 2.08(b)(ii).
“Rollover RSU” has the meaning set forth in Section 2.08(b)(i).
“Sanctioned Person” means any Person (a) designated on the list of Specially Designated Nationals and Blocked Persons, Foreign Sanctions Evaders, or any equivalent list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, U.S. Department of State, European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, and any other relevant sanctions authority; (b) located, organized, or resident in a country or territory subject to comprehensive sanctions under applicable Trade Control Laws (including, as of the date of this Agreement, the Crimea, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria, and Venezuela); or (c) fifty percent (50%) or more owned or controlled by, or acting for benefit or on behalf of, a Person or Persons described in (a) or (b).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Services” means, with respect to any party hereto, any service that such party or any of its Subsidiaries, offers including designing and developing spatial biomarker assays, panels, and other custom assays; procuring, preparing, staining, and reviewing tissues; acquiring images using the applicable Products; and performing analytical validation, human specimen testing, tissue analysis, and spatial phenotyping.

“Settled RSUs” has the meaning set forth in Section 2.08(c).
“Software” has the meaning set forth in the definition of the term “Intellectual Property.”
“SOX” means the Sarbanes-Oxley Act of 2002, as amended and the regulations promulgated thereunder.
“Stock Exchange” means the NASDAQ Global Market.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.
“Superior Proposal” means, with respect to a party hereto, any bona fide written Acquisition Proposal with respect to such party made by any Person or group of Persons (other than a party hereto or any of its Affiliates) after the date of this Agreement and not as a result of a breach of Section 6.04 to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (a) fifty percent (50%) or more of the consolidated assets of such party and its Subsidiaries, taken as a whole, or (b) fifty percent (50%) or more of the equity securities of such party, in each case, on terms which the board of directors of such party determines in good faith (after consultation with such party’s financial advisors and outside legal counsel and taking into account all relevant financial, legal, regulatory and other aspects of such Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by any other party in response to such Superior Proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) (i) to be more favorable to such party’s stockholders (solely in their capacity as stockholders) from a financial point of view as compared to the transactions contemplated by this Agreement and to any alternative transaction (including any modifications to the terms of this Agreement) proposed by any other party hereto pursuant to Section 6.04 and (ii) is reasonably likely to be consummated on the terms proposed.
“Surviving Corporation” has the meaning set forth in Section 2.02.
“Takeover Law” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transaction,” or “business combination” statute or regulation or other similar antitakeover laws of a state or any other Governmental Body, including Section 203 of the DGCL.
“Tax” or “Taxes” means (a) any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, escheat, unclaimed property, personal property, sales, use, transfer, registration, base erosion anti-abuse minimum, diverted profits, value-added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, in each case, whether disputed or not; and (b) any Liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period.
“Tax Returns” means any return, report, election, claim for refund or information return (including any schedules thereto) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax, including all amendments thereto.
“Termination Date” has the meaning set forth in Section 8.01(d)(ii).
“Third Party Components” means, with respect to a Product of the Company or of any of its Subsidiaries, any and all of the following that are not exclusively owned by the Company or its Subsidiaries: (a) Software (other than commercially available Software licensed on a non-exclusive basis for an amount less than $250,000 on an annual basis) that is used in or with, incorporated into, or combined with such Product, including any Software that is referenced or required to be present in or available for use with such Product for such Product to properly function in accordance with its specifications; and (b) any other material Intellectual Property that is embodied in such Product; provided, however, that commercially available reagents shall not be considered Third Party Components.

“Third Party Component Contract” means, with respect to any Third Party Component, any Contract to which the Company or its Subsidiaries is a party and pursuant to which the Company or its Subsidiaries procures such Third Party Component from its manufacturer.
“Trade Control Laws” means any applicable trade, economic sanctions and export controls Laws.
“Trading Day” means a day on which Parent Shares are traded on the Stock Exchange.
“Transaction Litigation” means any Action (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company or Parent, the Company Board or Parent Board, any committee thereof or any of the Company’s or Parent’s directors or officers, each as applicable, relating directly or indirectly to this Agreement, the Merger or any of the other transactions contemplated hereby or disclosures of a party relating to the transactions contemplated hereby, including any such Action based on allegations that the Company’s or Parent’s entry into this Agreement, as applicable, or the terms and conditions of this Agreement or any of the transactions contemplated hereby constitute a breach of the fiduciary duties of any member of the Company Board or Parent Board or any officer of the Company or Parent, each as applicable.
“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.
“U.S.” means the United States of America.
“Updated Cap Table Delivery Date” has the meaning set forth in Section 3.03(b).
“WARN” has the meaning set forth in Section 3.20.
1.02   Other Definitional Provisions.
(a)   All references in this Agreement to Exhibits, Schedules, Company Disclosure Letter, Parent Disclosure Letter, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Disclosure Letters, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and will be disregarded in construing the language hereof. All references in this Agreement to “days” refer to “calendar days” unless otherwise specified.
(b)   All Exhibits and Schedules hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Letter and the Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.
(c)   The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. The word “including” (in its various forms) means including without limitation. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “$” and “dollars” shall be deemed to refer to U.S. currency unless otherwise specifically provided.
(d)   Any definition of or reference to any agreement, instrument or other Contract or document or any Law in this Agreement shall be construed as referring to such agreement, instrument or other Contract or document or Law, including the rules and regulations promulgated thereunder, as from time to time amended, supplemented or otherwise modified.
(e)   Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
(f)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(g)   The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a copy of the information or material referred to has been (i) provided to the party to whom such information or material is to be provided, including by means of being provided for review in the virtual data room set up by the Company or Parent, as applicable, in connection with this Agreement or (ii) has been publicly filed with the SEC, in each case, at least one (1) Business Day prior to the date of this Agreement.
(h)   The phrase “ordinary course of business” shall be construed to include the phrase “consistent with past practice.”

(i)   For purposes of Section 5.01(b)(xvi), a “Company Material Contract” includes any Contract entered into by the Company or any of its Subsidiaries after the date of this Agreement and under which the Company and the Company’s Subsidiaries would be expected to make annual expenditures or receive annual revenues in excess of $500,000 during the then-current fiscal year.
ARTICLE 2
THE MERGER
2.01   Shares of Merger Sub.   Merger Sub is a corporation incorporated under the Laws of the State of Delaware and is a constituent company in the Merger. Parent beneficially owns 100% of the outstanding capital stock of Merger Sub.
2.02   The Merger.   Upon the terms and subject to the conditions of this Agreement, in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”). At the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”). The Surviving Corporation shall continue to exist under the Laws of the State of Delaware, with all its rights, privileges, immunities, powers and franchises, unaffected by the Merger except as set forth in this ARTICLE 2. Immediately following the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Parent.
2.03   Closing.   The closing of the Merger (the “Closing”) shall be held remotely by exchange of documents and signatures (or their electronic counterparts) at a date and time to be specified by the parties, which shall be no later than the third (3rd) Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in ARTICLE 7 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions) (such date the “Closing Date”), unless another date or time is mutually agreed upon in writing by the parties hereto.
2.04   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the parties shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings and recordings required under the DGCL with respect to the Merger. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being referred to herein as the “Effective Time”).
2.05   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.
2.06   Certificate of Incorporation and Bylaws.   The parties shall take all necessary actions so that, at the Effective Time, (a) the certificate of incorporation of the Company shall, by virtue of the Merger, and subject to Section 6.08, be amended and restated in its entirety to read as set forth on Exhibit A hereto, until thereafter changed or amended as provided therein or by applicable Law and (b) subject to Section 6.08, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except that all references therein to Merger Sub shall be deemed to be references to the Surviving Corporation, until thereafter modified, changed or amended as provided therein or by applicable Law.
2.07   Directors and Officers of the Surviving Corporation.   The parties shall take all necessary actions so that, at the Effective Time, the directors and officers of Merger Sub as of immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the terms set forth in the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, appointed, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
2.08   Treatment of Company Shares, Company Equity Awards and Merger Sub Shares.
(a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of shares thereof:
(i)   each Company Share held as of the Effective Time by Parent, Merger Sub, any direct or indirect wholly-owned Subsidiary of the Company or Parent or by the Company as treasury shares (collectively, the “Excluded Shares”), shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and
(ii)   subject to Section 2.08(c), Section 2.08(d) and Section 2.13, each Company Share outstanding immediately prior to the Effective Time (other than the Excluded Shares), shall be canceled and converted into the right to receive 0.318 fully paid and nonassessable Parent Shares (such ratio, as such number may be adjusted in accordance with this ARTICLE 2, the “Exchange Ratio”).

The aggregate number of Parent Shares issuable pursuant to Section 2.08(a)(ii) is referred to as the “Merger Consideration.”
(b)   As of immediately prior to the Effective Time and subject to Section 2.13:
(i)   each Company RSU award that is then outstanding immediately prior to the Effective Time (each, a “Rollover RSU”) shall automatically, without any action on the part of the holder thereof, be converted into an award of restricted stock units with respect to Parent Shares (as detailed below), and otherwise subject to the same terms and conditions, including vesting, as were applicable to such Company RSU immediately prior to the Effective Time (provided that the vesting acceleration triggered at the Effective Time as set forth on Section 2.08(b) of the Company Disclosure Letter shall be given effect, subject to the terms of the applicable Company RSUs); accordingly, effective as of the Effective Time, (A) each Rollover RSU shall be denominated solely in Parent Shares; and (B) the number of Parent Shares subject to each Rollover RSU shall be equal to the product, rounded down to the nearest whole number of Parent Shares, of (x) the number of Company Shares subject to such Rollover RSU award immediately prior to the Effective Time and (y) the Exchange Ratio;
(ii)   each Company Option that is then outstanding immediately prior to the Effective Time (each, a “Rollover Option”) shall automatically, without any action on the part of the holder thereof, be converted into an option to acquire Parent Shares at an adjusted exercise price per share (as detailed below), and otherwise subject to the same terms and conditions, including vesting, as were applicable to such Company Option immediately prior to the Effective Time (provided that the vesting acceleration triggered at the Effective Time as set forth on Section 2.08(b) of the Company Disclosure Letter shall be given effect, subject to the terms of the applicable Company Options); accordingly, effective as of the Effective Time, (A) each such Rollover Option shall be exercisable solely for Parent Shares; (B) the number of Parent Shares subject to each Rollover Option shall be determined by multiplying the number of Company Shares subject to the Company Option as of immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number of Parent Shares; and (C) the per share exercise price for the Parent Shares issuable upon exercise of such Rollover Option shall be determined by dividing the per share exercise price for the Company Shares subject to the Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and
(iii)   the parties shall take all actions that are reasonably necessary or desirable to effectuate the provisions of this Section 2.08(b), including by adoption of board or committee resolutions or board or committee consents to effect the transactions contemplated herein, which may be effected by Parent by either (A) adopting or assuming the Company Equity Plans (provided that (x) Parent may amend the terms of Rollover RSUs, Rollover Options and the Company Equity Plans as may be necessary to reflect the conversion of Company RSUs into restricted stock units denominated in Parent Shares and the conversion of Company Options into options to purchase Parent Shares (including by making any “change in control” or similar definition relate to Parent instead of the Company with respect to any “change in control” or similar corporate transaction that may occur following the Effective Time and having any provision that provides for the adjustment of Company RSUs or Company Options upon the occurrence of certain corporate events relate to corporate events that that may occur following the Effective Time relate to Parent or Parent Shares, as applicable, instead of the Company or Company Shares) and (y) the Parent Board or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to the Company Equity Plans and each Rollover RSU and Rollover Option (the amendments referred to in clauses (x) and (y), collectively, the “Permitted Amendments”)), or (B) issuing the Rollover RSUs and Rollover Options as substitute awards under a Parent Equity Plan which substitute awards have the same terms and conditions, including vesting, as were applicable to the Company Options and Company RSUs immediately prior to the Effective Time (except for the Permitted Amendments and provided that the vesting acceleration triggered at the Effective Time as set forth on Section 2.08(b) of the Company Disclosure Letter shall be given effect, subject to the terms of the applicable Company Options and Company RSUs). Parent shall provide the Company, and the Company shall provide Parent, with drafts of, and a reasonable opportunity to comment upon, all resolutions, option agreements and other written actions as may be required to effectuate the provisions of this Section 2.08(b). For the avoidance of doubt, pursuant to the terms of the Company Equity Plans, Company Options and Company RSUs, the Merger is a “Change in Control” as defined therein and nothing in the Permitted Amendments shall alter that result or alter the vesting terms of the Company Options or Company RSUs.
(c)   All Parent Shares to be issued by Parent with respect to Company RSUs that accelerate vesting at the Effective Time as set forth on Section 2.08(b) of the Company Disclosure Letter (the “Settled RSUs”) will be issued by Parent to the applicable holder within ten (10) Business Days following the Effective Time. Any required Tax withholding associated with the issuance of Parent Shares in respect of Settled RSUs will be satisfied by Parent’s withholding from the number of whole Parent Shares otherwise issuable to the holder of the Settled RSUs a number of Parent Shares the maximum number of whole Parent Shares with a then current trading value not exceeding such applicable tax withholding obligation amount, with any remainder Tax withholding amount less than the value of a whole Parent Share to be satisfied through payroll withholding by Parent or the Surviving Corporation.

(d)   Notwithstanding any other provision of this Agreement, no fractional Parent Shares shall be issued in connection with the Merger, no dividends or distributions of Parent shall relate to such fractional share interests, no certificates for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a Parent Stockholder. Any Company Stockholder who would otherwise be entitled to receive a fraction of a Parent Share pursuant to the Merger (after taking into account all Company Shares held immediately prior to the Effective Time by such holder) shall, in lieu of such fraction of a share and upon surrender of such Company Share Certificate or Book-Entry Shares, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest and subject to any required Tax withholding, determined by multiplying such fraction by the Average Parent Stock Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional Parent Share that would otherwise have been issuable as part of the Merger Consideration. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional Parent Shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional Parent Shares.
(e)   All calculations performed pursuant to the terms of this Agreement shall be calculated to four decimal places (0.0001).
(f)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of shares thereof, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.00001 per share, of the Surviving Corporation and all such shares shall constitute the only outstanding shares of common stock of the Surviving Corporation, all of which shares shall be held by Parent.
(g)   In accordance with Section 262 of the DGCL, no appraisal rights shall be available to Company Stockholders in connection with the Merger or the other transactions contemplated by this Agreement.
2.09   Closing of Company Transfer Books.   At the Effective Time, (a)(i) each certificate formerly representing any Company Share (“Company Share Certificate”) and (ii) each uncertificated Company Share (“Book-Entry Share”) formerly representing any Company Share shall cease to be outstanding and (other than any Excluded Shares) shall represent only the right to receive the number of Parent Shares (and cash in lieu of any fractional Parent Shares) as contemplated by Section 2.08 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.10(f) and all holders of Company Share Certificates or Book-Entry Shares shall cease to have any rights as Company Stockholders; and (b) the stock transfer books of the Company shall be closed with respect to all Company Shares outstanding immediately prior to the Effective Time. No further transfer of any such Company Shares shall be made on such stock transfer books after the Effective Time. If after the Effective Time, a valid certificate previously representing any Company Shares is presented to the Exchange Agent, to the Surviving Corporation or to Parent, such Company Share Certificate shall be cancelled and shall be exchanged as provided in this ARTICLE 2.
2.10   Exchange Fund; Exchange of Certificates.
(a)   Prior to the Closing Date, Parent and the Company shall mutually select a bank or trust company, which may be the transfer agent for the Parent Shares, to act as exchange agent in the Merger (the “Exchange Agent”), and, not later than the Effective Time, Parent shall enter into an agreement with such bank or trust company, which agreement shall be reasonably acceptable to the Company, for the payment of the Merger Consideration as provided in Section 2.08.
(b)   Parent shall issue and deliver, prior to or concurrently with the Effective Time, to the Exchange Agent solely for the account and benefit of the former Company Stockholders (other than holders of Excluded Shares), (i) book entry shares representing the maximum number of Parent Shares that have become issuable pursuant to Section 2.08(a)(ii), after giving effect to Section 2.08(d), for delivery to the Merger Consideration recipients entitled thereto (such Parent Shares being the “Exchange Fund”); and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 2.08(d) for delivery to the Merger Consideration recipients entitled thereto.
(c)   Upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), (i) the holder of a Book-Entry Share (other than in respect of Excluded Shares) shall be entitled to receive evidence of shares in book entry form representing the number of whole Parent Shares that the holder is entitled to receive pursuant to the provisions of Section 2.08(a) (and cash in lieu of any fractional Parent Shares pursuant to Section 2.08(d)) and (ii) such Book-Entry Share shall immediately be canceled.
(d)   As promptly as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to provide to the record holders of Company Share Certificates (other than in respect of Excluded Shares) (i) a notice advising such holder of the effectiveness of the Merger; (ii) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Share Certificates shall be effected, and risk of loss and title to the Company Shares shall pass, only upon delivery of such Company

Share Certificates to the Exchange Agent); and (iii) instructions for use in effecting the surrender of the Company Share Certificates in exchange for the Parent Shares, as provided in Section 2.08(a). Upon surrender of a Company Share Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Share Certificate shall be entitled to receive in exchange evidence of shares in book entry form representing the number of whole Parent Shares that such holder has the right to receive pursuant to the provisions of Section 2.08(a) (and cash in lieu of any fractional Parent Shares pursuant to Section 2.08(d)) and (B) the Company Share Certificate so surrendered shall immediately be canceled. Until surrendered as contemplated by this Section 2.10(d), each Company Share Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Parent Shares (and cash in lieu of any fractional Parent Shares pursuant to Section 2.08(d)) as contemplated by this ARTICLE 2 and any distribution or dividend with respect to Parent Shares, the record date for which is after the Effective Time.
(e)   In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of Company, evidence of shares in book-entry form representing the proper number of Parent Shares (and cash in lieu of any fractional Parent Shares pursuant to Section 2.08(d)) may be issued or paid to a Person other than the Person in whose name the Company Share Certificate or Book-Entry Shares so surrendered is registered if such Company Share Certificate shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares shall be properly transferred, and the Person requesting such issuances shall pay any transfer or other Taxes required by reason of the issuance of the Parent Shares (and cash in lieu of any fractional Parent Shares pursuant to Section 2.08(d)) to a Person other than the registered holder of such Company Shares or establish to the satisfaction of Parent that such Taxes have been paid or are not applicable. If any Company Share Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of evidence of shares in book-entry form representing Parent Shares (and payment of any cash in lieu of any fractional Parent Shares pursuant to Section 2.08(d)), require the owner of such lost, stolen or destroyed Company Share Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent, or the Surviving Corporation with respect to such Company Share Certificate.
(f)   All Parent Shares to be issued and delivered to the Exchange Agent pursuant to this Section 2.10 shall be deemed issued and outstanding as of the Effective Time, and whenever a dividend or other distribution is declared by Parent in respect of Parent Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Parent Shares issuable pursuant to this Agreement. No dividends or other distributions declared or made with respect to the Parent Shares with a record date after the Effective Time shall be paid to the holder of an unsurrendered Company Share Certificate or Book-Entry Share with respect to the Parent Shares that such holder has the right to receive pursuant to the Merger until such holder surrenders such Company Share Certificate or Book-Entry Share in accordance with this Section 2.10. All such dividends and other distributions shall be paid by Parent to the Exchange Agent after deduction of any applicable Taxes and shall be included in the Exchange Fund, in each case, until the surrender of such Company Share Certificate or Book-Entry Share in accordance with this Section 2.10. Subject to the effect of applicable Laws, following surrender of any such Company Share Certificate or Book-Entry Share there shall be paid to the recordholder thereof, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Parent Shares and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Shares with a record date after the Effective Time but with a payment date subsequent to surrender.
(g)   Any portion of the Exchange Fund that remains undistributed to holders of Company Share Certificates and Book-Entry Shares as of the date one (1) year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Share Certificates or Book-Entry Shares who have not theretofore surrendered their Company Share Certificates or Book-Entry Shares to the Exchange Agent in accordance with this Section 2.10(g), as well as any holders of Book-Entry Shares who have not theretofore cashed any check payable to them in accordance with Section 2.08(d) shall thereafter look only to Parent for satisfaction of their claims for Parent Shares, cash in lieu of fractional Parent Shares and any dividends or distributions with respect to Parent Shares, subject to applicable abandoned property law, escheat law or similar Law.
(h)   Neither Parent nor Merger Sub, nor the Surviving Corporation shall be liable to any current or former Company Stockholder or to any other Person with respect to any Parent Shares (or cash in lieu of fractional Parent Shares or dividends or distributions with respect thereto), or for any other cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Law. If any Company Share Certificate or Book-Entry Share shall not have been surrendered prior to five (5) years after the Closing Date (or immediately prior to such earlier date on which any Parent Shares, cash in lieu of fractional Parent Shares or any dividends or other distributions payable to the holder of such Company Share Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Body), any Parent Shares issuable upon the surrender of, or any cash in lieu of fractional Parent Shares or dividends or other distributions in respect of, such Company Share Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

2.11   Withholding.   Each of the Company, Parent, Merger Sub and the Surviving Corporation (as applicable) shall be entitled to deduct or withhold such amounts as are required under applicable Law to be withheld from the amounts payable (including Parent Shares deliverable) under this Agreement in accordance with the Code and any other applicable Law, and the Exchange Agent shall be entitled to so deduct or withhold to the extent it is entitled as set forth in the general instructions in the letter of transmittal. Any such withheld or deducted amount shall be timely paid over to the appropriate Governmental Body and treated as though such amount had been paid to the Person in respect of whom such withholding was required.
2.12   Interest; No Liability.   All payments made pursuant to this ARTICLE 2 shall be without interest. Neither Parent, Merger Sub nor the Surviving Corporation shall be liable to any Person in respect of any cash or securities delivered to a public official pursuant to any applicable abandoned property law, escheat law or similar Law.
2.13   Adjustments to Prevent Dilution.   Without limiting the other provisions of this Agreement, in the event that the Company changes the number of Company Shares issued and outstanding prior to the Effective Time or Parent changes the number of Parent Shares issued and outstanding prior to the Effective Time, in either case, as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the consideration paid in accordance with this Agreement, including the Exchange Ratio, shall be equitably adjusted to reflect such change; provided, that nothing in this Section 2.13 shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.
2.14   Further Action.   If, at any time after the Effective Time, any further action is determined by Parent or the Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to rights and property of Merger Sub and the Company, the officers and directors of Parent shall be further authorized to take such action. Parent and the Surviving Corporation also shall take such further actions as may be necessary or desirable to ensure that the Exchange Agent sends out the letters of transmittal to Company Stockholders and issues evidence of shares in book-entry form representing Parent Shares to such stockholders in accordance with Section 2.10.
2.15   Corporate Governance Matters.   The Parent Board shall take all necessary corporate action, to the extent within its power and authority, so that, as of the Effective Time, the directors constituting the Parent Board shall be as set forth in Schedule 2.15.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the Company SEC Documents furnished or filed after December 31, 2022, and at least one (1) Business Day prior to the date of this Agreement (excluding any disclosures in any risk factors section or otherwise relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature), it being understood that this clause (a) shall not apply to any representations and warranties set forth in Sections 3.01 (Organization and Corporate Power), 3.02 (Authorization; Valid and Binding Agreement), 3.03 (Capital Stock), 3.04 (Subsidiaries), 3.05 (No Breach), 3.06 (Consents), 3.22 (Brokerage), 3.23 (Disclosure), 3.24 (Board Approval; Vote Required) or 3.26 (Opinion), or (b) the confidential disclosure letter delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) to the extent it makes reference to the particular Section or subsection of this Agreement to which exception is being taken (or to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to another Section or subsection of this Agreement), the Company represents and warrants to Parent as follows:
3.01   Organization and Corporate Power.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of the Subsidiaries of the Company is a corporation or other entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. True and complete copies of the certificate of incorporation and bylaws of the Company and the Organizational Documents of each of its Subsidiaries, as in effect as of the date of this Agreement, have been heretofore made available to Parent.
(b)   Each of the Company and its Subsidiaries has all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such Permits would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.02   Authorization; Valid and Binding Agreement.   Subject to obtaining the Company Stockholder Approval, the execution, delivery and performance of this Agreement by the Company and each other agreement, document, instrument or certificate contemplated hereby to be executed, delivered and performed by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of the Company, and no other corporate approvals on the Company’s part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws, other similar Laws affecting creditors’ rights or general principles of equity affecting the availability of specific performance and other equitable remedies (collectively, the “Enforceability Exceptions”).
3.03   Capital Stock.
(a)   The authorized capital stock of the Company consists of 500,000,000 Company Shares and 10,000,000 shares of preferred stock, $0.00001 par value per share. As of January 6, 2025 (the “Measurement Date”), there were (i) 49,572,746 Company Shares issued and outstanding, (ii) no shares of preferred stock issued and outstanding, (iii) zero Company Shares held by the Company in its treasury, (iv) outstanding Company Options to purchase an aggregate of 5,316,587 Company Shares, (v) 2,411,871 Company Shares subject to or otherwise deliverable in connection with outstanding Company RSUs, (vi) 10,925,169 Company Shares reserved for issuance in respect of future awards under the Company Equity Plans and (vii) 796,943 Company Shares reserved for issuance under the Company ESPP. From the Measurement Date to the execution and delivery of this Agreement, the Company has not issued any Company Shares, Company Options, Company RSUs, or any other capital stock, except Company Shares pursuant to the exercise of the Company Options or settlement of Company RSUs, in each case, outstanding as of the Measurement Date and as disclosed in Section 3.03(b) of the Company Disclosure Letter.
(b)   Section 3.03(b) of the Company Disclosure Letter sets forth a true and complete list as of the Measurement Date of the outstanding Company Options and Company RSUs (the “Company Equity Awards Capitalization Table”), including, with respect to each Company Option and Company RSU award, (i) the number of Company Shares issuable thereunder or with respect thereto, (ii) the holder thereof, (iii) the exercise price (if any), (iv) the grant date, (v) the applicable vesting schedule, including the number of vested and unvested shares as of the date of this Agreement, (vi) the expiration date (if any), and (vii) with respect to Company Options, whether such Company Option is intended to constitute an “incentive stock option” (as defined in the Code) or a non-qualified stock option (or its equivalent in any jurisdiction outside of the U.S.). The Company shall have provided Parent with an updated Company Equity Awards Capitalization Table no later than five (5) Business Days prior to the Effective Time (the “Updated Cap Table Delivery Date”), which shall be measured as of no earlier than five (5) Business Days prior to the Updated Cap Table Delivery Date. No Offering (as defined in the Company ESPP) has ever commenced under the Company ESPP, and there are no outstanding Company ESPP Purchase Rights.
(c)   All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid, non-assessable and not subject to or issued in violation of preemptive or similar rights. All of the issued and outstanding Company Shares, Company Options and Company RSUs were issued in compliance in all material respects with all applicable Laws concerning the issuance of securities.
(d)   Except as set forth in Section 3.03(b) of the Company Disclosure Letter, the Company does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth in Section 3.03(b) of the Company Disclosure Letter, there are no outstanding (i) shares of capital stock or other equity interests or voting securities of the Company, (ii) securities convertible or exchangeable, directly or indirectly, into capital stock of the Company, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company, (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or (v) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which Company Stockholders may vote.
(e)   All of the outstanding Company Options and Company RSUs have been duly authorized by all necessary corporate action and were granted in accordance with the terms of all applicable Plans and applicable Laws, and do not trigger any liability for the holder thereof under Section 409A of the Code. Each Company Option has an exercise price that is no less than the fair market value of the underlying shares on the date of grant, as determined in accordance with Section 409A of the Code. The Company has the requisite power and authority, in accordance with the Company Equity Plans, the applicable award agreements and any other applicable Contract, to take the actions contemplated by Section 2.08(b).
(f)   There are no stockholder agreements or voting trusts or other agreements or understandings to which the Company is a party with respect to the voting, or restricting the transfer, of the capital stock or any other equity interest of the

Company. The Company has not granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares of capital stock that are in effect. No shares of capital stock of the Company are held by any Subsidiary of the Company.
(g)   As of the date of this Agreement, there is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, a party to, or otherwise bound.
3.04   Subsidiaries.
(a)   Section 3.04(a) of the Company Disclosure Letter sets forth a list of each Subsidiary of the Company, indicating for each such Subsidiary its jurisdiction of organization. Other than the Subsidiaries of the Company listed on Section 3.04(a) of the Company Disclosure Letter, the Company does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, capital stock or any other equity interests of any Person.
(b)   All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) were issued in compliance in all material respects with all applicable Laws concerning the issuance of securities; and (iii) are owned of record and beneficially, directly or indirectly, by the Company free and clear of all material Liens (other than Permitted Liens and restrictions on transfer arising under applicable securities Laws).
(c)   None of the Company’s Subsidiaries has any other equity securities authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing. There are no outstanding or authorized options or other rights to acquire from any of the Company’s Subsidiaries, or any obligations of any of the Company’s Subsidiaries to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of any of the Company’s Subsidiaries (collectively, “Company Subsidiary Securities”). There are no outstanding obligations of the Company or its Subsidiaries to repurchase, redeem, or otherwise acquire any of the Company Subsidiary Securities, and there are no other options, calls, warrants, or other rights, relating to Company Subsidiary Securities to which the Company or its Subsidiaries is a party. There are no stockholder agreements or voting trusts or other agreements or understandings to which the Company or any of the Company’s Subsidiaries is a party with respect to the voting, or restricting the transfer, of the capital stock or any other equity interest of any of the Company’s Subsidiaries. Neither the Company nor any of the Company’s Subsidiaries have granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to the capital stock or any other equity interest of any of the Company’s Subsidiaries.
3.05   No Breach.   Except with respect to clauses (b) and (c) for any conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the execution, delivery and performance of this Agreement by the Company and, subject to obtaining the Company Stockholder Approval, the consummation of the transactions contemplated hereby do not (a) conflict with or violate the Company’s or any of its Subsidiaries’ Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and obligations described in Section 3.06 have been made, conflict with or violate any Law or Order to which the Company, its Subsidiaries or any of their properties or assets is subject, or (c) conflict with or result in any breach of, constitute (with or without notice of or lapse of time of both) a default under, result in a violation of, give rise to a right of termination, modification, cancellation or acceleration under, give rise to any penalties, repayment obligations, special assessments or additional payments under, result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries, or require any authorization, consent, waiver, approval, filing, exemption or other action by or notice to any court, other Governmental Body or other third party, under the provisions of any Company Material Contract.
3.06   Consents, etc.   Except as may be required by (a) the HSR Act and antitrust and competition Laws of other jurisdictions, (b) the Exchange Act, (c) the Securities Act, (d) U.S. state securities Laws, (e) NASDAQ, and (f) the DGCL, in each case, which requirements have or will be satisfied in connection with the transactions contemplated hereby, (i) none of the Company or any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby and (ii) no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Company or any of its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for those notices, reports, filings, consents, approvals or authorizations the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
3.07   SEC Reports; Disclosure Controls and Procedures.
(a)   The Company has filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated by reference therein) with the SEC required to be filed or furnished by the

Company since the Lookback Date (if amended, supplemented or superseded by a filing at least one (1) Business Day prior to the date of this Agreement, then such filing as so amended, supplemented or superseded, the “Company SEC Documents”). As of their respective filing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and the requirements of SOX, each as in effect on the date so filed or furnished, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents, and, to the knowledge of the Company, none of the Company SEC Documents is the subject of any outstanding SEC comment or investigation. No Subsidiary of the Company is required to file reports with the SEC pursuant to the requirements of the Exchange Act.
(b)   The consolidated financial statements (including all related notes and schedules) of the Company and its consolidated Subsidiaries contained in the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof (or, if amended, supplemented or superseded by a filing at least one (1) Business Day prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing) and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby. Since the Lookback Date, neither the Company nor any of its Subsidiaries has become a party to any joint venture, off balance sheet partnership or any similar Contract, where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries in the Company’s published financial statements or other Company SEC Documents.
(c)   The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets. Since the Lookback Date, none of the Company, the Company’s independent accountants, the Company Board or its audit committee has received any oral or written notification of any (A) “significant deficiency” in the internal controls over financial reporting of the Company, (B) “material weakness” in the internal controls over financial reporting of the Company, or (C) fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the internal controls over financial reporting of the Company. Since the Lookback Date, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.
(d)   The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.
(e)   Since the Company Balance Sheet Date, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any Representative of the Company or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and, (ii) to the knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, by the Company or any of its Subsidiaries or any of their officers, directors, employees or agents to any director or executive officer of the Company.
(f)   The Company is in material compliance with the applicable listing and corporate governance rules and regulations of NASDAQ.

3.08   No Undisclosed Liabilities.   Except (a) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of the Company as of September 30, 2024, included in the Company SEC Documents; (b) as incurred after the date thereof in the ordinary course of business consistent with past practice or (c) as set forth in Section 3.08 of the Company Disclosure Letter, the Company, together with its Subsidiaries, does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case, required by GAAP to be reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance therewith (or disclosed in the notes to such balance sheet), that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.
3.09   Absence of Certain Developments.
(a)   Since September 30, 2024, there has not occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(b)   Except as expressly contemplated by this Agreement, since September 30, 2024, each of the Company and its Subsidiaries has carried on and operated its business in all material respects in the ordinary course of business, and neither the Company nor any of its Subsidiaries has taken any action that, if taken during the Pre-Closing Period, would require Parent’s consent pursuant to any of the covenants in clauses (i), (ii), (v), (vi), (vii), (ix), (xii), (xiv) and, solely as it relates to the foregoing, (xx) of Section 5.01(b).
3.10   Title to Properties.
(a)   The Company and its Subsidiaries have good and valid title to, or hold pursuant to valid and enforceable leases or other comparable Contract rights, all of the personal property and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, in each case, free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Company’s knowledge, all such items of tangible personal property are in operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with normal industry practices.
(b)   The Company and its Subsidiaries do not own, nor has either ever owned, any real property or interest in real property or any agreement or option or right of first refusal or first offer to acquire real property. Section 3.10 of the Company Disclosure Letter sets forth a complete and accurate list of all real property used, occupied or leased or subleased by the Company or its Subsidiaries (each such property, the “Company Real Property” and each such lease, sublease or other use or occupancy agreement, the “Company Real Property lease”). The Company Real Property leases are in full force and effect and the Company holds a valid and existing leasehold interest in the Company Real Property under each such applicable lease. Neither the Company nor, to the Company’s knowledge, any other party to the applicable Company Real Property leases is in default in any material respect under, or has given any written notice of termination or cancellation, any of such leases. No event has occurred which, if not remedied, would result in a default by the Company in any material respect under the Company Real Property leases, and, to the Company’s knowledge, no event has occurred which, if not remedied, would result in a default by any party other than the Company in any material respect under the Company Real Property leases, and there are no outstanding claims of breach or indemnification or notice of material default or termination of any Company Real Property lease.
3.11   Tax Matters.
(a)   (i) The Company and its Subsidiaries have timely filed (taking into account any applicable extensions) all income and other material Tax Returns required to be filed by them, (ii) such Tax Returns are complete and correct in all material respects, (iii) the Company and its Subsidiaries have timely paid all Taxes as due and payable (whether or not shown on any Tax Return) and, (iv) as of the Company Balance Sheet Date, any Liability of the Company or any of its Subsidiaries for accrued Taxes not yet due and payable, or which are being contested in good faith through appropriate proceedings, has been provided for in the financial statements of the Company in accordance with applicable accounting practices and procedures. Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes outside the ordinary course of business.
(b)   No claim has been made in writing by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries. The Company and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Neither the Company nor any of its Subsidiaries has been a party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b).

(c)   No material non-U.S., federal, state or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries.
(d)   (A) There is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any material Tax or file any material Tax Return, other than any such request made in the ordinary course of business, and (B) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of the Company or any of its Subsidiaries that is currently in force.
(e)   The Company and its Subsidiaries are not and have never been resident for Tax purposes in any jurisdiction other than the country of its respective formation, and do not have, and have never had any permanent establishment or other taxable presence in any jurisdiction other than the country of its respective formation.
(f)   Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes). Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the common parent of which was the Company) or (ii) has Liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or by Contract (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes).
(g)   Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code (or any similar provision of state, local or non-U.S. Law).
(h)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction or loss from, taxable income, or make any adjustment under Section 481(a) of the Code, for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or improper use of any method of accounting for any taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or other Law) executed prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received or deferred revenue accrued outside the ordinary course of business on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code.
(i)   Neither the Company nor any of its Subsidiaries has any unpaid Tax Liabilities under the CARES Act.
(j)   Neither the Company or any of its Subsidiaries (i) is, or has ever been, a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal, state, local or non-U.S. income Tax purposes; or (ii) owns or has ever owned any stock or other interest in a controlled foreign corporation within the meaning of Section 957(a) of the Code or any passive foreign investment company within the meaning of Section 1297(a) of the Code.
(k)   Neither the Company nor any of its Subsidiaries has taken and will not take, prior to the Effective Time, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code.
3.12   Contracts and Commitments.
(a)   As of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any:
(i)   ”material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or any of its Subsidiaries that was required to be, but has not been, filed with the SEC with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or any Company SEC Documents filed after the date of filing of such Form 10-K until the date of this Agreement;
(ii)   collective bargaining agreement or Contract with any labor union, trade organization, works council or other employee representative body, Contract with a third-party professional employer organization, or other Contract with any other third party which cannot be terminated with thirty (30) days’ notice or less, under which the Company or any of its Subsidiaries obtains the services of temporary or leased employees;
(iii)   Contract relating to the acquisition or disposition of any product line, business or material asset of the Company or any of its Subsidiaries, in each case, with obligations remaining to be performed or Liabilities continuing after the date of this Agreement;
(iv)   Contract establishing any joint ventures, partnerships, profit shares, material collaborations or similar arrangements;

(v)   Contract (A) prohibiting or materially limiting the right of the Company or any of its Subsidiaries to compete in any line of business or to conduct business with any Person or in any geographical area, (B) obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party, (C) under which the Company or any of its Subsidiaries has granted to any Person or group of Persons the right to manufacture, sell, market or distribute any Product of the Company or any of its Subsidiaries, in each case, on an exclusive basis in any geographical area, (D) containing any “most favored nations” or similar preferential terms and conditions (including with respect to pricing) granted by the Company or any of its Subsidiaries, or (E) grants any rights of first refusal, right of first offer, right of negotiation or similar right to acquire rights or ownership with respect to any material assets or business of the Company or any of its Subsidiaries;
(vi)   (A) Third Party Component Contract or (B) other Contract relating to the research, testing, development, commercialization, manufacture or supply of any Product of the Company or any of its Subsidiaries, and, in the case of this clause (B), providing for minimum payment obligations payable to or by the Company of at least $100,000 in any prospective twelve (12)-month period;
(vii)   Contract pursuant to which the Company or any of its Subsidiaries (A) licenses any Intellectual Property (other than commercially available off-the-shelf Software) from another Person, which Intellectual Property is used by the Company or one of its Subsidiaries in the conduct of its business as currently conducted (each, a “Company In-License”) or (B) licenses any Intellectual Property owned or in-licensed by the Company or any of its Subsidiaries to another Person (other than an Affiliate), except non-exclusive licenses that are granted in the ordinary course of business to service providers, contract manufacturing organizations or customers of Company or any of its Subsidiaries;
(viii)   Contract pursuant to which the Company or any of its Subsidiaries has any continuing obligation to make any milestone or royalty or other “earnout” or similar contingent or deferred payments potentially payable by the Company or any of its Subsidiaries in the aggregate over the term of the Contract from and after the date of this Agreement;
(ix)   mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than (A) accounts receivables and payables; (B) loans to direct or indirect wholly-owned Subsidiaries, in the case of each of clauses (A) and (B), in the ordinary course of business; and (C) Indebtedness or guarantees for Indebtedness, the principal amount of which does not exceed $50,000;
(x)   Contract providing for any guaranty by the Company or any of its Subsidiaries of third-party obligations (under which the Company or any of its Subsidiaries has continuing obligations as of the date of this Agreement), other than (A) any guaranty by the Company of any of its Subsidiaries’ obligations or (B) contractual indemnification obligations made in the ordinary course of business and that are merely incidental to the transaction contemplated in any Contract, the commercial purpose of which is primarily for something other than such indemnification obligations, and which indemnification obligations are not material to the business of the Company or any of its Subsidiaries;
(xi)   Contract between the Company, on the one hand, and any Affiliate of the Company (other than a Subsidiary of the Company), on the other hand;
(xii)   Company Real Property lease;
(xiii)   Contract under which the Company and the Company’s Subsidiaries made annual expenditures or received annual revenues in excess of $500,000 during the 2024 fiscal year;
(xiv)   Contract between the Company or any of the Company’s Subsidiaries, on the one hand, and any Governmental Body, on the other hand, other than any such Contracts the primary purpose of which is the sale of any Products or Services to such Governmental Body; or
(xv)   Contract to enter into any Contract of the type described in the foregoing clauses (i) through (xiv).
(b)   The Company has made available to Parent a true and correct copy of all written Company Material Contracts, together with any and all amendments thereof and waivers thereunder, and a correct and complete written summary setting forth the terms and conditions of each oral Company Material Contract.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company is not (and to the Company’s knowledge is not alleged to be) in breach of or default under any Contract listed, or required to be listed, in Section 3.12(a) of the Company Disclosure Letter (each, together with any Contract entered into after the date of this Agreement but would be required to be set forth on Section 3.12(a) of the Company Disclosure Letter if such Contract was in effect as of the date of this Agreement, a “Company Material Contract” and, collectively, the “Company Material Contracts”) and (ii) to the Company’s knowledge, as of the date of this Agreement, the parties other than the Company or any of its Subsidiaries to each of the Company Material Contracts is not in breach thereof or in default thereunder. Each Company Material Contract is legal and in full force and effect and is valid, binding and enforceable against the Company and its Subsidiaries (to the extent party thereto) and, to the Company’s knowledge, each other party thereto. As of the date of this Agreement, no party to any Company Material Contract has given any written notice, or to the knowledge of the Company, any notice (whether or not written) of termination or cancellation of any Company Material Contract or that it intends to seek to terminate or cancel any Company Material Contract (whether as a result of the transactions contemplated hereby or otherwise).
3.13   Intellectual Property.
(a)   All of the patents, domain names, registered trademarks and service marks, registered copyrights and applications for any of the foregoing, that are (i) currently owned by the Company or any of its Subsidiaries (ii) exclusively licensed to the Company or any of its Subsidiaries under any Company In-License (the items in clauses (i) and (ii), collectively, “Company Registered Intellectual Property”) are set forth in Section 3.13 of the Company Disclosure Letter. None of the issued or granted Company Registered Intellectual Property has been held by a court or other tribunal to be invalid or unenforceable or is the subject of any ongoing challenge to validity or enforceability before any court or other tribunal, and, to the Company’s knowledge, (A) all issued or granted Company Registered Intellectual Property is subsisting and in full force and effect, and (B) all other Company Registered Intellectual Property is valid and subsisting. One or more of the Company and its Subsidiaries owns and possesses all right, title and interest in and to each item of the Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries free and clear of all Liens other than Permitted Liens. The Intellectual Property owned by the Company and its Subsidiaries, together with any Intellectual Property licensed to the Company or its Subsidiaries under the Company In-Licenses (and any licenses for commercially available Software) constitutes all Intellectual Property used in and material to or otherwise necessary for the Company’s or its Subsidiaries’ manufacture or sale of its Products or Services or operation of the business of the Company or its Subsidiaries as currently conducted. To the knowledge of the Company, no Person is currently infringing, misappropriating, diluting or otherwise violating, or has previously within the past four (4) years infringed, misappropriated, diluted or otherwise violated, any material Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries. No Person has provided written notice of an Action or, to the knowledge of the Company, threatened an Action, challenging the ownership, validity, enforceability or scope of any Company Registered Intellectual Property, and no item of Company Registered Intellectual Property is the subject of any outstanding Order, or ruling enacted, adopted, promulgated or applied by a Governmental Body or arbitrator of which the Company has received written notice.
(b)   To the Company’s knowledge, the Company and its Subsidiaries, their Products and the business of the Company and its Subsidiaries as currently conducted, do not infringe, misappropriate, dilute or otherwise violate any Intellectual Property owned by another Person and have not infringed, misappropriated, diluted or otherwise violated any Intellectual Property owned by another Person within the past six (6) years. The Company and its Subsidiaries have not, within the past six (6) years, received any charge, complaint, claim, demand, notice or other communication alleging any infringement, misappropriation, dilution or other violation (including any claim that the Company or a Subsidiary must license or refrain from using any Intellectual Property of another Person in order to avoid infringement, misappropriation, dilution or other violation) of the Intellectual Property of another Person, and there is no pending (or, to the knowledge of the Company, threatened) Action alleging any such infringement, misappropriation, dilution or violation.
(c)   The Company and its Subsidiaries have taken commercially reasonable efforts to protect and preserve their rights in all Intellectual Property owned by the Company or any of its Subsidiaries, including to maintain the confidentiality and value of all trade secrets and other material confidential information of the Company. All current and former employees, contractors and consultants of the Company or any of its Subsidiaries are subject to binding and enforceable obligations of confidentiality to the Company or its Subsidiaries, and all such Persons who have created any Intellectual Property for the Company or a Subsidiary in connection with their engagement by the Company or a Subsidiary that is material to (and, to the knowledge of the Company, any Intellectual Property that is otherwise used in) the conduct of the business of the Company or a Subsidiary as currently conducted have either (i) assigned to one or more of the Company or its Subsidiaries all of their rights, title and interests therein, to the full extent permitted by Law and to the extent such rights would not automatically vest with the Company or one of its Subsidiaries by operation of Law or (ii) with respect to consultants and contractors, (A) as it relates to Intellectual Property other than Software, granted the Company or its Subsidiaries sufficient rights in such Intellectual Property to conduct the business of the Company and its Subsidiaries as currently conducted, or (B) as it relates to Software, assigned to one or more of the Company or its Subsidiaries all of their rights, title and interests therein.
(d)   Section 3.13(d) of the Company Disclosure Letter sets forth a complete and accurate list of the top twenty (20) Products of the Company or any of its Subsidiaries sold or distributed by the Company or any of its Subsidiaries, based on revenue for the fiscal year ended December 31, 2023, through November 30, 2024.
(e)   The Company and each of its Subsidiaries have implemented commercially reasonable measures relating to their use of Open Source Software which measures are intended to confirm that the Company and its Subsidiaries comply with the terms and conditions of all licenses for the Open Source Software used by the Company or its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries have complied with the terms and conditions of all licenses, including attribution and notice requirements, for the Open Source Software used by the Company or such Subsidiary in the operation of its respective business as currently conducted or in the Products or Services of the Company or any of its Subsidiaries. The Company and its Subsidiaries have not distributed, licensed, linked, modified or otherwise used any Open Source Software in any manner that could (i) have a “copyleft” effect on or obligate the Company or any of its Subsidiaries to disclose, license or distribute in source code form to any third party or otherwise dedicate to the public any proprietary Software owned by the Company or any of its Subsidiaries, (ii) require any such proprietary Software to be licensed for making derivative works, (iii) impose restrictions on the consideration that Company or its Subsidiaries may charge for licensing or distributing any such proprietary Software or (iv) grant any third party rights or immunities under any Intellectual Property of the Company or its Subsidiaries, other than licenses granted by the Company or its Subsidiaries to third parties to whom the Company or its Subsidiaries license such proprietary Software.
3.14   Data Privacy.
(a)   The Company and its Subsidiaries (i) maintain commercially reasonable policies and procedures regarding security, privacy, and the use of Personal Data and that are designed to protect Personal Data from unauthorized access, use or disclosure, (ii) maintain commercially reasonably administrative, technical, and physical security measures given the industry in which the Company operates to protect Personal Data and systems against loss, damage, unauthorized access, use, modification, or other misuse, (iii) contractually obligate third-party service providers to contractual terms relating to such provider’s compliance with applicable Law, and (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the Lookback Date, have been in compliance with all of the Company’s and its Subsidiaries’ published and written policies, as applicable, governing security, privacy, and the use of Personal Data, contractual restrictions and applicable Laws governing data privacy and data security.
(b)   The Company and its Subsidiaries’ systems, including information technology assets, computer systems, equipment, hardware, servers, software, networks, telecommunications systems and related infrastructure, used or held for use by the Company, are adequate for, and operate and perform as required in connection with, the operation of the Company or its Subsidiaries as currently conducted. To the Company’s knowledge, none of the systems contains any material virus, “time bombs,” “back doors,” “trap doors,” Trojan horse, spyware, keylogger software, worm or other software routines, faults, malicious code, damaging devices, or hardware components designed to permit misuse of the systems or any data thereon.
(c)   To the Company’s knowledge, since the Lookback Date, none of the Company or any of its Subsidiaries has experienced any confirmed unauthorized access, acquisition, interruption, alteration, modification, loss, theft, corruption, destruction, compromise or other unauthorized processing of any Personal Data, except as would not be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.
(d)   To the Company’s knowledge, since the Lookback Date, none of the Company or any of its Subsidiaries has been under investigation by any state, federal, or foreign jurisdiction regarding its protection, storage, use, disclosure, and transfer of Personal Data.
(e)   To the Company’s knowledge, since the Lookback Date, none of the Company or any of its Subsidiaries has received any material written claim, complaint, inquiry or notice from any governmental, regulatory or self-regulatory authority or entity, or any data subject, related to the Company’s or its Subsidiaries’ collection, processing, use, storage, security, or disclosure of Personal Data, alleging that any of these activities are in violation of any applicable Laws governing data privacy and data security.
3.15   Litigation.   There are no Actions pending, nor, to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries or any of their respective (x) properties or (y) present or former officers or directors in such individual’s capacity as such, at law or in equity, or before or by any Governmental Body, and the Company and its Subsidiaries are not subject to or in violation of any outstanding Order of any Governmental Body, in each case, that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
3.16   Insurance.   Section 3.16 of the Company Disclosure Letter lists each material insurance policy maintained by the Company or any of its Subsidiaries or, to the Company’s knowledge, under which the Company is a named insured or otherwise the principal beneficiary of coverage, including the policy number and the period, type and amount of coverage. All such insurance policies are in full force and effect and shall continue in effect until the Closing Date. Such insurance policies are sufficient, in all material respects in the aggregate, with the operation of the Company’s or its Subsidiaries’ business for the industry in which it operates. The Company is not in default with respect to its obligations under any such insurance policies and, to the Company’s knowledge, there is no threatened termination of, or threatened premium increase with respect to, any of such policies, other than in connection with the Company’s annual renewal process.

3.17   Employee Benefit Plans.
(a)   Section 3.17 of the Company Disclosure Letter lists all material Company Plans other than (i) any employment offer letter or other employment Contract that is terminable “at-will” or following a statutory notice period and does not provide for severance, retention, change of control, transaction or similar bonuses, (ii) any individual consulting agreement that is terminable by the Company without advance notice and without any payment (other than payment for services performed prior to termination of the agreement), and (iii) statutory severance payments or statutory advance notice of termination periods (such Company Plans required to be listed on Section 3.17 of the Company Disclosure Letter, whether or not so listed, the “Material Company Plans”).
(b)   With respect to each Material Company Plan, the Company has made available to Parent true and complete copies of the following (as applicable) prior to the date of this Agreement: (i) the plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof; (ii) the summary plan description along with all summaries of material modifications thereto; (iii) the most recent annual report on Forms 5500; (iv) all related trust instruments or other funding-related documents; (v) a copy of the most recent financial statements and the most recent actuarial or valuation report for the plan; (vi) a copy of all material correspondence with any Governmental Body relating to a Company Plan received or sent within the last two (2) years; and (vii) the most recent determination or opinion letter.
(c)   Each Company Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code has received a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service that remains current to the effect that the form of such Company Plan is so qualified, and the Company is not aware of any facts or circumstances that would reasonably be expected to jeopardize the qualification of such Company Plan. The Company Plans comply in form and in operation in all material respects with the requirements of the Code, ERISA and other applicable Law.
(d)   With respect to the Company Plans, (i) all required contributions to, and premiums payable in respect of, such Company Plan have been timely made within the time periods, if any, prescribed by ERISA, the Code or other applicable Law or, to the extent not required to be made on or before the date of this Agreement, have been properly accrued on the Company’s financial statements in accordance with GAAP, and (ii) there are no Actions, audits, suits or claims pending or, to the Company’s knowledge, threatened, other than routine claims for benefits. No Company Plan is, or in the past three (3) years has been, the subject of an investigation, examination or audit by a Governmental Body or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Body.
(e)   Except as would not reasonably be expected to result in material liability to the Company, neither the Company nor any of its Subsidiaries has engaged in any non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Company’s knowledge, no prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any Company Plan.
(f)   Neither the Company nor any of its ERISA Affiliates has at any time in the past six (6) years sponsored or contributed to, or has or has had any Liability or obligation in respect of any Plan that is or was at any relevant time (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 4001(a)(3) or 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA, (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or (v) any health or other welfare arrangement that is or was self-insured other than a flexible spending account plan. No Company Plan is or has ever been, or currently funds or has ever been funded by, a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits. None of the Company Plans obligates the Company or its Subsidiaries to provide a current or former employee or other service provider (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other Law and coverage through the end of the month of termination of employment.
(g)   Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, either individually or together with the occurrence of some other event (including a termination of employment or service), (i) result in any payment (including severance, bonus or other similar payment) becoming due to any Person, (ii) increase or otherwise enhance any benefits or compensation otherwise payable to any Person, (iii) result in the acceleration of the time of payment or vesting of any compensation or benefits to any Person, (iv) require the Company or its Subsidiaries to set aside any assets to fund any benefits under a Company Plan or result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person, (v) limit the ability to amend or terminate any Company Plan or related trust or (vi) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code or Section 409A of the Code (or, in either case, any corresponding provision of state, local or foreign Tax law). The Company has no obligation to pay any gross-up or reimbursement in respect of any Taxes, including under Section 4999 of the Code or Section 409A of the Code (or, in either case, any corresponding provision of state, local or foreign Tax law).
(h)   Each Company Plan that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been written, executed and operated in all material respects in compliance with Section 409A of the Code and the regulations promulgated thereunder.
(i)   With respect to each Company Plan that is a Non-U.S. Plan, the fair market value of the assets of each funded Non-U.S. Plan, the liability of each insurer for any non-U.S. Plan funded through insurance or the book reserve established for any Non-U.S. Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on an ongoing basis (actual or contingent) with respect to all current or former participants under such Non-U.S. Plan according to the actuarial assumptions and valuation most recently used to determine employer contributions to such Non-U.S. Plan, and none of the contemplated transactions will cause such assets, insurance obligations or book reserves to be less than such benefit obligations. Each such Non-U.S. Plan required to be registered has been registered and has been maintained in all material respects in good standing with each applicable Governmental Body. No Company Plan that is a Non-U.S. Plan is a defined benefit pension plan.
3.18   Compliance with Law; Permits; Foreign Corrupt Practices Act.
(a)   The Company and each of its Subsidiaries hold all Permits required to operate their respective businesses as they are being conducted as of the date of this Agreement, and all of such Permits are in full force and effect, except where the failure to obtain or have any such Permit would, individually or in the aggregate, not reasonably be expected to have a Company Material Adverse Effect, and no proceeding is pending or, to the knowledge of the Company, threatened to revoke, suspend, cancel, terminate or adversely modify any such Permit. Neither the Company nor any of its Subsidiaries is, or since the Lookback Date, has been, in material violation of, or in material default under, any Law, in each case, applicable to the Company or any of its Subsidiaries or any of their respective assets and properties. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since the Lookback Date, (i) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Body that alleges any violation or noncompliance or any pending or threatened investigation by any such Governmental Body, of any applicable Law, and to the Company’s knowledge, there is no such investigation or inquiry pending; and (ii) neither the Company nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Body with respect to its alleged noncompliance with, or violation of, any applicable Law.
(b)   (i) Since the Lookback Date, none of the Company or its Subsidiaries, any director, officer, nor, to the knowledge of the Company, any employee or agent of the Company or its Subsidiaries, nor, any distributor or other third party representative of the Company, has directly or indirectly made, offered to make, attempted to make, accepted, authorized, promised, requested, or received, any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any Person, private or public, regardless of what form, whether in money, property, services, or anything else of value, for any improper purpose or to secure an improper advantage, in each case, in violation of any Anti-Corruption Laws, (ii) to the knowledge of the Company, as of the date of this Agreement, neither the Company nor any of its Subsidiaries (A) is under any internal or Governmental Body investigation for any material violation of any Anti-Corruption Laws, or (B) has received since the Lookback Date, any written notice or other communication from any Governmental Body regarding a violation of, or failure to comply with, any Anti-Corruption Laws, (iii) since the Lookback Date, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Body with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws, and (iv) since the Lookback Date, the Company and its Subsidiaries have maintained an adequate system of internal controls reasonably designed to ensure compliance in all material respects with applicable Anti-Corruption Laws and to prevent and detect violations of Anti-Corruption Laws.
(c)   Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Company, its Subsidiaries, or their respective officers or directors (i) is a Sanctioned Person, (ii) has, since the Lookback Date, engaged in a transaction with a Sanctioned Person, (iii) has been cited or fined for failure to comply with Trade Control Laws, and no Action, or to the knowledge of the Company, investigation, complaint or enquiry, with respect to any alleged non-compliance with Trade Control Laws by the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened, and (iv) has made any disclosure (voluntary or otherwise) to any Governmental Body with respect to any potential violation or liability of the Company or any of its Subsidiaries arising under or relating to any Trade Control Laws.
3.19   Environmental Compliance and Conditions.   Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(a)   each of the Company and its Subsidiaries is and has been in compliance with all Environmental Laws;

(b)   each of the Company and its Subsidiaries holds, and is and has been in compliance with, all Permits required under Environmental Laws to operate its business at the Company Real Property as presently conducted;
(c)   none of the Company or any of its Subsidiaries has received any notice from any Governmental Body or third party regarding any actual or alleged violation of Environmental Laws or any Liabilities or potential Liabilities for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under Environmental Laws;
(d)   no Hazardous Substance has ever been released, generated, treated, contained, handled, used, manufactured, processed, buried, disposed of, deposited, stored, or otherwise managed by the Company or on, under or about any of the real property occupied or used by the Company and the Company has not disposed of or released or allowed or permitted the release of any Hazardous Substance at any real property, including the Company Real Property, so as to give rise to Liability for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under CERCLA or any other Environmental Laws;
(e)   to the Company’s knowledge, there are no and have never been any Hazardous Substances present on, at, in or under any real property currently or formerly owned, leased or used by the Company for which the Company has, or may have, Liability; and
(f)   the Company has not assumed by Contract or by operation of law any Liability of any other Person under any Environmental Law.
3.20   Employment and Labor Matters.
(a)   The Company has made available to Parent a true and complete listing of each current employee of the Company or any of its Subsidiaries and any future employee who has formally accepted a written offer of employment with the Company or any of its Subsidiaries, including for each: (i) name (unless located in a non-U.S. jurisdiction); (ii) work location; (iii) date of hire or expected start date; (iv) job title; (v) annual base salary or hourly wage rate; (vi) target annual bonus or incentive compensation for the current fiscal year (or other applicable bonus or incentive period); (vii) exempt classification status under the Fair Labor Standards Act (if applicable), (viii) full-time or part-time status; (ix) whether on a work visa; and (x) employing entity. The Company has made available a list of each natural Person who currently serves as an independent contractor, consultant, PEO Staff or other non-employee service provider of the Company or any Subsidiary.
(b)   Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with a labor union, works council or other employee representative body, and there are no such agreements which pertain to employees of the Company or any of its Subsidiaries in existence or in negotiation. No employees of the Company or any of its Subsidiaries are represented by a labor union, works council or other employee representative body. Neither the Company nor any of its Subsidiaries have experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past two (2) years, and to the Company’s knowledge, no such strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute is threatened. Neither the Company nor any of its Subsidiaries will incur any notice, consultation or consent obligations with respect to any labor union, works council or other employee representative body in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. There are no, and for the past two (2) years there have been no, Actions or material disputes (A) between the Company or any of its Subsidiaries and any of their respective employees, independent contractors or PEO Staff or (B) by or before any Governmental Body affecting the Company or any of its Subsidiaries concerning employment matters. To the Company’s knowledge, (i) there are no Actions or any material disputes threatened (A) between the Company or any its Subsidiaries and any of their respective employees, independent contractors or PEO Staff or (B) by or before any Governmental Body affecting the Company or any of its Subsidiaries concerning employment matters, and (ii) there is no current campaign being conducted to solicit cards from or otherwise organize employees of the Company or any of its Subsidiaries or to authorize a labor union, works council or other employee representative body to request that the National Labor Relations Board (or any other Governmental Body) certify or otherwise recognize such a body with respect to employees of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries have been subject to an application by a labor union, works council or other employee representative body to be declared a common or related employer under labor relations legislation.
(c)   The Company and its Subsidiaries are in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, human rights, discrimination, pay equity, employment equity, workers’ compensation, safety and health, worker classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Law. There has been no “mass layoff” or “plant closing” (as defined by WARN or any similar foreign, state, provincial or local Laws) with respect to the Company or any of its Subsidiaries within the two (2) years prior to the Closing Date. As of the date of this Agreement, to the Company’s knowledge, no current executive, key employee or group of employees has given notice of termination of employment or otherwise disclosed plans to the Company or any of its Subsidiaries to terminate employment with the Company or any of its Subsidiaries within the next twelve (12) months. To the Company’s knowledge, no employee, independent contractor or PEO Staff of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement, including any confidentiality or non-competition agreement, that in any material way prohibits, adversely affects or restricts the performance of such Person’s duties as presently conducted.
(d)   To the Company’s knowledge, in the last three (3) years prior to the date of this Agreement, no allegations of sexual harassment or sexual misconduct have been made to the Company or any of its Subsidiaries against any director, officer, employee, independent contractor or PEO Staff of the Company or any of its Subsidiaries. In the last three (3) years prior to the date of this Agreement, neither the Company or any Subsidiary has entered into any settlement agreements related to allegations of sexual harassment or misconduct by a director, officer, employee, independent contractor or PEO Staff of the Company or any of its Subsidiaries.
3.21   FDA and Regulatory Matters.
(a)   Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is, and since December 31, 2019, has been, in compliance with all Healthcare Laws applicable to the Company and its Products and Services, including requirements relating to design, manufacturing, development, and validation, clinical and non-clinical research and/or testing, premarket approval or clearance, premarketing notification, labeling, advertising and promotion, record keeping, adverse event or medical device reporting, reporting of corrections and removals, and current good manufacturing practice (GMP) for biological, tissue, and medical device products. To the knowledge of the Company, no officer, director, manager or managing director of the Company has engaged in any act on behalf of the Company that violates any Healthcare Law in any material respect. The Company and, to the Company’s knowledge, any contract manufacturers assisting in the manufacture of the Products are, and, since December 31, 2019, have been, in compliance with CLIA registration and any other establishment registration requirements and product listing requirements to the extent required by applicable Healthcare Laws insofar as they pertain to the manufacture of Products or the business operations of the Company, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received any written notification of any pending or threatened subpoena, hearing, enforcement, or other Action from any Governmental Body, including the FDA, the Centers for Medicare & Medicaid Services (“CMS”), the U.S. Department of Health and Human Services Office of Inspector General, the U.S. Department of Justice, any U.S. Attorney’s Office or state Attorney General, or any comparable state or federal Governmental Body alleging potential or actual non-compliance by, or Liability of, the Company under any Healthcare Law.
(b)   The Company holds such Permits of Governmental Bodies required for the conduct of its business as currently conducted, including those Permits necessary to permit the design, manufacturing, development, validation, pre-clinical and clinical testing, research, manufacture, labeling, sale, importation, exportation, storage, shipment, distribution, commercialization, and promotion of its Products and Services in jurisdictions where it currently conducts such activities with respect to each Product and Service (collectively, the “Company Licenses”), except to the extent where the failure to hold such Permits would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company has fulfilled and performed all of its obligations with respect to each Company License and is in material compliance with all terms and conditions of each Company License, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation, suspension or termination thereof or would result in any other impairment of the rights of the holder of any Company License, except to the extent where the failure to be in material compliance would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company has not received any written information or notification from the FDA or any other Governmental Body with jurisdiction over the Products or Services which would reasonably be expected to lead to the denial of any application for marketing approval, licensure, certification, accreditation, or clearance currently pending, or planning to be submitted before the FDA or any other Governmental Body.
(c)   All material applications, filings, reports, documents, claims, submissions and notices required to be filed, maintained or furnished to the FDA, CMS, state or other Governmental Bodies have been so timely filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing), including adverse event reports, medical device reports, reports of recalls, corrections and removals with regard to the Products and any transparency reports. All applications, notifications, submissions, information, claims, reports, filings and other data and conclusions derived therefrom utilized as the basis for, or submitted in connection with, any and all requests for a Company License from the FDA or other Governmental Body relating to the Company or its businesses or the Products, when submitted to the FDA or any other Governmental Body, whether oral, written or electronically delivered, were true, accurate and complete in all material respects as of the date of submission. Any necessary or required updates, changes, corrections or modifications to such applications, notifications, submissions, information, claims, reports, filings and other data have been submitted to the FDA or other Governmental Body and as so updated, changed, corrected or modified remain true, accurate and complete in all material respects and do not materially misstate any of the statements or information included therein or omit to state a material fact necessary to make the statements therein not misleading.
(d)   The Company has not received any written notice or other communication from the FDA or any other Governmental Body contesting the regulatory classification, licensure or lack of licensure, failure to obtain pre-market clearance or approval of the uses of or the labeling and promotion of any of the Products or Services. To the Company’s knowledge, no manufacturing site which assists in the manufacture of the Products or Product components (whether Company-owned or operated or that of a contract manufacturer for any Products or Product components) or laboratory which is used to develop or perform Services has been subject to a Governmental Body (including the FDA) shutdown or import or export detention, refusal or prohibition. Neither the Company nor, to the Company’s knowledge, any manufacturing site which assists in the manufacture of any material Products or material Product components (whether Company-owned or operated or that of a contract manufacturer for the Products or Product components) or laboratory which has been used to develop or perform Services has received, since December 31, 2019, any FDA Form 483 or other Governmental Body notice of inspectional observations or adverse findings, “warning letters,” “untitled letters” or similar correspondence or notice from the FDA or other Governmental Body alleging, observing or asserting noncompliance with any applicable Healthcare Laws or Company Licenses or alleging a lack of safety or effectiveness from the FDA or any other Governmental Body, and, to the Company’s knowledge, there is no such Action pending or threatened.
(e)   The FDA has not mandated that the Company recall any of its Products. There are no voluntary recalls of any of the Company’s Products contemplated by the Company or pending. Since December 31, 2019, there have been no recalls (either voluntary or involuntary), field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety, efficacy or regulatory compliance of any Product or Product component, or seizures ordered or adverse regulatory actions taken (or, to the Company’s knowledge, threatened) by the FDA or any Governmental Body with respect to any of the Products or Product components or any facilities where Products or Product components are developed, designed, tested, manufactured, assembled, processed, packaged or stored.
(f)   There are no clinical trials that are being conducted as of the date of this Agreement by or on behalf of, or sponsored by, the Company.
(g)   The Company is not the subject of any pending or, to the knowledge of the Company, threatened, investigation regarding the Company or the Products or Services by the FDA pursuant to the FDA Fraud Policy. Neither the Company nor, to the knowledge of the Company, any officer, employee, agent or distributor of the Company has made an untrue statement of material fact to the FDA or any other Governmental Body, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Body to invoke the FDA Fraud Policy or any similar policy. Neither the Company nor, to the knowledge of the Company, any officer, employee, agent or distributor of the Company has been debarred or excluded or has been convicted of any crime or engaged in any conduct for which such Person could be debarred under 21 U.S.C. § 335a or excluded from participating in the federal healthcare programs under Section 1128 of the Social Security Act of 1935, or any similar Law. No claims, Actions, proceedings or investigation that would reasonably be expected to result in a debarment or exclusion are pending or, to the knowledge of the Company, threatened, against the Company or, to the knowledge of the Company, any of its directors, officers, employees or agents.
(h)   All of the Company’s and its Subsidiaries’ Contracts, participation in joint ventures, and other business relationships with potential customers, prescribers, physicians or other healthcare professionals, distributors, patients, or other sources of orders or referrals, including, any consulting, speaker, development, sponsorship, grant and royalty agreements with, and training events for, physicians, other healthcare professionals or providers, governmental representatives or healthcare entities or organizations, comply in all material respects with all Healthcare Laws.
(i)   To the Company’s knowledge, none of the Company, the Company’s Subsidiaries or any of their officers, directors, managers, managing directors or employees (i) has engaged in, been charged with or been investigated for any conduct that would reasonably be expected to result in exclusion from any federal healthcare program or debarment or any other sanction under similar foreign, state, or local applicable Law, or (ii) has otherwise engaged in any activities that would reasonably be expected to provide cause for civil, criminal or administrative penalties or sanctions or mandatory or permissive exclusion under any Healthcare Laws.
(j)   None of the Company’s Products or Services are currently reimbursable by federal healthcare programs.
(k)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and to the knowledge of the Company (a) since the Lookback Date, (i) all Products manufactured and sold by the Company or any of its Subsidiaries have been provided in conformity with the Company’s and its Subsidiaries’ applicable contractual commitments, warranties and specifications; and (ii) neither the Company nor any of its Subsidiaries has received or otherwise been made aware of any written notices, citations or decisions by any Governmental Body that any of its Products are defective or fail to meet any applicable standards promulgated by any such Governmental Body; and (b) each of the Company and its Subsidiaries has obtained, in all countries where it is marketing or has marketed any Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such countries regulating the safety, effectiveness and market clearance of such Products currently marketed by the company in such countries.
3.22   Brokerage.   Other than Perella Weinberg Partners LP, no Person shall be entitled to any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a true and correct copy of all Contracts entitling any Person to any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of the Company, together with all amendments, waivers or other changes thereto.
3.23   Disclosure.   None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and becomes effective under the Securities Act or (b) the Joint Proxy Statement will, at the time the Joint Proxy Statement is disseminated to the Company Stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or to be supplied by Parent, Merger Sub, or their financial advisor that is included or incorporated by reference in the Joint Proxy Statement. The representations and warranties contained in this Section 3.23 will not apply to statements or omissions included in the Registration Statement or Joint Proxy Statement upon information furnished to the Company in writing by Parent specifically for use therein.
3.24   Board Approval; Vote Required.
(a)   The Company Board, by resolutions duly adopted at a meeting duly called and held, has duly (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement, and approved the execution, delivery and performance of the Agreement and such transactions, (ii) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders, (iii) resolved to recommend the adoption of this Agreement to the Company Stockholders, on the terms and subject to the conditions set forth in this Agreement, and (iv) directed that this Agreement be submitted to the Company Stockholders for adoption, and, subject to Section 6.04, such resolutions have not been rescinded, modified or withdrawn in any way.
(b)   The affirmative vote of the holders of a majority of all outstanding Company Shares entitled to vote thereon (the “Company Stockholder Approval”) is necessary to adopt this Agreement. Other than the Company Stockholder Approval, no other corporate proceeding is necessary to authorize the execution, delivery or performance of this Agreement and the transactions contemplated thereby.
(c)   The Company Board has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are inapplicable to the execution, delivery and performance of this Agreement and any of the transactions and other agreements contemplated hereby. No Takeover Law applies or purports to apply to the Merger, this Agreement or any of the transactions or other agreements contemplated hereby.
3.25   Affiliate Transactions.   Other than confidentiality Contracts, employment-related Contracts, Company Plans, and other compensation and benefit arrangements with respect to present or former officers or directors granted or entered into in the ordinary course of business, no (a) executive officer or director of the Company or any of its Subsidiaries, (b) beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of five percent (5%) or more of the Company Shares, excluding any registered investment company or institutional investor or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clauses (a) or (b) (but only, with respect to the Persons in clause (b), to the knowledge of the Company) is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company, any of its Subsidiaries or any of their respective properties or assets or has any material interest in any property owned by the Company or any of its Subsidiaries, which, in each case, would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

3.26   Opinion.
The Company Board has received the opinion of Perella Weinberg Partners LP, to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth therein, the Exchange Ratio was fair, from a financial point of view, to the holders of outstanding Company Shares, and such opinion has not been withdrawn, revoked or modified. The Company shall have provided a copy of any such written opinion to Parent solely for informational purposes promptly after the execution and delivery of this Agreement.
3.27   No Other Representations and Warranties.
(a)   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 3, OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY OR ITS SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES OR CONDITIONS (FINANCIAL OR OTHERWISE), IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE COMPANY HEREBY EXPRESSLY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY. IN PARTICULAR, WITHOUT LIMITING THE FOREGOING DISCLAIMER, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY TO PARENT OR ANY OF ITS REPRESENTATIVES WITH RESPECT TO (i) ANY PROJECTIONS, INCLUDING PROJECTED STATEMENTS OF OPERATING REVENUES AND INCOME FROM OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES AND CERTAIN BUSINESS PLAN INFORMATION OF THE COMPANY AND ITS SUBSIDIARIES (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS); OR (ii) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS ARTICLE 3, OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, ANY ORAL OR WRITTEN INFORMATION PRESENTED TO PARENT OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN THE COURSE OF THEIR DUE DILIGENCE INVESTIGATION OF THE COMPANY AND ITS SUBSIDIARIES, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(b)   Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent or any other Person has made or is making any representations or warranties relating to Parent or its Subsidiaries or their respective businesses, operations, assets, Liabilities or conditions (financial or otherwise), whatsoever, express or implied, beyond those expressly given by Parent in ARTICLE 4, or in any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company or any of its Representatives and that the Company has not relied on any such other representation or warranty not set forth in ARTICLE 4 or in any certificate delivered pursuant to this Agreement. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made by Parent or any other Person with respect to any projections, including projected statements of operating revenues and income from operations of Parent and its Subsidiaries and certain business plan information of Parent and its Subsidiaries (including the reasonableness of the assumptions underlying such estimates, projections and forecasts) that may have been made available to the Company or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other transactions contemplated by this Agreement).
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in (a) the Parent SEC Documents furnished or filed after December 31, 2022, and at least one (1) Business Day prior to the date of this Agreement (excluding any disclosures in any risk factors section or otherwise relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature), it being understood that this clause (a) shall not apply to any representations and warranties set forth in Sections 4.01 (Organization and Corporate Power), 4.02 (Authorization; Valid and Binding Agreement), 4.03 (Capital Stock), 4.04 (Subsidiaries), 4.05 (No Breach), 4.06 (Consents), 4.18 (Brokerage), 4.19 (Disclosure), 4.20 (Board Approval; Vote Required) or 4.21 (Opinion), or (b) the confidential disclosure letter delivered by Parent to the Company concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) to the extent it makes reference to the particular Section or subsection of this Agreement to which exception is being taken (or to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to another Section or subsection of this Agreement), Parent represents and warrants to the Company as follows:
4.01   Organization and Corporate Power.
(a)   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each other Subsidiary of Parent is a corporation or other entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so organized and existing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries has all requisite corporate or similar power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except in the case of Subsidiaries where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws of Parent, as in effect as of the date of this Agreement, have been heretofore made available to the Company.
(b)   Each of Parent and its Subsidiaries has all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such Permits would not have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Authorization; Valid and Binding Agreement.   Subject to obtaining the Parent Stockholder Approval and the adoption of this Agreement by the sole stockholder of Merger Sub, the execution, delivery and performance of this Agreement by Parent and Merger Sub and each other agreement, document, instrument or certificate contemplated hereby to be executed, delivered and performed by Parent and Merger Sub and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of Parent and Merger Sub, and no other corporate approvals on Parent’s or Merger Sub’s part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.
4.03   Capital Stock.
(a)   The authorized capital stock of the Parent consists of 120,000,000 Parent Shares, $0.001 par value per share. As of the Measurement Date, there were (i) 38,569,854 Parent Shares issued and outstanding, (ii) zero Parent Shares held by Parent in its treasury, (iii) outstanding Parent Options to purchase an aggregate of 3,691,423 Parent Shares, (iv) 1,175,495 Parent Shares subject to or otherwise deliverable in connection with outstanding Parent RSUs, (v) 3,590,677 Parent Shares reserved for issuance in respect of future awards under the Parent Equity Plans and (vi) 2,386,943 Parent Shares reserved for issuance under the Parent ESPP. From the Measurement Date to the execution and delivery of this Agreement, Parent has not issued any Parent Shares, Parent Options, Parent RSUs, or any other capital stock, except (A) Parent Shares pursuant to the exercise of the Parent Options or settlement of Parent RSUs, in each case, outstanding as of the Measurement Date and (B) Parent Options and Parent RSUs issued in the ordinary course of business.
(b)   All of the outstanding Parent Shares have been duly authorized and validly issued and are fully paid, non-assessable and not subject to or issued in violation of preemptive or similar rights. All of the issued and outstanding Parent Shares, Parent Options and Parent RSUs were issued in compliance in all material respects with all applicable Laws concerning the issuance of securities.
(c)   Except as set forth in Section 4.03(a), Parent does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by Parent. Except as set forth in Section 4.03(a), there are no outstanding (i) shares of capital stock or other equity interests or voting securities of Parent; (ii) securities convertible or exchangeable, directly or indirectly, into capital stock of Parent; (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that require Parent to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of Parent; (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to Parent or (v) bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which Parent Stockholders may vote.
(d)   All of the outstanding Parent Options and Parent RSUs have been duly authorized by all necessary corporate action and were granted in accordance with the terms of all applicable Plans and applicable Laws, and do not trigger any liability for the holder thereof under Section 409A of the Code. Each Parent Option has an exercise price that is no less than the fair market value of the underlying shares on the date of grant, as determined in accordance with Section 409A of the Code. Parent has the requisite power and authority, in accordance with the Parent Equity Plans, the applicable award agreements and any other applicable Contract, to take the actions contemplated by Section 2.08(b).
(e)   There are no stockholder agreements or voting trusts or other agreements or understandings to which Parent is a party with respect to the voting, or restricting the transfer, of the capital stock or any other equity interest of Parent. Parent has not granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares of capital stock that are in effect. No shares of capital stock of Parent are held by any Subsidiary of Parent.
(f)   As of the date of this Agreement, there is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which Parent or any of its Subsidiaries is subject, a party to, or otherwise bound.
4.04   Subsidiaries.
(a)   Section 4.04(a) of the Parent Disclosure Letter sets forth a list of each Subsidiary of Parent, indicating for each such Subsidiary its jurisdiction of organization. Other than the Subsidiaries of Parent listed on Section 4.04(a) of the Parent Disclosure Letter, Parent does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, capital stock or any other equity interests of any Person.
(b)   All of the outstanding shares of capital stock or equivalent equity interests of each of Parent’s Subsidiaries (i) have been duly authorized and validly issued and are fully paid and non-assessable (ii) were issued in compliance in all material respects with all applicable Laws concerning the issuance of securities and (iii) are owned of record and beneficially, directly or indirectly, by Parent free and clear of all material Liens (other than Permitted Liens and restrictions on transfer arising under applicable securities Laws).
4.05   No Breach.   Except with respect to clauses (b) and (c) for any conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the execution, delivery and performance of this Agreement by Parent and, subject to obtaining the Parent Stockholder Approval, the consummation of the transactions contemplated hereby do not (a) conflict with or violate Parent’s Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 4.06 have been obtained and all filings and obligations described in Section 4.06 have been made, conflict with or violate any Law or Order to which Parent, its Subsidiaries or any of their respective properties or assets is subject, or (c) conflict with or result in any breach of, constitute (with or without notice of or lapse of time of both) a default under, result in a violation of, give rise to a right of termination, modification, cancellation or acceleration under, give rise to any penalties, repayment obligations, special assessments or additional payments under, result in the creation of any Lien upon any assets of Parent or any of its Subsidiaries, or require any authorization, consent, waiver, approval, filing, exemption or other action by or notice to any court, other Governmental Body or other third party, under the provisions of any Contract to which Parent or any of its Subsidiaries is a party and which is material to the business of Parent and its Subsidiaries, taken as a whole.
4.06   Consents, etc.   Except as may be required by (a) the HSR Act and antitrust and competition Laws of other jurisdictions, (b) the Exchange Act, (c) the Securities Act, (d) U.S. state securities Laws, (e) the Stock Exchange, and (f) the DGCL, in each case, which requirements have or will be satisfied in connection with the transactions contemplated hereby, (i) none of Parent or any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby and (ii) no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent or any of its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for those notices, reports, filings, consents, approvals or authorizations the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
4.07   SEC Reports; Disclosure Controls and Procedures.
(a)   Parent has filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated by reference therein) with the SEC required to be filed or furnished by Parent since the Lookback Date (if amended, supplemented or superseded by a filing at least one (1) Business Day prior to the date of this Agreement, then such filing as so amended, supplemented or superseded, the “Parent SEC Documents”). As of their respective filing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and the requirements of SOX, each as in effect on the date so filed or furnished, and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents, and, to the knowledge of Parent, none of the Parent SEC Documents is the subject of any outstanding SEC comment or investigation. No Subsidiary of Parent is required to file reports with the SEC pursuant to the requirements of the Exchange Act.
(b)   The consolidated financial statements (including all related notes and schedules) of Parent and its consolidated Subsidiaries contained in the Parent SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof (or, if amended, supplemented or superseded by a filing at least one (1) Business Day prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing) and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods covered thereby. Since the Lookback Date, neither Parent nor any of its Subsidiaries has become a party to any joint venture, off balance sheet partnership or any similar Contract, where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, Parent or any of its Subsidiaries in Parent’s published financial statements or other Parent SEC Documents.
(c)   Parent maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s properties or assets. Since the Lookback Date, none of Parent, Parent’s independent accountants, the Parent Board or its audit committee has received any oral or written notification of any (A) “significant deficiency” in the internal controls over financial reporting of Parent, (B) “material weakness” in the internal controls over financial reporting of Parent, or (C) fraud, whether or not material, that involves management or other employees of Parent or its Subsidiaries who have a significant role in the internal controls over financial reporting of Parent. Since the Lookback Date, any material change in internal control over financial reporting required to be disclosed in any Parent SEC Document has been so disclosed.
(d)   The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports.
(e)   Since the Parent Balance Sheet Date, (i) neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any Representative of Parent or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and, (ii) to the knowledge of Parent, no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, by Parent or any of its Subsidiaries or any of their officers, directors, employees or agents to any director or executive officer of Parent.
(f)   Parent is in material compliance with the applicable listing and corporate governance rules and regulations of the Stock Exchange.
4.08   No Undisclosed Liabilities.   Except (a) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of Parent as of September 30, 2024, included in the Parent SEC Documents; (b) as incurred after the date thereof in the ordinary course of business consistent with past practice or (c) as set forth in Section 4.08 of the Parent Disclosure Letter, Parent, together with its Subsidiaries, does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case, required by GAAP to be reflected or reserved against in the consolidated balance sheet of Parent and its Subsidiaries prepared in accordance therewith (or disclosed in the notes to such balance sheet), that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect.
4.09   Absence of Certain Developments.
(a)   Since September 30, 2024, there has not occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
(b)   Except as expressly contemplated by this Agreement, since September 30, 2024, each of Parent and its Subsidiaries has carried on and operated its business in all material respects in the ordinary course of business, and neither Parent nor any of its Subsidiaries has taken any action that, if taken during the Pre-Closing Period would require the Company’s consent pursuant to any of the covenants in clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and, solely as it relates to the foregoing, (viii) of Section 5.02(b).
4.10   Title to Properties.   Parent and its Subsidiaries have good and valid title to, or hold pursuant to valid and enforceable leases or other comparable Contract rights, all of the personal property and other tangible assets necessary for the conduct of the business of Parent and its Subsidiaries, taken as a whole, as currently conducted, in each case, free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
4.11   Tax Matters.   Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) Parent and its Subsidiaries have timely filed (taking into account any applicable extensions) all income and other material Tax Returns required to be filed by them, (b) such Tax Returns are complete and correct in all material respects, (c) Parent and its Subsidiaries have timely paid all Taxes as due and payable (whether or not shown on any Tax Return) and, (d) no material non-U.S., federal, state or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Parent or any of its Subsidiaries.
4.12   Intellectual Property.
(a)   None of the issued or granted Parent Registered Intellectual Property has been held by a court or other tribunal to be invalid or unenforceable or is the subject of any ongoing challenge to validity or enforceability before any court or other tribunal, and, to Parent’s knowledge, (i) all issued or granted Parent Registered Intellectual Property is subsisting and in full force and effect, and (ii) all other material Parent Registered Intellectual Property is valid and subsisting. One or more of Parent and its Subsidiaries owns and possesses all right, title and interest in and to each item of the Intellectual Property owned by or purported to be owned by Parent or any of its Subsidiaries free and clear of all Liens other than Permitted Liens. The Intellectual Property owned by Parent and its Subsidiaries, together with any Intellectual Property licensed to Parent or its Subsidiaries from another Person that is used by Parent or one of its Subsidiaries in the conduct of its business as currently conducted (including licenses for commercially available Software) constitute all Intellectual Property used in and material to or otherwise necessary for Parent’s or its Subsidiaries’ manufacture or sale of its Products or Services or operation of the business of Parent or its Subsidiaries as currently conducted. To the knowledge of Parent, no Person is currently infringing, misappropriating, diluting or otherwise violating, or has previously within the past four (4) years infringed, misappropriated, diluted or otherwise violated, any material Intellectual Property owned by or exclusively licensed to Parent or any of its Subsidiaries. No Person has provided written notice of an Action or, to the knowledge of Parent, threatened an Action, challenging the ownership, validity, enforceability or scope of any Parent Registered Intellectual Property, and no item of Parent Registered Intellectual Property is the subject of any outstanding Order, or ruling enacted, adopted, promulgated or applied by a Governmental Body or arbitrator of which Parent has received written notice. “Parent Registered Intellectual Property” means all of the patents, domain names, registered trademarks and service marks, registered copyrights and applications for any of the foregoing, that are (A) currently owned by Parent or any of its Subsidiaries or (B) exclusively licensed to Parent or any of its Subsidiaries.
(b)   To Parent’s knowledge, Parent and its Subsidiaries, their Products and the business of Parent and its Subsidiaries as currently conducted, do not infringe, misappropriate, dilute or otherwise violate any Intellectual Property owned by another Person and have not infringed, misappropriated, diluted or otherwise violated any Intellectual Property owned by another Person within the past six (6) years. Parent and its Subsidiaries have not, within the past six (6) years, received any charge, complaint, claim, demand, notice or other communication alleging any infringement, misappropriation, dilution or other violation (including any claim that Parent or a Subsidiary must license or refrain from using any Intellectual Property of another Person in order to avoid infringement, misappropriation, dilution or other violation) of the Intellectual Property of another Person, and there is no pending (or, to the knowledge of Parent, threatened) Action alleging any such infringement, misappropriation, dilution or violation.
4.13   Data Privacy.
(a)   Parent and its Subsidiaries (i) maintain commercially reasonable policies and procedures regarding security, privacy, and the use of Personal Data and that are designed to protect Personal Data from unauthorized access, use or disclosure, (ii) maintain commercially reasonably administrative, technical, and physical security measures given the industry in which Parent operates to protect Personal Data and systems against loss, damage, unauthorized access, use, modification, or other misuse, (iii) contractually obligate third-party service providers to contractual terms relating to such provider’s compliance with applicable Law, and (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, since the Lookback Date, have been in compliance with all of Parent’s and its Subsidiaries’ published and written policies, as applicable, governing security, privacy, and the use of Personal Data, contractual restrictions and applicable Laws governing data privacy and data security.
(b)   Parent and its Subsidiaries’ systems, including information technology assets, computer systems, equipment, hardware, servers, software, networks, telecommunications systems and related infrastructure, used or held for use by

Parent, are adequate for, and operate and perform as required in connection with, the operation of Parent or its Subsidiaries as currently conducted. To Parent’s knowledge, none of the systems contains any material virus, “time bombs,” “back doors,” “trap doors,” Trojan horse, spyware, keylogger software, worm or other software routines, faults, malicious code, damaging devices, or hardware components designed to permit misuse of the systems or any data thereon.
(c)   To Parent’s knowledge, since the Lookback Date, none of Parent or any of its Subsidiaries has experienced any confirmed unauthorized access, acquisition, interruption, alteration, modification, loss, theft, corruption, destruction, compromise or other unauthorized processing of any Personal Data, except as would not be material, individually or in the aggregate, to Parent and its Subsidiaries, taken as a whole.
(d)   To Parent’s knowledge, since the Lookback Date, none of Parent or any of its Subsidiaries has been under investigation by any state, federal, or foreign jurisdiction regarding its protection, storage, use, disclosure, and transfer of Personal Data.
(e)   To Parent’s knowledge, since the Lookback Date, none of Parent or any of its Subsidiaries has received any material written claim, complaint, inquiry or notice from any governmental, regulatory or self-regulatory authority or entity, or any data subject, related to Parent’s or its Subsidiaries’ collection, processing, use, storage, security, or disclosure of Personal Data, alleging that any of these activities are in violation of any applicable Laws governing data privacy and data security.
4.14   Litigation.   There are no Actions pending, nor, to Parent’s knowledge, threatened, against Parent or any of its Subsidiaries or any of their respective (x) properties or (y) present or former officers or directors in such individual’s capacity as such, at law or in equity, or before or by any Governmental Body, and Parent and its Subsidiaries are not subject to or in violation of any outstanding Order of any Governmental Body, in each case, that would reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole.
4.15   Employee Benefit Plans.
(a)   Each Parent Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code has received a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service that remains current to the effect that the form of such Parent Plan is so qualified, and Parent is not aware of any facts or circumstances that would reasonably be expected to jeopardize the qualification of such Parent Plan. The Parent Plans comply in form and in operation in all material respects with the requirements of the Code, ERISA and other applicable Law.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to the Parent Plans, (i) all required contributions to, and premiums payable in respect of, such Parent Plan have been made within the time periods, if any, prescribed by ERISA, the Code or other applicable Law or, to the extent not required to be made on or before the date of this Agreement, have been properly accrued on Parent’s financial statements in accordance with GAAP, (ii) there are no Actions, audits, suits or claims pending or, to Parent’s knowledge, threatened, other than routine claims for benefits. No Parent Plan is, or in the past three (3) years has been, the subject of an investigation, examination or audit by a Governmental Body or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Body.
(c)   Neither Parent nor any of its ERISA Affiliates has at any time in the past six (6) years sponsored or contributed to, or has or has had any Liability or obligation in respect of any Plan that is or was at any relevant time (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 4001(a)(3) or 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. None of the Parent Plans obligates Parent or its Subsidiaries to provide a current or former employee or other service provider (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment with Parent or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other Law and coverage through the end of the month of termination of employment.
(d)   With respect to each Parent Plan that is a Non-U.S. Plan, and, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the fair market value of the assets of each funded Non-U.S. Plan, the liability of each insurer for any non-U.S. Plan funded through insurance or the book reserve established for any Non-U.S. Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on an ongoing basis (actual or contingent) with respect to all current or former participants under such Non-U.S. Plan according to the actuarial assumptions and valuation most recently used to determine employer contributions to such Non-U.S. Plan, and none of the contemplated transactions will cause such assets, insurance obligations or book reserves to be less than such benefit obligations. Each such Non-U.S. Plan required to be registered has been registered and has been maintained in all material respects in good standing with each applicable Governmental Body. No Parent Plan that is a Non-U.S. Plan is a defined benefit pension plan.

4.16   Compliance with Law; Permits.   Parent and each of its Subsidiaries hold all Permits required to operate their respective businesses as they are being conducted as of the date of this Agreement, and all of such Permits are in full force and effect, except where the failure to obtain or have any such Permit would, individually or in the aggregate, not reasonably be expected to have a Parent Material Adverse Effect, and no proceeding is pending or, to the knowledge of Parent, threatened to revoke, suspend, cancel, terminate or adversely modify any such Permit. Neither Parent nor any of its Subsidiaries is, or since the Lookback Date, has been, in material violation of, or in material default under, any Law, in each case, applicable to Parent or any of its Subsidiaries or any of their respective assets and properties. Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, since the Lookback Date, (a) neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Body that alleges any violation or noncompliance or any pending or threatened investigation by any such Governmental Body, of any applicable Law, and to Parent’s knowledge, there is no such investigation or inquiry pending; and (b) neither Parent nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Body with respect to its alleged noncompliance with, or violation of, any applicable Law.
4.17   FDA and Regulatory Matters.
(a)   Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent is, and since December 31, 2019, has been, in compliance with all Healthcare Laws applicable to Parent and its Products and Services, including requirements relating to design, manufacturing, development, and validation, clinical and non-clinical research and/or testing, premarket approval or clearance, premarketing notification, labeling, advertising and promotion, record keeping, adverse event or medical device reporting, reporting of corrections and removals, and current good manufacturing practice (GMP) for biological, tissue, and medical device products. To the knowledge of Parent, no officer, director, manager or managing director of Parent has engaged in any act on behalf of Parent that violates any Healthcare Law in any material respect. Parent and, to Parent’s knowledge, any contract manufacturers assisting in the manufacture of the Products are, and, since December 31, 2019, have been, in compliance with CLIA registration and any other establishment registration requirements and product listing requirements to the extent required by applicable Healthcare Laws insofar as they pertain to the manufacture of Products or the business operations of Parent, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has not received any written notification of any pending or threatened subpoena, hearing, enforcement, or other Action from any Governmental Body, including the FDA, the CMS, the U.S. Department of Health and Human Services Office of Inspector General, the U.S. Department of Justice, any U.S. Attorney’s Office or state Attorney General, or any comparable state or federal Governmental Body alleging potential or actual non-compliance by, or Liability of, Parent under any Healthcare Law.
(b)   Parent holds such Permits of Governmental Bodies required for the conduct of its business as currently conducted, including those Permits necessary to permit the design, manufacturing, development, validation, pre-clinical and clinical testing, research, manufacture, labeling, sale, importation, exportation, storage, shipment, distribution, commercialization, and promotion of its Products and Services in jurisdictions where it currently conducts such activities with respect to each Product and Service (collectively, the “Parent Licenses”), except to the extent where the failure to hold such Permits would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. Parent has fulfilled and performed all of its obligations with respect to each Parent License and is in material compliance with all terms and conditions of each Parent License, and, to Parent’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation, suspension or termination thereof or would result in any other impairment of the rights of the holder of any Parent License, except to the extent where the failure to be in material compliance would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. Parent has not received any written information or notification from the FDA or any other Governmental Body with jurisdiction over the Products or Services which would reasonably be expected to lead to the denial of any application for marketing approval, licensure, certification, accreditation, or clearance currently pending, or planning to be submitted before the FDA or any other Governmental Body.
(c)   Parent has not received any written notice or other communication from the FDA or any other Governmental Body contesting the regulatory classification, licensure or lack of licensure, failure to obtain pre-market clearance or approval of the uses of or the labeling and promotion of any of the Products or Services. To Parent’s knowledge, no manufacturing site which assists in the manufacture of the Products or Product components (whether Parent -owned or operated or that of a contract manufacturer for any Products or Product components) or laboratory which is used to develop or perform Services has been subject to a Governmental Body (including the FDA) shutdown or import or export detention, refusal or prohibition. Neither Parent nor, to Parent’s knowledge, any manufacturing site which assists in the manufacture of any material Products or material Product components (whether Parent -owned or operated or that of a contract manufacturer for the Products or Product components) or laboratory which has been used to develop or perform Services has received, since December 31, 2019, any FDA Form 483 or other Governmental Body notice of inspectional observations or adverse findings, “warning letters,” “untitled letters” or similar correspondence or notice from the FDA or other Governmental Body alleging, observing or asserting noncompliance with any applicable Healthcare Laws or Parent Licenses or alleging a lack of safety or effectiveness from the FDA or any other Governmental Body, and, to Parent’s knowledge, there is no such Action pending or threatened.
(d)   The FDA has not mandated that Parent recall any of its Products. There are no voluntary recalls of any of Parent’s Products contemplated by Parent or pending. Since December 31, 2019, there have been no recalls (either voluntary or involuntary), field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety, efficacy or regulatory compliance of any Product or Product component, or seizures ordered or adverse regulatory actions taken (or, to Parent’s knowledge, threatened) by the FDA or any Governmental Body with respect to any of the Products or Product components or any facilities where Products or Product components are developed, designed, tested, manufactured, assembled, processed, packaged or stored.
(e)   Parent is not the subject of any pending or, to the knowledge of Parent, threatened, investigation regarding Parent or the Products or Services by the FDA pursuant to the FDA Fraud Policy. Neither Parent nor, to the knowledge of Parent, any officer, employee, agent or distributor of Parent has made an untrue statement of material fact to the FDA or any other Governmental Body, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Body to invoke the FDA Fraud Policy or any similar policy. Neither Parent nor, to the knowledge of Parent, any officer, employee, agent or distributor of Parent has been debarred or excluded or has been convicted of any crime or engaged in any conduct for which such Person could be debarred under 21 U.S.C. § 335a or excluded from participating in the federal healthcare programs under Section 1128 of the Social Security Act of 1935, or any similar Law. No claims, Actions, proceedings or investigation that would reasonably be expected to result in a debarment or exclusion are pending or, to the knowledge of Parent, threatened, against Parent or, to the knowledge of Parent, any of its directors, officers, employees or agents.
(f)   To Parent’s knowledge, none of Parent, Parent’s Subsidiaries or any of their officers, directors, managers, managing directors or employees (i) has engaged in, been charged with or been investigated for any conduct that would reasonably be expected to result in exclusion from any federal healthcare program or debarment or any other sanction under similar foreign, state, or local applicable Law, or (ii) has otherwise engaged in any activities that would reasonably be expected to provide cause for civil, criminal or administrative penalties or sanctions or mandatory or permissive exclusion under any Healthcare Laws.
4.18   Brokerage.   Other than Goldman Sachs & Co. LLC, no Person shall be entitled to any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of Parent or any of its Subsidiaries. Parent has made available to the Company a true and correct copy of all Contracts entitling any Person to any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of Parent, together with all amendments, waivers or other changes thereto.
4.19   Disclosure.   None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and becomes effective under the Securities Act or (b) the Joint Proxy Statement will, at the time the Joint Proxy Statement is disseminated to the Parent Stockholders, or at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by or to be supplied by the Company or any financial advisor that is included or incorporated by reference in the Joint Proxy Statement. The representations and warranties contained in this Section 4.19 will not apply to statements or omissions included in the Registration Statement or Joint Proxy Statement upon information furnished to Parent in writing by the Company specifically for use therein.
4.20   Board Approval; Vote Required.
(a)   The Parent Board, by resolutions duly adopted at a meeting duly called and held, has duly (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger and the Parent Share Issuance, on the terms and subject to the conditions set forth in this Agreement, and approved the execution, delivery and performance of the Agreement and such transactions, (ii) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger and the Parent Share Issuance, are fair to, and in the best interests of, Parent and the Parent Stockholders, (iii) resolved to recommend the approval of the Parent Share Issuance to the Parent Stockholders, on the terms and subject to the conditions set forth in this Agreement, and (iv) directed that the Parent

Share Issuance be submitted to the Parent Stockholders for approval, and, subject to Section 6.04, such resolutions have not been rescinded, modified or withdrawn in any way.
(b)   The affirmative vote of a majority of the votes cast by the holders of Parent Shares at the Parent Stockholders’ Meeting (the “Parent Stockholder Approval”) is necessary to approve the Parent Share Issuance. Other than the Parent Stockholder Approval, no other corporate proceeding is necessary to authorize the execution, delivery or performance of this Agreement and the transactions contemplated thereby.
(c)   The Parent Board has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are inapplicable to the execution, delivery and performance of this Agreement and any of the transactions and other agreements contemplated hereby. No Takeover Law applies or purports to apply to the Merger, this Agreement or any of the transactions or other agreements contemplated hereby.
4.21   Opinion.   The Parent Board has received the written opinion of Goldman Sachs & Co. LLC, as financial advisor to Parent, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio provided for in the Merger is fair, from a financial point of view, to Parent, and such opinion has not been withdrawn, revoked or modified. Parent shall have provided a copy of such written opinion to the Company solely for informational purposes promptly after the execution and delivery of this Agreement.
4.22   Merger Sub.   Merger Sub was organized solely for the purpose of entering into this Agreement and consummating the transactions contemplated hereby and has not engaged in any activities or business and has incurred no Liabilities whatsoever, in each case, other than those incident to its organization and the execution of this Agreement and the consummation of the transactions contemplated hereby.
4.23   No Other Representations and Warranties.
(a)   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4, OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, NEITHER PARENT NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO PARENT OR ITS SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES OR CONDITIONS (FINANCIAL OR OTHERWISE), IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND PARENT HEREBY EXPRESSLY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY. IN PARTICULAR, WITHOUT LIMITING THE FOREGOING DISCLAIMER, NEITHER PARENT NOR ANY OTHER PERSON MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY TO THE COMPANY OR ANY OF ITS REPRESENTATIVES WITH RESPECT TO (i) ANY PROJECTIONS, INCLUDING PROJECTED STATEMENTS OF OPERATING REVENUES AND INCOME FROM OPERATIONS OF PARENT AND CERTAIN BUSINESS PLAN INFORMATION OF PARENT (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS); OR (ii) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY PARENT IN THIS ARTICLE 4, OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, ANY ORAL OR WRITTEN INFORMATION PRESENTED TO THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN THE COURSE OF THEIR DUE DILIGENCE INVESTIGATION OF PARENT, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(b)   Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of the Company or any other Person has made or is making any representations or warranties relating to the Company or its Subsidiaries or their respective businesses, operations, assets, Liabilities or conditions (financial or otherwise), whatsoever, express or implied, beyond those expressly given by the Company in ARTICLE 3, or in any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent or any of its Representatives and that Parent and Merger Sub have not relied on any such other representation or warranty not set forth in ARTICLE 3 or in any certificate delivered pursuant to this Agreement. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made by the Company or any other Person with respect to any projections, including projected statements of operating revenues and income from operations of the Company and its Subsidiaries and certain business plan information of the Company and its Subsidiaries (including the reasonableness of the assumptions underlying such estimates, projections and forecasts) that may have been made available to Parent or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other transactions contemplated by this Agreement).

ARTICLE 5
COVENANTS RELATING TO CONDUCT OF BUSINESS
5.01   Covenants of the Company.
(a)   Except (i) as set forth in Section 5.01(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly required by this Agreement, or (iv) with the prior written consent of Parent (which consent shall not be unreasonably delayed, withheld or conditioned), from the date of this Agreement until the earlier of the Effective Time and the date this Agreement is validly terminated in accordance with ARTICLE 8 (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business and operations in all material respects in the ordinary course of business consistent with past practice and (B) use commercially reasonable efforts to preserve intact its current business organizations and its relationships with material customers, suppliers, licensors, licensees, distributors, Governmental Bodies and others having business relationships that are material to the Company or its Subsidiaries taken as a whole; provided, that no action by the Company or any of its Subsidiaries to the extent expressly permitted by an exception to any of Section 5.01(b) shall be a breach of this Section 5.01(a). During the Pre-Closing Period, the Company shall, promptly upon learning of the same, notify Parent (A) of any Effect known to the Company that is reasonably likely, individually or taken together with all other Effects known to the Company, to result in a Company Material Adverse Effect and (B) any matter reasonably likely to constitute a failure by the Company of any of the conditions contained in Section 7.02(a) or Section 7.02(b).
(b)   Except (i) as set forth on Section 5.01(b) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly required by this Agreement, or (iv) with the prior written consent of Parent (which consent shall not be unreasonably delayed, withheld or conditioned), during the Pre-Closing Period, the Company shall not and shall not permit any of its Subsidiaries, without the prior written consent of Parent (which consent shall not be unreasonably delayed, withheld or conditioned), to:
(i)   (X) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or shares, except for the declaration and payment of dividends by a direct or indirect wholly-owned Subsidiary of the Company solely to its parent or (Y) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Company Options or Company RSUs with respect thereto, except in connection with (A) intercompany purchases of capital stock or share capital solely among one or more of the Company and its Subsidiaries, (B) satisfaction of applicable Tax-withholding obligations in respect of the vesting or settlement of any Company Options or Company RSUs or (C) the forfeiture of Company Options or Company RSUs by the holder thereof, upon such holder’s termination of employment with the Company or any of its Subsidiaries;
(ii)   except for the grant of Company Options or Company RSUs in connection with new hires or engagements that are permitted to be made in the ordinary course of business under Section 5.01(b)(iv), (A) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of (1) any shares of capital stock or other ownership interest in the Company or any of its Subsidiaries, (2) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (3) any rights, warrants or options to acquire or with respect to any such shares of beneficial interest, capital stock, ownership interest or convertible or exchangeable securities or (4) any phantom equity or similar contractual rights; or (B) take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan except, in each case, (I) for issuances of Company Shares in respect of (x) any exercise of Company Options outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement or (y) the vesting of or delivery of shares under Company RSUs outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement, (II) for transactions solely between or among the Company and its wholly-owned Subsidiaries;
(iii)   except as required by a Company Plan as in effect as of the date of this Agreement, (A) increase the compensation or other benefits payable or provided to any of the Company’s or any of its Subsidiaries’ officers, directors, employees or PEO Staff, (except, solely in the case of employees below officer level and PEO Staff, for increases in base wages or salary in the ordinary course of business consistent with past practice (including as a result of promotion to a non-officer position)); (B) enter into, amend or terminate any employment, change of control, severance, retention or other Contract with any current or former officer, director, employee or PEO Staff of the Company or any of its Subsidiaries (except, solely in the case of employees below officer level and PEO Staff, (x) agreements or offer letters entered into with any new hires permitted to be made under Section 5.01(b)(iv) or as a result of promotion to a non-officer position, in each case, consistent with past practice and terminable without notice, payment or penalty or (y) terminations of such Contracts due to terminations of employment for cause or non-performance as determined by the Company); (C) establish, adopt, enter into, amend or terminate any Company Plan for the benefit of any current or former officers, directors, employees, or PEO Staff or any of their beneficiaries (except, solely in the case of employees below officer level and PEO Staff agreements or offer letters entered into with any new hires permitted to be made under Section 5.01(b)(iv) or as a result of promotion to a non-officer position, in each case, consistent with past practice and terminable without notice, payment or penalty); (D) enter into or amend any collective bargaining agreement or other agreement with a union, labor organization, works council or other employee representative body; (E) establish, adopt or enter into any plan, agreement or arrangement for the purpose of, or otherwise commit to, grossing up or indemnifying, or otherwise reimbursing any current or former employee, consultant, director or other service provider of the Company or any of its Subsidiaries for any Tax, including under Section 409A or Section 4999 of the Code; or (F) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Company Plan;
(iv)   hire or engage any employee, individual independent contractor or PEO Staff, except in the ordinary course of business with respect to individuals below the level of Vice President;
(v)   amend, or propose to amend, or permit the adoption of any amendment to any of the Organizational Documents of the Company or any of its Subsidiaries;
(vi)   effect a reclassification of shares, stock split, reverse stock split or similar transaction with respect to any shares of capital stock or other ownership interest in the Company;
(vii)   (A) merge or consolidate with any Person or (B) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of the Company or any of its “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X;
(viii)   make any capital expenditure (or incur any obligations or liabilities in respect thereof) except for capital expenditures in an amount not to exceed, in the aggregate, $1,000,000;
(ix)   acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, except for the purchase of supplies and inventory from suppliers or vendors in the ordinary course of business consistent with past practice;
(x)   (A) create, incur, assume or otherwise become liable for any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, renew or extend any existing credit or loan arrangements (except for renewals of existing financing arrangements with respect to leased equipment in the ordinary course of business), enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for intercompany transactions or arrangements solely among one or more of the Company and its Subsidiaries (but, for the avoidance of doubt, may continue to be liable for Indebtedness pursuant to the Company Existing Loan Documents); (B) make any loans or advances to any other Person, other than in connection with the placement of demo units in the ordinary course of business or intercompany transactions or arrangements solely among one or more of the Company and its Subsidiaries; or (C) make any capital contributions to, or investments in, any other Person except for intercompany transactions or arrangements solely among one or more of the Company and its Subsidiaries;
(xi)   enter into any Contract that would materially restrict, after the Effective Time, Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;
(xii)   sell, transfer, license, sublicense, assign, mortgage, encumber (but, for the avoidance of doubt, may continue to encumber assets pursuant to the Company Existing Loan Documents) or otherwise dispose of any assets, other than (i) sales of obsolete equipment in the ordinary course of business; and (ii) non-exclusive licenses of Intellectual Property that are not material to the Company or its Subsidiaries and are granted in the ordinary course of business;
(xiii)   commence, pay, discharge, settle, compromise or satisfy any pending or threatened Action other than any settlement solely for monetary damages that is (A) entered in the ordinary course of business consistent with past practice; or (B) in an amount less than $250,000 individually or in the aggregate; provided that, notwithstanding the foregoing, the Company may not settle or propose to settle or compromise any Transaction Litigation except as expressly permitted by Section 6.18;
(xiv)   change any of its financial or Tax accounting methods or practices in any respect, except as required by GAAP or Law;
(xv)   (A) change or revoke any material Tax election with respect to the Company or any of its Subsidiaries, (B) file any material amended Tax Return or claim for refund of material Taxes with respect to the Company or any of its Subsidiaries, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) affecting any material Tax Liability or refund of material Taxes with respect to the Company or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to the Company or any of its Subsidiaries, (E) settle or compromise any material Tax Liability or refund of material Taxes with respect to the Company or any of its Subsidiaries or (F) take, prior to the Effective Time, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code;
(xvi)   (A) voluntarily terminate or cancel, assign, renew or agree to any material amendment of, material change in or material waiver under any Company Material Contract; (B) enter into any Contract that, if existing on the date hereof, would be a Company Material Contract; or (C) amend or modify any Contract in existence on the date of this Agreement that, after giving effect to such amendment or modification, would be a Company Material Contract; provided that this clause (xvi) shall not prohibit or restrict the Company from (x) entering into, renewing, amending, modifying or waiving any right under any Contract to the extent such entry, renewal, amendment, modification or waiver implements a transaction or action that is specifically permitted by any of the other subclauses of this Section 5.01(b) or (y) entering into a Contract for the sale of Products or Services to a customer of the Company, which customer Contract is entered into in the ordinary course of business and is not a Contract of the type described in clauses (i), (ii), (iii), (iv), (v), (vi)(B), (vii), (ix), (x), (xi), (xii) or (xiv) of Section 3.12(a); provided, further, that Parent’s failure to respond to a request for consent for the entry into a Company Material Contract for the sale of Products or Services in the ordinary course of business in accordance with this Agreement under this clause (xvi) within five (5) Business Days following the request therefor shall be deemed to be consent of Parent with respect to the entry into such Company Material Contract.
(xvii)   (A) other than actions with respect to Company Registered Intellectual Property taken by the Company or a Subsidiary after the exercise of reasonable business judgment and which actions would not reasonably be expected to materially impair the value of the Company Registered Intellectual Property, extend, amend, condition, restrict, waive, cancel, abandon, withdraw, fail to renew, permit to lapse, modify or otherwise alter any rights in or to any material Intellectual Property owned by or licensed to the Company or any of its Subsidiaries in a manner that is adverse to the Company or its Subsidiaries; (B) other than actions with respect Company Registered Intellectual Property taken by the Company or a Subsidiary after the exercise of reasonable business judgment and which actions would not reasonably be expected to materially impair the value of the Company Registered Intellectual Property, fail to diligently prosecute any material patent application or to maintain any issued patent, in each case, owned by the Company or any of its Subsidiaries or fail to diligently prosecute or maintain any other material Intellectual Property owned by or licensed to the Company or any of its Subsidiaries as to which the Company or any of its Subsidiaries controls the prosecution or maintenance thereof, as applicable; (C) fail to renew (to the extent renewable at the option of the Company or any of its Subsidiaries) or voluntarily terminate any Contract under which any material Intellectual Property is licensed to and currently used by the Company or any of its Subsidiaries; or (D) disclose to any third party, other than under a confidentiality agreement or other legally binding confidentiality undertaking, any material trade secret of the Company or its Subsidiaries in a way that results in loss of material trade secret protection thereon, except for any such disclosures made as a result of publication of a patent application filed by the Company or any of its Subsidiaries or in connection with any required regulatory filing;
(xviii)   cease to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for the nature of the property so insured and for companies engaged in the respective businesses of the Company and its Subsidiaries, to the extent available on commercially reasonable terms;
(xix)   form any Subsidiary; or
(xx)   agree or commit to take any of the actions described in clauses (i) through (xix) of this Section 5.01(b).
Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or any of its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.
5.02   Covenants of Parent.
(a)   Except (i) as set forth in Section 5.02(a) of the Parent Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly required by this Agreement, or (iv) with the prior written consent of the Company (which consent shall not be unreasonably delayed, withheld or conditioned), during the Pre-Closing Period, Parent shall, and shall cause each of its Subsidiaries to, (A) conduct its business and operations in all material respects in the ordinary course of business consistent with past practice and (B) use commercially reasonable efforts to preserve intact its current business organizations and its relationships with material customers, suppliers, licensors, licensees, distributors, Governmental Bodies and others having business relationships that are material to Parent or its Subsidiaries taken as a whole; provided, that no action by the Parent or any of its Subsidiaries to the extent expressly permitted by an exception to any of Section 5.02(b) shall be a breach of this Section 5.02(a). During the Pre-Closing Period, Parent shall, promptly upon learning of the same, notify the Company (A) of any Effect known to Parent that is reasonably likely, individually or taken together with all other Effects known to Parent, to result in a Parent Material Adverse Effect and (B) any matter reasonably likely to constitute a failure by Parent of any of the conditions contained in Section 7.03(a) or Section 7.03(b).
(b)   Except (i) as set forth on Section 5.02(b) of the Parent Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly required by this Agreement, or (iv) with the prior written consent of the Company (which consent shall not be unreasonably delayed, withheld or conditioned), during the Pre-Closing Period, Parent shall not and shall not permit any of its Subsidiaries, without the prior written consent of the Company (which consent shall not be unreasonably delayed, withheld or conditioned), to:
(i)   declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or shares, except:
(A)   for the declaration and payment of dividends by a direct or indirect wholly-owned Subsidiary of Parent solely to its parent; or
(B)   in connection with intercompany purchases of capital stock or share capital among one or more of the Company and its Subsidiaries;
(ii)   issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of (A) any shares of capital stock or other ownership interest in Parent or any of its Subsidiaries; (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest; (C) any rights, warrants or options to acquire or with respect to any such shares or ownership interest or convertible or exchangeable securities; (D) any phantom equity or similar contractual rights; or (E) take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan except, in each case: (1) for issuances of Parent Shares in respect of (I) any exercise of Parent Options in accordance with their terms, (II) the exercise of any Parent ESPP Purchase Rights under the terms of the Parent ESPP, or (III) the vesting of or delivery of shares under Parent RSUs in accordance with their terms; (2) for transactions solely between or among Parent and its wholly-owned Subsidiaries; and (3) grants of Parent Options and Parent RSUs in the ordinary course of business under the Parent Equity Plans and the grant of purchase rights under the Parent ESPP in the ordinary course of business;
(iii)   amend, or propose to amend, or permit the adoption of any amendment to any of the Organizational Documents of Parent or any of its Subsidiaries;
(iv)   effect a reclassification of shares, stock split, reverse stock split or similar transaction with respect to any shares of capital stock or other ownership interest in Parent;
(v)   (A) merge or consolidate with any Person or (B) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of Parent or any of its “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X; provided, however, that the foregoing shall not prohibit internal reorganizations or consolidations involving wholly owned Subsidiaries of Parent that would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement;
(vi)   acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, except for (A) the purchase of supplies and inventory from suppliers or vendors in the ordinary course of business consistent with past practice; and (B) transactions with a value of less than $500,000 in any single instance or $1,500,000 in the aggregate;
(vii)   change any of its financial or Tax accounting methods or practices in any respect, except as required by GAAP or Law; or
(viii)   agree or commit to take any of the actions described in clauses (i) through (vii) of this Section 5.02(b). Notwithstanding the foregoing, nothing in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the business or operations of Parent or any of its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.

ARTICLE 6
ADDITIONAL COVENANTS OF THE PARTIES
6.01   Investigation.
(a)   Each of the Company and Parent shall afford to the other party and to the Representatives of such other party reasonable access during normal business hours, during the Pre-Closing Period, to its and its Subsidiaries’ personnel and properties, Contracts, commitments, books and records and any reports, schedules or other documents filed or received by it pursuant to the requirements of applicable Law and with such additional financing, operating and other data and information regarding it and its Subsidiaries, as the other party or any of its Representatives may reasonably request in connection with activities related to the completion of the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither the Company nor Parent nor their respective Subsidiaries shall be required to provide the access or information contemplated by this Section 6.01 if it would (i) unreasonably disrupt the operations of such party or any of its Subsidiaries, (ii) cause a violation of any agreement to which such party or any of its Subsidiaries is a party, (iii) cause a risk of a loss of privilege to such party or any of its Subsidiaries provided that such party shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of such privilege, (iv) constitute a violation of any applicable Law, or (v) otherwise disclose competitively sensitive material. In the event that a party objects to any request submitted pursuant to and in accordance with this Section 6.01(a) and withholds information or properties on the basis of the foregoing clauses (ii) through (iv), such party shall inform the requesting party as to the general nature of what is being withheld and shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure or access that does not suffer from any of the foregoing impediments (including, if reasonably requested by such other party, entering into a joint defense agreement with such other party on customary and mutually acceptable terms if requested with respect to any such information). Any party may reasonably designate competitively sensitive material provided to another party as “Outside Counsel Only Material” or with similar restrictions, which materials and the information contained therein shall be given only to the outside legal counsel of such other party, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the parties.
(b)   Without limiting the generality of Section 6.01(a), during the Pre-Closing Period, the Company shall notify Parent no later than ten (10) Business Days following the end of any calendar month in which the aggregate cash expenditures of the Company and its Subsidiaries for such calendar month exceed 120% of the amounts set forth on Section 6.01(b) of the Company Disclosure Letter with respect to such calendar month.
(c)   The parties hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be deemed to be “Confidential Information,” as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement.
6.02   Registration Statement and Proxy Statement for Stockholder Approval.   As soon as reasonably practicable following the execution of this Agreement, (a) Parent and the Company shall jointly prepare a joint proxy statement (the “Joint Proxy Statement”) in preliminary form, which shall contain each of the Parent Recommendation and Company Recommendation (unless, in either case, a Parent Adverse Recommendation Change or a Company Adverse Recommendation Change, as applicable, has occurred in accordance with this Agreement), and (b) Parent shall prepare and file with the SEC (i) a registration statement on Form S-4, in which the Joint Proxy Statement shall be included and (ii) a prospectus relating to the Parent Shares to be offered and sold pursuant to this Agreement and the Merger (such registration statement together with the amendments and supplements thereto, the “Registration Statement”). Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the transactions contemplated by this Agreement, including the Merger. In furtherance thereof, Parent and the Company will work together in good faith (including by providing reasonable access to relevant data, schedules and work papers), to prepare financial statements, financial information and such other information as required to be included in the Registration Statement. The Company shall provide, and cause its Representatives to provide, Parent and its Representatives, with all true, correct and complete information regarding the Company or any of its Subsidiaries that is required by Law to be included in the Registration Statement or reasonably requested by Parent to be included in the Registration Statement. Each of Parent and the Company will use commercially reasonable efforts to cause their respective independent accounting firms to deliver consent letters regarding the inclusion of their opinions with respect to the Company’s or Parent’s, as applicable, financial statements that are included in the Registration Statement, which such consent letter shall be customary in scope and substance for consent letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Each of Parent and the Company shall use its respective reasonable best efforts to disseminate the Joint Proxy Statement to its respective stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall use reasonable best efforts to take any action required to be taken under any applicable state securities Laws and other applicable Laws in connection with the issuance of Parent Shares pursuant to this Agreement, and each party shall furnish all information concerning the Company, Parent and the holders of capital stock of the Company and Parent, as applicable, as may be reasonably requested by another party in connection with any such action or the preparation, filing or distribution of the Joint Proxy Statement. No filing of, or amendment or supplement to, or material correspondence to the SEC or its staff with respect to, the Registration Statement shall be made by Parent, or with respect to the Joint Proxy Statement, shall be made by the Company, Parent or any of their respective Subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon; provided, however, that this obligation shall not apply with respect to (i) documents filed by a party that are incorporated by reference in the Registration Statement or Joint Proxy Statement or (ii) information relating to a Company Adverse Recommendation Change or a Parent Adverse Recommendation Change made in accordance with this Agreement. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Parent and the Company shall advise the other, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Registration Statement or the Joint Proxy Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to either Parent Stockholders or Company Stockholders, as applicable.
6.03   Stockholders’ Meetings.
(a)   The Company shall take any and all actions necessary in accordance with applicable Law and the Company’s Organizational Documents to duly give notice of, convene and hold a meeting of the Company Stockholders, to be held as promptly as practicable (and in any case, except as otherwise provided in this Section 6.03(a), within thirty (30) days) after the Registration Statement is declared effective under the Securities Act, for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”). The record date for the Company Stockholders’ Meeting shall be selected after reasonable consultation with Parent and, once the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders’ Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law. Subject to Sections 6.04(b) and 6.04(c), the Company shall, through the Company Board, recommend that the Company Stockholders adopt this Agreement and shall use reasonable best efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and to take all other actions necessary or advisable to secure the Company Stockholder Approval. The Company shall not postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Parent; provided that if at any time following the dissemination of the Joint Proxy Statement, either the Company or Parent determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders’ Meeting, including due to an absence of quorum, then each of the Company and Parent shall have the right to require an adjournment or postponement of the Company Stockholders’ Meeting for the purpose of soliciting additional votes in favor of the adoption of this Agreement; provided, further, that the Company Stockholders’ Meeting shall not be adjourned or postponed in accordance with the foregoing sentence by more than an aggregate of thirty (30) days from the originally-scheduled date, or to a date on or after the fifth (5th) Business Day preceding the Termination Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Company Stockholders’ Meeting to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Stockholders’ Meeting. Unless this Agreement is terminated in accordance with ARTICLE 8 prior to the Company Stockholders’ Meeting, the Company’s obligations pursuant to this Section 6.03 to hold the Company Stockholders’ Meeting shall not be affected by the receipt of any Acquisition Proposal with respect to the Company or the making of any Company Adverse Recommendation Change.
(b)   Parent shall take any and all actions necessary in accordance with applicable Law and Parent’s Organizational Documents to duly give notice of, convene and hold a meeting of the Parent Stockholders, to be held as promptly as practicable (and in any case, except as otherwise provided in this Section 6.03(b), within thirty (30) days) after the Registration Statement is declared effective under the Securities Act, for the purpose of obtaining the Parent Stockholder Approval (the “Parent Stockholders’ Meeting”). The record date for the Parent Stockholders’ Meeting shall be selected after reasonable consultation with the Company and, once Parent has established a record date for the Parent Stockholder Meeting, Parent shall not change such record date or establish a different record date for the Parent Stockholders’ Meeting without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law. Subject to Sections 6.04(e) and 6.04(f), Parent shall, through the Parent Board, recommend that the Parent Stockholders approve the Parent Share Issuance and shall use reasonable best efforts to solicit from the Parent Stockholders proxies in favor of approval of the Parent Share Issuance and to take all other actions necessary or advisable to secure Parent Stockholder Approval. Parent shall not postpone or adjourn the Parent Stockholders’ Meeting without the prior written consent of the Company; provided that if at any time following the dissemination of the Joint Proxy Statement, either Parent or the Company determines in good faith that the Parent Stockholder Approval is unlikely to be obtained at the Parent Stockholders’ Meeting, including due to an absence of quorum, then each of Parent and the Company shall have the right to require an adjournment or postponement of the Parent Stockholders’ Meeting for the purpose of soliciting additional votes in favor of the adoption of this Agreement; provided, further, that the Parent Stockholders’ Meeting shall not be adjourned or postponed in accordance with the foregoing sentence by more than an aggregate of thirty (30) days from the originally-scheduled date, or to a date on or after the fifth (5th) Business Day preceding the Termination Date. Notwithstanding the foregoing, Parent may postpone or adjourn the Parent Stockholders’ Meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Parent has determined after consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent Stockholders prior to the Parent Stockholders’ Meeting. Unless this Agreement is terminated in accordance with ARTICLE 8 prior to the Parent Stockholders’ Meeting, Parent’s obligations pursuant to this Section 6.03 to hold the Parent Stockholders’ Meeting shall not be affected by the receipt of any Acquisition Proposal with respect to Parent or the making of any Parent Adverse Recommendation Change.
(c)   The Company and Parent shall use their reasonable best efforts to hold the Company Stockholders’ Meeting and the Parent Stockholders’ Meeting on the same date and as soon as practicable after the date of this Agreement (but after the Registration Statement is declared effective).
(d)   The only matters to be voted upon at each of the Company Stockholders’ Meeting and the Parent Stockholders’ Meeting are (i) adoption of this Agreement, in the case of the Company Stockholders’ Meeting, and the Parent Share Issuance, in the case of the Parent Stockholders’ Meeting, (ii) any adjournment or postponement of the Company Stockholders’ Meeting or the Parent Stockholders’ Meeting, as applicable, (iii) any other matters that are required by applicable Law or Stock Exchange rules, or (iv) any other matters as the parties may mutually agree in writing.
(e)   If requested by Parent, the Company shall use commercially reasonable efforts to promptly provide Parent with recent voting tabulation reports relating to the Company Stockholders’ Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representatives, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation. If requested by the Company, Parent shall use commercially reasonable efforts to promptly provide the Company with recent voting tabulation reports relating to the Parent Stockholders’ Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representatives, and shall otherwise keep the Company reasonably informed regarding the status of the solicitation.
6.04   Non-Solicitation.
(a)   The Company agrees that, except as expressly contemplated hereby, neither it nor any of its Subsidiaries shall, and the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) initiate, seek or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) or take any other action that is reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to the Company; (ii) participate or engage in discussions (except to notify a Person that makes an inquiry, offer or proposal related to an Acquisition Proposal with respect to the Company of the existence of the provisions of this Section 6.04 or to clarify whether any such inquiry, offer or proposal constitutes an Acquisition Proposal with respect to the Company) or negotiations with, or disclose any non-public information or data relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person or group of Persons (or any of their Affiliates or Representatives) that is seeking to make, has made or could be reasonably expected to make, or otherwise in connection with, an Acquisition Proposal with respect to the Company, (iii) enter into any Contract (or any letter of intent, memorandum of understanding, agreement in principle or other similar contract or agreement) with respect to an Acquisition Proposal with respect to the Company (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 6.04), (iv) take any action or exempt any third party from the restrictions on “business combinations” or any similar provision contained in any applicable Takeover Law or the Company’s Organizational Documents or grant a waiver under Section 203 of the DGCL, or (v) resolve, publicly propose or agree to do any of the foregoing. The Company shall, and shall cause its Subsidiaries and instruct its and their respective Representatives to, immediately upon the execution of this Agreement cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person or group of Persons, or any of their Affiliates (other than Parent or its Affiliates), conducted heretofore by the Company or any Subsidiary thereof or any of its or their respective Representatives, with respect to an Acquisition Proposal or which could reasonably be expected to lead to an Acquisition Proposal, and, in connection therewith, the Company shall immediately discontinue access by any Person or group of Persons, and any of their Affiliates (other than Parent or its Affiliates), to any data room (virtual or otherwise) established by the Company or its Representatives for such purpose. Within two (2) Business Days from the date of this Agreement, the Company shall request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements with the Company or any Subsidiary thereof in connection with consideration of any Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Company Stockholder Approval, the Company and the Company Board may take any actions described in clause (ii) of this Section 6.04(a) with respect to a third party if (A) the Company receives a bona fide unsolicited written Acquisition Proposal with respect to the Company from such third party after the date of this Agreement (and such Acquisition Proposal did not result from a violation of this Section 6.04) and (B) such proposal constitutes, and the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to, a Superior Proposal with respect to the Company, and, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law; provided that the Company may deliver non-public information to such third party only pursuant to a confidentiality agreement containing terms no less favorable to the Company with respect to confidentiality than the terms of the Confidentiality Agreement and that does not include any provision calling for any exclusive right to negotiate with any third party or otherwise having the effect of prohibiting the Company from satisfying any of its obligations hereunder (an “Acceptable Confidentiality Agreement”) so long as the Company (I) concurrently provides to Parent any information and data concerning the Company or any Subsidiary or access provided to such third party that was not previously made available to Parent, and (II) sends a copy of such Acceptable Confidentiality Agreement to Parent promptly (and in any event within twenty-four (24) hours) following its execution and delivery (and the Company shall not thereafter terminate, waive, amend, release or modify any material provisions of such Acceptable Confidentiality Agreement). Nothing contained in this Section 6.04 shall prohibit the Company or the Company Board from taking and disclosing to the Company Stockholders a position with respect to an Acquisition Proposal with respect to the Company pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, if the Company Board has reasonably determined in good faith, (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law, provided that this sentence shall not permit the Company Board to make a Company Adverse Recommendation Change, except to the extent permitted by Section 6.04(b) or Section 6.04(c). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.04(a) by any of the Company’s or its Subsidiaries’ respective Representatives shall be deemed to be a breach of this Section 6.04(a) by the Company.
(b)   Neither the Company Board nor any committee thereof shall directly or indirectly (i) withhold, withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withhold or withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub) the approval, recommendation or declaration of advisability by the Company Board or any such committee of the transactions contemplated by this Agreement, (ii) fail to include the Company Recommendation in the Joint Proxy Statement, (iii) propose publicly to recommend, adopt or approve any Acquisition Proposal with respect to the Company, (iv) fail to publicly reaffirm or re-publish the Company Recommendation within five (5) Business Days of being requested by Parent to do so (or if earlier, at least two (2) Business Days prior to the Company Stockholders’ Meeting), (v) fail to send to the Company Stockholders, within ten (10) Business Days after the commencement of a tender or exchange offer relating to the Company Shares (or if earlier, at least two (2) Business Days prior to the Company Stockholders’ Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Recommendation (provided that the taking of no position or a neutral position by the Company Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of such offer), or (vi) approve or recommend, publicly declare advisable or publicly propose to approve or recommend, or publicly propose to enter into any Contract (or any letter of intent, memorandum of understanding, agreement in principle or other similar contract or agreement) with respect to an Acquisition Proposal relating to the Company (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 6.04) (any action described in this sentence being referred to as a “Company Adverse Recommendation Change”). Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval (but not after), and subject to the Company’s compliance at all times with the provisions of this Section 6.04 and Section 6.03, the Company Board may make a Company Adverse Recommendation Change or terminate this Agreement in order to enter into a definitive agreement with respect to a Superior Proposal pursuant to Section 6.04(a), in each case, if: (1) the Company receives a bona fide written Acquisition Proposal with respect to the Company after the date of this Agreement, that has not been withdrawn and did not result from a breach of Section 6.04(a), and the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (2) the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action in response to such Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that the Company Board shall not be entitled to take any such action in response to a Superior Proposal with respect to the Company unless (x) the Company provides written notice to Parent at least four (4) Business Days in advance of taking any such action, which notice shall advise Parent that the Company Board has received a Superior Proposal, specify the material terms and conditions of such Superior Proposal, identify the Person or group of Persons making such Superior Proposal and include copies of all documents pertaining to such Superior Proposal as specified in Section 6.04(g); (y) the Company negotiates in good faith with Parent (to the extent Parent wishes to negotiate) during such four (4) Business Day period to make such revisions to the terms of this Agreement as would cause such Acquisition Proposal to cease to be a Superior Proposal; and (z) at the end of such four (4) Business Day period the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor and taking into account any alternative transaction proposed in writing by Parent, all financial, legal, regulatory and other terms and conditions of any such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and the Superior Proposal) that such Superior Proposal continues to constitute a Superior Proposal and that the failure to make a Company Adverse Recommendation Change or terminate this Agreement in order to enter into a definitive agreement with respect to a Superior Proposal pursuant to Section 6.04(a), in response to such Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable Law. Any amendment to the financial terms and any other material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.04(b), and will require a new notice pursuant to clause (x) hereof, except that references in this Section 6.04(b) to “four (4) Business Days” shall be deemed to be references to “two (2) Business Days” and such two (2) Business Day period shall expire at 11:59 p.m. (New York City time) on the second Business Day immediately following the day on which such new notice is delivered (it being understood and agreed that in no event shall any such additional two (2) Business Day period be deemed to shorten the initial four (4) Business Day period).
(c)   Notwithstanding the first sentence of Section 6.04(b), at any time prior to obtaining the Company Stockholder Approval (but not after), in connection with any Intervening Event with respect to the Company, the Company Board may make a Company Adverse Recommendation Change if, and only if, an Intervening Event has occurred, and prior to taking such action, the Company Board determines in good faith (after consultation with its financial adviser and outside legal counsel), that the failure to make such Company Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that, the Company Board shall not be entitled to make any such Company Adverse Recommendation Change in response to an Intervening Event with respect to the Company unless (x) the Company provides written notice to Parent at least four (4) Business Days in advance of taking any such action, which notice shall advise Parent that an Intervening Event has occurred and include a reasonably detailed description of such Intervening Event; (y) the Company negotiates in good faith with Parent (to the extent Parent wishes to negotiate) during such four (4) Business Day period to make such revisions to the terms of this Agreement so that the failure to take such action would no longer be inconsistent with the directors’ fiduciary duties under applicable Law; and (z) at the end of such four (4)Business Day period the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor and taking into account any alternative transaction proposed in writing by Parent, all financial, legal, regulatory and other terms and conditions of any such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal) that the failure to make such Company Adverse Recommendation Change in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law.
(d)   Parent agrees that, except as expressly contemplated hereby, neither it nor any of its Subsidiaries shall, and Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) initiate, seek or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) or take any other action that is reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Parent; (ii) participate or engage in discussions (except to notify a Person that makes an inquiry, offer or proposal related to an Acquisition Proposal with respect to Parent of the existence of the provisions of this Section 6.04 or to clarify whether any such inquiry, offer or proposal constitutes an Acquisition Proposal with respect to Parent) or negotiations with, or disclose any non-public information or data relating to Parent or any of its Subsidiaries or afford access to the properties, books or records of Parent or any of its Subsidiaries to, any Person or group of Persons (or any of their Affiliates or Representatives) that is seeking to make, has made or could be reasonably expected to make, or otherwise in connection with, an Acquisition Proposal with respect to Parent, (iii) enter into any Contract (or any letter of intent, memorandum of understanding, agreement in principle or other similar contract or agreement) with respect to an Acquisition Proposal with respect to Parent (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 6.04), (iv) take any action or exempt any third party from the restrictions on “business combinations” or any similar provision contained in any applicable Takeover Law or Parent’s Organizational Documents or grant a waiver under Section 203 of the DGCL, or (v) resolve, publicly propose or agree to do any of the foregoing. Parent shall, and shall cause its Subsidiaries and instruct its and their respective Representatives to, immediately upon the execution of this Agreement cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person or group of Persons, or any of their Affiliates (other than the Company or its Affiliates), conducted heretofore by Parent or any Subsidiary thereof or any of its or their respective Representatives, with respect to an Acquisition Proposal or which could reasonably be expected to lead to an Acquisition Proposal, and, in connection therewith, Parent shall immediately discontinue access by any Person or group of Persons, and any of their Affiliates (other than the Company and its Affiliates), to any data room (virtual or otherwise) established by Parent or its Representatives for such purpose. Within two (2) Business Days from the date of this Agreement, Parent shall request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements with Parent or any Subsidiary thereof in connection with consideration of any Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Parent Stockholder Approval, Parent and the Parent Board may take any actions described in clause (ii) of this Section 6.04(d) with respect to a third party if (A) Parent receives a bona fide unsolicited written Acquisition Proposal with respect to Parent from such third party after the date of this Agreement (and such Acquisition Proposal did not result from a violation of this Section 6.04) and (B) such proposal constitutes, and the Parent Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to, a Superior Proposal with respect to Parent, and, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the fiduciary duties of the Parent Board under applicable Law; provided that Parent may deliver non-public information to such third party only pursuant to an Acceptable Confidentiality Agreement (but in relation to Parent rather than the Company) so long as Parent (I) concurrently provides to the Company any information and data concerning Parent or any Subsidiary or access provided to such third party that was not previously made available to the Company, and (II) sends a copy of such Acceptable Confidentiality Agreement to the Company promptly (and in any event within twenty-four (24) hours) following its execution and delivery (and Parent shall not thereafter terminate, waive, amend, release or modify any material provisions of such Acceptable Confidentiality Agreement). Nothing contained in this Section 6.04 shall prohibit Parent or the Parent Board from taking and disclosing to the Parent Stockholders a position with respect to an Acquisition Proposal with respect to Parent pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, if the Parent Board has reasonably determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to the Parent Stockholders under applicable Law, provided that this sentence shall not permit the Parent Board to make a Parent Adverse Recommendation Change, except to the extent permitted by Section 6.04(e) or Section 6.04(f). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.04(d) by any of Parent’s or its Subsidiaries’ respective Representatives shall be deemed to be a breach of this Section 6.04(d) by Parent.
(e)   Neither the Parent Board nor any committee thereof shall directly or indirectly (i) withhold, withdraw (or amend, qualify or modify in a manner adverse to the Company), or publicly propose to withhold or withdraw (or amend, qualify or modify in a manner adverse to the Company), the approval, recommendation or declaration of advisability by the Parent Board or any such committee of the transactions contemplated by this Agreement, (ii) fail to include the Parent Recommendation in the Joint Proxy Statement, (iii) propose publicly to recommend, adopt or approve any Acquisition Proposal with respect to Parent, (iv) fail to publicly reaffirm or re-publish the Parent Recommendation within five (5) Business Days of being requested by the Company to do so (or if earlier, at least two (2) Business Days prior to the Parent Stockholders’ Meeting), (v) fail to send to the Parent Stockholders, within ten (10) Business Days after the commencement of a tender or exchange offer relating to the Parent Shares (or if earlier, at least two (2) Business Days prior to the Parent Stockholders’ Meeting), a statement disclosing that Parent recommends rejection of such tender or exchange offer and reaffirming the Parent Recommendation (provided that the taking of no position or a neutral position by the Parent Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of such offer), or (vi) approve or recommend, publicly declare advisable or publicly propose to approve or recommend, or publicly propose to enter into any Contract (or any letter of intent, memorandum of understanding, agreement in principle or other similar contract or agreement) with respect to an Acquisition Proposal relating to Parent or Merger Sub (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 6.04) (any action described in this sentence being referred to as a “Parent Adverse Recommendation Change”). Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval (but not after), and subject to Parent’s compliance at all times with the provisions of this Section 6.04 and Section 6.03, the Parent Board may make a Parent Adverse Recommendation Change or terminate this Agreement in order to enter into a definitive agreement with respect to a Superior Proposal pursuant to Section 6.04(d), in each case, if: (1) Parent receives a bona fide written Acquisition Proposal with respect to Parent after the date of this Agreement, that has not been withdrawn and did not result from a breach of Section 6.04(a), and the Parent Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (2) the Parent Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action in response to such Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that the Parent Board shall not be entitled to take any such action in response to a Superior Proposal with respect to the Parent unless (x) Parent provides written notice to the Company at least four (4) Business Days in advance of taking any such action, which notice shall advise the Company that the Parent Board has received a Superior Proposal, specify the material terms and conditions of such Superior Proposal, identify the Person or group of Persons making such Superior Proposal and include copies of all documents pertaining to such Superior Proposal as specified in Section 6.04(g); (y) Parent negotiates in good faith with the Company (to the extent the Company wishes to negotiate) during such four (4) Business Day period to make such revisions to the terms of this Agreement as would cause such Acquisition Proposal to cease to be a Superior Proposal; and (z) at the end of such four (4) Business Day period the Parent Board determines in good faith (after consultation with Parent’s outside legal counsel and financial advisor and taking into account any alternative transaction proposed in writing by the Company, all financial, legal, regulatory and other terms and conditions of any such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and the Superior Proposal) that such Superior Proposal continues to constitute a Superior Proposal and that the failure to make a Parent Adverse Recommendation Change or terminate this Agreement in order to enter into a definitive agreement with respect to a Superior Proposal pursuant to Section 6.04(d) in response to such Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable Law. Any amendment to the financial terms and any other material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.04(e) and will require a new notice pursuant to clause (x) hereof, except that references in this Section 6.04(e) to “four (4) Business Days” shall be deemed to be references to “two (2) Business Days” and such two (2) Business Day period shall expire at 11:59 p.m. (New York City time) on the second Business Day immediately following the day on which such new notice is delivered (it being understood and agreed that in no event shall any such additional two (2) Business Day period be deemed to shorten the initial four (4) Business Day period).
(f)   Notwithstanding the first sentence of Section 6.04(e), at any time prior to obtaining the Parent Stockholder Approval (but not after), in connection with any Intervening Event with respect to Parent, the Parent Board may make a Parent Adverse Recommendation Change if, and only if, an Intervening Event has occurred, and prior to taking such action, the Parent Board determines in good faith (after consultation with its financial adviser and outside legal counsel), that the failure to make such Parent Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that, the Parent Board shall not be entitled to make any such Parent Adverse Recommendation Change in response to an Intervening Event with respect to Parent unless (x) Parent provides written notice to the Company at least four (4) Business Days in advance of taking any such action, which notice shall advise the Company that an Intervening Event has occurred and include a reasonably detailed description of such Intervening Event; (y) Parent negotiates in good faith with the Company (to the extent the Company wishes to negotiate) during such four (4) Business Day period to make such revisions to the terms of this Agreement so that the failure to take such action would no longer be inconsistent with the directors’ fiduciary duties under applicable Law; and (z) at the end of such four (4) Business Day period the Parent Board determines in good faith (after consultation with Parent’s outside legal counsel and financial advisor and taking into account any alternative transaction proposed in writing by the Company, all financial, legal, regulatory and other terms and conditions of any such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal) that the failure to make such Parent Adverse Recommendation Change in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law.
(g)   The parties agree that in addition to the obligations of the Company and Parent set forth in paragraphs (a) through (f) of this Section 6.04, as promptly as practicable after receipt thereof (and in any event, within one (1) Business Day), the Company or Parent, as applicable, shall advise Parent or the Company, respectively, in writing of any Acquisition Proposal with respect to such party received from any Person or group of Persons, or any request for information, inquiry, discussions or negotiations with respect to any Acquisition Proposal with respect to such party, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and the Company or Parent, as applicable, shall promptly (and in any event, within one (1) Business Day) provide to Parent or the Company, respectively, copies of any written materials received by the Company or Parent, as applicable, in connection with any of the foregoing and the identity of the Person or group of Persons making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of the Company and Parent agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group of Persons in connection with any Acquisition Proposal which was not previously provided to the other. The Company and Parent shall keep Parent and the Company, respectively, promptly and fully informed of the status of any Acquisition Proposals (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Company and Parent agrees not to release, or permit any of its Affiliates to release, any Person from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party or fail to enforce, to the fullest extent permitted under applicable Law, any such standstill or similar agreement to which it is party.
6.05   Regulatory Approvals; Additional Agreements.
(a)   Within ten (10) Business Days of the date of this Agreement, the Company and Parent each shall file with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice their respective Notification and Report Forms required under the HSR Act relating to the transactions contemplated by this Agreement.
(b)   Parent and the Company each shall promptly (i) supply the other with any information reasonably required in order to effectuate the filings described in this Section 6.05, (ii) supply additional information reasonably required by a Governmental Body and, (iii) subject to applicable legal limitations and the instructions of any Governmental Body, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of communications received from any Governmental Body. Neither Parent nor the Company shall independently participate in any meeting, or engage in any material conversation, with any Governmental Body in connection with such filings without using reasonable best efforts to give the other prior notice of the meeting or conversation and, unless prohibited by such Governmental Body, a reasonable opportunity to attend or participate. The parties shall reasonably consult and cooperate with one another and permit the other party or its counsel to review in advance any material proposed written communication by such party to any Governmental Body in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to antitrust or merger control Laws in connection with the transactions contemplated by this Agreement. Parent shall pay all filing fees required by the HSR Act and any other applicable merger notification or control Laws in connection with such filings.
(c)   Each of the Company and Parent shall (i) give the other party prompt notice of the commencement or written threat of commencement of any legal proceeding by or before any Governmental Body with respect to the transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such legal proceeding or threat; and (iii) reasonably cooperate with each other and use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Neither the Company, nor Parent, nor any of their respective Affiliates, shall, without the prior written consent of all parties hereto, enter into any agreement, commitment, or understanding with a Governmental Body not to consummate, or to delay or otherwise limit the consummation of, the transactions contemplated by this Agreement.
(d)   Subject to the conditions and upon the terms of this Agreement, each of Parent and the Company shall use reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to the conditions and upon the terms of this Agreement, each party to this Agreement shall use reasonable best efforts (i) to cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder); (ii) to give all notices required to be made and given by such party in connection with the transactions contemplated by this Agreement; and (iii) to obtain each approval, consent, ratification, permission and waiver of authorization required to be obtained from a Governmental Body or a party to any material Contract.
(e)   Notwithstanding the foregoing or any other provision of this Agreement, (i) nothing in this Section 6.05 shall limit any applicable rights a party may have to terminate this Agreement pursuant to Section 8.01 so long as such party has up to then complied in all material respects with its obligations under this Section 6.05, (ii) in no event shall Parent or Merger Sub be required to (1) propose, negotiate, commit to or effect, by consent decree, hold-separate orders or otherwise, the sale, divestiture, license or disposition of any of their respective assets, properties or businesses or of the assets, properties or businesses to be acquired by Parent pursuant to this Agreement or (2) terminate, modify, transfer or take any other action with respect to any existing relationships or contractual rights and obligations of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates.
6.06   Termination of Company ESPP.   The Company shall take all actions necessary or desirable to (a) provide that no Company ESPP Purchase Rights shall be granted, no individuals shall be permitted to commence participation in the Company ESPP and no offering period shall commence under the Company ESPP following the date of this Agreement; and (b) terminate the Company ESPP as of immediately prior to the Effective Time.
6.07   Employee and Labor Matters.
(a)   For a period ending on the first (1st) anniversary of the Effective Time (the “Benefit Continuation Period”), Parent shall provide, or shall cause the Surviving Corporation or one of its Affiliates to provide, to each of the individuals who are employees of the Company or its Subsidiaries as of the Effective Time and who will continue in employment following the Effective Time (the “Continuing Company Employees”) (i) a salary, wage, and target cash bonus opportunity that, in the aggregate, is no less favorable than the salary, wage, and target cash bonus opportunity that was provided to such Continuing Company Employee immediately prior to the Effective Time; and (ii) other employee benefits (other than any corporate sale or similar transaction-related payment or benefit, equity or equity-based compensation, defined benefit pension plan, retiree health or retiree life insurance benefits, nonqualified deferred compensation benefits (together, the “Excluded Benefits”)) that are no less favorable in the aggregate to either (in the discretion of Parent) (A) the employee benefits (other than the Excluded Benefits) provided to such Continuing Company Employee immediately prior to the Effective Time or (B) the employee benefits (other than the Excluded Benefits) provided by Parent to its similarly situated employees. For the duration of the Benefit Continuation Period, the Surviving Corporation, Parent or one of its Affiliates shall maintain the severance arrangements set forth on Section 6.07(a) of the Company Disclosure Letter.

(b)   If the Effective Time occurs prior to March 15, 2025, Parent will cause the Surviving Corporation to pay, no later than thirty (30) days following the Effective Time, the applicable amounts to the relevant participants under the Company’s 2024 annual cash bonus and other cash incentive plans set forth on Section 6.07(b) of the Company Disclosure Letter, to the extent such amounts are approved by the Company prior to the Effective Time in accordance with Section 5.01(b)(iii) and not paid by the Company prior to the Effective Time.
(c)   For all purposes under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Company Employees after the Effective Time (the “New Plans”), each Continuing Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries before the Effective Time for purposes of vesting, benefits levels and eligibility, as well as accruals for paid time-off and severance or similar pay, as applicable; provided, however, that such service crediting shall not be required (i) for the purpose of any entitlement to participate in, or receive benefits with respect to, any retiree medical programs or other retiree welfare benefit programs or any defined benefit plans, (ii) to the extent it would result in a duplication of benefits or (iii) to the extent the Continuing Company Employees and Parent employees are equally affected without regard to whether employment before the Effective Time was with the Company and its Subsidiaries or Parent and its Subsidiaries (for example, in the event a New Plan is adopted for the Continuing Company Employees and Parent employees under which no participants receive credit for service before the effective date of the New Plan). In addition, and without limiting the generality of the foregoing provisions of this Section 6.07(c): (A) Parent shall provide that each Continuing Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Plan in which such Continuing Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); provided, however, that up to a thirty (30)-day waiting period may be applied by Parent for participation in a New Plan sponsored by Parent that includes a Code section 401(k) arrangement; and (B) Parent shall use commercially reasonable efforts to provide that, for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Company Employee, (x) pre-existing condition exclusions and actively-at-work requirements of such New Plan be waived for such Continuing Company Employee and his or her covered dependents, and (y) any eligible expenses incurred by such Continuing Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Company Employee’s participation in the corresponding New Plan begins be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d)   The Merger shall constitute a “Change in Control” for purposes of each of the Company Plans set forth on Section 6.07(d) of the Company Disclosure Letter.
(e)   If requested in writing by Parent no later than fifteen (15) days prior to the Effective Time, the Company Board (or the appropriate committee thereof) shall take actions necessary to terminate any Company Plan intended to include a Code section 401(k) arrangement, such termination to be effective no later than as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time. If so requested, the Company shall provide Parent, prior to the Closing, with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and opportunity to comment by Parent and the Company shall incorporate any reasonable Parent comments which are provided to the Company no later than five (5) days after such drafts shall have been provided by the Company to Parent).
(f)   The provisions of this Section 6.07 shall not be construed to prevent the termination of employment of any Continuing Company Employee or the amendment or termination of any particular Company Plan or Parent Plan, to the extent permitted by its terms. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement is intended to, or does, constitute the establishment or adoption of, or amendment to, any Company Plan or Parent Plan, and no Person participating in any such Plan shall have any claim or cause of action, under ERISA or otherwise, in respect of the provisions of this Agreement as it relates to any such plan or otherwise. Without limiting the generality of Section 9.09 the provisions of this Section 6.07 are solely for the benefit of the parties hereto, and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of the Agreement or have the right to enforce the provisions of this Section 6.07.
6.08   Indemnification of Officers and Directors.
(a)   Parent agrees that all rights to indemnification and exculpation from liabilities, including advancement of expenses, now existing in favor of the current or former directors or officers of the Company for acts or omissions occurring at or prior to the Effective Time in their capacity as such, or by reason of their status as such prior to the Effective Time (the “Indemnified Parties”), as provided in the Company’s Organizational Documents, or any indemnification Contract between such directors or officers and the Company (in each case, as in effect on, and in the case of any indemnification Contracts, to the extent made available to Parent prior to, the date of this Agreement) shall survive the Merger and shall continue in full force and effect for six (6) years from the Effective Time. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect provisions in the certificate of incorporation and bylaws (or equivalent Organizational Documents) of the Surviving Corporation regarding the exculpation, indemnification and advancement of expenses of directors and officers that are no less favorable to the intended beneficiaries than the corresponding provisions of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, in each case, as in effect immediately prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided, however, that all rights to indemnification with respect to any claim made for indemnification within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.08.
(b)   Prior to or at the Effective Time, the Company shall purchase a six (6)-year prepaid, noncancellable “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, however, that the Company shall not pay, or agree to pay, and the Surviving Corporation shall not be required to pay, in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy.
(c)   The covenants contained in this Section 6.08 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to applicable Law, Contract or otherwise.
(d)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.08.
6.09   Public Disclosure.   The initial press release relating to this Agreement shall be a joint press release in form and substance acceptable to each party, and thereafter Parent and the Company shall consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated hereby, except as may be required by applicable Law or court process; provided, however, that, subject to compliance by the parties in all respects with the terms of Section 6.04, no such opportunity to review and comment shall be required in connection with a Company Adverse Recommendation Change (or any responses thereto) or a Parent Adverse Recommendation Change (or any responses thereto). The restrictions of this Section 6.09 shall not apply to any press release or public statement (i) in connection with a Company Adverse Recommendation Change or a Parent Adverse Recommendation Change in compliance in all respects with the terms of Section 6.04, (ii) in connection with any Action regarding a dispute between the Parent and the Company regarding this Agreement, the Merger or the other transactions contemplated hereby or (iii) if the information contained therein substantially reiterates (or is consistent with) previous releases, public disclosures or public statements made by the Company or Parent in compliance with this Section 6.09.
6.10   Listing of Additional Shares.   Parent shall use its reasonable best efforts to, in accordance with the requirements of the Stock Exchange, submit to the Stock Exchange a notification of the Parent Shares to be issued in connection with the Merger (including Parent Shares to be reserved upon exercise of Rollover Options and the settlement of Rollover RSUs and Settled RSUs), prior to the Effective Time.
6.11   Takeover Laws.   If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated by this Agreement, each of Parent and the Company shall, and shall cause the members of its board of directors to, to the extent permissible under applicable Law, grant such approvals and take such actions, in accordance with the terms of this Agreement, as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable following the date of this Agreement, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and otherwise, and to the extent permissible under applicable Law, take such actions as are necessary to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.
6.12   Section 16.   Parent shall, prior to the Effective Time, cause the Parent Board to approve the issuance of Parent Shares in connection with the Merger with respect to any employees of the Company who, as a result of their relationship with Parent as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the Company shall cause the Company Board to approve the disposition of the Company equity securities (including derivative securities) in connection with the Merger by those directors and officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.
6.13   Certain Tax Matters.
(a)   None of the parties shall (and each party shall cause its respective Subsidiaries not to) take any action (or knowingly fail to take any action) which action (or failure to act) would or would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. The parties shall treat, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and no party shall take any position for Tax purposes inconsistent therewith.
(b)   In connection with the initial filing of the Registration Statement (and, as requested or required by the SEC, any subsequent filing of, amendment or supplement to, the Registration Statement), if any, each of Parent and the Company shall cooperate with each other in order to obtain (i) a written opinion, in form and substance reasonably satisfactory to Parent, of Covington & Burling LLP or other nationally recognized tax counsel reasonably acceptable to Parent, which shall include DLA Piper LLP (US) (“Parent Tax Counsel”); and (ii) a written opinion, in form and substance reasonably satisfactory to the Company, of DLA Piper LLP (US) or other nationally recognized tax counsel reasonably acceptable to the Company, which shall include Covington & Burling LLP (“Company Tax Counsel”) (each such opinion referred to in clauses (i) and (ii), a “Merger Tax Opinion”). Each Merger Tax Opinion shall be to the effect that, on the basis of customary representations, assumptions and undertakings set forth or referred to in such opinion and in the related Merger Tax Representation Letters, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) any opinion(s) of Company Tax Counsel required by Law to be issued in connection with the declaration of effectiveness of the Registration Statement by the SEC regarding the U.S. federal income tax treatment of the Merger. In connection with the foregoing, each of Parent and Company shall deliver to Parent Tax Counsel and Company Tax Counsel at such times as Parent Tax Counsel and Company Tax Counsel shall reasonably request (i) a representation letter containing customary representations, assumptions and undertakings, reasonably satisfactory in form and substance to Parent Tax Counsel and Company Tax Counsel (the “Merger Tax Representation Letters”) and (ii) such other information as reasonably requested by Parent Tax Counsel or Company Tax Counsel, in each case, for purposes of rendering any Merger Tax Opinion. Parent Tax Counsel and Company Tax Counsel shall be entitled to rely on the Merger Tax Representation Letters and such reasonably requested information for purposes of rendering any Merger Tax Opinion.
6.14   No Control of Other Party’s Business.   Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s operations or give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.
6.15   Filing of Form S-8.   Parent shall (a) file no later than five (5) days after the Closing Date, a post-effective amendment to the Form S-4 or a registration statement on Form S-8 (or any successor form) with respect to the Parent Shares that are subject to the Rollover Options and issued by Parent in respect of Rollover RSUs and Settled RSUs; and (b) use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long such Rollover Options remain outstanding.
6.16   Loan Payoff.   The Company shall use commercially reasonable efforts to deliver all notices and take all other actions, in each case to the extent reasonably requested by Parent or that are reasonably necessary to facilitate the termination at Closing of all commitments in respect of the Company Existing Loan Documents, the repayment in full at the Closing of all obligations in respect of the Indebtedness thereunder, and the release on or promptly following the Closing of any Liens securing such Indebtedness and guarantees in connection therewith. In furtherance thereof, at the written request of Parent, the Company shall use its commercially reasonable efforts to arrange for the receipt and delivery to Parent, at least three (3) Business Days prior to the Closing, of a customary payoff letter executed from the holders (or agent on behalf of such holders) of Indebtedness under the Company Existing Loan Documents, in form and substance reasonably satisfactory to Parent, in which the payee shall agree that upon payment of the amounts specified in such payoff letter: (i) all outstanding payment obligations of the Company and its Subsidiaries arising under the Company Existing Loan Documents shall be repaid, discharged and extinguished in full on the Closing Date; (ii) all Liens in connection therewith shall be terminated, discharged and released; and (iii) the payee shall take all actions reasonably requested by Parent (or shall allow the Surviving Corporation or Parent to take all actions) to evidence and record such termination, discharge and release of Liens as promptly as practicable after the Closing. Notwithstanding anything to the contrary contained herein, (x) in no event shall this Section 6.16 require the Company or any of its Subsidiaries to effect such termination unless the Closing shall have occurred and (y) Parent shall provide, or cause to be provided, all funds required to effect such termination.
6.17   Stock Exchange Delisting; Deregistration.   Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving

Corporation of the Company Shares from NASDAQ and the deregistration of the Company Shares under the Exchange Act as promptly as practicable after the Effective Time.
6.18   Transaction Litigation.   Each of the Company and Parent shall as promptly as reasonably practicable notify the other party of any Transaction Litigation and shall keep the other party reasonably informed with respect to the status thereof. Each of the Company and Parent shall provide the other party with the opportunity to participate in the defense of any Transaction Litigation with respect to the first party or the transactions contemplated by this Agreement. For purposes of this Section 6.18, “participate” means that the Company or Parent, as applicable, shall keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege between such first party and its counsel is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions with respect to such Transaction Litigation, which the first party shall consider in good faith. Prior to the Effective Time, other than with respect to any Transaction Litigation where the parties are adverse to each other or in the context of any Transaction Litigation related to or arising out of an Acquisition Proposal, neither the Company nor Parent shall compromise, settle, come to an arrangement regarding or agree to comprise, settle or come to an arrangement regarding any Transaction Litigation, without the prior written consent of the other party, which, with respect to any such settlement that only requires payment of monetary amounts by the Company or Parent, as applicable, shall not be unreasonably withheld, conditioned or delayed.
6.19   Bridge Financing.   Parent and the Company shall use their respective reasonable best efforts to cooperate in good faith to enter into one or more agreements or instruments pursuant to which Parent shall provide the Company with bridge financing in an aggregate principal amount not to exceed $30,000,000, subject to the Company having obtained any required consents and satisfied any other conditions with respect thereto under the Company Existing Loan Documents, which bridge financing may be drawn by the Company at any time after March 15, 2025 and prior to the Closing. Any such financing shall be in the form of subordinated convertible note(s) and shall, unless as shall be otherwise requested by the lenders or the agent under the Company Existing Loan Documents, contain the terms set forth in Schedule 6.19.
ARTICLE 7
CONDITIONS TO CLOSING
7.01   Conditions to All Parties’ Obligations.   The obligations of Parent and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver in writing by Parent and the Company), at or prior to the Closing, of the following conditions:
(a)   the Parent Stockholder Approval shall have been attained;
(b)   the Company Stockholder Approval shall have been attained;
(c)   the Registration Statement shall have become effective under the Securities Act, and shall not be the subject of any stop order or any Action by the SEC seeking a stop order, and shall remain in effect;
(d)   (i) the waiting period (and any extension thereof, including under any agreement between a party and a Governmental Body agreeing not to consummate the Merger prior to a certain date entered into in compliance with this Agreement) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, (ii) any mandatory waiting period or required clearance, approval or consent applicable to the transactions contemplated by this Agreement under any other applicable competition or antitrust Law or regulation shall have expired or been obtained, except where the failure to observe such waiting period or obtain a clearance, approval or consent referred to in this clause would not have a material adverse effect on the parties, and (iii) each other clearance, approval or consent with respect to the transactions contemplated by this Agreement specified on Section 7.01(d) of the Company Disclosure Letter shall have been obtained or deemed to have been obtained;
(e)   no Governmental Body of competent jurisdiction shall have issued or entered any Order (whether temporary, preliminary or permanent) after the date of this Agreement, and no applicable Law shall have been enacted or promulgated after the date of this Agreement, in each case, that is then in effect and has the effect of restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement; and
(f)   Parent shall have submitted to the Stock Exchange, in accordance with the requirements of the Stock Exchange, a notification of the Parent Shares to be issued in connection with the Merger (including Parent Shares to be reserved upon exercise of Rollover Options and the settlement of Rollover RSUs and Settled RSUs) as contemplated by this Agreement.
7.02   Conditions to Parent’s and Merger Sub’s Obligations.   The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver in writing by Parent), at or prior to the Closing, of the following conditions:

(a)   (i) the representations and warranties contained in Section 3.01(a), Section 3.02, Section 3.03 (other than clauses (a), (b) and (d) thereof), Section 3.04(a), Section 3.05(a), Section 3.22 and Section 3.24 (A) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all material respects as of such date) and (B) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all material respects as of such date), (ii) the representations and warranties contained in clauses (a), (b) and (d) of Section 3.03 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all respects as of such date), except where a failure of such representations and warranties to be true or correct is de minimis in nature, (iii) the representations and warranties contained in Section 3.09(a) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date, and (iv) the representations and warranties contained in ARTICLE 3 (other than those contained in the sections set forth in the preceding clauses (i), (ii) and (iii)) shall be true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct in all respects as of such date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b)   the Company shall have complied with and performed in all material respects all of the covenants and agreements under this Agreement that are required to be complied with or performed by it at or prior to the Closing Date;
(c)   since the date of this Agreement, there shall not have been or occurred any Company Material Adverse Effect; and
(d)   the Company shall have delivered to Parent a certificate of the Company executed by a duly authorized officer thereof, dated as of the Closing Date, stating that the conditions in Sections 7.02(a), (b) and (c) have been satisfied.
7.03   Conditions to the Company’s Obligations.   The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver in writing by the Company), at or prior to the Closing, of the following conditions:
(a)   (i) the representations and warranties contained in Section 4.01(a), Section 4.02, Section 4.03 (other than clauses (a) and (c) thereof), Section 4.05(a) and Section 4.20 (A) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all material respects as of such date) and (B) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all material respects as of such date), (ii) the representations and warranties contained in clauses (a) and (c) of Section 4.03 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all respects as of such date), except where a failure of such representations and warranties to be true or correct is de minimis in nature, (iii) the representations and warranties contained in Section 4.09 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date and (iv) the representations and warranties contained in ARTICLE 4 (other than those contained in the sections set forth in the preceding clauses (i), (ii) and (iii)) shall be true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct in all respects as of such date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(b)   each of Parent and Merger Sub shall have complied with and performed in all material respects all of its respective covenants and agreements under this Agreement that are required to be complied with and performed by it at or prior to the Closing Date;

(c)   since the date of this Agreement, there shall not have been or occurred any Parent Material Adverse Effect; and
(d)   Parent shall have delivered to the Company a certificate of Parent executed by a duly authorized officer thereof, dated as of the Closing Date, stating that the conditions in Sections 7.03(a), (b) and (c) have been satisfied.
ARTICLE 8
TERMINATION
8.01   Termination.   This Agreement may be terminated and the transactions contemplated hereby, including the Merger, may be abandoned at any time prior to the Effective Time:
(a)   by the mutual written consent of Parent and the Company;
(b)   by Parent:
(i)   if at any time prior to the Effective Time, any of the Company’s covenants, obligations, representations or warranties contained in this Agreement shall have been breached or any of the Company’s representations or warranties shall have become untrue, such that any of the conditions set forth in Sections 7.02(a) or 7.02(b) would not be satisfied, and any such breach or failure of a representation or warranty to be true (A) is incapable of being cured by the Company by the Termination Date or (B) shall not have been cured within thirty (30) days of receipt by the Company of written notice from Parent of such breach or failure to be true describing in reasonable detail such breach or failure to be true; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(b)(i) if Parent or Merger Sub has breached in any material respect any of its covenants, obligations, representations or warranties contained in this Agreement in any manner that shall have been the principal cause of, or principally resulted in, the failure of a condition to the consummation of the Merger not to be satisfied;
(ii)   if at any time prior to obtaining the Company Stockholder Approval, the Company Board or any committee thereof (A) shall make a Company Adverse Recommendation Change, (B) shall not include the Company Recommendation in the Joint Proxy Statement or (C) shall publicly propose or allow the Company to publicly propose to take any of the actions in clause (A) or (B) of this Section 8.01(b)(ii);
(iii)   the Company materially breaches Section 6.04; or
(iv)   at any time prior to obtaining the Parent Stockholder Approval, in order for Parent to enter into a definitive agreement with respect to a Superior Proposal; provided, that Parent has otherwise complied with its obligations under Section 6.04, has paid the Parent Termination Fee due pursuant to Section 8.03(a), and substantially concurrently with such termination Parent enters into a definitive agreement for such Superior Proposal;
(c)   by the Company:
(i)   if at any time prior to the Effective Time, any of Parent’s or Merger Sub’s covenants, obligations, representations or warranties contained in this Agreement shall have been breached or any of Parent’s or Merger Sub’s representations or warranties shall have become untrue, such that any of the conditions set forth in Sections 7.03(a) or Section 7.03(b) would not be satisfied, and any such breach or failure of a representation or warranty to be true (A) is incapable of being cured by Parent or Merger Sub by the Termination Date or (B) shall not have been cured within thirty (30) days of receipt by Parent of written notice from the Company of such breach or failure to be true describing in reasonable detail such breach or failure to be true; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(c)(i) if the Company has breached in any material respect any of its covenants, obligations, representations or warranties contained in this Agreement in any manner that shall have been the principal cause of, or principally resulted in, the failure of a condition to the consummation of the Merger not to be satisfied;
(ii)   if at any time prior to obtaining the Parent Stockholder Approval, the Parent Board or any committee thereof (A) shall make a Parent Adverse Recommendation Change, (B) shall not include the Parent Recommendation in the Joint Proxy Statement or (C) shall publicly propose or allow Parent to publicly propose to take any of the actions in clause (A) or (B) of this Section 8.01(c)(ii);
(iii)   if Parent materially breaches Section 6.04; or
(iv)   at any time prior to obtaining the Company Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal; provided, that the Company has otherwise complied with its obligations under Section 6.04, has paid the Company Termination Fee due pursuant to Section 8.03(b) and substantially concurrently with such termination the Company enters into a definitive agreement for a Superior Proposal;

(d)   by either Parent or the Company, if:
(i)   (A) any Governmental Body of competent jurisdiction shall have issued or entered any Order after the date of this Agreement that shall have become final and non-appealable or any applicable Law shall have been enacted or promulgated after the date of this Agreement, in each case, that has the effect of permanently restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, or (B) any expiration, termination, authorization, clearance, approval or consent from a Governmental Body required to be obtained pursuant to Section 7.01(d) shall have been denied and such denial shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.01(d)(i) shall not be available to any party if a material breach by such party of its obligations under Section 6.05 or any other provision of this Agreement has been a principal cause of, or principally resulted in, such Order or Law or denial;
(ii)   the Merger has not been consummated by July 9, 2025 (the “Termination Date”); provided, however, that if on such date, any of the conditions set forth in Section 7.01(d) or Section 7.01(e) (solely as it relates to antitrust and competition Laws) shall have not been satisfied or waived, but all other conditions to the parties’ obligations to consummate the transactions contemplated by this Agreement set forth in ARTICLE 7 shall have been satisfied or waived (other than those conditions that by their terms are to be fulfilled at the Closing, provided that each such condition would be reasonably capable of being fulfilled if the Closing were to occur on such date), then either Parent or the Company may, by written notice to the other party, extend the Termination Date to January 9, 2026; provided, further, that the right to terminate this Agreement under this Section 8.01(d)(ii) shall not be available to any party if a material breach by such party of its obligations under any provision of this Agreement has been the principal cause of, or principally resulted in, the failure of the Merger to be consummated by the Termination Date;
(iii)   the Company Stockholder Approval shall not have been obtained upon a vote take thereon at the Company Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.01(d)(iii) shall not be available to the Company if a material breach by the Company of its obligations under any provision of this Agreement has been the principal cause of, or principally resulted in, the failure to obtain the Company Stockholder Approval; and
(iv)   the Parent Stockholder Approval shall not have been obtained upon a vote take thereon at the Parent Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.01(d)(iv) shall not be available to Parent if a material breach by Parent of its obligations under any provision of this Agreement has been the principal cause of, or principally resulted in, the failure to obtain the Parent Stockholder Approval. The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to the other parties.
8.02   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 8.01, this Agreement shall be of no further force or effect with no liability to any Person on the part of any party hereto; provided, however, that (a) Section 6.01(c), this Section 8.02, Section 8.03 and ARTICLE 9 (in each case, including the definitions used therein) shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability or damages for Fraud or any Intentional and Material Breach. The Confidentiality Agreement shall not be affected by a termination of this Agreement.
8.03   Termination Fees.
(a)   In the event that (i) this Agreement is terminated by the Company pursuant to Section 8.01(c)(ii) or Section 8.01(c)(iii); or (ii) this Agreement is terminated by Parent pursuant to Section 8.01(b)(iv), then Parent shall pay to the Company the Parent Termination Fee (A) as promptly as possible (but in any event within three (3) Business Days) following such termination in the case of a termination pursuant to clause (i) above; or (B) upon termination of this Agreement in the case of a termination pursuant to clause (ii) above. Other than with respect to claims for, or arising out of or in connection with an Intentional and Material Breach hereunder or Fraud, the one-time payment of the Parent Termination Fee from Parent as provided in this Section 8.03(a), together with any amounts payable pursuant to Section 8.03(f) (if any), shall be the sole and exclusive remedy available to the Company against Parent or any of its former, current or future equityholders, Affiliates, or Representatives with respect to this Agreement and the transactions contemplated hereby in the event that this Agreement is terminated under the circumstances in which the Parent Termination Fee is payable under this Section 8.03(a), and, upon such payment of the Parent Termination Fee, together with any amounts payable pursuant to Section 8.03(f) (if any), none of Parent’s or any of its former, current or future equityholders, Affiliates, or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. For the avoidance of doubt, the Company may seek specific performance to cause Parent to consummate the transactions contemplated hereby in accordance with Section 9.12 or the payment of the Parent Termination Fee pursuant to this Section 8.03, but in no event shall the Company be entitled to both (x) equitable relief ordering Parent to consummate the transactions contemplated hereby in accordance with Section 9.12 and (y) the payment of the Parent Termination Fee pursuant to this Section 8.03. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion, whether pursuant to this Section 8.03(a), Section 8.03(d) or otherwise.
(b)   In the event that (i) this Agreement is terminated by Parent pursuant to Section 8.01(b)(ii) or Section 8.01(b)(iii); or (ii) this Agreement is terminated by the Company pursuant to Section 8.01(c)(iv), then the Company shall pay to Parent the Company Termination Fee (A) as promptly as possible (but in any event within three (3) Business Days) following such termination in the case of a termination pursuant to clause (i) above; or (B) upon termination of this Agreement in the case of a termination pursuant to clause (ii) above. Other than with respect to claims for, or arising out of or in connection with an Intentional and Material Breach hereunder or Fraud, the one-time payment of the Company Termination Fee from the Company as provided in this Section 8.03(b), together with any amounts payable pursuant to Section 8.03(f) (if any), shall be the sole and exclusive remedy available to Parent against the Company or any of its former, current or future equityholders, Affiliates, or Representatives with respect to this Agreement and the transactions contemplated hereby in the event that this Agreement is terminated under the circumstances in which the Company Termination Fee is payable under this Section 8.03(b), and, upon such payment of the Company Termination Fee, together with any amounts payable pursuant to Section 8.03(f) (if any), none of the Company’s or any of its former, current or future equityholders, Affiliates, or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. For the avoidance of doubt, Parent may seek specific performance to cause the Company to consummate the transactions contemplated hereby in accordance with Section 9.12 or the payment of the Company Termination Fee pursuant to this Section 8.03, but in no event shall Parent be entitled to both (x) equitable relief ordering the Company to consummate the transactions contemplated hereby in accordance with Section 9.12 and (y) the payment of the Company Termination Fee pursuant to this Section 8.03. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether pursuant to this Section 8.03(b), Section 8.03(c) or otherwise.
(c)   In the event that (i) at or prior to the Company Stockholders’ Meeting (in the case of a termination pursuant to Section 8.01(d)(iii)) or at or prior to the time of such termination (in the case of a termination pursuant to Section 8.01(b)(i) or Section 8.01(d)(ii)), an Acquisition Proposal with respect to the Company is publicly proposed, disclosed or known, and this Agreement is terminated (A) by Parent pursuant to Section 8.01(b)(i) or (B) by Parent or the Company pursuant to Section 8.01(d)(ii) or Section 8.01(d)(iii); provided, that in the case of termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to Section 8.01(d)(ii); (ii) such Acquisition Proposal is not irrevocably and publicly withdrawn without qualification at or prior to the Company Stockholders’ Meeting, in the case of termination pursuant to Section 8.01(d)(iii), or at or prior to the time of termination, in the case of termination pursuant to Section 8.01(b)(i) or Section 8.01(d)(ii); and (iii) concurrently with or within twelve (12) months after any such termination, the Company or any of its Subsidiaries enters into a definitive agreement (which is ultimately consummated, whether during such twelve (12) month period or thereafter) with respect to, or otherwise consummates, any Acquisition Proposal with respect to the Company (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 8.03(c)), then the Company shall pay to Parent the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the consummation of such Acquisition Proposal. Other than with respect to claims for, or arising out of or in connection with an Intentional and Material Breach hereunder or Fraud, the one-time payment of the Company Termination Fee from the Company as provided in this Section 8.03(c), together with any amounts payable pursuant to Section 8.03(f) (if any), shall be the sole and exclusive remedy available to Parent against the Company or any of its former, current or future equityholders, Affiliates, or Representatives with respect to this Agreement and the transactions contemplated hereby in the event that this Agreement is terminated under the circumstances in which the Company Termination Fee is payable under this Section 8.03(c), and, upon such payment of the Company Termination Fee, together with any amounts payable pursuant to Section 8.03(f) (if any), none of the Company’s or any of its former, current or future equityholders, Affiliates, or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. For the avoidance of doubt, Parent may seek specific performance to cause the Company to consummate the transactions contemplated hereby in accordance with Section 9.12 or the payment of the Company Termination Fee pursuant to this Section 8.03, but in no event shall Parent be entitled to both (x) equitable relief ordering the Company to consummate the transactions contemplated hereby in accordance with Section 9.12 and (y) the payment of the Company Termination Fee pursuant to this Section 8.03. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether pursuant to Section 8.03(b), this Section 8.03(c) or otherwise.
(d)   In the event that (i) at or prior to the Parent Stockholders’ Meeting (in the case of a termination pursuant to Section 8.01(d)(iv)) or at or prior to the time of such termination (in the case of a termination pursuant to Section 8.01(c)(i) or Section 8.01(d)(ii)), an Acquisition Proposal with respect to Parent is publicly proposed, disclosed or known, and this Agreement is terminated (A) by Parent pursuant to Section 8.01(c)(i) or (B) by Parent or the Company pursuant to Section 8.01(d)(ii) or Section 8.01(d)(iv); provided, that, in the case of termination by Parent, only if at such time the Company would not be prohibited from terminating this Agreement pursuant to Section 8.01(d)(ii); (ii) such Acquisition

Proposal is not irrevocably and publicly withdrawn without qualification at or prior to the Parent Stockholders’ Meeting, in the case of termination pursuant to Section 8.01(d)(iv), or at or prior to the time of termination, in the case of termination pursuant to Section 8.01(c)(i) or Section 8.01(d)(ii); and (iii) concurrently with or within twelve (12) months after any such termination, Parent or any of its Subsidiaries enters into a definitive agreement (which is ultimately consummated, whether during such twelve (12) month period or thereafter) with respect to, or otherwise consummates, any Acquisition Proposal with respect to Parent (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 8.03(d)), then Parent shall pay to the Company the Parent Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the consummation of such Acquisition Proposal. Other than with respect to claims for, or arising out of or in connection with an Intentional and Material Breach hereunder or Fraud, the one-time payment of the Parent Termination Fee from Parent as provided in this Section 8.03(d), together with any amounts payable pursuant to Section 8.03(f) (if any), shall be the sole and exclusive remedy available to the Company against Parent or any of its former, current or future equityholders, Affiliates, or Representatives with respect to this Agreement and the transactions contemplated hereby in the event that this Agreement is terminated under the circumstances in which the Parent Termination Fee is payable under this Section 8.03(d), and, upon such payment of the Parent Termination Fee, together with any amounts payable pursuant to Section 8.03(f) (if any), none of Parent’s or any of its former, current or future equityholders, Affiliates, or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. For the avoidance of doubt, the Company may seek specific performance to cause Parent to consummate the transactions contemplated hereby in accordance with Section 9.12 or the payment of the Parent Termination Fee pursuant to this Section 8.03, but in no event shall the Company be entitled to both (x) equitable relief ordering Parent to consummate the transactions contemplated hereby in accordance with Section 9.12 and (y) the payment of the Parent Termination Fee pursuant to this Section 8.03. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that in no event shall the Company be required to pay the Parent Termination Fee on more than one occasion, whether pursuant to Section 8.03(a) this Section 8.03(d) or otherwise.
(e)   As used in this Agreement, “Parent Termination Fee” shall mean $9,000,000 and “Company Termination Fee” shall mean $7,000,000.
(f)   The parties acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Parent would enter into this Agreement. Accordingly, if either party fails promptly to pay any amount due pursuant to this Section 8.03 (such party, the “Defaulting Party”), and, in order to obtain such payment, the other party (the “Non-Defaulting Party”) commences a suit which results in a judgment against the Defaulting Party for any payments set forth in this Section 8.03, the Defaulting Party shall pay to the Non-Defaulting Party its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the Parent Termination Fee or the Company Termination Fee, as applicable, from the date payment was required to be made until the date of such payment at the prime rate published in the Wall Street Journal in effect on the date such payment was required to be made. If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 8.03, it shall not be a defense to either party’s obligation to pay hereunder that this Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.
ARTICLE 9
MISCELLANEOUS
9.01   Expenses.   Except as otherwise expressly provided herein, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall each pay its own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).
9.02   Amendment.   At any time prior to the Effective Time, any provision of this Agreement may be amended (whether before or after any required approval by the Company Stockholders or Parent Stockholders) if, and only if, such amendment or waiver is in writing and signed by Parent, the Company and Merger Sub; provided, however, that after the receipt of the Company Stockholder Approval or Parent Stockholder Approval, no amendment shall be made which by applicable Laws or the rules of NASDAQ or the rules of the Stock Exchange requires further approval of the Company Stockholders or Parent Stockholders without the further approval of such stockholders.
9.03   Waiver.
(a)   No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)   No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
9.04   No Survival of Representations and Warranties.   None of the representations, warranties or agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.
9.05   Entire Agreement; Counterparts.   This Agreement (including the exhibits and schedules hereto), the Confidentiality Agreement, the Company Stockholder Voting Agreement, the Company Stockholder Lock-Up Agreements and the Parent Stockholder Voting Agreement constitute the entire agreement among the parties hereto and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof (it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing Date and shall survive any termination of this Agreement). This Agreement may be executed in several counterparts (including counterparts delivered by electronic transmission in .pdf format), each of which shall be deemed an original and all of which shall constitute one and the same instrument.
9.06   Applicable Law; Jurisdiction.
(a)   This Agreement shall be governed by and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.
(b)   The parties agree that the appropriate, exclusive and convenient forum (the “Forum”) for any disputes among any of the parties arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be the Court of Chancery in the State of Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be the United States District Court for the District of Delaware or, in the event such federal district court lacks subject matter jurisdiction, then the Superior Court in the State of Delaware. The parties irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this Agreement or the transactions contemplated by this Agreement. The parties further agree that no party shall bring suit with respect to any disputes arising out of or related to this Agreement or the transactions contemplated by this Agreement in any court or jurisdiction other than the above specified courts. Notwithstanding the foregoing, nothing in this Section 9.06 shall limit the rights of any party to obtain execution of a judgment in any other jurisdiction outside of those specified in this Section 9.06, and the parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against any party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
(c)   To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of each court described in Section 9.06(b).
9.07   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
9.08   Assignability.   This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, except that, prior to the Effective Time, Merger Sub may assign, without the consent of any other party, any or all of its rights and obligations under this Agreement to Parent or any direct or indirect wholly-owned Subsidiary of Parent; provided, that, in each case, such assignment shall not (a) relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party; or (b) prevent or materially delay the consummation of the transactions contemplated by this Agreement. Any purported assignment in violation of the preceding sentence shall be void.
9.09   No Third-Party Beneficiaries.   Except for following the Effective Time, (a) the right of the Indemnified Parties to enforce the provisions of Section 6.08 only; (b) the rights of Company Stockholders to receive applicable portion of the Merger Consideration set forth in Section 2.08(a)(ii); and (c) the rights of holders of Company Options and Company RSUs to receive the consideration set forth in Section 2.08(b), Parent, the Company and Merger Sub agree that (i) their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
9.10   Notices.   All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service for overnight delivery, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail, provided that the sender does not receive a written notification of delivery failure. Notices, demands and other communications, in each case, to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:
Notices to Parent or Merger Sub:
Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA
Attention: Legal Department
Email: legal@quanterix.com
with copies (which shall not constitute notice) to:
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, D.C. 20001
Attention:
Catherine Dargan
Kyle Rabe

Email:
cdargan@cov.com
krabe@cov.com

Notices to the Company prior to the Closing Date:
Akoya Biosciences, Inc.
100 Campus Drive, 6th Floor
Marlborough, MA 01752
Attention:
Jennifer Kamocsay, Chief Legal Officer

Email:
jkamocsay@akoyabio.com

with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attention:
David M. Clark
Patrick J. O’Malley

Email:
david.clark@us.dlapiper.com
patrick.omalley@us.dlapiper.com

9.11   Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and only in such situation, without invalidating the remainder of such provision or the remaining provisions of this Agreement (or in any other situations), and the parties shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law.
9.12   Specific Performance.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company, Parent or Merger Sub in accordance with their specific terms or were otherwise breached by the Company, Parent or Merger Sub. It is accordingly agreed that (a) the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub and to enforce specifically the terms and provisions hereof, in each case, without proof of actual damages, against Parent or Merger Sub in any court having jurisdiction, this being in addition to any other remedy to which the Company is entitled at law or in equity, without posting any bond or other undertaking, and (b) Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, in each case, without proof of actual damages, against the Company in any court having jurisdiction, this being in addition to any other remedy to which Parent or Merger Sub is entitled at law or in equity, without posting any bond or other undertaking. For the avoidance of doubt, the Company’s, Parent’s, or Merger Sub’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving Fraud or an Intentional and Material Breach. The parties acknowledge that the agreements contained in this Section 9.12 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither the Company nor Parent would enter into this Agreement.
(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.
COMPANY:
AKOYA BIOSCIENCES, INC.
By:
/s/ Brian McKelligon

Name: Brian McKelligon
Title:   Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.
PARENT:
QUANTERIX CORPORATION
By:
/s/ Masoud Toloue

Name: Masoud Toloue
Title:   Chief Executive Officer
MERGER SUB:
WELLFLEET MERGER SUB, INC.
By:
/s/ Masoud Toloue

Name: Masoud Toloue
Title:   Director
[Signature Page to Agreement and Plan of Merger]

Exhibit A

Certificate of Incorporation of the Surviving Corporation

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AKOYA BIOSCIENCES, INC.
ARTICLE I

NAME
The name of the Corporation is Akoya Biosciences, Inc.
ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III

CORPORATE PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV

CAPITAL STOCK
The total number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares, which shall be shares of common stock with a par value of $0.00001 per share.
ARTICLE V

RESERVATION OF RIGHT TO AMEND BY-LAWS
In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation to the fullest extent permitted by the provisions of the DGCL.
ARTICLE VI

ELECTION OF DIRECTORS
The election of directors need not be conducted by written ballot except and to the extent provided in the Bylaws of the Corporation.
ARTICLE VII

LIMITATION ON LIABILITY
No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of such director’s fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.
ARTICLE VIII

RESERVATION OF RIGHT TO AMEND

CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend, alter, restate, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law and all the provisions of this Certificate of Incorporation and all rights, preferences, privileges and powers conferred in this Certificate of Incorporation on stockholders, directors, officers or any other persons are subject to the rights reserved in this Article VIII.
* * * *

Annex B
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 9, 2025 by and among Quanterix Corporation, a Delaware corporation (“Parent”) and each of the individuals and entities listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of the number of the Company Shares, as set forth opposite the name of such Stockholder on Schedule I hereto;
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Wellfleet Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Akoya Biosciences, Inc., a Delaware corporation (the “Company”) are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent upon the terms and subject to the conditions set forth therein; and
WHEREAS, as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement with respect to the Subject Shares (as defined below).
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
VOTING AGREEMENT; GRANT OF PROXY
SECTION 1.01   Voting Agreement.   (a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Shares, however called (each, a “Company Stockholders’ Meeting”), such Stockholder shall, unless Parent votes the Subject Shares pursuant to the proxy granted by Section 1.02, appear at such meeting or otherwise cause all of such Stockholder’s Subject Shares to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote:
(i)   subject to Section 1.01(c), in favor of (A) the adoption of the Merger Agreement, the Merger and the approval of the transactions contemplated in the Merger Agreement and any actions directly related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Company Stockholders’ Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Stockholders’ Meeting is held; and
(ii)   against (A) any Acquisition Proposal with respect to the Company or any acquisition agreement related to such Acquisition Proposal; (B) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement; (C) each of the following actions (other than the transactions contemplated in the Merger Agreement): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, (II) any sale, lease, license or other transfer of a material amount of the assets of the Company or any of its Subsidiaries, taken as a whole and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; and (D) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or materially delay the consummation, of the transactions contemplated in the Merger Agreement.
(b)   Subject to the proxy granted under Section 1.02, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.01(a) that are at any time or from time to time presented for consideration to the holders of the Company Shares generally.
(c)   Notwithstanding Section 1.01(a), if at any time during the Agreement Period there occurs a Company Adverse Change Recommendation made in compliance with Section 6.04 of the Merger Agreement, then the obligations of each

Stockholder under Section 1.01(a)(i), and the proxy granted under Section 1.02 with respect thereto, shall be limited to the number of Subject Shares, rounded down to the nearest whole share, equal to the product of (i) such Stockholder’s Pro Rata Share multiplied by (ii) the Covered Shares; provided that all other obligations and restrictions contained in this Agreement shall continue to apply to all of the Subject Shares.
(d)   For purposes of this Agreement:
(i)   “Covered Shares” means the total number of Company Shares outstanding as of the record date (as determined pursuant to the Merger Agreement) for the Company Stockholders’ Meeting multiplied by 0.35; and
(ii)   “Pro Rata Share” means, with respect to a Stockholder, the quotient of (A) the number of Subject Shares owned or held by such Stockholder divided by (B) the aggregate sum of all Subject Shares held by all Stockholders and party to this Agreement (including such Stockholder).
SECTION 1.02   Irrevocable Proxy.   (a) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Subject Shares. Each Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to vote or issue instructions to the record holder of such Stockholder’s Subject Shares to vote such Subject Shares (or the applicable number of Subject Shares under Section 1.01(c)) in accordance with the provisions of Section 1.01 at any Company Stockholders’ Meeting.
(b)   The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) until the end of the Agreement Period and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.01. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with, and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1.01. Parent covenants and agrees with each Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 1.01.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
SECTION 2.01   Representations and Warranties of Stockholder.   Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows as of the date hereof:
(a)   Organization.   If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)   Authorization.   If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. If such Stockholder is a married individual, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse (including pursuant to Section 3.08) and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.
(c)   No Conflict.
(i)   Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (B) contravene, conflict with or result in a violation or breach of any provision of any applicable Laws, (C) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any provision of any Contract binding on such

Stockholder or (D) result in the creation or imposition of any Lien upon such Stockholder’s Subject Shares (except any restrictions on transfer arising under applicable securities Laws or any Lien in favor of Parent arising hereunder), other than in the case of clauses (B), (C) and (D) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.
(ii)   Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or any foreign securities Laws and the rules and requirements of NASDAQ, and (B) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Body or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.
(d)   Ownership of Subject Shares.   Such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Laws) is, and in accordance with Section 3.03 at all times during the Agreement Period will be, the record or beneficial owner of such Company Shares as set forth opposite the name of such Stockholder on Schedule I hereto (together with any Company Shares or other securities that may become subject to this Agreement as provided in Section 3.05, including pursuant to any exercise of Company Options or vesting of any Company RSUs, the “Subject Shares”) free and clear of any Liens (except any Lien arising under applicable securities Laws or arising hereunder) and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only Company Shares beneficially owned by such Stockholder on the date hereof. Other than as set forth on Schedule I, such Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, or (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.
(e)   Proxy.   Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.
(f)   Absence of Litigation.   With respect to such Stockholder, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of his, her or its properties, assets or Affiliates (including such Stockholder’s Subject Shares) that would reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(g)   Reliance.   Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
(h)   Finder’s Fees.   No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
SECTION 2.02   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Stockholders as follows:
(a)   Organization.   Parent has been duly organized, is validly existing and in good standing (where such concept is recognized under applicable law) under the Laws of its jurisdiction of organization.
(b)   Authorization.   Parent has the requisite authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its respective terms, except as enforceability may be limited by the Enforceability Exceptions.
(c)   No Conflict.   Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable Laws or (iii) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent is entitled under any provision of any Contract binding on Parent, other than in the case of clauses (ii) and (iii) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s ability to perform its obligations under this Agreement.
ARTICLE 3
CERTAIN COVENANTS
SECTION 3.01   No Solicitation.   During the Agreement Period, each Stockholder agrees that it, he or she will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 6.04 of the Merger Agreement.
SECTION 3.02   No Agreement as Director or Officer.   Each Stockholder has entered into this Agreement solely in such Stockholder’s capacity as the record and beneficial owner of the Subject Shares (and not in any other capacity, including any capacity as a director or officer of the Company or its Subsidiaries). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by each Stockholder in such Stockholder’s capacity as a director or officer of the Company or its Subsidiaries, including in exercising the Company’s rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; (b) will be construed to prohibit, limit, or restrict any Stockholder from exercising such Stockholder’s fiduciary duties as a director or officer to the Company, its Subsidiaries, or its stockholders. Notwithstanding anything to the contrary contained in this Agreement, no Stockholder shall be deemed to have breached any provision of this Agreement by virtue of the actions or omissions of any Affiliate or Representative of such Stockholder who is, and takes such action or omits to take such action in his or her capacity as, an officer or director of the Company.
SECTION 3.03   No Proxies for or Liens on Subject Shares.   (a) Except pursuant to the terms of this Agreement, including Section 3.03(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (any transaction described in this clause (ii), a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens to be created on any Subject Shares. Each Stockholder shall not, and shall not permit any Person under such Stockholder’s control to, and shall direct and use its, his or her reasonable best efforts to cause its, his or her and their respective Representatives not to, seek or solicit any such Transfer or any such Contract, and each Stockholder agrees promptly to notify Parent, and to provide all details requested by Parent, if such Stockholder, any Person under such Stockholder’s control or any of its, his or her and their respective Representatives shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Each Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of such Stockholder’s Subject Shares and that this Agreement places limits on the voting and Transfer of such Subject Shares.
(b)   Notwithstanding anything in Section 3.03(a) to the contrary, any Stockholder (i) who is an individual may Transfer Subject Shares (A) to any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (B) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, (C) upon the death of such Stockholder or to such Stockholder’s executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes, (D) to a non-profit corporation qualified under Section 501(c)(3) of the of the Internal Revenue Code of 1986, as amended, as a bona fide gift, (E) to effect a cashless exercise for the primary purpose of paying the exercise price of Company Options or to cover Tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Company Options, or (F) in open market transactions executed by a broker-dealer on behalf of the Stockholder pursuant to an existing trading plan entered into or given by the Stockholder in respect of the Subject Shares pursuant to Rule 10b5-1 under the Exchange Act (it being understood that no such plan shall be entered into, amended or modified during the Agreement Period) and (ii) that is an entity may Transfer Subject Shares to any parent entity, Subsidiary or Affiliate under common control with such Stockholder, or to a partner or member of such Stockholder; provided that any such Transfer referred to in this Section 3.03(b) (other than in the case of clause (i)(E) and clause (i)(F)) shall be permitted only if the applicable Transferee agrees in writing to be bound by the terms of this Agreement.
SECTION 3.04   Documentation and Information.   Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent or the Company of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Laws in any press release, any registration statement, schedules and documents filed or furnished by Parent or the Company with the SEC or any other disclosure document in connection with the transactions contemplated by the Merger Agreement, and (b) agrees promptly to give to Parent (or the Company, if so directed by Parent) any information related to such Stockholder that Parent or the Company may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC or NASDAQ.
SECTION 3.05   Additional Subject Shares.   In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of the Company with voting rights, or any other voting interest with respect to the Company, such securities and voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly.
SECTION 3.06   Certain Adjustments.   In the event of a stock split, stock dividend or distribution, or any change in the Company Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such Company Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such Company Shares may be changed or exchanged.
SECTION 3.07   Waiver of Certain Actions.   Each Stockholder hereby agrees (a) not to commence or participate in, and (b) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any other transactions contemplated in the Merger Agreement, including any such claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (ii) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the other transactions contemplated in the Merger Agreement.
SECTION 3.08   Spousal Consent.   If Stockholder is a married individual and any of the Subject Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Exhibit A.
SECTION 3.09   Certain Transactions Involving Parent Shares.   During the Agreement Period, each Stockholder agrees not to enter into any option, put, call, derivative or other Contract, arrangement or understanding with respect to any current or future offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), including any hedge, swap or other similar arrangement, of any Parent Shares (whether or not owned of record or beneficially by such Stockholder) or any interest in any Parent Shares (whether or not owned of record or beneficially by the Stockholder), other than with the prior written consent of Parent or as may be specifically permitted pursuant to a written Contract between such Stockholder and Parent governing the transferability of Parent Shares or any interest in any Parent Shares. Any transaction in violation of this Section 3.09 shall be null and void and of no effect whatsoever.
SECTION 3.10   Further Assurances.   Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.
ARTICLE 4
MISCELLANEOUS
SECTION 4.01   Termination.   This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (the period from the date hereof through such earlier time being referred to as the “Agreement Period”): (a) the Effective Time; (b) the termination of this Agreement by written notice from Parent to the Stockholders; (c) the termination of the Merger Agreement in accordance with its terms; (d) with respect to any Stockholder, the entry without the prior written consent of such Stockholder into any amendment to the Merger Agreement that results in a decrease in the Exchange Ratio or a change in the form of Merger Consideration; or (e) with respect to any Stockholder, the extension of the Termination Date (beyond any extension in accordance with Section 8.01(d)(ii) of the Merger Agreement) without the prior written consent of such Stockholder; provided that (i) this Section 4.01, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.10, Section 4.12 and Section 4.13 shall survive such termination, and (ii) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, further, that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful breach prior to such termination. For clarity, this Agreement shall not terminate upon any Company Adverse Recommendation Change unless the Merger Agreement is terminated in accordance with its terms.
SECTION 4.02   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise expressly provided herein.
SECTION 4.03   Representations and Warranties.   The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Agreement Period.
SECTION 4.04   Notices.   All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service for overnight delivery, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail, provided that the sender does not receive a written notification of delivery failure. Notices, demands and other communications, in each case, to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:
if to Parent, to:
Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA
Attention: Legal Department
E-mail: legal@quanterix.com
with a copy (which shall not constitute notice) to:
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, D.C. 20001
Attention: Catherine Dargan
Kyle Rabe
Email:   cdargan@cov.com
krabe@cov.com
if to a Stockholder, to his, her or its address set forth on such Stockholder’s signature page hereto.
SECTION 4.05   Amendment; Waiver.   Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
SECTION 4.06   Expenses.   Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not such transactions are consummated.
SECTION 4.07   Binding Effect; Benefit; Assignment.
(a)   The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
(b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.
SECTION 4.08   Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL; Specific Performance.

(a)   This Agreement shall be governed by and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.
(b)   The parties hereto agree that the appropriate, exclusive and convenient forum (the “Forum”) for any disputes among any of the parties hereto arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be the Court of Chancery in the State of Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be the United States District Court for the District of Delaware or, in the event such federal district court lacks subject matter jurisdiction, then the Superior Court in the State of Delaware. The parties hereto irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this Agreement or the transactions contemplated by this Agreement. The parties hereto further agree that no party shall bring suit with respect to any disputes arising out of or related to this Agreement or the transactions contemplated by this Agreement in any court or jurisdiction other than the above specified courts. Notwithstanding the foregoing, nothing in this Section 4.08(b) shall limit the rights of any party to obtain execution of a judgment in any other jurisdiction outside of those specified in this Section 4.08(b), and the parties hereto further agree, to the extent permitted by Law, that a final and non-appealable judgment against any party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
(c)   To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of each court described in Section 4.08(b).
(d)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(e)   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any party hereto in accordance with their specific terms or were otherwise breached by a party hereto. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by another party hereto and to enforce specifically the terms and provisions hereof, in each case, without proof of actual damages, against such other breaching party in any court having jurisdiction, this being in addition to any other remedy to which a party hereto is entitled at law or in equity, without posting any bond or other undertaking. For the avoidance of doubt, a party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party. The parties acknowledge that the agreements contained in this Section 4.08(e) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of the parties hereto would enter into this Agreement.
SECTION 4.09   Entire Agreement; Counterparts.   This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in several counterparts (including counterparts delivered by electronic transmission in .pdf format), each of which shall be deemed an original and all of which shall constitute one and the same instrument.
SECTION 4.10   Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and only in such situation, without invalidating the remainder of such provision or the remaining provisions of this Agreement (or in any other situations), and the parties hereto shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law.
SECTION 4.11   No Third Party Beneficiaries.   This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.
SECTION 4.12   Construction.   Section 1.02 of the Merger Agreement shall apply to this Agreement mutatis mutandis, as if set forth herein in its entirety.

SECTION 4.13   Obligations; Stockholder Capacity.   The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. As it relates to aMoon Growth Fund II, L.P., nothing in this Agreement shall be construed to include as Subject Shares, and Subject Shares shall not include, any Company Shares held or beneficially owned by aMoon Edge Limited Partnership.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
QUANTERIX CORPORATION
By:

Name:

Title:

[Signature page to Voting and Support Agreement]

[NAME OF STOCKHOLDER]

[Signature page to Voting and Support Agreement]

Annex C
Execution version
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 9, 2025, by and among Akoya Biosciences, Inc., a Delaware corporation (the “Company”) and each of the individuals and entities listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of the number of Parent Shares, as set forth opposite the name of such Stockholder on Schedule I hereto;
WHEREAS, concurrently with the execution and delivery of this Agreement, Quanterix Corporation, a Delaware corporation (“Parent”), Wellfleet Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent upon the terms and subject to the conditions set forth therein and with Parent being required to issue and deliver certain shares pursuant to the Parent Share Issuance; and
WHEREAS, as a condition and inducement to the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement with respect to the Subject Shares (as defined below).
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
VOTING AGREEMENT; GRANT OF PROXY
SECTION 1.01    Voting Agreement.   (a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Parent Shares, however called (each, a “Parent Stockholders’ Meeting”), such Stockholder shall, unless the Company votes the Subject Shares pursuant to the proxy granted by Section 1.02, appear at such meeting or otherwise cause all of such Stockholder’s Subject Shares to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote:
(i)    in favor of (A) the Parent Share Issuance and the approval of any other transactions contemplated in the Merger Agreement and any actions directly related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Parent Stockholders’ Meeting to a later date if there are not sufficient votes for approval of the Parent Share Issuance on the date on which the Parent Stockholders’ Meeting is held; and
(ii)   against (A) any Acquisition Proposal with respect to Parent or any acquisition agreement related to such Acquisition Proposal; (B) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of Parent under the Merger Agreement; (C) each of the following actions (other than the transactions contemplated in the Merger Agreement): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Parent or any of its Subsidiaries, (II) any sale, lease, license or other transfer of a material amount of the assets of Parent or any of its Subsidiaries, taken as a whole and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of Parent or any of its Subsidiaries; and (D) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or materially delay the consummation, of the transactions contemplated in the Merger Agreement.
(b)    Subject to the proxy granted under Section 1.02, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.01(a) that are at any time or from time to time presented for consideration to the holders of the Parent Shares generally.

SECTION 1.02    Irrevocable Proxy.   (a) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Subject Shares. Each Stockholder hereby irrevocably appoints the Company as attorney-in-fact and proxy, with full power of substitution, for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to vote or issue instructions to the record holder of such Stockholder’s Subject Shares to vote such Subject Shares in accordance with the provisions of Section 1.01 at any Parent Stockholders’ Meeting.
(b)    The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) until the end of the Agreement Period and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.01. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with, and granted in consideration of and as an inducement to the Company entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1.01. The Company covenants and agrees with each Stockholder that the Company will exercise the foregoing proxy consistent with the provisions of Section 1.01.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
SECTION 2.01    Representations and Warranties of Stockholder.    Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to the Company as follows as of the date hereof:
(a)    Organization.    If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)    Authorization.    If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. If such Stockholder is a married individual, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse (including pursuant to Section 3.08) and, assuming the due authorization, execution and delivery hereof by the Company, is enforceable against such Stockholder’s spouse in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.
(c)    No Conflict.
(i)    Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (B) contravene, conflict with or result in a violation or breach of any provision of any applicable Laws, (C) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any provision of any Contract binding on such Stockholder or (D) result in the creation or imposition of any Lien upon such Stockholder’s Subject Shares (except any restrictions on transfer arising under applicable securities Laws or any Lien in favor of the Company arising hereunder), other than in the case of clauses (B), (C) and (D) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.
(ii)   Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or any foreign securities Laws and the rules and requirements of NASDAQ, and (B) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Body or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(d)    Ownership of Subject Shares.    Such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Laws) is, and in accordance with Section 3.03 at all times during the Agreement Period will be, the record or beneficial owner of such Parent Shares as set forth opposite the name of such Stockholder on Schedule I hereto (together with any Parent Shares or other securities that may become subject to this Agreement as provided in Section 3.05, including pursuant to any exercise of Parent Options or vesting of any Parent RSUs, the “Subject Shares”) free and clear of any Liens (except any Lien arising under applicable securities Laws or arising hereunder) and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only Parent Shares beneficially owned by such Stockholder on the date hereof. Other than as set forth on Schedule I, such Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in Parent, (ii) securities of Parent convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in Parent, or (iii) warrants, calls, options or other rights to acquire from Parent, or other obligations of Parent to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in Parent.
(e)    Proxy.    Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.
(f)    Absence of Litigation.    With respect to such Stockholder, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of his, her or its properties, assets or Affiliates (including such Stockholder’s Subject Shares) that would reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(g)    Reliance.    Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
(h)    Finder’s Fees.    No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
SECTION 2.02    Representations and Warranties of the Company.    The Company hereby represents and warrants to the Stockholders as follows:
(a)    Organization.    The Company has been duly organized, is validly existing and in good standing (where such concept is recognized under applicable law) under the Laws of its jurisdiction of organization.
(b)    Authorization.    The Company has the requisite authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by the Enforceability Exceptions.
(c)    No Conflict.    Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable Laws or (iii) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract binding on the Company, other than in the case of clauses (ii) and (iii) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement.
ARTICLE 3
CERTAIN COVENANTS
SECTION 3.01    No Solicitation.    During the Agreement Period, each Stockholder agrees that it, he or she will not, directly or indirectly, take any action or omit to take any action that Parent is not permitted to take or omit to take pursuant to Section 6.04 of the Merger Agreement.

SECTION 3.02    No Agreement as Director or Officer.    Each Stockholder has entered into this Agreement solely in such Stockholder’s capacity as the record and beneficial owner of the Subject Shares (and not in any other capacity, including any capacity as a director or officer of Parent or its Subsidiaries). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by each Stockholder in such Stockholder’s capacity as a director or officer of Parent or its Subsidiaries, including in exercising Parent’s rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; (b) will be construed to prohibit, limit, or restrict any Stockholder from exercising such Stockholder’s fiduciary duties as a director or officer to Parent, its Subsidiaries, or its stockholders. Notwithstanding anything to the contrary contained in this Agreement, no Stockholder shall be deemed to have breached any provision of this Agreement by virtue of the actions or omissions of any Affiliate or Representative of such Stockholder who is, and takes such action or omits to take such action in his or her capacity as, an officer or director of Parent.
SECTION 3.03    No Proxies for or Liens on Subject Shares.    (a) Except pursuant to the terms of this Agreement, including Section 3.03(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of the Company, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (any transaction described in this clause (ii), a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens to be created on any Subject Shares. Each Stockholder shall not, and shall not permit any Person under such Stockholder’s control to, and shall direct and use its, his or her reasonable best efforts to cause its, his or her and their respective Representatives not to, seek or solicit any such Transfer or any such Contract, and each Stockholder agrees promptly to notify the Company, and to provide all details requested by the Company, if such Stockholder, any Person under such Stockholder’s control or any of its, his or her and their respective Representatives shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Each Stockholder further agrees to authorize and request Parent to notify Parent’s transfer agent that there is a stop transfer order with respect to all of such Stockholder’s Subject Shares and that this Agreement places limits on the voting and Transfer of such Subject Shares.
(b)    Notwithstanding anything in Section 3.03(a) to the contrary, any Stockholder (i) who is an individual may Transfer Subject Shares (A) to any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (B) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, (C) upon the death of such Stockholder or to such Stockholder’s executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes, (D) to a non-profit corporation qualified under Section 501(c)(3) of the of the Internal Revenue Code of 1986, as amended, as a bona fide gift, (E) to effect a cashless exercise for the primary purpose of paying the exercise price of Parent Options or to cover Tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Parent Options, or (F) in open market transactions executed by a broker-dealer on behalf of the Stockholder pursuant to an existing trading plan entered into or given by the Stockholder in respect of the Subject Shares pursuant to Rule 10b5-1 under the Exchange Act (it being understood that no such plan shall be entered into, amended or modified during the Agreement Period) and (ii) that is an entity may Transfer Subject Shares to any parent entity, Subsidiary or Affiliate under common control with such Stockholder, or to a partner or member of such Stockholder; provided that any such Transfer referred to in this Section 3.03(b) (other than in the case of clause (i)(E) and clause (i)(F)) shall be permitted only if the applicable Transferee agrees in writing to be bound by the terms of this Agreement.
SECTION 3.04    Documentation and Information.    Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent or the Company of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Laws in any press release, any registration statement, schedules and documents filed or furnished by Parent or the Company with the SEC or any other disclosure document in connection with the transactions contemplated by the Merger Agreement, and (b) agrees promptly to give to the Company (or Parent, if so directed by the Company) any information related to such Stockholder that Parent or the Company may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify the Company of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. The Company hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC or NASDAQ.
SECTION 3.05    Additional Subject Shares.    In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of Parent with voting rights, or any other voting interest with respect to Parent, such securities and voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly.

SECTION 3.06    Certain Adjustments.    In the event of a stock split, stock dividend or distribution, or any change in the Parent Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such Parent Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such Parent Shares may be changed or exchanged.
SECTION 3.07    Waiver of Certain Actions.    Each Stockholder hereby agrees (a) not to commence or participate in, and (b) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any other transactions contemplated in the Merger Agreement, including any such claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (ii) alleging a breach of any fiduciary duty of the Parent Board in connection with the Merger Agreement or the other transactions contemplated in the Merger Agreement.
SECTION 3.08    Spousal Consent.    If Stockholder is a married individual and any of the Subject Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to the Company, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Exhibit A.
SECTION 3.09    Certain Transactions Involving Company Shares.    During the Agreement Period, each Stockholder agrees not to enter into any option, put, call, derivative or other Contract, arrangement or understanding with respect to any current or future offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), including any hedge, swap or other similar arrangement, of any Company Shares (whether or not owned of record or beneficially by such Stockholder) or any interest in any Company Shares (whether or not owned of record or beneficially by the Stockholder), other than with the prior written consent of the Company or as may be specifically permitted pursuant to a written Contract between such Stockholder and the Company governing the transferability of Company Shares or any interest in any Company Shares. Any transaction in violation of this Section 3.09 shall be null and void and of no effect whatsoever.
SECTION 3.10    Further Assurances.    The Company and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.
ARTICLE 4
MISCELLANEOUS
SECTION 4.01    Termination.    This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (the period from the date hereof through such earlier time being referred to as the “Agreement Period”): (a) the Effective Time; (b) the termination of this Agreement by written notice from the Company to the Stockholders; (c) the termination of the Merger Agreement in accordance with its terms; (d) with respect to any Stockholder, the entry without the prior written consent of such Stockholder into any amendment to the Merger Agreement that results in an increase in the Exchange Ratio or a change in the form of Merger Consideration; or (e) with respect to any Stockholder, the extension of the Termination Date (beyond any extension in accordance with Section 8.01(d)(ii) of the Merger Agreement) without the prior written consent of such Stockholder; provided that (i) this Section 4.01, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.10, Section 4.12 and Section 4.13 shall survive such termination, and (ii) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, further, that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful breach prior to such termination. For clarity, this Agreement shall not terminate upon any Parent Adverse Recommendation Change unless the Merger Agreement is terminated in accordance with its terms.
SECTION 4.02    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and the Company shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise expressly provided herein.
SECTION 4.03    Representations and Warranties.    The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Agreement Period.
SECTION 4.04    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered,

(b) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service for overnight delivery, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail, provided that the sender does not receive a written notification of delivery failure. Notices, demands and other communications, in each case, to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:
if to the Company, to:
Akoya Biosciences, Inc.
100 Campus Drive, 6th Floor
Marlborough, MA 01752
Attention:
Jennifer Kamocsay, Chief Legal Officer

E-mail:
jkamocsay@akoyabio.com

with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attention:
David M. Clark
Patrick J. O’Malley

Email:
david.clark@us.dlapiper.com
patrick.omalley@us.dlapiper.com

if to a Stockholder, to his, her or its address set forth opposite the name of such Stockholder in Schedule I hereto.
SECTION 4.05    Amendment; Waiver.    Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
SECTION 4.06    Expenses.    Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not such transactions are consummated.
SECTION 4.07    Binding Effect; Benefit; Assignment.
(a)    The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.
SECTION 4.08    Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL; Specific Performance.
(a)    This Agreement shall be governed by and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.
(b)    The parties hereto agree that the appropriate, exclusive and convenient forum (the “Forum”) for any disputes among any of the parties hereto arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be the Court of Chancery in the State of Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be the United States District Court for the District of Delaware or, in the event such federal district court lacks subject matter jurisdiction, then the Superior Court in the State of Delaware. The parties hereto irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this Agreement or the transactions contemplated by this Agreement. The parties hereto further agree that no party shall bring suit with respect to any disputes arising out of or related to this Agreement or the transactions contemplated by this Agreement in any court or jurisdiction other than the above specified courts. Notwithstanding the foregoing, nothing in this Section 4.08(b) shall limit the rights of any party to obtain execution of a judgment in any other jurisdiction outside of those specified in this Section 4.08(b), and the parties hereto further agree, to the extent permitted by Law, that a final and non-appealable judgment against any party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
(c)    To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of each court described in Section 4.08(b).
(d)    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(e)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any party hereto in accordance with their specific terms or were otherwise breached by a party hereto. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by another party hereto and to enforce specifically the terms and provisions hereof, in each case, without proof of actual damages, against such other breaching party in any court having jurisdiction, this being in addition to any other remedy to which a party hereto is entitled at law or in equity, without posting any bond or other undertaking. For the avoidance of doubt, a party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party. The parties acknowledge that the agreements contained in this Section 4.08(e) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of the parties hereto would enter into this Agreement.
SECTION 4.09    Entire Agreement; Counterparts.    This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in several counterparts (including counterparts delivered by electronic transmission in .pdf format), each of which shall be deemed an original and all of which shall constitute one and the same instrument.
SECTION 4.10    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and only in such situation, without invalidating the remainder of such provision or the remaining provisions of this Agreement (or in any other situations), and the parties hereto shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law.
SECTION 4.11    No Third Party Beneficiaries.    This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.
SECTION 4.12    Construction.    Section 1.02 of the Merger Agreement shall apply to this Agreement mutatis mutandis, as if set forth herein in its entirety.
SECTION 4.13    Obligations; Stockholder Capacity.    The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
AKOYA BIOSCIENCES, INC.
By:	Name: Title:
[Signature page to Voting and Support Agreement]

[NAME OF STOCKHOLDER]

[Signature page to Voting and Support Agreement]

SCHEDULE I
SUBJECT SHARES AND NOTICE INFORMATION
Stockholder Name	Subject Shares Beneficially Owned(1)		Notice Information
William P. Donnelly	Parent Shares:	30,345
	Parent Options:	12,931
	Parent RSUs:	0
Jeffrey T. Elliott	Parent Shares:	0
	Parent Options:	0
	Parent RSUs:	0
Karen A. Flynn	Parent Shares:	21,996
	Parent Options:	36,720
	Parent RSUs:	0
Sarah E. Hlavinka	Parent Shares:	47,395
	Parent Options:	54,138
	Parent RSUs:	0
Ivana Magovčević-Liebisch	Parent Shares:	0
	Parent Options:	0
	Parent RSUs:	0
Martin Madaus	Parent Shares:	284,106
	Parent Options:	54,138
	Parent RSUs:	0
Paul M. Meister	Parent Shares:	297,123
	Parent Options:	54,138
	Parent RSUs:	0
Masoud Toloue	Parent Shares:	207,803
	Parent Options:	248,716
	Parent RSUs:	23,037
Vandana Sriram	Parent Shares:	2,972
	Parent Options:	31,800
	Parent RSUs:	6,694
David Walt	Parent Shares:	1,487,342
	Parent Options:	54,138
	Parent RSUs:	0

(1)
In accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes options and RSUs that vest within 60 days of January 9, 2025.

EXHIBIT A
CONSENT OF SPOUSE
In consideration of the execution of that certain Voting and Support Agreement, (the “Voting Agreement”), dated as of January 9, 2025 by and among by and among Akoya Biosciences, Inc., a Delaware corporation (the “Company”) and each of the individuals and entities listed on the signature pages thereto, including                   (the “Stockholder”), I, the undersigned, spouse of the Stockholder, have been given a copy of, and have had an opportunity to review, the Voting Agreement and clearly understand the provisions contained therein.
I hereby approve the Voting Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Voting Agreement. I agree to be bound by and accept the provisions of the Voting Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Subject Shares (as defined in the Voting Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Voting Agreement.
(Signature)
Name:	(Please Print)
Dated:

Annex D
Execution version
STOCKHOLDER LOCK-UP AGREEMENT
January 9, 2025
Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA
Attention: Legal Department
Email: legal@quanterix.com
To the addressee set forth above:
The undersigned understands that, on the date hereof, Quanterix Corporation, a Delaware corporation (“Parent”), Wellfleet Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Akoya Biosciences, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger as a wholly owned subsidiary of Parent (the “Merger”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.
1.   To induce all parties to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, the undersigned hereby agrees that, for good and valuable consideration, without the prior written consent of Parent, the undersigned will not, during the period commencing at the Effective Time and ending at 11:59 p.m. (Eastern time) on the 90th calendar day after the Closing Date (such period, the “Restricted Period”), Transfer, directly or indirectly, any Parent Capital Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the undersigned (collectively, and including any Parent Shares that the undersigned may acquire as a result of the Parent Share Issuance or otherwise, the “Lock-Up Shares”) or publicly announce any intention to effect any such Transfer. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Parent Shares or any securities convertible into or exercisable or exchangeable for Parent Shares, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. In order to effectuate an orderly Transfer process, if the undersigned determines to Transfer (other than any Transfer permitted under Section 3) any shares of Parent Capital Stock held by the undersigned or its controlled Affiliates during the six month period following the expiration of the Restricted Period, the undersigned will inform Parent’s management of such intent.
2.   For purposes of this letter agreement: (a) “Parent Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of Parent, including any Parent Shares, Parent Options and Parent RSUs; and (b) “Transfer” means (i) any direct or indirect offer, sale, assignment, distribution, encumbrance, pledge, hypothecation, lending, grant of any option, right or warrant to purchase, disposition or other transfer (by operation of Law or otherwise), either voluntary or involuntary, of any Parent Capital Stock or any interest in any Parent Capital Stock (ii) the entry into any option, put, call, derivative or other Contract, commitment, arrangement or understanding with respect to any of the transactions described in the foregoing clause (i), (iii) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Parent Capital Stock, whether any such transaction described in the foregoing clauses (i) or (ii), or this clause (iii), is to be settled by delivery of Parent Capital Stock or such other securities, in cash or otherwise, (iv) the deposit of any Parent Capital Stock into any voting trust or similar arrangement, the entry into any voting agreement or arrangement with respect to any Parent Capital Stock or the grant of any proxy or power of attorney with respect to any Parent Capital Stock or (v) any Contract, commitment or other arrangement (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv).
3.   None of the restrictions set forth in Section 1 shall apply to (a) if the undersigned is a natural Person or trust affiliated with a natural Person, the establishment of a new trading plan (or the amendment of existing trading plans established as of the date hereof) pursuant to Rule 10b5-1 promulgated under the Exchange Act for the Transfer of Lock-Up Shares (provided that any such trading plan does not provide for the Transfer of Lock-Up Shares during the Restricted Period), (b) transfers, sales, dispositions, or the entering into of transactions (including any swap, hedge or similar agreement) by the undersigned of or relating to Parent Shares or other securities of Parent purchased or acquired by the undersigned on the open market, in a public offering by Parent, or that otherwise do not involve or relate to Parent Shares issued pursuant to the Merger Agreement in respect of securities of the Company, (c) Transfers effected pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent Capital Stock involving a change of control of Parent (provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Shares shall remain subject to the restrictions contained in this letter agreement), (d) if the undersigned is a natural Person or trust affiliated with a natural Person, Transfers (i) to any member of the immediate family of such natural person (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (ii) to a trust for the sole benefit of such natural Person or any member of such natural Person’s immediate family, (iii) upon the death of such natural Person, or (iv) to effect a cashless exercise for the primary purpose of paying the exercise price of Parent Options or to cover Tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Parent Options or (e) if the undersigned is not a natural Person, Transfers to any parent entity, Subsidiary or Affiliate under common control with such Person, or to a partner or member of such Person; provided that in the case of any Transfer pursuant to the foregoing clauses (d) or (e), any such Transfer shall be permitted only if (x) such Transfer is not for value and (y) as a precondition to such Transfer, each such Transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of the undersigned under, this letter agreement (solely with respect to such Transferred Lock-Up Shares) by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent. Any Transfer of the undersigned’s Lock-Up Shares (or any attempted Transfer or distribution) in violation of the foregoing requirements (including the joinder and delivery requirements) shall be null and void and of no effect whatsoever.
4.   The undersigned understands that Parent is relying on this letter agreement in proceeding toward consummation of the Merger and the Parent Share Issuance. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement of the terms herein. The undersigned acknowledges that it has received and reviewed a copy of the Merger Agreement and has had an opportunity to review this letter agreement and the Merger Agreement with its advisors, including legal counsel.
5.   This letter agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Parent and the undersigned. This letter agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and permitted assigns; provided, however, that neither this letter agreement nor any of the undersigned’s rights or obligations hereunder may be assigned or delegated by the undersigned without the prior written consent of Parent, and any attempted assignment or delegation of this letter agreement or any of such rights or obligations by the undersigned without the prior written consent of Parent shall be void and of no effect.
6.   The undersigned acknowledges and agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law if any provision of this letter agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this letter agreement and to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages (and the undersigned hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which Parent is entitled at law or in equity. The undersigned further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach or that Parent otherwise has an adequate remedy at law.
7.   This letter agreement shall be governed by and construed in accordance with, and all disputes arising out of or in connection with this letter agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware. The parties hereto agree that the appropriate, exclusive and convenient forum (the “Forum”) for any disputes among any of the parties hereto arising out of or related to this letter agreement or the transactions contemplated by this letter agreement shall be the Court of Chancery in the State of Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be the United States District Court for the District of Delaware or, in the event such federal district court lacks subject matter jurisdiction, then the Superior Court in the State of Delaware. The parties hereto irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this letter agreement or the transactions contemplated by this letter agreement. The parties hereto further agree that no party shall bring suit with respect to any disputes arising out of or related to this letter agreement or the transactions contemplated by this letter agreement in any court or jurisdiction other than the above specified courts. Notwithstanding the foregoing, nothing in this Section 7 shall limit the rights of any party to obtain execution of a judgment in any other jurisdiction outside of those specified in this Section 7, and the parties hereto further agree, to the extent permitted by Law, that a final and non-appealable judgment against any party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (a) waives such immunity in respect of its obligations with respect to this letter agreement and (b) submits to the personal jurisdiction of each court described in this Section 7. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT.
8.   Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and only in such situation, without invalidating the remainder of such provision or the remaining provisions of this letter agreement (or in any other situations), and the parties hereto shall amend or otherwise modify this letter agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law. This letter agreement may be executed in several counterparts (including counterparts delivered by electronic transmission in .pdf format), each of which shall be deemed an original and all of which shall constitute one and the same instrument. The parties have participated jointly in the negotiating and drafting of this letter agreement and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this letter agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this letter agreement.
9.   This letter agreement shall terminate automatically upon the termination of the Merger Agreement.
[Remainder of page left intentionally blank]

Sincerely,
[NAME OF STOCKHOLDER]
[for an entity, include:	Name:]
[for an entity, include:	Title:]
Address:
Attention:
Email:
ACCEPTED AND AGREED: QUANTERIX CORPORATION
By:	Name: Title:
[Signature page to Stockholder Lock-Up Agreement]

Annex E
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000
PERSONAL AND CONFIDENTIAL
January 9, 2025
Board of Directors
Quanterix Corporation
900 Middlesex Turnpike, Building 1
Billerica, MA 01821
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to Quanterix Corporation (the “Company”) of the 0.318 shares of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company to be issued in exchange for each outstanding share of common stock, par value $0.00001 per share (the “Akoya Biosciences Common Stock”), of Akoya Biosciences, Inc. (“Akoya Biosciences”) (the “Exchange Ratio”) pursuant to the Agreement and Plan of Merger, dated as of January 9, 2025 (the “Agreement”), by and among the Company, Wellfleet Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Akoya Biosciences.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Akoya Biosciences and any of their respective affiliates and third parties, including Telegraph Hill Partners, a significant shareholder of Akoya Biosciences (the “Significant Shareholder”) or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We may in the future provide financial advisory and/or underwriting services to the Company, Akoya Biosciences, the Significant Shareholder and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with the Significant Shareholder and its affiliates from time to time and may have invested in limited partnership units of affiliates of the Significant Shareholder from time to time and may do so in the future.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2023; annual reports to stockholders and Annual Reports on Form 10-K of Akoya Biosciences for the three fiscal years ended December 31, 2023; Akoya Biosciences’ Registration Statement on Form S-1, including the prospectus contained therein dated April 15, 2021 relating to Akoya Biosciences’ initial public offering of certain of its securities; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Akoya Biosciences; certain publicly available research analyst reports for the Company and Akoya Biosciences; certain internal financial analyses and forecasts for Akoya Biosciences prepared by its management; certain internal financial analyses and forecasts for the Company standalone and pro forma for the Transaction and certain financial analyses and forecasts for Akoya Biosciences and certain forecasts related to the expected utilization of certain net operating loss carryforwards and tax credits by the Company standalone and pro forma for the Transaction, in each case, as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”); and certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and Akoya Biosciences regarding their assessment of the past and current business operations, financial condition and future prospects of Akoya Biosciences and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of Company Common Stock and the shares of Akoya Biosciences Common Stock; compared certain financial and stock market information for the Company

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and Akoya Biosciences with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Akoya Biosciences or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Akoya Biosciences or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement, the bridge financing contemplated by the Agreement (the “Bridge Financing”) or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or the Bridge Financing or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock or Akoya Biosciences Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Akoya Biosciences or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Akoya Biosciences or the ability of the Company or Akoya Biosciences to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.
Very truly yours,
/s/ GOLDMAN SACHS & CO. LLC
(GOLDMAN SACHS & CO. LLC)

E-2

Annex F
January 9, 2025
The Board of Directors
Akoya Biosciences, Inc.
100 Campus Drive, 6th Floor
Marlborough, Massachusetts 01752
Members of the Board:
We understand that Akoya Biosciences, Inc. (the “Company”), Quanterix Corporation (“Parent”) and Wellfleet Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge (the “Merger”) with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent, and each share of common stock, par value $0.00001 per share (the “Company Common Stock”), of the Company outstanding immediately prior to the effective time of the Merger, other than Excluded Shares (as defined in Merger Agreement), will be converted into the right to receive 0.3180 of a share (the “Exchange Ratio”) of common stock, par value $0.001 per share (the “Parent Common Stock”), of Parent. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have requested our opinion, in your capacity as the Board of Directors of the Company, as to the fairness from a financial point of view to the holders of outstanding shares of Company Common Stock of the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have, among other things:
1.
reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company and Parent, including equity research analyst reports;

2.
reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) and other internal financial information and operating data relating to the business of the Company, in each case, prepared by management of the Company and approved for our use by management of the Company;

3.
reviewed certain internal financial statements, analyses and forecasts (the “Parent Forecasts”) and other internal financial information and operating data relating to the business of Parent, in each case, prepared by management of Parent and approved for our use by management of the Company;

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4.
reviewed estimates of synergies (and estimated costs to realize such synergies) anticipated by Parent’s management to result from the merger (the “Anticipated Synergies”) and approved for our use by management of the Company;

5.
discussed the past and current business, operations, financial condition and prospects of the Company with senior management of the Company, the Board of Directors of the Company, and other representatives and advisors of the Company;

6.
discussed the past and current business, operations, financial condition and prospects of Parent and the combined company (including the Anticipated Synergies) with senior management of the Company and Parent, the Board of Directors of the Company, and other representatives and advisors of the Company and Parent;

7.
discussed with members of the senior management of the Company and the Board of Directors of the Company their assessment of the strategic rationale for, and the potential benefits of, the Merger;

8.
compared the financial performance of the Company and Parent with that of certain publicly-traded companies which we believe to be generally relevant;

9.
reviewed the historical trading prices and trading activity for the Company Common Stock and Parent Common Stock and compared such prices and trading activity with the prices and trading activity of securities of certain publicly-traded companies which we believe to be generally relevant;

10.
participated in discussions among representatives of the Company and Parent and their respective advisors;

11.
reviewed a draft of the Merger Agreement dated January 8, 2025; and

12.
conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.

For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by us (including information that was available from public sources) and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by management of the Company and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the reasonableness of the Company Forecasts or the assumptions on which they are based. In particular, the Company Forecasts reflect certain assumptions regarding the industries or areas in which the Company operates that are subject to significant uncertainty and that, if different than assumed, could have a material impact on our analysis and this opinion. With respect to the Parent Forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates

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and good faith judgments of management of Parent as to the future financial performance of Parent and the other matters covered thereby and we express no view as to the reasonableness of the Parent Forecasts or assumptions on which they are based. We have assumed, with your consent, that the Anticipated Synergies and potential strategic implications and operational benefits (including the amount, timing and achievability hereof) anticipated by management of the Company and Parent to result from the Merger were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Parent and we express no view as to the reasonableness of the Anticipated Synergies or the assumptions on which they are based. We have further assumed, with your consent, that the Anticipated Synergies will be realized in the amounts and at the times projected by the management of Parent. At your direction, for purposes of our analyses and this opinion, we have not attributed any value to any net operating losses of the Company or Parent. We have further assumed, at the direction of management of the Company, that if the Merger is not completed the Company will need to raise an additional $75 million of common equity at a 20% discount to the current market price. In arriving at our opinion, we have not made or been provided with any independent valuation or appraisal of the assets or liabilities (including any tax, contingent, derivative or off-balance-sheet assets or liabilities) of the Company, Parent or any of their respective subsidiaries. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company, Parent or any other party. In addition, we have not evaluated the solvency of any party to the Merger Agreement, or the impact of the Merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.
We have assumed that the final Merger Agreement will not differ from the draft of the Merger Agreement reviewed by us in any respect material to our analysis or this opinion. We have also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to our analysis and this opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to our analysis and this opinion, and (iii) the Merger will be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to our analysis or this opinion. We have further assumed that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. In addition, we have assumed that in connection with the receipt of all approvals and consents required in connection with the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would be material to our analysis or this opinion.
This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the holders of Company Common Stock of the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement. We have not been asked to, nor do we, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of

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such persons, whether relative to the Exchange Ratio or otherwise. We express no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company, as to the underlying decision by the Company to engage in the Merger or as to the relative merits of the Merger compared with any alternative transactions or business strategies. Nor do we express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. This opinion does not address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals.
We have acted as financial advisor to the Company with respect to the Merger and this opinion and will receive a fee for our services, a portion of which becomes payable upon delivery of this opinion (or would have become payable if we had advised the Company that we were unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Merger. We will also be entitled to receive a termination fee equal to a portion of any break up fee that the Company may receive as a result of the termination of the Merger Agreement. In addition, the Company has agreed to reimburse us for certain expenses and indemnify us for certain liabilities that may arise out of our engagement.
Perella Weinberg Partners LP and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We and our affiliates also engage in securities trading and brokerage, asset management activities, equity research and other financial services. Except in connection with our engagement as financial advisor to the Company in connection with the Merger, during the two-year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP or its affiliates, on the one hand, and Parent or the Company pursuant to which we or our affiliates has received or anticipates receiving compensation. We and our affiliates in the future may provide investment banking and other financial services to Parent, the Company and/or their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of our business activities, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, Parent or any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Merger. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.
This opinion and our advisory services are for the information and assistance of the Board of Directors of the Company in connection with, and for the purpose of its evaluation of, the Merger. This opinion is not intended to be and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or otherwise act with respect to the proposed Merger or any other matter. We express no opinion as to what the value of the Parent Common Stock actually will be when issued or the prices at which the Company Common Stock or Parent Common Stock will trade at any time, including

F-4

following announcement or completion of the Merger. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of the Company. Our opinion is necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.
Based upon and subject to the foregoing, including the various qualifications, assumptions, limitations and other matters set forth herein, we are of the opinion that, as of the date hereof, the Exchange Ratio in the proposed Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of outstanding shares of Company Common Stock.
Very truly yours,
/s/ PERELLA WEINBERG PARTNERS LP
PERELLA WEINBERG PARTNERS LP

F-5

SCAN TOVIEW MATERIALS & VOTEAKOYA BIOSCIENCES, INC.100 CAMPUS DRIVE, 6TH FLOOR MARLBOROUGH, MA 01752 ATTN: CORPORATE SECRETARYVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.IN PERSONYou may vote your shares in person by attending the Special Meeting.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V73388-S12593KEEP THIS PORTION FOR YOUR RECORDSAKOYA BIOSCIENCES, INC.THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FOR the following proposals:For Against Abstain1. To adopt the Merger Agreement, which is further described in the section titled "The Merger Agreement" of the joint proxy ! ! !statement/prospectus accompanying the Notice of Special Meeting of Stockholders and a copy of which merger agreement is attachedas Annex A thereto (the "Akoya Merger Proposal").2. To approve adjournments of the Akoya Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Akoya Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal.NOTE: Such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof will be voted on by the proxy holders in their discretion.Authorized Signatures-This section must be completed for your instructions to be executed Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.V73389-S12593AKOYA BIOSCIENCES, INC. SPECIAL MEETING OF STOCKHOLDERSTUESDAY, MAY 13, 2025, 8:00 A.M. EASTERN TIMETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) signing on the reverse side (the "undersigned") hereby appoint(s) Brian McKelligon and Jennifer Kamocsay, and each of them, as proxies of the undersigned, each with full power of substitution and power to act alone, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AKOYA BIOSCIENCES, INC. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 A.M. Eastern Time, on Tuesday, May 13, 2025, at 500 Donald Lynch Boulevard, Marlborough, MA 01752, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on the reverse side.